UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant
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Filed by a party other than the Registrant
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Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

THE NECESSITY RETAIL REIT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

YOUR VOTE IS VERY IMPORTANT
Dear RTL Stockholders and GNL Stockholders:
On May 23, 2023, The Necessity Retail REIT, Inc. (NASDAQ: RTL, “RTL”) and Global Net Lease, Inc. (NYSE: GNL, “GNL”) entered into an Agreement and Plan of Merger (the “REIT Merger Agreement”) pursuant to which RTL will merge with and into a newly formed subsidiary of GNL (the “REIT Merger”) and a newly formed subsidiary of GNL’s operating partnership will merge with and into the operating partnership of RTL in an all-stock transaction (the “OP Merger” and together with the REIT Merger, the “Mergers”). The combined company following the proposed Mergers (the “Combined Company”) is anticipated to own at the effective time of the Mergers a portfolio of 1,356 properties in 49 different states and 11 different countries, and top 10 tenant concentration is expected to be 19.2% of straight-line rent. In addition, GNL and RTL will become internally managed as a result of an internalization merger described herein that will occur immediately upon the consummation of the Mergers (the “Internalization Merger,” and together with the Mergers, the “Proposed Transactions”).
Each of the boards of directors of RTL and GNL, upon the unanimous recommendations of independent special committees of their respective boards of directors, have approved the Proposed Transactions.
Summary of Strategic Benefits
The Proposed Transactions are expected to have a number of strategic benefits, including the following:
Attractive and Sizable Portfolio:   combines two highly complementary portfolios with strong brand affiliations. The Combined Company’s approximately $9.6 billion portfolio of real estate assets, based on total gross book value of real estate assets, is geographically diversified, with industrial/distribution, office, and retail properties in the United States, Canada, and strong sovereign debt rated countries in Europe.
Increased Scale and Operating Efficiencies:   the Combined Company is projected to realize $75 million of ongoing annual net savings — approximately $54 million realized immediately at the close of the Internalization Merger and approximately $21 million realized within 12 months of the close of the REIT Merger from anticipated merger synergies.
Highly Experienced, Internal Management:   provides continuity of a management team that has a track record of creating value for each company’s stockholders. The internalization of management will ensure the focus of the management team on executing GNL’s strategy.
The Proposed Transactions
At the effective time of the REIT Merger (the “REIT Merger Effective Time”), each issued and outstanding share of RTL’s (i) Class A Common Stock, par value $0.01 per share (the “RTL Class A Common Stock”), will be converted into the right to receive 0.670 shares (the “Exchange Ratio”) of validly issued, fully paid and nonassessable shares of GNL’s Common Stock, par value $0.01 per share (“GNL Common Stock”), (ii) 7.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (“RTL Series A Preferred Stock”), will automatically be converted into the right to receive from GNL one share of newly created 7.50% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the “GNL Series D Preferred Stock”), and (iii) 7.375% Series C Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (“RTL Series C Preferred Stock”), will automatically be converted into the right to receive from GNL one share of newly created 7.375% Series E Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the “GNL Series E Preferred Stock”). The GNL Series D Preferred Stock and GNL Series E Preferred Stock will have substantially identical powers, preferences, privileges, and rights as the RTL Series A Preferred Stock and the RTL Series C Preferred Stock, respectively. All shares of RTL Class A Common Stock, RTL Series A Preferred Stock and RTL Series C Preferred Stock will no longer be outstanding and will automatically be cancelled and cease to exist. Holders of these securities will cease to have any rights with respect thereto, except for the right to receive the consideration and any dividends as provided in the REIT Merger Agreement.
Following the REIT Merger Effective Time, Osmosis Sub II, LLC (“OP Merger Sub”), a wholly owned subsidiary of Global Net Lease Operating Partnership, L.P. (“GNL OP”) will merge with and into The Necessity Retail REIT Operating Partnership, L.P. (“RTL OP”), with RTL OP continuing as the surviving entity. Following the REIT Merger Effective time and prior to the OP Merger, Osmosis Sub I, LLC (“REIT Merger Sub”) will distribute its general partnership interests in RTL OP to GNL, which will contribute the general partnership interest to GNL OP and, in turn, GNL OP will contribute onward the general partnership interest to a newly formed limited liability company that will be wholly-owned by GNL OP (“Newco GP, LLC”). At the effective time of the OP Merger (the “OP Merger Effective Time”), (i) Newco GP, LLC will be the sole general partner of the surviving company with respect to the OP Merger; (ii) all the preferred units of RTL OP (the “RTL OP Preferred Units”) held by REIT Merger Sub immediately after the REIT Merger Effective Time will be cancelled and no payment will be made with respect thereto; (iii) GNL OP will continue as the sole limited partner of RTL OP; and (iv) each RTL OP Unit held by a limited partner of RTL OP other than RTL or any subsidiary of RTL issued and outstanding immediately prior to the OP Merger Effective Time will automatically be converted into New GNL OP Units in an amount equal to (x) one (1), multiplied by (y) the Exchange Ratio, and each holder of New GNL OP Units will be admitted as a limited partner of GNL OP in accordance with the terms of the partnership agreement of GNL OP. Immediately after the OP Merger Effective Time, Newco GP, LLC will be the general partner and GNL OP will be the limited partner of RTL OP.
As consideration for the Internalization Merger, GNL will issue 29,614,825 shares of GNL Common Stock valued, for purposes of the Internalization Merger, in the aggregate at $325.0 million to AR Global Investments, LLC (“Advisor Parent,” and the shares, the “Advisor Parent Shares”) and cash in an amount equal to $50.0 million. The Advisor Parent Shares will be issued in a private placement exempt from registration and will be subject to the terms of a Registration Rights and Stockholder Agreement to be effective at the effective time of the Internalization Merger. Pursuant to the Registration Rights and Stockholder Agreement, Advisor Parent will have certain board nomination rights, subject to certain ownership requirement thresholds.
As of the date of this Joint Proxy Statement/Prospectus, in connection with the completion of the Proposed Transactions, GNL would issue a maximum of approximately (x) (A) 95,967,705 shares of GNL Common Stock in the REIT Merger including (i) up to 5,714,353 shares of GNL Common Stock that may be issued by GNL to an affiliate of Advisor Parent in exchange for shares of RTL Class A Common Stock that may be issued by RTL prior to the REIT Merger Effective Time if all 8,528,885 RTL LTIP Units currently held by Advisor Parent and its affiliates are earned, and (ii) up to 115,857 shares of GNL Common Stock that may be issued in the REIT Merger in exchange for up to 172,921 shares of RTL Class A Common Stock that may be issued by RTL in exchange for outstanding RTL OP Common Units held by an unaffiliated third party that may be converted into shares of RTL Class A Common Stock prior to, or at any time after, the REIT Merger Effective Time, (B) 7,933,711 shares of GNL Series D Preferred Stock, and (C) 4,595,175 shares of GNL Series E Preferred Stock to RTL’s stockholders, and (y) 29,614,825 shares of GNL Common Stock to Advisor Parent in the Internalization Merger. GNL may issue up to an additional 2,500,000 shares of GNL Common Stock to Advisor Parent if all GNL LTIP Units (or GNL Restricted Shares, if such GNL LTIP Units are converted) held by Advisor Parent and its affiliates are earned. Fewer shares than the maximum may be issued based on the measurement provisions in the RTL 2021 Award and GNL 2021 Award, which are based on total shareholder returns over the measurement period. The end of the measurement period will occur prior to the closing of the Proposed Transactions. It is expected that both the RTL LTIP Units (following conversion to shares of RTL Class A Common Stock) and the GNL LTIP Units will be converted or exchanged into shares of GNL Common Stock at or near closing of the Proposed Transactions. Based on the price of GNL Common Stock of $10.74 per share at July 13, 2023, on a pro forma basis, 2,857,042 shares of GNL Common Stock would be issued in exchange for the RTL LTIP Units that would convert to shares of RTL Class A Common Stock prior to the closing and 375,000 shares of GNL Common Stock would be issued for the GNL LTIP Units.
Additionally, pursuant to the terms of the Blackwells/Related Agreement discussed in more detail below, GNL issued 495,000 shares of GNL Common Stock to the Blackwells/Related Parties in a private placement exempt from registration on July 11, 2023, and, assuming that the Proposed Transactions are completed, will issue an additional 1,600,000 shares of GNL Common Stock to the Blackwells/Related Parties in a private placement exempt from registration.
Immediately following the consummation of the Proposed Transactions, current GNL stockholders will hold approximately 45%, current RTL stockholders will own approximately 39%, the Blackwells/Related Parties will hold approximately 2%, and the owners of Advisor Parent and their affiliates (including the direct owner of Advisor Parent and its wholly-owned subsidiaries (including Advisor Parent)) approximately 14% (and will be permitted to own up to 16.8%) of the issued and outstanding shares of common stock of the Combined Company, which assumes 50% of outstanding RTL LTIP Units and 15% of outstanding GNL LTIP Units held by Advisor Parent and its affiliates are earned.
Stockholder Meetings
Each of RTL and GNL has scheduled a special meeting of their respective stockholders to vote on the REIT Merger and the issuance of GNL Common Stock, respectively, and other proposals described in this Joint Proxy Statement/Prospectus. To participate in the special meetings, you must pre-register at the applicable website listed below at least 24 hours prior to the time of the special meeting.
FOR RTL STOCKHOLDERS: September 8, 2023, 1:00 p.m. Eastern Time virtually at www.cesonlineservices.com/rtl23sm_vm	FOR GNL STOCKHOLDERS: September 8, 2023, 11:00 a.m. Eastern Time virtually at www.cesonlineservices.com/gnl23sm_vm
AFTER CAREFUL CONSIDERATION, THE RTL BOARD OF DIRECTORS, FOLLOWING THE UNANIMOUS RECOMMENDATION OF A SPECIAL COMMITTEE OF INDEPENDENT DIRECTORS, RECOMMENDS THAT RTL’S STOCKHOLDERS VOTE “FOR” EACH OF THE PROPOSALS TO BE CONSIDERED AT THE RTL SPECIAL MEETING.
AFTER CAREFUL CONSIDERATION, THE GNL BOARD OF DIRECTORS, FOLLOWING THE UNANIMOUS RECOMMENDATION OF A SPECIAL COMMITTEE OF INDEPENDENT DIRECTORS, RECOMMENDS THAT GNL’S STOCKHOLDERS VOTE “FOR” EACH OF THE PROPOSALS TO BE CONSIDERED AT THE GNL SPECIAL MEETING.
Your vote on these matters is very important, regardless of the number of shares you hold. Whether or not you plan to attend your respective special meeting in person, please promptly vote or authorize a proxy to vote your shares, so that your shares may be represented and voted at the special meeting.

The accompanying Joint Proxy Statement/Prospectus provides you with important information about the special meetings, the Proposed Transactions, and each of the proposals. GNL and RTL encourage you to carefully read this entire document, including in particular the matters discussed in the section titled “Risk Factors” beginning on page 22.
Sincerely,
/s/ LISA D. KABNICK Lisa D. Kabnick Lead Independent Director of the Board of Directors The Necessity Retail REIT, Inc.	/s/ P. SUE PERROTTY P. Sue Perrotty Non-Executive Chair of the Board of Directors and Chairman of the Special Committee of the Board of Directors Global Net Lease, Inc.
/s/ LESLIE D. MICHELSON Leslie D. Michelson Chairman of the Special Committee of the Board of Directors The Necessity Retail REIT, Inc.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Mergers or the GNL securities to be issued under this Joint Proxy Statement/Prospectus or determined if this Joint Proxy Statement/Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
This Joint Proxy Statement/Prospectus is dated July 18, 2023, and is first being mailed to the RTL stockholders and the GNL stockholders on or about July 19, 2023.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 8, 2023
Dear RTL Stockholders:
The Necessity Retail REIT, Inc., a Maryland corporation (“RTL”), will hold a special meeting of its stockholders (the “RTL Special Meeting”) on September 8, 2023, beginning at 1:00 p.m., Eastern Time, which will be held virtually at www.cesonlineservices.com/rtl23sm_vm. To participate in the RTL Special Meeting, you must pre-register at www.cesonlineservices.com/rtl23sm_vm by 1:00 p.m. Eastern Time on September 7, 2023. This RTL Special Meeting will be held for the purpose of considering and voting on the following proposals:
1.
to approve the merger of RTL and Global Net Lease, Inc. (“GNL”), which will be effected through a merger of RTL with and into Osmosis Sub I, LLC (“REIT Merger Sub”), a wholly owned subsidiary of GNL, with REIT Merger Sub surviving the merger (the “REIT Merger”), as a result of which (i) each issued and outstanding share of RTL’s Class A Common Stock, par value $0.01 per share (the “RTL Class A Common Stock”), will be converted into the right to receive 0.670 shares of GNL’s Common Stock, par value $0.01 per share; (ii) each issued and outstanding share of RTL’s 7.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, will be converted into the right to receive one share of GNL’s 7.50% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share; and (iii) each issued and outstanding share of RTL’s 7.375% Series C Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, will be converted into the right to receive one share of GNL’s 7.375% Series E Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, in each case pursuant to the Agreement and Plan of Merger, dated as of May 23, 2023 (as may be amended from time to time, the “REIT Merger Agreement”), by and among RTL, The Necessity Retail REIT Operating Partnership, L.P., GNL, Global Net Lease Operating Partnership, L.P., REIT Merger Sub, and Osmosis Sub II, LLC, and the other transactions contemplated by such REIT Merger Agreement (the “RTL Merger Proposal”);

2.
a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements for RTL’s named executive officers in connection with the Mergers (the “RTL Merger-Related Compensation Proposal”); and

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to approve the adjournment of the RTL Special Meeting one or more times if necessary or appropriate to permit, among other things, further solicitation of proxies in favor of the RTL Merger Proposal (the “RTL Adjournment Proposal”).

The accompanying Joint Proxy Statement/Prospectus contains more detailed information about each of the proposals and attaches a copy of the REIT Merger Agreement as Annex A. You should read the entire document carefully before you vote your shares or authorize a proxy to vote your shares. RTL will transact no other business at the RTL Special Meeting except as may properly come before the RTL Special Meeting or any adjournment or postponement thereof.
Only holders of record of RTL Class A Common Stock as of the close of business on August 8, 2023, are entitled to notice of and to vote at the RTL Special Meeting and any adjournment or postponement thereof.

Your vote on these matters is very important, regardless of the number of shares of RTL Class A Common Stock you hold. Approval of the RTL Merger Proposal is a condition of the REIT Merger. If such proposal is not approved, the REIT Merger and the other transactions contemplated by the REIT Merger Agreement will not be consummated.
Approval of the RTL Merger Proposal requires the affirmative vote of the holders of not less than a majority of all outstanding shares of RTL Class A Common Stock entitled to vote on such proposal at the RTL Special Meeting; abstentions and broker non-votes by RTL stockholders will have the same effect as a vote against this proposal. Approval of the RTL Merger-Related Compensation Proposal and the RTL Adjournment Proposal each require the affirmative vote of a majority of all the votes cast on the proposal; abstentions and broker non-votes will have no impact on either proposal.
Whether or not you plan to attend the RTL Special Meeting virtually, RTL urges you to please promptly authorize a proxy to vote your shares by: (1) using the website shown on your proxy card and following the instructions to authorize your proxy online; (2) calling the toll-free telephone number shown on your proxy card and following the instructions to authorize your proxy by telephone; or (3) marking, signing, and returning the enclosed proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of RTL’s board of directors. You may revoke your proxy, in the manner described in the accompanying Joint Proxy Statement/Prospectus, at any time before it is voted at the RTL Special Meeting.
If you have questions about any of the proposals, please contact the Investor Relations department at ir@rtlreit.com or (866) 902-0063.
If you have questions about how to vote or direct a vote in respect of your shares of RTL Class A Common Stock, or if you would like additional copies of the Joint Proxy Statement/Prospectus, please contact Innisfree M&A Incorporated at (877) 750-9498. Banks and brokers may call collect at (212) 750-5833.
By Order of the Board of Directors,
/s/ JASON F. DOYLE
Jason F. Doyle Chief Financial Officer, Treasurer and Secretary The Necessity Retail REIT, Inc.
New York, New York
July 18, 2023

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 8, 2023
Dear GNL Stockholders:
Global Net Lease, Inc., a Maryland corporation (“GNL”), will hold a special meeting of its stockholders (the “GNL Special Meeting”) on September 8, 2023, beginning at 11:00 a.m. Eastern Time, which will be held virtually at www.cesonlineservices.com/gnl23sm_vm. To participate in the GNL Special Meeting, you must pre-register at www.cesonlineservices.com/gnl23sm_vm by 11:00 a.m. Eastern Time on September 7, 2023. The GNL Special Meeting will be held for the purpose of considering and voting on the following proposals:
1.
to approve the issuance of shares of GNL’s common stock, par value $0.01 per share (the “GNL Common Stock”) in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of May 23, 2023, by and among GNL, the Necessity Retail REIT, Inc. (“RTL”), and the other parties thereto (the “REIT Merger Agreement”), pursuant to which RTL will merge with and into Osmosis Sub I, LLC, a wholly owned subsidiary of GNL (the “REIT Merger”), and each outstanding share of RTL’s Class A Common Stock, par value $0.01 per share, will be converted into the right to receive 0.670 shares of GNL Common Stock and the Agreement and Plan of Merger, dated May 23, 2023, by and among GNL, RTL, AR Global Investments, LLC (“Advisor Parent”), and the other parties thereto (the “Internalization Merger Agreement”), pursuant to which GNL will internalize the advisory and property management functions (the “Internalization Merger”), which issuance will consist of shares issued to stockholders of RTL in accordance with the terms of the REIT Merger Agreement and 29,614,825 shares of GNL Common Stock issued to Advisor Parent pursuant to the Internalization Merger Agreement (the “GNL Common Stock Proposal”); and

2.
to approve the adjournment of the GNL Special Meeting one or more times if necessary or appropriate to permit, among other things, further solicitation of proxies in favor of the GNL Common Stock Proposal (the “GNL Adjournment Proposal”).

The accompanying Joint Proxy Statement/Prospectus contains more detailed information about each of the proposals and attaches a copy of the REIT Merger Agreement as Annex A and a copy of the Internalization Merger Agreement as Annex B. You should read the entire document carefully before you vote or authorize a proxy to vote. GNL will transact no other business at the GNL Special Meeting except as may properly come before the GNL Special Meeting or any adjournment or postponement thereof.
Only holders of record of GNL Common Stock as of the close of business on August 8, 2023, are entitled to notice of and to vote at the GNL Special Meeting and any adjournment or postponement thereof.
Your vote on these matters is very important, regardless of the number of shares of GNL Common Stock you hold. Approval of the GNL Common Stock Proposal is a condition of the REIT Merger and the Internalization Merger. If the proposal is not approved, the transactions will not be consummated.
Approval of each of the GNL Common Stock Proposal and the GNL Adjournment Proposal requires the affirmative vote of a majority of all of the votes cast on such proposal; abstentions and broker non-votes will have no impact on the vote on the proposals.
Whether or not you plan to attend the GNL Special Meeting virtually, GNL urges you to please promptly authorize a proxy to vote your shares by: (1) using the website shown on your proxy card and following the instructions to authorize your proxy online; (2) calling the toll-free telephone number shown on your proxy card and following the instructions to authorize your proxy by telephone; or (3) marking, signing, and returning the enclosed proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of GNL’s board of directors. You may revoke your proxy, in the manner described in the accompanying Joint Proxy Statement/Prospectus, at any time before it is voted at the GNL Special Meeting.
If you have questions about any of the proposals, please contact the Investor Relations department at investorrelations@globalnetlease.com.
If you have questions about how to vote or direct a vote in respect of your shares of GNL Common Stock, or if you would like additional copies of the Joint Proxy Statement/Prospectus, please contact Innisfree M&A Incorporated at (888) 750-5830. Banks and brokers may call collect at (212) 750-5833.
By Order of the Board of Directors,
/s/ Christopher J. Masterson
Christopher J. Masterson Chief Financial Officer, Treasurer and Secretary Global Net Lease, Inc.
New York, New York
July 18, 2023

ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS
This document, which forms part of a registration statement on Form S-4 (Registration No. 333-273156) filed with the Securities and Exchange Commission by Global Net Lease, Inc., constitutes a prospectus of GNL under the Securities Act of 1933, as amended, with respect to the GNL Common Stock, GNL Series D Preferred Stock, and GNL Series E Preferred Stock to be issued to The Necessity Retail REIT, Inc. stockholders pursuant to the Agreement and Plan of Merger, dated as of May 23, 2023, as may be amended from time to time, by and among RTL, GNL, GNL OP, RTL OP, Osmosis Sub I, LLC, a wholly owned subsidiary of GNL, and Osmosis Sub II, LLC, a wholly owned subsidiary of GNL OP, and the shares of GNL Common Stock to be issued to AR Global Investments, LLC upon the conversion of all RTL LTIP Units into shares of RTL Class A Common Stock prior to the REIT Merger Effective Time pursuant to the Internalization Merger Agreement, dated as of May 23, 2023, by and among GNL, RTL, Advisor Parent and the other parties thereto. This document also constitutes a Joint Proxy Statement of RTL and GNL under the Securities Exchange Act of 1934, as amended. Additionally, it constitutes a notice of meeting with respect to the RTL Special Meeting and a notice of meeting with respect to the GNL Special Meeting.
RTL has supplied all information contained in this Joint Proxy Statement/Prospectus regarding RTL, and GNL has supplied all information contained in this Joint Proxy Statement/Prospectus regarding GNL.
In deciding how to vote, you should rely only on the information contained in this Joint Proxy Statement/Prospectus, including the information incorporated by reference into this Joint Proxy Statement/Prospectus. Neither RTL nor GNL has authorized anyone to provide you with information that is different from the information contained in this Joint Proxy Statement/Prospectus.
This Joint Proxy Statement/Prospectus is dated July 18, 2023, and you should not assume that the information contained in this Joint Proxy Statement/Prospectus is accurate as of any date other than such date, unless otherwise specifically provided herein. Neither the mailing of the Joint Proxy Statement/Prospectus to RTL stockholders or GNL stockholders nor the issuance of GNL securities in the Proposed Transactions will create any implication to the contrary.
This Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or a solicitation of a proxy in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. If you are in a jurisdiction where it is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this Joint Proxy Statement/Prospectus does not extend to you.

i

GLOSSARY
The following terms are used throughout this Joint Proxy Statement/Prospectus. Unless stated otherwise, the terms set forth below, whenever used in this Joint Proxy Statement/Prospectus, have the following meanings:
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“Acquired Entities” are to Acquired GNL Advisor Entity, Acquired RTL Advisor Entity, Acquired GNL PM entity and Acquired RTL PM Entity;

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“Acquired GNL Advisor Entity” are to the surviving entity after GNL Advisor Sub merges with and into GNL Advisor, with GNL Advisor continuing in existence as Global Net Lease Advisors, LLC;

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“Acquired GNL PM Entity” are to the surviving entity after GNL PM Sub merges with and into GNL Property Manager, with GNL Property Manager continuing in existence as Global Net Lease Properties, LLC;

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“Acquired RTL Advisor Entity” are to the surviving entity after RTL Advisor Sub merges with and into RTL Advisor, with RTL Advisor continuing in existence as Necessity Retail Advisors, LLC;

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“Acquired RTL PM Entity” are to the surviving entity after RTL PM Sub merges with and into RTL Property Manager, with RTL Property Manager continuing in existence under the name Necessity Retail Properties, LLC;

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“Acquisition Proposal” are as defined on page 13 of this Joint Proxy Statement/Prospectus;

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“Advisor Parent” are to AR Global Investments, LLC a Delaware limited liability company;

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“Advisor Parent Shares” are to the 29,614,825 shares of GNL Common Stock issued to Advisor Parent as consideration for the Internalization Merger;

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“Advisor Projections” are to the financial projections prepared by the management of Advisor Parent relating to GNL Advisor and RTL Advisor for the fiscal years ending 2023 through 2028;

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“Blackwells/Related Agreement” are to that certain Cooperation Agreement and Release, dated June 4, 2023, by and between RTL, GNL and the Blackwells/Related Parties;

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“Blackwells/Related Parties” are to Blackwells Capital LLC, Blackwells Onshore I LLC, Jason Aintabi, Related Fund Management, LLC, Jim Lozier and Richard O’Toole;

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“BMO” are to BMO Capital Markets Corp.;

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“CAD” are to the Canadian Dollar;

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“Certificate of Notice” are to the filing with the State Department of Assessments and Taxation of Maryland reflecting the decrease in GNL’s aggregate share ownership limit;

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“Code” are to the Internal Revenue Code of 1986, as amended;

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“Combined Company” are to GNL immediately following the consummation of the Proposed Transactions;

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“Converted RTL Restricted Shares” are to the 8,528,885 RTL LTIP Units that are outstanding under the terms of the RTL 2021 Award that may be converted, subject to certain conditions, upon the election of Advisor Parent anticipated to be made prior to the REIT Merger Effective Time, into a maximum of 8,528,885 restricted shares of RTL;

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“Declassification Election” are to GNL’s election to no longer be subject to Section 3-803 of the MGCL;

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“DTC” are to the Depository Trust Company;

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“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

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“Exchange Ratio” are to the conversion rate of one share of RTL Class A Common Stock for the right to receive 0.670 shares of GNL Common Stock in connection with the REIT Merger;

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“Excluded Holders” are to any RTL subsidiary, GNL, any GNL subsidiary, Advisor Parent and any Advisor Parent subsidiary, collectively;

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“Expected Synergies” are to the potential ongoing annual net savings and operating synergies anticipated by the management of GNL to result from the Proposed Transactions;

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“Expected GNL Internalization Synergies” are to the potential ongoing annual net savings and operating synergies anticipated by the management of GNL to be realized at the close of the Internalization Merger;

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“FFO” are to Funds From Operations, a non-GAAP measure defined as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, with adjustments for unconsolidated partnerships and joint ventures calculated to exclude the proportionate share of the non-controlling interest;

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“GAAP” are to the Generally Accepted Accounting Principles promulgated by the Financial Accounting Standards Board;

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“GNL” are to Global Net Lease, Inc., a Maryland corporation;

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“GNL 2021 Award” are to the GNL Advisor Multi-Year Outperformance Award;

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“GNL Adjournment Proposal” are to the proposal to approve adjournment of the GNL Special Meeting one or more times if necessary or appropriate to permit, among other things, further solicitation of proxies in favor of the GNL Common Stock Proposal;

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“GNL Adjusted EBITDA” are to Adjusted EBITDA, a non-GAAP measure, as prepared on behalf of GNL, and defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non-cash items, including GNL’s pro-rata share from unconsolidated joint ventures and revenue attributable to the reimbursement by third parties of financing costs at the applicable time;

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“GNL Advisor” are to Global Net Lease Advisors, LLC, a Delaware limited liability company;

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“GNL Advisor Sub” are to GNL Advisor Merger Sub LLC, a Delaware limited liability company;

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“GNL Advisory Agreement” are to the Advisory Agreement, dated as of June 2, 2015, as amended, by and among GNL, GNL OP, and GNL Advisor;

•
“GNL AFFO” are to Adjusted FFO, a non-GAAP measure, as prepared on behalf of GNL, and defined as adjusted for certain costs including: acquisitions, transaction and other costs, loss on extinguishment of debt, amortization of market lease and other intangibles, straight-line rent and straight line rent (rent deferral agreements), amortization of mortgage discounts, unrealized (gain) loss on undesignated derivatives and foreign currency transactions, equity-based compensation, amortization of deferred financing costs, and certain expenses at the applicable time;

•
“GNL Board” are to the board of directors of GNL;

•
“GNL Bylaws” are to GNL’s Amended and Restated Bylaws adopted June 2, 2015, as amended;

•
“GNL Charter” are to GNL’s Articles of Restatement effective February 24, 2021, as amended or supplemented;

•
“GNL Closing Amount” are to all amounts due under the GNL Advisory Agreement and the GNL Property Management Agreement at 11:59 PM, New York time, on the day immediately prior to the REIT Merger Effective Time;

•
“GNL CMBS” are to the GNL KeyBank Loan Agreement, the GNL Column Citi Loan Agreement and GNL Column SocGen Loan Agreement;

•
“GNL Column Citi Loan Agreement” are to the Loan Agreement, dated as of October 27, 2017, by and among the wholly-owned subsidiaries of GNL OP listed on Schedule I attached thereto, as borrowers, and Column Financial, Inc. and Citi Real Estate Funding, Inc., as lenders, as amended to date;

•
“GNL Column SocGen Loan Agreement” are to the Loan Agreement, dated as of April 12, 2019, by and among the borrowers party thereto, and Column Financial Inc. and Société Générale Financial Corporation, as lenders, as amended to date;

•
“GNL Common Stock” are to the common stock, par value $0.01 per share, of GNL;

•
“GNL Common Stock Proposal” are to a proposal to approve the issuance of GNL Common Stock in connection with the REIT Merger, including shares issued in exchange for shares of RTL Class A Common Stock issued in exchange for RTL LTIP Units or RTL OP Common Units prior to the REIT Merger Effective Time, and the Internalization Merger;

•
“GNL Credit Facility” are to the Second Amended and Restated Credit Agreement, dated as of April 8, 2022, by and among GNL OP, as borrower, GNL and the other guarantors party thereto, KeyBank National Association, as agent, and the other lender parties thereto, as amended to date;

•
“GNL Internalization” are to internalization of GNL’s external asset and property managers through the mergers of GNL Advisor Sub with and into GNL Advisor and of GNL PM Sub with and into GNL Property Manager;

•
“GNL Internalization Consideration” are to the portion of the Internalization Merger Consideration allocable to the GNL Internalization;

•
“GNL KeyBank Loan Agreement” are to the Loan Agreement, dated as of September 12, 2019, by and among the borrowers party thereto, and KeyBank National Association, as lender, as amended to date;

•
“GNL LTIP Units” are to the long-term incentive units of GNL outstanding under the terms of the GNL 2021 Award, which for purposes of this Joint Proxy Statement/Prospectus GNL has assumed to be 2,500,000 long-term incentive units (the maximum amount capable of being earned under the GNL 2021 Award), including, as applicable, the restricted shares of GNL Common Stock into which the GNL LTIP Units may be converted;

•
“GNL OP” are to Global Net Lease Operating Partnership, LP, a Delaware limited partnership and the operating partnership of GNL;

•
“GNL Operating Partnership Agreement” are to the Second Amended and Restated Agreement of Limited Partnership, dated as of June 2, 2015, of GNL OP;

•
“GNL PM Sub” are to GNL PM Merger Sub LLC, a Delaware limited liability company;

•
“GNL Preferred Stock” are to GNL Series A Preferred Stock, GNL Series B Preferred Stock, GNL Series C Preferred Stock, GNL Series D Preferred Stock and GNL Series E Preferred Stock, collectively;

•
“GNL Projections” are to the financial projections and internalization forecasts prepared by the management of GNL relating to GNL, on a standalone basis, for the fiscal years ending 2023 through 2028;

•
“GNL Property Management Agreement” are to the Property Management and Leasing Agreement, dated as of April 20, 2012, among GNL (f/k/a American Realty Capital Global Trust, Inc.), GNL OP (f/k/a American Realty Capital Global Operating Partnership, L.P.) and GNL Property Manager (f/k/a American Realty Capital Global Properties, LLC);

•
“GNL Property Manager” are to Global Net Lease Properties, LLC, a Delaware limited liability company;

•
“GNL Recommendation” have the meaning set forth on page 138 of this Joint Proxy Statement/Prospectus;

•
“GNL Record Date” are to August 8, 2023, the record date for determining stockholders entitled to notice of and to vote at the GNL Special Meeting;

•
“GNL Restricted Shares” are to the shares of GNL Common Stock underlying the GNL LTIP Units, after conversion at the election of GNL Advisor into 2,500,000 restricted shares of GNL (assuming all GNL LTIPs are earned);

v

•
“GNL Restricted Stock” are to each share of restricted GNL Common Stock that is unvested or subject to a repurchase option or obligation, risk of forfeiture or other condition;

•
“GNL Rights Agreement” are to the Rights Agreement dated as of April 9, 2020, as amended by the Amendment to Rights Agreement dated as of February 26, 2021, between GNL and American Stock Transfer and Trust, LLC, as rights agent;

•
“GNL Senior Notes” are to GNL’s 3.75% Senior Notes due 2027;

•
“GNL Series A Preferred Stock” are to the 7.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, of GNL;

•
“GNL Series B Preferred Stock” are to the 6.875% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share, of GNL;

•
“GNL Series C Preferred Stock” are to the Series C Preferred Stock, $0.01 par value per share, of GNL;

•
“GNL Series D Preferred Stock” are to the 7.50% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share, of GNL (which will have substantially identical powers, preferences, privileges, and rights as the RTL Series A Preferred Stock);

•
“GNL Series E Preferred Stock” are to the 7.375% Series E Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share, of GNL (which will have substantially identical powers, preferences, privileges, and rights as the RTL Series C Preferred Stock);

•
“GNL SLP” are to Global Net Lease Special Limited Partnership, LLC, a Delaware limited liability company;

•
“GNL Special Committee” are to the special committee of the GNL Board comprised solely of independent directors that was formed by the GNL Board in connection with the evaluation of certain strategic alternatives, including the Proposed Transactions and the other transactions contemplated by the REIT Merger Agreement and the Internalization Merger Agreement;

•
“GNL Special Meeting” are to the special meeting of GNL stockholders to be held on September 8, 2023;

•
“Innisfree” are to Innisfree M&A Incorporated, who is assisting RTL and GNL in the distribution of proxy materials and the solicitation of proxies;

•
“Internalization Merger” are to the series of mergers that will occur in accordance with the Internalization Merger Agreement, pursuant to which GNL and RTL will become internally managed;

•
“Internalization Merger Agreement” are to the Agreement and Plan of Merger, dated as of May 23, 2023, as may be amended, by and among GNL, GNL OP, RTL, RTL OP, GNL Advisor Sub, GNL PM Sub, RTL Advisor Sub, RTL PM Sub, Advisor Parent, GNL SLP, RTL SLP and the Internalization Parties;

•
“Internalization Merger Consideration” means (i) 29,614,825 shares of GNL Common Stock valued based on GNL’s five-day volume-weighted average price as at market close on May 11, 2023 of $10.97 per common share, initially valued in the aggregate at $325.0 million and (ii) cash in an amount equal to $50.0 million;

•
“Internalization Merger Effective Time” are to the effective time of the Internalization Merger;

•
“Internalization Parties” are to GNL Advisor, RTL Advisor, GNL Property Manager and RTL Property Manager prior to the Proposed Transactions, as wholly-owned subsidiaries of Advisor Parent;

•
“Investment Grade” are to both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade, which may include actual ratings of the tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or tenants that are identified as investment grade by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring an entity’s probability of default;

•
“IRS” are to the U.S. Internal Revenue Service;

•
“Joint Proxy Statement” are to both the GNL and RTL proxy statements;

•
“Joint Proxy Statement/Prospectus” are to this proxy statement and prospectus;

•
“Merger Agreements” are to the Internalization Merger Agreement together with the REIT Merger Agreement;

•
“Mergers” are to the OP Merger and the REIT Merger, collectively;

•
“MGCL” are to the Maryland General Corporation Law;

•
“Nasdaq” are to the Nasdaq Global Select Market;

•
“NAV” are to net asset value;

•
“Net Debt” are to total debt outstanding less cash and cash equivalents at the end of the applicable period;

•
“New GNL OP Units” are to RTL OP Common Units held by limited partners of RTL OP prior to the OP Merger Effective Time that are automatically converted into units of GNL OP;

•
“Non-Competition Agreements” are to the confidentiality, non-competition and non-solicitation agreements entered into on May 23, 2023 with certain Restricted Persons;

•
“NYSE” are to the New York Stock Exchange;

•
“OP Merger” are to the merger between OP Merger Sub with and into RTL OP with RTL OP continuing as the surviving entity;

•
“OP Merger Effective Time” are to the effective time of the OP Merger;

•
“OP Merger Sub” are to Osmosis Sub II, LLC, a Delaware limited liability company which will be merged with and into RTL OP;

•
“OP Units” are to limited partnership units of GNL OP;

•
“Outside Date” are to June 1, 2024;

•
“Pro Forma GNL Projections” are to the financial projections prepared by the management of GNL relating to the Combined Company after giving effect to the Proposed Transactions for the three months ending December 31, 2023 and for the fiscal years ending 2024 through 2028;

•
“Proposed Transactions” are to the REIT Merger, OP Merger and the Internalization Merger, collectively;

•
“PwC” are to PricewaterhouseCoopers LLP;

•
“Registration Rights and Stockholder Agreement” are to an agreement between GNL and Advisor Parent that will become effective at the Internalization Merger Effective Time relating to the Advisor Parent Shares;

•
“REIT” are to real estate investment trust;

•
“REIT Merger” are to the all-stock transaction in which RTL will merge with and into REIT Merger Sub with REIT Merger Sub continuing as the surviving entity and a wholly owned subsidiary of GNL;

•
“REIT Merger Agreement” are to the Agreement and Plan of Merger, dated as of May 23, 2023, as may be amended, by and among RTL, GNL, GNL OP, RTL OP, REIT Merger Sub, and OP Merger Sub, relating to the REIT Merger and the OP Merger;

•
“REIT Merger Effective Time” are to the effective time of the REIT Merger;

•
“REIT Merger Sub” are to Osmosis Sub I, LLC, a Maryland limited liability company and wholly owned subsidiary of GNL;

•
“Restricted Persons” are to certain equity owners of Advisor Parent that entered into Non-Competition Agreements in connection with the Proposed Transactions;

•
“Revised Beneficial Ownership Limit” are to the decreased Aggregate Share Ownership Limit of 8.9% in value of the aggregate of the outstanding shares of stock of GNL and 8.9% (in value or in number of shares, whichever is more restrictive) of any class or series of stock of GNL;

•
“Rights” are to the rights to purchase from GNL one one-thousandth of a share of GNL Series C Preferred Stock that are attached to all shares of GNL Common Stock in connection with the GNL Rights Agreement;

•
“RTL” are to The Necessity Retail REIT, Inc., a Maryland corporation;

•
“RTL 2018 Plan” are to the 2018 Omnibus Incentive Compensation Plan of RTL;

•
“RTL 2021 Award” are to the RTL Advisor Multi-Year Outperformance Award;

•
“RTL Adjournment Proposal” are to the proposal to approve the adjournment of the RTL Special Meeting one or more times if necessary or appropriate to permit, among other things, further solicitation of proxies in favor of the RTL Merger Proposal;

•
“RTL Adjusted EBITDA” are to Adjusted EBITDA, a non-GAAP measure as presented on behalf of RTL and defined as net (loss) income with addbacks/adjustments for depreciation and amortization, interest expense, impairments of real estate investments, acquisition, transaction and other costs, equity-based compensation (inclusive of RTL’s restricted common shares and LTIP units), (gain) loss on sale of real estate investments, other income and (gain) loss on non-designated derivatives at the applicable time;

•
“RTL Advisor” are to Necessity Retail Advisors, LLC, a Delaware limited liability company;

•
“RTL Advisor Sub” are to RTL Advisor Merger Sub LLC, a Delaware limited liability company;

•
“RTL Advisory Agreement” are to the Third Amended and Restated Advisory Agreement, dated as of September 6, 2016, as amended, by and among RTL, RTL OP, and RTL Advisor;

•
“RTL AFFO” are to Adjusted FFO, a non-GAAP measure, as presented on behalf of RTL and defined as FFO adjusted for certain costs including: acquisitions, transaction and other costs, legal fees, amortization of market lease and other intangibles, net, straight-line rent and straight line rent (rent deferral agreements), amortization of mortgage (premiums) and discounts on borrowings, net, (gain) loss on non-designated derivatives, equity-based compensation inclusive of RTL Restricted Shares and RTL LTIP units, amortization of deferred financing costs, net, certain expenses and any proportionate share of adjustments for non-controlling interest;

•
“RTL Board” are to the board of directors of RTL;

•
“RTL Bylaws” are to RTL’s Fifth Amended and Restated Bylaws, as amended;

•
“RTL Charter” are to RTL’s Articles of Restatement effective February 24, 2021, as amended or supplemented;

•
“RTL Class A Common Stock” are to the class A common stock, par value $0.01 per share, of RTL;

•
“RTL CMBS” are to the RTL Column Loan Agreement together with the RTL SocGen and UBS Loan Agreement;

•
“RTL Column Loan Agreement” are to the Loan Agreement, dated as of July 24, 2020, by and among the entities listed on Schedule I thereto, as borrowers, and Column Financial, Inc., as lender, as amended to date;

•
“RTL Credit Facility” are to the Amended and Restated Credit Agreement, dated as of October 1, 2021, by and among RTL OP, RTL and the other guarantors party thereto, BMO Harris Bank N.A., as administrative agent, and the other lender parties thereto, as amended to date;

•
“RTL Internalization” are to the internalization of RTL’s external asset and property managers through the mergers of RTL Advisor Sub with and into RTL Advisor and of RTL PM Sub with and into RTL Property Manager;

•
“RTL Internalization Consideration” are to the portion of the Internalization Merger Consideration allocable to the RTL Internalization;

•
“RTL LTIP Units” are to RTL LTIP Units that are outstanding under the terms of the RTL 2021 Award, which for purposes of this Joint Proxy Statement/Prospectus GNL has assumed will be 8,528,885 (the maximum amount capable of being earned under the RTL 2021 Award), including, as applicable, the restricted shares of RTL Class A Common Stock into which the RTL LTIP Units may be converted;

•
“RTL Merger Proposal” are to the proposal for RTL stockholders to approve the REIT Merger pursuant to the REIT Merger Agreement;

•
“RTL Merger-Related Compensation Proposal” are to the proposal to approve, by advisory (non-binding) vote, certain compensation arrangements for RTL’s named executive officers in connection with the Proposed Transactions discussed under the section titled “The Companies — The Combined Company — Quantification of Potential Payments and Benefits to RTL’s Named Executive Officers in Connection with the Proposed Transactions” beginning on page 50;

•
“RTL OP” are to The Necessity Retail REIT Operating Partnership, LP, a Delaware limited partnership and the operating partnership of RTL;

•
“RTL Operating Partnership Agreement” are to the Second Amended and Restated Agreement of Limited Partnership, dated as of July 19, 2018, of RTL OP;

•
“RTL OP Common Units” are to the common units of RTL OP;

•
“RTL OP Preferred Units” are to all of the preferred units of RTL OP;

•
“RTL PM Sub” are to RTL PM Merger Sub LLC, a Delaware limited liability company;

•
“RTL Preferred Stock” are to the RTL Series A Preferred Stock and RTL Series C Preferred Stock, collectively;

•
“RTL Projections” are to the financial projections and internalization forecasts prepared by the management of RTL relating to RTL, on a standalone basis, for the fiscal years ending 2023 through 2028;

•
“RTL Property Management Agreement” are to the amended and restated property management and leasing agreement, dated as of September 6, 2016, by and among RTL, RTL OP and American Finance Properties, LLC (now known as RTL Property Manager) (as amended pursuant to First Amendment, dated as of December 8, 2017, and Second Amendment, dated November 4, 2020);

•
“RTL Property Manager” are to Necessity Retail Properties, LLC, a Delaware limited liability company;

•
“RTL Recommendation” have the meaning set forth on page 138 of this Joint Proxy Statement/Prospectus;

•
“RTL Record Date” are to August 8, 2023, the record date for determining stockholders entitled to notice of and to vote at the RTL Special Meeting;

•
“RTL Restricted Shares” are to each share of restricted RTL Class A Common Stock that is issued and outstanding as of immediately prior to the REIT Merger Effective Time (including the Converted RTL Restricted Shares upon the election of Advisor Parent, if applicable) and is unvested or subject to a repurchase option or obligation, risk of forfeiture or other condition;

•
“RTL Rights Agreement” are to the rights agreement, dated April 13, 2020, between RTL and Computershare Trust Company, N.A., as rights agent, as amended by that certain amendment to rights agreement, dated February 25, 2021;

•
“RTL Senior Notes” are to RTL’s 4.50% Senior Notes due 2028;

•
“RTL Series A Preferred Stock” are to the 7.50% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, of RTL;

•
“RTL Series C Preferred Stock” are to the 7.375% Series C Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, of RTL;

•
“RTL SocGen and UBS Loan Agreement” are to the Loan Agreement, dated as of December 8, 2017, among Société Générale and UBS AG, as lenders, and certain subsidiaries of RTL OP, as borrowers, as amended to date;

•
“RTL SLP” are to Necessity Retail Space Limited Partner, LLC, a Delaware limited liability company;

•
“RTL Special Committee” are to the special committee of the RTL Board comprised solely of independent directors that was formed by the RTL Board in connection with the evaluation of certain strategic alternatives, including the Proposed Transactions and the other transactions contemplated by the Merger Agreements;

•
“RTL Special Meeting” are to the special meeting of RTL stockholders to be held on September 8, 2023;

•
“SEC” are to the Securities and Exchange Commission;

•
“Securities Act” are to the Securities Act of 1933, as amended;

•
“Target Companies” are to the Internalization Parties, together with each of their direct and indirect wholly owned subsidiaries;

•
“TRS” are to a taxable real estate investment trust subsidiary;

•
“TRS Lessee” are to a TRS that is the lessee of a qualified lodging facility owned directly or indirectly by RTL or GNL;

•
“Truist Securities” are to Truist Securities, Inc.;

•
“UBTI” are to unrelated business taxable income; and

•
“USD” are to the U.S. Dollar.

x

QUESTIONS AND ANSWERS
ABOUT THE PROPOSED TRANSACTIONS AND THE SPECIAL MEETINGS
The following addresses some questions that RTL stockholders and GNL stockholders may have regarding the Proposed Transactions and each company’s special meeting of stockholders. GNL and RTL urge you to carefully read this entire Joint Proxy Statement/Prospectus, including the annexes, as the information in this section does not provide all the information that may be important to you.
Q:
What are RTL and GNL planning to do? What are the Proposed Transactions?

A:
RTL and GNL have entered into the REIT Merger Agreement, pursuant to which RTL will merge with and into REIT Merger Sub, with REIT Merger Sub continuing as the surviving entity and a wholly owned subsidiary of GNL, and OP Merger Sub will merge with and into RTL OP, with RTL OP continuing as the surviving entity. At the REIT Merger Effective Time, each issued and outstanding share of (x) RTL Class A Common Stock will be automatically converted into the right to receive 0.670 shares of GNL Common Stock, (y) RTL Series A Preferred Stock will be automatically converted into the right to receive one share of GNL Series D Preferred Stock, and (z) RTL Series C Preferred Stock will be automatically converted into the right to receive one share of GNL Series E Preferred Stock. On May 22, 2023, the last trading day before RTL and GNL announced the REIT Merger Agreement, the closing price of GNL Common Stock on the NYSE was $10.38 per share and the closing price of RTL Class A Common Stock on Nasdaq was $4.69 per share.

Following the REIT Merger Effective Time, but before the OP Merger, REIT Merger Sub will distribute its general partner interests in RTL OP to GNL, which will contribute the general partnership interests to GNL OP and, in turn GNL OP will contribute the interest to Newco GP, LLC. At the OP Merger Effective Time, Newco GP, LLC will be the sole general partner of the surviving company of the OP Merger and all RTL OP Preferred Units held by REIT Merger Sub after the REIT Merger Effective Time will be cancelled. GNL OP will continue as the sole limited partner of RTL OP and each RTL OP Unit held by a limited partner of RTL OP other than RTL or its subsidiaries will be converted into New GNL OP Units subject to the terms of the REIT Merger Agreement. Immediately after the OP Merger Effective Time, Newco GP, LLC will be the general partner and GNL OP will be the limited partner of RTL OP.
Additionally, RTL and GNL will become internally managed as a result of the Internalization Merger to occur immediately upon the consummation of the Mergers, and the Mergers will not occur if the Internalization Merger is not also completed.
Q:
What happens if the REIT Merger is not completed?

A:
If the REIT Merger is not completed for any reason, RTL stockholders will not have their shares of RTL Class A Common Stock, RTL Series A Preferred Stock or RTL Series C Preferred Stock converted into GNL Common Stock, GNL Series D Preferred Stock or GNL Series E Preferred Stock, as applicable, and neither of RTL or GNL would become internally managed. Instead, each of RTL and GNL would remain a separate company, and each would continue to be externally advised by their respective advisors and property managers.

Q:
What happens if the market price of shares of RTL Class A Common Stock or GNL Common Stock changes before the closing of the REIT Merger?

A:
No change will be made to the Exchange Ratio if the market price of shares of RTL Class A Common Stock or GNL Common Stock changes before the REIT Merger. As a result, the market value of the consideration to be received by RTL stockholders in the REIT Merger and RTL OP unitholders in the OP Merger will increase or decrease depending on the market price of shares of GNL Common Stock at the REIT Merger Effective Time.

Q:
What happens if the market price of shares of RTL Series A Preferred Stock or RTL Series C Preferred Stock changes before the closing of the REIT Merger?

A:
If the market price of shares of RTL Series A Preferred Stock or RTL Series C Preferred Stock changes before the closing of the REIT Merger, no change will be made and each share of RTL Series A

Preferred Stock and RTL Series C Preferred Stock will be exchanged for the right to receive one share of GNL Series D Preferred Stock and GNL Series E Preferred Stock, respectively.
Q:
Why are RTL and GNL proposing the Proposed Transactions?

A:
The Proposed Transactions are expected to have a number of strategic benefits, including the following:

•
Attractive and Sizable Portfolio:   Combines two highly complementary portfolios with strong brand affiliations. GNL’s and RTL’s combined portfolio of approximately $9.6 billion of real estate assets, based on total gross book value of real estate assets as of March 31, 2023, is geographically diversified, with industrial/distribution, office, and retail properties in the United States, Canada, and strong sovereign debt rated countries in Europe.

•
Increased Scale and Operating Efficiencies:   GNL and RTL expect that the Combined Company may realize $75 million of ongoing annual net savings — approximately $54 million realized immediately at the close of the Proposed Transactions and approximately $21 million realized within 12 months of the close of the REIT Merger — resulting from anticipated synergies following the Proposed Transactions.

•
Highly Experienced, Internal Management:   Provides continuity of a management team that has a track record of creating value. The internalization of management will further enhance the focus of the management team on executing GNL’s strategy.

•
See the sections titled “The Merger — RTL’s Reasons for the REIT Merger and the Internalization Merger” and “— GNL’s Reasons for the REIT Merger and the Internalization Merger” beginning on pages 92 and 95, respectively.

Q:
Why am I receiving this Joint Proxy Statement/Prospectus?

A:
The RTL Board and the GNL Board are using this document as a Joint Proxy Statement to solicit proxies from RTL stockholders and GNL stockholders, respectively, in connection with the REIT Merger and other proposals relating to the Proposed Transactions. The GNL Board is also using this document as a prospectus for RTL stockholders because GNL is offering shares of GNL Common Stock, GNL Series D Preferred Stock, and GNL Series E Preferred Stock to be issued in the REIT Merger in exchange for shares of RTL Class A Common Stock (including RTL LTIP Units converted into shares of RTL Class A Common Stock on or prior to the REIT Merger Effective Time), RTL Series A Preferred Stock, and RTL Series C Preferred Stock, as applicable.

This document provides you with important information about the Proposed Transactions and other proposals to be considered and voted on at the RTL Special Meeting and the GNL Special Meeting, including the factors considered by each company’s respective special committee of independent directors and board of directors in evaluating whether to approve the Proposed Transactions, as well as information about the special meetings. You should carefully read the entire Joint Proxy Statement/Prospectus before you vote your shares or authorize a proxy to vote your shares.
Your vote is very important.   GNL and RTL encourage you to authorize a proxy to vote your shares as promptly as possible. The Proposed Transactions cannot be completed without the approval of both the RTL Merger Proposal and the GNL Common Stock Proposal. The enclosed voting materials allow you to authorize a proxy to vote your shares without attending the applicable special meeting virtually.
Q:
What will RTL stockholders and GNL stockholders receive in the REIT Merger?

A:
RTL stockholders.   At the REIT Merger Effective Time, each issued and outstanding (i) share of RTL Class A Common Stock will be converted automatically into the right to receive 0.670 shares of GNL Common Stock; (ii) share of RTL Series A Preferred Stock will be converted automatically into the right to receive one (1) share of GNL Series D Preferred Stock; and (iii) share of RTL Series C Preferred Stock will be converted automatically into the right to receive one (1) share of GNL Series E Preferred Stock.

GNL stockholders.   GNL stockholders will continue to own their existing shares of GNL Common Stock and GNL Preferred Stock held immediately prior to the REIT Merger Effective Time.

As of the date of this Joint Proxy Statement/Prospectus, in connection with the completion of the Proposed Transactions, GNL would issue a maximum of approximately (x) (A) 95,967,705 shares of GNL Common Stock in the REIT Merger including (i) up to 5,714,353 shares of GNL Common Stock that may be issued by GNL to an affiliate of Advisor Parent in exchange for shares of RTL Class A Common Stock that may be issued by RTL prior to the REIT Merger Effective Time if all 8,528,885 RTL LTIP Units currently held by Advisor Parent and its affiliates are earned, and (ii) up to 115,857 shares of GNL Common Stock that may be issued in the REIT Merger in exchange for up to 172,921 shares of RTL Class A Common Stock that may be issued by RTL in exchange for outstanding RTL OP Common Units held by an unaffiliated third party that may be converted into shares of RTL Class A Common Stock prior to, or at any time after, the REIT Merger Effective Time, (B) 7,933,711 shares of GNL Series D Preferred Stock, and (C) 4,595,175 shares of GNL Series E Preferred Stock to RTL’s stockholders, and (y) 29,614,825 shares of GNL Common Stock to Advisor Parent in the Internalization Merger. GNL may issue up to an additional 2,500,000 shares of GNL Common Stock to Advisor Parent if all GNL LTIP Units (or GNL Restricted Shares, if such GNL LTIP Units are converted) held by Advisor Parent and its affiliates are earned. Fewer shares than the maximum may be issued based on the measurement provisions in the RTL 2021 Award and GNL 2021 Award, which are based on total shareholder returns over the measurement period. The end of the measurement period will occur prior to the closing of the Proposed Transactions. Both the RTL LTIP Units (following conversion to shares of RTL Class A Common Stock) and the GNL LTIP Units are expected to be converted or exchanged into shares of GNL Common Stock at or near closing of the Proposed Transactions. Based on the price of GNL Common Stock of $10.74 per share at July 13, 2023, on a pro forma basis, 2,857,042 shares of GNL Common Stock would be issued in respect of the RTL LTIP Units (or restricted shares of RTL Class A Common Stock) prior to the closing and 375,000 shares of GNL Common Stock would be issued in respect of the GNL LTIP Units.
Additionally, pursuant to the terms of the Blackwells/Related Agreement discussed in more detail below, GNL issued 495,000 shares of GNL Common Stock to the Blackwells/Related Parties in a private placement exempt from registration on July 11, 2023, and, assuming that the Proposed Transactions are completed, will issue an additional 1,600,000 shares of GNL Common Stock to the Blackwells/Related Parties in a private placement exempt from registration.
Immediately following the consummation of the Proposed Transactions, current GNL stockholders will hold approximately 45%, current RTL stockholders will own approximately 39%, the Blackwells/Related Parties will hold approximately 2%, and the owners of Advisor Parent and their affiliates (including the direct owner of Advisor Parent and its wholly-owned subsidiaries (including Advisor Parent)) will hold approximately 14% (and will be permitted to own up to 16.8%) of the issued and outstanding shares of common stock of the Combined Company, which assumes 50% of outstanding RTL LTIP Units and 15% of outstanding GNL LTIP Units held by Advisor Parent and its affiliates are earned.
Q:
What are the important changes to governance being made in connection with the Proposed Transactions?

A:
GNL will make several important governance changes in connection with the Proposed Transactions. GNL will declassify the GNL Board so that, following the completion of the declassification process, all the directors of the GNL Board will be elected to serve until the following annual meeting of stockholders and until their respective successors are duly elected and qualify. To achieve this, after completion of the REIT Merger, seven of the nine members of the GNL Board will serve terms that will end at the 2024 annual meeting of GNL stockholders. The terms of the other two directors will end at the 2025 annual meeting. At the REIT Merger Effective Time, the GNL Board is expected to be comprised of James L. Nelson, Edward M. Weil, Lisa Kabnick, Edward G. Rendell, Stanley Perla, M. Therese Antone, and Abby M. Wenzel, whose terms will end at the 2024 annual meeting of GNL stockholders; and P. Sue Perrotty, and Leslie Michelson, whose terms will end at the 2025 annual meeting of GNL stockholders. Ms. Kabnick and Mr. Perla are currently members of the RTL Board; the remaining directors expected to continue as directors of GNL following completion of the Proposed Transactions are currently on the GNL Board.

In addition, GNL will elect to opt out of Section 3-803 of the MGCL, which permits corporations organized under Maryland law to classify their boards, and will take action to prohibit GNL from electing to be subject to Section 3-803 of the MGCL in the future unless GNL’s stockholders, by a majority of the votes cast by the stockholders entitled to vote generally in the election of directors, approves GNL opting back in to Section 3-803 of the MGCL.
At the REIT Merger Effective Time, GNL will (i) amend the GNL Bylaws to remove the requirement that its board include two persons that are “managing directors”; and (ii) terminate the GNL Rights Agreement, and holders of RTL Class A Common Stock will not receive Rights as part of the consideration they will receive in the REIT Merger.
Pursuant to the REIT Merger Agreement, RTL and the RTL Board have taken all actions necessary (including amending the RTL Rights Agreement) to ensure that the rights under the RTL Rights Agreement will expire immediately after the REIT Merger Effective Time, without the payment of any money or other consideration.
Q:
What is the Internalization Merger?

A:
Currently RTL and GNL are externally advised and managed by the relevant Internalization Parties, as applicable. RTL has no employees and GNL has no employees except for one person located in Europe that is directly employed to provide certain tax services.

On May 23, 2023, GNL, GNL Advisor Sub, GNL PM Sub, RTL Advisor Sub, RTL PM Sub, GNL OP, RTL, and RTL OP, on the one hand, and Advisor Parent, GNL SLP, RTL SLP, and the Internalization Parties, on the other hand, entered into the Internalization Merger Agreement, pursuant to which, following the consummation of the Mergers, GNL and RTL will internalize certain management personnel and management functions that are currently provided to them by the Internalization Parties. The external advisory agreements between RTL and the RTL Advisor and RTL Property Manager, and between GNL and the GNL Advisor and GNL Property Manager will be terminated. Advisor Parent, as the parent company of the Internalization Parties, will receive 29,614,825 shares of GNL Common Stock which was set using the five-day weighted average price of $10.97 per share of GNL Common Stock for the period ending May 11, 2023, initially valued in the aggregate at $325 million and cash in an amount equal to $50 million in exchange for its membership interests of the Internalization Parties. The Advisor Parent Shares will be issued in a private placement exempt from registration and will be subject to the terms of a Registration Rights and Stockholder Agreement to be effective at the Internalization Merger Effective Time.
In connection with the Internalization Merger Agreement, the parties agreed to modify the terms of the existing RTL 2021 Award and GNL 2021 Award to, among other things, fix the number of units that may be converted into shares and accelerate the timing for determining whether each award is vested and earned. For a description of the modifications to the RTL 2021 Award and GNL 2021 Award, see “The Companies — The Combined Company — Treatment of Outstanding Equity-Based Awards” on page 52 of this Joint Proxy Statement/Prospectus.
Q:
Are there any conditions to the closings of the REIT Merger and the Internalization Merger that must be satisfied for the REIT Merger and the Internalization Merger to be completed?

A:
In addition to the approval by the GNL stockholders of the GNL Common Stock Proposal and the RTL stockholders of the RTL Merger Proposal, there are a number of customary conditions that must be satisfied or waived for the REIT Merger and the Internalization Merger to be consummated. For a description of all the conditions to the REIT Merger, see the section entitled “The REIT Merger Agreement — Conditions to Obligations to Complete the Mergers and Other Transactions” beginning on page 139 of this Joint Proxy Statement/Prospectus. For a description of all the conditions to the Internalization Merger, see the section entitled “The Internalization Merger Agreement — Conditions to Obligations to Complete the Internalization Merger “ beginning on page 153 of this Joint Proxy Statement/Prospectus.

Q:
Are there risks associated with the Proposed Transactions that I should consider in deciding how to vote?

A:
Yes. There are a number of risks related to the Proposed Transactions that are discussed in this Joint Proxy Statement/Prospectus in the section entitled “Risk Factors” beginning on page 22.

Q:
Will RTL and GNL continue to pay dividends or other distributions prior to the closing of the Proposed Transactions?

A:
Yes. The REIT Merger Agreement permits RTL and GNL to pay quarterly dividends or other distributions on their respective shares of common stock in the ordinary course of business at a rate not in excess of $0.85 per share in the case of the RTL Class A Common Stock, and $1.60 per share in the case of the GNL Common Stock, in each case calculated on an annual basis. Each of RTL and GNL currently intends to continue to pay regular quarterly distributions in the ordinary course of business with respect to quarters completed prior to the closing date of the REIT Merger. The actual timing and amount of any such distribution will be determined and authorized by the RTL Board or by the GNL Board, respectively, and will depend on, among other factors, RTL’s and GNL’s respective financial conditions, earnings, debt covenants, other possible uses of such funds, and applicable law. Since the signing of the REIT Merger Agreement, RTL has paid dividends of $0.2125 per share of RTL Class A Common Stock and GNL has paid dividends of $0.40 per share of GNL Common Stock. Additionally, the REIT Merger Agreement permits RTL and GNL to pay dividends on each of the RTL Preferred Stock and the GNL Preferred Stock, in accordance with the terms of those shares, as applicable. Since the signing of the REIT Merger Agreement, RTL has paid dividends of $0.46875 per share of RTL Series A Preferred Stock and $0.4609375 per share of RTL Series C Preferred Stock and GNL has paid dividends of $0.453125 per share of GNL Series A Preferred Stock and $0.4296875 per share of GNL Series B Preferred Stock.

Additionally, if the closing date of the REIT Merger is expected to occur before the end of the then-current dividend period of RTL or GNL, the REIT Merger Agreement permits each of RTL and GNL to declare a dividend, the record and payment dates for which will be the close of business on the last business day prior to the closing date of the REIT Merger.
Q:
Will GNL pay dividends or other distributions after the closing of the Proposed Transactions?

A:
Yes. The GNL Board expects to review and reset the quarterly common stock dividend policy, setting the dividend at $0.354 (or $1.42 per share on an annualized basis) in cash. This is less than GNL’s current quarterly common stock dividend, which is $1.60 per share of common stock on an annualized basis.

Based on the Exchange Ratio, each former RTL stockholder is expected to receive an annualized distribution of $0.9514 per share of RTL Class A Common Stock after the consummation of the Proposed Transactions. This represents an increase of 11.9% over RTL’s pre-merger annual distribution of $0.85 per share of RTL Class A Common Stock. Distributions are not guaranteed. The GNL Board will, in its sole discretion, determine any distribution on a quarterly basis.
Furthermore, each of the earned RTL LTIP Units and GNL LTIP Units (including units converted into restricted shares) will each be entitled to a priority catch-up distribution paid in cash at the Internalization Effective Time.
Q:
Will RTL or GNL pay a dividend if the closing of the REIT Merger is to occur prior to the end of its then current dividend period?

A:
Yes. If the closing date of the REIT Merger is set to occur prior to the end of the then current dividend period of either or both of GNL or RTL, then GNL or RTL, as the case may be, will declare a dividend to the respective holders of RTL Class A Common Stock or GNL Common Stock, the record date and payment date for which will be the close of business on the last business day prior to the closing of the REIT Merger (the “Closing Dividend Date”), to the extent practicable and subject to funds being legally available therefor.

The per share dividend amount payable by RTL with respect to the shares of RTL Class A Common Stock will be an amount not to exceed $0.85 multiplied by a fraction, the numerator of which is the number of days lapsed from the first day of the then current dividend period through and including the Closing Dividend Date, and the denominator of which is the actual number of days in the calendar quarter in which such dividend is declared.
The per share dividend amount payable by GNL with respect to GNL Common Stock will be an amount not to exceed $1.60 for share, multiplied by a fraction, the numerator of which is the number of days lapsed from the first day of the then current dividend period through and including the Closing Dividend Date, and the denominator of which is the actual number of days in the calendar quarter in which such dividend is declared.
Q:
Will RTL stockholders who participate in RTL’s distribution reinvestment plan immediately prior to the REIT Merger, and who desire to participate in a similar company-sponsored distribution reinvestment plan following the completion of the REIT Merger, have an opportunity to participate in a distribution reinvestment plan of GNL?

A:
No. GNL does not have a dividend reinvestment program, and it is not currently anticipated that it will establish one. RTL stockholders who wish to continue to reinvest distributions in shares of GNL Common Stock should contact their brokers.

Q:
Will my rights as an RTL stockholder or as a GNL stockholder change as a result of the REIT Merger?

A:
RTL stockholders.   Yes. RTL stockholders will have different rights following the REIT Merger Effective Time due to differences between the governing documents of GNL and RTL. The rights of holders of RTL Preferred Stock will remain unchanged as the rights, preferences, privileges and voting power of the GNL Series D Preferred Stock and GNL Series E Preferred Stock will be substantially identical to that of the RTL Preferred Stock. For more information, see the section titled “Comparison of Rights of RTL Stockholders and GNL Stockholders” beginning on page 206.

GNL stockholders.   Except as a result of the governance changes being made in connection with the Proposed Transactions, the rights of GNL stockholders will remain unchanged after the consummation of the Proposed Transactions. In addition, as a result of the REIT Merger, GNL will be a larger company with more assets. Because GNL will be issuing new shares of GNL Common Stock to RTL stockholders in exchange for shares of RTL Class A Common Stock in the REIT Merger and to Advisor Parent as consideration in the Internalization Merger, each outstanding share of GNL Common Stock immediately prior to the REIT Merger Effective Time will represent a smaller percentage of the aggregate number of shares of GNL Common Stock outstanding after the REIT Merger.
Currently, shares of GNL Common Stock are listed on the NYSE and shares of RTL Class A Common Stock are listed on Nasdaq. Following completion of the Proposed Transactions, the shares of GNL Common Stock will continue to be listed on the NYSE and the RTL Class A Common Stock, RTL Series A Preferred Stock and RTL Series C Preferred Stock will be delisted from Nasdaq and deregistered under the Exchange Act. Shares of GNL Series D Preferred Stock and GNL Series E Preferred Stock will be listed on the NYSE.
Q:
Will stockholders have to pay U.S. federal income taxes as a result of the REIT Merger?

A:
The REIT Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code. The closing of the REIT Merger is conditioned on, among other things, the receipt by each of RTL and GNL of an opinion from its respective tax counsel to the effect that the Mergers will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code.

Assuming that the REIT Merger qualifies as a reorganization, U.S. holders of RTL Class A Common Stock, RTL Series A Preferred Stock, and RTL Series C Preferred Stock will not recognize gain or loss for U.S. federal income tax purposes as a result of the exchange of shares of RTL Class A Common Stock for shares of GNL Common Stock, shares of RTL Series A Preferred Stock for shares of GNL Series D Preferred Stock, or shares of RTL Series C Preferred Stock for shares of GNL Series E Preferred Stock in the REIT Merger.
Holders of GNL Common Stock and RTL Class A Common Stock should consult their tax advisors to determine the tax consequences to them (including the application and effect of any state, local, or non-U.S. income and other tax laws) of the REIT Merger in their particular circumstances.
Q:
What happens if the RTL Merger-Related Compensation Proposal is not approved?

A:
Approval of the RTL Merger-Related Compensation Proposal is not a condition to completion of the Proposed Transactions. Because the vote regarding merger-related compensation is advisory only, it will not be binding on either RTL or GNL regardless of whether the Proposed Transactions are completed. Accordingly, if the Proposed Transactions are completed, the merger-related compensation will become payable in connection with the Proposed Transactions and, if applicable, a qualifying termination of employment, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the non-binding advisory proposal.
Q:
What consideration will Advisor Parent receive in connection with the Internalization Merger?

A:
The closing of the Mergers is a condition to the closing of the Internalization Merger. As consideration for the Internalization Merger, GNL will issue 29,614,825 shares of GNL Common Stock to Advisor Parent valued based on GNL’s five-day volume weighted average price of $10.97 per share of GNL Common Stock as of market close on May 11, 2023, initially valued in the aggregate at $325.0 million, and pay an additional $50.0 million of cash.

Q:
Do any of RTL’s or GNL’s executive officers or directors have interests in the Internalization Merger that may differ from those of RTL’s or GNL’s stockholders, respectively, in addition to the Internalization Merger Consideration?

A:
The Internalization Merger was negotiated with Advisor Parent, which is affiliated with certain of GNL’s and RTL’s officers and directors. As a result, those officers and directors may have different interests than stockholders of GNL or RTL as a whole. In addition, during the pendency of the Proposed Transactions, GNL and RTL will continue to be parties to advisory and property management services agreements with the Internalization Parties and will continue to rely upon the Internalization Parties for key advisory and property management functions, while continuing to pay Advisor Parent for the services provided by the Internalization Parties. These potential conflicts would not exist in the case of a transaction negotiated with unaffiliated third parties. Moreover, if Advisor Parent or any of its affiliates breaches any of the representations, warranties or covenants made by it in the Internalization Merger Agreement, GNL and RTL may choose not to enforce, or to enforce less vigorously, their respective rights under the Internalization Merger Agreement because of their desire to maintain their ongoing relationships with Advisor Parent and the interests of certain of GNL’s and RTL’s directors and officers. Moreover, the representations, warranties, covenants and indemnities in the Internalization Merger Agreement are subject to limitations and qualifiers, which may also limit GNL’s ability to enforce any remedy under the Internalization Merger Agreement. See “The Internalization Merger Agreement” beginning on page 146.

In addition, Edward M. Weil, Jr. entered into an employment agreement with GNL to serve as Co-CEO of the Combined Company that will take effect at the REIT Merger Effective Time, and at the closing of the REIT Merger, Advisor Parent is required to assign the employment agreement between it and James L. Nelson (including all amendments thereto) to GNL so that Mr. Nelson will serve as co-CEO of the Combined Company. If the Proposed Transactions are not consummated, then Mr. Weil will not realize the value of his employment agreement with GNL, and Mr. Nelson will not be co-CEO of the Combined Company.
Q:
When do the parties anticipate completing the REIT Merger?

A:
RTL and GNL anticipate completing the REIT Merger as soon as reasonably practicable following satisfaction of all the required conditions set forth in the REIT Merger Agreement. If RTL’s stockholders and GNL’s stockholders approve the proposals submitted to them at the respective special meetings, and if the other conditions to closing the REIT Merger are satisfied or waived, then currently RTL and GNL anticipate that the REIT Merger will be completed in the third quarter of 2023. However, there is no guarantee that the conditions to closing the REIT Merger will be satisfied or that the REIT Merger will close.

Q:
If I am an RTL stockholder and the REIT Merger is consummated, how will my receipt of GNL Common Stock in exchange for my RTL Class A Common Stock or GNL Preferred Stock in exchange for my RTL Preferred Stock be recorded? Will I have to take any action in connection with the recording of such ownership of GNL Common Stock or GNL Preferred Stock? Will such shares of GNL Common Stock or GNL Preferred Stock be certificated or in book-entry form?

A:
Pursuant to the REIT Merger Agreement, as soon as practicable following the REIT Merger Effective Time, GNL will cause American Stock Transfer and Trust Company, LLC, the exchange agent in connection with the REIT Merger, to record the issuance on the stock records of GNL of the amount of GNL Common Stock and GNL Preferred Stock equal to the merger consideration that is issuable to each holder of RTL Class A Common Stock or RTL Preferred Stock, as applicable (including any fraction thereof). If the REIT Merger is consummated, you will not have to take any action in connection with the recording of your ownership of GNL Common Stock or GNL Preferred Stock, unless, if you are a holder of a certificate representing RTL Class A Common Stock or RTL Preferred Stock, upon surrender of such certificate, you will be entitled to receive in exchange therefor a certificate or, at GNL’s option, evidence of book-entry GNL Common Stock or GNL Preferred Stock, as applicable.

Q:
When and where will the special meetings of RTL’s stockholders and GNL’s stockholders be held?

A:
RTL.   The RTL Special Meeting will be held virtually on September 8, 2023 at 1:00 p.m., Eastern Time at www.cesonlineservices.com/rtl23sm_vm. To participate in the RTL Special Meeting, you must pre-register at www.cesonlineservices.com/rtl23sm_vm by 1:00 p.m. Eastern Time on September 7, 2023.

GNL.   The GNL Special Meeting will be held virtually on September 8, 2023 at 11:00 a.m., Eastern Time at www.cesonlineservices.com/gnl23sm_vm. To participate in the GNL Special Meeting, you must pre-register at www.cesonlineservices.com/gnl23sm_vm by 11:00 a.m. Eastern Time on September 7, 2023.
Q:
Who can vote at the special meetings?

A:
RTL.   All holders of RTL Class A Common Stock as of the RTL Record Date are entitled to receive notice of and to vote at the RTL Special Meeting. RTL is commencing its solicitation of proxies on or about July 19, 2023, which is before the RTL Record Date. RTL will continue to solicit proxies until the date of the RTL Special Meeting. Each stockholder of record on August 8, 2023 who has not yet received a proxy statement prior to that date will receive a proxy statement and have the opportunity to vote on the matters described therein. Proxies delivered prior to the RTL Record Date will be valid and effective so long as the stockholder providing the proxy is a stockholder on the RTL Record Date. If you are not a holder of record on the RTL Record Date, any proxy you deliver will be ineffective. If you deliver a proxy prior to the RTL Record Date and remain a holder on the RTL Record Date, you do not need to deliver another proxy after the RTL Record Date. If you deliver a proxy prior to the RTL Record Date and do not revoke that proxy, your proxy will be deemed to cover the number of shares you own on the RTL Record Date even if that number is different from the number of shares you owned when you executed and delivered your proxy. Proxies received from persons who are not holders of record on the RTL Record Date will not be effective. As of the close of business on July 14, 2023, there were 134,533,574 shares of RTL Class A Common Stock outstanding, held by approximately 5,844 holders of record. Each share of RTL Class A Common Stock is entitled to one vote on each proposal presented at the RTL Special Meeting.

GNL.   All holders of GNL Common Stock of record as of the GNL Record Date are entitled to receive notice of and to vote at the GNL Special Meeting. GNL is commencing its solicitation of proxies on or about July 19, 2023, which is before the GNL Record Date. GNL will continue to solicit proxies until the date of the GNL Special Meeting. Each stockholder of record on August 8, 2023 who has not yet received a proxy statement prior to that date will receive a proxy statement and have the opportunity to vote on the matters described therein. Proxies delivered prior to the GNL Record Date will be valid and effective so long as the stockholder providing the proxy is a stockholder on the GNL Record Date. If you are not a holder of record on the GNL Record Date, any proxy you deliver will be ineffective. If you deliver a proxy prior to the GNL Record Date and remain a holder on the GNL Record Date, you do not need to deliver another proxy after the GNL Record Date. If you deliver a proxy prior to the

GNL Record Date and do not revoke that proxy, your proxy will be deemed to cover the number of shares you own on the GNL Record Date even if that number is different from the number of shares you owned when you executed and delivered your proxy. Proxies received from persons who are not holders of record on the GNL Record Date will not be effective. As of the close of business on July 14, 2023, there were 104,964,758 shares of GNL Common Stock outstanding, held by approximately 1,281 holders of record. Each share of GNL Common Stock is entitled to one vote on each proposal presented at the GNL Special Meeting.
Q:
Do holders of RTL Preferred Stock have a right to vote at the RTL Special Meeting?

A:
No. The holders of RTL Preferred Stock do not have the right to vote at the RTL Special Meeting because the rights, preferences, privileges, or voting power of RTL Series A Preferred Stock and RTL Series C Preferred Stock is not materially and adversely affected by the Proposed Transactions.

Q:
Will my RTL Preferred Shares be redeemable in connection with the Proposed Transactions?

A:
No, holders of the RTL Preferred Stock are receiving the right to receive shares of GNL Series D Preferred Stock and GNL Series E Preferred Stock with substantially identical rights and privileges as RTL Series A Preferred Stock and RTL Series C Preferred Stock, respectively. Thus, the RTL Preferred Shares are not redeemable in connection with the Proposed Transactions.

Q:
Do holders of GNL Preferred Stock have a right to vote at the GNL Special Meeting?

A:
No. The holders of GNL Preferred Stock do not have the right to vote at the GNL Special Meeting because the rights, preferences, privileges, or voting power of the GNL Preferred Stock is not materially and adversely affected by the Proposed Transactions.

Q:
What will happen to the debt owed by RTL in connection the Proposed Transactions?

A:
In connection with the REIT Merger, GNL will assume all of RTL’s indebtedness and repay all amounts outstanding under the RTL Credit Facility. In particular: (i) GNL will assume RTL’s Senior Notes; (ii) GNL will repay all amounts due under the RTL Credit Facility and then terminate the facility; and (iii) GNL will exercise the “accordion feature” on the GNL Credit Facility and will either amend or refinance the GNL Credit Facility to increase the proceeds available under the GNL Credit Facility to repay the RTL Credit Facility. In addition, RTL will seek lender consents with respect to the applicable terms of the RTL CMBS to the extent required to permit RTL and RTL OP to perform their respective obligations pursuant to the REIT Merger Agreement and the Internalization Merger Agreement, and GNL will seek lender consents with respect to the applicable terms of the GNL CMBS to the extent required to permit GNL or GNL OP to perform their respective obligations pursuant to the REIT Merger Agreement and the Internalization Merger Agreement.

Q:
How can I vote?

A:
After you carefully read and consider the information provided in this Joint Proxy Statement/Prospectus, including the annexes, please vote or authorize a proxy to vote your shares in one of the following ways, so that your shares will be represented and voted at the RTL Special Meeting or the GNL Special Meeting (as applicable):

•
authorize a proxy by internet as promptly as possible:

•
holders of GNL Common Stock should visit www.fcrvote.com/GNL and follow the instructions shown on your proxy card;

•
holders of RTL Class A Common Stock should visit www.fcrvote.com/RTL and follow the instructions shown on your proxy card;

•
authorize a proxy by telephone as promptly as possible:

•
holders of GNL Common Stock should call 866-402-3905 (toll free) and follow the instructions shown on your proxy card;

•
holders of RTL Class A Common Stock should call 866-402-3905 (toll free) and follow the instructions shown on your proxy card; or

•
authorize a proxy by mail as promptly as possible: mark, sign, and date your proxy card (or voting instruction form, if applicable) and return it in the enclosed postage-paid, pre-addressed envelope.

If your shares of RTL Class A Common Stock or GNL Common Stock are held in accounts controlled by a broker, financial advisor, bank, or other nominee, you should receive a separate voting instruction form with this Joint Proxy Statement/Prospectus. See the section titled “— If my shares are held in accounts controlled by a broker, financial advisor, bank, or other nominee, will they vote my shares for me?” You must obtain a legal proxy, executed in your favor, from your broker, bank, financial advisor, or other nominee, to be able to vote in person at the RTL Special Meeting or the GNL Special Meeting, as applicable. Obtaining a legal proxy may take several days.
The method by which you submit a proxy will in no way limit your right to vote at the RTL Special Meeting or the GNL Special Meeting (as applicable) if you later decide to attend the meeting in person.
Please refer to your proxy card (or voting instruction form, if applicable) for more information.
Q:
What constitutes a quorum?

A:
For the RTL Special Meeting, if holders of a majority of shares of issued and outstanding RTL Class A Common Stock as of the close of business on the RTL Record Date are present at the RTL Special Meeting, either in person or by proxy, there will be a quorum present. Abstentions and broker non-votes, to the extent any broker non-votes exist, will be counted to determine whether a quorum is present.

For the GNL Special Meeting, if holders of a majority of shares of issued and outstanding GNL Common Stock as of the close of business on the GNL Record Date are present at the GNL Special Meeting, either in person or by proxy, there will be a quorum present. Abstentions and broker non-votes, to the extent any broker non-votes exist, will be counted to determine whether a quorum is present.
Q:
What am I being asked to consider and vote on at the special meetings?

A:
RTL.   At the RTL Special Meeting, RTL’s stockholders will be asked to consider and vote on the following proposals:

•
RTL Merger Proposal — to approve the REIT Merger and the other transactions contemplated by the REIT Merger Agreement;

•
RTL Merger-Related Compensation Proposal — a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements for RTL’s named executive officers in connection with the Mergers discussed under the section titled “The Companies — The Combined Company — Quantification of Potential Payments and Benefits to RTL’s Named Executive Officers in Connection with the Proposed Transactions” beginning on page 50; and

•
RTL Adjournment Proposal — to approve the adjournment of the RTL Special Meeting one or more times if necessary or appropriate to permit, among other things, further solicitation of proxies in favor of the RTL Merger Proposal.

GNL.   At the GNL Special Meeting, GNL’s stockholders will be asked to consider and vote on the following proposals:
•
GNL Common Stock Proposal — to approve the issuance of GNL Common Stock pursuant to the REIT Merger Agreement and the Internalization Merger Agreement; and

•
GNL Adjournment Proposal — to approve the adjournment of the GNL Special Meeting one or more times if necessary or appropriate to permit, among other things, further solicitation of proxies in favor of the GNL Common Stock Proposal.

Q:
How does the RTL Board recommend that RTL’s stockholders vote, and how does the GNL Board recommend that GNL’s stockholders vote?

A:
RTL.   The RTL Board, following the unanimous recommendation of the RTL Special Committee, recommends that RTL’s stockholders vote “FOR” each of the proposals to be considered at the RTL Special Meeting.

GNL.   The GNL Board, following the unanimous recommendation of the GNL Special Committee, recommends that GNL’s stockholders vote “FOR” each of the proposals to be considered at the GNL Special Meeting.
Q:
What happens if I do not vote?

A:
The Proposed Transactions cannot be completed without the approval of the proposals relating to the Proposed Transactions. In particular:

RTL.   Approval of the RTL Merger Proposal requires the affirmative vote of the holders of not less than a majority of all outstanding shares of RTL Class A Common Stock entitled to vote on such matter. Abstentions and broker non-votes by RTL stockholders will have the same effect as a vote against the RTL Merger Proposal. Approval of the RTL Merger-Related Compensation Proposal requires the affirmative vote of a majority of all the votes cast on the proposal. Abstentions and broker non-votes by RTL stockholders will not be counted as votes cast on the RTL Merger-Related Compensation Proposal and otherwise will have no effect on the RTL Merger-Related Compensation Proposal. Approval of the RTL Adjournment Proposal requires the affirmative vote of a majority of all the votes cast on the proposal. Abstentions and broker non-votes by RTL stockholders will not be counted as votes cast on the RTL Adjournment Proposal and otherwise will have no effect on the RTL Adjournment Proposal. The approval of the RTL Merger-Related Compensation Proposal and the RTL Adjournment Proposal is not necessary for the Proposed Transactions to be completed.
GNL.   Approval of the GNL Common Stock Proposal and the GNL Adjournment Proposal requires the affirmative vote of a majority of all of the votes cast on such proposal. Abstentions and broker non-votes by GNL stockholders will not be counted as votes cast on the GNL Common Stock Proposal or GNL Adjournment Proposal and otherwise will have no effect on the GNL Common Stock Proposal or GNL Adjournment Proposal. The approval of the GNL Adjournment Proposal is not necessary for the Proposed Transactions to be completed.
Q:
If my shares are held in accounts controlled by a broker, financial advisor, bank, or other nominee, will they vote my shares for me?

A:
If your shares of RTL Class A Common Stock or GNL Common Stock are held in accounts controlled by a broker, financial advisor, bank, or other nominee, you should receive a separate voting instruction form with this Joint Proxy Statement/Prospectus.

To be able to vote in person at the RTL Special Meeting or the GNL Special Meeting, as applicable, you must obtain a legal proxy, executed in your favor, from your broker, bank, financial advisor, or other nominee. Otherwise, you must follow the directions on the voting instruction form in order to instruct your broker, financial advisor, bank, or other nominee on how to vote your shares.
If an executed proxy card is returned by a broker, financial advisor, bank, or other nominee holding shares that indicates that they do not have discretionary authority to vote on the proposals to be voted on at the applicable special meeting, the shares (i) will not be represented in person or by proxy and will not be entitled to vote at the meeting for purposes of determining the presence of a quorum and (ii) will not be considered to have been voted on such proposals. Under applicable rules and regulations, a broker, financial advisor, bank, or other nominee does not have discretionary authority to vote on non-routine matters. For any non-routine matter, they will vote your shares only if you provide them with instructions on how to vote; if you do not instruct them on how to vote and there is at least one routine matter on the proxy card, your shares will be considered “broker non-votes.” We do not expect there to be any routine matters to be considered at either the RTL Special Meeting or the GNL Special Meeting.
RTL proposals.   The RTL Merger Proposal, RTL Compensation Proposal and RTL Adjournment Proposal are non-routine matters. You must follow the directions specified by your broker, bank, financial advisor, or other nominee to provide voting instructions for them to vote your shares at the RTL Special Meeting. Your failure to so provide voting instructions will have the same effect as a vote against the RTL Merger Proposal but will have no effect on the RTL Compensation Proposal and the RTL Adjournment Proposal.

GNL proposals.   The GNL Common Stock Proposal and GNL Adjournment Proposal are non-routine matters. You must follow the directions specified by your broker, bank, financial advisor, or other nominee to provide voting instructions for them to vote your shares at the GNL Special Meeting. Your failure to so provide voting instructions will have no effect on the GNL Common Stock Proposal or the GNL Adjournment Proposal.
Q:
Are RTL stockholders or GNL stockholders entitled to appraisal or dissenters’ rights?

A:
No. Stockholders of RTL and GNL are not entitled to exercise appraisal or dissenters’ rights in connection with the Proposed Transactions.

Q:
Can I revoke my proxy or change my vote after I have delivered my proxy?

A:
Yes. You may revoke your proxy or change your vote at any time before your proxy is voted at the RTL Special Meeting or the GNL Special Meeting, as applicable.

Q:
What does it mean if I receive more than one set of voting materials for the RTL Special Meeting or the GNL Special Meeting?

A:
You may receive more than one set of voting materials for the RTL Special Meeting and/or the GNL Special Meeting, as applicable, including multiple copies of this Joint Proxy Statement/Prospectus and multiple proxy cards or voting instruction forms. For example, if you hold your shares of RTL Class A Common Stock or GNL Common Stock in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold your shares. If you are a holder of record and your shares of RTL Class A Common Stock or GNL Common Stock are registered in more than one name, you may receive more than one proxy card. Please mark, sign, and date your proxy card (or voting instruction form, if applicable), or if available please submit your proxy over the internet or by telephone.

Q:
How can I attend the RTL or GNL special meeting virtually?

A:
The special meetings will be completely virtual and will be conducted via live webcast. You will be able to participate in the special meetings if you were a stockholder of GNL or RTL, as applicable, as of the close of business on the GNL Record Date or RTL Record Date, or hold a valid proxy for the special meetings. You will be able to listen to the special meetings, submit your questions during the special meetings, and vote during the live webcast of the special meetings by visiting www.cesonlineservices.com/gnl23sm_vm (holders of GNL Common Stock) or www.cesonlineservices.com/rtl23sm_vm (holders of RTL Class A Common Stock) and entering the control number included on your proxy card, or in the instructions that accompanied your proxy materials. To participate in the special meetings, you must pre-register (i) if you are a holder of GNL Common Stock, at www.cesonlineservices.com/gnl23sm_vm by 11:00 a.m. Eastern Time on September 7, 2023, or (ii) if you are a holder of RTL Class A Common Stock, at www.cesonlineservices.com/rtl23sm_vm by 1:00 p.m. Eastern Time on September 7, 2023. You will not be able to attend the meeting in person.

Q:
Will a proxy solicitor be used?

A:
Yes.

RTL.   RTL has contracted with Innisfree to assist RTL in the distribution of proxy materials and the solicitation of proxies. RTL expects to pay fees to Innisfree of up to $75,000 to solicit proxies, plus additional fees and expenses for other services related to this proxy solicitation, including the review of proxy materials, dissemination of brokers’ search cards, distribution of proxy materials, operation of online and telephone voting systems, and receipt of executed proxies.
GNL.   GNL has also contracted with Innisfree to assist GNL in the distribution of proxy materials and the solicitation of proxies. GNL expects to pay fees to Innisfree of up to $75,000 to solicit proxies, plus additional fees and expenses for other services related to this proxy solicitation, including the review of proxy materials, dissemination of brokers’ search cards, distribution of proxy materials, operation of online and telephone voting systems, and receipt of executed proxies.

Q:
What happens if I am a stockholder of both RTL and GNL?

A:
You will receive separate proxy cards for each company and must authorize a proxy to vote your shares electronically, by telephone, or by completing, signing and dating each proxy card and returning each proxy card in the appropriate pre-addressed postage-paid envelope or, if available, by submitting a proxy by one of the other methods specified in your proxy card or voting instruction form for each company.

For those registered stockholders with Internet access, GNL and RTL encourage you to authorize a proxy to vote your shares via the Internet, because it is quick, convenient and provides a cost savings to GNL and RTL. Authorizing a proxy to vote your shares via the Internet prior to the meeting date will ensure that your vote is recorded immediately and avoid postal delays that may cause your proxy to arrive late in which case your vote will not be counted.

Q:
Who can answer my questions?

A:
If you have any questions about the transactions or how to submit your proxy, or if you need additional copies of this Joint Proxy Statement/Prospectus or the enclosed proxy card (or voting instruction form, if applicable), you should contact:

If you are a RTL stockholder:	If you are a GNL stockholder:
The Necessity Retail REIT, Inc. 650 Fifth Ave., 30th Floor New York, NY 10019 Attn: Investor Relations (866) 902-0063	Global Net Lease, Inc. 650 Fifth Ave., 30th Floor New York, NY 10019 Attn: Investor Relations (917) 475-2153
Proxy Solicitor:	Proxy Solicitor:
Innisfree M&A Incorporated 501 Madison Avenue, 20th Floor New York, New York 10022 Stockholders may call toll-free at (877) 750-9498 Banks and brokers may call collect at (212) 750-5833	Innisfree M&A Incorporated 501 Madison Avenue, 20th Floor New York, New York 10022 Stockholders may call toll-free at (888) 750-5830 Banks and brokers may call collect at (212) 750-5833

SUMMARY
The following summary highlights some of the information contained in this Joint Proxy Statement/Prospectus. This summary may not contain all of the information that is important to you. For a more complete description of the REIT Merger, the OP Merger, the REIT Merger Agreement, the Internalization Merger, the Internalization Merger Agreement, and the other transactions contemplated by the REIT Merger Agreement and the Internalization Merger Agreement, RTL and GNL encourage you to carefully read this entire Joint Proxy Statement/Prospectus, including the attached annexes and appendices. See also the sections titled “About this Joint Proxy Statement/Prospectus” beginning on page i for, among other things, the definition of various terms used herein and “Where You Can Find More Information and Incorporation by Reference” beginning on page 224 for, among other things, a list of documents incorporated by reference into this Joint Proxy Statement/Prospectus. References to the “Combined Company” throughout this Joint Proxy Statement/Prospectus refer to GNL, as the continuing company, after the Proposed Transactions have been consummated.
The Parties to the Mergers
The Necessity Retail REIT, Inc. (“RTL”) and The Necessity Retail REIT Operating Partnership, L.P. (“RTL OP”)
RTL is an externally managed, publicly traded REIT focusing on acquiring and managing a diversified portfolio of primarily service-oriented and traditional retail and distribution-related commercial real estate properties located primarily in the United States. RTL was formed in January 2013 as a Maryland corporation and qualified as a REIT beginning with its taxable year ended December 31, 2013. RTL conducts substantially all of its activities and holds all of its assets through the RTL OP.
As of March 31, 2023, RTL operated in two reportable segments: single-tenant properties and multi-tenant properties and owned 1,039 properties, comprised of 27.6 million rentable square feet, which were 92.6% leased, including 930 single-tenant net leased commercial properties (892 of which are leased to retail tenants) and 109 multi-tenant retail properties, all of which were located within the United States. Based on annualized rental income on a straight-line basis as of March 31, 2023, the total single-tenant properties comprised 47% of RTL’s total portfolio and were 67% leased to service retail tenants, and the total multi-tenant properties comprised 53% of RTL’s total portfolio and were 42% leased to experiential retail tenants, defined as tenants in the restaurant, discount retail, entertainment, salon/beauty and grocery sectors, among others.
RTL has no employees and is externally advised and managed by RTL Advisor pursuant to the RTL Advisory Agreement. RTL Advisor manages RTL’s day-to-day business with the assistance of RTL Property Manager. Following the close of the Proposed Transactions, RTL will become a wholly owned subsidiary of GNL and the RTL Advisory Agreement will be terminated.
RTL’s principal executive offices are located at 650 Fifth Avenue — 30th Floor, New York, NY 10019, and RTL’s phone number is (212) 415-6500. RTL’s website is www.necessityretailreit.com. The information in RTL’s website is not included or incorporated by reference in this Joint Proxy Statement/Prospectus, and the website is included only as an inactive textual reference.
Global Net Lease, Inc. (“GNL”) and Global Net Lease Operating Partnership, L.P. (“GNL OP”)
GNL is an externally managed, publicly traded REIT that focuses on acquiring and managing a globally diversified portfolio of strategically-located commercial real estate properties, which are leased primarily to Investment Grade (as defined herein) tenants and investing in commercial properties, with an emphasis on sale-leaseback transactions and mission-critical, single tenant net-lease assets. GNL was formed in July 2011 as a Maryland corporation and qualified as a REIT beginning with its taxable year ended December 31, 2013. GNL conducts substantially all of its activities and owns all of its assets through the GNL OP.
As of March 31, 2023, GNL owned 317 properties consisting of 39.6 million rentable square feet, which were 98.0% leased, with a weighted-average remaining lease term of 7.8 years. Substantially all of its properties were single-tenant properties. Based on the percentage of rental income on a straight-line basis as of March 31, 2023, 61% of GNL’s properties were located in the U.S. and Canada and 39% of GNL’s properties were located in Europe. In addition, as of March 31, 2023, GNL’s portfolio was comprised of 55% industrial/distribution properties, 40% office properties and 5% retail properties. These percentages are calculated using straight-line rent converted from local currency into the USD as of March 31, 2023. The straight-line rent includes amounts for tenant concessions.
GNL has no employees (except for one person located in Europe that is directly employed to provide certain tax services) and is externally advised and managed by GNL Advisor, pursuant to the GNL Advisory Agreement. GNL Advisor manages GNL’s day-to-day business with the assistance of GNL Property Manager. Following the closing of the Proposed Transactions, the Combined Company, will become an internally or “self-managed” REIT.
GNL’s principal executive offices are located at 650 Fifth Avenue — 30th Floor, New York, NY 10019, and GNL’s phone number is (212) 415-6500. GNL’s website is www.globalnetlease.com. The information in GNL’s website is not included or incorporated by reference in this Joint Proxy Statement/Prospectus, and the website is included only as an inactive textual reference.
Osmosis Sub I, LLC (“REIT Merger Sub”)
Osmosis Sub I, LLC, a wholly owned subsidiary of GNL, is a Maryland limited liability company organized on May 22, 2023 for the purpose of effecting the REIT Merger. REIT Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the REIT Merger Agreement. The principal executive offices of REIT Merger Sub are located at 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202.
Osmosis Sub II, LLC (“OP Merger Sub”)
Osmosis Sub II, LLC, a wholly owned subsidiary of GNL OP, is a Delaware limited liability company organized on May 22, 2023 for the purpose of effecting the OP Merger. OP Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the REIT Merger Agreement. The principal executive offices of OP Merger Sub are located at Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808.
The Mergers and the REIT Merger Agreement (See page 129)
RTL and GNL have entered into the REIT Merger Agreement attached as Annex A to this Joint Proxy Statement/Prospectus. Subject to the terms and conditions of the REIT Merger Agreement, at the REIT Merger Effective Time, RTL will merge with and into REIT Merger Sub, with REIT Merger Sub continuing as the surviving entity and a wholly owned subsidiary of GNL.
At the REIT Merger Effective Time, each issued and outstanding share of (i) RTL Class A Common Stock (including RTL LTIP Units and RTL OP Common Units converted into shares of RTL Class A Common Stock on or prior to the REIT Merger Effective Time) will automatically be converted into the right to receive 0.670 shares of validly issued, fully paid and nonassessable shares of GNL Common Stock; (ii) RTL Series A Preferred Stock will automatically be converted into the right to receive from GNL one share of newly created GNL Series D Preferred Stock; and (iii) RTL Series C Preferred Stock will automatically be converted into the right to receive from GNL one share of newly created GNL Series E Preferred Stock. The GNL Series D Preferred Stock and GNL Series E Preferred Stock will have substantially identical powers, preferences, privileges, and rights as the RTL Series A Preferred Stock and the RTL Series C Preferred Stock, respectively. All shares of RTL Class A Common Stock, RTL Series A Preferred Stock and RTL Series C Preferred Stock will no longer be outstanding and will automatically be cancelled and cease to exist. Holders of these securities will cease to have any rights with respect thereto, except for the right to receive the consideration and any dividends as provided in the REIT Merger Agreement. On May 22, 2023, the last trading day before RTL and GNL announced the REIT Merger Agreement, the closing price of GNL Common Stock on the NYSE was $10.38 per share and the closing price of RTL Class A Common Stock on Nasdaq was $4.69 per share.
Following the REIT Merger Effective Time, OP Merger Sub will merge with and into RTL OP, with RTL OP continuing as the surviving entity. Following the REIT Merger Effective time and prior to the OP

Merger, REIT Merger Sub will distribute its general partnership interests in RTL OP to GNL, which will contribute the general partnership interests to GNL OP and, in turn, GNL OP will contribute onward the general partnership interests to Newco GP, LLC. At the OP Merger Effective Time, (i) Newco GP, LLC will be the sole general partner of the surviving company with respect to the OP Merger; (ii) all the RTL OP Preferred Units held by REIT Merger Sub immediately after the REIT Merger Effective Time will be cancelled and no payment will be made with respect thereto; (iii) GNL OP will continue as the sole limited partner of RTL OP; and (iv) each RTL OP Unit held by a limited partner of RTL OP other than RTL or any subsidiary of RTL issued and outstanding immediately prior to the OP Merger Effective Time will automatically be converted into New GNL OP Units in an amount equal to (x) one (1), multiplied by (y) the Exchange Ratio, and each holder of New GNL OP Units will be admitted as a limited partner of GNL OP in accordance with the terms of the partnership agreement of GNL OP. Immediately after the OP Merger Effective Time, Newco GP, LLC will be the general partner and GNL OP will be the limited partner of RTL OP.
The Internalization Merger and the Internalization Merger Agreement (See page 146)
GNL and RTL also entered into the Internalization Merger Agreement attached as Annex B to this Joint Proxy Statement/Prospectus, with GNL Advisor Sub, GNL PM Sub, RTL Advisor Sub, RTL PM Sub, GNL OP, and RTL OP on the one hand, and Advisor Parent, GNL SLP, RTL SLP, and the Internalization Parties, on the other hand.
In accordance with the Internalization Merger Agreement, (i) GNL Advisor Sub will merge with and into GNL Advisor, with GNL Advisor continuing in existence as Global Net Lease Advisors, LLC, (ii) GNL PM Sub will merge with and into GNL Property Manager, with GNL Property Manager continuing in existence as Global Net Lease Properties, LLC, (iii) RTL Advisor Sub will be merged with and into RTL Advisor, with RTL Advisor continuing in existence as Necessity Retail Advisors, LLC and (iv) RTL PM Sub will merge with and into RTL Property Manager, with RTL Property Manager continuing in existence as Necessity Retail Properties, LLC. As a result of these mergers, each of the Internalization Parties will become wholly-owned subsidiaries of GNL (and referred to herein, collectively, following the Internalization Merger Effective Time, as the Acquired Entities). Each of the advisory management services agreements between the Internalization Parties and GNL and RTL, respectively, will be terminated upon the Internalization Merger Effective Time.
As a result of the Internalization Merger, management of the Combined Company will become “internalized” or “self-managed” which means that GNL will no longer be managed by a third party and will instead have its own dedicated workforce. As part of the Internalization Merger, all assets and contracts (including leases) necessary or desirable in the judgment of GNL and RTL to conduct the business of the Combined Company will be placed into subsidiaries of Advisor Parent, and certain employees identified by GNL and RTL in the Internalization Merger Agreement will become employees of those subsidiaries, that will be merged with and into subsidiaries of GNL upon the Internalization Merger Effective Time. Certain employees identified by GNL and RTL in the Internalization Merger Agreement will be offered employment with GNL, or will have their employment assumed or will be transferred into subsidiaries of Advisor Parent that will be merged with and into subsidiaries of GNL upon the Internalization Merger Effective Time. See “The Internalization Merger Agreement” beginning on page 146.”
As consideration for the Internalization Merger, GNL will issue 29,614,825 shares of GNL Common Stock to Advisor Parent valued based on GNL’s five-day volume weighted average price of $10.97 as of market close on May 11, 2023, initially valued in the aggregate at $325.0 million, and pay an additional $50.0 million of cash. The Advisor Parent Shares will be issued in a private placement exempt from registration and will be subject to the terms of a Registration Rights and Stockholder Agreement to be effective at the Internalization Merger Effective Time. In accordance with the Registration Rights and Stockholder Agreement, GNL will be required, upon Advisor Parent’s request, to register the Advisor Parent Shares for resale under the Securities Act, pursuant to the terms and conditions thereof. In addition, in accordance with the Registration Rights and Stockholder Agreement, Advisor Parent will have certain board nomination rights, subject to retaining an ownership thresholds of 10% of the outstanding GNL Common Stock. See The Internalization Merger Agreement — Ancillary Agreements in Connection with the Internalization Merger Agreement — Registration Rights and Stockholder Agreement beginning on page 157.

Covenants in the Internalization Merger Agreement
Pursuant to the Internalization Merger Agreement, the parties have made customary covenants relating to, among other things, the conduct of business from the date of the Internalization Merger Agreement until the Internalization Merger Effective Time, best efforts, governmental approvals and the obtaining of any required third-party consents, and the public announcement of the Internalization Merger. Advisor Parent and GNL have also agreed to take actions regarding certain employees of the Internalization Parties that will facilitate those employees becoming employees of GNL following the Internalization Merger. The parties have also made certain covenants modifying the GNL 2021 Award and RTL 2021 Award, as further described herein. In connection with the Internalization Merger Agreement, GNL has also agreed to grant a waiver to Advisor Parent and certain of its owners to permit them to own more GNL Common Stock than would otherwise be permitted under GNL’s Revised Beneficial Ownership Limit in order to permit Advisor Parent to receive the shares of GNL Common Stock it will receive in connection with the Proposed Transactions. See “The Internalization Merger Agreement — Waiver of Ownership Limitations” beginning on page 152.
Advisor Parent has made certain covenants regarding the ongoing operation of the Internalization Parties in the ordinary course of business and in compliance with the applicable advisory and property management agreements, as well as keeping available the services provided by certain of their officers and employees to GNL and RTL and maintaining the existing compensation and benefits of employees expected to be involved in the Internalization Merger.
The Combined Company (See page 40)
On a pro forma basis giving effect to the Proposed Transactions assuming the Proposed Transactions had occurred as of March 31, 2023, the Combined Company would have a total equity market capitalization of approximately $2.4 billion (based on the closing price of GNL Common stock on July 13, 2023 of $10.74 per share). In addition, based on the total gross book value of real estate assets as of March 31, 2023, the Combined Company would own approximately $9.6 billion of real estate assets, making it the third largest publicly-traded net lease REIT with a global presence.
The business of GNL will be operated through GNL OP. GNL will be internally managed and will have control, and be responsible for directing, the day-to-day management of GNL OP.
The GNL Common Stock will continue to be listed on the NYSE, trading under the symbol “GNL.” As a result of the completion of the Proposed Transactions, the RTL Class A Common Stock, RTL Series A Preferred Stock and RTL Series C Preferred Stock will be delisted from Nasdaq and deregistered under the Exchange Act. The shares of GNL Series D Preferred Stock and GNL Series E Preferred Stock will be listed on the NYSE. GNL’s principal executive offices will continue to be located at 650 Fifth Avenue — 30th Floor, New York, NY 10019, and GNL’s phone number will be (212) 415-6500.
Following the closing of the Proposed Transactions, based on the Exchange Ratio, and subject to certain assumptions regarding the outstanding LTIPs and RTL Common OP Units, current GNL stockholders will hold approximately 45%, current RTL stockholders will hold approximately 39%, the Blackwells/Related Parties will hold approximately 2%, and the owners of Advisor Parent and their affiliates (including the direct owner of Advisor Parent and its wholly-owned subsidiaries (including Advisor Parent)) will hold approximately 14% (and will be permitted to own up to 16.8%) of the issued and outstanding shares of common stock of the Combined Company, which assumes 50% of outstanding RTL LTIP Units and 15% of GNL LTIP Units held by Advisor Parent and its affiliates are earned. For more information about the LTIPs held by Advisor Parent, see the section titled “The Companies — The Combined Company — Treatment of Outstanding Equity-Based Awards” beginning on page 52.
Additional information about the Combined Company’s portfolio can be found in the section titled “The Companies — The Combined Company” beginning on page 40.
Recommendation of the RTL Board of Directors and RTL Special Committee (See page 62)
On May 23, 2023, the RTL Board (with Governor Rendell recusing himself), based on the unanimous recommendation of the RTL Special Committee, (i) approved each of the REIT Merger Agreement and the Internalization Merger Agreement, determined that the transactions contemplated thereby (including the

REIT Merger, the OP Merger and the Internalization Merger) were advisable, fair to, and in the best interests of RTL and its stockholders; (ii) approved the per share REIT Merger consideration based on the Exchange Ratio; and (iii) authorized and approved the Proposed Transactions and each of the other transactions contemplated by the REIT Merger Agreement and the Internalization Merger Agreement and directed that the REIT Merger be submitted to the RTL stockholders for approval, by the affirmative vote of the holders of not less than a majority of all outstanding shares of RTL Class A Common Stock at a special meeting of RTL’s stockholders.
The RTL Board, based on the unanimous recommendation of the RTL Special Committee, recommends that RTL stockholders vote “FOR” the RTL Merger Proposal, “FOR” the RTL Merger-Related Compensation Proposal and “FOR” the RTL Adjournment Proposal.
Recommendation of the GNL Board of Directors and GNL Special Committee (See page 66)
On May 23, 2023, the GNL Board (with Governor Rendell recusing himself), based on the unanimous recommendation of the GNL Special Committee, (i) approved each of the REIT Merger Agreement and the Internalization Merger Agreement, determined that the transactions contemplated thereby (including the REIT Merger, the OP Merger and the Internalization Merger) were advisable, fair to, and in the best interests of GNL and its stockholders; (ii) approved the issuance of GNL Common Stock as contemplated by the REIT Merger Agreement and Internalization Merger Agreement to, among others, the stockholders of RTL and to Advisor Parent and directed that the issuance be submitted to the GNL stockholders for approval, by the affirmative vote of a majority of all votes cast at a special meeting of GNL’s stockholders; and (iii) authorized and approved the Proposed Transactions and each of the other transactions contemplated by the REIT Merger Agreement and the Internalization Merger Agreement.
The GNL Board, based on the unanimous recommendation of the GNL Special Committee, recommends that GNL stockholders vote “FOR” the GNL Common Stock Proposal, and “FOR” the GNL Adjournment Proposal.
The RTL Special Meeting (See page 62)
RTL has agreed to hold a special meeting for the purpose of voting upon a proposal to approve the REIT Merger pursuant to the REIT Merger Agreement. The RTL Board recommends that the RTL stockholders approve the RTL Merger Proposal and the RTL Board has agreed to use its reasonable best efforts to solicit the approval of the RTL Merger Proposal at the RTL Special Meeting. The RTL Special Meeting will be held virtually on September 8, 2023, commencing at 1:00 p.m., Eastern Time, at the following link: www.cesonlineservices.com/rtl23sm_vm. To participate in the RTL Special Meeting, you must pre-register at www.cesonlineservices.com/rtl23sm_vm by 1:00 p.m. Eastern Time on September 7, 2023. The RTL Special Meeting will be held via virtual format only and will not be held at a physical location. To be admitted to the RTL Special Meeting, you must enter the control number found on your proxy card or voting instruction form or notice you previously received. You may vote during the RTL Special Meeting by following the instructions available on the meeting website during the meeting.
At the RTL Special Meeting, the RTL stockholders will be asked to consider and vote upon the following matters:
1.   the RTL Merger Proposal;
2.   the RTL Merger-Related Compensation Proposal; and
3.   the RTL Adjournment Proposal.
Assuming a quorum is present, approval of the RTL Merger Proposal requires the affirmative vote of the holders of not less than a majority of all outstanding shares of RTL Class A Common Stock entitled to vote on such proposal.
Assuming a quorum is present, approval of the RTL Merger-Related Compensation Proposal and the RTL Adjournment Proposal requires the affirmative vote of a majority of the votes cast by the holders of RTL Class A Common Stock.

At the close of business on July 14, 2023, directors and executive officers of RTL, and Advisor Parent and certain of its affiliates, were collectively entitled to vote 790,626 shares of RTL Class A Common Stock, or approximately 0.6% of the RTL Class A Common Stock issued and outstanding on that date. RTL currently expects that all RTL directors and executive officers and Advisor Parent and each of its affiliates will vote their shares of RTL Class A Common Stock in favor of the RTL Merger Proposal in connection with the Proposed Transactions on the terms and conditions set forth in each of the Merger Agreements, as well as the other proposals to be considered at the RTL Special Meeting, although none of them is contractually obligated to do so.
Your vote as an RTL stockholder is very important. Accordingly, please sign and return the enclosed proxy card, or submit your proxy over the internet or telephone, whether or not you plan to attend the RTL Special Meeting virtually.
This Joint Proxy Statement/Prospectus also contains information regarding the GNL Special Meeting, including the items of business for that special meeting. RTL stockholders are not voting on the proposals to be voted on at the GNL Special Meeting.
The GNL Special Meeting (See page 66)
GNL has agreed to hold a special meeting for the purpose of voting upon a proposal to approve the issuance of GNL Common Stock in connection with the Proposed Transactions and other related matters. The GNL Board recommends that the GNL stockholders approve the GNL Common Stock Proposal and the GNL Board has agreed to use its reasonable best efforts to solicit the approval of the GNL Common Stock Proposal at the GNL Special Meeting. The GNL Special Meeting will be held virtually on September 8, 2023, commencing at 11:00 a.m., Eastern Time, at the following link: www.cesonlineservices.com/gnl23sm_vm. To participate in the GNL Special Meeting, you must pre-register at www.cesonlineservices.com/gnl23sm_vm by 11:00 a.m. Eastern Time on September 7, 2023. The GNL Special Meeting will be held via virtual format only and will not be held at a physical location. To be admitted to the GNL Special Meeting, you must enter the control number found on your proxy card or voting instruction form or notice you previously received. You may vote during the GNL Special Meeting by following the instructions available on the meeting website during the meeting.
At the GNL Special Meeting, the GNL stockholders will be asked to consider and vote upon the following matters:
1.   the GNL Common Stock Proposal; and
2.   the GNL Adjournment Proposal.
Assuming a quorum is present, approval of the GNL Common Stock Proposal and the GNL Adjournment Proposal each require the affirmative vote of a majority of the votes cast by the holders of GNL Common Stock on the proposal.
At the close of business on July 14, 2023, directors and executive officers of GNL, and Advisor Parent and certain of its affiliates, were collectively entitled to vote 389,982 shares of GNL Common Stock, or approximately 0.4% of the GNL Common Stock issued and outstanding on that date. GNL currently expects that all GNL directors and executive officers and Advisor Parent and each of its affiliates will vote their shares of GNL Common Stock in favor of the GNL Common Stock Proposal in connection with the Proposed Transactions on the terms and conditions set forth in each of the Merger Agreements, as well as the other proposals to be considered at the GNL Special Meeting, although none of them is contractually obligated to do so. In addition, the Blackwells/Related Parties hold 2,594,332 shares of GNL Common Stock as of July 14, 2023 and, pursuant to the Blackwells/Related Agreement, are contractually obligated to vote those shares in favor of the GNL Common Stock Proposal. If the Blackwells/Related Parties fail to satisfy their voting obligations under the Blackwells/Related Agreement, they have granted an irrevocable proxy in favor of GNL which will permit GNL to vote those shares in favor of the GNL Common Stock Proposal.
Your vote as a GNL stockholder is very important. Accordingly, please sign and return the enclosed proxy card, or submit your proxy over the internet or telephone, whether or not you plan to attend the GNL Special Meeting virtually.

This Joint Proxy Statement/Prospectus also contains information regarding the RTL Special Meeting, including the items of business for that special meeting. GNL stockholders are not voting on the proposals to be voted on at the RTL Special Meeting.
Opinion of Financial Advisor to the RTL Special Committee (See page 100)
On May 23, 2023, Truist Securities rendered its oral opinion to the RTL Special Committee (which was subsequently confirmed in writing by delivery of Truist Securities’ written opinion dated May 23, 2023) as to, as of May 23, 2023, the fairness, from a financial point of view, to the holders of RTL Class A Common Stock, other than the Excluded Holders, of the consideration to be received by such holders (other than the Excluded Holders) in the REIT Merger pursuant to the REIT Merger Agreement after giving effect to the Internalization Merger, treating the REIT Merger and the Internalization Merger as a single, unitary transaction (the “REIT Common Merger Consideration”). Truist Securities’ opinion did not separately address the fairness of the Internalization Merger Consideration, whether relative to the REIT Common Merger Consideration, or otherwise.
Truist Securities’ opinion was directed to the RTL Special Committee (in its capacity as such) and only addressed the fairness, from a financial point of view, to the holders of RTL Class A Common Stock other than the Excluded Holders of the REIT Common Merger Consideration to be received by the holders of RTL Class A Common Stock (other than the Excluded Holders) in the REIT Merger pursuant to the REIT Merger Agreement after giving effect to the Internalization Merger and did not address any other aspect or implication of the REIT Merger or any agreement, arrangement or understanding entered into in connection therewith or otherwise. The summary of Truist Securities’ opinion in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this Joint Proxy Statement/Prospectus and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Truist Securities in preparing its opinion. However, neither Truist Securities’ written opinion nor the summary of its opinion and the related analyses set forth in this Joint Proxy Statement/Prospectus is intended to be, and they do not constitute, advice or a recommendation as to, or otherwise address, how the RTL Special Committee, the RTL Board or any security holder of RTL should act or vote with respect to any matter relating to the REIT Merger or otherwise.
For more information, see the section entitled “Opinion of Financial Advisor to the RTL Special Committee” beginning on page 100 of this Joint Proxy Statement/Prospectus and Annex C to this Joint Proxy Statement/Prospectus.
Opinion of Financial Advisor to the GNL Special Committee (See page 107)
The GNL Special Committee retained BMO as its financial advisor in connection with the REIT Merger and the GNL Internalization. At the meeting of the GNL Special Committee on May 23, 2023, BMO rendered to the GNL Special Committee its oral opinions, subsequently confirmed by delivery of written opinions, each dated May 23, 2023, as to the fairness, from a financial point of view, to GNL as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by BMO as set forth in the applicable written opinion of (i) the Exchange Ratio provided for in the REIT Merger pursuant to the REIT Merger Agreement, and (ii) in respect of the GNL Internalization, the $26.5 million in cash and 15,695,857 shares of GNL Common Stock, representing approximately 53% of the Internalization Merger Consideration, which BMO was directed by GNL management to assume was the portion of the Internalization Merger Consideration allocable to the GNL Internalization, to be paid by GNL in the Internalization Merger pursuant to the Internalization Merger Agreement. BMO did not provide any opinion with respect to the portion of the Internalization Merger Consideration allocable to the RTL Internalization.
The full text of BMO’s written opinion regarding the REIT Merger, dated May 23, 2023, is attached to this Joint Proxy Statement/Prospectus as Annex D and is incorporated into this Joint Proxy Statement/Prospectus by reference. The full text of BMO’s written opinion regarding the Internalization Merger, dated May 23, 2023, is attached to this Joint Proxy Statement/Prospectus as Annex E and is incorporated into this Joint Proxy Statement/Prospectus by reference. You should read BMO’s opinions carefully and in their entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by BMO in rendering such opinions. This summary is qualified in its entirety by reference to the full text of the opinions. BMO’s opinions were directed to the GNL Special Committee, in its capacity as such, and addressed only the fairness, from a financial point of view, to GNL as of the date of the opinions of (i) with respect to the REIT Merger Opinion, the Exchange Ratio provided for in the REIT Merger pursuant to the REIT Merger Agreement, and (ii) with respect to the GNL Internalization Opinion, the GNL Internalization Consideration to be paid by GNL in the GNL Internalization pursuant to the Internalization Merger Agreement. The opinions did not address any other aspects or implications of the REIT Merger or the Internalization Merger and the REIT Merger Opinion did not address the relative merits of the REIT Merger contemplated by the REIT Merger Agreement, and the GNL Internalization Opinion did not address the relative merits of the GNL Internalization contemplated by the Internalization Merger Agreement, in each case, as compared to other business or financial strategies that might have been available, and the opinions did not address the underlying business decision to enter into the REIT Merger Agreement or the Internalization Merger Agreement or to proceed with any other transaction contemplated by the REIT Merger Agreement or the Internalization Merger Agreement. BMO’s opinions were not intended to, and do not, constitute advice or a recommendation as to how any holder of GNL Common Stock or any other person should act or vote at the special meeting or otherwise with respect to the REIT Merger, the Internalization Merger, any related transactions or proposals or any other matter.
For more information, see the section entitled “Opinions of Financial Advisor to the GNL Special Committee” beginning on page 107 of this Joint Proxy Statement/Prospectus and Annex D and Annex E to this Joint Proxy Statement/Prospectus.
Treatment of Outstanding Equity-Based Awards (See page 52)
RTL Restricted Shares
Except with respect to the RTL Restricted Shares granted between the execution of the REIT Merger Agreement and the REIT Merger Effective Time, as of one business day immediately prior to the REIT Merger Effective Time, each RTL Restricted Share granted to a member of the RTL Board under the RTL 2018 Plan that is outstanding as of immediately prior to the REIT Merger Effective Time (whether or not then vested) will automatically become fully vested, and all restrictions with respect thereto will lapse. Each share of RTL Class A Common Stock resulting from the vesting of the RTL Restricted Shares will be treated the same as other shares of RTL Class A Common Stock issued and outstanding immediately prior to the REIT Merger Effective Time, and will be converted into the right to receive shares of GNL Common Stock based on the Exchange Ratio. After the signing of the REIT Merger Agreement, each independent director of the RTL board of directors has been granted $85,000 of RTL Restricted Shares as part of their ordinary course annual grants, with such RTL Restricted Shares to be subject to one year vesting pursuant to the award agreement granting the RTL Restricted Shares and will convert into shares of GNL Common Stock at the REIT Merger Effective Time in the same manner as the unvested RTL Restricted Stock held by non-directors of RTL (as described below)
Also as of one business day immediately prior to the REIT Merger Effective Time, all other RTL Restricted Shares outstanding as of immediately prior to the REIT Merger Effective Time including any RTL Restricted Shares issued on conversion of RTL LTIP Units will cease to relate to or represent any right to receive RTL Class A Common Stock and will be assumed by GNL and automatically converted, at the REIT Merger Effective Time, into GNL Restricted Stock with respect to a number of shares of GNL Common Stock equal to the product of (x) the number of shares of RTL Class A Common Stock underlying the applicable award of RTL Restricted Shares as of immediately prior to such conversion, multiplied by (y) the Exchange Ratio, with each such award of RTL Restricted Shares so converted into GNL Restricted Stock otherwise subject to the same terms and conditions as were applicable to the corresponding award of RTL Restricted Shares, including any applicable vesting, acceleration, and payment timing provisions, except (i) as expressly adjusted by the REIT Merger Agreement, (ii) all of the outstanding equity or equity-based awards of RTL held by Jason Doyle and other key employees (including any incremental grants made to them prior to the REIT Merger Effective Time) will fully vest as of immediately prior to the REIT Merger Effective Time, and (iii) all of the outstanding equity or equity-based awards of RTL held by any employee of RTL Advisor who is not offered employment by GNL on the terms and conditions set forth in the Internalization Merger Agreement will fully vest as of immediately prior to the REIT Merger Effective Time.

RTL LTIP Units
In connection with the Internalization Merger Agreement, the parties agreed to modify the terms of the existing RTL 2021 Award to accelerate the timing for determining whether the award is vested and earned. Specifically, as modified, prior to the Internalization Effective Time, RTL Advisor will distribute a new award of RTL LTIP Units that are outstanding under the terms of the RTL 2021 Advisor Multi-Year Outperformance Award (the “RTL 2021 Award”) to RTL SLP. RTL and RTL OP will modify the RTL LTIP Units so that the award may be converted, upon the election of Advisor Parent, into 8,528,885 restricted shares of RTL (the “Converted RTL Restricted Shares”). Any restricted shares that are not earned will be forfeited by the Advisor Parent. As modified, upon Advisor Parent exercising the election, RTL will immediately issue RTL SLP the Converted RTL Restricted Shares, subject to an award agreement which is substantially identical to the RTL 2021 Award, except as modified by the terms of the Internalization Merger Agreement. All vesting conditions, whether based on time or performance, will remain in full effect, except as modified by the Internalization Merger Agreement. Each of the earned RTL LTIP Units will be entitled to a priority catch-up distribution paid in cash at the Internalization Effective Time (the “RTL Catch Up”). If Advisor Parent elects to convert RTL LTIP Units into Converted RTL Restricted Shares, other than with respect to the RTL Catch Up, any dividend or distribution will be paid on the Converted RTL Restricted Shares in accordance with the provisions of the RTL 2021 Award. All Converted RTL Restricted Shares (or, if not converted, the RTL LTIP Units) will vest and may be earned based on the achievement of performance as calculated on or prior to the closing of the Proposed Transactions and any vested and earned Converted RTL Restricted Shares upon release of restrictions which will occur prior to the REIT Merger Effective Time, will be treated as a share of RTL Class A Common Stock issued and outstanding immediately prior to the REIT Merger Effective Time and will be converted into the right to receive shares of GNL Common Stock based on the Exchange Ratio.
Fewer shares than the maximum may be issued based on the measurement provisions in the RTL 2021 Award and GNL 2021 Award, which are based on total shareholder returns over the measurement period. The end of the measurement period will occur prior to the closing of the Proposed Transactions. It is expected that both the RTL LTIP Units (following conversion to shares of RTL Class A Common Stock) and the GNL LTIP Units will be converted or exchanged into shares of GNL Common Stock at or near closing of the Proposed Transactions. Based on the price of GNL Common Stock of $10.74 per share at July 13, 2023, on a pro forma basis, 2,857,042 shares of GNL Common Stock would be issued in exchange for the RTL LTIP Units that would convert to shares of RTL Class A Common Stock prior to the closing and 375,000 shares of GNL Common Stock would be issued for the GNL LTIP Units.
GNL LTIP Units
In connection with the Internalization Merger Agreement, the parties agreed to modify the terms of the existing GNL 2021 Award to accelerate the timing for determining whether the award is vested and earned. Specifically, as modified, prior to the Internalization Effective Time, GNL Advisor will distribute the GNL LTIP Units that are outstanding under the terms of the GNL 2021 Award to GNL SLP. GNL and GNL OP will modify the GNL LTIP Units so that the award may be converted, upon the election of Advisor Parent, into 2,500,000 GNL Restricted Shares. Any restricted shares that are not earned will be forfeited by the Advisor Parent. As modified, upon Advisor Parent exercising such election, GNL will immediately issue GNL SLP the GNL Restricted Shares, subject to an award agreement which is substantially identical to the GNL 2021 Award, except as modified by the terms of the Internalization Merger Agreement. All vesting conditions, whether based on time or performance, will remain in full effect, except as modified by the Internalization Merger Agreement. Each of the earned GNL LTIP Units will be entitled to a priority catch-up distribution paid in cash at the Internalization Effective Time (the “GNL Catch Up”). If Advisor Parent elects to convert GNL LTIP Units into the GNL Restricted Shares, other than with respect to the GNL Catch Up, any dividend or distribution will be paid on the GNL Restricted Shares in accordance with the provisions of the GNL 2021 Award. Upon the Internalization Effective Time, all GNL Restricted Shares (or, if not converted, the GNL LTIP Units) will vest and may be earned based on the achievement of performance as calculated on or prior to the closing of the Proposed Transactions and any vested and earned GNL Restricted Shares will be released from all restrictions and registered for resale on Form S-3 which GNL is required to file upon the closing of the Internalization Merger.

RTL and GNL Financing Agreements (See page 131)
In connection with the REIT Merger, GNL will assume all of RTL’s indebtedness and repay all amounts outstanding under the RTL Credit Facility. In particular: (i) GNL will assume RTL’s Senior Notes; (ii) GNL will repay all amounts due under the RTL Credit Facility and then terminate the facility; and (iii) GNL will exercise the “accordion feature” on the GNL Credit Facility and will either amend or refinance the GNL Credit Facility to increase the proceeds available under the GNL Credit Facility to repay the RTL Credit Facility. In addition, RTL will seek lender consents with respect to the applicable terms of the RTL CMBS to the extent required to permit RTL and RTL OP to perform their respective obligations pursuant to the REIT Merger Agreement and the Internalization Merger Agreement, and GNL will seek lender consents with respect to the applicable terms of the GNL CMBS to the extent required to permit GNL or GNL OP to perform their respective obligations pursuant to the REIT Merger Agreement and the Internalization Merger Agreement.
Corporate Governance
Directors and Executive Officers of GNL after the Proposed Transactions (See page 43)
At the REIT Merger Effective Time, the GNL Board will be increased by three members. Three independent directors of RTL will be appointed to the GNL Board. Immediately following the REIT Merger Effective Time, the board is expected to be comprised of James L. Nelson, Edward M. Weil, Lisa Kabnick, Edward G. Rendell, Stanley Perla, M. Therese Antone, and Abby M. Wenzel, whose terms will end at the 2024 annual meeting of GNL stockholders; and P. Sue Perrotty and Leslie Michelson, whose terms will end at the 2025 annual meeting of GNL stockholders. Mr. Nelson and Mr. Weil were reelected to the GNL Board at the 2023 annual meeting of GNL stockholders held on June 29, 2023 to serve until the 2026 annual meeting of GNL stockholders. To facilitate the declassification of the GNL Board, Mr. Nelson and Mr. Weil have each signed letters of resignation pursuant to which they will resign from the GNL Board at the REIT Merger Effective Time, after which the GNL Board will immediately appoint them to serve only until the 2024 annual meeting of GNL stockholders. Ms. Kabnick was reelected to the RTL Board at the 2023 annual meeting of RTL stockholders held on June 29, 2023 to serve until the 2026 annual meeting of RTL stockholders, but she will be appointed to serve on the GNL Board only until the 2024 annual meeting of GNL stockholders.
Declassifying the Board (See page 42)
In connection with the Mergers, at the REIT Merger Effective Time GNL will declassify the GNL Board so that, following the completion of the declassification process, all of the directors of the GNL Board will be elected to serve until the following annual meeting of stockholders and until their respective successors are duly elected and qualify. To achieve this, after completion of the REIT Merger, seven of the nine members of the board will be subject to terms that will end at the 2024 annual meeting of GNL stockholders. The terms of the other two directors will end at the 2025 annual meeting of GNL stockholders. GNL will elect to opt out of Section 3-803 of the MGCL, which permits companies organized under Maryland law to classify their boards, and will prohibit GNL from electing to be subject to Section 3-803 of the MGCL unless the GNL stockholders, by a majority of the votes cast by the stockholders entitled to vote generally in the election of directors, approve GNL opting back in to Section 3-803 of the MGCL. Following the Declassification Election and beginning at the 2024 annual meeting of GNL stockholders, as the terms of each class end, the successors to the directors in that class will be elected without classification, so that by the 2025 annual meeting of GNL stockholders, the GNL Board will no longer be classified.
Amendment to the GNL Bylaws (See page 42)
At the REIT Merger Effective Time, GNL will amend the GNL Bylaws to, among other things, remove the requirement that the GNL Board be comprised of two “managing directors” (which have previously been designated by the GNL Advisor).
Termination of the GNL Rights Agreement and RTL Rights Agreement (See page 42)
GNL will also terminate the GNL Rights Agreement at the REIT Merger Effective Time, and holders of RTL Class A Common Stock will not receive Rights as part of the consideration they will receive in the

REIT Merger. Furthermore, pursuant to the REIT Merger Agreement, RTL and the RTL Board have taken all actions necessary (including amending the RTL Rights Agreement) to ensure that the rights under the RTL Rights Agreement will expire immediately after the REIT Merger Effective Time, without the payment of any money or other consideration.
Potential Conflicts of Interest of Officers and Directors of GNL and RTL (See page 49)
In considering the recommendation of the RTL Board to vote in favor of the RTL Merger Proposal and the other transactions contemplated by the Merger Agreements, RTL stockholders should be aware that RTL’s directors and executive officers have interests in the Proposed Transactions that are different from, or in addition to, the interests of RTL stockholders generally, including accelerated vesting and other treatment of outstanding RTL equity-based awards held by the directors in connection with the REIT Merger, potential appointment to the GNL Board, and rights to ongoing indemnification and insurance coverage. The members of the RTL Special Committee and the other members of the RTL Board were aware of and considered these interests, among other matters, in deciding to approve the Merger Agreements and the transactions contemplated by the Merger Agreements (including the Proposed Transactions), and in recommending that RTL stockholders approve the REIT Merger pursuant to the Merger Agreements. See “The Companies — The Combined Company — Potential Conflicts of Interest of Officers and Directors of GNL and RTL” beginning on page 49.
Potential Conflicts of Interest of Officers and Directors of GNL and RTL (See page 49)
In considering the recommendation of the GNL Board to vote in favor of the GNL Common Stock Proposal, including the issuance of GNL Common Stock as part of the Internalization Merger Consideration, GNL stockholders should be aware that the Internalization Merger was negotiated with Advisor Parent, which is affiliated with certain of GNL’s and RTL’s officers and directors. As a result, those officers and directors may have different interests than the other stockholders of GNL or RTL. In addition, during the pendency of the Proposed Transactions, GNL and RTL will continue to be parties to advisory and property management services agreements with the Internalization Parties and will continue to rely upon the Internalization Parties for key advisory and property management functions, while continuing to pay fees to entities owned by Advisor Parent for the services provided by the Internalization Parties. These potential conflicts would not exist in the case of a transaction negotiated with unaffiliated third parties. See “The Companies — The Combined Company — Potential Conflicts of Interest of Officers and Directors of GNL and RTL” beginning on page 49.
No Stockholders’ Appraisal Rights in the Mergers (See page 133)
No dissenters’ or appraisal rights will be available to holders of RTL Class A Common Stock or GNL Common Stock with respect to the Proposed Transactions or the other transactions contemplated by the Merger Agreements.
Conditions to Obligations to Complete the Mergers and Other Transactions (See page 139)
The respective obligations of each of the GNL parties and the RTL parties to effectuate the REIT Merger and to consummate the other transactions contemplated by the REIT Merger Agreement are subject to the satisfaction or waiver of certain customary conditions. These include among others:
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the approval by RTL’s stockholders of the REIT Merger pursuant to the REIT Merger Agreement;

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the approval by GNL’s stockholders of the GNL Common Stock Proposal;

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the listing of the GNL Common Stock issued pursuant to the GNL Common Stock Proposal on the NYSE and the listing of the GNL Series D Preferred Stock and the GNL Series E Preferred Stock on the NYSE;

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the effectiveness of the registration statement on Form S-4, of which this Joint Proxy Statement/Prospectus forms a part;

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all of the conditions set forth in the Internalization Merger Agreement (as described below and elsewhere in this Joint Proxy Statement/Prospectus), will have been satisfied or waived so that the Internalization Merger will occur substantially contemporaneously with the REIT Merger;

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the accuracy of all representations and warranties made by the parties in the REIT Merger Agreement and performance by the parties of their respective obligations under the REIT Merger Agreement (subject in certain cases to certain materiality standards);

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the absence of any material adverse effect with respect to any party;

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all consents of applicable counterparties to certain lending agreements identified in the REIT Merger Agreement will have been obtained; and

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GNL having decreased its Aggregate Share Ownership Limit (as defined in the GNL Charter) to 8.9% in value of the aggregate of the outstanding shares of stock of GNL and 8.9% (in value or in number of shares, whichever is more restrictive) of any class or series of stock of GNL (which occurred pursuant to resolutions adopted by the GNL Board on May 23, 2023).

Neither RTL nor GNL can give any assurance as to when, or if, all of the conditions to closing the REIT Merger will be satisfied or waived or that the REIT Merger will occur. See “The REIT Merger Agreement — Conditions to Obligations to Complete the Mergers and Other Transactions” beginning on page 139 of this Joint Proxy Statement/Prospectus for more information.
Conditions to Obligations to Complete the Internalization Merger (See page 153)
The consummation of the Internalization Merger is subject to certain conditions, including among others the absence of injunctions or legal orders restraining the transaction and the consummation of the Internalization Merger, the closing of the REIT Merger, approval of the issuance of shares of GNL Common Stock by GNL’s stockholders pursuant to the GNL Common Stock Proposal, and the listing of the GNL Common Stock pursuant to the GNL Common Stock Proposal on the NYSE and the listing of the GNL Series D Preferred Stock and GNL Series E Preferred Stock on the NYSE. The consummation of the Internalization Merger is also conditioned on each party’s performance or material compliance with its respective agreements and covenants required by the Internalization Merger Agreement, including, among others:
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GNL having offered employment to certain Identified Employees with terms that maintain their respective salary and target bonus and provide incentive compensation and other benefits that are substantially comparable to the benefits currently provided to the Identified Employees;

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GNL having adopted employee benefit plans applicable to Transferred Employees that are substantially comparable to certain applicable benefit plans maintained by Advisor Parent and its affiliates;

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GNL having established a retention bonus pool to be granted to employees;

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Advisor Parent and its affiliates having used commercially reasonable efforts to conduct the ongoing operation of GNL Advisor, GNL Property Manager, RTL Advisor and RTL Property Manager in the ordinary course of business and in compliance with the applicable advisory and property management agreements;

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Advisor Parent and its affiliates having used commercially reasonable efforts to keep available the services of certain officers and employees of GNL Advisor, GNL Property Manager, RTL Advisor and RTL Property Manager who provide material services to GNL and RTL; and

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Advisor Parent and its affiliates maintaining the existing compensation and benefits of employees expected to be involved in the Internalization Merger.

Regulatory Approvals in Connection with the Mergers
The Mergers may implicate certain regulatory requirements of municipal, state and federal, domestic or foreign, governmental agencies and authorities, including those relating to the offer and sale of securities. GNL and RTL are not aware of any material federal or state regulatory requirements (including any mandatory waiting period) that must be complied with, or regulatory approvals that must be obtained, in connection with the Mergers or the other transactions contemplated by the REIT Merger Agreement, other than filings of applicable certificates or articles of merger with respect to the Mergers with the Delaware Secretary of State and the State Department of Assessments and Taxation of Maryland.

No Solicitation of Acquisition Proposals (See page 137)
The REIT Merger Agreement also includes covenants prohibiting RTL, its subsidiaries and representatives from soliciting, providing information, or entering into discussions concerning proposals relating to alternative business combination transactions, subject to certain limited exceptions. RTL was granted a “go-shop” period for 30 days following the execution of the REIT Merger Agreement during which it was permitted to solicit, provide information, or enter into discussions concerning proposals relating to alternative business combination transactions, subject to certain limited exceptions. As of the end of the go-shop period on June 22, 2023, restrictions on RTL no longer apply to third parties that, during the go-shop period, made a proposal for a competing transaction that the RTL Special Committee determines has resulted in, or would be reasonably expected to result in, a Superior Proposal (as defined below).
The REIT Merger Agreement defines a “Superior Proposal” as a written bona fide third-party proposal for at least 50% of RTL which the RTL Board, based on the recommendation of the RTL Special Committee, determines in its good faith judgment to be more favorable from a financial point of view to RTL’s stockholders than the REIT Merger and the other transactions contemplated by the REIT Merger Agreement. In addition, the proposal must not have been solicited in breach of the REIT Merger Agreement.
No Change in Recommendation with Competing Proposal (See page 138)
Prior to the receipt of the GNL stockholder approval, the GNL Board may make a change in the GNL Recommendation and the RTL Board may make a change in the RTL Recommendation, in each case (as applicable), if and only if:
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each of the GNL Board or RTL Board has determined in good faith after consulting with its respective legal and financial advisors that failure to make a change in the GNL Recommendation or RTL Recommendation, as applicable, would be inconsistent with its duties to GNL’s or RTL’s, as applicable, stockholders under applicable law, taking into account the terms of the REIT Merger Agreement;

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(i) in the case of the RTL Board, an unsolicited bona fide written Acquisition Proposal (as defined in the REIT Merger Agreement) (and provided that the Acquisition Proposal did not result from a breach by RTL of the non-solicitation covenant and covenants restricting the sharing of information in the REIT Merger Agreement) is made to RTL and is not withdrawn, and the RTL Board concludes in good faith (after consultation with its outside legal counsel and its financial advisors) that such Acquisition Proposal constitutes a Superior Proposal (as defined in the REIT Merger Agreement) and that failure to terminate the REIT Merger Agreement or make a change in RTL Recommendation would reasonably be expected to be inconsistent with the RTL Board’s duties to RTL’s stockholders under applicable law; or (ii) a Company Intervening Event or Parent Intervening Event (each as defined in the REIT Merger Agreement) has occurred and the GNL Board or the RTL Board, as applicable, concludes in good faith (after consultation with its outside legal counsel) that failure to take such action would reasonably be expected to be inconsistent with their duties under applicable law;

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five business days, which we refer to as the “notice period,” have elapsed since GNL or RTL, as applicable, has given written notice to the other party advising the other party that it intends to take such action; and during the notice period, the GNL Board or the RTL Board, as applicable, offers to negotiate with (and, if accepted, negotiated in good faith with) and causes its representatives to offer to negotiate with the other party regarding any adjustment or modification of the terms of the REIT Merger Agreement proposed by the other party and, in the case of a termination in accordance with bullet point two above, so that the Superior Proposal ceases to constitute a Superior Proposal.

Unless the REIT Merger Agreement is terminated, notwithstanding a change in the RTL Recommendation, unless RTL terminates the REIT Merger Agreement in connection with a Superior Proposal, RTL must cause the RTL Merger Proposal to be submitted to a vote of its stockholders at the RTL Special Meeting and notwithstanding a change in the GNL Recommendation, GNL must cause the GNL Common Stock Proposal to be submitted to a vote of its stockholders at the GNL Special Meeting.
See the section titled “The REIT Merger Agreement — Solicitation of Transactions” beginning on page 137.

Termination of the REIT Merger Agreement (See page 142)
The REIT Merger Agreement may be terminated at any time prior to the closing date of the Mergers, whether before or after the receipt of the RTL stockholder approval and the GNL stockholder approval (in each case, unless otherwise specified below), under the following circumstances:
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by mutual written agreement of each of GNL (with the prior approval of the GNL Special Committee) and RTL (with the prior approval of the RTL Special Committee);

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by either GNL (with the prior approval of the GNL Special Committee) or RTL (with the prior approval of the RTL Special Committee) if:

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the REIT Merger is not consummated by the Outside Date (except that this termination right will not be available to a party whose material breach of any provision of the REIT Merger Agreement has been the primary cause of, or resulted in, the failure of the REIT Merger to occur on or before such date);

•
a governmental authority of competent jurisdiction has issued an order, decree, judgment, injunction or other law or taken any other action, which permanently restrains, enjoins or otherwise prohibits or makes illegal the consummation of the REIT Merger, and such order, decree, judgment, injunction, law or other action has become final and non-appealable (except that this termination right will not be available to a party whose material breach of any provision of the REIT Merger Agreement has been the primary cause of, or resulted in, such final, non-appealable order); or

•
upon the completion of voting at the GNL Special Meeting and RTL Special Meeting, the GNL stockholder approval or the RTL stockholder approval is not obtained (except that neither GNL or RTL will not have this right to terminate if the failure to obtain the GNL stockholder approval or RTL stockholder approval, as applicable, was primarily caused by a material breach by any of the GNL parties or the RTL parties, respectively).

•
by RTL (with the prior approval of the RTL Special Committee), if:

•
any of the GNL parties has materially breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the REIT Merger Agreement, which breach or failure to perform, either individually or in the aggregate, would result in, if occurring or continuing on the closing date, the related closing conditions not being satisfied on such date, and such breach or failure to perform cannot be cured by the Outside Date or, if curable, is not cured by GNL within thirty days of receipt by GNL of written notice of such breach or failure, unless RTL or RTL OP is in breach of any of its own representations, warranties, covenants or agreements set forth in the REIT Merger Agreement such that the related closing conditions would not be satisfied;

•
at any time prior to the receipt of the RTL stockholder approval, in order to enter into an acquisition agreement with respect to a Superior Proposal in compliance with the terms of the REIT Merger Agreement (except that the REIT Merger Agreement may not be so terminated unless RTL concurrently pays to GNL the termination fee described in the section entitled “The REIT Merger Agreement — Termination of the REIT Merger Agreement — Termination Expenses” beginning on page 143 of this Joint Proxy Statement/Prospectus); or

•
if, at any time prior to the GNL stockholder approval, GNL, the GNL Board or the GNL Special Committee, for any reason, will have effected a change in recommendation.

•
by GNL (with the prior approval of the GNL Special Committee), if:

•
any of the RTL parties has materially breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the REIT Merger Agreement, which breach or failure to perform, either individually or in the aggregate, would result in, if occurring or continuing on the closing date, the related closing conditions not being satisfied on such date, and such breach or failure to perform cannot be cured by the Outside Date or, if curable, is not cured by RTL within thirty days of receipt by RTL of written notice of such breach or failure, unless GNL, REIT Merger Sub or OP Merger Sub is in breach of any of its own representations, warranties, covenants or agreements set forth in the REIT Merger Agreement such that the related closing conditions would not be satisfied;
•
at any time prior to the RTL stockholder approval, RTL, the RTL Board or the RTL Special Committee, for any reason, will have effected a change in recommendation;

•
at any time prior to the receipt of the RTL stockholder approval, there has been a material breach by RTL of the non-solicitation/change of recommendation covenants;

•
at any time prior to the receipt of the RTL stockholder approval, the RTL Board or any committee thereof fails to include the RTL company recommendation in this Joint Proxy Statement/Prospectus;

•
at any time prior to the receipt of the RTL stockholder approval, the RTL Board or any committee thereof will have approved, adopted or publicly endorsed or recommended any Acquisition Proposal;

•
at any time prior to the receipt of the RTL stockholder approval, RTL enters into a contract or agreement relating to an Acquisition Proposal (other than a confidentiality agreement in compliance with the non-solicitation covenant in the REIT Merger Agreement); or

•
at any time prior to the receipt of the RTL stockholder approval, a tender offer or exchange offer for any shares of RTL Class A Common Stock that constitutes an Acquisition Proposal (other than by GNL or any of its affiliates) is commenced and the RTL Board fails to recommend against acceptance of such tender offer or exchange offer by the stockholders of RTL and to publicly reaffirm the RTL Recommendation within ten business days of being requested to do so by GNL.

For more information regarding the rights of RTL and GNL to terminate the REIT Merger Agreement, see the section titled “The REIT Merger Agreement — Termination of the REIT Merger Agreement” beginning on page 142.
Termination Expenses (See page 143)
RTL must pay to GNL a termination fee of $40 million if the REIT Merger Agreement is terminated:
(i)
by GNL or RTL due to a failure of RTL to obtain stockholder approval of the REIT Merger and where (x) an Acquisition Proposal was made to the RTL Board, the RTL Special Committee, or directly to the RTL stockholders and not publicly withdrawn prior to the RTL Special Meeting, and (y) concurrently with the termination, or within 12 months thereof, RTL consummates any Acquisition Proposal (subject to the terms of the REIT Merger Agreement);

(ii)
by GNL due to RTL breaching the REIT Merger Agreement in a way that gives rise to termination pursuant to the terms of the REIT Merger Agreement and where (i) an Acquisition Proposal was made to the RTL Board, the RTL Special Committee, or directly to the RTL stockholders prior to the termination and (y) concurrently with the termination, or within 12 months thereof, RTL consummates any Acquisition Proposal (subject to the terms of the REIT Merger Agreement);

(iii)
by GNL if, prior to RTL obtaining its stockholders’ approval of the REIT Merger, RTL, the RTL Board, or the RTL Special Committee, for any reason, effects a change in recommendation with respect to the Mergers;

(iv)
by GNL if (A) the RTL Board or any committee thereof approves or endorses an Acquisition Proposal, (B) RTL enters into a contract or agreement relating to an Acquisition Proposal (other than a confidentiality agreement in compliance with the non-solicitation covenant in the REIT Merger Agreement), (C) a tender offer or exchange offer for any shares of RTL Class A Common Stock that constitutes an Acquisition Proposal under the REIT Merger Agreement is commenced and the RTL Board fails to recommend against acceptance of such tender offer or exchange offer by the stockholders of RTL and to publicly reaffirm RTL’s recommendation within ten business days of being requested to do so by GNL, (D) the RTL Board or any committee thereof fails to include RTL’s recommendation in this Joint Proxy Statement/Prospectus, or I RTL will have materially violated any of its obligations under the non-solicitation provisions of the REIT Merger Agreement; and
(v)
by RTL if the RTL Board (based on the recommendation of the RTL Special Committee) approves and authorizes RTL to enter into a definitive agreement providing for the implementation of a Superior Proposal.

GNL must pay to RTL a termination fee of $40 million if the REIT Merger Agreement is terminated by RTL due to a material breach by GNL giving rise to termination, or if the GNL Board or the GNL Special Committee effects a change in GNL Recommendation with respect to the GNL Common Stock Proposal prior to obtaining stockholder approval of the GNL Common Stock Proposal.
In the event that the REIT Merger Agreement is terminated by RTL due to the approval of a Superior Proposal or by GNL due to a material breach of RTL, a change in recommendation of RTL, or under certain circumstances with respect to an alternative Acquisition Proposal, and where such termination is in connection with RTL entering into a recommending a Superior Proposal, then, in addition to the termination fee payable by RTL, RTL will also pay GNL’s expenses up to an aggregate maximum of $3 million.
In the event that the REIT Merger Agreement is terminated by RTL (i) upon an adverse recommendation change by the GNL Board, or (ii) GNL’s material, uncured breach of the REIT Merger Agreement, GNL will pay RTL’s expenses, as set forth in the REIT Merger Agreement, up to an aggregate maximum of $3 million.
Pursuant to the Internalization Merger Agreement, if a termination fee is paid pursuant to the REIT Merger Agreement, then the party paying the fee will be required to reimburse Advisor Parent for up to $1.5 million in out-of-pocket expenses related to the Internalization Merger Agreement.
For more information regarding the termination fee and the expense reimbursement, see the section titled “The REIT Merger Agreement — Termination Expenses” beginning on page 143.
Termination of Internalization Merger Agreement (See page 156)
The Internalization Merger Agreement may be terminated, subject to certain limitations set forth in the Internalization Merger Agreement, (i) by mutual written agreement by the parties thereto, (ii) by any party if a final and non-appealable order is entered that permanently restrains or otherwise prohibits the Internalization Merger, (iii) by any party should the Internalization Merger Effective Time not have occurred on or before the Outside Date, (iv) by any party if the REIT Merger Agreement is terminated pursuant to the terms thereof, (v) by Advisor Parent if the Exchange Ratio set forth in the REIT Merger Agreement is amended or modified in a manner that would result in Advisor Parent receiving less than the Ownership Threshold (as defined in the Internalization Merger Agreement) and GNL has not irrevocably committed to provide Advisor Parent with additional shares of GNL Common Stock to maintain the Ownership Threshold, and (vi) by Advisor Parent if the parties to the REIT Merger Agreement waive, amend or otherwise modify the absence of material adverse effect, RTL REIT Opinion and GNL REIT Opinion closing conditions under the REIT Merger Agreement.
Material U.S. Federal Income Tax Consequences of the Merger (See page 164)
The REIT Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code. The closing of the REIT Merger is conditioned on, among other things, the receipt by each of RTL and GNL of an opinion from its respective tax counsel to the effect that the REIT Merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code.
Assuming that the REIT Merger qualifies as a tax-free reorganization, U.S. holders of RTL Class A Common Stock, RTL Series A Preferred Stock, and RTL Series C Preferred Stock will not recognize gain or loss for U.S. federal income tax purposes as a result of the exchange of shares of RTL Class A Common Stock for shares of GNL Common Stock, shares of RTL Series A Preferred Stock for shares of GNL Series D Preferred Stock, or shares of RTL Series C Preferred Stock for shares of GNL Series E Preferred Stock in the REIT Merger. Further, neither GNL nor RTL will recognize gain or loss in the REIT Merger.

Holders of GNL Common Stock and RTL Class A Common Stock should consult their tax advisors to determine the tax consequences to them (including the application and effect of any state, local, or non-U.S. income and other tax laws) of the REIT Merger in their particular circumstances.
Accounting Treatment of the Proposed Transactions (See page 99)
Each of GNL and RTL prepares its financial statements in accordance with United States GAAP. The Proposed Transactions will be accounted for by using the business combination accounting rules. See the section entitled “The Proposed Transactions — Accounting Treatment” beginning on page 99 of this Joint Proxy Statement/Prospectus for more information.
Comparison of Rights of RTL Stockholders and GNL Stockholders (See page 206)
The rights of RTL stockholders are currently governed by and subject to the provisions of the MGCL, the RTL charter and the RTL bylaws. Upon consummation of the REIT Merger, the rights of the former RTL stockholders that receive shares of GNL Common Stock in the REIT Merger will be governed by the MGCL, the GNL Charter and the GNL Bylaws, rather than the RTL Charter and the RTL Bylaws. In addition, in connection with the Mergers:
•
at the REIT Merger Effective Time, GNL will amend the GNL Bylaws to, among other things, remove the requirement that the GNL Board be comprised of two “managing directors” (which have previously been appointed by the GNL Advisor);

•
at the REIT Merger Effective Time, GNL will commence a process to declassify the board, and immediately after the REIT Merger Effective Time, GNL will opt out of Section 3-803 of the MGCL and will prohibit itself from electing to be subject to Section 3-803 of the MGCL unless the repeal of the prohibition is approved by a majority of the votes cast by GNL stockholders entitled to vote generally in the election of directors;

•
prior to the date hereof, the GNL Board adopted resolutions decreasing the Aggregate Share Ownership Limit (as defined in the GNL Charter) from 9.8% to 8.9% in value of the aggregate of the outstanding shares of stock of GNL and 8.9% (in value or in number of shares, whichever is more restrictive) of any class or series of stock of GNL and GNL filed with the State Department of Assessments and Taxation of Maryland a Certificate of Notice reflecting the decrease in the Aggregate Share Ownership Limit described above; and

•
at the REIT Merger Effective Time, the GNL Rights Agreement will be terminated.

For a summary of certain differences between the rights of RTL stockholders and GNL stockholders, as well as changes to the GNL stockholder rights in connection with the Mergers, see the section titled “Comparison of Rights of RTL Stockholders and GNL Stockholders” beginning on page 206.
Ancillary Agreements in Connection with the Internalization Merger Agreement (See page 157)
Non-Competition Agreements (See page 160)
On May 23, 2023, in connection with the execution of the Internalization Merger Agreement, GNL entered into confidentiality, non-competition and non-solicitation agreements with Edward M. Weil, Jr. and Nicholas S. Schorsch (who, with a third person who is retired, controls Advisor Parent) that will become effective at the closing of the Internalization Merger. Pursuant to the terms of the Non-Competition Agreements, Mr. Weil and Mr. Schorsch agreed to (i) certain confidentiality provisions, (ii) for a period of five years after the closing of the Internalization Merger, to certain non-compete provisions with respect to (A) managing, operating, advising or consulting for any Restricted Business (as defined in the Non-Competition Agreements), (B) hiring or soliciting for employment any employee of GNL or its affiliates (subject to certain exceptions), (C) soliciting or encouraging any customer or supplier of GNL or its affiliates to terminate or adversely modify its relationship with GNL (subject to certain exceptions), (D) making any negative, derogatory, disparaging or untrue comments, communications or statements, whether written or oral, about any GNL Protected Persons (as defined in the Non-Competition Agreements) or the business, management, operations, or strategies of the GNL Protected Persons, and (iii) in the case of Mr. Schorsch, be prohibited from employing, hiring or entering into a consulting agreement with Mr. Weil, and James L. Nelson during the term of their respective employment agreements with GNL. GNL is also restricted from making any negative, derogatory, disparaging, or untrue comments, communications, or statements, whether written or oral, about Mr. Weil, Mr. Schorsch or the Restricted Persons Protected Persons (as defined in the Non-Competition Agreements), or the business, management, operations or strategies of the Restricted Persons Protected Persons.
See the section entitled “The Internalization Merger Agreement — Ancillary Agreements in Connection with the Internalization Merger Agreement — Non-Competition Agreements” beginning on page 160 of this Joint Proxy Statement/Prospectus for more information.
Registration Rights and Stockholder Agreement (See page 157)
In connection with the Internalization Merger Agreement, and as a condition to the closing of the Internalization Merger, GNL has entered into a Registration Rights and Stockholder Agreement with Advisor Parent that will become effective at the Internalization Merger Effective Time, pursuant to which Advisor Parent will not be permitted to sell, transfer or pledge any of the Advisor Parent Shares for six months following completion of the Internalization Merger. Notwithstanding the foregoing, beginning on the date that is 30 days following the Internalization Merger Effective Time, Advisor Parent will be permitted to sell or transfer up to $85.0 million of the Advisor Parent Shares provided that, during any three month period, the amount of shares transferred by Advisor Parent will not exceed the greater of one percent of the then outstanding shares of GNL Common Stock or the average weekly reported trading volume of the GNL Common Stock during the four weeks preceding the date of such transfer. GNL has agreed, pursuant to the Registration Rights and Stockholder Agreement, to register the Advisor Parent Shares for resale under the Securities Act, pursuant to the terms and conditions (including limitations) thereof. In addition, the Registration Rights and Stockholder Agreement will provide Advisor Parent with certain piggyback registration rights and, subject to ownership threshold requirements, the right to nominate one individual not affiliated with Advisor Parent to serve as an independent director on the GNL Board, beginning at the first election of directors after both James L. Nelson and Edward M. Weil, Jr. are no longer serving on the GNL Board (and for each annual election thereafter).
See the section entitled “The Internalization Merger Agreement — Ancillary Agreements in Connection with the Internalization Merger Agreement — Registration Rights and Stockholder Agreement” beginning on page 157 of this Joint Proxy Statement/Prospectus for more information
Employment Agreements with Edward M. Weil, Jr. and James L. Nelson (See page 160)
On May 23, 2023, GNL entered into an employment agreement, to be effective at the Internalization Merger Effective Time, with Edward M. Weil, Jr. and, at the Internalization Merger Effective Time, GNL will assume the current employment agreement of James L. Nelson. The employment agreements set forth the terms of each employee’s service as Co-Chief Executive Officer of GNL from and after the Internalization Merger Effective Time until April 14, 2024.
See the section entitled “The Internalization Merger Agreement — Ancillary Agreements in Connection with the Internalization Merger Agreement — Employment Agreements” beginning on page 160 of this Joint Proxy Statement/Prospectus for more information.
Blackwells Cooperation Agreement (See page 73)
On October 24, 2022, the Blackwells/Related Parties delivered a purported notice of intent to nominate two candidates for election to the GNL Board and the RTL Board at the 2023 annual meetings of GNL stockholders and RTL stockholders, respectively, and to submit six non-binding proposals at the 2023 annual meetings of GNL stockholders and RTL stockholders. GNL and RTL each advised the Blackwells/Related Parties that their notice did not satisfy the requirements for notice of these matters set forth in the GNL Bylaws and RTL Bylaws and that GNL and RTL intended to exclude them from being considered at the 2023 annual meeting of GNL stockholders and RTL stockholders. The Blackwells/Related Parties subsequently filed a preliminary proxy statement with the SEC relating to the solicitation of GNL’s stockholders and RTL’s stockholders in favor of their purported nominees and proposals. GNL, RTL and the Blackwells/Related Parties each subsequently filed complaints related to the purported nominations and proposals and related matters.
On June 4, 2023, RTL and GNL entered into a Cooperation Agreement and Release with the Blackwells/Related Parties. Pursuant to the terms of the Blackwells/Related Agreement: (1) all litigation pending in Maryland state court, federal court in the Southern District of New York, and the U.S. Court of Appeals for the Second Circuit, between RTL and GNL on the one hand and the Blackwells/Related Parties on the other hand was dismissed with prejudice; (2) all demands made by the Blackwells/Related Parties for investigations by the GNL Board and RTL Board were withdrawn as were any requests for books and records of GNL and RTL; (3) the proxy contests initiated by the Blackwells/Related Parties were terminated and the associated nominees were withdrawn; (4) the Blackwells/Related Parties are prohibited from (a) selling any of the shares of GNL Common Stock prior to completion or earlier termination of the REIT Merger and the Internalization Merger, and then generally may only sell their shares in open market transactions subject to further limits; (b) engaging in any proxy contest or solicitation in opposition to any matter not recommended by the GNL Board or RTL Board, any other activist campaign or unsolicited takeover bids between signing of the Blackwells/Related Agreement until June 4, 2033 (otherwise referred to as the “Standstill Period”); (5) the Blackwells/Related Parties agreed to vote in accordance with the recommendation of the GNL Board and RTL Board at each annual meeting, and with the recommendation of the GNL Board with respect to each special meeting of GNL, during the Standstill Period regarding the appointment, election or removal of directors, proposals relating to the REIT Merger and the Internalization Merger; and (6) the Blackwells Parties agreed to issue a press release announcing their support of the Mergers. In the event that the Blackwells/Related Parties fail to fulfill their obligations under clause (5), they have granted an irrevocable proxy for the benefit of GNL to vote at any meeting called by GNL in favor of the issuance of GNL Common Stock in connection with the REIT Merger and Internalization.
GNL has issued an aggregate of 495,000 shares of GNL Common Stock to the Blackwells/Related Parties as a settlement fee. GNL has also engaged Blackwells Onshore to provide consulting and advisory services regarding corporate governance, stockholder engagement and outreach, investor relations and proxy advisory firm engagement, analysis and outreach during the Standstill Period and agreed to pay to Blackwells Onshore a consulting fee for these services equal to 1.6 million shares of GNL Common Stock if the REIT Merger and the Internalization Merger are completed, reduced to: (a) 533,333 shares of GNL Common Stock if the REIT Merger Agreement is terminated because either GNL or RTL fails to obtain the applicable stockholder approval; or (b) 1,066,667 shares of GNL Common Stock if the REIT Merger Agreement is terminated for any other reason. The consulting fee is payable in equal monthly installments over a twelve-month period starting on the tenth business day after the earliest of (x) the later to occur of (A) the closing of the REIT Merger and (B) the closing of the Internalization Merger and (y) the termination of the REIT Merger Agreement, as applicable.
At the close of business on July 14, 2023, the Blackwells/Related Parties were entitled to vote 100 shares of RTL Class A Common Stock, or less than 1% of the RTL Class A Common Stock issued and outstanding on that date, and 2,594,332 shares of GNL Common Stock, or approximately 2.5% of the GNL Common Stock issued and outstanding on that date.
Unaudited Pro Forma Financial Information of the Combined Company (See page 226)
For additional unaudited pro forma financial information regarding the Combined Company, refer to “Unaudited Pro Forma Condensed Combined Financial Information” on page 226.
Summary of Risk Factors Related to the Proposed Transaction (See page 22)
You should consider carefully all the risk factors together with all of the other information included in and incorporated by reference into this Joint Proxy Statement/Prospectus before deciding how to vote in addition to the summary provided below. The risks related to the Proposed Transactions are described under the caption “Risk Factors — Risks Related to the Proposed Transactions” beginning on page 22, and other risks relating to RTL and GNL are included in the companies’ filings with the SEC that are incorporated by reference.

•
The Exchange Ratio is fixed and will not be adjusted in the event of any change in the relative values of the shares of RTL Class A Common Stock or GNL Common Stock.

•
The REIT Merger and Internalization Merger are both subject to a number of conditions, and if these conditions are not satisfied or waived, the Proposed Transactions will not be completed, which could result in the requirement that RTL or GNL pay certain termination fees or, in certain circumstances, that RTL or GNL pay expenses to the other party.

•
Failure to complete the Proposed Transactions could negatively impact the stock prices and the future business and financial results of GNL or RTL.

•
Holders of GNL Common Stock and RTL Class A Common Stock will have a reduced ownership and voting interest in the Combined Company after the Proposed Transactions and will exercise less influence over management of the Combined Company.

•
The Merger Agreements contain provisions that could discourage a potential competing acquiror of either RTL or GNL or could result in any competing proposal being at a lower price than it might otherwise be.

•
There may be unexpected delays in completing either of the Proposed Transactions.

•
Some of the directors and executive officers of RTL have interests in the REIT Merger that are different from, or in addition to, those of the other RTL stockholders.

•
An adverse outcome in any litigation or other legal proceedings relating to the REIT Merger Agreement, the Internalization Merger Agreement, or the transactions contemplated thereby, could have a material adverse impact on the businesses of GNL and RTL or their ability to consummate the transactions contemplated by the REIT Merger Agreement and Internalization Merger Agreement.

•
The opinions of the financial advisors of GNL and RTL will not reflect changes in circumstances between the date of the opinions and completion of the Proposed Transactions.

•
The Internalization Merger was negotiated between the GNL Special Committee and the RTL Special Committee on the one hand (each of which being comprised solely of independent and disinterested members of GNL’s and RTL’s boards of directors, respectively) and Advisor Parent on the other hand, which is affiliated with certain of GNL’s and RTL’s officers and directors.

•
There can be no assurance that GNL could become “internalized” or “self-managed” without the Internalization Merger.

•
The representations, warranties, covenants and indemnities in each of the Merger Agreements are subject to limitations and qualifiers, which may limit GNL’s ability to enforce any remedy under these agreements.

•
The pendency of the REIT Merger and the Internalization Merger could adversely affect the business and operations of RTL and GNL.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain of the matters discussed in this Joint Proxy Statement/Prospectus constitute forward-looking statements within the meaning of the Securities Act and the Exchange Act, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief, or expectations and can be identified by the use of words such as “may,” “will,” “should,” “would,” “will be,” “will continue,” “will likely result,” “assume,” “outlook,” “seek,” “plan,” “believe,” “project,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” and other comparable terms. These forward-looking statements include, but are not limited to, the future value of an investment in GNL, including the adjustments giving effect to the Proposed Transactions, the potential success that GNL and RTL may have in executing the Proposed Transaction, statements regarding projections as to the anticipated benefits of the Proposed Transactions; the ability to close the Proposed Transactions; the strategic rationale and transaction benefits; GNL’s corporate strategy and capital structure; the global COVID-19 pandemic, including actions taken to contain or treat COVID-19, the geopolitical instability due to the ongoing military conflict between Russia and Ukraine, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on GNL, GNL’s tenants and the global economy and financial markets, inflationary conditions and higher interest rate environments and estimated or future economic performance and results, including the amount and timing of any future cost savings, synergies, dividends, profitability, distribution coverage, reduction of indebtedness, asset sales, and estimated future growth.
The statements are based on the current expectations, estimates, assumptions, and projections of GNL’s and RTL’s management. It is important to note that actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on GNL’s or RTL’s business, financial condition, liquidity, results of operations, FFO, GNL AFFO or RTL AFFO and prospects. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties, and other factors that may materially affect the future results, performance, or achievements of GNL. Discussions of some of these other important factors and assumptions are contained in the section titled “Risk Factors” beginning on page 22 of this Joint Proxy Statement/Prospectus and RTL’s and GNL’s filings with the SEC, which are available at the SEC’s website at www.sec.gov, including Item 1A. Risk Factors in RTL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 23, 2023 and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in GNL’s subsequent reports, and Item 1A. Risk Factors in GNL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 23, 2023 and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in GNL’s subsequent reports. In light of these risks, uncertainties, assumptions, and factors, the forward-looking events discussed in this filing may not occur. Moreover, because GNL and RTL operate in a very competitive and rapidly changing environment, new risks are likely to emerge from time to time. Given these risks and uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements as a prediction of future results, which speak only as of the date of this filing, unless noted otherwise. Except as required by federal securities laws and the rules and regulations of the SEC, GNL and RTL do not undertake any obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

RISK FACTORS
In addition to the other information included in this Joint Proxy Statement/Prospectus, including the matters addressed in the section titled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 21, you should carefully consider the following risks before deciding how to vote. In addition, you should read and consider the risks associated with each of the businesses of RTL and GNL because these risks will also affect Combined Company after the Merger. Risks relating to RTL and GNL can be found in RTL’s and GNL’s respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2022, and subsequent Quarterly Reports on Form 10-Q, and the other reports filed by RTL and GNL with the SEC. You should also read and consider the other information in this Joint Proxy Statement/Prospectus and the other information incorporate by reference into this Joint Proxy Statement/Prospectus. See the section titled “Where You Can Find More Information and Incorporation by Reference” beginning on page 224.
Risks Related to the Proposed Transactions
The Exchange Ratio is fixed and will not be adjusted in the event of any change in the relative values of the shares of RTL Class A Common Stock or GNL Common Stock.
At the REIT Merger Effective Time, each issued and outstanding share of RTL Class A Common Stock (or fraction thereof) will be converted into the right to receive 0.670 validly issued, fully paid and nonassessable shares of GNL Common Stock. On May 22, 2023, the last trading day before RTL and GNL announced the REIT Merger Agreement, the closing price of GNL Common Stock on the NYSE was $10.38 per share and the closing price of RTL Class A Common Stock on Nasdaq was $4.69 per share. This Exchange Ratio is fixed pursuant to the REIT Merger Agreement and will not be adjusted to reflect events or circumstances or other developments of which RTL or GNL become aware or which occur after the date of the REIT Merger Agreement, or any changes in the relative values of RTL and GNL, including:
•
changes in the respective businesses, operations, assets, liabilities, or prospects of RTL and GNL;

•
changes in general market and economic conditions, and other factors generally affecting the relative values of RTL’s and GNL’s assets;

•
market reaction to the announcement of the REIT Merger or the Internalization Merger and the prospects of the Combined Company (including changes to the mix of real estate assets to be managed by the Combined Company and changes to the capital structure of the Combined Company);

•
market assessments of the perceived value of the Internalization Merger and related transactions, including changes to the GNL Board, changes resulting from the internalization of management of GNL (including changes resulting from hiring persons previously employed by the Internalization Parties), and the perceived value of the Internalization Merger Consideration paid by GNL to Advisor Parent;

•
market assessments of the likelihood that the REIT Merger will close;

•
changes to the distribution policy of GNL following the REIT Merger and the Internalization Merger;

•
interest rates (including changes or anticipated changes in interest rates), general market and economic conditions and other factors generally affecting the market prices of GNL Common Stock and RTL Class A Common Stock;

•
federal, state and local legislation, governmental regulation, and legal developments in the businesses in which RTL and GNL operate; or

•
other factors beyond the control of RTL and GNL, including those described or referred to elsewhere in this “Risk Factors” section.

The market price of shares of GNL Common Stock at the REIT Merger Effective Time may vary from the price on the date the REIT Merger Agreement was executed, on the date of this Joint Proxy Statement/Prospectus, on the date of the GNL Special Meeting and on the date of the RTL Special Meeting. As a result, the market value of the REIT Merger consideration represented by the Exchange Ratio will also vary.

If the market price of shares of GNL Common Stock increases between the date the REIT Merger Agreement was signed and the REIT Merger Effective Time, RTL stockholders could receive shares of GNL Common Stock that have a market value upon completion of the REIT Merger that is greater than the market value of the shares calculated pursuant to the Exchange Ratio on the date the REIT Merger Agreement was signed. Conversely, if the market price of shares of GNL Common Stock declines between the date the REIT Merger Agreement was signed and the REIT Merger Effective Time, RTL stockholders could receive shares of GNL Common Stock that have a market value upon the REIT Merger Effective Time that is less than the market value of the shares calculated pursuant to the Exchange Ratio on the date the REIT Merger Agreement was signed. Furthermore, at the time of the GNL Special Meeting and the RTL Special Meeting, GNL stockholders and RTL stockholders will not know with certainty the value of the GNL Common Stock that RTL stockholders will receive at the REIT Merger Effective Time.
Therefore, while the number of shares of GNL Common Stock to be issued per share of RTL Class A Common Stock is fixed, GNL stockholders and RTL stockholders cannot be sure of the market value of the REIT Merger consideration RTL stockholders will receive at the REIT Merger Effective Time.
The REIT Merger and Internalization Merger are both subject to a number of conditions, and if these conditions are not satisfied or waived, the Proposed Transactions will not be completed, which could result in the requirement that RTL or GNL pay certain termination fees or, in certain circumstances, that RTL or GNL pay expenses to the other party.
The REIT Merger Agreement is subject to conditions which must be satisfied or waived in order to complete the REIT Merger, including the satisfaction of all of the conditions set forth in the Internalization Merger Agreement. The Internalization Merger is subject to conditions which must be satisfied or waived to complete the Internalization Merger, including the completion of the REIT Merger.
The consummation of the REIT Merger is subject to certain conditions, including: (i) approval of the REIT Merger by RTL’s stockholders; (ii) approval of the GNL Common Stock Proposal by GNL’s stockholders; (iii) the listing of the GNL Common Stock issuable pursuant to the GNL Common Stock Proposal on the NYSE and the listing of the GNL Series D Preferred Stock and GNL Series E Preferred Stock on the NYSE; (iv) the effectiveness of the Registration Statement on Form S-4, of which this Joint Proxy Statement/Prospectus forms a part; (v) all of the conditions set forth in the Internalization Merger Agreement, will have been satisfied or waived so that the Internalization Merger will occur substantially contemporaneously with the REIT Merger; (vi) GNL’s continued maintenance of a decreased Aggregate Share Ownership Limit (as defined in the GNL Charter) of 8.9% in value of the aggregate of the outstanding shares of stock of GNL and 8.9% (in value or in number of shares, whichever is more restrictive) of any class or series of stock of GNL; (vii) the assumption of certain RTL debt, the payoff of certain RTL debt and refinancing of certain GNL debt; (viii) receipt of certain legal opinions by GNL and RTL; and (ix) other customary conditions specified in the REIT Merger Agreement.
The consummation of the Internalization Merger is subject to certain conditions, including: (i) the absence of injunctions or legal orders restraining the consummation of the Internalization Merger; (ii) the closing of the REIT Merger; (iii) the approval of GNL Common Stock Proposal; (iv) the listing of the GNL Common Stock issued pursuant to the GNL Common Stock Proposal; (v) each of Edward M. Weil Jr., James L. Nelson, Christopher Masterson, Jason Slear, JP Eckler and Judith Beaton-Rennie and at least 60% of the additional key employees identified in the Internalization Merger Agreement having accepted offers of employment by GNL; and (vi) GNL having adopted employee benefit plans applicable to Transferred Employees.
There can be no assurance that the conditions to closing the REIT Merger or the Internalization Merger will be satisfied or waived or that the REIT Merger or the Internalization Merger will be completed. Failure to consummate the REIT Merger or the Internalization Merger may adversely affect RTL’s or GNL’s results of operations and business prospects and may adversely affect the price of GNL Common Stock, RTL Class A Common Stock, GNL Preferred Stock and RTL Preferred Stock.
If the REIT Merger Agreement is terminated under certain circumstances specified in the REIT Merger Agreement, GNL may be required to pay RTL a termination fee of $40 million and reimburse RTL’s transaction expenses up to an amount equal to $3 million, or RTL may be required to pay GNL a termination fee of $40 million and reimburse GNL’s transaction expenses up to an amount equal to $3 million. Pursuant to the Internalization Merger Agreement, if a termination fee is paid pursuant to the REIT Merger Agreement, then the party paying the fee will be required to reimburse Advisor Parent for up to $1.5 million in out-of-pocket expenses related to the Internalization Merger.
Failure to complete the Proposed Transactions could negatively impact the stock prices and the future business and financial results of GNL or RTL.
If the Proposed Transactions are not completed, the ongoing business of GNL or RTL could be materially adversely affected without realizing any of the benefits of having completed the Proposed Transactions. GNL and RTL will be subject to a variety of risks associated with the failure to complete the Proposed Transactions, including the following:
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the market price of GNL Common Stock, RTL Class A Common Stock, GNL Preferred Stock and RTL Preferred Stock could decline;

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GNL or RTL being required, under certain circumstances, to pay termination fees to or reimburse the transaction expenses of the other party;

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the uncertainty that either party would be able to find a party willing to enter into a transaction on terms equivalent to or more attractive than the terms that GNL and RTL have agreed to in the REIT Merger Agreement;

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there is no assurance that the Internalization Parties would be willing to consummate a transaction similar to the Internalization Merger;

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GNL or RTL may experience negative reactions from the financial markets or its tenants and vendors;

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GNL or RTL having to pay costs relating to the Proposed Transactions, such as legal, accounting, financial advisor, filing, printing and mailing fees whether or not the Proposed Transactions are completed; and

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diversion of GNL’s or RTL’s management focus and resources from operational matters and other strategic opportunities while working to implement the Proposed Transactions.

If the Proposed Transactions, including the REIT Merger and the Internalization Merger, are not completed, these risks could materially affect the business, financial results and share price of GNL or RTL. In addition, if the Proposed Transactions are not completed, GNL or RTL could be subject to litigation related to any failure to complete the Proposed Transactions or related to any enforcement proceeding commenced against GNL or RTL to perform its obligations under the REIT Merger Agreement or the Internalization Merger Agreement.
Holders of GNL Common Stock and RTL Class A Common Stock will have a reduced ownership and voting interest in the Combined Company after the Proposed Transactions and will exercise less influence over management of the Combined Company.
The Proposed Transactions will result in GNL stockholders and RTL stockholders having an ownership stake in the Combined Company that is smaller than their current stake in GNL and RTL, respectively, as of immediately prior to the Proposed Transactions. Immediately following the completion of the Proposed Transactions, based on the number of shares of GNL Common Stock and RTL Class A Common Stock outstanding on June 30, 2023, and assuming that GNL would issue a maximum of approximately:
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(A) 95,967,705 shares of GNL Common Stock in the REIT Merger, (B) 7,933,711 shares of GNL Series D Preferred Stock, and (C) 4,595,175 shares of GNL Series E Preferred Stock to RTL’s stockholders;

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in the Internalization Merger, 29,614,825 shares of GNL Common Stock to Advisor Parent;

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up to an additional 2,500,000 shares of GNL Common Stock to Advisor Parent if all GNL LTIP Units (or GNL Restricted Shares, if such GNL LTIP Units are converted) held by Advisor Parent and its affiliates are earned; and

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pursuant to the terms of the Blackwells/Related Agreement, 495,000 shares of GNL Common Stock to the Blackwells/Related Parties in a private placement exempt from registration no less than one day after the initial filing of the registration statement on Form S-4 of which this Joint Proxy Statement/Prospectus forms a part, and, assuming that the Proposed Transactions are completed, an additional 1,600,000 shares of GNL Common Stock to the Blackwells/Related Parties in a private placement exempt from registration.

Fewer shares than the maximum may be issued based on the measurement provisions in the RTL 2021 Award and GNL 2021 Award, which are based on total shareholder returns over the measurement period. The end of the measurement period will occur prior to the closing of the Proposed Transactions. Both the RTL LTIP Units (following conversion to shares of RTL Class A Common Stock) and the GNL LTIP Units are expected to be converted or exchanged into shares of GNL Common Stock at or near closing of the Proposed Transactions. Based on the price of GNL Common Stock of $10.74 per share at July 13, 2023, on a pro forma basis, 2,857,042 shares of GNL Common Stock would be issued in respect of the RTL LTIP Units (or restricted shares of RTL Class A Common Stock) prior to the closing and 375,000 shares of GNL Common Stock would be issued in respect of the GNL LTIP Units.
Based on the above issuances, current GNL stockholders would own approximately 45%, current RTL stockholders would own approximately 39%, the owners of Advisor Parent and their affiliates (including the direct owner of Advisor Parent and its wholly-owned subsidiaries (including Advisor Parent)) would own approximately 14% (and will be permitted to own up to 16.8%), and the Blackwells/Related Parties would own approximately 2% of the issued and outstanding shares of common stock of the Combined Company, which assumes 50% of outstanding RTL LTIP Units and 15% of outstanding GNL LTIP Units held by Advisor Parent and its affiliates are earned. Consequently, GNL stockholders and RTL stockholders, as a general matter, will have less influence over the management and policies of the Combined Company after the closing of the Proposed Transactions than they currently exercise over the management and policies of GNL and RTL, respectively.
The Merger Agreements contain provisions that could discourage a potential competing acquiror of either RTL or GNL or could result in any competing proposal being at a lower price than it might otherwise be.
Pursuant to the REIT Merger Agreement, RTL has agreed not to (i) solicit proposals relating to certain alternative business combination transactions, (ii) engage in discussions or negotiations or provide non-public information in connection with any proposal for an alternative business combination transaction with a third party or (iii) approve or enter into any agreements providing for any such alternative business combination transaction, in each case, subject to certain exceptions to permit members of the RTL Board to comply with their duties under applicable law. Notwithstanding these “no-shop” restrictions, prior to obtaining the GNL stockholder approval or the RTL stockholder approval, as applicable, under specified circumstances the GNL Board or the RTL Board, respectively, may change its recommendation with respect to the Proposed Transactions, and RTL may also terminate the REIT Merger Agreement to accept a Superior Proposal upon payment of the termination fee described below.
The REIT Merger Agreement provides, that if the REIT Merger Agreement is terminated under certain circumstances specified in the REIT Merger Agreement, GNL may be required to pay RTL a termination fee of $40 million and reimburse RTL’s transaction expenses up to an amount equal to $3 million, or RTL may be required to pay GNL a termination fee of $40 million and reimburse GNL’s transaction expenses up to an amount equal to $3 million. Pursuant to the Internalization Merger Agreement, if a termination fee is paid pursuant to the REIT Merger Agreement, then the party paying the fee will be required to reimburse Advisor Parent for up to $1.5 million in out-of-pocket expenses related to the Internalization Merger Agreement.
These provisions could discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of GNL or RTL from considering or proposing such an acquisition, even if the potential competing acquirer was prepared to pay consideration with a higher per share value than the value proposed to be received or realized in the Proposed Transactions, or might result in a potential competing acquirer proposing to pay a lower per share value than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances under the REIT Merger Agreement.

If the Merger Agreements are terminated and GNL or RTL determines to seek another business combination, GNL or RTL, respectively, may not be able to negotiate a transaction with another party on terms comparable to, or better than, the terms of the Proposed Transactions contemplated by the Merger Agreements.
There may be unexpected delays in completing either of the Proposed Transactions.
Closing of the Proposed Transactions may not occur when anticipated subject to all of the conditions in the REIT Merger Agreement and the Internalization Merger Agreement being satisfied or waived. The Internalization Merger Agreement provides, among other things, that either party may terminate the Internalization Merger Agreement if the REIT Merger has not occurred in accordance with the REIT Merger Agreement. The REIT Merger Agreement provides, among other things, that either RTL or GNL may terminate the REIT Merger Agreement if the Merger has not occurred by June 1, 2024. Certain events may delay closing, including difficulties in obtaining the approval of RTL’s stockholders and GNL’s stockholders or any stockholder litigation in connection with the Proposed Transactions.
Some of the directors and executive officers of RTL have interests in the REIT Merger that are different from, or in addition to, those of the other RTL stockholders.
In considering whether to approve the REIT Merger and the other transactions contemplated by the REIT Merger Agreement, including the GNL Common Stock Proposal and the RTL Merger Proposal, GNL and RTL stockholders should recognize that members of RTL management and the RTL Board have interests in the REIT Merger that differ from, or are in addition to, the interests of other RTL stockholders. In particular, Edward M. Weil, Jr. has been the chief executive officer of Advisor Parent since January 2016 and owns a non-controlling interest in the parent of Advisor Parent. Some of the directors and executive officers of RTL have arrangements that provide them with interests in the REIT Merger that are different from, or in addition to, those generally of the RTL stockholders. These interests, among other things, may influence or may have influenced the directors and executive officers of RTL to support or approve the REIT Merger and the other transactions contemplated by the REIT Merger Agreement.
An adverse outcome in any litigation or other legal proceedings relating to the REIT Merger Agreement, the Internalization Merger Agreement, or the transactions contemplated thereby, could have a material adverse impact on the businesses of GNL and RTL or their ability to consummate the transactions contemplated by the REIT Merger Agreement and Internalization Merger Agreement.
Transactions like the REIT Merger and Internalization Merger may result in litigation, stockholder demands, or other legal proceedings, including actions alleging that either party’s board of directors breached their respective duties to their stockholders or other equity holders by entering into the REIT Merger Agreement or Internalization Merger Agreement, by failing to obtain a greater value in the transaction for their stockholders or other equity holders or otherwise, or any other claims (contractual or otherwise) arising out of the REIT Merger or Internalization Merger or any of the transactions related thereto, including such proceedings described in this Joint Proxy Statement/Prospectus. With respect to these proceedings, and any other litigation or other legal proceedings that are brought against GNL, RTL or their respective boards of directors or subsidiaries in connection with the REIT Merger Agreement or the Internalization Merger Agreement, or the transactions contemplated thereby, the respective parties may not successfully defend against the claims. Additionally, defending against the claims could be a costly and protracted process that may distract management of GNL and RTL from the day-to-day operations of their respective companies. An adverse outcome in such matters, as well as the costs and efforts of a defense even if successful, could have a material adverse effect on the parties’ ability to consummate the Proposed Transactions in a timely manner, or at all, or their respective business, results of operation or financial position, including through the possible diversion of either company’s resources or distraction of key personnel.
The opinions of the financial advisors of GNL and RTL will not reflect changes in circumstances between the date of the opinions and completion of the Proposed Transactions.
GNL and RTL received opinions from their respective financial advisors, each dated May 23, 2023, regarding the fairness of the Exchange Ratio in connection with the REIT Merger, with the opinion to RTL opining on the fairness of the Exchange Ratio after giving effect to the Internalization Merger, treating the REIT Merger and the Internalization Merger as a single, unitary transaction. In addition, GNL received an opinion from its financial advisor, dated May 23, 2023, regarding the fairness of the 53% of the Internalization Merger Consideration allocated to GNL in the Internalization Merger.
GNL and RTL have not, and do not intend to obtain, updated opinions from their respective financial advisors as of the date of this Joint Proxy Statement/Prospectus, including for any shares issued after the signing of the Merger Agreements including the shares issued or issuable to the Blackwells/Related Parties. Changes in the operations and prospects of GNL or RTL, general market and economic conditions and other factors that may be beyond the control of GNL or RTL, and on which the opinions of the financial advisors were based, may significantly alter the value of GNL or RTL or the prices of shares of GNL Common Stock or RTL Class A Common Stock by the time the Proposed Transactions are completed. The opinions do not speak as of the time the Proposed Transactions will be completed or as of any date other than the date of the opinions. Because the financial advisors of GNL and RTL will not be updating their opinions, the opinions will not address the fairness of the Exchange Ratio in the REIT Merger, or the Internalization Merger Consideration paid by GNL in connection with the Internalization Merger, as the case may be, from a financial point of view at the time the Proposed Transactions are completed.
The Internalization Merger was negotiated between the GNL Special Committee and the RTL Special Committee on the one hand (each of which being comprised solely of independent and disinterested members of GNL’s and RTL’s boards of directors, respectively) and Advisor Parent on the other hand, which is affiliated with certain of GNL’s and RTL’s officers and directors.
The Internalization Merger was negotiated with Advisor Parent, which is affiliated with certain of GNL’s and RTL’s officers and directors. As a result, those officers and directors may have different interests than GNL or RTL as a whole. In addition, during the pendency of the Proposed Transactions, GNL and RTL will continue to be parties to advisory and property management agreements with the Internalization Parties and will continue to rely upon the Internalization Parties for key advisory and property management functions, while continuing to pay Advisor Parent for the services provided by the Internalization Parties. These potential conflicts would not exist in the case of a transaction negotiated with unaffiliated third parties. Moreover, if Advisor Parent or any of its affiliates breaches any of the representations, warranties or covenants made by it in the Internalization Merger Agreement, GNL may choose not to enforce, or to enforce less vigorously, its rights under the Internalization Merger Agreement because of its desire to maintain its ongoing relationship with Advisor Parent and the Internalization Parties and the interests of certain of its directors and officers. Moreover, the representations, warranties, covenants and indemnities in the Internalization Merger Agreement are subject to limitations and qualifiers, which may also limit GNL’s ability to enforce any remedy under the Internalization Merger Agreement.
There can be no assurance that GNL could become “internalized” or “self-managed” without the Internalization Merger.
The provisions in each of the GNL Advisory Agreement and the RTL Advisory Agreement contain provisions that make the internalization of GNL or RTL expensive and cumbersome. There can be no assurance that GNL or RTL could internalize or otherwise become self-managed if the Internalization Merger is not consummated. The RTL Advisory Agreement provides RTL with the right to internalize the services provided by RTL Advisor, subject to two-thirds approval of the independent directors of the RTL Board, a nine months’ notice period, and the payment of cash fees equaling an amount equal to (i) $15 million, plus (ii) 4.5 multiplied by the annualized management and services fees (including variable management fees), plus (iii) 1% multiplied by the amount paid for the purchase, development or construction of any property acquired after the end of the fiscal quarter in which the internalization notice is provided. In addition, the RTL Advisory Agreement provides limited cooperation covenants on the part of Advisor Parent and does not include any cooperation with respect to hiring personnel. The GNL Advisory Agreement does not provide GNL with the right to internalize the services provided by GNL Advisor. GNL would be required to terminate the GNL Advisory Agreement, which it can only do for cause. Further, neither agreement would provide GNL or RTL the right to solicit persons employed by the Advisor Parent or its affiliates (including all the person presently providing services to GNL or RTL) to become employees of GNL or RTL. The Advisor Parent would also be under no obligation to transfer any assets or licenses that GNL or RTL may need to internalize their respective management functions. Lastly, some of the loan agreements governing the indebtedness of the subsidiaries of GNL and RTL require lender consents to replace the property manager. There is no assurance the applicable parties would consent.
The representations, warranties, covenants and indemnities in each of the Merger Agreements are subject to limitations and qualifiers, which may limit GNL’s ability to enforce any remedy under these agreements.
The representations, warranties, covenants and indemnities in each of the Merger Agreements are subject to limitations and qualifiers, which may limit GNL’s ability to enforce any remedy under these agreements (including with respect to enforcement of the provisions related to Advisor Parent in connection with the Internalization Merger Agreement). These include, without limitation, limitations on liability and materiality qualifiers on certain representations and warranties.
The pendency of the REIT Merger and the Internalization Merger could adversely affect the business and operations of RTL and GNL.
Prior to the REIT Merger Effective Time and the Internalization Merger Effective Time, some vendors or tenants of each of RTL and GNL may delay or defer decisions or rental payments, which could negatively affect the revenues, earnings, cash flows, and expenses of RTL and GNL, regardless of whether the Proposed Transactions are completed. In addition, due to operating restrictions in the REIT Merger Agreement, subject to certain exclusions, each of RTL and GNL may be unable, during the pendency of the REIT Merger, to undertake significant capital projects, undertake certain significant financing transactions, and otherwise pursue other actions, even if such actions would prove beneficial.
Risks Related to GNL Following the Proposed Transactions
The Combined Company expects to incur substantial expenses related to the Proposed Transactions.
The Combined Company expects to incur substantial expenses in connection with completing the Proposed Transactions, managing the larger and more mixed real estate asset portfolio provided by the REIT Merger, and integrating the operations and systems of the Internalization Parties, previously owned and operated by Advisor Parent prior to the Internalization Merger. While GNL has assumed that a certain level of expenses would be incurred, there are several factors beyond its control that could affect the total amount or the timing of the Combined Company’s expenses relating to the Proposed Transactions and the Combined Company’s operations. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. As a result, the expenses associated with the Proposed Transactions could, particularly in the near term, reduce the savings that the Combined Company expects to achieve from realizing economies of scale in connection with the Mergers and eliminating duplicative expenses and cost savings related to the integration of the operations of the Acquired Entities in connection with the Internalization Merger.
Following the Proposed Transactions, GNL may be unable to integrate the operations of RTL and the Acquired Entities successfully and may not realize the anticipated synergies and other benefits of the Proposed Transactions or do so within the anticipated time frame.
Prior to the Proposed Transactions, both GNL and RTL were externally-managed REITs. GNL was focused on managing a globally diversified commercial real estate portfolio, with an emphasis on sale-leaseback transactions and single tenant net-lease assets. RTL was focused on acquiring and managing a diversified portfolio of primarily service-oriented and traditional retail and distribution-related commercial real estate properties located primarily in the United States. Historically, GNL and RTL had no employees, other than a limited tax-service employee in Europe. Following the Proposed Transactions, the Combined Company will own approximately $9.6 billion of real estate assets based on total gross book value as of March 31, 2023 and will expand its portfolio, both geographically and through an increased focus on multi-tenant retail. In particular, a large portion of the property portfolio that GNL will acquire pursuant to the REIT Merger is comprised of multi-tenant properties. In addition, after the Internalization Merger and the acquisition of the Acquired Entities, GNL will become an internally-managed REIT and will be responsible for hiring and maintaining its own workforce to facilitate the advisory and property management services previously provided by the Acquired Entities as subsidiaries of Advisor Parent.
The REIT Merger involves the combination of two companies that currently operate as independent public companies and their respective operating partnerships. The Combined Company may encounter difficulties and unexpected costs in the integration process, including: the inability to sell RTL assets, economic or industry downturns, including interest rate increases, potential unknown liabilities, negative market perception of the Combined Company’s revised plan for investment, delays or regulatory conditions associated with the REIT Merger and performance shortfalls as a result of the diversion of management’s attention by completing the REIT Merger and executing the Combined Company’s business plan.
The Internalization Merger involves a series of transactions and activities to internalize business operations within GNL. Following the Internalization Merger, the Combined Company will bear the expenses of the compensation and benefits of its officers, employees, and consultants, as well as overhead expenses associated with employing its own workforce. There is no assurance that GNL will realize all, or any, of the anticipated cost saving synergies described in this Joint Proxy Statement/Prospectus. Specifically, GNL will be subject to potential liabilities that are commonly faced by employers, such as workers’ disability and compensation claims, potential labor disputes, and other employee-related liabilities and grievances, and GNL will bear the cost of establishing and maintaining employee compensation plans. In addition, as GNL has never previously operated as a self-managed REIT, GNL may encounter unforeseen costs, expenses, and difficulties associated with providing these services on a self-advised basis. If GNL incurs unexpected expenses as a result of its self-management, its results of operations could be lower than they otherwise would have been. In addition, pursuant to the Internalization Merger Agreement, the indemnification obligations provided under the GNL Advisory Agreement, RTL Advisory Agreement, GNL Property Management Agreement, and RTL Property Management Agreement that each are to be terminated in connection with the Proposed Transactions, will continue as obligations of the Combined Company following the Proposed Transactions.
The Combined Company’s net income, FFO and GNL AFFO may decrease in the near term as a result of the Proposed Transactions.
There is no assurance that the Proposed Transactions will result in increased net income, FFO and GNL AFFO. The Combined Company will expense all cash and non-cash costs involved in the Proposed Transactions. As a result, the Combined Company’s statement of operations and FFO may be negatively impacted, because of the non-cash charges related to the issuance of shares of GNL Common Stock as consideration in each of the REIT Merger and the Internalization Merger and, to a lesser extent, other transaction-related costs. In addition, while the Combined Company will no longer effectively bear the costs of the various fees and expense reimbursements previously paid to Acquired Entities after the Internalization Merger, the Combined Company’s expenses will include the compensation and benefits of GNL’s officers, employees, and consultants, as well as overhead expenses, previously paid by the Acquired Entities in managing GNL’s business and operations. If the expenses the Combined Company assumed as a result of the Proposed Transactions are higher than the fees that GNL and RTL currently pay to the Acquired Entities, or otherwise higher than anticipated, the Combined Company may not realize the anticipated cost savings and other benefits from the Internalization Merger and its net income, FFO and GNL AFFO could decrease.
The Combined Company will have substantial indebtedness.
GNL will assume all of RTL’s outstanding indebtedness under the RTL Senior Notes and expects to borrow approximately $448 million (based on amounts outstanding on the RTL Credit Facility as of March 31, 2023) under the GNL Credit Facility to repay all amounts outstanding under the RTL Credit Facility. Taking into account GNL’s existing indebtedness, borrowing under the GNL Credit Facility to repay the RTL credit facility and the assumption of RTL’s other indebtedness, the Combined Company’s pro forma consolidated indebtedness as of March 31, 2023, after giving effect to the Proposed Transactions, was approximately $5.3 billion, including $3.1 billion of secured indebtedness, $1.2 billion outstanding under the GNL Credit Facility, $500.0 million of GNL’s Senior Notes and $500.0 million of RTL’s Senior Notes.

There is no assurance that GNL’s cash flow will be sufficient to pay principal and interest when due on the Combined Company’s consolidated indebtedness. The Combined Company’s indebtedness could have important consequences to holders of its common stock, including:
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vulnerability to general adverse economic and industry conditions;

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limits on its ability to obtain additional financing for uses such as to fund future working capital, capital expenditures, acquisitions, and other general corporate requirements;

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requiring the use of a substantial portion of GNL’s cash flow from operations to pay principal and interest reducing cash flow available to pay distributions, fund working capital, acquisitions, capital expenditures, and general corporate requirements;

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limiting GNL’s flexibility in planning for, or reacting to, changes in the real estate market generally or its properties specifically;

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requiring GNL to maintain certain debt coverage and other financial ratios at specified levels, thereby reducing its financial flexibility;

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exposing GNL to increases in interest rates including to the extent variable rate debt is reset and not otherwise capped by use of a swap or interest rate hedge;

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requiring GNL to sell one or more of its properties at disadvantageous prices in order to pay interest or principal on its indebtedness;

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increasing the risk of an event of default if GNL fails to comply with the terms of its debt agreements including timely paying principal and interest when due or failing to comply with the financial and other restrictive covenants contained in the agreements governing its debt obligations which could result in acceleration of the debt and foreclosure by lenders on assets securing the debt; and

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putting GNL at a disadvantage compared to its competitors with less indebtedness.

GNL’s ability to make scheduled payments on and to refinance its indebtedness depends on and is subject to its future financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business and other factors beyond its control. GNL’s business may fail to generate sufficient cash flow from operations or future borrowings may be unavailable to it under the GNL Credit Facility or from other sources in an amount sufficient to enable it to service its debt, to refinance its debt or to fund its other liquidity needs. If GNL is unable to meet its debt obligations or to fund its other liquidity needs, it will need to restructure or refinance all or a portion of its debt. GNL may be unable to refinance any of its debt, including the GNL Credit Facility, the GNL Senior Notes or the RTL Senior Notes, on commercially reasonable terms or at all. If GNL were unable to make payments or refinance its debt or obtain new financing under these circumstances, it would have to consider other options, such as asset sales, equity issuances or negotiations with its lenders to restructure the applicable debt. The GNL Credit Facility, the indenture governing the GNL Senior Notes and the indenture governing the RTL Senior Notes restrict, and market or business conditions may limit, GNL’s ability to take some or all of these actions. Any restructuring or refinancing of GNL’s indebtedness could be at higher interest rates and may require GNL to comply with more onerous covenants that could further restrict its business operations. In addition, the GNL Credit Facility, the indenture governing the GNL Senior Notes and the indenture governing the RTL Senior Notes permit the Combined Company or its consolidated subsidiaries to incur additional debt, including secured debt, and the amount of additional indebtedness incurred could be substantial.
As of March 31, 2023, a total of $538.2 million of the Combined Company’s indebtedness matures in calendar year 2023. The indebtedness maturing in calendar year 2023 bears interest at a weighted rate of 3.6% per annum as of March 31, 2023. As of March 31, 2023, a total of $401.6 million of the Combined Company’s indebtedness matures in calendar year 2024. The indebtedness maturing in calendar year 2024 bears interest at a weighted rate of 3.8% per annum as of March 31, 2023. Interest rates have increased considerably in the last twelve months and may continue to increase. The interest rate on any indebtedness GNL refinances will likely be higher than the rate on the maturing indebtedness. If GNL needs to repay existing debt during periods of rising interest rates, it may need to post additional collateral or sell one or more of its investments in properties even though it would not otherwise choose to do so. There is no assurance that GNL will be able to refinance any of its indebtedness as it comes due, especially indebtedness secured by mortgages, on favorable terms, or at all. Increases in interest rates or changes in underwriting standards imposed by lenders may require GNL to use either cash on hand or raise additional equity to repay or refinance any indebtedness or for that matter to incur new indebtedness. If GNL is unable to repay or refinance any indebtedness secured by mortgages, it may lose the property secured by the mortgage in a foreclosure action.
GNL and RTL have incurred, and the Combined Company or its consolidated subsidiaries may continue to incur, variable-rate debt. As of March 31, 2023, a total of 24% of the Combined Company’s debt bore interest at variable rates which averaged 5.9% on a weighted average basis as of March 31, 2023. Increases in interest rates on the Combined Company’s variable-rate debt or any new indebtedness GNL may incur either as part of a refinancing or a new property acquisition would increase its interest cost. If GNL needs to repay existing debt during periods of rising interest rates, it may need to post additional collateral or sell one or more of its investments in properties even though it would not otherwise choose to do so. GNL has historically entered into, and the Combined Company expects to continue to enter into, these types of transactions in order to manage or mitigate its interest rate risk on variable rate debt, but there is no assurance these arrangements will be available on terms and conditions acceptable to GNL, if at all.
Counterparties to certain RTL debt agreements may exercise contractual rights under such agreements in connection with the REIT Merger.
RTL and its consolidated subsidiaries are parties to certain debt agreements that give the counterparty certain rights following a “change in control” or a prohibited transfer, including in some cases the right to terminate the agreement or to require RTL or its applicable subsidiaries (or GNL following the close of the Proposed Transactions) to offer to redeem or to repay certain or all outstanding indebtedness under the applicable debt facility of RTL or its consolidated subsidiaries. The RTL Credit Facility will be paid off concurrently with the closing of the REIT Merger as required under the terms of the RTL Credit Facility. Prior to the close of the Proposed Transactions, RTL intends to seek and obtain lender consents to the extent necessary or desirable, with respect to the applicable terms of the RTL CMBS. Under such agreements, the REIT Merger may constitute a change in control or a prohibited transfer, and therefore, without the required consent from the counterparty to such agreements, the counterparty may exercise certain rights under the agreement upon the closing of the REIT Merger, which could result in an acceleration of the obligation to repay such debt obligations by the applicable subsidiaries of RTL. Any such counterparty may request modifications of their respective agreements as a condition to granting a waiver or consent under their agreement. There can be no assurances that such counterparties will not exercise their rights under these agreements, including termination rights or rights to require the repayment of RTL’s indebtedness where available, or that the exercise of any such rights under, or modification of, these agreements will not adversely affect the business or operations of GNL.
Following the completion of the Proposed Transactions, GNL intends to pay GNL stockholders dividends at a lower rate than it currently pays to GNL stockholders.
GNL’s common stockholders will not receive distributions equivalent to those currently paid by GNL following the completion of the Proposed Transactions. Following the completion of the Proposed Transactions, GNL expects the quarterly common stock dividend policy to be set at $0.354 per share of GNL Common Stock (or $1.42 per share on an annualized basis), which is less than GNL’s quarterly dividend policy on GNL Common Stock prior to the Proposed Transactions, which was $0.400 per share of GNL Common Stock (or $1.60 per share on an annualized basis) during fiscal year 2023 through March 31, 2023.
Future sales of GNL Common Stock, by Advisor Parent or its affiliates or the Blackwells/Related Parties or other stockholders, may adversely affect the market price of GNL Common Stock.
As consideration for the Internalization Merger, GNL will issue 29,614,825 shares of GNL Common Stock to Advisor Parent initially valued in the aggregate at $325.0 million, $85.0 million of which will be registered for resale immediately and will not be subject to a lock-up. In addition, GNL may issue (i) up to 2,500,000 shares of GNL Common Stock if all GNL LTIP Units (or GNL Restricted Shares, if such GNL LTIP Units are converted) held by Advisor Parent and its affiliates are earned; (ii) up to 5,714,353 shares of GNL Common Stock if all assumed RTL LTIP Units (or Converted RTL Restricted Shares) held by

Advisor Parent and its affiliates are earned; and (iii) up to 115,857 shares of GNL Common Stock in exchange for up to 172,921 shares of RTL Class A Common Stock that may be issued by RTL in exchange for outstanding RTL OP Common Units held by an unaffiliated third party that may be converted into shares of RTL Class A Common Stock prior to, or at any time after, the REIT Merger Effective Time. In addition, GNL may issue up to an aggregate of 2,095,000 shares of GNL Common Stock to the Blackwells/Related Parties if the Proposed Transactions are completed, and GNL may issue up to a maximum of 95,967,705 shares of Common Stock to the stockholders of RTL in the REIT Merger. Fewer shares than the maximum may be issued based on the measurement provisions in the RTL 2021 Award and GNL 2021 Award, which are based on total shareholder returns over the measurement period. The end of the measurement period will occur prior to the closing of the Proposed Transactions. Both the RTL LTIP Units (following conversion to shares of RTL Class A Common Stock) and the GNL LTIP Units are expected to be converted or exchanged into shares of GNL Common Stock at or near closing of the Proposed Transactions. Based on the price of GNL Common Stock of $10.74 per share at July 13, 2023, on a pro forma basis, 2,857,042 shares of GNL Common Stock would be issued in respect of the RTL LTIP Units (or restricted shares of RTL Class A Common Stock) prior to the closing and 375,000 shares of GNL Common Stock would be issued in respect of the GNL LTIP Units.
Future sales of GNL Common Stock by Advisor Parent, the Blackwells/Related Parties other stockholders of GNL may adversely affect the market price of the GNL Common Stock. These sales also might make it more difficult for the Combined Company to sell equity securities in the future at a time and price the Combined Company deems appropriate.
The occurrence of a Ratings Decline in connection with the Proposed Transactions may require the Combined Company to redeem the RTL Senior Notes under the indenture governing the RTL Senior Notes, and the Combined Company may not have the funds necessary to finance such a redemption.
Under the indenture governing the RTL Senior Notes, the Combined Company is required to make an offer to repurchase all outstanding RTL Senior Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, upon the occurrence of a “Change of Control Triggering Event”, which means the occurrence of both (i) a change of control and (ii) a ratings downgrade on the RTL Senior Notes by at least two out of three applicable rating agencies within 60 days following the change of control, as compared to the applicable ratings of the RTL Senior Notes 60 days prior to either the date of the change of control or the date of public notice thereof, in each case subject to certain terms and conditions.
GNL and RTL believe the Proposed Transactions constitute a change of control under the indenture governing the RTL Senior Notes. In the event the Proposed Transactions do in fact constitute a change of control under the indenture, the Combined Company would be required to redeem the RTL Senior Notes at 101% of the principal amount thereof in the event there was a subsequent ratings decline, as described above.
If required to make an offer, the Combined Company may not have sufficient funds, or the ability to raise sufficient funds, to redeem the notes at the time it is required to do so. A failure by the Combined Company to redeem the RTL Senior Notes as required under the indenture would constitute an event of default thereunder, which in turn would constitute a default under the GNL Credit Facility.
The historical and unaudited pro forma combined financial information included elsewhere herein may not be representative of GNL’s results following the Proposed Transactions.
The unaudited pro forma combined financial information included elsewhere in this Joint Proxy Statement/Prospectus has been presented for informational purposes only and is neither indicative of the financial position or results of operations that actually would have occurred had the Proposed Transactions been completed as of the date indicated, nor is it indicative of the future operating results or financial position of GNL. The unaudited pro forma condensed consolidated financial information reflects adjustments, which are based upon preliminary estimates, to allocate the purchase price to GNL’s assets and liabilities. The purchase price allocation reflected in the unaudited pro forma condensed consolidated financial information included elsewhere in this Joint Proxy Statement/Prospectus is preliminary, and the final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of GNL as of the dates of the completion of the Proposed Transactions. The unaudited pro forma combined financial information does not reflect future events that may occur after the REIT Merger Effective Time, including the costs related to the planned integration of the two companies and any future nonrecurring charges resulting from the Proposed Transactions, and does not consider potential impacts of current market conditions on revenues or expense efficiencies. The unaudited pro forma combined financial information presented elsewhere in this Joint Proxy Statement/Prospectus is based in part on certain assumptions regarding the Proposed Transactions that GNL and RTL believe are reasonable under the circumstances. GNL and RTL cannot assure you that the assumptions will prove to be accurate over time.
GNL cannot assure stockholders that it will be able to continue paying distributions at the rate currently paid by GNL or at all.
GNL cannot guarantee that it will be able to pay dividends on a regular basis on GNL Common Stock or any series of GNL Preferred Stock. Decisions regarding the frequency and amount of any future dividends GNL pays on GNL Common Stock will remain at all times at the discretion of the GNL Board, which reserves the right to change the GNL dividend policy at any time and for any reason. If GNL is not able to generate sufficient cash from operations, GNL may have to reduce the amount of dividends it pays or identify other financing sources. There can be no assurance that other sources will be available on favorable terms, or at all.
Because the GNL Board will not be fully declassified until 2025, the classified board may have the effect of delaying, deferring, or preventing a change of control of GNL until then.
Until such time as the Declassification Election becomes fully effective in 2025, GNL will have a classified board of directors, which may have the effect of delaying, deferring or preventing a change in control of GNL, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all our assets) that might result in a premium price for GNL’s stockholders.
The Beneficial Ownership Limit may discourage a third party from acquiring GNL in a manner that might result in a premium price to GNL stockholders.
The GNL Charter, with certain exceptions, authorizes the GNL Board to take such actions as are necessary and desirable to preserve its qualification as a REIT. Unless exempted (prospectively or retroactively) by the GNL Board, no person may own more than the Aggregate Share Ownership Limit (as defined in the GNL Charter). In connection with the Internalization Merger Agreement, pursuant to the GNL Charter, the GNL Board adopted resolutions decreasing the Aggregate Share Ownership Limit from 9.8% to 8.9% in value of the aggregate of the outstanding shares of stock of GNL and 8.9% (in value or in number of shares, whichever is more restrictive) of any class or series of stock of GNL. This Revised Beneficial Ownership Limit may further cause the delay, deferral, or prevention of a change in control of GNL, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of GNL’s assets) that might provide a premium price for holders of the Combined Company’s common stock.
U.S. Federal Income Tax Risks
If the REIT Merger does not qualify as a tax-free reorganization, there may be adverse tax consequences.
The REIT Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code. The closing of the REIT Merger is conditioned on, among other things, the receipt by each of RTL and GNL of an opinion of its respective tax counsel to the effect that the REIT Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The foregoing opinions, however, are limited to the factual representations provided by GNL and RTL to counsel and the assumptions set forth therein, and are not a guarantee that the REIT Merger, in fact, will qualify as a tax-free reorganization. Furthermore, such opinions are not binding on the IRS or on any court. Neither RTL nor GNL has requested or plans to request a ruling from the IRS that the REIT Merger will qualify as a tax-free reorganization. If the REIT Merger were to fail to qualify as a tax-free reorganization, then each RTL stockholder generally would recognize gain or loss, as applicable, equal to the difference between (i) the sum of the fair market value of the shares of GNL Common Stock, GNL Series D Preferred

Stock, or GNL Series E Preferred Stock received by the RTL stockholder in the REIT Merger and (ii) the RTL stockholder’s adjusted tax basis in its RTL Class A Common Stock, RTL Series A Preferred Stock, or RTL Series C Preferred Stock.
The Combined Company may have adverse tax consequences if RTL or GNL has failed or fails to qualify as a REIT for U.S. federal income tax purposes.
Each of RTL and GNL has operated in a manner that it believes has allowed it to qualify as a REIT for U.S. federal income tax purposes under the Code. Each intends to continue to do so through the time of the Proposed Transactions, and the Combined Company intends to continue operating in such a manner following the Proposed Transactions. Neither RTL nor GNL has requested or plans to request a ruling from the IRS that it qualifies as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. In order to qualify as a REIT, each of RTL and GNL must satisfy a number of requirements, including requirements regarding the ownership of its respective stock and the composition of its respective gross income and assets. Also, a REIT must make distributions to stockholders aggregating annually at least 90% of its net taxable income, excluding any net capital gains.
If RTL or GNL fails to qualify as a REIT, or is determined to have failed to qualify as a REIT in a prior year, it will face serious tax consequences that would substantially reduce its cash available for distribution, including cash available to pay dividends to its stockholders, because:
•
such company would be subject to U.S. federal income tax on its net income at regular corporate rates for the years it did not qualify for taxation as a REIT (and, for such years, would not be allowed a deduction for dividends paid to stockholders in computing its taxable income);

•
such company could be subject to the U.S. federal alternative minimum tax (for taxable years ending prior to January 1, 2018) and possibly increased state and local taxes for such periods;

•
unless such company is entitled to relief under applicable statutory provisions of the Code, neither it nor any “successor” company could elect to be taxed as a REIT until the fifth taxable year following the year during which it was disqualified; and

•
for up to five years following re-election of REIT status, upon a taxable disposition of an asset owned as of such re-election, such company could be subject to corporate level tax with respect to any built-in gain inherent in such asset at the time of re-election.

If RTL failed to qualify as a REIT prior to the closing of the REIT Merger, GNL, if it is determined to be a “successor” to RTL, would fail to qualify as a REIT and would be prohibited from making a REIT election for any taxable year prior to the fifth taxable year following the year during which RTL was disqualified. In addition, GNL would inherit any liability with respect to unpaid taxes of RTL for any periods prior to the REIT Merger for which RTL did not qualify as a REIT. As a result of all these factors, RTL’s or GNL’s failure to qualify as a REIT could impair GNL’s ability to expand its business and raise capital, and would materially adversely affect the value of its stock. In that event, all distributions to stockholders (to the extent of the Combined Company’s current and accumulated earnings and profits) would be taxable as ordinary dividend income. This “double taxation” results from the Combined Company’s failure to qualify or to continue to qualify as a REIT. In addition, for years in which GNL does not qualify as a REIT, it will not otherwise be required to make distributions to stockholders.
Even as a REIT, in certain circumstances, GNL may incur tax liabilities that would reduce GNL’s cash available for distribution to GNL’s stockholders.
Even as a REIT, GNL may be subject to U.S. federal, state and local income taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT and that do not meet a safe harbor available under the Code (a “prohibited transaction” under the Code) will be subject to a 100% tax. GNL may not make sufficient distributions to avoid excise taxes applicable to REITs. Similarly, if GNL were to fail an income test (and did not lose its REIT status because such failure was due to reasonable cause and not willful neglect), GNL would be subject to tax on the income that does not meet the income test requirements. GNL also may decide to retain, rather than distribute, net capital gains it earns from the sale or other disposition of GNL’s property and pay U.S. federal income tax directly on such income. In that event, GNL’s stockholders would include their proportionate shares of the gain in income as long-term capital gains, receive a credit on their returns for their proportionate share of GNL’s tax payments, and increase the tax basis of their shares of GNL stock by the after-tax amount of gain. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and seek a refund of such tax. GNL also will be subject to U.S. federal income tax at the corporate rate on any undistributed REIT taxable income. GNL also may be subject to state and local taxes on GNL’s income or property, including franchise, payroll and transfer taxes, either directly or at the level of the OP or at the level of the other companies through which GNL indirectly owns GNL’s assets, such as any taxable REIT subsidiaries (“TRSs”), which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes GNL pays directly or indirectly will reduce GNL’s cash flow.
To qualify as a REIT, GNL must meet annual distribution requirements, which may force GNL to forgo otherwise attractive opportunities or borrow funds during unfavorable market conditions. This could delay or hinder GNL’s ability to meet GNL’s investment objectives and reduce GNL’s stockholders’ overall return.
In order to qualify as a REIT, GNL must distribute annually to its stockholders at least 90% of its REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. GNL will be subject to U.S. federal income tax at the corporate rate on its undistributed REIT taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions GNL makes with respect to any calendar year are less than the sum of (a) 85% of GNL’s ordinary income, (b) 95% of GNL’s capital gain net income and (c) 100% of GNL’s undistributed income from prior years. These requirements could cause GNL to distribute amounts that otherwise would be spent on investments in real estate assets and it is possible that GNL might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these distributions. Although GNL intends to make distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on its earnings while GNL qualifies as a REIT, it is possible that GNL might not always be able to do so. It is possible that GNL may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences.
TRSs are subject to corporate-level taxes and GNL’s dealings with TRSs may be subject to a 100% excise tax.
A REIT may own up to 100% of the stock of one or more TRSs. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% (25% for GNL’s taxable years beginning prior to January 1, 2018) of the gross value of a REIT’s assets may consist of stock or securities of one or more TRSs. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT, including gross income from operations pursuant to management contracts. Accordingly, GNL may use one or more TRSs generally to hold properties for sale in the ordinary course of a trade or business or to hold assets or conduct activities that GNL cannot conduct directly as a REIT. A TRS is subject to applicable U.S. federal, state, local, and foreign income tax on its taxable income, as well as limitations on the deductibility of its interest expenses. In addition, the Code imposes a 100% excise tax on certain transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.
Real estate-related taxes may increase and if these increases are not passed on to tenants, GNL’s cash flow will be reduced.
Some local real property tax assessors may seek to reassess a property that GNL acquires, and, from time to time, GNL’s property taxes may increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. There is no assurance that renewal leases or future leases will be negotiated on the same basis. Increases not passed through to tenants will adversely affect the cash flow generated by the impacted property.

The taxation of distributions can be complex; however, distributions to stockholders that are treated as dividends for U.S. federal income tax purposes generally will be taxable as ordinary income, which may reduce GNL stockholders’ after-tax anticipated return from an investment in us.
Amounts that GNL pays to its taxable stockholders out of current and accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) generally will be treated as dividends for U.S. federal income tax purposes and will be taxable as ordinary income. Noncorporate stockholders are entitled to a 20% deduction with respect to these ordinary REIT dividends which would, if allowed in full, result in a maximum effective U.S. federal income tax rate on these ordinary REIT dividends of 29.6% (or 33.4% including the 3.8% surtax on net investment income); however, the 20% deduction will end after December 31, 2025.
However, a portion of the amounts that GNL pays to its stockholders generally may (1) be designated by GNL as capital gain dividends taxable as long-term capital gain to the extent that such portion is attributable to net capital gain recognized by GNL and does not exceed GNL’s actual net capital gain for the taxable year, (2) be designated by GNL as qualified dividend income, taxable at capital gains rates, to the extent they are attributable to dividends GNL receives from TRSs, or (3) constitute a return of capital to the extent that such portion exceeds GNL’s accumulated earnings and profits as determined for U.S. federal income tax purposes. With respect to qualified dividend income, the current maximum U.S. federal tax rate applicable to noncorporate stockholders is 23.8%, including the 3.8% surtax on net investment income. Dividends payable by REITs, however, generally are not eligible for this reduced rate and, as described above, through December 31, 2025, will be subject to an effective rate of 29.6% (or 33.4% including the 3.8% surtax on net investment income). A return of capital is not taxable, but has the effect of reducing the tax basis of a stockholder’s investment in shares of GNL’s stock. Amounts paid to GNL stockholders that exceed GNL’s current and accumulated earnings and profits and a stockholder’s tax basis in shares of GNL stock generally will be taxable as capital gain.

THE COMPANIES
Global Net Lease, Inc. (“GNL”) and Global Net Lease Operating Partnership, L.P. (“GNL OP”)
Overview
GNL is an externally managed, publicly traded REIT that focuses on acquiring and managing a globally diversified portfolio of strategically-located commercial real estate properties, which are leased primarily to Investment Grade tenants and investing in commercial properties, with an emphasis on sale-leaseback transactions and mission-critical, single tenant net-lease assets. GNL was formed in July 2011 as a Maryland corporation and qualified as a REIT beginning with its taxable year ended December 31, 2013.
As of March 31, 2023, GNL owned 317 properties consisting of 39.6 million rentable square feet, which were 98.0% leased, with a weighted-average remaining lease term of 7.8 years. Based on the percentage of rental income on a straight-line basis as of March 31, 2023, 61% of GNL’s properties were located in the U.S. and Canada and 39% of GNL’s properties were located in Europe. In addition, as of March 31, 2023, GNL’s portfolio was comprised of 55% industrial/distribution properties, 40% office properties and 5% retail properties. These percentages are calculated using straight-line rent converted from local currency into USD as of March 31, 2023. The straight-line rent includes amounts for tenant concessions.
Prior to entering into the REIT Merger Agreement, GNL’s primary business objectives were to (i) generate stable and consistent cash flows by acquiring properties, or entering into new leases, with long lease terms; (ii) acquire properties, or enter into new leases with, contractual rent escalations or inflation adjustments included in the lease terms; and (iii) enhance the diversity of its asset base by continuously evaluating opportunities in different geographic regions of the U.S., Canada, and Europe and leveraging the market presence of GNL Advisor.
Advisory and Property Management
Substantially all of GNL’s business is conducted through GNL OP, a Delaware limited partnership, and its wholly owned subsidiaries. GNL has no employees except for one person located in Europe that is directly employed to provide certain tax services and is externally advised and managed by affiliates of the Advisor Parent, pursuant to the GNL Advisory Agreement. GNL Advisor performs day-to-day asset management services for GNL. The GNL Property Manager manages or oversees management of GNL’s properties.
GNL Advisor and GNL Property Manager are under common control with Advisor Parent and are paid fees for providing services to GNL. These entities are also reimbursed by GNL for the cost of certain expenses they incur in providing these services to GNL. The GNL Advisory Agreement requires GNL to pay GNL Advisor the following fees in cash:
a)
a minimum base management fee of $18.0 million per annum ($4.5 million per quarter); and

b)
a variable fee amount equal to 1.25% per annum of the sum, since the effective date of the GNL Advisory Agreement in June 2015, of: (i) the cumulative net proceeds of all common equity issued by GNL; (ii) any equity of GNL issued in exchange for or conversion of preferred stock or exchangeable notes, based on the stock price at the date of issuance; and (iii) any other issuances of common, preferred, or other forms of equity of GNL, including units in an operating partnership (excluding equity based compensation but including issuances related to an acquisition, investment, joint-venture or partnership).

In addition, GNL is required to pay GNL Advisor incentive compensation (as defined in the GNL Advisory Agreement), generally payable in cash and shares, if the applicable hurdles are met. GNL Advisor did not earn any incentive compensation during the years ended December 31, 2022 and 2021, respectively.
GNL Property Manager provides property management and leasing services for properties owned by GNL, for which GNL pays fees to GNL Property Manager equal to: (i) with respect to stand-alone, single-tenant net leased properties which are not part of a shopping center, 2.0% of gross revenues from the properties managed and (ii) with respect to all other types of properties, 4.0% of gross revenues from the properties managed, in each case plus market-based leasing commissions applicable to the geographic location of the applicable property.
For services related to overseeing property management and leasing services provided by any person or entity that is not an affiliate of GNL Property Manager, GNL pays GNL Property Manager an oversight fee equal to 1.0% of gross revenues of the applicable property.
GNL reimburses GNL Advisor or its affiliates for expenses paid or incurred by them in providing services to GNL under the GNL Advisory Agreement, except for those expenses that are specifically the responsibility of GNL Advisor under the GNL Advisory Agreement, such as salaries, bonuses and other wages, payroll taxes and the cost of employee benefit plans of personnel of GNL Advisor and its affiliates who provide services to GNL under the GNL Advisory Agreement, GNL Advisor’s rent and general overhead expenses, insurance expenses (other than with respect to GNL’s directors and officers) and information technology expenses.
If the cash flow generated by any of GNL’s properties is not sufficient to fund the costs and expenses incurred by GNL Property Manager in fulfilling its duties under the property management and leasing agreements, GNL is required to fund additional amounts. Costs and expenses that are the responsibility of GNL under the property management and leasing agreements include, without limitation, reasonable wages and salaries and other employee-related expenses of all on-site and off-site employees of GNL Property Manager who are engaged in the operation, management, maintenance and leasing of the properties and other out-of-pocket expenses which are directly related to the operation, management, maintenance and leasing of specific properties, but may not include GNL Property Manager’s general overhead and administrative expenses.
Consummation of the transactions contemplated by the Internalization Merger Agreement will result in the internalization of the management of GNL immediately following consummation of the Internalization Merger, including by terminating the GNL Advisory Agreement and the GNL Property Management Agreement. As consideration for the Internalization Merger, GNL will issue 29,614,825 shares of GNL Common Stock to Advisor Parent valued based on GNL’s five-day volume-weighted average price of $10.97 as of market close on May 11, 2023, initially valued in the aggregate at $325.0 million, and pay an additional $50.0 million of cash. Pursuant to the Internalization Merger Agreement, GNL and Advisor Parent have entered into a Registration Rights and Stockholder Agreement that will become effective at the Internalization Merger Effective Time whereby GNL will grant Advisor Parent registration rights regarding the shares issued in the Internalization Merger. For a description of the Registration Rights and Stockholder Agreement, see the section titled “The Internalization Merger Agreement — Ancillary Agreements in Connection with the Internalization Merger Agreement — Registration Rights and Stockholder Agreement” beginning on page 157.
Additional Information
The GNL Common Stock is listed on the NYSE, trading under the symbol “GNL.” GNL’s principal executive offices are located at 650 Fifth Avenue — 30th Floor, New York, NY 10019, and GNL’s phone number is (212) 415-6500. GNL’s website is www.globalnetlease.com. The information in GNL’s website is not included or incorporated by reference in this Joint Proxy Statement/Prospectus, and the website is included only as an inactive textual reference.
Additional information about GNL, GNL OP and their subsidiaries is included in documents incorporated by reference into this Joint Proxy Statement/Prospectus. See the section entitled “Where You Can Find More Information and Incorporation by Reference” beginning on page 224 of this Joint Proxy Statement/Prospectus.
Osmosis Sub I, LLC (“REIT Merger Sub”)
Osmosis Sub I, LLC, a wholly owned subsidiary of GNL, is a Maryland limited liability company organized on May 23, 2023 for the purpose of effecting the REIT Merger. REIT Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the

REIT Merger Agreement. The principal executive offices of REIT Merger Sub are located at 650 Fifth Avenue — 30th Floor, New York, NY 10019.
Osmosis Sub II, LLC (“OP Merger Sub”)
Osmosis Sub II, LLC, a wholly owned subsidiary of GNL OP, is a Delaware limited liability company organized on May 23, 2023 for the purpose of effecting the OP Merger. OP Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the REIT Merger Agreement. The principal executive offices of OP Merger Sub are located at 650 Fifth Avenue — 30th Floor, New York, NY 10019.
The Necessity Retail REIT, Inc. (“RTL”) and The Necessity Retail REIT Operating Partnership, L.P. (“RTL OP”)
Overview
RTL is an externally managed, publicly traded REIT focusing on acquiring and managing a diversified portfolio of primarily service-oriented and traditional retail and distribution-related commercial real estate properties located primarily in the United States. RTL was formed in January 2013 as a Maryland corporation and qualified as a REIT beginning with its taxable year ended December 31, 2013.
As of March 31, 2023, RTL operated in two reportable segments: single-tenant properties and multi-tenant properties and owned 1,039 properties, comprised of 27.6 million rentable square feet, which were 92.6% leased, including 930 single-tenant net leased commercial properties (892 of which are leased to retail tenants) and 109 multi-tenant retail properties. Based on annualized rental income on a straight-line basis as of March 31, 2023, the total single-tenant properties comprised 47% of RTL’s total portfolio and were 67% leased to service retail tenants, and the total multi-tenant properties comprised 53% of RTL’s total portfolio and were 42% leased to experiential retail tenants, defined as tenants in the restaurant, discount retail, entertainment, salon/beauty and grocery sectors, among others. Since March 31, 2023, RTL has sold properties in its portfolio for an aggregate price of approximately $100 million.
Prior to entering into the REIT Merger Agreement, RTL’s primary business objectives were to: (i) acquire and own service-oriented retail properties or experiential retail tenants that it believes are more resistant to e-commerce and the factors impacting traditional retail; (ii) maintain high portfolio occupancy with a focus on service retail single-tenant and multi-tenant assets featuring long-term leases; (iii) target a leverage level of not more than 45% loan-to-value at the time of acquisition; and (iv) maintain diversity by tenant as well as a geographic location and lease term.
Advisory and Property Management
Substantially all of RTL’s business is conducted through the RTL OP, a Delaware limited partnership, and its wholly owned subsidiaries. RTL has no employees and is externally advised and managed by affiliates of Advisor Parent pursuant to the RTL Advisory Agreement. RTL Advisor performs day to day asset management services for RTL and RTL Property Manager manages or oversees the properties owned by RTL.
RTL Advisor and RTL Property Manager are under common control with Advisor Parent and are paid fees for providing services to RTL. These entities are also reimbursed by RTL for certain expenses incurred in providing services to RTL. The RTL Advisory Agreement requires RTL to pay RTL Advisor the following fees:
a)
An annual fixed base management fee equal to $24.0 million. If RTL acquires (whether by merger, consolidation or otherwise) any other REIT, that is advised by an entity that is wholly owned, directly or indirectly, by Advisor Parent, other than any joint venture, the fixed portion of the base management fee will be increased by an amount equal to the consideration paid for the acquired company’s equity multiplied by 0.0031 for the first year following the transaction, 0.0047 for the second year and 0.0062 thereafter; and

b)
a variable monthly fee equal to one-twelfth of 1.25% of the cumulative net proceeds of any equity raised by RTL and its subsidiaries from and after the initial effective date of the RTL Advisory Agreement on February 16, 2017.

In addition, RTL is required to pay RTL Advisor an incentive management fee, generally payable in cash and shares, if the applicable hurdles are satisfied. RTL recorded $0.4 million and $3.0 million in incentive management fees during the years ended December 31, 2022 and 2021, respectively.
RTL has, among other agreements, a property management agreement with RTL Property Manager. RTL Property Manager is the sole and exclusive property manager for RTL’s multi-tenant properties, which are generally anchored, retail properties, such as power centers and lifestyle centers.
Under the RTL Property Management Agreement, RTL pays the RTL Property Manager a management fee equal to 4.0% of the gross rental receipts from the multi-tenant properties, including common area maintenance reimbursements, tax and insurance reimbursements, percentage rental payments, utility reimbursements, late fees, vending machine collections, service charges, rental interruption insurance, and a 15.0% administrative charge for common area expenses.
In addition, RTL Property Manager is paid a one time transition fee of up to $2,500 for each multi-tenant property managed, a construction fee equal to 6.0% of construction costs incurred, if any, and reimbursement of all expenses specifically related to operating the multi-tenant properties, including compensation and benefits of property management, accounting, lease administration, executive and supervisory personnel of RTL Property Manager, and excluding expenses of RTL Property Manager’s corporate and general management office and excluding compensation and other expenses applicable to time spent on matters other than the multi-tenant properties.
Consummation of the transactions contemplated by the Internalization Merger Agreement will result in the internalization of the management of RTL as a wholly owned subsidiary of GNL immediately following consummation of the REIT Merger, including by terminating (i) RTL’s existing arrangement for advisory management services provided by the RTL Advisory Agreement, and (ii) RTL’s existing arrangement for property management services provided by the RTL Property Management Agreement and related property management agreements. See “— Global Net Lease, Inc. — Advisory and Property Management” above on page 37.
Additional Information
The RTL Class A Common Stock is listed on Nasdaq, trading under the symbol “RTL.” RTL’s principal executive offices are located at 650 Fifth Avenue — 30th Floor, New York, NY 10019, and RTL’s phone number is (212) 415-6500. RTL’s website is www.necessityretailreit.com. The information in RTL’s website is not included or incorporated by reference in this Joint Proxy Statement/Prospectus, and the website is included only as an inactive textual reference.
Additional information about RTL, RTL OP and their subsidiaries is included in documents incorporated by reference into this Joint Proxy Statement/Prospectus. See the section entitled “Where You Can Find More Information and Incorporation by Reference” beginning on page 224 of this Joint Proxy Statement/Prospectus.
The Combined Company
Overview
References to the Combined Company are to GNL after the Proposed Transactions have been consummated. On a pro forma basis giving effect to the Proposed Transactions assuming the REIT Merger had occurred as of March 31, 2023, the Combined Company would have a total equity market capitalization of approximately $2.4 billion (based on the closing price of GNL Common stock on July 13, 2023 of $10.74 per share). In addition, based on the total gross book value of real estate assets as of March 31, 2023, the Combined Company owned approximately $9.6 billion of real estate assets. The business of the Combined Company will be operated through GNL OP. GNL will have control, and be responsible for directing, the day-to-day management of GNL OP.

The Combined Company will be diversified by geography, asset type, tenant, and industry, spanning industrial, retail, and office assets across North America and Europe which management believes will enhance balance sheet flexibility. As a larger entity than either GNL or RTL individually, management expects to increase the size and scope of potential acquisition targets further reducing concentration. On a pro forma basis as of March 31, 2023 giving effect to the Proposed Transactions, the Combined Company would have owned 1,356 properties located in 49 different states and 11 different countries. Top 10 tenant concentration was 19.2% of straight-line rent.
Following the closing of the Proposed Transactions, based on the Exchange Ratio, and subject to certain assumptions regarding the outstanding LTIPs, current GNL stockholders would own approximately 45%, current RTL stockholders would own approximately 39%, and the owners of Advisor Parent and their affiliates (including the direct owner of Advisor Parent and its wholly-owned subsidiaries (including Advisor Parent)) would own approximately 14% (and will be permitted to own up to 16.8%) of the issued and outstanding shares of common stock of the Combined Company, assuming 50% of outstanding RTL LTIP Units and 15% of outstanding GNL LTIP Units held by Advisor Parent and its affiliates are earned. For more information about the LTIPs held by Advisor Parent, see “The Companies — The Combined Company — Treatment of Outstanding Equity-Based Awards” below.
The GNL Common Stock will continue to be listed on the NYSE, trading under the symbol “GNL.” As a result of the Proposed Transaction, the RTL Class A Common Stock, RTL Series A Preferred Stock and RTL Series C Preferred Stock will be delisted from Nasdaq and deregistered under the Exchange Act. The GNL Series D Preferred Stock and GNL Series E Preferred Stock will be listed on the NYSE. GNL’s principal executive offices will continue to be located at 650 Fifth Avenue — 30th Floor, New York, NY 10019, and GNL’s phone number will be (212) 415-6500.
Portfolio Scale and Diversification
On a pro forma basis giving effect to the Proposed Transactions assuming the REIT Merger had occurred as of March 31, 2023, the Combined Company owned 1,356 properties aggregating approximately 67.1 million square feet of leasable space (of which 317 properties and 39.6 million square feet were owned by GNL, and 1,039 properties and 27.6 million square feet were owned by RTL). A total of approximately 80.9% of the Combined Company’s straight-line rent was generated by properties located in the U.S. and Canada and approximately 19.1% generated by properties located in Europe. The Combined Company’s property portfolio was comprised of 31% single-tenant industrial / distribution assets, 27% multi-tenant retail assets, 22% single-tenant retail assets, and 20% single-tenant office assets (all based on the annualized straight-line rent as of March 31, 2023).
Internalization of Management
Management of the Combined Company will be “internalized” meaning that GNL will no longer rely on a third party to provide asset or property management services. As a result of the Internalization Merger, GNL will acquire all of the assets and contracts (including leases) necessary to conduct the business of the Combined Company. In addition, through provisions in the Internalization Merger Agreement, GNL expects to be able to hire a workforce comprised, at least initially, of substantially the same persons who provided services to each of GNL and RTL under their respective advisor and property management contracts. Management of GNL and RTL expects the initial workforce at closing of the transactions will consist of approximately 75 employees spread across multiple disciplines such as asset and property management, acquisitions, leasing and capital markets. GNL’s executive team will be headed by co-CEO’s from each of GNL and RTL as well as the existing chief financial officer of GNL.
By internalizing management, on a pro forma basis giving effect to the Proposed Transactions assuming the REIT Merger had occurred as of March 31, 2023, each of the GNL Board and the RTL Board estimated that the Combined Company would reduce expenses on a cash basis by approximately $54 million for the twelve-month period ended March 31, 2023 (compared to the same period with respect to GNL and RTL on a standalone, non-internalized basis) by eliminating the asset management and property management fees paid by each of GNL and RTL and netting the expenses of internalizing the workforce against the reimbursement of various costs under the existing advisory and property management agreements.

Corporate Governance
The GNL Board and the RTL Board also agreed on a number of items that will go into effect either at or immediately after the REIT Merger Effective Time to enhance corporate governance.
Amendment to the GNL Bylaws
The GNL Bylaws will be amended to, among other things, remove the requirement that the GNL Board be comprised of two “managing directors” (which have previously been designated by the GNL Advisor).
Declassifying the Board
GNL will begin taking the steps to declassify its board on a going forward basis by: (i) opting out of Section 3-803 of the MGCL which permits a Maryland corporation to classify its board in the first instance; (ii) declassifying its board of directors so that seven of nine directors would stand for election to annual terms at the 2024 annual meeting of stockholders, and all nine directors would stand for election to annual terms at the 2025 annual meeting of stockholders; and (iii) prohibiting itself from electing to be subject to Section 3-803 of the MGCL unless opting back in to Section 3-803 of the MGCL is approved by a majority of the votes cast by GNL stockholders entitled to vote generally in the election of directors.
Termination of the GNL Rights Agreement and RTL Rights Agreement
The GNL Rights Agreement will be terminated. Furthermore, pursuant to the REIT Merger Agreement, RTL and the RTL Board have taken all actions necessary (including amending the RTL Rights Agreement) to ensure that the rights under the RTL Rights Agreement will expire immediately after the REIT Merger Effective Time, without the payment of any money or other consideration.
For a summary of certain differences between the rights of RTL stockholders and GNL stockholders, as well as changes to the GNL stockholder rights in connection with the Mergers, see the section titled “Comparison of Rights of RTL Stockholders and GNL Stockholders” beginning on page 206.
Indebtedness of the Combined Company
As required by the REIT Merger Agreement, GNL will assume all of RTL’s indebtedness and repay all amounts outstanding under the RTL Credit Facility. In particular:
(i)
RTL’s Senior Notes:   GNL will assume $500.0 million of aggregate principal amount of 4.50% Senior Notes due 2028 issued by RTL and RTL OP on October 7, 2021. The RTL Senior Notes, which were issued at par, will mature on September 30, 2028 and accrue interest at a rate of 4.50% per year. Interest is payable semi-annually in arrears on March 30 and September 30 of each year. The RTL Senior Notes do not require any principal payments prior to maturity (but see “Risk Factors — The occurrence of a Ratings Decline in connection with the Proposed Transactions may require the Combined Company to redeem the RLT Senior Notes under the indenture governing the RTL Senior Notes, and the Combined Company may not have the funds necessary to finance such a redemption” on page 32);

(ii)
RTL Credit Facility:   GNL will repay all amounts due under the RTL Credit Facility and then terminate the facility; and

(iii)
GNL Credit Facility:   GNL intends to either amend or refinance the GNL Credit Facility to increase the proceeds available under the facility. As of March 31, 2023, RTL had $448 million outstanding on the RTL Credit Facility and $46.6 million remained available for future borrowings, and as of July 6, 2023, RTL had $639 million outstanding on the RTL Credit Facility and $28.2 million remained available for future borrowings. Thus, GNL will need to increase availability to fund repayment of the RTL Credit Facility. GNL is expected to exercise the existing “accordion feature” on the GNL Credit Facility and increase the commitments under the GNL Credit Facility by $500 .0 million to facilitate the repayment of the RTL Credit Facility and to create additional availability after the transactions are completed.

In addition, prior to the REIT Merger Effective Time, RTL will seek lender consents with respect to the applicable terms of the RTL CMBS to the extent required to permit RTL and RTL OP to perform their respective obligations pursuant to the REIT Merger Agreement and the Internalization Merger Agreement and, prior to the REIT Merger Effective Time, GNL will seek lender consents with respect to the applicable terms of the GNL CMBS to the extent required to permit GNL and GNL OP to perform their respective obligations pursuant to the REIT Merger Agreement and the Internalization Merger Agreement.
Giving effect to the Proposed Transactions, including the debt repayment and incurrence of debt as noted above, as of March 31, 2023, the Combined Company would have had total indebtedness of approximately $5.3 billion, comprised of $3.1 billion of secured indebtedness, of which $1.2 billion would have been outstanding under the GNL Credit Facility, $500.0 million under the GNL Senior Notes and $500 .0 million under the RTL Senior Notes.
Directors and Executive Officers of GNL after the Proposed Transactions
At the REIT Merger Effective Time, the size of the GNL Board will be increased by three members. Three independent directors of RTL will be appointed to the GNL Board. Immediately following the REIT Merger Effective Time, the GNL Board is expected to be comprised of James L. Nelson, Edward M. Weil, Lisa Kabnick, Edward G. Rendell, Stanley Perla, M. Therese Antone, and Abby M. Wenzel, whose terms will end at the 2024 annual meeting of GNL stockholders; and P. Sue Perrotty and Leslie Michelson, whose terms will end at the 2025 annual meeting of GNL stockholders. Mr. Nelson and Mr. Weil were reelected to the GNL Board at the 2023 annual meeting of GNL stockholders held on June 29, 2023 to serve until the 2026 annual meeting of GNL stockholders. To facilitate the declassification of the GNL Board, Mr. Nelson and Mr. Weil have each signed letters of resignation pursuant to which they will resign from the GNL Board at the REIT Merger Effective Time, after which the GNL Board will immediately appoint them to serve only until the 2024 annual meeting of GNL stockholders. Ms. Kabnick was reelected to the RTL Board at the 2023 annual meeting of RTL stockholders held on June 29, 2023 to serve until the 2026 annual meeting of RTL stockholders, but she will be appointed to serve on the GNL Board only until the 2024 annual meeting of GNL stockholders. Ms. Kabnick and Mr. Perla are currently members of the RTL Board; the remaining directors expected to continue as directors of GNL following completion of the Proposed Transactions are currently on the GNL Board. In addition, the members of the GNL Board have the ability to fill the vacancy on the GNL Board before the closing of the Proposed Transactions.
Set forth below is a list of the anticipated directors of the GNL Board following the completion of the Proposed Transactions, including those persons that will be appointed at the REIT Merger Effective Time:
Name	Age	Position(s)
P. Sue Perrotty	69	Independent Director
M. Therese Antone	83	Independent Director
Lisa Kabnick.	68	Independent Director*
Leslie Michelson.	72	Independent Director*
James L. Nelson	73	Co-Chief Executive Officer and Director
Stanley Perla	80	Independent Director*
Edward G. Rendell	79	Independent Director
Edward M. Weil	56	Co-Chief Executive Officer and Director
Abby M. Wenzel	63	Independent Director

*
Members of the RTL Board that will be appointed to the GNL Board at or immediately after the REIT Merger Effective Time.

P. Sue Perrotty
Age 69. Director of GNL since 2015.
P. Sue Perrotty has served as non-executive chair and independent director of GNL since March 2015. Ms. Perrotty served as chairperson of GNL’s audit committee from July 2017 to March 2020, and as GNL’s nominating and corporate governance committee chair since March 2015. Ms. Perrotty has served as a member of the board of Tower Health, a regional, integrated healthcare provider/payer system, since July 2019, as its interim president and chief executive officer from February 2021 to August 2021, and as its president and chief executive officer since September 2021.
Ms. Perrotty served as chair of the audit committee of New York REIT (“NYRT”) from December 2014 to June 2017 and a member of the board from September 2014 until November 2018, when NYRT ceased to be listed on the NYSE and converted into New York REIT Liquidating LLC. Ms. Perrotty then served as an independent member of the board of managers of New York REIT Liquidating LLC until July 2020. Previously, she has served as an independent director of HT III from August 2014, including as its audit committee chair from December 2014, until HT III’s liquidation and dissolution in March 2019 and as an independent director of Axar Acquisition Corp. (formerly known as AR Capital Acquisition Corp.) from October 2014 until its liquidation and dissolution in October 2017. Ms. Perrotty has served as president and chief executive officer of AFM Financial Services in Cranford, New Jersey since April 2011. Ms. Perrotty also has been an investor and advisor to several small businesses and entrepreneurs in varying stages of development since August 2008. Ms. Perrotty served in the administration of Governor Edward G. Rendell as chief of staff to First Lady, Judge Marjorie Rendell from November 2002 through August 2008. Ms. Perrotty served as vice chair of the Berks County Community Foundation and as development chair for the Girls Scouts of Eastern PA Board. Ms. Perrotty is a graduate of Albright College with a Bachelor of Science degree in Economics and was also awarded an Honorary Doctor of Laws degree from Albright College in 2010.
The GNL Board believes that Ms. Perrotty’s experience as a director and executive officer of multiple companies, as well as her other business experience, makes her well qualified to serve as a member of the GNL Board.
Dr. M. Therese Antone
Age 83. Independent director of GNL since 2020.
Dr. M. Therese Antone has served as an independent director of GNL and as chairperson of its audit committee since March 2020. She serves as a member of the board of trustees of Davis Educational Foundation, a commissioner of the Rhode Island Ethics Commission, a member of the board of Holy Spirit University in Kaslik, Lebanon, a member of the board and treasurer of Newport Restoration Foundation, and a member of the board of trustees of Newport Hospital Foundation.
Dr. Antone previously served as a member of the board and compensation committee of Mercy Investment Services from January 2011 to December 2021, and as a commissioner of the Rhode Island Ethics Commission from January 2015 to December 2021. She has also previously served on the boards of many institutions and organizations, primarily in the education sector but also in the financial services sector. Dr. Antone has served as Chancellor at Salve Regina University since 2009, and her career at Salve Regina included tenure as a professor of mathematics and management and executive vice president for corporate affairs and advancement. Dr. Antone holds a Doctor of Education from Harvard University with emphasis in administration, planning and social policy. She holds a Master of Arts in mathematics from Villanova University and completed the international senior executive program at MIT’s Sloan School of Management.
The GNL Board believes that Dr. Antone’s experience as a director of the institutions and organizations described above, as well as her prior business experience makes her well-qualified to serve as a member of the GNL Board.
Lisa D. Kabnick
Age 68. Director of RTL since 2015.
Lisa D. Kabnick has served as an independent director of RTL since August 2015 and lead independent director since March 2018. Ms. Kabnick has also served as RTL’s nominating and corporate governance committee chair since April 2016. Ms. Kabnick has been a senior advisor for Troutman Pepper Hamilton Sanders LLP (f/k/a Pepper Hamilton, LLP) since September 2017. Ms. Kabnick previously served as a Senior Advisor at Reed Smith LLP (“Reed Smith”) from January 2015 until September 2017 and previously was a partner at Reed Smith from January 2003 until December 2014. Prior to joining Reed Smith, Ms. Kabnick was a practicing attorney with Pepper Hamilton, LLP, where she became a partner in 1988. During her tenure in both firms, Ms. Kabnick has held various leadership positions. Since April 2015, Ms. Kabnick has been a member of the board of directors of The Philadelphia Inquirer, PBC, the publisher of the Philadelphia Inquirer and Daily News and operator of philly.com, where she is vice chair of the board and chairs the audit/finance committee. From January 2017 until January 2020, Ms. Kabnick served as a member of the board of directors of CFG Community Bank and a member of the risk management and compensation committees. From August 2013 until October 2015, Ms. Kabnick served as a member of the board of directors of Vertisense, Inc. (formerly known as Alcohoot, Inc.). From 2006 through 2013, Ms. Kabnick was a member of the board of directors of the Kimmel Center, the performing arts center in Philadelphia, Pennsylvania. Since 2001, Ms. Kabnick has been a member of the board of directors of the Ongava Game Reserve, a 125 square mile game reserve in Namibia. Ms. Kabnick has also served on a number of community and non-profit boards, including as a Northeast Trustee for the Boys and Girls Clubs of America, United Way of Greater Philadelphia and Southern New Jersey Council, Pennsylvania Ballet, and on the Trustee’s Council of Penn Women for the University of Pennsylvania. Ms. Kabnick has been the recipient of numerous awards and honors relating to her professional career, including being recognized in Chambers USA, Best Lawyers in America, and Pennsylvania Super Lawyers, and has been honored by Real Philly magazine in 2005 as Trailblazer Honoree and Woman of Distinction.
The GNL Board believes that Ms. Kabnick’s experience as an attorney and a director on multiple profit- and non-profit boards makes her well qualified to serve as a member of the GNL Board.
Leslie D. Michelson
Age 72. Director of RTL since 2017.
Leslie D. Michelson joined the RTL Board in February 2017 at the completion of RTL’s merger with RCA. Mr. Michelson had served as an independent director of RCA since November 2015. In addition, Mr. Michelson has served as an independent director of Franklin BSP Franklin Lending Corporation since January 2011, including as lead independent director since 2016, Franklin BSP Capital Corporation including as lead independent director since March 2020, and Franklin BSP Private Credit Fund including as lead independent director since October 2022. Mr. Michelson has served as an independent director of Health Care Trust Inc. since December 2015 including as Non-Executive Chair since October 2016.
Mr. Michelson previously served as an independent director of BDCA II from August 2014 until its liquidation and dissolution in September 2016 and an independent trustee RCIFT, a family of mutual funds advised by an affiliate of Advisor Parent from April 2013 until its dissolution in January 2017.
From April 2007 until February 2020, Mr. Michelson has served as the chairman and chief executive officer of Private Health Management, Inc., a company which assists corporate employees and their dependents, families and individuals obtain the best healthcare. Since March 2020 Mr. Michelson has served as executive chair and a director of Private Health Management, Inc. Mr. Michelson has served as a member of the Board of Advisors for the UCLA Fielding School of Public Health since October 2013. He has served as founder and chief executive officer of Michelson on Medicine, LLC since January 2011. Earlier in his career, Mr. Michelson served as a founder, investor, director and executive officer of multiple public and private companies, including foundations, in the healthcare, technology, finance and real estate industries. Mr. Michelson received his B.A. from The Johns Hopkins University in 1973 and a J.D. from Yale Law School in 1976.
The GNL Board believes that Mr. Michelson’s experience as a director and executive officer of multiple companies make him well qualified to serve as a member of the GNL Board.
James L. Nelson
Age 73. Chief Executive Officer and President since 2017.
James L. Nelson served as chief executive officer and president of GNL since August 2017. Mr. Nelson has also served as an independent director of GNL beginning in March 2017. Mr. Nelson has also served as chief executive officer of GNL Advisor and GNL Property Manager since August 2017. Mr. Nelson also currently serves as an independent director and chair of the audit committee of Chewy, Inc., a position he has held since July 2021. In addition, Mr. Nelson serves as an independent director and member of the audit committee of Xerox Holdings Corporation, a position he has held since May 2021. Mr. Nelson also served as an independent director and chairman of the audit committee for Roman DBDR Tech Acquisition Corp., a special purpose acquisition company, with a focus on companies in the technology, media and telecom industries from December 2020 to December 2021.
From March 2019 until October 2020, Mr. Nelson served as a director and member of the audit committee of Caesars Entertainment Corporation, and, from April 2014 until January 2021, he was a director of Herbalife Nutrition Ltd. Mr. Nelson has also served as a director of multiple other companies including: Icahn Enterprises G.P., Inc., the general partner of Icahn Enterprises L.P., from June 2001 to March 2019 where he also served on the audit committee; IEH Auto Parts LLC from June 2015 to March 2019; New York REIT, Inc. (“NYRT”) from November 2015 to June 2017; and Voltari Corporation from June 2011 through September 2015. Mr. Nelson was chairman and chief executive officer of Eaglescliff Corporation, a specialty investment banking, consulting and wealth management company, from 1986 until 2009, and also served as a chief executive officer and chairman of other businesses during that period, including Orbitex Management, Inc., a financial services company in the mutual fund sector.
The GNL Board believes that Mr. Nelson’s experience as a director and executive officer of multiple companies makes him well qualified to serve as a member of the GNL Board.
Stanley R. Perla
Age 80. Director of RTL since 2013.
Stanley R. Perla has served as an independent director of RTL since April 2013. Mr. Perla has served as RTL’s audit committee chair since March 2018. Mr. Perla has served as an independent director of Hospitality Investors Trust, Inc. (formerly known as American Realty Capital Hospitality Trust, Inc.) since January 2014 and GTJ REIT, Inc. since January 2013. He currently chairs the audit committee at both companies. Mr. Perla previously served as a member of the board of directors and the chair of the audit committee of Madison Harbor Balanced Strategies, Inc. until its liquidation in 2017, as a trustee of AREIF from May 2012 until its liquidation in August 2016 and as an independent director of Global II from August 2014 until December 2016. Mr. Perla, a licensed certified public accountant, was with the firm of Ernst & Young LLP (“Ernst & Young”) for 35 years, from September 1967 to June 2003, the last 25 of which he was a partner. Mr. Perla served as Ernst & Young’s national director of real estate accounting, as well as on Ernst & Young’s national accounting and auditing committee. From July 2003 to May 2008, he was the director of Internal Audit for Vornado Realty Trust and from June 2008 to May 2011, he was the managing partner of Cornerstone Accounting Group, a public accounting firm specializing in the real estate industry and a consultant to the same firm from June 2011 to March 2012. From May 2012 until December 2015, Mr. Perla provided consulting services to Friedman LLP, a public accounting firm. His area of expertise for the past 40 years has been real estate and he was also responsible for the auditing of public and private companies. He is an active member of the National Association of Real Estate Investment Trusts (“NAREIT”) and the National Association of Real Estate Companies. In addition, Mr. Perla has been a frequent speaker on real estate accounting issues at numerous real estate conferences. Mr. Perla earned an M.B.A. in Taxation and a B.B.A. in Accounting from Baruch College.
The GNL Board believes that Mr. Perla’s experience as a director of multiple companies, as well as his other business experience make him well qualified to serve as a member of the GNL Board.
Edward G. Rendell
Age 79. Director of GNL since 2012 and of RTL since 2017.
Governor Edward G. Rendell has served as an independent director of GNL since March 2012. Governor Rendell has served as GNL’s compensation committee chair since March 2017. Governor Rendell has served as an independent director of American Realty Capital Healthcare Trust III, Inc. since December 2015, of RTL since February 2017 and of Benefit Street Partners since January 2011. Governor

Rendell previously served as an independent director of RCA from October 2012 until the close of RCA’s merger with RTL in February 2017, an independent director of Business Development Corporation of America II (“BDCA II”) from August 2014 until its liquidation and dissolution in September 2016.
Governor Rendell served as the 45th Governor of the Commonwealth of Pennsylvania from January 2003 through January 2011 and as the Mayor of Philadelphia from January 1992 through January 2000. Governor Rendell was also the General Chairperson of the National Democratic Committee from November 1999 through February 2001. Governor Rendell has also worked as an attorney in private practice. An Army veteran, Governor Rendell holds a B.A. from the University of Pennsylvania and a J.D. from Villanova Law School.
The GNL Board believes that Governor Rendell’s experience as a director of multiple companies, as well as his experience as the chief executive of Pennsylvania and Philadelphia, makes him well qualified to serve as a member of the GNL Board.
Edward M. Weil, Jr.
Age 56. Director of GNL since 2017 and of RTL since 2015.
Edward M. Weil, Jr. has served as a director of GNL since January 2017. Mr. Weil previously served as an executive officer of GNL, GNL Advisor and GNL Property Manager from their respective formations in July 2011, July 2011 and January 2012, until October 2014. Mr. Weil also previously served as a director of GNL from May 2012 until September 2014. Mr. Weil also has been the chief executive officer of Advisor Parent since January 2016 and owns a non-controlling interest in the parent of Advisor Parent. He also serves in leadership positions at three other REITs advised by affiliates of Advisor Parent: as chairman of the board of directors of RTL and as chief executive officer and president of RTL and its advisor and property manager since November 2015; as executive chairman of NYSE-listed American Strategic Investment Co. (formerly known as New York City REIT, Inc.) (“NYC”) since November 2015 and as chief executive officer, president and secretary of NYC and its advisor and property manager since March 2017; and as a director of Healthcare Trust, Inc. (“HTI”) since October 2016 and as chief executive officer of HTI and its advisor and property manager since August 2018.
Mr. Weil previously served in leadership positions at multiple REITs and other entities advised by affiliates of Advisor Parent, including: as chairman, chief executive officer, president of American Realty Capital Healthcare Trust III, Inc. (“HT III”) until its liquidation and dissolution in March 2019; as executive chairman of American Realty Capital Global Trust II, Inc. (“Global II”) until its merger with GNL in December 2016; as a director of Franklin BSP Lending Corp. (formerly Business Development Corporation of America) (“FBLC”) until November 2016, when FBLC’s external advisor was acquired by Benefit Street Partners, L.L.C.; as chief executive officer, president and chairman of American Realty Capital — Retail Centers of America, Inc. until its merger with RTL in February 2017; as a trustee of American Real Estate Income Fund until its liquidation in August 2016; as a trustee of Realty Capital Income Funds Trust until its dissolution in January 2017; and as an executive officer and director of American Realty Capital Daily Net Asset Value Trust, Inc. during multiple periods until its dissolution and liquidation in April 2016. Mr. Weil also served as chairman of Realty Capital Securities, LLC (“RCS”) from September 2013 until November 2015 and was the interim chief executive officer of RCS from May 2014 until September 2014 and the chief executive officer of RCS from December 2010 until September 2013. Mr. Weil served as a director of RCS Capital Corporation (“RCAP”), the parent company of RCS, from February 2013 until December 2015 and served as an executive officer of RCAP from February 2013 until November 2015, including chief executive officer from September 2014 until November 2015. RCAP filed for Chapter 11 bankruptcy in January 2016.
Mr. Weil was formerly the senior vice president of sales and leasing for American Financial Realty Trust from, where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio of properties. Mr. Weil also previously served on the board of directors of the Real Estate Investment Securities Association (now known as ADISA) from 2012 to 2014, including as its president in 2013. Mr. Weil attended George Washington University.

The GNL Board believes that Mr. Weil’s experience as a director or executive officer of the companies described above and his significant experience in real estate makes him well qualified to serve as a member of the GNL Board.
Abby M. Wenzel
Age 63. Independent director of GNL since 2012.
Abby M. Wenzel has served as an independent director of GNL since March 2012, as an independent director of American Strategic Co. since March 2014 and as an independent director of Hospitality Investors Trust, Inc. (“HIT”) from September 2013 to June 2021, when HIT entered into bankruptcy. Ms. Wenzel previously served as independent director of American Realty Capital Trust IV, Inc. (“ARCT IV”) from May 2012 until the close of ARCT IV’s merger with VEREIT, Inc. (formerly known as American Realty Capital Properties, Inc. in January 2014, after which point Ms. Wenzel was no longer associated with ARCT IV as an independent director nor affiliated with ARCT IV in any manner. Ms. Wenzel was a shareholder of the law firm of Cozen O’Connor, resident in the New York office, as a member in the Business Law Department, until her retirement in June 2019. From January 2014 through December 2018, Ms. Wenzel served as co-chair of Cozen O’Connor’s Real Estate Group. Ms. Wenzel has extensive experience representing developers, funds and investors in connection with their acquisition, disposition, ownership, use, and financing of real estate. Ms. Wenzel also practices in the capital markets practice area, focusing on capital markets, finance and sale-leaseback transactions. She has represented commercial banks, investment banks, debt funds, insurance companies, and other financial institutions, as well as the equity owners, in connection with permanent, bridge, and construction loans, as well as senior preferred equity investments, interim financings and mezzanine financings. She has also represented both lenders and equity owners in connection with complex multiproperty/multistate corporate sales. Prior to joining Cozen O’Connor, Ms. Wenzel was a partner with Wolf Block LLP, managing partner of its New York office and chair of its structured finance practice from October 1999 until April 2009. Until June 2019 Ms. Wenzel served as a trustee on the board of Community Service Society, a 175-year-old institution with a primary focus on identifying and supporting public policy innovations to support the working poor in New York City to realize social, economic, and political opportunities. Ms. Wenzel served as a member of the audit committee for Community Service Society, which she chaired from 2012 until June 2017. From 2014 until April 2019, Ms. Wenzel served as a trustee on the board of The Citizen’s Budget Commission, a nonpartisan, nonprofit civic organization, founded in 1932, whose mission is to achieve constructive change in the finances and services of New York City and New York State government. Ms. Wenzel received her law degree from New York University School of Law and her undergraduate degree from Emory University.
The GNL Board believes that Ms. Wenzel’s experience as a director of multiple companies, as well as her experience in leadership positions at law firms and as a practicing attorney, makes her well qualified to serve on the GNL Board.
Set forth below is a list of the anticipated executive officers of GNL after giving effect to the Proposed Transactions:
Name	Age	Position(s)
James L. Nelson	73	Co-Chief Executive Officer and President
Edward M. Weil, Jr.	56	Co- Chief Executive Officer and President
Christopher Masterson	40	Chief Financial Officer, Treasurer, and Secretary
James L. Nelson
See “— Directors and Officers — James L. Nelson” above for Mr. Nelson’s biographical information.
Edward M. Weil, Jr.
See “— Directors and Officers — Edward M. Weil, Jr.” above for Mr. Weil’s biographical information.

Christopher J. Masterson
Age 40. Chief Financial Officer, Treasurer, and Secretary
Christopher J. Masterson has served as chief financial officer, treasurer and secretary of GNL, GNL Advisor and GNL Property Manager since November 2017. Mr. Masterson has also served as the chief financial officer and treasurer of NYC and its advisor and property manager since September 2019. Mr. Masterson joined Advisor Parent in February 2013 and has served in various roles during his tenure, including as chief accounting officer for GNL, RTL and RCA and as chief financial officer of BDCA Adviser II, LLC, the advisor to BDCA II. From October 2006 to February 2013, Mr. Masterson worked at Goldman Sachs & Co., where he most recently served as a vice president in the Merchant Banking Division Controllers team. From August 2004 until October 2006, Mr. Masterson worked as an auditor at KPMG LLP. Mr. Masterson is a certified public accountant in New York State, and he holds a B.B.A. from the University of Notre Dame and an M.B.A. from New York University.
Potential Conflicts of Interest of Officers and Directors of GNL and RTL
In considering the recommendation of the respective special committees and boards of directors of RTL and GNL to approve the proposals contained in this Joint Proxy Statement/Prospectus, RTL’s stockholders and GNL’s stockholders should be aware that potential conflicts of interest exist because Advisor Parent and its affiliates serve as the advisor for each of RTL and GNL, the companies share common management, and the officers and directors of RTL and GNL may have certain interests in the Proposed Transactions that are different from or in addition to the interests of RTL stockholders and GNL stockholders generally. In particular, Edward M. Weil, Jr. has been the chief executive officer of Advisor Parent since January 2016 and owns a non-controlling interest in the parent of Advisor Parent. The boards of directors of RTL and GNL (including the RTL and GNL special committees) knew about these conflicts and additional interests, and considered them when they approved the Proposed Transactions. These conflicts and interests include:
The terms and conditions of the Internalization Merger.   The closing of the Mergers is a condition to the closing of the Internalization Merger. As consideration for the Internalization Merger, GNL will issue 29,614,825 shares of GNL Common Stock to Advisor Parent valued based on GNL’s five-day volume-weighted average price of $10.97 as of market close on May 11, 2023, initially valued in the aggregate at $325.0 million, and pay an additional $50.0 million of cash.
Employment Agreements with Co-CEOs.   Edward M. Weil, Jr. entered into an employment agreement with GNL to serve as Co-CEO of the Combined Company that will take effect at the REIT Merger Effective Time. In addition to a base salary, GNL will issue shares of GNL Common Stock valued at a minimum of $500,000 as an annual bonus to Mr. Weil each year pursuant to the employment agreement. See the section titled “The Internalization Merger Agreement — Employment Agreement of Edward M. Weil, Jr.” beginning on page 160 for a summary of the terms of the Mr. Weil’s employment agreement.
In addition, at the closing of the REIT Merger, Advisor Parent is required to assign the employment agreement between it and James L. Nelson (including all amendments thereto) to GNL so that Mr. Nelson will serve as co-CEO of the Combined Company. See the section titled “The Internalization Merger Agreement — Employment Agreement of James L. Nelson” beginning on page 161 for a summary of the terms of the Mr. Nelson’s employment agreement.
If the Proposed Transactions are not consummated, then Mr. Weil will not realize the value of the employment agreement and Mr. Nelson will not be co-CEO of the Combined Company.
Payment of fees and expense reimbursements.   Until the closing of the Internalization Merger, GNL and RTL will continue to pay fees and reimburse expenses (to the extent required) under the applicable advisory and property management agreements with the various Internalization Parties. See the section titled “The Companies — GNL and GNL OP — Advisory and Property Management” beginning on page 37 and “— RTL and RTL OP — Advisory and Property Management” beginning on page 39 for a summary of the terms of the advisory and property management agreements with the Internalization Parties.

GNL and RTL are substantially reliant on the Internalization Parties to operate their businesses in the interim period between the signing of the Internalization Merger Agreement and the Internalization Merger Effective Time. See “Risk Factors — The Internalization Merger was negotiated between the GNL Special Committee and the RTL Special Committee on the one hand (each of which being comprised solely of independent and disinterested members of GNL’s and RTL’s boards of directors, respectively) and Advisor Parent on the other hand, which is affiliated with certain of GNL’s and RTL’s officers and directors.”
Ownership of RTL and GNL shares by directors and officers and Advisor Parent.   As of the close of business on the RTL Record Date and the GNL Record Date, RTL’s and GNL’s directors and executive officers, and Advisor Parent and its affiliates, held in the aggregate approximately 0.6% and 0.4% of the issued and outstanding shares of RTL Class A Common Stock and GNL Common Stock, respectively. See the sections titled “The RTL Special Meeting — Beneficial Ownership of RTL’s Stock by Directors, Executive Officers and Advisor Parent” and “The GNL Special Meeting — Beneficial Ownership of GNL’s Stock by Directors, Executive Officers and Advisor Parent” beginning on pages 65 and 68, respectively.
Each of the directors of RTL and of GNL will serve as directors of the Combined Company, and the independent directors will receive compensation for their service as directors.
Quantification of Potential Payments and Benefits to RTL’s Named Executive Officers in Connection with the Proposed Transactions
The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for each “named executive officer” of RTL that is based on, or otherwise relates to, the Proposed Transactions (“merger-related compensation”). For additional details regarding the terms of the payments and benefits described below, see the discussion above.
Mr. Weil has entered into an employment agreement with GNL that will become effective upon the effective time of the Proposed Transactions. For additional details regarding the terms of the payments and benefits that Mr. Weil will be entitled to receive under his employment agreement with GNL, as well as terms of the payments and benefits described below, see “The Internalization Merger Agreement — Ancillary Agreements in Connection with the Internalization Merger Agreement — Employment Agreements”.
The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table, and do not reflect certain compensation actions that may occur before the effective time of the merger. For purposes of calculating such amounts, in addition to the assumptions described in the footnotes to the table below, the following assumptions were used:
•
The relevant price per share of RTL Class A Common Stock is $6.12, which is the average closing price per share of RTL common stock as quoted on Nasdaq over the first five trading days following the first public announcement of the merger on May 23, 2023; and

•
The effective time of the Proposed Transactions is June 30, 2023, which is the assumed date of the effective time of the Proposed Transactions solely for purposes of the disclosure in this section.

Golden Parachute Compensation
Name	Cash ($)(1)	Equity ($)(2)	Total ($)
Edward M. Weil, Jr.
Jason F. Doyle		$382,209	$382,209

(1)
Cash.   RTL is an externally managed REIT. RTL does not employ its named executive officers (“NEOs”), have agreements with them regarding their compensation or otherwise determine the compensation earned by, or paid to, them. RTL pays RTL Advisor and RTL Property Manager certain fees and reimburse them for certain expenses as required by the terms of RTL’s agreements with them. Advisor Parent, the parent company of RTL Advisor, determines the salaries, bonuses and other benefits earned by, or paid to, RTL’s NEOs. RTL’s advisory agreement does not require RTL’s NEOs to dedicate a specific amount of time to fulfill their obligations or those of RTL Advisor and its affiliates or specify an amount or percentage of the amounts RTL pays to RTL Advisor or its affiliates that must be allocated to compensating RTL’s NEOs.
(2)
Equity.   Consists of the value of unvested RTL Restricted Shares held by Mr. Doyle.

Pursuant to the REIT Merger Agreement, all RTL Restricted Shares held by Mr. Doyle will vest “single trigger” as of immediately prior to the REIT Merger Effective Time.
No named executive officers hold unvested RTL stock or stock-based awards other than the RTL Restricted Shares held by Mr. Doyle.
For further details regarding the treatment of RTL equity awards in connection with the merger, See “The REIT Merger Agreement” beginning on page 129 and “The Internalization Merger Agreement” beginning on page 146.
Quantification of Potential Payments and Benefits to GNL’s Named Executive Officers in Connection with the Proposed Transactions
The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for each “named executive officer” of GNL that is based on, or otherwise relates to, the Proposed Transactions (“merger-related compensation”). For additional details regarding the terms of the payments and benefits described below, see the discussion above.
As described above, Mr. Nelson’s employment agreement with Advisor Parent will be assumed by GNL upon the effective time of the Proposed Transactions. The merger-related compensation described below is based on the existing agreement that Mr. Nelson has with Advisor Parent.
The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table, and do not reflect certain compensation actions that may occur before the effective time of the merger. For purposes of calculating such amounts, in addition to the assumptions described in the footnotes to the table below, the following assumptions were used:
•
The effective time of the Proposed Transactions is June 30, 2023, which is the assumed date of the effective time of the Proposed Transactions solely for purposes of the disclosure in this section; and

•
Mr. Nelson’s employment with GNL is terminated by GNL without “cause” (as such term is defined in Mr. Nelson’s employment agreement) immediately following the assumed effective time of the Proposed Transactions on June 30, 2023.

•
Mr. Masterson continues in employment with GNL through the seven-month anniversary of the assumed effective time of the Proposed Transactions.

Golden Parachute Compensation
Name	Cash ($)(1)	Total ($)
James L. Nelson	$4,156,850	$4,156,850
Christopher J. Masterson	$125,000	$125,000

(1)
Cash.   GNL is an externally managed REIT. It does not employ its named executive officers (“NEOs”), have agreements with them regarding their compensation or otherwise determine the compensation earned by, or paid to, them. Pursuant to the terms of the Internalization Merger Agreement and at the closing of the Internalization Merger, Advisor Parent is required to assign that certain Employment Agreement, dated July 10, 2017, between Advisor Parent and James L. Nelson, as amended by the Amendment to Employment Agreement dated March 24, 2022, to GNL. Mr. Nelson will serve as Co-Chief Executive Officer of GNL under the terms of his agreement, which ends on April 14, 2024. However, GNL, as the Combined Company, will have the right to extend the term for a period ending not later than June 14, 2024 (the “Extension Term”). Mr. Nelson’s employment agreement provides for certain payments and benefits in connection with Mr. Nelson’s continued employment (which are not reflected in the table above as they represent compensation for services to be performed by Mr. Nelson in the future).
Upon certain terminations of Mr. Nelson’s employment, in addition to payment of accrued but unpaid base salary and reimbursable expenses, Mr. Nelson would be entitled to continued base salary for the remainder of the term of Mr. Nelson’s employment agreement (assuming there is no Extension Term), subject to execution of a release of claims by Mr. Nelson.
All such amounts are “double trigger” and payable only upon a qualifying termination of employment following the effective time of the Proposed Transactions.
Pursuant to the terms of the Internalization Merger Agreement, in connection with the Proposed Transactions Mr. Masterson will be awarded a cash retention bonus (the “Retention Bonus”). The Retention Bonus is payable in six substantially equal monthly installments beginning on the second payroll date following the Internalization Merger Effective Time, in each case subject to Mr. Masterson’s continued service with GNL through the applicable payment date. If Mr. Masterson’s service with GNL terminates prior to any portion of the Retention Bonus being paid, Mr. Masterson will forfeit any such unpaid portion of the Retention Bonus. The Retention Bonus is a “single trigger” and triggered by the Proposed Transactions subject to Mr. Masterson’s continued employment through the applicable vesting dates described above.
Treatment of Outstanding Equity-Based Awards
RTL Restricted Shares
Since January 1, 2023, 69,701 RTL Restricted Shares were granted under the RTL 2018 Plan to employees of RTL Advisor or its affiliates who were involved in providing services to RTL, including RTL’s chief financial officer. During the year ended December 31, 2022, 309,068 RTL Restricted Shares were granted under the RTL 2018 Plan to employees of RTL Advisor or its affiliates who were involved in providing services to RTL, including RTL’s chief financial officer during that period and certain consultants to RTL and RTL Advisor or its affiliates. During the years ended December 31, 2021 and 2020, RTL granted 278,278 and 309,475 RTL Restricted Shares, respectively, under the RTL 2018 Plan to employees of RTL Advisor or its affiliates who were involved in providing services to RTL, including RTL’s chief financial officer during that period. The remainder of the RTL Restricted Shares granted during the years ended December 31, 2022, 2021 and 2020 under RTL 2018 Plan were granted to the RTL’s directors. No awards were made to anyone who is also a partner, member or equity owner of RTL Advisor.
The RTL Restricted Shares granted to RTL’s directors vest on a straight-line basis over periods of one year to five years from the date of grant and provide for accelerated vesting of the portion of the unvested RTL Restricted Shares scheduled to vest in the year of the recipient’s termination of his or her position as a director of RTL due to a voluntary resignation or failure to be re-elected to the RTL Board following nomination therefor. All unvested RTL Restricted Shares held by RTL’s directors also vest in the event of a ‘‘change of control” or a termination of a directorship without cause or as a result of death or disability, and will therefore vest in connection with the closing of the REIT Merger.
The RTL Restricted Shares granted to employees of RTL Advisor or its affiliates vest in 25% increments on each of the first four anniversaries of the grant date. Except in connection with a change in control of RTL, any unvested RTL Restricted Shares will be forfeited if the holder’s employment with RTL Advisor terminates for any reason. Upon a change in control of RTL, 50% of the unvested RTL Restricted Shares will immediately vest and the remaining unvested restricted shares will be forfeited.
Except with respect to the RTL Restricted Shares granted between the execution of the REIT Merger Agreement and the REIT Merger Effective Time (as described below), as of one business day immediately prior to the REIT Merger Effective Time each RTL Restricted Share granted to a member of the RTL Board under the RTL 2018 Plan that is outstanding as of immediately prior to the REIT Merger Effective Time (whether or not then vested) will automatically become fully vested, and all restrictions with respect thereto will lapse. Each share of RTL Class A Common Stock resulting from the vesting of the RTL Restricted

Shares will be treated the same as other shares of RTL Class A Common Stock issued and outstanding immediately prior to the REIT Merger Effective Time, and will be converted into the right to receive shares of GNL Common Stock based on the Exchange Ratio. After the signing of the REIT Merger Agreement, each independent director of the RTL board of directors has been granted $85,000 of RTL Restricted Shares as part of their ordinary course annual grants, with such RTL Restricted Shares to be subject to one year vesting pursuant to the award agreement granting the RTL Restricted Shares and will convert into shares of GNL Common Stock at the REIT Merger Effective Time in the same manner as the unvested RTL Restricted Stock held by non-directors of RTL (as described below).
Also as of one business day immediately prior to the REIT Merger Effective Time, all other outstanding RTL Restricted Shares outstanding as of immediately prior to the REIT Merger Effective Time including any RTL Restricted Shares issued on conversion of RTL LTIP Units will cease to relate to or represent any right to receive RTL Class A Common Stock and will be assumed by GNL and automatically converted, at the REIT Merger Effective Time, into GNL Restricted Stock with respect to a number of shares of GNL Common Stock equal to the product of (x) the number of shares of RTL Class A Common Stock underlying the applicable award of RTL Restricted Shares as of immediately prior to such conversion, multiplied by (y) the Exchange Ratio, with each such award of RTL Restricted Shares so converted into GNL Restricted Stock otherwise subject to the same terms and conditions as were applicable to the corresponding award of RTL Restricted Shares, including any applicable vesting, acceleration, and payment timing provisions, except (i) as expressly adjusted by the REIT Merger Agreement, (ii) all of the outstanding equity or equity-based awards of RTL held by Jason Doyle and other key employees (including any incremental grants made to them prior to the REIT Merger Effective Time) will fully vest as of immediately prior to the REIT Merger Effective Time, and (iii) all of the outstanding equity or equity-based awards of RTL held by any employee of RTL Advisor who is not offered employment by GNL on the terms and conditions set forth in the Internalization Merger Agreement shall fully vest as of immediately prior to the REIT Merger Effective Time.
RTL LTIP Units
In connection with the Internalization Merger Agreement, the parties agreed to modify the terms of the existing RTL 2021 Award to accelerate the timing for determining whether the award is vested and earned. Specifically, as modified, prior to the Internalization Effective Time, RTL Advisor will distribute the RTL LTIP Units that are outstanding under the terms of the RTL 2021 Award to RTL SLP. RTL and RTL OP will modify the RTL LTIP Units so that the award may be converted, upon the election of Advisor Parent, into the Converted RTL Restricted Shares. Any restricted shares that are not earned will be forfeited by the Advisor Parent. As modified, upon Advisor Parent exercising the election, RTL will immediately issue RTL SLP the Converted RTL Restricted Shares, subject to an award agreement which is substantially identical to the RTL 2021 Award, except as modified by the terms of the Internalization Merger Agreement. All vesting conditions, whether based on time or performance, will remain in full effect, except as modified by the Internalization Merger Agreement. Each of the earned RTL LTIP Units will be entitled to the RTL Catch Up paid in cash at the Internalization Effective Time. If Advisor Parent elects to convert RTL LTIP Units into Converted RTL Restricted Shares, other than with respect to the RTL Catch Up, any dividend or distribution will be paid on the Converted RTL Restricted Shares in accordance with the provisions of the RTL 2021 Award All Converted RTL Restricted Shares (or, if not converted, the RTL LTIP Units) will vest and may be earned based on the achievement of performance as calculated on or prior to the closing of the Proposed Transactions and any such vested and earned Converted RTL Restricted Shares upon release of restrictions which will occur prior to the REIT Merger Effective Time, will be treated as a share of RTL Class A Common Stock issued and outstanding immediately prior to the REIT Merger Effective Time, and will be converted into the right to receive shares of GNL Common Stock based on the Exchange Ratio.
GNL LTIP Units
In connection with the Internalization Merger Agreement, the parties agreed to modify the terms of the existing GNL 2021 Award to accelerate the timing for determining whether the award is vested and earned. Specifically, as modified, prior to the Internalization Effective Time, GNL Advisor will distribute the GNL LTIP Units that are outstanding under the terms of the GNL 2021 Award to GNL SLP. GNL and

GNL OP will modify the GNL LTIP Units so that the award may be converted, upon the election of Advisor Parent, into 2,500,000 GNL Restricted Shares. Any restricted shares that are not earned will be forfeited by the Advisor Parent. As modified, upon Advisor Parent exercising the election, GNL will immediately issue GNL SLP the GNL Restricted Shares, subject to an award agreement which is substantially identical to the GNL 2021 Award, except as modified by the terms of the Internalization Merger Agreement. All vesting conditions, whether based on time or performance, will remain in full effect, except as modified by the Internalization Merger Agreement. Each of the earned GNL LTIP Units will be entitled to the GNL Catch Up paid in cash at the Internalization Effective Time. If Advisor Parent elects to convert GNL LTIP Units into the GNL Restricted Shares, other than with respect to the GNL Catch Up, any dividend or distribution will be paid on the GNL Restricted Shares in accordance with the provisions of the GNL 2021 Award. Upon the Internalization Effective Time, all GNL Restricted Shares (or, if not converted, the GNL LTIP Units) will vest and may be earned based on the achievement of performance as calculated on or prior to the Internalization Effective Time and any vested and earned GNL Restricted Shares will be released from all restrictions and registered for resale on Form S-3 which GNL is required to file upon the closing of the Internalization Merger.
Property Portfolio Information
GNL Property Portfolio
Property Segments
As of March 31, 2023, substantially all of GNL’s properties were occupied by single tenants.
Geographic Diversification
The following table details distribution of GNL’s portfolio by country/location as of March 31, 2023:
	Total Portfolio
Region	Annualized SL Rent(1)	SL Rent Percent	Square Feet	Sq. ft. Percent
United States	$217,114	60.1%	28,001	70.9%
Michigan	52,938	14.7%	6,263	15.9%
Texas	24,379	6.8%	1,887	4.8%
Ohio	18,284	5.1%	4,405	11.1%
California	14,006	3.9%	1,226	3.1%
New Jersey	8,327	2.3%	349	0.9%
North Carolina	8,273	2.3%	2,657	6.7%
Tennessee	8,213	2.3%	1,125	2.8%
Indiana	7,024	2.0%	1,556	3.9%
Missouri	6,790	1.9%	656	1.7%
Illinois	6,337	1.8%	1,138	2.9%
Alabama	5,606	1.6%	257	0.7%
New York	5,391	1.5%	760	1.9%
South Carolina	5,193	1.4%	801	2.0%
Kentucky	4,228	1.2%	523	1.3%
Pennsylvania	4,079	1.1%	459	1.2%
Arkansas	2,973	0.8%	90	0.2%
Massachusetts	2,822	0.8%	250	0.6%
Minnesota	2,789	0.8%	266	0.7%
New Hampshire	2,779	0.8%	339	0.9%
Connecticut	2,742	0.8%	305	0.8%

	Total Portfolio
Region	Annualized SL Rent(1)	SL Rent Percent	Square Feet	Sq. ft. Percent
Colorado	2,694	0.8%	87	0.2%
Kansas	2,118	0.6%	292	0.7%
Maine	1,969	0.6%	50	0.1%
Florida	1,878	0.5%	179	0.5%
Mississippi	1,580	0.4%	314	0.8%
Georgia	1,557	0.4%	492	1.2%
Vermont	1,236	0.3%	213	0.5%
Nebraska	1,150	0.3%	101	0.3%
Iowa	1,117	0.3%	236	0.6%
Louisiana	1,111	0.3%	112	0.3%
South Dakota	1,110	0.3%	54	0.1%
West Virginia	980	0.3%	104	0.3%
North Dakota	884	0.2%	47	0.1%
Oklahoma	699	0.2%	79	0.2%
Maryland	690	0.2%	120	0.3%
New Mexico	556	0.2%	46	0.1%
Wyoming	498	0.1%	37	0.1%
Montana	441	0.1%	58	0.2%
Idaho	441	0.1%	22	0.1%
Nevada	344	0.1%	14	—%
Delaware	337	0.1%	10	—%
Utah	315	0.1%	12	—%
Virginia	235	0.1%	10	—%
United Kingdom	78,558	21.9%	5,237	13.1%
Netherlands	16,182	4.5%	1,007	2.6%
Finland	13,716	3.8%	1,457	3.7%
Germany	10,223	2.8%	1,584	4.0%
France	7,703	2.1%	1,398	3.5%
Channel Islands	6,015	1.7%	114	0.3%
Luxembourg	5,805	1.6%	156	0.4%
Canada	3,068	0.9%	372	0.9%
Italy	2,240	0.6%	196	0.5%
Spain	384	—%	29	0.1%
Total	$361,008	100%	39,551	100%

(1)
SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.24 for GBP, €1.00 to $1.09 for EUR and C$1.00 to $0.74 as of March 31, 2023 for illustrative purposes, as applicable.

(2)
Includes properties on the credit facility borrowing base.

Industry Diversification
The following table details the tenant industry distribution of GNL’s portfolio as of March 31, 2023:
	Total Portfolio
Industry Type	Annualized SL Rent(1)	SL Rent Percent	Square Feet	Sq. ft. Percent
Financial Services	$45,033	12%	3,126	8%
Auto Manufacturing	41,416	11%	4,237	11%
Consumer Goods	20,506	6%	4,544	11%
Healthcare	19,491	5%	1,000	3%
Technology	17,745	5%	987	2%
Freight	15,058	4%	1,494	4%
Metal Processing	14,324	4%	2,472	6%
Government	14,320	4%	536	1%
Logistics	14,085	4%	2,269	6%
Aerospace	14,025	4%	1,314	3%
Energy	11,489	3%	964	2%
Metal Fabrication	11,430	3%	1,524	4%
Engineering	10,944	3%	366	1%
Pharmaceuticals	10,809	3%	476	1%
Automotive Parts Supplier	9,704	3%	964	2%
Telecommunications	7,968	2%	599	2%
Retail Food Distribution	7,931	2%	1,128	3%
Discount Retail	7,454	2%	1,001	3%
Publishing	6,347	2%	873	2%
Home Furnishings	5,977	2%	2,456	6%
Pharmacy	5,878	2%	324	1%
Specialty Retail	5,502	2%	486	1%
Food Manufacturing	3,979	1%	598	2%
Building Products	3,752	1%	604	2%
Other(2)	35,841	10%	5,209	13%
Total	$361,008	100%	39,551	100%

(1)
SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.24 for GBP, €1.00 to $1.09 for EUR and C$1.00 to $0.74 as of March 31, 2023 for illustrative purposes, as applicable.

(2)
Other includes 28 industry types as of March 31, 2023.

(3)
Includes properties on the credit facility borrowing base.

Lease Expirations
The following is a summary of lease expirations for the next ten calendar years on the properties GNL owned as of March 31, 2023:
Year of Expiration	Number of Leases Expiring	Annualized SL Rent(1)	Annualized SL Rent Percent	Leased Rentable Square Feet	Percent of Rentable Square Feet Expiring
		(In thousands)		(In thousands)
2023 (Remaining)	17	$7,469	2.1%	746	1.9%

Year of Expiration	Number of Leases Expiring	Annualized SL Rent(1)	Annualized SL Rent Percent	Leased Rentable Square Feet	Percent of Rentable Square Feet Expiring
		(In thousands)		(In thousands)
2024	30	35,672	9.9%	3,749	9.5%
2025	22	29,442	8.2%	2,932	7.4%
2026	17	25,989	7.2%	1,646	4.2%
2027	24	20,004	5.5%	1,567	4.0%
2028	43	35,891	9.9%	4,848	12.3%
2029	24	35,544	9.8%	4,141	10.5%
2030	22	33,576	9.3%	2,244	5.7%
2031	14	21,571	6.0%	3,857	9.8%
2032	32	25,959	7.2%	2,331	5.9%
2033	9	17,483	4.8%	1,561	3.9%
2034	10	7,852	2.2%	696	1.8%
2035	5	7,461	2.1%	750	1.9%
2036	9	5,624	1.6%	716	1.8%
2037	2	1,198	0.3%	178	0.4%
Thereafter (>2037)	31	50,273	13.9%	6,792	19.0%
Total	311	$361,008	100%	38,754	100%

(1)
Annualized rental income converted from local currency into USD as of March 31, 2023 for the in-place lease in the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Tenant Concentration
As of March 31, 2023, GNL did not have any tenant whose rentable square footage or annualized straight-line rent represented greater than 10% of total portfolio rentable square footage or annualized straight-line rent, respectively.
Significant Properties
As of March 31, 2023, GNL had one property, the McLaren property located in the United Kingdom, whose annualized rental income represented 5.0% of total portfolio annualized straight-line rent. GNL did not have any other properties whose rentable square footage or annualized rental income represented greater than 5% of total portfolio rentable square footage or annualized straight-line rent, respectively.

RTL Property Portfolio
Property Segments
The following table details the classification of RTL’s properties by segment as of March 31, 2023:
	Retail Properties
Tenant Type	Annualized SL Rent(1)	SL Rent Percent	Square Feet(2)	Sq. ft. Percent
Single-Tenant:
Service-oriented(3)	$117,704	34%	3,857	18%
Traditional retail(4)	23,866	7%	2,565	12%
Multi-Tenant:
Experiential/e-commerce defensive(5)	83,636	25%	5,167	25%
Other traditional retail	115,907	34%	9,429	45%
Total	$341,113	100%	21,018	100%

(1)
Calculated using the most recent available lease terms as of March 31, 2023.

(2)
Represents total rentable square feet of retail properties occupied as of March 31, 2023.

(3)
Includes single-tenant retail properties leased to tenants in the retail banking, restaurant, grocery, pharmacy, gas/convenience, fitness, healthcare, and auto services sectors.

(4)
Includes single-tenant retail properties leased to tenants in the discount retail, home improvement, furniture, specialty retail, auto retail, sporting goods sectors, wireless/electronics, department stores and home improvement sectors.

(5)
Represents multi-tenant properties leased to tenants in the restaurant, discount retail, entertainment, salon/beauty, and grocery sectors, among others.

Geographic Diversification
All of RTL’s properties are located in the U.S. The following table details the geographic distribution, by state, of RTL’s properties owned as of March 31, 2023:
	Total Portfolio
Region	Annualized SL Rent(1)	SL Rent Percent	Square Feet	Sq. ft. Percent
Alabama	$20,771	5.5%	1,927	7.0%
Alaska	409	0.1%	9	—%
Arizona	352	0.1%	22	0.1%
Arkansas	5,272	1.4%	396	1.4%
California	14,129	3.8%	518	1.9%
Colorado	786	0.2%	52	0.2%
Connecticut	1,801	0.5%	98	0.4%
Delaware	176	—%	5	—%
District of Columbia	236	0.1%	4	—%
Florida	23,922	6.4%	1,524	5.5%
Georgia	37,946	10.0%	2,595	9.5%
Idaho	339	0.1%	14	0.1%
Illinois	18,334	4.9%	1,597	5.8%
Indiana	10,533	2.8%	898	3.3%

	Total Portfolio
Region	Annualized SL Rent(1)	SL Rent Percent	Square Feet	Sq. ft. Percent
Iowa	2,698	0.7%	166	0.6%
Kansas	5,661	1.5%	397	1.4%
Kentucky	15,538	4.1%	1,106	4.0%
Louisiana	10,682	2.8%	756	2.7%
Maine	349	0.1%	27	0.1%
Maryland	4,846	1.3%	305	1.1%
Massachusetts	7,758	2.1%	757	2.7%
Michigan	10,714	2.9%	637	2.3%
Minnesota	3,441	0.9%	379	1.4%
Mississippi	6,368	1.7%	351	1.3%
Missouri	7,180	1.9%	566	2.1%
Montana	1,184	0.3%	42	0.2%
Nebraska	495	0.1%	12	—%
Nevada	7,088	1.9%	408	1.5%
New Hampshire	127	—%	6	—%
New Jersey	1,512	0.4%	81	0.3%
New Mexico	5,025	1.3%	369	1.3%
New York	4,038	1.1%	313	1.1%
North Carolina	27,883	7.4%	2,354	8.5%
North Dakota	1,222	0.3%	170	0.6%
Ohio	26,369	7.0%	1,821	6.6%
Oklahoma	13,245	3.5%	1,070	3.9%
Pennsylvania	13,317	3.6%	884	3.2%
Rhode Island	2,215	0.6%	114	0.4%
South Carolina	18,353	4.9%	1,827	6.6%
South Dakota	358	0.1%	47	0.2%
Tennessee	3,878	1.0%	226	0.8%
Texas	20,496	5.5%	1,372	5.0%
Utah	1,087	0.3%	41	0.1%
Vermont	102	—%	22	0.1%
Virginia	3,697	1.0%	327	1.2%
West Virginia	3,059	0.8%	259	0.9%
Wisconsin	8,667	2.3%	664	2.4%
Wyoming	1,318	0.4%	66	0.2%
Total	$374,976	100%	27,601	100%

(1)
Calculated using the most recent available lease terms as of March 31, 2023.

Industry Diversification
As of March 31, 2023, the following industries had concentrations of properties representing 5.0% of RTL’s consolidated annualized rental income on a straight-line basis:
Industry	March 31, 2023
Discount Retail	7.9%
Gas/Convenience	7.7%
Specialty Retail	7.4%
Healthcare	6.9%
Home Improvement	5.4%
Quick Service Restaurants	5.1%
Lease Expirations
The following is a summary of lease expirations for the next ten years at the properties RTL owned as of March 31, 2023:
Year of Expiration	Number of Leases Expiring	Annualized SL Rent(1)	Annualized SL Rent Percent	Leased Square Feet	Percent of Leased Square Feet Expiring
		(In thousands)		(In thousands)
2023 (Remaining)	119	$10,557	2.8%	738	2.9%
2024	222	29,961	8.0%	2,149	8.4%
2025	229	35,153	9.4%	2,592	10.1%
2026	209	35,695	9.5%	2,729	10.7%
2027	240	50,978	13.6%	4,895	19.1%
2028	220	38,868	10.4%	2,877	11.3%
2029	170	28,081	7.5%	1,845	7.2%
2030	77	17,100	4.6%	1,098	4.3%
2031	82	19,223	5.1%	1,229	4.8%
2032	69	12,345	3.3%	934	3.7%
2033	76	13,372	3.6%	742	2.9%
2034	21	8,147	2.2%	380	1.5%
2035	6	2,320	0.6%	191	0.7%
2036	34	3,843	1.0%	222	0.9%
2037	81	13,169	3.5%	330	1.3%
2038	90	16,810	4.5%	443	1.7%
Thereafter (>2038)	186	39,354	10.4%	2,172	8.5%
Total	2,131	$374,976	100%	25,566	100%

(1)
Calculated using the most recent available lease terms as of March 31, 2023.

Tenant Concentration
There were no tenants whose rentable square footage or annualized rental income on a straight-line basis represented greater than 5.0% of RTL’s total portfolio rentable square footage or annualized rental income on a straight-line basis as of March 31, 2023.

Significant Properties
There were no properties whose annualized rental income on a straight-line basis represented 5.0% or more of RTL’s total portfolio’s annualized rental income on a straight-line basis as of March 31, 2023. No single property had rentable square footage that exceeded 5.0% or more of RTL’s total portfolio’s rentable square feet.
Combined Property Portfolio
On a pro forma basis giving effect to the Proposed Transactions assuming the REIT Merger had occurred as of March 31, 2023, the Combined Company would have owned a portfolio with the following characteristics:
•
1,356 properties;

•
with an occupancy rate of approximately 96%;

•
located in 49 different states and 11 different countries; and

•
with approximately 67.1 million square feet of leasable space.

The preceding property portfolio information is provided to illustrate the pro forma Combined Company property portfolio. This information includes an illustration of the combined portfolio by property type and geography, as well as a combined lease expiration schedule. The GNL information represents information for the 317 properties owned as of March 31, 2023. The RTL information represents information for the 1,039 properties owned as of March 31, 2023.

THE RTL SPECIAL MEETING
Date, Time, and Place
The RTL Special Meeting will be held at 1:00 p.m., Eastern Time, on September 8, 2023, virtually at www.cesonlineservices.com/rtl23sm_vm. To participate in the RTL Special Meeting, you must pre-register at www.cesonlineservices.com/rtl23sm_vm by 1:00 p.m. Eastern Time on September 7, 2023.
Purpose
The RTL Special Meeting will be held for the purpose of considering and voting on the following proposals:
1.
to approve the REIT Merger pursuant to the REIT Merger Agreement;

2.
to approve, by advisory (non-binding) vote, certain compensation arrangements for RTL’s named executive officers in connection with the Proposed Transactions discussed under the section titled “The Companies — The Combined Company — Quantification of Potential Payments and Benefits to RTL’s Named Executive Officers in Connection with the Proposed Transactions” beginning on page 50; and

3.
to approve the adjournment of the RTL Special Meeting one or more times if necessary or appropriate to permit, among other things, further solicitation of proxies in favor of the RTL Merger Proposal.

RTL Special Committee; Recommendation of the RTL Board of Directors
To determine whether to enter into the Proposed Transactions and the other transactions contemplated in the REIT Merger Agreement or any alternative strategic transaction at this time, the RTL Board formed the RTL Special Committee consisting of all of the independent directors of the RTL Board. After reviewing and analyzing the Mergers and the Merger Agreements with its independent financial and legal advisors, the RTL Special Committee unanimously determined the Proposed Transactions to be advisable and in the best interests of RTL and its stockholders and unanimously approved the Proposed Transactions, the Merger Agreements and the other transactions contemplated by the Merger Agreements and recommended the Proposed Transactions, the Merger Agreements and the other transactions contemplated by the Merger Agreements be approved by the full RTL Board.
At a meeting on May 23, 2023, the RTL Board (with Governor Rendell abstaining), after careful consideration and based on the unanimous recommendation of the RTL Special Committee, adopted resolutions declaring the Proposed Transactions, the Merger Agreements and the other transactions contemplated by the Merger Agreements to be advisable and in the best interests of RTL and its stockholders, and the Proposed Transactions and the other transactions contemplated by the Merger Agreements to be fair and reasonable to RTL and on terms and conditions no less favorable to RTL than those available from unaffiliated third parties, and directing the RTL Merger Proposal to be submitted for consideration at the RTL Special Meeting. The RTL Board, based on the unanimous recommendation of the RTL Special Committee, recommends a vote “FOR” approval of the RTL Merger Proposal, “FOR” approval of the RTL Merger-Related Compensation Proposal and “FOR” approval of the RTL Adjournment Proposal.
Record Date, Outstanding Shares, and Voting Rights
The RTL Board has fixed the close of business on August 8, 2023, as the RTL Record Date for the RTL Special Meeting. Accordingly, only holders of record of shares of RTL Class A Common Stock on the RTL Record Date are entitled to notice of, and to vote at, the RTL Special Meeting. RTL is commencing its solicitation of proxies on or about July 19, 2023, which is before the RTL Record Date. RTL will continue to solicit proxies until the date of the RTL Special Meeting. Each stockholder of record on August 8, 2023 who has not yet received a proxy statement prior to that date will receive a proxy statement and have the opportunity to vote on the matters described therein. Proxies delivered prior to the RTL Record Date will be valid and effective so long as the stockholder providing the proxy is a stockholder on the RTL Record Date. If you are not a holder of record on the RTL Record Date, any proxy you deliver will be ineffective. If you deliver a proxy prior to the RTL Record Date and remain a holder on the RTL Record Date, you do not need to deliver another proxy after the RTL Record Date. If you deliver a proxy prior to the RTL Record Date and do not revoke that proxy, your proxy will be deemed to cover the number of shares you own on the RTL Record Date even if that number is different from the number of shares you owned when you executed and delivered your proxy. Proxies received from persons who are not holders of record on the RTL Record Date will not be effective.
As of July 14, 2023, there were 134,533,574 outstanding shares of RTL Class A Common Stock, held by 5,844 holders of record. At the RTL Special Meeting, each outstanding share of RTL Class A Common Stock entitles its holder to one vote on each proposal submitted to RTL stockholders for consideration and to which such holder is entitled to vote. Holders of RTL Preferred Stock are not entitled to vote, because the rights, preferences, privileges, or voting power of RTL Series A Preferred Stock and RTL Series C Preferred Stock are not materially and adversely affected by the Proposed Transactions.
Quorum
If holders of a majority of outstanding shares of RTL Class A Common Stock as of the close of business on the RTL Record Date are present at the RTL Special Meeting, either in person or by proxy, there will be a quorum present, permitting the conduct of business at the RTL Special Meeting. Abstentions and broker non-votes, to the extent any broker non-votes exist, will be counted to determine whether a quorum is present.
Vote Required
Approval of the RTL Merger Proposal requires the affirmative vote of the holders of not less than a majority of all outstanding shares of RTL Class A Common Stock entitled to vote on the proposal. Abstentions and broker non-votes, if any, by RTL stockholders will have the same effect as votes against approval of the RTL Merger Proposal.
The closing of the Proposed Transactions is conditioned upon approval of the RTL Merger Proposal; therefore, if RTL stockholders do not approve the RTL Merger Proposal, the Proposed Transactions cannot be completed. Accordingly, the Proposed Transactions will come into effect only if the RTL Merger Proposal is approved.
Approval of the RTL Merger-Related Compensation Proposal requires the affirmative vote of the holders of a majority of the votes cast. The vote on the RTL Merger-Related Compensation Proposal is advisory in nature and, therefore, is not binding on RTL or on GNL or the boards of directors or the compensation committees of RTL or GNL, regardless of whether the RTL Merger Proposal is approved. If the Proposed Transactions are completed, the merger-related compensation may be paid to RTL’s named executive officers to the extent payable in accordance with the terms of their compensation agreements and arrangements, and the outcome of this advisory (non-binding) vote will not necessarily affect RTL’s or GNL’s obligations to make these payments even if RTL stockholders do not approve, by advisory (non-binding) vote, this proposal.
The approval of the RTL Merger-Related Compensation Proposal requires the affirmative vote of the holders of a majority of the votes cast on the proposal; however, such vote is advisory (non-binding) only. Neither votes to abstain nor broker non-votes will be counted as votes cast on the RTL Merger-Related Compensation Proposal. As a result, if you fail to submit a proxy or to vote in person or if you vote to abstain, it will have no impact on the outcome of the voting.
Approval of the RTL Adjournment Proposal requires the affirmative vote of not less than a majority of all votes cast by the holders of RTL Class A Common Stock on the proposal. Abstentions and broker non-votes, if any, will have no impact on the RTL Merger-Related Compensation Proposal and the RTL Adjournment Proposal.
Voting of Proxies
Registered Stockholders.   Registered stockholders can vote in person at the RTL Special Meeting via webcast or by authorizing a proxy. Registered stockholders have the following options for authorizing a proxy to vote their shares:

•
via the Internet by following the instructions included on the enclosed proxy card; or

•
by telephone by calling 866-402-3905; or

•
if you requested a printed set of proxy materials, by completing, signing, dating and returning the enclosed proxy card.

For those registered stockholders with Internet access, RTL encourages you to authorize a proxy to vote your shares via the Internet, because it is quick, convenient and provides a cost savings to RTL. Authorizing a proxy to vote your shares by following the instructions on the enclosed proxy card prior to the meeting date will ensure that your vote is recorded immediately and avoid postal delays that may cause your proxy to arrive late in which case your vote will not be counted.
If you are a registered stockholder and elect to attend the RTL Special Meeting, you can submit your vote during the special meeting within the online portal, and any previous proxy that you authorized by following the instructions on the enclosed proxy card, will be superseded. To attend the RTL Special Meeting, you will need your control number. Your control number will be supplied to you via your proxy card or voting instructions form.
Street Name Stockholders.   If you are the beneficial owner of shares (that is, you held your shares in “street name” through an intermediary such as a broker, bank, financial advisor or other nominee) as of the RTL Record Date, you will receive instructions from your broker, bank, financial advisor or other nominee as to how to vote your shares or submit a proxy to have your shares voted. Please use the voting forms and instructions provided by your broker, bank, financial advisor or other nominee. In most cases, you will be able to do this by following the instructions on the enclosed proxy card or possibly by telephone depending on the broker’s procedures. As discussed herein, your broker, bank or other nominee may not be able to vote your shares on any matters at the special meeting unless you provide instructions on how to vote your shares. You should instruct your broker, bank, financial advisor or other nominee how to vote your shares by following the directions provided by your broker, bank or other nominee.
Adjournment
The RTL Special Meeting may be adjourned to solicit additional proxies if there are not sufficient votes to approve the RTL Merger Proposal. In that event, RTL may ask its stockholders to vote upon the proposal to consider the adjournment of the RTL Special Meeting to solicit additional proxies but not to vote upon the RTL Merger Proposal at the time. If RTL stockholders approve the RTL Adjournment Proposal, RTL could adjourn the RTL Special Meeting and use the time to solicit additional proxies. If no direction on the RTL Adjournment Proposal is given, any shares of RTL Class A Common Stock that were voted against approval of the RTL Merger Proposal will not be voted in favor of the adjournment of the RTL Special Meeting in order to solicit additional proxies.
Revocation of Proxies
Any proxy given pursuant to this solicitation may be revoked, and the vote changed, by the person giving it at any time before it is voted. Proxies may be revoked by:
•
delivering to RTL’s Secretary, at or before the vote is taken at the RTL Special Meeting, a later-dated written notice stating that you would like to revoke your proxy and change your vote;

•
properly executing a later-dated proxy relating to the same shares and delivering it to RTL’s Secretary before the vote is taken at the RTL Special Meeting; or

•
attending the RTL Special Meeting and voting in person, although attendance at the RTL Special Meeting will not in and of itself constitute a revocation of a proxy or a change of your vote.

Proxies authorized by telephone or via the Internet may only be revoked in writing in accordance with the above instructions.
Any written notice of revocation or subsequent proxy should be sent notifying RTL’s Secretary at The Necessity Retail REIT, 650 Fifth Avenue, 30th Floor, New York, New York 10019, Attention: Secretary, so

as to be received prior to the RTL Special Meeting, or hand-delivered to RTL’s Secretary at or before the taking of the vote at the RTL Special Meeting.
Beneficial Ownership of RTL’s Stock by Directors, Executive Officers and Advisor Parent
As of the close of business on July 14, 2023, RTL’s and GNL’s directors and executive officers, and Advisor Parent and its affiliates, were generally entitled to vote 790,626 shares of RTL Class A Common Stock in the aggregate, or approximately 0.6% of the shares of RTL Class A Common Stock issued and outstanding on that date. Advisor Parent does not hold any shares of RTL Class A Common Stock. For additional information on the beneficial ownership of RTL’s Class A Common Stock by RTL’s directors and executive officers, see “Security Ownership of Certain Beneficial Owners of RTL and RTL Management” on page 205.
RTL currently expects that all of RTL’s and GNL’s directors and executive officers, and Advisor Parent and its affiliates, will vote their shares of RTL Class A Common Stock in favor of all the proposals to be considered and voted on at the RTL Special Meeting.
Solicitation of Proxies; Expenses
All expenses of RTL’s solicitation of proxies from its stockholders, including the cost of mailing this Joint Proxy Statement/Prospectus to RTL stockholders, will be paid by RTL. RTL has engaged Innisfree to assist in the solicitation of proxies for the RTL Special Meeting and estimates that it will pay Innisfree a fee of up to $75,000. RTL has also agreed to reimburse Innisfree for reasonable out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation and to indemnify Innisfree against certain losses, costs, and expenses. RTL may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies and will reimburse such persons for their expenses in so doing.
Under the RTL Charter and Subtitle 2 of Title 3 of the MGCL, RTL stockholders are not entitled to dissenting stockholders’ appraisal rights, rights of objecting stockholders, or other similar rights in connection with the Mergers.

THE GNL SPECIAL MEETING
Date, Time, and Place
The GNL Special Meeting will be held at 11:00 a.m., Eastern Time, on September 8, 2023, virtually at www.cesonlineservices.com/gnl23sm_vm. To participate in the GNL Special Meeting, you must pre-register at www.cesonlineservices.com/gnl23sm_vm by 11:00 a.m. Eastern Time on September 7, 2023.
Purpose
The GNL Special Meeting will be held for the purpose of considering and voting on the following proposals:
1.
to approve the GNL Common Stock Proposal; and

2.
to approve the adjournment of the GNL Special Meeting one or more times if necessary or appropriate to permit, among other things, further solicitation of proxies in favor of the GNL Common Stock Proposal.

Recommendation of the GNL Board of Directors
After careful consideration, the GNL Board, based on the unanimous recommendation of the GNL Special Committee, at a meeting on May 23, 2023, adopted resolutions declaring each of the Proposed Transactions, the Merger Agreements and the other transactions contemplated by the Merger Agreements to be advisable and in the best interests of GNL and GNL’s stockholders, and the Proposed Transactions, the Merger Agreements and the other transactions contemplated by the Merger Agreements to be fair and reasonable to GNL and GNL’s stockholders, and directing that a proposal be submitted to the GNL stockholders to approve the issuance of shares contemplated by the REIT Merger Agreement and the Internalization Merger Agreement. The GNL Board, based on the unanimous recommendation of the GNL Special Committee, recommends a vote “FOR” the GNL Common Stock Proposal and “FOR” approval of the GNL Adjournment Proposal.
Record Date, Outstanding Shares, and Voting Rights
The GNL Board has fixed the close of business on August 8, 2023, as the GNL Record Date for the GNL Special Meeting. Accordingly, only holders of record of shares of GNL Common Stock on the GNL Record Date are entitled to notice of, and to vote at the GNL Special Meeting. GNL is commencing its solicitation of proxies on or about July 19, 2023, which is before the GNL Record Date. GNL will continue to solicit proxies until the date of the GNL Special Meeting. Each stockholder of record on August 8, 2023 who has not yet received a proxy statement prior to that date will receive a proxy statement and have the opportunity to vote on the matters described therein. Proxies delivered prior to the GNL Record Date will be valid and effective so long as the stockholder providing the proxy is a stockholder on the GNL Record Date. If you are not a holder of record on the GNL Record Date, any proxy you deliver will be ineffective. If you deliver a proxy prior to the GNL Record Date and remain a holder on the GNL Record Date, you do not need to deliver another proxy after the GNL Record Date. If you deliver a proxy prior to the GNL Record Date and do not revoke that proxy, your proxy will be deemed to cover the number of shares you own on the GNL Record Date even if that number is different from the number of shares you owned when you executed and delivered your proxy. Proxies received from persons who are not holders of record on the GNL Record Date will not be effective.
As of July 14, 2023, there were 104,964,758 outstanding shares of GNL Common Stock, held by approximately 1,281 holders of record. At the GNL Special Meeting, each outstanding share of GNL Common Stock entitles its holder to one vote on each proposal submitted to GNL stockholders for consideration and to which such holder is entitled to vote.
Quorum
If holders of a majority of outstanding shares of GNL Common Stock as of the close of business on the GNL Record Date are present at the GNL Special Meeting, either in person or by proxy, there will be a quorum present, permitting the conduct of business at the GNL Special Meeting. Abstentions and broker non-votes, to the extent any broker non-votes exist, will be counted to determine whether a quorum is present.
Vote Required
Approval of the GNL Common Stock Proposal requires the affirmative vote of a majority of all the votes cast on the matter at the GNL Special Meeting. Abstentions and broker non-votes, to the extent any broker non-votes exist, will have no impact on the vote on the proposal.
The closing of the Proposed Transactions is conditioned upon approval of the GNL Common Stock Proposal; therefore, if GNL stockholders do not approve the GNL Common Stock Proposal, the Proposed Transactions cannot be completed. Accordingly, the Proposed Transactions will come into effect only if the GNL Common Stock Proposal is approved.
Approval of the GNL Adjournment Proposal requires the affirmative vote of a majority of all the votes cast on the matter at the GNL Special Meeting. Abstentions and broker non-votes, to the extent any broker non-votes exist, will have no impact on the vote on the proposal.
Voting of Proxies
Registered Stockholders.   Registered stockholders can vote in person at the GNL Special Meeting via webcast or by authorizing a proxy. Registered stockholders have the following options for authorizing a proxy to vote their shares:
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via the Internet by following the instructions included on the enclosed proxy card;

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via Telephone by calling 866-402-3905; or

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if you requested a printed set of proxy materials, by completing, signing, dating and returning the enclosed proxy card.

For those registered stockholders with Internet access, GNL encourages you to authorize a proxy to vote your shares via the Internet, because it is quick, convenient and provides a cost savings to GNL. Authorizing a proxy to vote your shares via the Internet prior to the meeting date will ensure that your vote is recorded immediately and avoid postal delays that may cause your proxy to arrive late in which case your vote will not be counted.
If you are a registered stockholder and elect to attend the special meeting, you can submit your vote during the special meeting within the online portal, and any previous proxy that you authorized, whether by Internet or mail, will be superseded. To attend the special meeting, you will need your control number. Your control number will be supplied to you via your proxy card.
Street Name Stockholders.   If you are the beneficial owner of shares (that is, you held your shares in “street name” through an intermediary such as a broker, bank, financial advisor or other nominee) as of the GNL Record Date, you will receive instructions from your broker, bank, financial advisor or other nominee as to how to vote your shares or submit a proxy to have your shares voted. Please use the voting forms and instructions provided by your broker, bank, financial advisor or other nominee. In most cases, you will be able to do this by mail or via the Internet, or possibly by telephone depending on the broker’s procedures. As discussed herein, your broker, bank or other nominee may not be able to vote your shares on any matters at the special meeting unless you provide instructions on how to vote your shares. You should instruct your broker, bank, financial advisor or other nominee how to vote your shares by following the directions provided by your broker, bank or other nominee.
Adjournment
The GNL Special Meeting may be adjourned to solicit additional proxies if there are not sufficient votes to approve the GNL Common Stock Proposal. In that event, GNL may request that its stockholders vote upon a proposal to consider the adjournment of the GNL Special Meeting to solicit additional proxies but not to vote upon the GNL Common Stock Proposal at that time. If GNL stockholders approve the GNL Adjournment Proposal, GNL could adjourn the GNL Special Meeting and use the time to solicit additional proxies. If no direction on the GNL Adjournment Proposal is given, any shares of GNL Common Stock that were voted against approval of the GNL Common Stock Proposal will not be voted in favor of the adjournment of the GNL Special Meeting to solicit additional proxies.
Revocation of Proxies
Any proxy given pursuant to this solicitation may be revoked, and the vote changed, by the person giving it at any time before it is voted. Proxies may be revoked by:
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delivering to the Corporate Secretary of GNL, at or before the vote is taken at the GNL Special Meeting, a later-dated written notice stating that you would like to revoke your proxy and change your vote;

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properly executing a later-dated proxy relating to the same shares and delivering it to the Corporate Secretary of GNL before the vote is taken at the GNL Special Meeting; or

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attending the GNL Special Meeting and voting in person, although attendance at the GNL Special Meeting will not in and of itself constitute a revocation of a proxy or a change of your vote.

Proxies authorized by telephone or via the internet may only be revoked in writing in accordance with the above instructions.
Any written notice of revocation or subsequent proxy should be sent notifying GNL’s Secretary, in writing at Global Net Lease, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019, Attention: Secretary, so as to be received prior to the GNL Special Meeting, or hand-delivered to the Corporate Secretary of GNL at or before the taking of the vote at the GNL Special Meeting.
Beneficial Ownership of GNL’s Stock by Directors, Executive Officers and Advisor Parent
As of the close of business on July 14, 2023, RTL’s and GNL’s directors and executive officers, and Advisor Parent and its affiliates, were generally entitled to vote 389,982 shares of GNL Common Stock in the aggregate, or approximately 0.4% of the shares of GNL Common Stock issued and outstanding on that date. This includes 35,900 shares of GNL Common Stock held by Advisor Parent and its affiliates. For additional information on the beneficial ownership of GNL Common Stock by GNL’s directors, executive officers and Advisor Parent, see “Security Ownership of Certain Beneficial Owners of GNL and GNL Management” on page 203.
GNL currently expects that all of RTL’s and GNL’s directors and executive officers, and Advisor Parent and its affiliates, will vote their shares of GNL Common Stock in favor of all the proposals to be considered and voted on at the GNL Special Meeting. In addition, as of the close of business on July 14, 2023, the Blackwells/Related Parties were generally entitled to vote 2,594,332 shares of GNL Common Stock, or approximately 2.5% of the shares of GNL Common Stock issued and outstanding on that date. Pursuant to the Blackwells/Related Agreement, the Blackwells/Related Parties are contractually obligated to vote their shares of GNL Common Stock in favor of all the proposals to be considered and voted on at the GNL Special Meeting, and have granted an irrevocable proxy in favor of GNL to the extent that they fail to do so.
Solicitation of Proxies; Expenses
All expenses of GNL’s solicitation of proxies from its stockholders, including the cost of mailing this Joint Proxy Statement/Prospectus to GNL stockholders, will be paid by GNL. GNL has engaged Innisfree to assist in the solicitation of proxies for the GNL Special Meeting and estimates that it will pay Innisfree a fee of up to $75,000. GNL has also agreed to reimburse Innisfree for reasonable out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation and to indemnify Innisfree against certain losses, costs, and expenses. GNL may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies and will reimburse such persons for their expenses in so doing.
Under the GNL Charter and Subtitle 2 of Title 3 of the MGCL, GNL stockholders are not entitled to dissenting stockholders’ appraisal rights, rights of objecting stockholders, or other similar rights in connection with the Mergers or the GNL Common Stock Proposal.

PROPOSALS SUBMITTED TO RTL STOCKHOLDERS
RTL Merger Proposal
(Proposal 1 on the RTL Proxy Card)
RTL stockholders are asked to approve the REIT Merger pursuant to the REIT Merger Agreement. For a summary and detailed information regarding this proposal, see the information about the REIT Merger and the REIT Merger Agreement throughout this Joint Proxy Statement/Prospectus, including the information set forth in the sections titled “The Proposed Transactions” and “The REIT Merger Agreement” beginning on pages 72 and 129, respectively. A copy of the REIT Merger Agreement is attached as Annex A to this Joint Proxy Statement/Prospectus.
Pursuant to the REIT Merger Agreement, approval of this proposal is a condition to the consummation of the Mergers.
RTL is requesting that, pursuant to the REIT Merger Agreement, RTL stockholders approve the REIT Merger pursuant to the REIT Merger Agreement. Approval of the proposal requires the affirmative vote of the holders of not less than a majority of all outstanding shares of RTL Class A Common Stock entitled to vote thereon.
Recommendation of the RTL Board of Directors
The RTL Board, based on the unanimous recommendation of the RTL Special Committee to the RTL Board, recommends that RTL’s stockholders vote “FOR” the proposal to approve the REIT Merger pursuant to the REIT Merger Agreement.
RTL Merger-Related Compensation Proposal
(Proposal 2 on the RTL Proxy Card)
Pursuant to Section 14A of the Securities Exchange Act of 1934 (“Exchange Act”) and Rule 14a-21(c) thereunder, RTL is providing its stockholders with a separate advisory (non-binding) vote to approve the compensation that may be paid or become payable to its named executive officers that is based on or otherwise relates to the Proposed Transactions, as described in the table in the section titled “The Companies — The Combined Company — Quantification of Potential Payments and Benefits to RTL’s Named Executive Officers in Connection with the Proposed Transactions” including the footnotes to the table and related narrative discussion.
RTL stockholders are being asked to approve the following resolution on an advisory (non-binding) basis:
“RESOLVED, that the compensation that may be paid or become payable to RTL’s named executive officers in connection with the Proposed Transactions, and the agreements, plans or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section titled “The Companies — The Combined Company — Quantification of Potential Payments and Benefits to RTL’s Named Executive Officers in Connection with the Proposed Transactions” including the footnotes to the table and the related narrative discussion, is hereby APPROVED.”
The vote on the RTL Merger-Related Compensation Proposal is a vote separate and apart from the vote on the RTL Merger Proposal and is advisory in nature; therefore, it is not binding on RTL or on GNL or the boards of directors or the compensation committees of RTL or GNL and does not affect whether the RTL Merger Proposal is approved. You may vote “AGAINST” the RTL Merger-Related Compensation Proposal and “FOR” approval of the RTL Merger Proposal and vice versa. You also may abstain from this proposal and vote on the RTL Merger Proposal and vice versa.
Approval of this advisory (non-binding) proposal is not a condition to the completion of the Proposed Transactions. If the Proposed Transactions are completed, the merger-related compensation may be paid to

RTL named executive officers to the extent payable in accordance with the terms of their compensation agreements and arrangements, and the outcome of this advisory (non-binding) vote will not affect RTL’s or GNL’s obligations to make these payments.
Recommendation of the RTL Board of Directors
The RTL Board recommends that RTL’s stockholders vote “FOR” the proposal to approve the RTL Merger-Related Compensation Proposal.
RTL Adjournment Proposal
(Proposal 3 on the RTL Proxy Card)
The RTL stockholders are being asked to approve the adjournment of the RTL Special Meeting one or more times to another date, time, or place, if necessary or appropriate, as determined by the chairman of the RTL Special Meeting, to permit, among other things, further solicitation of proxies, if necessary or appropriate, in favor of the RTL Merger Proposal if there are insufficient votes at the time of the RTL Special Meeting to approve the proposal.
If, at the RTL Special Meeting, the number of shares of RTL Class A Common Stock present or represented by proxy and voting for the approval of the RTL Merger Proposal is insufficient to approve the proposal, RTL intends to move to adjourn the RTL Special Meeting to another place, date, or time in order to enable the RTL Board to solicit additional proxies for approval of the proposal.
RTL is asking RTL stockholders to approve one or more adjournments of the RTL Special Meeting to another date, time, or place, if necessary or appropriate, as determined by the chairman of the RTL Special Meeting, to solicit additional proxies in favor of the RTL Merger Proposal. Approval of this proposal requires the affirmative vote of at least a majority of all votes cast on the proposal.
Recommendation of the RTL Board of Directors
The RTL Board, based on the unanimous recommendation of the RTL Special Committee to the RTL Board, recommends that RTL’s stockholders vote “FOR” the proposal to approve one or more adjournments of the RTL Special Meeting to another date, time, or place, if necessary or appropriate, as determined by the chairman of the RTL Special Meeting, to solicit additional proxies in favor of the RTL Merger Proposal.

PROPOSALS SUBMITTED TO GNL STOCKHOLDERS
GNL Proposal to Approve the Stock Issuance
(Proposal 1 on the GNL Proxy Card)
GNL stockholders are asked to approve the issuance of GNL Common Stock to RTL stockholders in connection with the REIT Merger, and to Advisor Parent in connection with the Internalization Merger (referred to as the “GNL Common Stock Proposal”). For a summary and detailed information regarding the GNL Common Stock Proposal, see the information about the REIT Merger and the REIT Merger Agreement throughout this Joint Proxy Statement/Prospectus, including the information set forth in the sections titled “The Proposed Transactions” and “The REIT Merger Agreement” beginning on pages 72 and 129, respectively, and the information about the Internalization Merger and the Internalization Merger Agreement set forth in the sections titled “The Proposed Transactions” and “The Internalization Merger Agreement” beginning on pages 72 and 146, respectively. A copy of the REIT Merger Agreement with RTL and the other parties thereto is attached as Annex A, and a copy of the Internalization Merger Agreement with Advisor Parent and the other parties thereto is attached as Annex B to this Joint Proxy Statement/Prospectus. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal.
Pursuant to the Merger Agreements, approval of this GNL Common Stock Proposal is a condition to completing the Proposed Transactions.
Recommendation of the GNL Board of Directors
The GNL Board, based on the unanimous recommendation of the GNL Special Committee to the GNL Board, recommends that GNL’s stockholders vote “FOR” the GNL Common Stock Proposal.
GNL Adjournment Proposal
(Proposal 2 on the GNL Proxy Card)
The GNL stockholders are being asked to approve the adjournment of the GNL Special Meeting one or more times to another date, time, or place, if necessary or appropriate, as determined by the chairman of the GNL Special Meeting, to permit, among other things, further solicitation of proxies, in favor of the GNL Common Stock Proposal described in this Joint Proxy Statement/Prospectus if there are insufficient votes at the time of the GNL Special Meeting to approve the proposal.
If, at the GNL Special Meeting, the number of shares of GNL Common Stock present or represented by proxy and voting for the approval of the GNL Common Stock Proposal is insufficient to approve such proposal, GNL intends to move to adjourn the GNL Special Meeting to another place, date, or time to enable the GNL Board to solicit additional proxies for approval of the GNL Common Stock Proposal.
GNL is asking GNL stockholders to approve one or more adjournments of the GNL Special Meeting to another date, time, or place, if necessary or appropriate, as determined by the chairman of the GNL Special Meeting, to solicit additional proxies in favor of the GNL Common Stock Proposal described in this Joint Proxy Statement/Prospectus. Approval of this proposal requires the affirmative vote of at least a majority of all votes cast on the proposal.
Recommendation of the GNL Board of Directors
The GNL Board, based on the unanimous recommendation of the GNL Special Committee to the GNL Board, recommends that GNL’s stockholders vote “FOR” the proposal to approve one or more adjournments of the GNL Special Meeting to another date, time, or place, if necessary or appropriate, as determined by the chairman of the GNL Special Meeting, to solicit additional proxies in favor of the GNL Common Stock Proposal described in this Joint Proxy Statement/Prospectus.

THE PROPOSED TRANSACTIONS
This Joint Proxy Statement/Prospectus constitutes a prospectus of GNL that is included as part of the Registration Statement on Form S-4 filed by GNL with the SEC under the Securities Act, to register the shares of GNL Common Stock, GNL Series D Preferred Stock, and GNL Series E Preferred Stock to be issued to holders of RTL Class A Common Stock, RTL Series A Preferred Stock and RTL Series C Preferred Stock, respectively, in connection with the REIT Merger. It also constitutes a proxy statement of (i) RTL in connection with the solicitation of the approval by RTL’s stockholders of the RTL Merger Proposal and (ii) GNL in connection with the solicitation of the approval by GNL’s stockholders of the GNL Common Stock Proposal.
Per Share Merger Consideration
Upon the terms and subject to the conditions set forth in the REIT Merger Agreement, RTL will merge with and into REIT Merger Sub, with REIT Merger Sub surviving the merger as a wholly owned subsidiary of GNL. As of the REIT Merger Effective Time, each share of RTL Class A Common Stock issued and outstanding immediately prior to the REIT Merger Effective Time (other than shares of RTL Class A Common Stock held by RTL’s subsidiaries, GNL, and GNL’s subsidiaries which are to be cancelled in accordance with the REIT Merger Agreement) will be converted into 0.670 shares of GNL Common Stock.
As of the date of this Joint Proxy Statement/Prospectus, in connection with the completion of the Proposed Transactions, GNL would issue a maximum of approximately (x) (A) 95,967,705 shares of GNL Common Stock in the REIT Merger (which includes (i) up to 5,714,353 shares of GNL Common Stock that may be issued by GNL to an affiliate of Advisor Parent in exchange for shares of RTL Class A Common Stock that may be issued by RTL prior to the REIT Merger Effective Time if all 8,528,885 RTL LTIP Units currently held by Advisor Parent and its affiliates are earned, and (ii) up to 115,857 shares of GNL Common Stock that may be issued in the REIT Merger in exchange for up to 172,921 shares of RTL Class A Common Stock that may be issued by RTL in exchange for outstanding RTL OP Common Units held by an unaffiliated third party that may be converted into shares of RTL Class A Common Stock prior to, or at any time after, the REIT Merger Effective Time, (B) 7,933,711 shares of GNL Series D Preferred Stock, and (C) 4,595,175 shares of GNL Series E Preferred Stock to RTL’s stockholders, and (y) 29,614,825 shares of GNL Common Stock to Advisor Parent in the Internalization Merger. GNL may issue up to an additional 2,500,000 shares of GNL Common Stock to Advisor Parent if all GNL LTIP Units (or GNL Restricted Shares, if such GNL LTIP Units are converted) held by Advisor Parent and its affiliates are earned. Fewer shares than the maximum may be issued based on the measurement provisions in the RTL 2021 Award and GNL 2021 Award, which are based on total shareholder returns over the measurement period. The end of the measurement period will occur prior to the closing of the Proposed Transactions. Both the RTL LTIP Units (following conversion to shares of RTL Class A Common Stock) and the GNL LTIP Units are expected to be converted or exchanged into shares of GNL Common Stock at or near closing of the Proposed Transactions. Based on the price of GNL Common Stock of $10.74 per share at July 13, 2023, on a pro forma basis, 2,857,042 shares of GNL Common Stock would be issued in respect of the RTL LTIP Units (or restricted shares of RTL Class A Common Stock) prior to the closing and 375,000 shares of GNL Common Stock would be issued in respect of the GNL LTIP Units.
Additionally, pursuant to the terms of the Blackwells/Related Agreement discussed in more detail below, GNL issued 495,000 shares of GNL Common Stock to the Blackwells/Related Parties in a private placement exempt from registration on July 11, 2023, and, assuming that the Proposed Transactions are completed, will issue an additional 1,600,000 shares of GNL Common Stock to the Blackwells/Related Parties in a private placement exempt from registration.
Immediately following the consummation of the Proposed Transactions, current GNL stockholders will hold approximately 45%, current RTL stockholders will own approximately 39%, the Blackwells/Related Parties will hold approximately 2%, and the owners of Advisor Parent and their affiliates (including the direct owner of Advisor Parent and its wholly-owned subsidiaries (including Advisor Parent)) will hold approximately 14% (and will be permitted to own up to 16.8%) of the issued and outstanding shares of common stock of the Combined Company, which assumes 50% of outstanding RTL LTIP Units and 15% of outstanding GNL LTIP Units held by Advisor Parent and its affiliates are earned.

Background of the REIT Merger and the Internalization Merger
GNL was incorporated on July 13, 2011, as a Maryland corporation and qualified as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2013. GNL’s shares of common and preferred stock are traded on the NYSE. GNL is externally managed and advised by GNL Advisor and GNL Property Manager, wholly owned subsidiaries of Advisor Parent. GNL primarily focuses on acquiring and managing commercial real estate properties, which are leased primarily to Investment Grade tenants. As of March 31, 2023, GNL owned 317 properties consisting of 39.6 million rentable square feet.
RTL was incorporated on January 22, 2013, as a Maryland corporation under the name “American Finance Trust, Inc.” and qualified as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2013. RTL’s shares of common and preferred stock are traded on Nasdaq. RTL is externally managed by RTL Advisor and RTL Property Manager, wholly owned subsidiaries of Advisor Parent and primarily focuses on acquiring and managing service-oriented and traditional retail and distribution-related commercial real estate properties. As of March 31, 2023, RTL owned 1,039 properties consisting of 27.6 million rentable square feet.
From time to time, the GNL Board and the RTL Board have considered various strategic initiatives and potential governance changes, including those proposed by the Blackwells/Related Parties beginning in September 2022.
On September 16, 2022, the GNL Board received a letter from Blackwells outlining its views on GNL’s performance and requesting a meeting.
The Blackwells/Related Parties subsequently sent notice letters to both GNL and RTL on October 24, 2022, proposing to nominate two candidates for election to the GNL and RTL Boards and making six non-binding advisory proposals for consideration at the upcoming annual stockholders meetings.
On November 10, 2022, at a meeting of the GNL Board held via videoconference (with all directors in attendance, except for Governor Edward Rendell), with representatives of Proskauer Rose LLP (“Proskauer”), regular outside counsel to GNL and RTL, Shapiro Sher Guinot & Sandler (“Shapiro Sher”), counsel to the independent directors of GNL, and Michael Anderson, general counsel of Advisor Parent present, the GNL Board, following a presentation by management, discussed a possible transaction with RTL. In an executive session of the GNL Board, with Edward M. Weil, Jr. and James L. Nelson recused from such executive session, the idea of forming a special committee to consider a transaction with RTL and to explore other growth initiatives was discussed. The participating independent directors, with counsel (other than Mr. Anderson) present, discussed that an acquisition of RTL may present an opportunity for the internalization of management.
On November 23, 2022, Nicholas Schorsch, the majority owner of Advisor Parent, had a call with Ms. Perrotty, the Non-Executive Chair of the GNL Board and an independent director, and discussed GNL’s possible consideration of a transaction with RTL.
On November 28, 2022, Lee Elman, an independent director on the GNL Board, passed away, creating a vacancy on the GNL Board that has not been filled.
On December 1, 2022, at a meeting of the GNL Board held via videoconference (with all directors except for Mr. Nelson in attendance), with representatives of Proskauer, Venable LLP (“Venable”), and Shapiro Sher, the GNL Board established the GNL Special Committee to consider and evaluate potential growth initiatives, including expanding or changing the nature and type of assets owned by GNL, considering entity acquisition opportunities (including with related entities), and evaluating potential modifications to the GNL Advisory Agreement. After consultation with counsel and evaluation of the independence of the board members in relation to the potential transaction, Ms. Perrotty, along with Abby M. Wenzel and Sister Therese Antone, three independent non-interested directors, were appointed to the GNL Special Committee. The GNL Board vested in the GNL Special Committee the exclusive power and authority to: (1) review a potential merger with RTL; (2) conduct any discussions or negotiations regarding the terms and conditions of any transaction; (3) recommend to the GNL Board whether a transaction is in the best interests of GNL and its stockholders (other than any affiliated stockholders); (4) negotiate any and all definitive agreements and approve any actions or agreements and other documents related to a transaction (other than any action or agreement or other document required under applicable law to be approved by the GNL Board) as the GNL Special Committee deems advisable in connection with the exercise of its authority pursuant to these resolutions; (5) review and comment on any documents and other instruments including materials to be filed with the SEC and any other governmental and non-governmental persons or entities, and any press releases and other public statements or consideration thereof; and (6) take all other such actions as may be determined to be necessary or appropriate in connection with the foregoing matters. In an executive session of the GNL Board, with only the members of the GNL Special Committee and Shapiro Sher present, the GNL Special Committee discussed interviewing and selecting a financial advisor. The GNL Special Committee requested that Shapiro Sher identify potential financial advisors that the GNL Special Committee could interview to act as its financial adviser.
On December 13, 2022, a representative of Shapiro Sher spoke with representatives of an investment bank (“Investment Bank A”) regarding its qualifications, availability, and potential conflicts with respect to acting as the financial advisor to the GNL Special Committee.
On December 19, 2022, Blackwells Onshore filed a complaint against GNL and RTL captioned Blackwells Onshore I LLC v. Global Net Lease, Inc., et al., No. 24C22005195, in the Circuit Court of Maryland for Baltimore City.
In addition, on December 19, 2022, GNL and RTL filed a complaint against Blackwells Capital LLC (“Blackwells Capital”), an affiliate of Blackwells Onshore (together with Blackwells Capital, “Blackwells”), and certain others involved with Blackwells proxy solicitation (collectively the “Defendants”), captioned Global Net Lease, Inc. v. Blackwells Capital LLC, et al., No. 1:22-cv-10702 (Dec. 19, 2022), in the United States District Court for the Southern District of New York (the “New York Action”).
On December 21, 2022, the GNL Special Committee signed a non-disclosure agreement with Investment Bank A. On that same day, during a meeting of the GNL Special Committee via videoconference (as all meetings of the GNL Special Committee were thereafter held), with representatives of Shapiro Sher and Investment Bank A present, Investment Bank A presented its qualifications, availability, and potential conflicts with respect to acting as the financial advisor to the GNL Special Committee. After Investment Bank A’s presentation, the GNL Special Committee entered an executive session, in which it deferred a decision so that the GNL Special Committee could interview additional potential financial advisors while continuing to consider Investment Bank A.
During the week of January 9, 2023, Ms. Perrotty held discussions with BMO and another investment bank (“Investment Bank C”) regarding each bank’s respective qualifications, availability, and potential conflicts with respect to acting as the financial advisor to the GNL Special Committee. During this time, a representative of Shapiro Sher held calls with Investment Bank A. On January 13, 2023, Investment Bank A provided a proposed scope of work and preliminary process timeline which the GNL Special Committee reviewed.
On January 30, 2023, the GNL Special Committee signed a non-disclosure agreement with BMO.
On February 6, 2023, at a meeting of the GNL Special Committee, with representatives of Shapiro Sher and BMO present, BMO presented its qualifications, availability, and potential conflicts with respect to acting as the financial adviser to the GNL Special Committee and shared its views on approaches to enhancing value for GNL stockholders. After BMO’s presentation, the GNL Special Committee went into executive session and discussed the comparative strengths and weaknesses of BMO and Investment Bank A. Following this discussion and a determination that BMO was independent for purposes of evaluating the potential transactions, the GNL Special Committee directed Shapiro Sher to request an engagement proposal from BMO that would cover a merger of GNL and RTL and an internalization transaction that would result in GNL internalizing the management and other functions performed by the GNL Advisor and the GNL Property Manager. As part of such engagement proposal, the GNL Special Committee directed Shapiro Sher to confirm that if requested, and subject to customary limiting conditions, BMO would be able to provide fairness opinions with respect to such potential transactions. During this meeting, the GNL Special Committee determined to not proceed to the interview phase with Investment Bank C.

On February 10, 2023, during a meeting of the GNL Special Committee, with representatives of Shapiro Sher present, the GNL Special Committee considered engagement proposals from BMO and Investment Bank A to serve as the GNL Special Committee’s exclusive financial advisor. The GNL Special Committee discussed and compared the proposals, presentations, fee structures, and experience of each, including experience with respect to the internalization of advisory contracts. After discussion, the GNL Special Committee voted unanimously (as were all votes of the GNL Special Committee) to move forward with BMO as its exclusive financial advisor and directed Shapiro Sher to request a formal engagement letter from BMO.
On February 14, 2023, BMO delivered a proposed engagement letter to Shapiro Sher which was forwarded to the GNL Special Committee on the same date.
On February 17, 2023, at a meeting of the GNL Special Committee, with Shapiro Sher present, the GNL Special Committee discussed BMO’s proposed engagement letter. After discussion, the Special Committee unanimously agreed to select BMO as its exclusive financial advisor and directed that Shapiro Sher send a revised draft of the engagement letter to Proskauer (as company counsel to GNL) for its review of indemnity provisions and to BMO for further consideration.
On February 27, 2023, after negotiations, the GNL Special Committee approved by unanimous written consent an engagement letter with BMO to become its exclusive financial advisor for the purpose of assisting the GNL Special Committee in its analysis and consideration of potential growth initiatives.
On March 2, 2023, a meeting of the GNL Special Committee was held, with representatives of Shapiro Sher and BMO present. The Special Committee discussed with BMO potential strategic alternatives that could enhance the value of GNL’s stock, including an expansion or change in the nature and type of assets owned by GNL, acquisition opportunities (including with related entities), and potential modifications to the external advisory contract with the GNL Advisor, including an internalization of management. After the discussion, the GNL Special Committee directed BMO to perform a financial-focused overview of GNL and RTL and summarize its preliminary analysis for the GNL Special Committee’s consideration. In addition, BMO received direction from Shapiro Sher regarding initial due diligence requests to GNL’s management.
On March 9, 2023, a representative of Shapiro Sher, at the direction of Ms. Perrotty, as the Chair of the GNL Special Committee, requested a proposal from Advisor Parent for the internalization of management and a transition from its advisory agreement to internal management.
On March 16, 2023, Ms. Perrotty, Mr. Anderson, Mr. Schorsch and representatives of BMO and Shapiro Sher participated in a conference call, in which Mr. Schorsch provided his views on potential strategic options for GNL and RTL.
On March 21, 2023, a meeting of the GNL Special Committee was held, with representatives of Shapiro Sher and BMO present (as they were for all subsequent meetings through the approval of the Merger Agreements). BMO discussed with the GNL Special Committee potential options to support growth and stockholder value of GNL, including capital recycling, mergers and acquisitions (including specific targets, which included RTL), internalization of management, and corporate governance modifications. The GNL Special Committee requested that BMO perform further analysis of RTL, including an illustrative exchange ratio for the GNL Special Committee’s consideration of a potential acquisition of RTL in an all-stock merger. Further, after discussion in an executive session without BMO present, the GNL Special Committee discussed the attractiveness of a transaction with RTL as a pathway to an internalization. After discussion, the Committee requested that Shapiro Sher request from BMO (1) further financial analysis with respect to RTL, (2) thoughts on putting GNL “for sale” as a target, (3) considerations regarding the potential timing of a transaction with RTL, and (4) information from the GNL Advisor about GNL’s management’s compensation arrangement with Advisor Parent to better understand the potential cost of internalization.
On March 27, 2023, a meeting of the GNL Special Committee was held. At the meeting, BMO made a presentation to the GNL Special Committee addressing, among other matters, (1) a financial overview of RTL based on publicly-available information, (2) a preliminary valuation of RTL also based on publicly-available information, (3) a preliminary analysis of the internalization of the management of GNL and RTL, (4) a preliminary combination analysis assuming an acquisition by merger of RTL, (5) a preliminary accretion and dilution analysis, and (vi) background information with respect to board composition of GNL and RTL. The GNL Special Committee discussed with BMO the key potential benefits of a transaction with RTL to GNL’s stockholders, including diversification of assets and to the potential to couple the transaction with an internalization, as well as the benefits to RTL’s stockholders. BMO also summarized the terms of the external advisory contracts of each of GNL and RTL, and the GNL Special Committee discussed the benefits of the potential internalization of the management of each of GNL and RTL in connection with an acquisition of RTL. In an executive session, after discussion, the GNL Special Committee directed its advisors to provide the GNL Special Committee with two draft letters for the GNL Special Committee’s consideration — a non-binding “indication of interest” letter from the GNL Special Committee to Lisa Kabnick, the lead independent director of the RTL Board, expressing GNL’s interest in acquiring RTL, stating a condition precedent to any such transaction would be an internalization of both companies’ management, and a second letter from the GNL Special Committee to Advisor Parent expressing a desire to internalize the GNL Advisory Agreement.
On March 28, 2023, at a meeting of the GNL Special Committee, the GNL Special Committee approved the non-binding “indication of interest” letters. The GNL Special Committee authorized Ms. Perrotty to send the non-binding “indication of interest” letter to Ms. Kabnick and the internalization letter to Advisor Parent.
On March 29, 2023, on behalf of the GNL Special Committee, Ms. Perrotty sent the non-binding “indication of interest” letter to Ms. Kabnick expressing the GNL Special Committee’s interest in acquiring RTL coupled with an internalization of the management of both companies (the “Initial RTL Proposal”), and the letter to Advisor Parent and Mr. Schorsch expressing a desire to internalize the functions performed by GNL Advisor and GNL Property Manager under the GNL Advisory Agreement and GNL Property Management Agreement (the “Initial Internalization Letter”). The GNL Special Committee indicated in the Initial RTL Proposal that GNL was prepared to offer a 100% stock-for-stock, merger-of-equals transaction to RTL at an implied exchange ratio of 0.489x based on the 30-day volume-weighted average price (“VWAP”) for GNL and RTL as of March 28, 2023. The Initial RTL Proposal further stated that the combination of GNL and RTL would enhance and diversify the property portfolio for the Combined Company; increase scale and valuation which would enable the Combined Company to trade at a premium and facilitate capital recycling and future equity raises; enhance capital structure and liquidity; deepen tenant relationships; expand external growth opportunities; and provide opportunity for cost and operational synergies and cost reduction. The Initial Internalization Letter made no mention of any potential RTL acquisition because the GNL Special Committee wanted to consider the internalization with or without a merger with RTL. Later on March 29, 2023, Ms. Perrotty, a representative of BMO, and Mr. Schorsch held a conference call to generally discuss a potential internalization.
On March 29, 2023, Ms. Kabnick received the Initial RTL Proposal from Ms. Perrotty on behalf of the GNL Special Committee of the GNL Board.
On March 30, 2023, the RTL Board held a meeting via videoconference (with all directors in attendance), with representatives of Proskauer, Arnold & Porter Kaye Scholer LLP (“A&P”), outside counsel to the RTL Board’s independent directors, and Mr. Anderson present, to form the RTL Special Committee to evaluate the Initial RTL Proposal, discuss possible alternative strategic transactions, and formulate a response to the Initial RTL Proposal. Leslie D. Michelson, Lisa D. Kabnick, and Stanley Perla, the independent non-interested directors, were selected to be members of the committee. The RTL Board vested in the RTL Special Committee the exclusive power and authority to: (1) review the Initial RTL Proposal (and associated responses thereto) and a potential merger with GNL; (2) conduct any discussions or negotiations regarding the terms and conditions of any such transaction; (3) recommend to the RTL Board whether a transaction is in the best interests of RTL and its stockholders (other than any affiliated stockholders); (4) negotiate any and all definitive agreements and approve any actions or agreements and other documents related to a transaction (other than any action or agreement or other document required under applicable law to be approved by the RTL Board) as the RTL Special Committee deems advisable in connection with the exercise of its authority pursuant to these resolutions; (5) review and comment on any documents and other instruments including materials to be filed with the SEC and any other governmental and non-governmental persons or entities, and any press releases and other public statements or consideration thereof; and (6) take all other such actions as may be determined to be necessary or appropriate in connection with the foregoing matters. The RTL Special Committee appointed Mr. Michelson as its chairperson.

The RTL Special Committee invited attorneys from A&P to attend this meeting. At the meeting, the RTL Special Committee discussed logistical matters with respect to evaluating the REIT Merger and the potential internalization and responding to the Initial RTL Proposal. Following consideration of potential conflicts, the RTL Special Committee unanimously agreed (as were all votes and agreements of the RTL Special Committee) to retain A&P as its legal counsel. The RTL Special Committee asked A&P to review the RTL Advisory Agreement and RTL Property Management Agreement to advise regarding the termination provisions set forth therein and the fees that would result in connection with such termination and internalization. The RTL Special Committee further determined to engage an independent financial advisor to assist with its analysis of the REIT Merger and the internalization.
Also on March 30, 2023, Advisor Parent sent a response letter to the GNL Special Committee indicating that it was willing to pursue further discussions with GNL regarding GNL’s proposal to internalize the GNL Advisor and the GNL Property Manager, as proposed in the Initial Internalization Letter. That letter also copied Ms. Kabnick and A&P.
On March 31, 2023, Advisor Parent proposed a draft “tri-party” nondisclosure agreement to be entered into by each of RTL, GNL and Advisor Parent to further discussion of the potential transactions amongst the parties and a draft was sent by Paul Weiss, counsel to Advisor Parent for purposes of negotiating an internalization agreement, Shapiro Sher and A&P for consideration.
On April 3, 2023, Shapiro Sher, on behalf of the GNL Special Committee, sent a due diligence request list to A&P requesting non-public information regarding RTL.
The RTL Special Committee convened via videoconference again on April 3, 2023, with representatives from A&P present to discuss the draft “tri-party” nondisclosure agreement received from Paul Weiss. The RTL Special Committee also considered whether RTL should enter into a separate confidentiality agreement with GNL. RTL, GNL and Advisor Parent entered into the “tri-party” nondisclosure agreement later that day, and RTL and GNL also entered into a separate confidentiality agreement later that day. Thereafter, an electronic data room was opened for each of GNL, RTL and Advisor Parent to provide nonpublic information regarding each entity.
Also on April 3, 2023, the Circuit Court of Maryland for Baltimore City denied GNL’s motion to dismiss, followed by a written order on April 7, 2023. Blackwells Onshore I LLC v. Global Net Lease, Inc., et al., No. 24-CV-22-005195 (April 7, 2023).
On April 4, 2023, Shapiro Sher, on behalf of the GNL Special Committee, sent a due diligence request list to Advisor Parent seeking information about the GNL Advisor, RTL Advisor, and Advisor Parent.
The RTL Special Committee also met via videoconference on April 4, 2023, with representatives from A&P present, to discuss how to respond to due diligence requests received from GNL. The RTL Special Committee determined that it would respond to GNL while it simultaneously interviewed potential independent financial advisors.
Over the course of four meetings held via videoconference on April 4, 2023, and April 6, 2023, the RTL Special Committee met, each time with representatives from A&P present, with representatives from four different financial advisors. The purpose of each meeting was for representatives from each of the four financial advisors to present their respective experience and qualifications to serve as financial advisor to the RTL Special Committee.
On April 5, 2023, A&P and Shapiro Sher received an initial draft merger agreement from Proskauer with respect to the REIT Merger. This draft was provided by Proskauer to assist the parties in identifying areas that would require input and review from each special committee to accomplish the transaction. The RTL Special Committee determined to review the draft only after negotiations were further progressed.
On April 6, 2023, A&P reviewed with the RTL Special Committee the formula set forth in the RTL Advisory Agreement to calculate the internalization fees that RTL would incur if it terminated the RTL Advisory Agreement in accordance with its terms. The RTL Special Committee authorized A&P to send the summary to Advisor Parent to confirm its agreement with the calculation and to prepare pro forma calculations for the amount RTL would be expected to pay pursuant to the RTL Advisory Agreement if it internalized its advisory and property management functions later that fiscal quarter.
On April 7, 2023, the RTL Special Committee met via videoconference with representatives from A&P to discuss their impressions of each of the financial advisors interviewed. The RTL Special Committee emphasized the need to select a financial advisor without credit exposure to GNL. Following a fulsome discussion of the relevant experience and capabilities of each investment bank, the RTL Special Committee voted to formally retain Truist Securities as its financial advisor to assist the RTL Special Committee in connection with a potential transaction with GNL and Advisor Parent, or other parties as authorized by the RTL Special Committee. The RTL Special Committee selected Truist Securities for various reasons, including Truist Securities’ experience in comparable transactions and the real estate industry generally. The RTL Special Committee also believed that Truist Securities lack of credit exposure to GNL would enable it to provide independent financial advice and assistance to the RTL Special Committee. The RTL Special Committee also continued to discuss the termination fees that may be incurred by RTL in connection with terminating the RTL Advisory Agreement and the fees that would be payable under the RTL Advisory Agreement if such arrangements were kept in place.
On April 10, 2023, a representative of BMO and Mr. Michelson discussed, generally, a potential transaction between GNL and RTL.
The RTL Special Committee convened via videoconference on April 11, 2023, with representatives of A&P present. At this meeting, the RTL Special Committee discussed Truist Securities’ fee proposal and engagement letter. The RTL Special Committee determined that Truist Securities’ fee proposal was in line with other recently completed deals with similar attributes to the REIT Mergers and approved Truist Securities’ fee proposal and engagement of Truist Securities.
On April 14, 2023, the RTL Special Committee met via videoconference with representatives from A&P and Truist Securities present to discuss the status of actions taken to date and Truist Securities’ initial reactions to the financial terms set forth in the Initial RTL Proposal.
Between April 14, 2023, and April 20, 2023, representatives A&P and Truist Securities held various telephonic meetings with each other and with representatives of BMO and Shapiro Sher in connection with the potential transactions, and with Advisor Parent and its counsel, Paul Weiss, to discuss key transaction terms and organizational matters in connection with the potential internalization of the RTL Advisory Agreement.
On April 18, 2023, a meeting of the GNL Special Committee was held. The GNL Special Committee discussed the due diligence process, preliminary valuations, a preliminary “GNL-RTL” combination analysis, a preliminary accretion and dilution analysis, and the stated termination fees under the GNL Advisory Agreement and RTL Advisory Agreement. Following this discussion, the GNL Special Committee requested that its advisors prepare a draft term sheet, based on the terms proposed by the GNL Special Committee, regarding an internalization of the GNL Advisory Agreement, for the GNL Special Committee’s review.
On April 19, 2023, representatives from Truist Securities and Mr. Schorsch participated in a conference call, during which Mr. Schorsch provided his views why a strategic transaction between GNL and RTL benefitted GNL’s and RTL’s stockholders if the two companies were to merge and management was internalized.
On April 24, 2023, the RTL Special Committee convened again via videoconference, with representatives from A&P and Truist Securities present. The purpose of the meeting was for Truist Securities to discuss with the RTL Special Committee Truist Securities’ preliminary assessment of RTL, the Proposed Transactions and other potential alternatives to assist the RTL Special Committee in determining whether proceeding with a strategic transaction was advisable at the time. Truist Securities reviewed a number of factors such as (but not limited to): (1) overall market conditions, including with respect to public markets and M&A and real estate transactions; (2) RTL’s share price performance; (3) the composition of RTL’s real estate portfolio; and (4) RTL’s perception in the REIT market.

Also on April 24, 2023, Ms. Perrotty and representatives of Shapiro Sher and BMO held a conference call to discuss term sheet terms, including the exchange ratio, post-closing dividends, post-closing management of the pro forma Combined Company, RTL Preferred Stock conversion or rollover, and GNL and RTL LTIP Units.
The RTL Special Committee reconvened via videoconference on April 26, 2023, and April 27, 2023, with representatives from A&P and Truist Securities present at each meeting. At these meetings, Truist Securities reviewed various illustrative transaction premia and associate relative ownership for RTL and GNL on a combined basis, without giving effect to an internalization of Advisor Parent. At the end of the April 26, 2023 meeting, the RTL Special Committee approved a response to the Initial RTL Proposal and authorized Mr. Michelson to execute, and Truist to deliver, such response to BMO on behalf of the RTL Special Committee (the “April 26 Response”). The April 26 Response indicated that RTL was interested in continuing discussions with respect to a transaction between RTL and GNL, but proposed an alternative exchange ratio of 0.727x assuming a pro forma ownership split of 50%/50% for each of RTL’s and GNL’s respective stockholders without giving effect to an internalization. The April 26 Response further stated that the proposed exchange ratio assumed that the RTL Series A Preferred Stock and RTL Series C Preferred Stock would not be converted and would be rolled into the new pro forma combined capital structure. In the April 26 Response, RTL also requested that GNL provide a more detailed term sheet considering RTL’s proposed exchange ratio and expanding on the principal terms and conditions regarding GNL’s proposal in the Initial RTL Proposal.
On April 28, 2023, a meeting of the GNL Special Committee was held. The GNL Special Committee discussed the April 26 Response. The GNL Special Committee discussed a range of exchange ratios, a preliminary range of potential internalization fees to be presented to Advisor Parent and the split of cash and GNL Common Stock to fund the payment. After discussion, the GNL Special Committee directed its advisors to prepare drafts of two term sheets, one as a response to the April 26 Response, continuing negotiations with RTL with respect to RTL’s proposed pre-internalization exchange ratio of 0.727x, and one in the form of a joint internalization term sheet that could be shared first with the RTL Special Committee before being sent to Advisor Parent.
Also on April 28, 2023, Paul Weiss circulated a proposed draft merger agreement with respect to the Internalization Merger (the “April 28 Internalization Merger Agreement”) to Shapiro Sher and A&P whereby the GNL Advisor, RTL Advisor, GNL Property Manager, and RTL Property Manager would be merged with and into newly formed, wholly owned subsidiaries of GNL OP. The non-economic terms of the April 28 Internalization Merger Agreement included, among other terms, that (1) GNL would enter into an employment agreement for Mr. Weil with the post-merger company to be entered into in connection with the transaction, (2) the to be determined consideration be paid in both cash and stock, (3) the agreement contain no indemnification provisions, and (4) Advisor Parent to be paid a merger termination fee of 15% to be paid to Advisor Parent in the event of any termination of the REIT Merger Agreement.
On April 30, 2023, Paul Weiss sent an email to Shapiro Sher, Proskauer and A&P stating that, as a part of the proposed April 28 Internalization Merger Agreement, Advisor Parent desired to receive stock from GNL that would be registered and freely tradeable as of the date of the closing of the Internalization Merger.
On May 1, 2023, a meeting of the GNL Special Committee was held. The GNL Special Committee, after discussion and review, approved the two draft term sheets prepared by its advisors. The first term sheet was a response to the April 26 Response (the “May 1 REIT Merger Term Sheet” and the second was a joint internalization term sheet (the “May 1 Internalization Merger Term Sheet”). The May 1 REIT Merger Term Sheet proposed GNL as the surviving entity and included the following key terms: (1) a 0.603x exchange ratio, which implied 15% premium to the 30-day VWAP for RTL ended April 28, 2023 (such exchange ratio having been calculated without giving effect to an internalization), (2) outstanding RTL Preferred Stock to be converted into preferred instruments at GNL having substantially identical terms to the existing RTL preferred securities, (3) a no shop provision to be imposed upon RTL, (4) a provision that any merger between GNL and RTL be contingent upon an internalization of the external managers of the two companies, (5) that Mr. Nelson continue as CEO of the Combined Company until his retirement in April 2024, with Mr. Weil to serve as President and COO and transition to CEO upon Mr. Nelson’s retirement, and Mr. Weil’s employment contract to end one year after Mr. Nelson’s retirement, at which time the GNL Board would determine whether to extend Mr. Weil’s employment agreement, (6) the GNL

Board would be comprised of all current GNL and RTL board members, plus one new independent director to be added by the GNL Board at its option prior to the closing of the Mergers, with Ms. Perrotty remaining as chairperson of the post-merger GNL Board, (7) corporate governance modifications, including declassifying the post-merger GNL Board, opting out of the Maryland Unsolicited Takeovers Act (“MUTA”), repealing the existing GNL Rights Agreement, and repealing the “managing director” bylaw qualification adopted by GNL, and (8) a to-be-determined adjustment to the dividend policy. The May 1 Internalization Merger Term Sheet included the following key terms: (a) merger consideration of $300 million consisting of 100% GNL common stock with a nine-month lock-up period and (b) that any internalization would not require any post-merger services of Advisor Parent. The GNL Special Committee envisioned not only a termination of the advisory agreements with both Advisors and both Property Managers, but also a seamless transition of personnel, contracts, and third-party vendors. The GNL Special Committee then directed that BMO send the May 1 REIT Merger Term Sheet and the May 1 Internalization Merger Term Sheet to Truist Securities.
On May 1, 2023, Truist Securities, on behalf of the RTL Special Committee, received the non-binding May 1 REIT Merger Term Sheet from BMO on behalf of the GNL Special Committee with respect to the REIT Merger and the draft May 1 Internalization Merger Term Sheet with respect to the Internalization Merger.
The RTL Special Committee met via videoconference twice on May 1, 2023, with representatives from A&P and Truist Securities present at each meeting to discuss the May 1 REIT Merger Term Sheet and the May 1 Internalization Merger Term Sheet. The RTL Special Committee focused on the economic terms of the May 1 REIT Merger Term Sheet and the proposed exchange ratio. Representatives of Truist Securities reviewed the effect of using different exchange ratios on each of RTL’s and GNL’s respective pro forma ownership of the Combined Company and taking into account proposed merger consideration of $300 million. Following the first meeting of the RTL Special Committee, representatives of Truist Securities and representatives of BMO met telephonically to discuss the May 1 REIT Merger Term Sheet and the May 1 Internalization Merger Term Sheet. At the second meeting that day of the RTL Special Committee, which Mr. Perla was unable to attend, representatives of Truist Securities provided an overview of their call with BMO earlier that afternoon where they had the opportunity to discuss the GNL Special Committee’s rationale for the proposed terms. The RTL Special Committee also contemplated the proposed board structure of the post-merger Combined Company set forth in the May 1 REIT Merger Term Sheet, among other matters. In particular, the RTL Special Committee discussed the importance of having a go shop period, especially since RTL would not have sufficient time to conduct a pre-signing market check. Although the RTL Special Committee also briefly discussed the May 1 Internalization Merger Term Sheet, the RTL Special Committee agreed, upon advice from A&P and Truist, to finalize the May 1 REIT Merger Term Sheet prior to negotiating the May 1 Internalization Merger Term Sheet, which would enable GNL and RTL to then collaboratively negotiate the May 1 Internalization Merger Term Sheet with Advisor Parent, rather than engaging in a three-way negotiation between each of RTL, GNL and Advisor Parent. Mr. Michelson and Ms. Kabnick agreed to responses regarding certain terms proposed in the May 1 REIT Merger Term Sheet, but given Mr. Perla’s absence, did not authorize the A&P or Truist teams to relay any responses until Mr. Perla had been briefed, and also indicated his approval, of such responses.
On May 2, 2023, Ms. Kabnick and Mr. Perla convened telephonically, with representatives from A&P and Truist Securities present. The purpose of the call was to discuss recent conversations among Mr. Michelson, Ms. Kabnick and representatives from A&P and Truist Securities during the second of the RTL Special Committee’s meetings the day before, which Mr. Perla had been unable to attend. At the end of the call, Mr. Perla affirmed his agreement with the responses proposed by Mr. Michelson and Ms. Kabnick the previous evening. The RTL Special Committee thereafter authorized A&P to prepare a response to the May 1 REIT Merger Term Sheet (the “First May 2 REIT Merger Term Sheet”) with the terms outlined below and for Truist Securities to send the First May 2 REIT Merger Term Sheet to BMO, on behalf of the GNL Special Committee, with a request for a telephone call to discuss the RTL Special Committee’s priorities.
Later that day, Truist Securities, on behalf of the RTL Special Committee, circulated the First May 2 REIT Merger Term Sheet to BMO, on behalf of the GNL Special Committee, with the following revisions: (1) a proposed fixed exchange ratio of 0.674 shares of GNL Common Stock for each share of RTL

Class A Common Stock, resulting in a pro forma ownership of 48% and 52% for RTL and GNL stockholders, respectively; (2) a customary go shop provision for RTL, which would be followed by a customary no shop after expiration of the go shop period; (3) that senior management positions would remain to be negotiated; (4) that the board of directors of the Combined Company would consist only of the existing directors on each of the RTL Board and GNL Board and that Mr. Nelson would leave the board of directors of the Combined Company upon his retirement, with his seat being filled by a new independent director with REIT industry experience selected by the remaining directors of the Combined Company; (5) that the board of directors of the Combined Company would select a board chair; (6) that the dividend policy for the pro forma company would be evaluated following the final outcome of the Internalization Merger negotiations but prior to the announcement of the Proposed Transactions; and (7) that the RTL and GNL bank debt would be refinanced via a new credit facility. The First May 2 REIT Merger Term Sheet also relied on different assumptions than the May 1 REIT Merger Term Sheet with respect to the treatment of the LTIP Units issued by RTL.
Also on May 2, 2023, following the GNL Special Committee’s receipt of the First May 2 REIT Merger Term Sheet, a meeting of the GNL Special Committee was held. The GNL Special Committee discussed the First May 2 REIT Merger Term Sheet and a response. Following deliberations, the GNL Special Committee directed that a revised term sheet (the “Second May 2 REIT Merger Term Sheet”) with the following revisions from the First May 2 Term Sheet be prepared: (1) a proposed 0.630x exchange ratio, (2) removal of the go shop provision, (3) that the GNL Board be entitled to appoint an additional independent director, and (4) that GNL would exercise its accordion feature in its existing credit facility to repay the RTL Credit Facility (instead of refinancing RTL’s and GNL’s debt which would involve delay and additional hurdles). The GNL Special Committee directed BMO to send the Second May 2 REIT Merger Term Sheet to Truist Securities on behalf of the RTL Special Committee.
Truist Securities, on behalf of the RTL Special Committee, received the Second May 2 REIT Merger Term Sheet from BMO on behalf of the GNL Special Committee later that day.
The RTL Special Committee met via videoconference on the morning of May 3, 2023, with representatives from A&P and Truist Securities present. Representatives of Truist Securities reviewed the financial terms contained in the Second May 2 REIT Merger Term Sheet compared to those set forth in the First May 2 REIT Merger Term Sheet and the May 1 REIT Merger Term Sheet. At the end of the meeting, the RTL Special Committee decided that A&P should prepare a response to the Second May 2 REIT Merger Term Sheet (the “First May 3 REIT Merger Term Sheet”) insisting on a go shop option and maintaining the prior position on board composition. The RTL Special Committee authorized Truist Securities to circulate the First May 3 REIT Merger Term Sheet to BMO, on behalf of the GNL Special Committee, and also decided Mr. Michelson should call Ms. Perrotty after Truist Securities, on behalf of the RTL Special Committee, had distributed the First May 3 REIT Merger Term Sheet to BMO, on behalf of the GNL Special Committee, to provide further context for the RTL Special Committee’s requested revisions.
The RTL Special Committee reconvened via videoconference in the evening of May 3, 2023, with representatives from A&P and Truist Securities present. Mr. Michelson described his discussion with Ms. Perrotty that afternoon regarding deal terms, including the board composition of the Combined Company, its executive officers. A representative from Truist Securities also described the telephone call between BMO and Truist Securities held that afternoon. Following discussions between the RTL Special Committee and its advisors, the RTL Special Committee authorized A&P to prepare a further revised response to the Second May 2 REIT Merger Term Sheet (the “Second May 3 REIT Merger Term Sheet”) and for Truist Securities to circulate the Second May 3 REIT Merger Term Sheet to BMO, on behalf of the GNL Special Committee, later that evening.
On May 3, 2023, Truist Securities, on behalf of the RTL Special Committee, sent RTL’s Second May 3 REIT Merger Term Sheet to BMO and the GNL Special Committee. The Second May 3 REIT Merger Term Sheet included the following revised terms from the Second May 2 REIT Merger Term Sheet: (1) a proposed 0.670x exchange ratio; (2) insertion of a go shop period; (3) an assumption with respect to the purchase price that 4.262 million RTL LTIP Units will be earned by Advisor Parent by closing of the Proposed Transactions with the remaining LTIP Units being forfeited; (4) an assumption for the purchase price that the exchange ratio will remain fixed and not subject to further adjustments (e.g., no adjustment for internalization fees or otherwise); (5) that Mr. Nelson would serve as CEO until his retirement in April 2024, and Mr. Weil would initially be named President and COO, and transition to CEO upon Mr. Nelson’s retirement (Mr. Weil’s employment contract would also end two years after Mr. Nelson’s retirement, at which point the post-merger GNL Board would determine whether to extend his employment); and (6) removal of the GNL Board’s ability to elect an additional independent director.
Also on May 3, 2023, in an Opinion and Order, the court in the New York Action denied GNL’s motion for a preliminary injunction seeking to enjoin Defendants from publishing any soliciting materials, or soliciting until they file corrective statements; and enjoining them from making false statements about the absence of any joint venture between Blackwells and Related. Global Net Lease, Inc., et al. v. Blackwells Capital LLC, et al., No. 1:22-cv-10702 (S.D.N.Y. May 3, 2023).
On May 4, 2023, the RTL Special Committee convened via videoconference, with representatives of A&P and Truist Securities present, to discuss the May 1 Internalization Merger Term Sheet in more detail.
On the morning of May 5, 2023, representatives of BMO and Truist Securities held another telephone call, during which it was discussed that, while the GNL Special Committee agreed on the 0.670 exchange ratio proposed by the RTL Special Committee, the availability of a go shop option, the board composition of the Combined Company and the term of Mr. Weil’s tenure as CEO following Mr. Nelson’s retirement remained open issues. Subsequently, at a meeting held via videoconference on the morning of May 5, 2023, with representatives of A&P and Truist Securities present, the RTL Special Committee decided that a representative of A&P should speak directly with Shapiro Sher to discuss the go shop provision and board size. Mr. Michelson was also authorized to call Ms. Perrotty to further discuss governance matters.
Representatives of Truist Securities also reviewed the proposed financial terms of the Internalization Merger and market information regarding other internalization transactions and fees.
On May 5, 2023, a meeting of the GNL Special Committee was held. The GNL Special Committee, after discussion, directed that its advisors prepare a response to the Second May 3 REIT Merger Term Sheet containing the following key terms (the “First May 5 REIT Merger Term Sheet”): (1) the removal of the go shop period (which the GNL Special Committee thought was not customary in a public company-to-public company deal), (2) a decrease of the term of Mr. Weil’s employment agreement, following Mr. Nelson’s retirement, from two years to one year, and (3) of the reinsertion of a provision granting the GNL Board the ability to appoint an additional independent director to fill the vacancy left by Mr. Elman at any time prior to the closing of the REIT Merger. The GNL Special Committee did not object to the possibility of Mr. Weil continuing as CEO beyond April 2025, but wanted the GNL Board to have control over that decision. The GNL Special Committee directed that BMO send the First May 5 REIT Merger Term Sheet to Truist Securities, on behalf of the RTL Special Committee.
Also on May 5, 2023, Shapiro Sher delivered an advisory memorandum to the GNL Special Committee, advising the members of the GNL Special Committee of the statutory standard of conduct required of directors under Maryland law as they consider the proposed REIT Merger, Internalization Merger, and other matters related to the potential transactions.
Later on May 5, 2023, a second meeting of the GNL Special Committee was held. The GNL Special Committee, given the RTL Special Committee’s insistence of a go shop period in a related party transaction, discussed with representatives of BMO potential go shop scenarios and contemplated acceptance of a go shop period of customary length if there were an adequate break fee. The GNL Special Committee also requested that Ms. Perrotty reach out to Mr. Michelson to further discuss the go shop period and the reinsertion of the provision granting the GNL Board the ability to fill the existing vacancy on the GNL Board. The GNL Special Committee directed that BMO prepare a survey of precedent break up fees in the event that the GNL Special Committee determined to accept a go shop period.
On May 5, 2023, Ms. Perrotty and Mr. Michelson held two separate calls to discuss GNL’s ability to fill the GNL Board’s vacancy and the go shop/no shop provisions.
The RTL Special Committee reconvened via videoconference in the evening of May 5, 2023. A representative from A&P provided a summary of the call between A&P and Shapiro Sher held earlier that afternoon in which Shapiro Sher agreed to convey the RTL Special Committee’s position on the go shop provision to the GNL Special Committee. Mr. Michelson also summarized his telephone call with

Ms. Perrotty earlier that day in which Ms. Perrotty provided further background with respect to the GNL Special Committee’s proposal that an extra board seat be added to the board of directors of the Combined Company. In particular, Ms. Perrotty explained that the additional independent director seat was meant to fill the seat formerly held by Mr. Elman.
Additionally, on May 5, 2023, Truist Securities, on behalf of the RTL Special Committee, sent RTL’s response to the First May 5 REIT Merger Term Sheet to BMO and the GNL Special Committee (the “Second May 5 REIT Merger Term Sheet”). The Second May 5 REIT Merger Term Sheet included the following proposed revisions: (1) that Mr. Weil’s employment as CEO of the Combined Company end one year after Mr. Nelson retires; and (2) that the GNL Board may appoint a director to fill its board vacancy prior to closing of the Mergers, and that such appointment would be made by the GNL Board “in collaboration with” the RTL Board.
On May 6, 2023, a meeting of the GNL Special Committee was held. The Special Committee directed the following revisions to the Second May 5 REIT Merger Term Sheet (the “May 6 REIT Merger Term Sheet”): (1) that Sue Perrotty remain chairperson of the GNL Board until the 2024 annual meeting of the Combined Company’s stockholders; (2) with respect to the GNL Board’s ability to fill its vacant director seat, delete any requirement that any decision be in collaboration with RTL; and (3) a 30-day go shop period, with a reciprocal break-fee and reverse break-fee of 4.00% of the transaction value and break-fee of 2.00% of the transaction value during the go shop period. The GNL Special Committee directed BMO to send the May 6 REIT Merger Term Sheet to Truist Securities and the RTL Special Committee.
Truist Securities, on behalf of the RTL Special Committee, received the May 6 REIT Merger Term Sheet from BMO, on behalf of the GNL Special Committee, on May 6, 2023.
The RTL Special Committee met via videoconference on May 7, 2023, with representatives from A&P and Truist Securities present to discuss the May 6 REIT Merger Term Sheet. The RTL Special Committee authorized Truist Securities to continue negotiating the go shop termination fee on the Committee’s behalf.
Later that afternoon, Truist Securities circulated a response to the May 6 REIT Merger Term Sheet (the “May 7 REIT Merger Term Sheet”) to BMO. The May 7 REIT Merger Term Sheet, , which both the RTL Special Committee and the GNL Special Committee agreed was final, contained the following principal terms: (1) a 100% stock-for-stock transaction, based on a proposed fixed exchange ratio of 0.670 shares of GNL Common Stock for each share of RTL Class A Common Stock; (2) a 30-day go shop provision for RTL coupled with a customary no shop after expiration of the go shop period; (3) a reciprocal termination fee and reverse termination fee of $40 million and a termination fee of $16 million during the go shop period; (4) an internalization of GNL’s and RTL’s advisory and property management functions on terms mutually acceptable to GNL and RTL as a material condition to consummate the REIT Merger; (5) that following the Internalization Merger, the executive team dedicated to GNL and RTL currently at Advisor Parent and its subsidiaries be required to become employees of GNL; (6) that Mr. Nelson would serve as the CEO of the Combined Company until his retirement in April of 2024 and that Mr. Weil would be initially named President and COO but would transition to CEO for a one-year term upon Mr. Nelson’s retirement; (7) that each of the current members of the RTL Board and GNL Board would comprise the GNL Board at the effective time of the REIT Merger (8) that prior to closing the Mergers, the GNL Board would have the right to appoint an independent director to fill the board seat formerly occupied by Mr. Elman and that the GNL Board would share any relevant information regarding the candidate for such appointment with the RTL Board prior to such candidate’s appointment; (9) that Ms. Perrotty would serve as chair of the board of directors of the Combined Company and that Mr. Perla would serve as the audit committee chair, in each case until the 2024 annual stockholder meeting, at which point the board of directors of the Combined Company would select the new board chair and audit committee chair; (10) that the Combined Company would undertake various corporate governance changes, including declassifying its board of directors, opting out of MUTA, repealing the existing stockholder rights plan and repealing the “managing director” qualification in the GNL Bylaws. The May 7 REIT Merger Term Sheet also contemplated that the Combined Company’s dividend policy would be evaluated following the final outcome of the Internalization Merger negotiations but prior to announcement of the Proposed Transaction and that GNL would exercise its accordion to repay the RTL Credit Facility and would assume RTL’s mortgage debt and the RTL Senior Notes in connection with the REIT Merger.

On May 7, 2023, a meeting of the GNL Special Committee was held. The GNL Special Committee directed that a revised internalization term sheet (the “First May 7 Internalization Merger Term Sheet”) be sent to Advisor Parent with the following key terms: (1) $300 million in merger consideration paid in 100% stock with a nine-month lock-up period, (2) all desired assets and contracts and all desired employees to be transferred to target subsidiaries of Advisor Parent and merged into subsidiaries of GNL, and (3) calculation of earned LTIP Units based on each of the GNL 2021 Award and RTL 2021 Award to be accelerated from June 3, 2024 and July 20, 2024, respectively to the effective time of a transaction, including 90% true up of dividend payments on earned LTIP Units with all unearned LTIP Units being forfeited. The First May 7 Internalization Merger Term Sheet was sent to Advisor Parent on May 7.
Later on May 7, 2023, Paul Weiss sent a response on behalf of the Advisor Parent to the First May 7 Internalization Merger Term Sheet (the “Second May 7 Internalization Merger Term Sheet”) to BMO and Truist Securities, on behalf of the GNL Special Committee and the RTL Special Committee, respectively. The Second May 7 Internalization Merger Term Sheet proposed the following key revisions to the First May 7 Internalization Merger Term Sheet: (1) $494 million in aggregate merger consideration, with $180 million paid in cash and $314 million paid in GNL Common Stock (at a conversion ratio based on five-day VWAP prior to signing any definitive Internalization Merger Agreement), with a 60-day lock-up period; (2) all “designated” assets and contracts (including leases) and all “designated” employees to be transferred into “target subsidiaries” in connection with the internalization; (3) that so long as Advisor Parent owns at least 10% of the outstanding stock of GNL, Advisor Parent would be given the right to nominate one independent director; (4) that Mr. Weil would serve as co-CEO with Mr. Nelson through April 2024, at which point Mr. Weil would continue as CEO through April 2025; (5) that Mr. Nelson’s employment agreement with Advisor Parent continue upon the same terms and conditions and be transferred to GNL upon closing of the Internalization Merger.
Additionally, on May 7, 2023, representatives of BMO and Truist Securities, Advisor Parent, Paul Weiss, A&P, and Mr. Michelson participated in a videoconference to discuss the Second May 7 Internalization Merger Term Sheet.
On May 8, 2023, a meeting of the GNL Special Committee was held. The GNL Special Committee requested that BMO respond to the Second May 7 Internalization Merger Term Sheet (the “First May 8 Internalization Merger Term Sheet”) with a counterproposal containing the following terms: (1) $335 million in aggregate merger consideration, consisting of $33.5 million paid in cash and $301.5 million paid in shares of GNL Common Stock, with a 180-day lock-up, (2) requesting more information and clarity on the composition of “designated” assets, contracts, and employees that would be transferred to GNL, (3) that Advisor Parent’s right to nominate one independent director to the Combined Company’s board of directors so long as Advisor Parent owns at least 10% of the outstanding stock of GNL only apply after Mr. Nelson and Mr. Weil are no longer members of the GNL Board, (4) that Mr. Weil serve as President and COO of GNL, transitioning to CEO in April 2024, and (5) requesting a copy of Mr. Nelson’s current employment contract. The GNL Special Committee then directed that BMO send the First May 8 Internalization Merger Term Sheet to Truist Securities and the RTL Special Committee for their review and consideration prior to sending such term sheet to Advisor Parent.
The RTL Special Committee met via videoconference on May 8, 2023, with representatives from A&P and Truist Securities present each time, to discuss the Internalization Merger and the Second May 7 Internalization Merger Term Sheet and First May 8 Internalization Merger Term Sheet.
At the end of the meeting, the RTL Special Committee agreed with the terms proposed by the GNL Special Committee and authorized a counteroffer on those terms.
Later on May 8, 2023, at the direction of the RTL Special Committee, Truist Securities sent revisions to the First May 8 Internalization Merger Term Sheet to BMO (the “Second May 8 Internalization Merger Term Sheet”) including the following changes: (1) a disclaimer addressing that the internalization term sheet only addressed economic terms of a proposed Internalization Merger and (2) an assumption regarding LTIP Units that were projected to be earned by Advisor Parent, with all unearned GNL LTIP Units being forfeited and 4.264 million RTL LTIP Units being earned. Pursuant to instructions from the GNL Special Committee and the RTL Special Committee, BMO, on behalf of the GNL Special Committee, sent the Second May 8 Internalization Merger Term Sheet to Advisor Parent and its counsel.

Later on May 8, 2023, Paul Weiss sent Advisor Parent’s response to the Second May 8 Internalization Merger Term Sheet (the “Third May 8 Internalization Merger Term Sheet”) to BMO and Truist Securities. The Third May 8 Internalization Merger Term Sheet proposed aggregate merger consideration of $442 million, consisting of $132.6 million USD paid in cash and $309.4 million paid in GNL Common Stock, with a 90-day lock-up period.
On May 9, 2023, a meeting of the GNL Special Committee was held. The GNL Special Committee discussed and rejected the Third May 8 Internalization Merger Term Sheet because of (1) the gap in economic terms was too wide, (2) the 90-day lock-up was unacceptable, and (3) continued concerns about the requirements for management of the Combined Company. The GNL Special Committee directed that BMO discuss with Advisor Parent the basis upon which BMO and Truist Securities had performed their preliminary valuation analyses with respect to a potential internalization with Advisor Parent through precedent transactions. The GNL Special Committee further directed that BMO orally convey a counterproposal of $350 million in aggregate merger consideration, no more than $50 million of which would be paid in cash (without getting into specifics regarding the 90-day lock-up) (the “First May 9 Internalization Proposal”). The GNL Special Committee directed that BMO convey that the First May 9 Internalization Proposal is subject to additional due diligence and the continued negotiation of Mr. Weil’s role with GNL moving forward.
Also on May 9, 2023, representatives of BMO and Truist Securities, and Mr. Schorsch held a conference call to discuss the First May 9 Internalization Proposal. Mr. Schorsch requested that BMO ask the GNL Special Committee, and that Truist Securities ask the RTL Special Committee, respectively, to consider that the lengths of the remaining terms under each of the GNL Advisory Agreement and RTL Advisory Agreement were longer than those remaining under the advisory agreements from other market transactions, which, in his view, made the advisory agreements with GNL and RTL more valuable than the advisory agreements from such other transactions with lesser remaining terms.
On May 9, 2023, during a conference call to discuss the Internalization Merger structure among representatives of Paul Weiss, Shapiro Sher, and A&P, Shapiro Sher and A&P communicated their issues with respect to the April 28 Internalization Merger Agreement, including: (1) the absence of indemnification provisions; (2) the absence of non-compete and non-solicitation provisions; (3) the absence of required financial statements of Advisor Parent’s applicable subsidiaries which provide advisory and property management functions to GNL and RTL and upon which accretion and AFFO could be calculated by BMO and Truist Securities; (4) the termination fee payable to Advisor Parent in the event of a termination of the REIT Merger Agreement; (5) a required release by GNL to Advisor Parent; and (6) the lack of representations about the ownership of Advisor Parent.
Additionally, on May 9, 2023, at the direction of the GNL Special Committee, BMO sent an expanded due diligence request to Advisor Parent.
Later on May 9, 2023, a second meeting of the GNL Special Committee was held. The GNL Special Committee discussed (1) precedent internalization transactions, (2) internalization fees and multiples in precedent transactions, and (3) the remaining terms of the GNL Advisory Agreement and RTL Advisory Agreement compared to other precedent internalization transactions. The GNL Special Committee directed BMO to convey to Advisor Parent a verbal counterproposal (the “Second May 9 Internalization Proposal”) of $375 million in aggregate merger consideration, with up to $50 million payable in cash, subject to additional due diligence on Advisor Parent’s advisory and property management businesses and additional negotiations on the non-economic terms of the Internalization Merger.
After the GNL Special Committee’s meeting, on May 9, 2023, representatives of BMO and Truist Securities, and Mr. Schorsch on behalf of Advisor Parent held a videoconference at which BMO, on behalf of the GNL Special Committee, and Truist Securities, on behalf of the RTL Special Committee, delivered the Second May 9 Internalization Proposal. During this discussion, Mr. Schorsch, on behalf of Advisor Parent, accepted, on behalf of Advisor Parent, the economic terms of the Second May 9 Internalization Proposal.
On May 9, 2023, the RTL Special Committee reconvened via videoconference with representatives from A&P and Truist Securities present. Representatives from Truist Securities summarized their videoconference with Mr. Schorsch and representatives of BMO held earlier that day and provided a review of precedent internalization transactions and internalization fees and multiples in precedent internalization transactions.
On May 9, 2023, Paul Weiss circulated a revised internalization merger agreement to Shapiro Sher and A& P (the “May 9 Internalization Merger Agreement”). The May 9 Internalization Merger Agreement advanced the negotiation of the non-economic terms, by adding indemnification provisions, non-solicitation provisions and contemplated non-compete provisions, and financial statement representations, each of which had not been included in the proposed April 28 Internalization Merger Agreement.
On May 10, 2023, a meeting of the GNL Special Committee was held. The GNL Special Committee discussed the following key outstanding issues with respect to the Internalization Merger: (1) the term of the lock-up period on the shares of GNL Common Stock that would be issued to Advisor Parent with a potential compromise in allowing a percentage of the shares of GNL Common Stock received by Advisor Parent in connection with the Internalization Merger to be sold in a shorter time period, (2) the VWAP-based time period for the calculation of the exchange ratio, (3) the co-CEO role between Mr. Weil and Mr. Nelson and how such a dual role would work in practice, (4) Mr. Weil’s role with entities for which affiliates of Advisor Parent provide asset and property management (i.e., Healthcare Trust Inc. and American Strategic Investment Co.), and (5) certain other non-economic terms, including indemnification, financial statements and supporting representations, restrictive covenants (i.e., non-compete and non-solicit provisions), Advisor Parent’s share of any termination fee, releases, and registration rights.
Later on May 10, 2023, representatives of BMO, Truist Securities, Shapiro Sher, and A&P held a conference call to discuss next steps with respect to the Internalization Merger.
Between May 10, 2023, and May 14, 2023, the RTL Special Committee met via videoconference several times with representatives of A&P and Truist Securities present to discuss the May 9 Internalization Agreement received from Paul Weiss, the Second May 9 Internalization Proposal and other matters related to the Internalization Merger generally. A&P circulated a list of significant issues and other matters otherwise raised in the May 9 Internalization Agreement to the RTL Special Committee prior to the May 10th meeting. The issues pertained primarily to: (1) the assignment of certain assets needed to internalize GNL’s and RTL’s advisory and property management functions from Advisor Parent to its subsidiaries; (2) Mr. Weil’s employment agreement and his proposed role as co-CEO; (3) the representations and warranties to be given by the Combined Company; (4) covenants regarding third-party consents; (5) post-closing employee benefits; (6) registration rights and the lock-up period related to the shares of GNL Common Stock to be received by Advisor Parent in connection with the Internalization Merger; (7) pre-closing access to information; (8) restrictive covenants; (9) contracts shared by GNL and/or RTL and other REITs managed by Advisor Parent and its affiliates; (10) the survival of indemnification provisions set forth in each of the RTL Advisory Agreement and GNL Advisor Agreement; (11) release of claims; (12) indemnification; (13) the standard used for the bring down of representations and warranties; (14) responsibility for transaction expenses; and (15) termination of the Internalization Merger Agreement upon the occurrence of certain events.
On May 11, 2023, Shapiro Sher, A&P, and Proskauer discussed the structure of the Mergers, REIT tax issues, NYSE approval requirements, GNL and RTL LTIP Units, and GNL and RTL stockholder meetings.
Later on May 11, 2023, representatives from Shapiro Sher, A&P, BMO, Truist Securities, Advisor Parent (including Mr. Weil, Mr. Nelson, and Mr. Anderson), and Paul Weiss held a conference call to discuss employees, contracts, leases, and Mr. Weil’s roles at Healthcare Trust Inc. and at American Strategic Investment Co., two entities advised by affiliates of Advisor Parent and as to each of which Mr. Weil serves as President and Chief Executive Officer.
On May 12, 2023, a meeting of the GNL Special Committee was held. The GNL Special Committee decided to counter with the following terms in a revised term sheet (the “First May 12 Internalization Merger Term Sheet”): (1) the orally agreed $375 million in aggregate merger consideration with $50 million paid in cash and $325 million paid in shares of GNL Common Stock, and, (2) a 180-day lock-up period with an exception for $50 million of shares of GNL Common Stock to be freely tradeable by Advisor Parent following the expiration of a cooling-off period. The GNL Special Committee also discussed the remaining non-economic terms and directed that a separate issues list be sent to Advisor Parent (the “First May 12 Issues List”). The GNL Special Committee then directed BMO to send the First May 12 Internalization Merger Term Sheet and First May 12 Issues List to Advisor Parent.
On May 12, 2023, in light of ongoing negotiations among the parties, the GNL Board postponed the annual meeting of GNL’s stockholders which had been scheduled for May 18, 2023. That same day, the RTL Board also postponed the annual meeting of RTL’s stockholders for the same reason, which had also been scheduled for May 18, 2023.
Later on May 12, 2023, Paul Weiss circulated a revised term sheet (the “Second May 12 Internalization Merger Term Sheet”) and a revised issues list (the “Second May 12 Issues List”) to Shapiro Sher, A&P, BMO, and Truist Securities.
On May 13, 2023, Shapiro Sher provided an initial draft of the merger agreement with respect to the REIT Merger to A&P (the “May 13 REIT Merger Agreement”).
On May 13, 2023, A&P received the May 13 REIT Merger Agreement from Shapiro Sher. A&P also attended telephone calls with Paul Weiss, Proskauer, and Shapiro Sher that day regarding the Proposed Transactions and treatment of RTL and GNL securities in connection with the Mergers, and Truist Securities attended calls with representatives of BMO regarding the Internalization Merger. A&P identified the following key issues with respect to the May 13 REIT Merger Agreement: (1) the treatment of unvested restricted stock; (2) the responsible party for the cost of the premium associated with extending the directors’ and officers’ liability coverage of RTL’s existing directors’ and officers’ insurance policies and RTL’s existing fiduciary liability insurance policies for a period of six years post-closing (the “D&O Tail”); (3) whether the terminating party in the event of a termination of the REIT Merger Agreement must pay any of the other party’s transaction expenses; and (4) the timeline to declassify the board.
Also on May 13, 2023, A&P, Shapiro Sher, and Paul Weiss held a conference call to discuss the Second May 12 Issues List.
Additionally, on May 13, 2023, representatives of BMO and Truist Securities and Advisor Parent held a conference call to discuss the Second May 12 Internalization Merger Term Sheet, including VWAP measurement timing, lock-up provisions, and sharing of the break fee.
Later on May 13, 2023, Paul Weiss negotiated the following terms with A&P and Shapiro Sher: (1) Advisor Parent completing the transfer of “business assets” to target subsidiaries pre-closing in all material respects; (2) covenants requiring that a certain number of key employees be employed by the Combined Company at closing; (3) that RTL’s CFO would not be employed by GNL post-closing; (4) non-compete provisions for Advisor Parent and its affiliates; (5) releases and indemnification provisions; and (6) representations and warranties and provisions regarding insurance related to the same.
Later on May 13, 2023, representatives of the GNL Special Committee, the RTL Special Committee, BMO, Truist Securities, Advisor Parent, Shapiro Sher, A&P and Paul Weiss held negotiations to discuss remaining outstanding issues with respect to the Internalization Merger.
On May 14, 2023, a meeting of the GNL Special Committee was held. After discussion, the GNL Special Committee approved the following lock-up and indemnification terms to be included in a revised term sheet (the “May 14 Internalization Merger Term Sheet”): (1) that calculation of VWAP for the exchange ratio be calculated as of May 11, 2023, (2) that $85 million of the GNL Common Stock to be received by Advisor Parent in connection with the Internalization Merger not be subject to lock-up, and could be sold pursuant to a 10b5-1 plan that has a 30-day cooling-off period and that contemplates sales in compliance with Rule 144 volume limitations, with the remaining shares of GNL Common Stock subject to a 180-day lock-up and governed by a registration rights agreement, (3) that a 15-month survival period apply to general representations and warranties and a four-year survival period apply to fundamental representations and warranties, (4) that the indemnity cap applicable to general representations and warranties be equal to 7.5% of the merger consideration and the indemnity cap applicable to fundamental representations and warranties be equal to 15% of the merger consideration, and (5) that, instead of an escrow account to serve as recourse for indemnification claims, the minimum net worth covenant with respect to Advisor Parent be sufficient. The GNL Special Committee directed BMO to send the May 14 Internalization Merger Term Sheet to Advisor Parent.
On May 16, 2023, A&P sent Shapiro Sher a revised draft of the REIT Merger Agreement (the “May 16 REIT Merger Agreement”).
On May 17, 2023, Shapiro Sher sent a revised draft of the Internalization Merger Agreement (the “May 17 Internalization Merger Agreement”) and a draft of the Registration Rights and Stockholder Agreement to A&P, an ancillary document to the Internalization Merger Agreement.
On May 18, 2023, a meeting of the GNL Special Committee was held. Shapiro Sher provided an update to the GNL Special Committee on the status of various documents, including the May 16 REIT Merger Agreement and the May 17 Internalization Merger Agreement. Shapiro Sher also made a preliminary presentation to the GNL Special Committee regarding certain corporate governances changes that would be implemented in connection with the transaction, including the GNL Board opting out of the classified board provisions of MUTA and requiring GNL stockholder approval to approve any determination to opt back into such provisions of MUTA (or if the GNL Board would retain the ability to opt back in at any time without stockholder approval). The GNL Special Committee expressed a preference (but did not yet make any final decision) to opt out of the classified board provisions of MUTA in a manner that would require stockholder approval to opt back in. The GNL Special Committee authorized the May 17 Internalization Merger Agreement to be sent to Advisor Parent and its counsel for continued review and negotiation.
On May 18, 2023, the RTL Special Committee met via videoconference with representatives of A&P and Truist present to discuss the current status of negotiations with respect to the Proposed Transactions.
On May 18, 2023, A&P sent the May 17 Internalization Merger Agreement to Paul Weiss on behalf of the RTL Special Committee and the GNL Special Committee. The draft circulated by A&P inserted a post-closing adjustment, expanded the scope of representations and warranties to include representations related to financial statements, data privacy, securities law matters, real property, anti-corruption, and Advisor Parent’s ownership and its ownership of RTL and GNL, added various interim and post-closing covenants, including related to the Hart Scott Rodino Act and other antitrust laws, added restrictive covenants, and added additional closing conditions, amongst other revisions.
A&P also circulated a revised draft of the REIT Merger Agreement (the “May 18 REIT Merger Agreement) to Shapiro Sher on May 18, 2023. The May 18 REIT Merger Agreement contained the following key revisions, amongst others: (1) revised all representations and warranties to be reciprocal between GNL and RTL; (2) revised all interim covenants to be reciprocal between GNL and RTL; and (3) proposed that the cost of the D&O Tail be borne by the surviving entity of the REIT Merger.
Also on May 18, 2023, Paul Weiss provided a revised internalization issues list to Shapiro Sher and A&P.
Later on May 18, 2023, Shapiro Sher, A&P, and Paul Weiss held a conference call to discuss outstanding issues related to the May 18 Internalization Merger Agreement.
The RTL Special Committee met twice via videoconference on May 19, 2023, with representatives from A&P and Truist Securities present at each meeting. Over these two meetings, the RTL Special Committee considered open issues with respect to the REIT Merger Agreement and Internalization Merger Agreement, including the ancillary documents thereto, such as Mr. Weil’s post-Closing employing agreement, timing considerations of the Proposed Transaction and details related to the go shop process.
A&P also attended conference calls with (1) Shapiro Sher to discuss the potential declassification of the board of directors of the Combined Company and (2) Proskauer to discuss the treatment of unvested GNL Restricted Shares and RTL Restricted Shares in connection with the REIT Merger, with a focus on GNL Restricted Shares and RTL Restricted Shares held by employees of Advisor Parent. Also, A&P circulated an initial draft of the Registration Rights and Stockholder Agreement to Paul Weiss on May 19, 2023.
Paul Weiss circulated a revised draft of the Internalization Merger Agreement on May 19, 2023 (the “May 19 Internalization Merger Agreement”).

Between May 17, 2023 and May 20, 2023, representatives of BMO, Truist Securities and Advisor Parent participated in multiple conference calls with each other regarding GNL’s and RTL’s debt and other potential rating agency reactions.
The RTL Special Committee convened via videoconference on May 20, 2023, with representatives from A&P and Truist Securities present to discuss the May 19 Internalization Merger Agreement. The RTL Special Committee decided A&P should circulate an open issues list to Paul Weiss in lieu of a revised draft of the Internalization Merger Agreement. The open issues in the May 19 Internalization Merger Agreement identified by A&P related to: (1) the lock-up period with respect to the shares of GNL Common Stock to be issued to Advisor Parent in connection with the Internalization Merger; (2) the bonus arrangement and time commitment proposed in Mr. Weil’s post-closing employment agreement; (3) the establishment of a $3.5 million pool for retention bonuses and payment of such retention bonuses in cash and via grants of restricted stock to employees of Advisor Parent and its affiliates who become employees of the Combined Company post-closing; (4) payment of transaction expenses; (5) employment covenants; (6) consent rights over certain amendments, waivers and terminations made pursuant to the REIT Merger Agreement; and (7) a net worth covenant requiring Advisor Parent to maintain a certain minimum net worth in lieu of escrow account. Additionally, A&P also distributed to Paul Weiss an initial draft of the form of Non-Competition Agreements to be entered into by Mr. Schorsch and Mr. Weil in connection with the Internalization Merger.
Paul Weiss returned an annotated issues list later that evening which showed most issues remained open. In addition, Paul Weiss added restrictive covenants, which had been removed from the body of the May 19 Internalization Merger Agreement into the separate form of Non-Competition Agreement, as an open item. Paul Weiss also transmitted an initial draft of disclosure schedules to the Internalization Merger Agreement and a revised draft of Mr. Weil’s post-closing employment agreement that evening.
A&P attended conference calls with Shapiro Sher and Paul Weiss on May 20, 2023, to better understand their respective clients’ concerns with respect to the issues raised by the May 19 Internalization Merger Agreement.
On May 20, 2023, Ms. Perrotty, Mr. Michelson, and a representative of BMO, held several discussions with Mr. Schorsch, on behalf of Advisor Parent, to discuss outstanding issues in the May 19 Internalization Merger Agreement.
The RTL Special Committee met twice more via videoconference on May 21, 2023, with representatives from A&P and Truist Securities present each time. During these meetings, representatives from A&P and Truist Securities described the status of negotiations with respect to the REIT Merger Agreement, Internalization Merger Agreement and the ancillary agreements thereto. At the end of these meetings, the RTL Special Committee determined that Mr. Michelson should communicate directly with Ms. Perrotty so that the RTL Special Committee and GNL Special Committees could present unified demands to Advisor Parent.
On May 21, 2023, a meeting of the GNL Special Committee was held. The Special Committee discussed the following proposals received from Advisor Parent: (1) $1 million in signing bonuses (in the aggregate) to be paid by GNL to employees of GNL post-closing (with the exception of Mr. Weil and Mr. Nelson) as to be determined by Advisor Parent, (2) that GNL pay 50% of Advisor Parent’s legal fees in connection with the Proposed Transactions, (3) that Advisor Parent have a right to approve certain changes to the REIT Merger Agreement, and (4) that in lieu of a maintenance of net worth covenant in the Internalization Merger Agreement, GNL and Advisor Parent will split the cost of an insurance policy, with Advisor Parent paying for any deductible. The GNL Special Committee discussed the proposals from Advisor Parent with Shapiro Sher and how to proceed.
A&P, Shapiro Sher and Paul Weiss continued to exchange drafts of the REIT Merger Agreement, Internalization Merger Agreement and ancillary agreements thereto between May 21, 2023, and May 23, 2023. The three law firms also held several conference calls during this period to discuss open issues with respect to the Proposed Transactions.
Mr. Michelson, Ms. Perrotty, and Mr. Schorsch held a conference call on May 21, 2023 to discuss the remaining open issues with respect to the Proposed Transactions, which related primarily to compensation and equity awards to employees of Advisor Parent and its subsidiaries who will move to GNL post-closing or otherwise provide services to GNL post-closing, Advisor Parent’s indemnification obligations and the termination and consent rights that should be granted to Advisor Parent with respect to the REIT Merger Agreement.
That evening, representatives from A&P, Shapiro Sher, Paul Weiss and Proskauer held a conference call to further discuss remaining open issues and the status of various documents with respect to the Proposed Transactions. Mr. Michelson, Ms. Perrotty and Mr. Schorsch later joined the call to summarize the agreements reached with respect to the open issues discussed on their earlier call.
The RTL Special Committee met several times via videoconference over the course of May 22, 2023, with representatives from A&P and Truist Securities present each time. At the morning meeting, A&P presented updates on the status of negotiations of various agreements related to the Proposed Transactions. Mr. Michelson also summarized his telephone call with Ms. Perrotty the day before to discuss the Internalization Merger, and A&P summarized its telephone call with Paul Weiss regarding the same. Later in the day, representatives of Truist Securities provided an overview to the RTL Special Committee of the information reviewed and methodologies considered in connection with Truist Securities’ financial analyses of RTL and the Proposed Transaction. A&P also held a telephone call with Proskauer that evening to discuss timing considerations for the Proposed Transactions.
On May 22, 2023, a meeting of the GNL Special Committee was held. The GNL Special Committee received a presentation from BMO with respect to publicly traded REIT dividend policies as compared to GNL and RTL and on a pro forma basis assuming closing of the Mergers. The GNL Special Committee discussed and approved the following terms with respect to the Internalization Merger: (1) that GNL would fund 50% of a representation and warranties insurance policy with Advisor Parent, (2) that GNL would commit to a $1 million retention bonus pool to be allocated to post-closing employees of GNL (other than Mr. Weil and Mr. Nelson) after consulting with a new independent compensation consultant between signing and closing of the Internalization Merger Agreement, (3) that GNL would be permitted to grant restricted stock to employees that are transitioning to GNL post-Closing in June 2023 consistent with past practice (without any acceleration upon the closing), but not any grants to employees that are not transitioning to GNL post-closing (with certain exceptions), and (4) that GNL will not pay any portion of Advisor Parent’s legal fees in connection with the Proposed Transactions. The GNL Special Committee also discussed the possibility of lowering GNL’s dividend post-closing to bring GNL in line with comparable companies, a target range for the pro forma Combined Company’s dividend, and timing related thereto. Later in the meeting, the representatives of BMO left the meeting so that the GNL Special Committee could meet in executive session with Shapiro Sher. Shapiro Sher provided a presentation to the GNL Special Committee with respect to the statutory standard of conduct of directors under Maryland law as each director considered the Potential Transactions, supplementing the May 5, 2023 advisory memorandum that was delivered to the GNL Special Committee.
On May 23, 2023, a meeting of the GNL Special Committee was held. In advance of the meeting, Shapiro Sher circulated (1) an updated dividend analysis presentation showing select publicly-traded REIT dividend policies as compared to GNL and RTL and on a pro forma combined basis assuming closing of the Mergers, (2) BMO’s fairness opinion presentation, and (3) proposed resolutions for the GNL Special Committee’s consideration with respect to the approval and recommendation of the Internalization Merger Agreement, REIT Merger Agreement, and certain corporate governance matters related thereto. BMO made a presentation to the GNL Special Committee and discussed with the GNL Special Committee consider resetting GNL’s dividend to $0.3540 quarterly at the closing of the Mergers. Shapiro Sher then presented a summary of the terms of the proposed REIT Merger Agreement and the proposed Internalization Merger Agreement to the GNL Special Committee. After such presentation, the GNL Special Committee discussed the terms of the agreed $1 million retention bonus for employees that will be transitioning to GNL upon closing and the composition of the GNL Board post-closing. Thereafter, BMO provided GNL with an extensive presentation of the proposed REIT Merger Agreement and Internalization Merger Agreement, which provided a valuation overview, exchange ratio analysis and other financial analysis. At the request of the GNL Special Committee, BMO then rendered to the GNL Special Committee its oral opinions, subsequently confirmed by delivery of written opinions, each dated May 23, 2023, as to the fairness, from a financial point of view, to GNL as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by BMO as set forth in the applicable written opinion, of (a) the Exchange Ratio provided for in the REIT Merger pursuant to the REIT Merger Agreement and (b) in respect of GNL, the approximately 53% of the Internalization Merger Consideration, which BMO was directed by GNL management to assume was the portion of the Internalization Merger Consideration allocable to GNL, to be paid by GNL in the GNL Internalization pursuant to the Internalization Merger Agreement. See “Opinions of the Financial Advisor to the GNL Special Committee”. After delivery of such opinions, BMO left the meeting and the GNL Special Committee met in an executive session with Shapiro Sher.
In an executive session of the May 23, 2023 meeting of the GNL Special Committee with Shapiro Sher present, Shapiro Sher reviewed the role of the GNL Special Committee and advised that it may approve or disapprove the proposed REIT Merger Agreement and the proposed Internalization Merger Agreement and that, in the event the GNL Special Committee approved the Proposed Transactions, the GNL Special Committee would need to make a recommendation to the GNL Board for its approval. During its presentation, Shapiro Sher also reviewed the advisory memorandum that it provided to the GNL Special Committee on May 5, 2023, including the statutory standard of conduct required of a director under Maryland law. The GNL Special Committee deliberated regarding the Proposed Transactions, reviewing, in particular, the BMO fairness opinions. During its deliberations, the GNL Special Committee considered the proposed resolutions that had been circulated prior to the meeting. The GNL Special Committee unanimously approved these proposed resolutions, (1) determining that the REIT Merger Agreement and the Internalization Merger Agreement and the transactions contemplated by the Merger Agreements, including the Proposed Transaction, were fair and reasonable, advisable, and in the best interest of GNL and the stockholders of GNL, (2) authorizing and approving the Merger Agreements and the transactions contemplated by the Merger Agreements, including the Proposed Transactions, and (3) recommending that the GNL Board approve and authorize the Merger Agreements substantially in the form presented to and revised by the GNL Special Committee and its independent directors. Following the approval of these proposed resolutions, the GNL Special Committee approved a motion to recommend that the GNL Board pronounce its intent to reset GNL’s dividend to $0.3540 quarterly and to announce such intent in connection with an announcement of entering into the Merger Agreements.
Following the meeting of the GNL Special Committee on May 23, 2023, the GNL Board met to consider the Merger Agreements. Ms. Perrotty presented the report of the GNL Special Committee, including its recommendation that the GNL Board approve the Proposed Transactions. Shapiro Sher provided the GNL Board with summaries of the Merger Agreements. Following discussions by the GNL Board of the Proposed Transactions and the reasons for the Proposed Transactions, the GNL Board, based on the unanimous recommendation of the GNL Special Committee (with Governor Rendell recusing himself from voting), (1) approved and adopted the Merger Agreements substantially in the forms presented to the GNL Board and the transactions contemplated by the Merger Agreements, including the Proposed Transactions, and, subject to obtaining stockholder approval, the issuance of GNL Common Stock to the stockholders of RTL and to Advisor Parent in accordance with the terms and conditions of the Merger Agreements, upon the terms and subject to the conditions provided for in the Merger Agreements, (2) determined that each of the Merger Agreements, the Proposed Transactions, and the other transactions contemplated by the Merger Agreements are advisable and in the best interests of GNL and its stockholders upon the terms and subject to the conditions provided for in the Merger Agreements, and (3) resolved to recommend that the holders of the outstanding shares of stock of GNL entitled to vote thereon approve the issuance of GNL Common Stock to the stockholders of RTL and Advisor Parent at a special meeting of stockholders to be called to consider and vote upon a proposal to approve the GNL Common Stock issuance. The GNL Board, while receptive to considering that GNL’s dividend rate should be reset, decided not to make any such determination until after the closing of the Mergers.
The RTL Special Committee met via videoconference several more times on May 23, 2023, with representatives from A&P and Truist Securities present each time, except as described below. At these meetings, the RTL Special Committee received updates on the status of negotiations with respect to the Internalization Merger. Representatives of Truist Securities then reviewed and discussed with the RTL Special Committee its financial analyses with respect to RTL and with respect to GNL after giving effect to the Transaction. Thereafter, at the request of the RTL Special Committee, Truist Securities rendered its oral opinion to the RTL Special Committee as to, as of May 23, 2023, the fairness, from a financial point of view, to the holders of RTL Common Stock other than the Excluded Holders of the REIT Common Merger

Consideration to be received by such holders (other than the Excluded Holders) in the REIT Merger pursuant to the REIT Merger Agreement after giving effect to the Internalization Merger.
Later that afternoon, the RTL Special Committee convened with representatives of A&P. By this time, each of the REIT Merger Agreement, Internalization Merger Agreement and ancillary documents thereto required to be entered into concurrently had been substantially completed. The RTL Special Committee considered whether it needed any more information to adequately evaluate the Proposed Transactions. The RTL Special Committee confirmed that the breadth and depth of its discussions and deliberations with respect to the Proposed Transactions over the past several months provided it with a high level of comfort and confidence with respect to the Proposed Transactions and the various related agreements. The RTL Special Committee then unanimously moved to adopt resolutions to (1) approve the REIT Merger Agreement, Internalization Merger Agreement, related agreements, the Proposed Transactions and all other transactions contemplated therein (together, the “Transaction”), (2) recommend that the RTL Board approve the Transaction, (3) recommend that RTL’s stockholders vote in favor of the REIT Merger, and (4) recommend that RTL terminate RTL’s Advisor Multi-Year Outperformance Award Agreement.
That evening, the full RTL Board met via videoconference, with representatives from A&P and Truist Securities present. The RTL Special Committee explained the scope of its review of the Proposed Transactions to date and explained the role of external advisors to the RTL Special Committee. The RTL Special Committee determined that based on the data, recommendations and analyses received and reviewed to date, the RTL Special Committee determined the Transaction to be in the best interests of RTL and RTL’s stockholders and recommended that the full RTL Board approve the Transaction. The RTL Board (with Governor Edward Rendell recusing himself from the vote) thereafter unanimously voted in favor of adopting resolutions to (1) approve the Transaction and related agreements, (2) recommend the RTL stockholders to vote in favor of the REIT Merger and (3) recommend that RTL terminate RTL’s Advisor Multi-Year Outperformance Award Agreement.
On May 23, 2023, GNL and RTL entered into the Merger Agreements and issued a joint press release announcing the entry into the Merger Agreements.
RTL’s Reasons for the REIT Merger and the Internalization Merger
On May 23, 2023, after careful consideration, the RTL Board, based on the unanimous recommendation of the RTL Special Committee, unanimously (with Governor Rendell abstaining) (i) determined the terms of the REIT Merger Agreement, the per share merger consideration, the Mergers, and the other transactions contemplated by the REIT Merger Agreement and the Internalization Merger Agreement to be advisable and in the best interests of RTL and its stockholders, and the Mergers to be fair and reasonable to RTL and on terms and conditions no less favorable to RTL than those available from unaffiliated third parties; (ii) authorized and approved the Mergers and each of the transactions contemplated by the REIT Merger Agreement and the Internalization Merger Agreement; and (iii) authorized and approved the REIT Merger Agreement and the Internalization Merger Agreement.
The decision of the RTL Board to enter into the REIT Merger Agreement and Internalization Merger Agreement was the result of careful consideration by the RTL Special Committee and the RTL Board of numerous factors, including the following material factors:
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the Combined Company is expected to become a premier diversified retail and commercial real estate investment trust, with an expected enterprise value of approximately $9.6 billion;

•
the portfolio of the Combined Company will have increased size and scale with over 1,350 properties and complementary real estate asset classes;

•
the Combined Company with a larger and meaningful scale is expected to benefit from an improved balance sheet, and access to larger asset and portfolio acquisitions with reduced concentration;

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the Proposed Transactions are expected to improve dividend coverage for stockholders;

•
the Combined Company is expected to benefit from:

•
an improved capital structure with a Net Debt to GNL Adjusted EBITDA from 9.6x to 7.6x (on a projected basis) and increased debt capacity which could be used, among other things, to acquire additional properties or provide greater financial flexibility to capture opportunities across business cycles; and
•
improved portfolio metrics, with overall occupancy, weighted-average lease term and percentage of investment grade tenants expected to increase;

•
the addition of GNL’s portfolio will broaden the Combined Company’s tenant base and decrease the Combined Company’s top 10 concentration of tenants to approximately 18.4% compared to 32% in the case of GNL on a standalone basis and 29% in the case of RTL on a standalone basis;

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enhanced corporate governance for the Combined Company, including opting out of the classified board provision of MGCL, declassification of the board of directors, repealing existing stockholder rights plans and amending the bylaws that currently require up to two board members to be “managing directors”;

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internalization of the Combined Company’s advisory and management functions is expected to yield significant annual savings;

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the financial analyses reviewed and discussed with the RTL Special Committee by representatives of Truist Securities as well as the oral opinion of Truist Securities rendered to the RTL Special Committee on May 23, 2023 (which was subsequently confirmed in writing by delivery of Truist Securities’ written opinion dated the same date) as to, as of May 23, 2023, the fairness, from a financial point of view, to the holders of RTL Class A Common Stock other than certain Excluded Holders of the REIT Merger consideration to be received by such holders in the REIT Merger pursuant to the REIT Merger Agreement after giving effect to the Internalization Merger, treating each of the REIT Merger and the Internalization Merger as a single, unitary transaction, as more fully described in the section entitled “Opinion of Financial Advisor to the RTL Special Committee” beginning on page 100;

•
the Exchange Ratio in the REIT Merger is fixed and will not fluctuate as a result of changes in the value of RTL Class A Common Stock or GNL Common Stock, which provides certainty as to the respective pro forma percentage ownership of the Combined Company and limits the impact of external factors on the REIT Merger;

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the Combined Company’s management team will have a deep understanding of the combined portfolio through its existing management responsibilities with respect to RTL and GNL and each of their respective portfolios;

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the Combined Company is expected to realize ongoing annual net savings of approximately $21 million within 12 months of the closing of the Mergers, and a projected annual cash savings of approximately $54 million as a result of the Internalization Merger due to elimination of asset management fees, property management fees, incentive fees, equity issuance fees, and reimbursable expenses currently payable to RTL’s and GNL’s external advisors, net of internalized employee compensation, rent and overhead, and excluding the one-time costs associated with the Proposed Transactions;

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the commitment on the part of each of RTL, GNL and Advisor Parent to complete the Mergers and Internalization Merger, as applicable, as reflected in their respective obligations under the terms of the REIT Merger Agreement or Internalization Merger Agreement, as applicable, and the likelihood that the Proposed Transactions will be completed on a timely basis and without the challenges frequently encountered integrating unrelated companies, based on, among other things, that both RTL and GNL are REITs advised by wholly-owned subsidiaries of Advisor Parent;

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the REIT Merger Agreement provides the RTL Board with the ability, under certain specified circumstances, to make a change in recommendation to its stockholders if a material event, effect, circumstance, change, development or state of facts that was not known or the magnitude or consequences of which were not known or reasonably foreseeable to the RTL Board on May 23, 2023, and the RTL Board determines in good faith, after consultation with its legal advisors (and based on the recommendation of the RTL Special Committee), that failure to do so would be reasonably likely to be inconsistent with the RTL Board’s duties to its stockholders under applicable law, as more fully described in the section entitled “The REIT Merger Agreement — Termination of the REIT Merger Agreement” beginning on page 142;

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the REIT Merger Agreement provided RTL with a 30-day “go-shop” period during which RTL actively solicited additional acquisition proposals from over 70 potentially interested third parties to provide such third parties with an opportunity to pay a higher value per share than GNL and permitted RTL to terminate the REIT Merger Agreement after complying with applicable provisions to enter into an agreement for a superior proposal in connection with the go-shop process upon the payment to GNL of a $16 million termination fee plus reimbursement of reasonable expenses incurred by GNL in connection with entering the REIT Merger Agreement not to exceed $3 million (none of the third parties contacted by RTL or its financial advisors, or any other third parties, made a superior proposal during the go-shop period); and

•
the other terms of the REIT Merger Agreement and Internalization Merger Agreement, including representations, warranties and covenants of the parties in each agreement, as well as the conditions to their respective obligations under each agreement.

The RTL Special Committee and the RTL Board also considered a variety of risks and other potentially negative factors in considering the REIT Merger Agreement, the Internalization Merger Agreement and the Proposed Transactions, including the following material factors:
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under the terms of the REIT Merger Agreement, in certain circumstances, the GNL Board can withdraw, modify or amend its recommendation that its stockholders vote in favor of the GNL Common Stock Proposal if failure to take such action would be reasonably likely to be inconsistent with the GNL Board’s duties to GNL’s stockholders under applicable law and after compliance with the other requirements set forth in the REIT Merger Agreement, as more fully described in the section entitled “The REIT Merger Agreement — Termination of the REIT Merger Agreement” beginning on page 142;

•
under the terms of the REIT Merger Agreement, RTL must pay to GNL a $40 million termination fee if the REIT Merger Agreement is terminated under certain circumstances, as more fully described in the section entitled “The REIT Merger Agreement — Termination Expenses” beginning on page 143;

•
under the terms of the Internalization Merger Agreement, Advisor Parent may terminate the Internalization Merger Agreement if the Exchange Ratio set forth in the REIT Merger Agreement is amended or modified in a manner that would result in Advisor Parent receiving a lower ownership percentage than as set forth in the Internalization Merger Agreement or if any of the parties to the REIT Merger Agreement waive, amend or otherwise modify any of the conditions to closing set forth in certain sections of the REIT Merger Agreement, as more fully described in the section entitled “The Internalization Merger Agreement” beginning on page 146;

•
the risk of diverting management focus and resources from operational matters and other strategic opportunities while working to implement the Proposed Transactions;

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the consummation of the REIT Merger is subject to the approval of RTL’s stockholders and the GNL Common Stock Proposal is subject to the approval of GNL’s stockholders, and the REIT Merger will not close if the GNL stockholders do not approve the GNL Common Stock Proposal or the RTL stockholders do not approve the REIT Merger;

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the REIT Merger occurring substantially contemporaneously is a condition precedent to closing the Internalization Merger;

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the Internalization Merger will not close if the GNL stockholders do not approve the GNL Common Stock Proposal;

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the obligations under the REIT Merger Agreement regarding the restrictions on the operation of RTL’s business during the period between the signing of the REIT Merger Agreement and the completion of the REIT Merger may delay or prevent RTL from undertaking business opportunities that may arise or any other action it would otherwise take with respect to its operations absent the pending completion of the REIT Merger;

•
because the Exchange Ratio is fixed in the REIT Merger Agreement and will not fluctuate as a result of changes in the value of RTL or GNL, a decline in the value GNL unmatched by a similar decline in the value of RTL, or an increase in the value of RTL without a similar increase in the value of GNL, would impact the relative value of GNL in a manner adverse to RTL;

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the Combined Company may not realize all of the anticipated strategic benefits and operational efficiencies or other anticipated benefits or cost savings of the Proposed Transactions within the expected timeframe or at all;

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the expenses to be incurred in connection with the Proposed Transactions;

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RTL and GNL are each REITs externally managed by wholly-owned subsidiaries of Advisor Parent, and there are conflicts of interest inherent where the individuals who comprise the management teams of RTL and GNL are assisting the RTL Board and GNL Board in connection with the Proposed Transactions, and some of RTL’s directors and executive officers have interests with respect to the Proposed Transactions that are different from, and in addition to, those of RTL’s stockholders generally, as more fully described in the section entitled “The Companies — The Combined Company — Potential Conflicts of Interest of Officers and Directors of GNL and RTL” beginning on page 49; and

•
the types and nature of the risks described under the section entitled “Risk Factors” beginning on page 22.

The foregoing discussion of the factors considered by the RTL Special Committee and the RTL Board is not intended to be exhaustive, but rather includes material factors considered by the RTL Special Committee and the RTL Board, and the factors are not provided in any specific order or ranking. In view of the wide variety of factors considered by the RTL Special Committee and the RTL Board in connection with their evaluation of the REIT Merger Agreement, Internalization Merger Agreement and the Proposed Transactions, and the complexity of these matters, the RTL Special Committee and RTL Board did not consider it practicable to, and did not attempt to, qualify, rank or otherwise assign any relative or specific weights or values to the factors considered, and individual directors may have held varied views of the relative importance of the factors considered and given different weights or values to different factors. The RTL Special Committee and RTL Board viewed its position and, in the case of the RTL Special Committee, its recommendation, as being based on an overall review of the totality of the information available to it, including discussions with RTL’s management and the RTL Special Committee’s independent legal and financial advisors, and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the REIT Merger Agreement, Internalization Merger Agreement and the Proposed Transactions.
The explanation and reasoning of the RTL Special Committee and the RTL Board and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 21.
FOR THE REASONS SET FORTH ABOVE, THE RTL BOARD UNANIMOUSLY (WITH GOVERNOR RENDELL RECUSING HIMSELF FROM THE VOTE) DETERMINED THAT THE REIT MERGER AGREEMENT, INTERNALIZATION MERGER AGREEMENT AND PROPOSED TRANSACTIONS ARE ADVISABLE AND IN THE BEST INTERESTS OF RTL AND ITS STOCKHOLDERS AND AUTHORIZED AND APPROVED THE REIT MERGER AGREEMENT, INTERNALIZATION MERGER AGREEMENT AND THE PROPOSED TRANSACTIONS. THE RTL BOARD RECOMMENDS TO THE STOCKHOLDERS OF RTL THAT THEY VOTE “FOR” THE PROPOSAL TO APPROVE THE REIT MERGER PURSUANT TO THE REIT MERGER AGREEMENT, “FOR” THE PROPOSAL TO APPROVE THE MERGER-RELATED COMPENSATION AND “FOR” THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE PROPOSAL TO APPROVE THE REIT MERGER PURSUANT TO THE REIT MERGER AGREEMENT.
GNL’s Reasons for the REIT Merger and the Internalization Merger
After careful consideration and after receiving the recommendation of the Special Committee of GNL, the GNL Board, at a meeting held on May 23, 2023, unanimously (with Governor Rendell recusing himself from the vote) approved the Merger Agreements, determined that the Merger Agreements and the transactions contemplated thereby (including the Mergers) are advisable, fair to, and in the best interests of

GNL and its stockholders, and approved the issuances of GNL Common Stock to the stockholders of RTL and to Advisor Parent in accordance with the terms and conditions of the Merger Agreements. The GNL Board directed that the issuances of GNL Common Stock to the stockholders of RTL and to Advisor Parent, be submitted to GNL’s stockholders for approval, by the affirmative vote of the holders of a majority of all the votes cast at a special meeting of stockholders called for such purpose.
The decision of the GNL Board to enter into the Merger Agreements was the result of careful consideration by the Special Committee of GNL (consisting of the independent directors serving on the GNL Board, except for Governor Rendell) and the GNL Board of numerous factors, including the following material factors:
•
the Combined Company will considerably increase the size, scale, and prominence of GNL with approximately $9.6 billion of real estate assets;

•
the Combined Company will be the third largest publicly-traded net lease REIT, based on total gross book value of real estate assets, with a global presence, and the fourth largest publicly-traded net lease REIT overall;

•
greater diversity by geography, asset type, tenant, and industry, including industrial and retail assets located throughout North America and Europe;

•
concentration risk mitigated through new tenants, property types, and markets with limited integration risk;

•
internally-managed structure reduces conflicts and furthers aligns management with stockholder interests;

•
internally-managed REITs historically trade at higher adjusted FFO multiples and have higher institutional investor ownership;

•
the Combined Company is projected to realize $75 million of ongoing annual net savings — approximately $54 million realized immediately at transaction close of the Internalization Merger Agreement and approximately $21 million realized within 12 months of transaction close of the REIT Merger Agreement from merger synergies;

•
significantly reduced operating expense expected to increase cash flow to fund debt repayment, acquisitions, and increase dividend coverage;

•
the transition of asset management, property management, acquisitions, leasing, capital markets, accounting, and executive teams totaling approximately 75 employees;

•
the Mergers are expected to result in deeper tenant relationships and the ability to leverage GNL and RTL track records of sourcing additional acquisitions and strong leasing growth post-Mergers;

•
the Combined Company could benefit from improved valuation and trading prospects over time with greater flexibility to grow and optimize its portfolio through capital recycling and future equity raises;

•
larger asset base which allows greater balance sheet flexibility and ability to grow and optimize portfolio;

•
scaled capital structure may enable greater access to capital;

•
the Mergers are expected to increase GNL AFFO in the first year post-Mergers by +9% relative to GNL’s Q1 2023 GNL AFFO per share on an annualized basis;

•
net debt to GNL Adjusted EBITDA reduced from 8.3x in Q1 2023 to estimated 7.6x in Q4 2023;

•
enhanced corporate governance with a majority-independent, declassified board of directors and repealing of the GNL Rights Agreement;

•
the oral opinion of BMO rendered to the Special Committee of GNL regarding the REIT Merger, which was subsequently confirmed by delivery of a written opinion dated May 23, 2023, to the effect that, as of that date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by

BMO as set forth in its written opinion regarding the REIT Merger, the Exchange Ratio provided for in the REIT Merger pursuant to the REIT Merger Agreement was fair, from a financial point of view, to GNL, which opinion is more fully described in the section entitled “Opinions of the Financial Advisor to the GNL Special Committee — Opinion of the GNL Special Committee’s Financial Advisor Regarding the REIT Merger” beginning on page 107 of this Joint Proxy Statement/Prospectus and is attached hereto as Annex D;
•
the oral opinion of BMO rendered to the GNL Special Committee regarding the GNL Internalization, which was subsequently confirmed by delivery of a written opinion dated May 23, 2023, to the effect that, as of that date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by BMO as set forth in its written opinion regarding the GNL Internalization, the 53% of the Internalization Merger Consideration, which BMO was directed by GNL management to assume was the portion of the Internalization Merger Consideration allocable to the GNL Internalization, to be paid in the GNL Internalization pursuant to the Internalization Merger Agreement was fair, from a financial point of view, to GNL, which opinion is more fully described in the section entitled “Opinions of the Financial Advisor to the GNL Special Committee — Opinion of the GNL Special Committee’s Financial Advisor Regarding the GNL Internationalization” beginning on page 113 of this Joint Proxy Statement/Prospectus and is attached hereto as Annex E. BMO did not provide any opinion with respect to the 47% of the Internalization Merger Consideration allocable to RTL;

•
the terms and conditions of the REIT Merger Agreement, including:

•
the fixed exchange ratio;

•
the limited number and nature of the conditions to RTL’s obligation to close the merger;

•
the fact that the GNL Common Stock Proposal is subject to the approval of GNL stockholders; and

•
the fact that the REIT Merger Agreement provides for the payment of a break-up fee by RTL of $16 million within the go-shop period and $40 million after the go-shop period; and

•
the terms and conditions of the Internalization Merger Agreement, including:

•
the limited number and nature of the conditions to Advisor Parent’s obligation to close the Internalization Merger; and

•
the fact that the GNL Common Stock Proposal is subject to the approval of GNL stockholders.

The GNL Board also identified and considered the following potentially negative factors in its deliberations:
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the price of GNL Common Stock could fluctuate and result in an increased value per share of RTL Class A Common Stock, based on the closing price at the date of the closing of the REIT Merger Agreement, resulting in the perception that GNL overpaid in the Mergers;

•
the possible disruption of GNL’s or RTL’s business that may result from the announcement of the Mergers;

•
the risk that cost savings, operational synergies, and other benefits expected to result from the Mergers might not be fully realized or not realized at all;

•
the terms of the Merger Agreements regarding restrictions on GNL that are intended to preserve the status quo of GNL’s business during the period between signing of the Merger Agreements and the completion of the Proposed Transactions;

•
the possibility that the Mergers may not be completed or may be delayed because the GNL stockholders may not approve the GNL Common Stock Proposal, the RTL stockholders may not approve the REIT Merger, or other factors outside of GNL’s control;

•
the risk that the Mergers might not be completed and the effect of the resulting public announcement of termination of the Merger Agreements on:

•
the market price of GNL Common Stock;

•
GNL’s operating results, particularly considering the costs incurred in connection with the Mergers; and

•
GNL’s ability to attract and retain tenants;

•
the substantial costs to be incurred in connection with the Mergers, including the costs of integrating the businesses of GNL, RTL, and the Advisor Parent-related entities and the transaction expenses arising from the Mergers;

•
the potential risk of diverting management focus and resources from operational matters and other strategic opportunities while working to implement the Mergers; and

•
the risks described in the section “Risk Factors” beginning on page 22 of this Joint Proxy Statement/Prospectus.

The GNL Board and GNL Special Committee also considered the interests that certain executive officers and directors of GNL may have with respect to the Mergers in addition to their interests as stockholders of GNL generally (see the section entitled “Potential Conflicts of Interest of Officers and Directors of GNL and RTL” beginning on page 49 of this Joint Proxy Statement/Prospectus).
Although the foregoing discussion sets forth the material factors considered by the GNL Board and the GNL Special Committee in reaching their respective recommendations, it may not include all of the factors considered by the GNL Board and the GNL Special Committee, and each director may have considered different factors or given different weight to different factors. In view of the variety of factors and the amount of information considered, the GNL Board and GNL Special Committee did not find it practicable to, and did not, make specific assessment of, quantify or otherwise assign relative weights to the specific factors considered in reaching its recommendation. The GNL Board and GNL Special Committee realized that there can be no assurance about future results, including results expected or considered in the factors above. However, the GNL Board and GNL Special Committee each concluded that the potential positive factors outweighed the neutral and negative factors described above. The recommendations were made after consideration of all of the factors as a whole. This explanation of GNL’s reasons for the Merger Agreements and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 21 of this Joint Proxy Statement/Prospectus.
THE GNL BOARD AND THE GNL SPECIAL COMMITTEE UNANIMOUSLY APPROVED (WITH GOVERNOR RENDELL RECUSING HIMSELF FROM THE VOTE) THE REIT MERGER AGREEMENT AND THE INTERNALIZATION MERGER AGREEMENT, AND DETERMINED THAT THE MERGER AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY (INCLUDING THE REIT MERGER AND THE INTERNALIZATION MERGER) ARE ADVISABLE, FAIR TO, AND IN THE BEST INTERESTS OF GNL AND ITS STOCKHOLDERS AND APPROVED THE ISSUANCES OF GNL COMMON STOCK TO THE STOCKHOLDERS OF RTL AND TO ADVISOR PARENT IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE MERGER AGREEMENTS. ACCORDINGLY, THE GNL BOARD UNANIMOUSLY RECOMMENDS THAT THE GNL STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE GNL COMMON STOCK PROPOSAL AND “FOR” THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE PROPOSAL TO APPROVE THE ISSUANCES OF GNL COMMON STOCK TO THE STOCKHOLDERS OF RTL AND TO ADVISOR PARENT IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE REIT MERGER AGREEMENT AND THE INTERNALIZATION MERGER AGREEMENT.
In considering the recommendation of the GNL Board, you should be aware that certain GNL directors and officers have arrangements that cause them to have interest in the Mergers that are different from, or are in addition to, the interest of GNL stockholders generally. See the section entitled “Potential Conflicts of Interest of Officers and Directors of GNL and RTL” beginning on page 49 of this Joint Proxy Statement/Prospectus.

Accounting Treatment
GNL prepares its financial statements in accordance with GAAP. The Proposed Transactions are two separate legal transactions but are considered a single related transaction for accounting purposes as they were entered into in contemplation of one another and are designed to achieve an overall commercial effect (i.e., the acquisition of RTL’s real estate assets along with the acquisition of an organized workforce responsible for leasing, tenant management, finance and managing and supervising all operational processes). Further, the consummation of the Internalization Merger is subject to certain conditions, including the consummation of the REIT Merger. As such, the Internalization is dependent on the occurrence of at least one other arrangement (in this case the REIT Merger). Accordingly, they are considered a single transaction for accounting and reporting purposes.
GNL is the legal acquirer. The Proposed Transactions include the acquisition of real estate assets (which are not a group of similar identifiable assets) and includes the personnel and processes to manage such assets. After consideration of all applicable factors pursuant to the business combination accounting rules, the Proposed Transactions are expected to be treated as a business combination under GAAP, with GNL and its subsidiaries as the acquirer.
The primary accounting differences between an asset acquisition and a business combination are that transaction costs are capitalized in an asset acquisition versus expensed in a business combination, and that no goodwill is recorded in an asset acquisition. Further, measurement of contingent consideration, if any, may be different.
In a business combination, GNL will measure the real estate assets acquired and liabilities assumed based on their fair values and any difference to the total consideration exchanged is considered goodwill or a bargain purchase gain, as applicable.

OPINION OF FINANCIAL ADVISOR TO THE RTL SPECIAL COMMITTEE
On May 23, 2023, Truist Securities rendered its oral opinion to the RTL Special Committee (which was subsequently confirmed in writing by delivery of Truist Securities’ written opinion dated May 23, 2023) as to, as of May 23, 2023, the fairness, from a financial point of view, to the holders of RTL Class A Common Stock other than the Excluded Holders of the REIT Common Merger Consideration to be received by such holders (other than the Excluded Holders) in the REIT Merger pursuant to the REIT Merger Agreement after giving effect to the Internalization Merger.
Truist Securities’ opinion was directed to the RTL Special Committee (in its capacity as such) and only addressed the fairness, from a financial point of view, to the holders of RTL Class A Common Stock other than the Excluded Holders of the REIT Common Merger Consideration to be received by such holders (other than the Excluded Holders) in the REIT Merger after giving effect to the Internalization Merger and did not address any other aspect or implication of the REIT Merger or any agreement, arrangement or understanding entered into in connection therewith or otherwise. The summary of Truist Securities’ opinion in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this Joint Proxy Statement/Prospectus and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Truist Securities in preparing its opinion. However, neither Truist Securities’ written opinion nor the summary of its opinion and the related analyses set forth in this Joint Proxy Statement/Prospectus is intended to be, and they do not constitute, advice or a recommendation as to, or otherwise address, how the RTL Special Committee, the RTL Board or any security holder of RTL should act or vote with respect to any matter relating to the REIT Merger or otherwise. See “The Merger — Opinion of Financial Advisor to the RTL Special Committee” beginning on page 100.
For purposes of its analyses and opinion, Truist Securities at the RTL Special Committee’s direction assumed that (1) the Internalization Merger would be consummated contemporaneously with, but following, the REIT Merger and therefore evaluated the REIT Merger and the Internalization Merger as a single, unitary transaction, (2) after giving effect to the Internalization Merger, GNL Advisor, GNL Property Manager, RTL Advisor and RTL Property Manager would own all of the assets, rights and properties necessary and sufficient to operate the business of Advisor Parent with respect to RTL and GNL as contemplated by the Pro Forma GNL Projections (as defined below), and (3) none of GNL Advisor, GNL Property Manager, RTL Advisor or RTL Property Manager had, would assume in the Internalization Merger or otherwise be responsible for any liabilities unrelated to the business of Advisor Parent with respect to RTL and GNL as contemplated by the Pro Forma GNL Projections.
In connection with its opinion, Truist Securities conducted such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Truist Securities:
•
reviewed a draft, dated May 21, 2023, of the REIT Merger Agreement;

•
reviewed a draft, dated May 19, 2023, of the Internalization Merger Agreement;

•
reviewed certain publicly available business and financial information relating to RTL, GNL and Advisor Parent;

•
reviewed certain other information relating to the historical, current and future business, financial condition, results of operations and prospects of RTL, GNL and Advisor Parent made available to Truist Securities by the management of RTL, RTL Projections and the Pro Forma GNL Projections;

•
reviewed the financial and operating performance of RTL on a stand-alone basis and GNL after giving effect to the Proposed Transactions, as compared to that of companies with publicly traded equity securities that Truist Securities deemed relevant;

•
had discussions with certain members of the management of Advisor Parent regarding the business, financial condition, results of operations and prospects of RTL, GNL, Advisor Parent and the Proposed Transactions; and

•
undertook such other studies, analyses and investigations as Truist Securities deemed appropriate.

Truist Securities relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information. Truist Securities’ role in reviewing such data, material and other information was limited solely to performing such review as Truist Securities deemed necessary and appropriate to form its opinion and such review was not conducted on behalf of the RTL Special Committee, the RTL Board, RTL or any other person. In addition, management of RTL advised Truist Securities, and Truist Securities assumed, that the RTL Projections were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of RTL as to the future financial results and condition of RTL and that the Pro Forma GNL Projections were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of GNL as to the future financial results and condition of GNL after giving effect to the Proposed Transactions. At the RTL Special Committee’s direction, Truist Securities used and relied upon the RTL Projections and the Pro Forma GNL Projections for purposes of its analyses and opinion, and Truist Securities assumed that the RTL Projections and the Pro Forma GNL Projections provided a reasonable basis on which to evaluate RTL, GNL, Advisor Parent and the Proposed Transactions. Truist Securities expressed no view or opinion with respect to the RTL Projections, the Pro Forma GNL Projections or the respective assumptions on which they were based. Truist Securities further relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of RTL, GNL or Advisor Parent since the dates of the information, financial or otherwise, provided to Truist Securities and that there was no information or any facts that would make any of the information discussed with or reviewed by Truist Securities incomplete or misleading.
Truist Securities also relied upon and assumed without independent verification that (a) the representations and warranties of all parties to the Merger Agreements were true and correct; (b) each party to the Merger Agreements would fully and timely perform all of the covenants and agreements required to be performed by such party under such agreements; (c) all conditions to the consummation of the Proposed Transactions would be satisfied without waiver thereof; (d) the Proposed Transactions would be consummated in accordance with the terms of the Merger Agreements without waiver, modification or amendment of any term, condition or agreement therein; and (e) in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Proposed Transactions, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on RTL, GNL, Advisor Parent or the expected benefits of the Proposed Transactions. Truist Securities also assumed, with the RTL Special Committee’s agreement, that for U.S. federal income tax purposes, the REIT Merger would qualify as a “reorganization” within the meaning of, Section 368(a) of the Code. Truist Securities also assumed that each of the Merger Agreements, when executed by the parties thereto, would conform to the respective draft thereof reviewed by Truist Securities in all respects material to its analyses and opinion.
Furthermore, in connection with its opinion, Truist Securities was not requested to, and did not, make any physical inspection or independent appraisal of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of or relating to RTL, GNL, Advisor Parent or any other party. Truist Securities did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities relating to RTL, GNL, Advisor Parent or any other party, or of any governmental investigation of any possible unasserted claims or other contingent liabilities relating to RTL, GNL, Advisor Parent or any other party. Truist Securities did not express any opinion as to what the value of the GNL Common Stock, GNL Series D Preferred Stock or GNL Series E Preferred Stock actually would be when issued in the Proposed Transactions, or the price or range of prices at which the RTL Class A Common Stock, RTL Preferred Stock, GNL Common Stock, GNL Series D Preferred Stock or GNL Series E Preferred Stock could be purchased or sold at any time. Truist Securities assumed that the GNL Common Stock to be issued in the REIT Merger would be approved for listing on the NYSE prior to the consummation of the REIT Merger.
Truist Securities was not requested to, and did not, solicit any indications of interest from third parties with respect to RTL, the Proposed Transactions or any alternatives to the Proposed Transactions. Truist Securities expected to be, and subsequently was, authorized in accordance with the REIT Merger Agreement to solicit third party indications of interest in acquiring RTL for a prescribed period following the execution of the REIT Merger Agreement, subject to the terms, conditions and procedures set forth therein. Truist

Securities’ opinion was necessarily based on financial, economic, monetary, market and other conditions as in effect on, and the information made available to Truist Securities as of, the date of its opinion. Truist Securities has no obligation to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring or information that otherwise comes to its attention after the date of its opinion.
Truist Securities’ opinion only addressed the fairness, from a financial point of view, to the holders of the RTL Class A Common Stock, other than the Excluded Holders, of the REIT Common Merger Consideration to be received by such holders (other than the Excluded Holders) in the REIT Merger pursuant to the REIT Merger Agreement, after giving effect to the Internalization Merger, and did not address any other aspect or implication of the Proposed Transactions or any agreement, arrangement or understanding entered into in connection therewith or otherwise. Truist Securities was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the RTL Special Committee, the RTL Board, RTL or any other party to proceed with or effect the Proposed Transactions; (ii) the form, structure or any other portion or aspect of the Proposed Transactions; (iii) the fairness of the REIT Common Merger Consideration to be received in the REIT Merger without giving effect to the Internalization Merger; (iv) the fairness of the Internalization Merger Consideration or the REIT Preferred Merger Consideration, whether relative to the REIT Common Merger Consideration or otherwise; (v) the fairness of any portion or aspect of the Proposed Transactions to the holders of any class of securities, creditors or other constituencies of any party (other than the holders of the RTL Class A Common Stock in the manner set forth in the opinion); (vi) the relative merits of the Proposed Transactions as compared to any alternative business strategies that might have existed for RTL or any other party or the effect of any other transaction in which RTL or any other party might have engaged; (vii) whether or not RTL, GNL, Advisor Parent or any other party was receiving or paying reasonably equivalent value in the Proposed Transactions; (viii) the solvency, creditworthiness or fair value of RTL, GNL, Advisor Parent or any of their respective assets under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters; or (ix) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Proposed Transactions, any class of such persons or any other party, relative to the REIT Common Merger Consideration or otherwise. Furthermore, Truist Securities did not provide any opinion, counsel or interpretation in matters requiring legal, regulatory, accounting, insurance, tax, environmental or other similar professional advice. Truist Securities assumed that such opinions, counsel or interpretations had been or would be obtained from appropriate professional sources. Furthermore, Truist Securities relied, with the RTL Special Committee’s consent, on the assessments by the RTL Special Committee, the RTL Board, RTL and their respective advisors as to all legal, regulatory, accounting, insurance, tax and environmental matters with respect to the Proposed Transactions.
Truist Securities’ opinion was furnished for the use of the RTL Special Committee (in its capacity as such) and, as requested by the RTL Special Committee, the RTL Board (in its capacity as such) in connection with their evaluation of the REIT Merger after giving effect to the Internalization Merger and may not be used for any other purpose without Truist Securities’ prior written consent. Truist Securities’ opinion is not intended to be, and does not constitute, a recommendation to the RTL Special Committee, the RTL Board, RTL or any other party as to how to act or vote with respect to any matter relating to the Proposed Transactions or otherwise.
In performing its analyses, Truist Securities considered business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company or business used in Truist Securities’ analyses for comparative purposes is identical to RTL, GNL or Advisor Parent. The implied valuation reference ranges indicated by Truist Securities’ analyses are illustrative and not necessarily indicative of actual values nor predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond RTL’s control and the control of Truist Securities. Much of the information used in, and accordingly the results of, Truist Securities’ analyses are inherently subject to substantial uncertainty.

Truist Securities’ opinion and analyses were provided to the RTL Special Committee in connection with its evaluation of the Proposed Transactions and were among many factors considered by the RTL Special Committee in evaluating the Proposed Transactions. Neither Truist Securities’ opinion nor its analyses were determinative of the REIT Common Merger Consideration or of the views of the RTL Special Committee with respect to the Proposed Transactions.
The following is a summary of the material financial analyses performed by Truist Securities in connection with its opinion rendered to the RTL Special Committee on May 23, 2023. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Truist Securities’ analyses.
Discounted Cash Flow Analysis
Truist Securities performed a discounted cash flow analysis of RTL, on a standalone basis, and GNL, after giving effect to the Proposed Transactions, by calculating the estimated net present values of the projected unlevered cash flows of RTL based on the RTL Projections (that did not include unlevered cash flows) and the projected unlevered cash flows of GNL after giving effect to the Proposed Transactions based on the Pro Forma GNL Projections (that did not include unlevered cash flows). With respect to RTL, on a standalone basis, Truist Securities applied discount rates ranging from 10.0% to 12.0% and terminal capitalization rates of 7.15% to 7.65%. With respect to GNL, after giving effect to the Proposed Transactions, Truist Securities applied discount rates ranging from 9.20% to 11.20% and terminal capitalization rates of 6.40% to 6.90%. Taking into account the results of the discounted cash flow analysis of RTL, on a standalone basis, and GNL, after giving effect to the Proposed Transactions, and adjusting the implied per share value reference ranges for GNL by the exchange ratio of 0.670 shares of GNL Common Stock for each share of RTL Class A Common Stock in the REIT Merger pursuant to the REIT Merger Agreement resulted in an implied value reference range of $6.04 to $9.86 per share of RTL Class A Common Stock and an implied value reference range of the REIT Common Merger Consideration of $9.60 to $13.41 per share of RTL Class A Common Stock.
Sum-of-the-Parts Net Asset Value Analysis
Truist Securities performed a sum-of-the parts net asset value analysis of RTL, on a standalone basis, and GNL, after giving effect to the Proposed Transactions, by applying the following capitalization rates to cash net operating income of the corresponding property types for the next twelve months commencing September 30, 2023, based on the RTL Projections and the Pro Forma GNL Projections:
Property Type	Capitalization Rate
RTL
Single-Tenant Retail	6.50% to 7.00%
Multi-Tenant Retail	7.00% to 7.50%
GNL, pro forma for the Proposed Transactions
Single-Tenant Retail of RTL	6.50% to 7.00%
Multi-Tenant Retail of RTL	7.00% to 7.50%
Industrial of GNL	5.00% to 5.50%
Office of GNL	7.50% to 8.00%
Retail of GNL	6.50% to 7.00%
Taking into account the results of the sum-of-the parts net asset value analysis and the value of Advisor Parent implied by the Proposed Transactions and adjusting the implied per share value reference ranges for GNL by the exchange ratio of 0.670 shares of GNL Common Stock for each share of RTL Class A Common Stock in the REIT Merger pursuant to the REIT Merger Agreement resulted in an implied value reference range of $14.73 to $17.38 per share of RTL Class A Common Stock and an implied value reference range of the REIT Common Merger Consideration of $15.46 to $18.01 per share of RTL Class A Common Stock.
Selected Companies Analysis
Truist Securities considered certain financial data for RTL, on a standalone basis, and GNL, after giving effect to the Proposed Transactions, and selected companies with publicly traded equity securities Truist Securities deemed relevant.
Unless the context indicates otherwise (1) share prices for the selected companies listed below were based on the market price of the common stock of such companies as of May 19, 2023, (2) the estimates of the future financial performance of RTL were based on the RTL Projections, (3) the estimates of the future financial performance of GNL were based on the Pro Forma GNL Projections, and (4) estimates of the future financial performance of the selected companies listed below were based on publicly available research analyst estimates for those companies.
The financial data reviewed included:
•
Enterprise value as a multiple of adjusted estimated earnings before interest, taxes, depreciation and amortization for the year ending December 31, 2024, or “2024E Adjusted EBITDA”;

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Share price as a multiple of estimated funds from operations for the year ending December 31, 2024, or “2024E FFO”; and

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Share price as a multiple of estimated funds from operations for the year ending December 31, 2025, or “2025E FFO.”

With respect to RTL on a standalone basis, the selected companies and mean and median financial data were:
Single-Tenant Retail Companies
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NNN REIT, Inc.

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Agree Realty Corporation

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Essential Properties Realty Trust, Inc.

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Four Corners Property Trust, Inc.

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NETSTREIT Corp.

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Alpine Income Property Trust, Inc.

Multi-Tenant Retail Companies
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Kimco Realty Corporation

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Brixmor Property Group Inc.

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Kite Realty Group Trust

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RPT Realty

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Whitestone REIT

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CTO Realty Growth, Inc.

	Enterprise Value / 2024E Adj. EBITDA	Share Price / 2024E FFO	Share Price / 2025E FFO
Mean	14.2x	11.6x	11.2x
Median	13.5x	10.6x	10.2x
With respect to GNL after giving effect to the Proposed Transactions, the selected companies and mean and median financial data were:

Single-Tenant Diversified Companies
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W. P. Carey Inc.

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Spirit Realty Capital, Inc.

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Broadstone Net Lease, Inc.

Single-Tenant Retail Companies
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NNN REIT, Inc.

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Agree Realty Corporation

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Essential Properties Realty Trust, Inc.

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Four Corners Property Trust, Inc.

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NETSTREIT Corp.

Multi-Tenant Retail Companies
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Kimco Realty Corporation

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Brixmor Property Group Inc.

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Kite Realty Group Trust

Single-Tenant Industrial Company
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LXP Industrial Trust

	Enterprise Value / 2024E Adj. EBITDA	Share Price / 2024E FFO	Share Price / 2025E FFO
Mean	14.4x	12.6x	12.2x
Median	14.2x	12.8x	12.3x
Taking into account the results of the selected companies analysis with respect to RTL on a standalone basis, Truist Securities applied selected ranges of 12.5x to 14.5x to RTL’s 2024E Adjusted EBITDA, 9.0x to 12.0x to RTL’s 2024E FFO and 8.5x to 11.5x to RTL’s 2025E FFO. Taking into account the results of the selected companies analysis with respect to GNL after giving effect to the Proposed Transactions, Truist Securities applied selected ranges of 13.0x to 15.0x to GNL’s 2024E Adjusted EBITDA, 11.0x to 14.0x to GNL’s 2024E FFO and 10.5x to 13.5x to GNL’s 2025E FFO.
The selected companies analysis of RTL, on a standalone basis, and GNL, after giving effect to the Proposed Transactions and adjusting for the exchange ratio of 0.670 shares of GNL Common Stock for each share of RTL Class A Common Stock in the REIT Merger pursuant to the REIT Merger Agreement, resulted in implied value reference ranges per share of RTL Class A Common Stock of $6.04 to $10.41 based on the 2024E Adjusted EBITDA of RTL, $8.31 to $11.07 based on the 2024E FFO of RTL and $8.20 to $11.09 based on the 2025E FFO of RTL and implied value reference ranges of the REIT Common Merger Consideration per share of RTL Class A Common Stock of $9.42 to $13.47 based on the 2024E Adjusted EBITDA of GNL, $12.69 to $16.15 based on the 2024E FFO of GNL and $12.25 to $15.76 based on the 2025E FFO of GNL.
Other Matters
Truist Securities was retained by the RTL Special Committee as its financial advisor based on Truist Securities’ experience and reputation and Truist Securities’ knowledge of RTL and its industry. Truist Securities will receive a fee based on the transaction value, which fee is currently estimated to be approximately $11 million, for its services to the RTL Special Committee, a total of $1.5 million of which became payable upon the delivery of its opinion and the remainder of which is contingent upon the consummation of the REIT Merger. In addition, RTL has agreed to reimburse certain expenses incurred by Truist Securities in connection with its engagement and to indemnify Truist Securities and certain related parties for certain liabilities arising out of its engagement.

Truist Securities and its affiliates have in the past provided, and are currently providing, investment banking and other financial services to RTL and/or certain of its affiliates for which Truist Securities received, or would expect to receive, compensation, including, during the past two years, serving as a joint lead arranger on RTL’s revolving loan credit facility, serving as a selling agent on RTL’s at-the-market offering program, having served as an active bookrunner on RTL Series C Preferred Stock offering in January 2021, and having served as joint bookrunner on RTL’s $500.0 million senior debt offering in September 2021 for which Truist Securities has received aggregate compensation of approximately $2,000,000. Truist Securities and its affiliates may in the future provide investment banking and other financial services to RTL, GNL, Advisor Parent and/or certain of their respective affiliates for which Truist Securities and its affiliates would expect to receive compensation. Following the announcement of the REIT Merger, and as the RTL Special Committee was aware, representatives of Advisor Parent contacted representatives of Truist Securities to request that Truist Bank or its affiliates serve as a joint lead arranger and a participant in GNL’s additional borrowing pursuant to the accordion feature associated with the GNL Credit Facility. Truist Bank or an affiliate thereof is expected to serve as a joint lead arranger and participant in such financing for which it or its affiliate is expected to receive compensation. Truist Securities is a full-service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Truist Securities and its affiliates may acquire, hold or sell, for its and its affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of RTL, GNL, Advisor Parent and/or certain of their respective affiliates and any other company that may be involved in the Proposed Transactions, as well as provide investment banking and other financial services to such companies. In addition, Truist Securities and its affiliates (including Truist Bank and Truist Financial Corporation) may have other financing and business relationships with RTL, GNL, Advisor Parent and their respective affiliates. The issuance of Truist Securities’ opinion was approved by an internal committee of Truist Securities authorized to approve opinions of such nature.

OPINIONS OF FINANCIAL ADVISOR TO THE GNL SPECIAL COMMITTEE
The GNL Special Committee retained BMO to act as its financial advisor in connection with the REIT Merger and the GNL Internalization. In connection with the REIT Merger and the GNL Internalization, at the meeting of the GNL Special Committee on May 23, 2023, BMO rendered to the GNL Special Committee its oral opinions, subsequently confirmed by delivery of two written opinions, each dated May 23, 2023, as to the fairness, from a financial point of view, to GNL as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by BMO as set forth in the applicable written opinion, of (i) with respect to the REIT Merger Opinion, the Exchange Ratio provided for in the REIT Merger pursuant to the REIT Merger Agreement, and (ii) with respect to the GNL Internalization Opinion, the GNL Internalization Consideration to be paid in the GNL Internalization pursuant to the Internalization Merger Agreement.
The full text of BMO’s written opinion regarding the REIT Merger, dated May 23, 2023, is attached to this Joint Proxy Statement/Prospectus as Annex D and is incorporated into this Joint Proxy Statement/Prospectus by reference. The full text of BMO’s written opinion regarding the GNL Internalization, dated May 23, 2023, is attached to this Joint Proxy Statement/Prospectus as Annex E and is incorporated into this Joint Proxy Statement/Prospectus by reference. You should read BMO’s opinions carefully and in their entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by BMO in rendering such opinions. This summary is qualified in its entirety by reference to the full text of the opinions. BMO’s opinions were directed to the GNL Special Committee, in its capacity as such, and addressed only the fairness, from a financial point of view, to GNL as of the date of the opinions, of (i) with respect to the REIT Merger Opinion, the Exchange Ratio provided for in the REIT Merger pursuant to the REIT Merger Agreement, and (ii) with respect to the GNL Internalization Opinion, the GNL Internalization Consideration to be paid in the GNL Internalization pursuant to the Internalization Merger Agreement. The opinions did not address any other aspects or implications of the REIT Merger or the Internalization Merger and the REIT Merger Opinion did not address the relative merits of the REIT Merger contemplated by the REIT Merger Agreement, and the GNL Internalization Opinion did not address the relative merits of the GNL Internalization contemplated by the Internalization Merger Agreement, in each case, as compared to other business or financial strategies that might have been available, and the opinions did not address the underlying business decision to enter into the REIT Merger Agreement or the Internalization Merger Agreement or to proceed with any other transaction contemplated by the REIT Merger Agreement or the Internalization Merger Agreement. BMO’s opinions were not intended to, and do not, constitute advice or a recommendation as to how any holder of GNL Common Stock or any other person should act or vote at the special meeting or otherwise with respect to the REIT Merger, the Internalization Merger, any related transactions or proposals or any other matter.
Opinion of the GNL Special Committee’s Financial Advisor Regarding the REIT Merger
In connection with its opinion, BMO made such reviews, analyses and inquiries as BMO deemed necessary and appropriate under the circumstances. Among other things, BMO:
•
reviewed the draft, dated May 22, 2023, of the REIT Merger Agreement;

•
reviewed certain publicly available business and financial information relating to each of GNL and RTL that BMO deemed to be relevant, including GNL’s and RTL’s respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2022;

•
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of each of GNL and RTL made available to BMO by GNL and RTL, respectively, including (1) the RTL Projections which BMO was directed by GNL management to use for purposes of its analysis (as summarized under the heading “Prospective Financial Information”), and (2) the GNL Projections which BMO was directed by GNL management to use for purposes of its analysis (as summarized under the heading “Prospective Financial Information”);

•
reviewed the strategic rationale for the REIT Merger, and the Expected Synergies (as summarized under the heading “Prospective Financial Information”);

•
conducted discussions with members of senior management of each of GNL and RTL and certain of their respective representatives and advisors concerning their views of GNL’s and RTL’s businesses, operations, financial condition and prospects, the REIT Merger and related matters;

•
reviewed certain financial and stock market information for each of GNL and RTL and selected publicly traded companies that BMO deemed to be relevant;

•
reviewed the financial terms, to the extent publicly available, of selected acquisitions which BMO deemed to be relevant;

•
performed a discounted cash flow analysis for each of GNL and RTL based on the GNL Projections and the RTL Projections, respectively;

•
reviewed the current and historical NAVs for each of GNL and RTL;

•
reviewed certain potential pro forma financial effects of the REIT Merger on earnings per share, cash flow, capitalization and financial ratios of GNL;

•
reviewed an email addressed to BMO from senior management of GNL which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) with respect to each of GNL and RTL provided to, or discussed with, BMO by or on behalf of GNL; and

•
performed such other studies and analyses, and conducted such discussions as BMO deemed appropriate.

BMO assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it by GNL, RTL or their respective representatives or advisors, or obtained by BMO from other sources. BMO did not independently verify (and has not assumed any obligation to verify) any information, undertake an independent valuation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of GNL or RTL, nor was BMO furnished with any such valuation or appraisal. BMO did not evaluate the solvency or fair value of GNL, GNL OP, REIT Merger Sub, OP Merger Sub, RTL or the RTL OP under any state or federal laws relating to bankruptcy, insolvency, or similar matters. BMO also assumed that all material governmental, regulatory, or other approvals and consents required in connection with the consummation of the REIT Merger would be obtained and that in connection with obtaining any necessary governmental, regulatory, or other approvals and consents, no restrictions, terms, or conditions would be imposed that would be material to BMO’s analysis. BMO assumed that the final REIT Merger Agreement would not differ in any material respect from the draft of the REIT Merger Agreement it reviewed. BMO also assumed that the REIT Merger would be consummated in accordance with the terms of the REIT Merger Agreement, without any waiver, modification, or amendment of any terms, condition, or agreement that would be material to its analysis, that the representations and warranties of each party contained in the REIT Merger Agreement would be true and correct in all material respects, that each party would perform all of the covenants and agreements required to be performed by it under the REIT Merger Agreement, and that all conditions to the consummation of the REIT Merger would be satisfied without waiver or modification. With respect to the GNL Projections, BMO was advised by GNL, and BMO assumed, without independent investigation, that they have been reasonably prepared and reflect the best currently available estimates and good faith judgment of GNL management of the expected future competitive, operating and regulatory environments, and related financial performance of GNL. With respect to the RTL Projections, at the direction of GNL management, BMO assumed, without independent investigation, that they have been reasonably prepared and reflect the best currently available estimates and good faith judgment of RTL management of the expected future competitive, operating and regulatory environments and the related financial performance of RTL. With respect to the Expected Synergies, BMO was advised by GNL, and BMO assumed, without independent investigation, that they have been reasonably prepared and reflect the best currently available estimates and good faith judgment of GNL management as to the potential cost savings and operating synergies anticipated by the management of GNL to result from the REIT Merger. BMO expressed no opinion with respect to the GNL Projections, the RTL Projections, the Expected Synergies or the assumptions on which they were based. BMO relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of either GNL or RTL since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to BMO that would be material to its analyses or its written opinion, and that there was no information or any facts that would make any of the information reviewed by BMO incomplete or misleading. Furthermore, BMO did not assume any obligation to conduct, and did not conduct, any physical inspection of the properties or facilities of GNL, GNL OP, REIT Merger Sub, OP Merger Sub, RTL or RTL OP. Concurrently with entering into the REIT Merger Agreement, GNL, GNL OP, GNL Advisor Sub, GNL PM Sub, RTL Advisor Sub, RTL PM Sub, RTL, and RTL OP, on the one hand, and Advisor Parent, GNL SLP, RTL SLP, GNL Advisor, GNL Property Manager, RTL Advisor and RTL Property Manager, on the other hand, entered into the Internalization Merger Agreement, which provides for the internalization of the management of each of GNL and RTL. The Internalization Merger is contingent upon the consummation of the REIT Merger and the other transactions contemplated by the REIT Merger Agreement and the REIT Merger is contingent upon the consummation of the Internalization Merger and the other transactions contemplated by the Internalization Merger Agreement. The REIT Merger Opinion does not address the fairness to GNL of the GNL Internalization or the RTL Internalization or the decision by the GNL Special Committee or the GNL Board to enter into the Internalization Merger Agreement.
BMO had been advised by the management of GNL and RTL that GNL and RTL have each operated in conformity with the requirements for qualification as a REIT for U.S. federal income tax purposes for all taxable years commencing with its taxable year ended December 31, 2013 through December 31, 2022, and BMO assumed, at the direction of GNL, that the REIT Merger would not adversely affect the status or operations of GNL or RTL. BMO also assumed, at the direction GNL, that the REIT Merger would qualify as a tax-free reorganization transaction.
BMO’s opinion regarding the REIT Merger was necessarily based upon financial, economic, market and other conditions and circumstances as they existed and could be evaluated, and the information made available to BMO, as of the date of such opinion. BMO did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw such opinion, or otherwise comment on or consider events occurring or coming to its attention after the date of such opinion, including potential changes in U.S. trade, tax or other laws, regulations and government policies and the enforcement thereof as had been or may be proposed or effected, and the potential effects such changes may have on the REIT Merger or the participants in the REIT Merger or their respective businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects.
BMO’s opinion regarding the REIT Merger does not constitute a recommendation as to any action the GNL Special Committee, the GNL Board or any other party should take in connection with the REIT Merger or the other transactions contemplated by the REIT Merger Agreement or any aspect thereof and is not a recommendation to any director of GNL, any security holder or any other party on how to act or vote with respect to the REIT Merger or related transactions and proposals or any other matter. BMO’s opinion regarding the REIT Merger relates solely to the fairness of the Exchange Ratio, from a financial point of view, to GNL as of the date of such opinion. BMO expressed no opinion as to the relative merits of the REIT Merger and any other transactions or business strategies discussed by the GNL Special Committee as alternatives to the REIT Merger or the decision of the GNL Special Committee to proceed with the REIT Merger, nor did BMO express any opinion on the structure, terms or effect of any other aspect of the REIT Merger or the other transactions contemplated by the REIT Merger Agreement. In addition, BMO did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of GNL’s officers, directors, or employees, advisors, or any class of such persons, or any consideration payable to or to be received by any holder of any other securities of any party, or any class of such person, in each case, in connection with the REIT Merger. BMO is not an expert in, and BMO’s opinion regarding the REIT Merger did not address, any of the legal, tax or accounting aspects of any portion or aspect of the REIT Merger. With the GNL Special Committee’s consent, BMO relied upon the fact that GNL received legal, tax, and accounting advice and BMO relied upon and assumed that all such advice was correct. BMO’s opinion regarding the REIT Merger did not express any opinion as to the likely value or trading range of the GNL Common Stock following announcement of the REIT Merger, or the GNL Common Stock issued pursuant to the consummation of the REIT Merger, which may vary depending on numerous factors that generally impact the price of securities or on the financial condition of GNL at that time.

The summary set forth below does not purport to be a complete description of the financial analyses performed by BMO, but describes, in summary form, the material elements of the presentation that BMO made to the GNL Special Committee on May 23, 2023, in connection with BMO’s opinion regarding the REIT Merger. The following is a summary of the material financial analyses performed by BMO in arriving at such opinion. These summaries of financial analyses alone do not constitute a complete description of the financial analyses BMO employed in reaching its conclusion.
BMO’s opinion regarding the REIT Merger was only one of many factors considered by the GNL Special Committee in evaluating the proposed REIT Merger. Neither BMO’s opinion nor its financial analyses were determinative of the Exchange Ratio or of the views of the GNL Special Committee, the GNL Board, or GNL management with respect to the Exchange Ratio or the REIT Merger. None of the analyses performed by BMO were assigned a greater significance by BMO than any other, nor does the order of analyses described represent relative importance or weight given to those analyses by BMO. The summary text describing each financial analysis does not constitute a complete description of BMO’s financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by BMO. The summary text set forth below does not represent and should not be viewed by anyone as constituting conclusions reached by BMO with respect to any of the analyses performed by it in connection with its opinion regarding the REIT Merger. Rather, BMO made its determination as to the fairness, from a financial point of view, to GNL of the Exchange Ratio provided for in the REIT Merger pursuant to the REIT Merger Agreement on the basis of its experience and professional judgment after considering the results of all of the analyses performed.
Except as otherwise noted, the information utilized by BMO in its analyses, to the extent that it is based on market data, is based on market data as it existed on or before May 19, 2023 and is not necessarily indicative of current market conditions. The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which any securities may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions, and other factors that influence the price of securities.
In conducting its analysis, BMO used three primary methodologies (described below under the section titled “Summary of Financial Analysis of BMO Capital Markets Corp. — REIT Merger”) to review the valuation of GNL and RTL, each on a pro forma basis after and giving effect to the Internalization Merger, to assess the fairness, from a financial point of view, to GNL of the Exchange Ratio provided for in the REIT Merger pursuant to the REIT Merger Agreement. Specifically, BMO conducted net asset value analyses of underlying real estate properties, discounted cash flow analyses and selected publicly traded companies analyses. No individual methodology was given a specific weight, nor should any methodology be viewed individually. Additionally, no company, real estate asset or transaction used in any analysis as a comparison is identical to GNL, RTL or the REIT Merger, and they all differ in material ways. Accordingly, an analysis of the results described below is not merely mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the selected companies or net asset valuations to which they are being compared. As a consequence, mathematical derivations (such as the high, low, mean and median) of financial data are not by themselves meaningful and in selecting the ranges of multiples to be applied were considered in conjunction with experience and the exercise of judgment. BMO used these analyses to determine the impact of various operating metrics on the implied value per common share of each of GNL and RTL. Each of these analyses yielded a range of implied values, and therefore, those implied value ranges developed from these analyses were viewed by BMO collectively and not individually.
Summary of Financial Analysis of BMO Capital Markets Corp. — The REIT Merger
Selected Publicly Traded Companies Analysis
BMO reviewed and compared certain publicly available financial information, ratios and market multiples relating to each of GNL and RTL with equivalent publicly available data for selected publicly traded companies that share similar business characteristics with GNL and RTL to derive an implied per share value reference range for each of GNL and RTL.

For GNL, BMO reviewed five publicly traded office and industrial net lease REITs. BMO analyzed the ratio of price to estimated FFO and estimated GNL AFFO for calendar years 2023 and 2024 based on consensus Wall Street analyst research (which is referred to herein as “Street consensus”) for each of these companies for comparison purposes. The multiples for each of the selected companies were calculated using their respective closing prices on May 19, 2023, and were based on the most recent publicly available information and Street consensus estimates. The selected companies were as follows:
•
Broadstone Net Lease, Inc.

•
Gladstone Commercial Corporation

•
LXP Industrial Trust

•
Office Properties Income Trust

•
W.P. Carey, Inc.

For RTL, BMO reviewed six publicly traded single tenant retail net lease REITs and five publicly traded multi-tenant strip center REITs. For each of the selected companies, BMO analyzed the ratio of price to estimated FFO and estimated RTL AFFO for calendar years 2023 and 2024 based on Street consensus estimates for comparison purposes. The multiples for each of the selected companies were calculated using their respective closing prices on May 19, 2023, and were based on the most recent publicly available information and Street consensus estimates. The selected companies were as follows:
Single Tenant Net Lease REITs:
•
Agree Realty Corporation

•
Essential Properties Realty Trust, Inc.

•
Four Corners Property Trust, Inc.

•
NNN REIT, Inc.

•
NETSTREIT Corp.

•
Spirit Realty Capital, Inc.

Multi Tenant Strip Center REITs:
•
Brixmor Property Group, Inc.

•
Kimco Realty Corporation

•
Kite Realty Group Trust

•
RPT Realty

•
SITE Centers Corp.

For purposes of this analysis, BMO derived a range of multiples for each metric from the selected publicly traded companies.
The following table reflects the results of this analysis:
	Price/2023E FFO	Price/2024E FFO	Price/2023E AFFO	Price/2024E AFFO
GNL	8.0x – 13.2x	8.1x – 12.7x	9.3x – 12.8x	9.2x – 13.2x
RTL	11.8x – 13.0x	11.3x – 12.3x	13.8x – 15.1x	13.0x – 14.2x

This analysis indicated the following implied per share equity value reference ranges for each share of GNL Common Stock and each share of RTL Class A Common Stock, respectively:
Implied Per Share Equity Value Reference Range
	Price/2023E FFO	Price/2024E FFO	Price/2023E AFFO	Price/2024E AFFO
GNL	$11.15 – $18.45	$12.00 – $18.77	$14.12 – $19.52	$14.54 – $19.44
RTL	$9.91 – $10.84	$11.21 – $12.21	$13.48 – $14.65	$15.02 – $16.34
This analysis indicated a range of implied exchange ratios, as compared to the Exchange Ratio provided in the REIT Merger pursuant to the REIT Merger Agreement of 0.670:
	Price/2023E FFO	Price/2024E FFO	Price/2023E AFFO	Price/2024E AFFO
Exchange Ratio Analysis	0.537 – 0.971	0.597 – 1.017	0.690 – 1.037	0.772 – 1.124
No company included in the selected publicly traded companies analysis is identical to GNL or RTL. In evaluating selected publicly traded companies, BMO made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters which are beyond GNL’s control, such as the impact of competition on GNL, RTL and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of GNL, RTL or the industry, or in the financial markets in general.
Analysis of Net Asset Values
BMO performed an analysis of capitalization rates for selected real estate asset transactions in the geographic locations in which each of GNL and RTL, respectively, have real estate properties, that shared certain characteristics with GNL and RTL, respectively. Based on publicly available information, nominal capitalization rates were based on precedent transactions for asset type and geography and were adjusted based on different property-level characteristics.
For GNL, the nominal capitalization rate ranged from 8.07% to 7.29%, and for RTL, the nominal capitalization rate ranged from 7.74% to 6.93%. This analysis indicated the following implied per share equity value reference ranges for each share of GNL Common Stock and RTL Class A Common Stock:
Implied Per Share Equity Value Reference Range
GNL	$13.58 – $17.44
RTL	$9.65 – $12.79
This analysis indicated a range of implied exchange ratios of 0.553 to 0.942 as compared to the Exchange Ratio provided for in the REIT Merger pursuant to the REIT Merger Agreement of 0.670.
No company, real estate asset or transaction included as a comparison in the analysis of net asset values is identical to GNL or RTL or any of their respective assets or directly comparable to the REIT Merger in business mix, timing and size. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that would affect the value of the assets to which GNL and RTL are respectively being compared. In evaluating the selected net asset values, BMO made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters which are beyond GNL’s control, such as the impact of competition on GNL, RTL and the industry generally, industry growth and the absence of any adverse material change in the financial conditions and prospects of GNL, RTL or the industry or the financial markets in general.
Discounted Cash Flow Analysis
BMO performed a discounted cash flow analysis to calculate the estimated present value of the unlevered free cash flows (1) as derived from the GNL Projections (which did not include unlevered free cash flows) for the fiscal years 2023 (last three quarters) through fiscal year 2027 and (2) as derived from the RTL Projections (which did not include unlevered free cash flows) for the fiscal years 2023 (last three quarters) through fiscal year 2027.
BMO calculated terminal values for each of GNL and RTL by applying a range of terminal capitalization rates to GNL management’s fiscal year 2028 forecast for GNL of 8.07% to 7.29%, and a range of terminal capitalization rates to RTL management’s fiscal year 2028 forecast for RTL of 7.74% to 6.93%, and by applying a range of estimated weighted average cost of capital for GNL of 8.9% to 9.5% and a range of estimated weighted average cost of capital for RTL of 10.1% to 11.1%. This analysis indicated the following implied per share equity value reference ranges for each share of GNL Common Stock and RTL Class A Common Stock:
Implied Per Share Equity Value Reference Range
GNL	$12.27 – $15.83
RTL	$6.91 – $10.04
This analysis indicated a range of implied exchange ratios of 0.437 to 0.818 as compared to the Exchange Ratio provided for in the REIT Merger pursuant to the REIT Merger Agreement.
Opinion of the GNL Special Committee’s Financial Advisor Regarding the GNL Internalization
In connection with its opinion, BMO made such reviews, analyses and inquiries as BMO deemed necessary and appropriate under the circumstances. Among other things, BMO:
•
reviewed the draft, dated May 22, 2023, of the Internalization Merger Agreement;

•
reviewed certain publicly available business and financial information relating to each of GNL and RTL that BMO deemed to be relevant, including GNL’s and RTL’s respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2022;

•
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of each of GNL, RTL, and Advisor Parent made available to BMO by GNL, RTL, and Advisor Parent, respectively, including (1) the RTL Projections, (2) the GNL Projections, and (3) the Advisor Projections which BMO was directed by GNL management to use for purposes of its analysis (as summarized under the heading “— Prospective Financial Information”);

•
reviewed the strategic rationale for, and the potential cost savings and operating synergies anticipated by the management of GNL to result from the Internalization Merger (referred to as the Expected GNL Internalization Synergies, as defined and summarized under the heading “— Prospective Financial Information”);

•
conducted discussions with members of senior management of each of GNL, RTL, and Advisor Parent and certain of their respective representatives and advisors concerning their views of GNL’s, RTL’s, and Advisor Parent’s businesses, operations, financial condition and prospects, the Internalization Merger and related matters;

•
reviewed certain financial and stock market information for each of GNL, RTL, and Advisor Parent and selected publicly traded companies that BMO deemed to be relevant;

•
reviewed the financial terms, to the extent publicly available, of selected internalization transactions which BMO deemed to be relevant;

•
performed a discounted cash flow analysis for each of GNL, RTL, and the GNL Advisor and RTL Advisor based on the GNL Projections, the RTL Projections, and the Advisor Projections, respectively;

•
reviewed the current and historical NAVs for each of GNL and RTL;

•
reviewed certain potential pro forma financial effects of the REIT Merger and Internalization Merger on earnings per share, cash flow, capitalization and financial ratios of GNL;

•
reviewed an email addressed to BMO from senior management of GNL which contains, among other things, representations regarding the accuracy of the information, data and other materials

(financial or otherwise) with respect to each of GNL, RTL, and the GNL Advisor and RTL Advisor provided to, or discussed with, BMO by or on behalf of GNL; and
•
performed such other studies and analyses, and conducted such discussions as BMO deemed appropriate.

BMO assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it by GNL, RTL, Advisor Parent, or their respective representatives or advisors, or obtained by BMO from other sources. BMO did not independently verify (and has not assumed any obligation to verify) any information, undertake an independent valuation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of GNL, RTL, or the GNL Advisor and RTL Advisor, nor was BMO furnished with any such valuation or appraisal. BMO did not evaluate the solvency or fair value of GNL, the GNL Advisor Sub, GNL PM Sub, RTL Advisor Sub, RTL PM Sub, GNL OP, RTL, RTL OP, Advisor Parent, GNL SLP, RTL SLP or the GNL Advisor and RTL Advisor under any state or federal laws relating to bankruptcy, insolvency, or similar matters. BMO also assumed that all material governmental, regulatory, or other approvals and consents required in connection with the consummation of the Internalization Merger would be obtained and that in connection with obtaining any necessary governmental, regulatory, or other approvals and consents, no restrictions, terms, or conditions would be imposed that would be material to BMO’s analysis. BMO assumed that the final Internalization Merger Agreement would not differ in any material respect from the draft of the Internalization Merger Agreement it reviewed. BMO also assumed that the Internalization Merger would be consummated in accordance with the terms of the Internalization Merger Agreement, without any waiver, modification, or amendment of any terms, condition, or agreement that would be material to its analysis, that the representations and warranties of each party contained in the Internalization Merger Agreement would be true and correct in all material respects, that each party would perform all of the covenants and agreements required to be performed by it under the Internalization Merger Agreement, and that all conditions to the consummation of the Internalization Merger would be satisfied without waiver or modification. With respect to the GNL Projections, BMO was advised by GNL, and BMO assumed, without independent investigation, that they have been reasonably prepared and reflect the best currently available estimates and good faith judgment of GNL management of the expected future competitive, operating and regulatory environments, and related financial performance of GNL. With respect to the RTL Projections, at the direction of GNL management, BMO assumed, without independent investigation, that they have been reasonably prepared and reflect the best currently available estimates and good faith judgment of RTL management of the expected future competitive, operating and regulatory environments and the related financial performance of RTL. With respect to the Advisor Projections, BMO was advised by GNL, and BMO assumed, without independent investigation, that they have been reasonably prepared and reflect the best currently available estimates and good faith judgement of GNL management of the expected future competitive, operating and regulatory environments and related financial performance of the GNL Advisor and RTL Advisor. With respect to the Expected GNL Internalization Synergies, BMO was advised by GNL, and BMO assumed, without independent investigation, that they have been reasonably prepared and reflect the best currently available estimates and good faith judgment of GNL management as to the potential cost savings and operating synergies anticipated by the management of GNL to result from the Internalization Merger. BMO expressed no opinion with respect to the GNL Projections, the RTL Projections, the Advisor Projections, the Expected GNL Internalization Synergies or the assumptions on which they were based. BMO relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of GNL, RTL, or the GNL Advisor and RTL Advisor since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to BMO that would be material to its analyses or its written opinion, and that there was no information or any facts that would make any of the information reviewed by BMO incomplete or misleading. Furthermore, BMO did not assume any obligation to conduct, and did not conduct, any physical inspection of the properties or facilities of GNL, GNL Advisor Sub, GNL PM Sub, RTL Advisor Sub, RTL PM Sub, GNL OP, RTL, RTL OP, Advisor Parent, GNL SLP, RTL SLP or the GNL Advisor and RTL Advisor. BMO’s written opinion did not address, and BMO expressed no opinion as to, (1) the RTL Internalization, (2) the allocation of the Internalization Merger Consideration between the GNL Internalization Consideration and the RTL Internalization Consideration, or (3) the amount or payment of the RTL Internalization Consideration. Concurrently with entering into the Internalization Merger Agreement, GNL, GNL OP, REIT Merger Sub and OP Merger Sub, on the one hand, and RTL and

RTL OP, on the other hand, entered into the REIT Merger Agreement, pursuant to which GNL would acquire RTL and the RTL OP on the terms, and subject to the conditions, set forth in the REIT Merger Agreement. The Internalization Merger is contingent upon the consummation of the REIT Merger and the other transactions contemplated by the REIT Merger Agreement, and the REIT Merger is contingent upon the consummation of the Internalization Merger and the other transactions contemplated by the Internalization Merger Agreement. The GNL Internalization Opinion does not address the fairness to GNL of the REIT Merger or the decision by the GNL Special Committee or the GNL Board to enter into the REIT Merger Agreement.
BMO had been advised by the management of GNL and RTL that GNL and RTL have each operated in conformity with the requirements for qualification as a REIT for U.S. federal income tax purposes for all taxable years commencing with its taxable year ended December 31, 2013, through December 31, 2022, and BMO assumed, at the direction of GNL, that the Internalization Merger would not adversely affect the status or operations of GNL or RTL. BMO also assumed, at the direction of GNL, that the Internalization Merger would be treated as taxable sales of the assets held by the GNL Advisor and RTL Advisor.
BMO’s opinion regarding the GNL Internalization was necessarily based upon financial, economic, market and other conditions and circumstances as they existed and could be evaluated, and the information made available to BMO, as of the date of such opinion. BMO did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date of its opinion, including potential changes in U.S. trade, tax or other laws, regulations and government policies and the enforcement thereof as had been or may be proposed or effected, and the potential effects such changes may have on the Internalization Merger or the participants in the Internalization Merger or their respective businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects.
BMO’s opinion regarding the GNL Internalization does not constitute a recommendation as to any action the GNL Special Committee, the GNL Board or any other party should take in connection with the Internalization Merger or the other transactions contemplated by the Internalization Merger Agreement or any aspect thereof and is not a recommendation to any director of GNL, any security holder or any other party on how to act or vote with respect to the Internalization Merger or related transactions and proposals or any other matter. BMO’s opinion regarding the GNL Internalization relates solely to the fairness, from a financial point of view, to GNL of the GNL Internalization Consideration as of the date of such opinion. BMO expressed no opinion as to the relative merits of the Internalization Merger and any other transactions or business strategies discussed by the GNL Special Committee as alternatives to the Internalization Merger or the decision of the GNL Special Committee to proceed with the Internalization Merger, nor did BMO express any opinion on the structure, terms or effect of any other aspect of the Internalization Merger or the other transactions contemplated by the Internalization Merger Agreement. In addition, BMO did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of GNL’s officers, directors, or employees, advisors, or any class of such persons, or any consideration payable to or to be received by any holder of any other securities of any party, or any class of such person, in each case, in connection with the Internalization Merger. BMO is not an expert in, and BMO’s opinion regarding the GNL Internalization did not address, any of the legal, tax or accounting aspects of any portion or aspect of the Internalization Merger. With the GNL Special Committee’s consent, BMO relied upon the fact that GNL received legal, tax, and accounting advice and BMO relied upon and assumed that all such advice was correct. BMO’s opinion regarding the GNL Internalization did not express any opinion as to the likely value or trading range of the GNL Common Stock following announcement of the Internalization Merger, or the GNL Common Stock issued pursuant to the consummation of the Internalization Merger, which may vary depending on numerous factors that generally impact the price of securities or on the financial condition of GNL at that time.
The summary set forth below does not purport to be a complete description of the financial analyses performed by BMO, but describes, in summary form, the material elements of the presentation that BMO made to the committee on May 23, 2023, in connection with BMO’s opinion regarding the GNL Internalization. The following is a summary of the material financial analyses performed by BMO in arriving at such opinion. These summaries of financial analyses alone do not constitute a complete description of the financial analyses BMO employed in reaching its conclusion.

BMO’s opinion regarding the GNL Internalization was only one of many factors considered by the GNL Special Committee in evaluating the proposed Internalization Merger. Neither BMO’s opinion regarding the GNL Internalization nor its financial analyses were determinative of the GNL Internalization Consideration to be paid in the GNL Internalization pursuant to the Internalization Merger Agreement or of the views of the GNL Special Committee, the GNL Board, or GNL management with respect to the GNL Internalization Consideration or the GNL Internalization. None of the analyses performed by BMO were assigned a greater significance by BMO than any other, nor does the order of analyses described represent relative importance or weight given to those analyses by BMO. The summary text describing each financial analysis does not constitute a complete description of BMO’s financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by BMO. The summary text set forth below does not represent and should not be viewed by anyone as constituting conclusions reached by BMO with respect to any of the analyses performed by it in connection with its opinion regarding the GNL Internalization. Rather, BMO made its determination as to the fairness, from a financial point of view, to GNL of the GNL Internalization Consideration to be paid by GNL in the Internalization Merger pursuant to the Internalization Merger Agreement on the basis of its experience and professional judgment after considering the results of all of the analyses performed.
Except as otherwise noted, the information utilized by BMO in its analyses, to the extent that it is based on market data, is based on market data as it existed on or before May 19, 2023 and is not necessarily indicative of current market conditions. The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which any securities may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions, and other factors that influence the price of securities.
In conducting its analysis, BMO used three primary methodologies (described below under the section titled “Summary of Financial Analysis of BMO Capital Markets Corp. — Internalization Merger”) to review the valuation of the GNL Advisor and RTL Advisor, to assess the fairness, from a financial point of view, to GNL of the GNL Internalization Consideration to be paid by GNL in the Internalization Merger pursuant to the Internalization Merger Agreement. Specifically, BMO conducted precedent transactions analysis of selected internalization transactions, discounted cash flow analysis and selected publicly traded companies analysis. No individual methodology was given a specific weight, nor should any methodology be viewed individually. Additionally, no company, internalization or transaction used in any analysis as a comparison is identical to GNL, RTL, the GNL Advisor and RTL Advisor, or the Internalization Merger, and they all differ in material ways. Accordingly, an analysis of the results described below is not merely mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the selected companies or internalization transactions to which they are being compared. As a consequence, mathematical derivations (such as the high, low, mean and median) of financial data are not by themselves meaningful and in selecting the ranges of multiples to be applied were considered in conjunction with experience and the exercise of judgment. BMO used these analyses to determine the impact of various operating metrics on the implied value of the GNL Advisor and RTL Advisor. Each of these analyses yielded a range of implied values, and therefore, those implied value ranges developed from these analyses were viewed by BMO collectively and not individually.
Summary of Financial Analysis of BMO Capital Markets Corp. — The Internalization Merger
Discounted Cash Flow Analysis
BMO performed a discounted cash flow analysis to calculate the estimated present value of the unlevered free cash flows that the GNL Advisor and RTL Advisor (but not GNL Property Manager or RTL Property Manager) would generate for the fiscal years 2023 (last three quarters) through fiscal year 2027.
BMO calculated terminal values to the fiscal year 2028 forecast for the GNL Advisor and RTL Advisor by applying a range of terminal revenue multiples for the Advisor LLCs of 2.7x to 6.8x and a range of estimated weighted average cost of capital of 8.9% to 9.5%. This analysis indicated the following implied total value reference range for the consideration to be paid by GNL in the Internalization Merger pursuant to the Internalization Merger Agreement:

($ in mm)	Implied Total Value Reference Range
Discounted Cash Flows	$112 – $200
This analysis indicated an implied total value reference range of $112 million to $200 million, as compared to the GNL Internalization Consideration, which BMO assumed, at GNL management’s direction, was an amount equal to $198 million, based upon the relative ownership of GNL and RTL on a pro forma basis (53% and 47%, respectively), after giving effect to the consummation of the Internalization Merger pursuant to the Internalization Merger Agreement. As described in further detail above, BMO rendered its opinion regarding the GNL Internalization solely with respect to the GNL Internalization Consideration to be paid in the GNL Internalization pursuant to the Internalization Merger Agreement.
Selected Publicly Traded Companies Analysis
BMO reviewed and compared certain publicly available financial information, ratios and market multiples relating to the GNL Advisor and RTL Advisor with equivalent publicly available data for selected publicly traded companies that share similar business characteristics with the GNL Advisor and RTL Advisor to derive an implied value reference range for the GNL Internalization Consideration to be paid by GNL in the Internalization Merger pursuant to the Internalization Merger Agreement. BMO reviewed 12 publicly traded asset management companies. For each of the selected companies, BMO analyzed the ratio of enterprise value (which is referred to herein as EV) to such companies’ estimated revenue for calendar year 2023 based on Street consensus estimates for comparison purposes. The multiples for each of the selected companies were calculated using their respective closing prices on May 19, 2023, and were based on the most recent publicly available information and Street consensus estimates. The selected companies were as follows:
•
Apollo Global Management, Inc.

•
Ares Management Corporation

•
Ashford Inc.

•
Blackstone Inc.

•
Blue Owl Capital Inc.

•
Brookfield Asset Management Ltd.

•
The Carlyle Group Inc.

•
Cohen & Steers, Inc.

•
Kennedy-Wilson Holdings, Inc.

•
The RMR Group Inc.

•
Sculptor Capital Management, Inc.

•
TPG Inc.

For purposes of this analysis, BMO derived a range of EV multiples for each metric from the selected publicly traded companies.
The following table reflects the results of this analysis:
EV/2023E Revenue
Selected Publicly Traded Companies	2.5x – 12.9x
This analysis indicated an implied total value reference range of $80 million to $411 million as set forth in the table below, as compared to the GNL Internalization Consideration, which BMO was directed by GNL management to assume was an amount equal to $198 million:

($ in mm)	Implied Total Value Reference Range
Select Publicly-Traded Companies	$80 – $411
No company included in the selected publicly traded companies analysis is identical to the Advisor LLCs. In evaluating the selected companies, BMO made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters which are beyond GNL’s control, such as the impact of competition on GNL, RTL, the GNL Advisor and RTL Advisor and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of GNL, RTL, the GNL Advisor and RTL Advisor or the industry, or in the financial markets in general.
Selected Internalization Transactions
BMO reviewed and compared the management fees and fee multiples paid in 10 selected U.S. equity REIT internalization transactions that BMO deemed relevant. For each of these selected U.S. equity REIT internalization transactions, using publicly available information, BMO calculated and analyzed the transaction value as a multiple of the associated management fee. The following table sets forth the transactions analyzed based on such characteristics, the date each transaction was announced and the results of such analysis.
($ in mm) REIT	External Manager	Date Announced	Transaction Value	Management Fee Multiple
Safehold Inc.	iStar Inc.	10-Aug-22	$50	2.9x
Sila Realty Trust	Carter Validus REIT Management II	30-Sep-20	40	1.7x
Resource REITs I, II & III	C-III Capital Partners	08-Sep-20	135	4.4x
Steadfast Apartment REIT	Steadfast Apartment Advisor	01-Sep-20	125	2.8x
Global Medical REIT	Inter-American Group Holdings	20-Jul-20	18	2.5x
Preferred Apartments Communities	Preferred Apartment Advisors	31-Jan-20	154	4.8x
Broadstone Net Lease	Broadstone Real Estate	12-Nov-19	210	6.8x
Carey Watermark Investors I + II	Watermark Capital Partners / W.P. Carey	22-Oct-19	125	5.0x
Modiv	BrixInvest	20-Sep-19	33	7.1x
SmartStop Self Storage REIT	SmartStop Asset Management	28-Jun-19	68	4.4x
BMO then applied a selected range of management fee multiples of 2.7x to 6.8x to GNL’s projected 2023E management fee. The low-end of the selected range of management fee multiples was derived from the first quartile of all 10 selected internalization transactions. This analysis indicated an implied total value reference range of $87 million to $216 million as set forth in the table below, as compared to the GNL Internalization Consideration to be paid in the GNL Internalization pursuant to the Internalization Merger Agreement, which BMO was directed by GNL management to assume was an amount equal to $198 million:
($ in mm)	Implied Total Value Reference Range
Select Internalization Transactions	$87 – $216
No company or transaction included in the select internalization transactions analysis is identical to GNL, RTL, or the GNL Advisor and RTL Advisor or any of their respective assets or directly comparable to the GNL Internalization. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that would affect the value of the transactions to which the GNL Internalization Consideration to be paid by GNL in the Internalization Merger pursuant to the Internalization Merger Agreement is being compared. In evaluating the select internalization transactions, BMO made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters which are beyond GNL’s control, such as the impact of competition on GNL, RTL, the GNL Advisor and RTL Advisor and the industry generally, industry growth and the absence of any adverse material change in the financial conditions and prospects of GNL, RTL, the GNL Advisor and RTL Advisor or the industry or the financial markets in general.
Miscellaneous
In connection with BMO’s services as financial advisor to the GNL Special Committee with respect to the REIT Merger, GNL will pay BMO an aggregate fee of $30 million, $3 million of which was paid upon delivery of BMO’s opinion regarding the REIT Merger and the remainder of which is payable upon consummation of the Mergers. In addition, GNL paid BMO a fee of $1 million, which was paid upon delivery of BMO’s opinion regarding the Internalization Merger. GNL has also agreed to reimburse BMO for certain of its expenses and to indemnify BMO and certain related parties against certain potential liabilities arising out of or in connection with its engagement.
In the two years prior to the date of this opinion, BMO and/or certain of its affiliates have provided, currently are providing and in the future may provide certain investment banking, corporate banking, global markets trading and other services unrelated to the REIT Merger, the Internalization Merger, GNL, RTL and/or certain of their respective affiliates for which BMO and such affiliates have received and may receive compensation. Specifically, from January 1, 2021 to the date of its opinion, BMO and certain of its affiliates have provided investment banking, corporate banking and global markets trading services to GNL and certain of its affiliates unrelated to the REIT Merger or the Internalization Merger, for which services BMO has received and/or expects to receive compensation, including having acted as a lending participant in GNL’s $1.45 billion senior unsecured credit facility, for which facility the credit agreement was most recently amended and restated in April 2022 and which, following such amendment and restatement, consists solely of a senior unsecured revolving credit facility. Following the announcement of the REIT Merger and in connection with its closing, GNL intends to exercise the existing accordion feature associated with this credit facility to borrow an additional $500 million; as a lender under this credit facility, an affiliate of BMO would participate in this borrowing. Further from January 1, 2021 to the date of its opinion, BMO and certain of its affiliates have provided investment and corporate banking services to RTL and certain of its affiliates unrelated to the REIT Merger or the Internalization Merger, for which services BMO has received and/or expects to receive compensation, including having acted as a joint lead arranger and joint bookrunner and as administrative agent for RTL’s $600 million revolving unsecured corporate credit facility. In addition, from January 1, 2021 to the date of its opinion, BMO and certain of its affiliates have provided investment banking, corporate banking and global markets trading services to Healthcare Trust, Inc., a REIT managed by Healthcare Trust Operating Partnership, LP., an affiliate of Advisor Parent, for which services BMO has received and/or expects to receive compensation, including having acted as a joint lead arranger in HTI’s senior secured credit facility, for which facility the credit agreement was most recently amended and restated in August 2022 and which, following such amendment and restatement, consists of a $150 million term loan and a $505 million revolving line of credit.
BMO, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, certain of BMO’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, GNL, RTL or any other party that may be involved in the REIT Merger or the Internalization Merger and their respective affiliates or any currency or commodity that may be involved in the REIT Merger or the Internalization Merger. BMO or its affiliates may provide investment and corporate banking services to GNL, RTL, or AR Global and their respective affiliates in the future, for which BMO or its affiliates may receive customary fees. BMO provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including, without limitation, derivative securities, of GNL or RTL or their respective affiliates for its own account and for the accounts of customers.

PROSPECTIVE FINANCIAL INFORMATION
Certain GNL Unaudited Prospective Financial Information — Standalone and Combined Company
Although GNL periodically may issue limited forward looking financial information to investors, GNL does not as a matter of course make public long-term projections as to future GNL Adjusted EBITDA, FFO, GNL AFFO, Total Debt, Net Debt or other results or financial measures due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the Proposed Transactions contemplated by the REIT Merger Agreement and the Internalization Merger Agreement, GNL’s management prepared and provided to the GNL Special Committee in connection with its evaluation of the Proposed Transactions, and to its financial advisor, BMO, certain unaudited prospective financial information as set forth below which are referred to as the “GNL Projections” and upon which BMO was directed by the GNL Special Committee to rely in connection with BMO’s financial analyses described below in the section entitled “Opinions of the Financial Advisor to the GNL Special Committee” beginning on page 107 of this Joint Proxy Statement/Prospectus. The GNL Projections were also provided to the RTL Special Committee, RTL and the RTL Special Committee’s financial advisor, Truist Securities. In preparing the GNL Projections, GNL’s management considered information communicated by RTL and certain synergies and other changes that GNL’s management projected to result from the Proposed Transactions. The below summary of the GNL Projections is included for the purpose of providing GNL stockholders and RTL stockholders access to certain nonpublic information that was furnished to the GNL Special Committee, the GNL Board, BMO, RTL, the RTL Special Committee, the RTL Board, and Truist Securities, in connection with the Proposed Transactions and such information may not be appropriate for other purposes and is not being included to influence the voting decision of any GNL stockholder or RTL stockholder.
The GNL Projections were not prepared with a view toward public disclosure, the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for the preparation and presentation of financial projections. The inclusion of the GNL Projections should not be regarded as an indication that such information is predictive of actual future events or results and such information should not be relied upon as such and readers of this Joint Proxy Statement/Prospectus are cautioned not to place undue reliance on the GNL Projections. The GNL Projections included in this Joint Proxy Statement/Prospectus have been prepared by, and are the responsibility of, GNL’s management.
While presented with numeric specificity, the unaudited prospective financial information set forth below was based on numerous variables (including assumptions related to industry performance and general business, economic, market and financial conditions as well as specific matters related to GNL’s business, RTL’s business and the business of the Combined Company on a pro forma basis after giving effect to the Proposed Transactions, including anticipated or potential synergies) that are inherently subjective, leading to uncertainty that is beyond the control of GNL’s management. Important factors that may affect actual results and cause the unaudited prospective financial information not to be achieved include, but are not limited to, risks and uncertainties relating to GNL’s business, RTL’s business and the business of the Combined Company on a pro forma basis after giving effect to the Proposed Transactions (including its ability to achieve strategic goals, objectives and performance targets and to achieve operating synergies over the applicable periods presented), industry performance, general business and economic conditions and other factors as described in the section entitled Risk Factors of this Joint Proxy Statement/Prospectus. This unaudited prospective financial information also reflects numerous variables, expectations and assumptions available at the time they were prepared as to certain business decisions that are subject to change. Accordingly, there is no assurance that the projected results summarized below will be realized. GNL stockholders and RTL stockholders are urged to review the most recent SEC filings on both GNL and RTL for descriptions of the reported and anticipated results of operations and financial condition and capital resources, including in Management’s Discussion and Analysis of Financial Condition and Results of Operations in GNL’s Annual report on Form 10-K for the year ended December 31, 2022 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which are incorporated by reference into this Joint Proxy Statement/Prospectus. None of GNL, RTL nor their respective officers, directors, affiliates, advisors or other representatives can give any assurance that actual results will not differ materially from this unaudited prospective financial information.

GNL UNDERTAKES NO OBLIGATION TO UPDATE OR OTHERWISE REVISE OR RECONCILE THE BELOW UNAUDITED PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE THIS UNAUDITED PROSPECTIVE FINANCIAL INFORMATION WAS GENERATED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH INFORMATION ARE SHOWN TO BE IN ERROR. SINCE THE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION COVERS MULTIPLE YEARS, SUCH INFORMATION BY ITS NATURE BECOMES LESS PREDICTIVE WITH EACH SUCCESSIVE YEAR.
GNL and RTL may calculate certain non-GAAP financial metrics, including GNL AFFO and GNL Adjusted EBITDA using different methodologies. Consequently, the financial metrics presented in each company’s prospective financial information disclosures and in the sections of this Joint Proxy Statement/Prospectus with respect to the opinions of the GNL Special Committee’s financial advisor to the GNL Special Committee and the opinion of the RTL Special Committee’s financial advisor to the RTL Special Committee may not be directly comparable to one another. Further, these financial metrics are “non-GAAP financial measures” as set forth in Item 10(e) of Regulation S-K and should not be considered as alternatives to net income (loss) (determined in accordance with GAAP) or any other GAAP financial measures or as an indication of GNL’s, RTL’s or the Combined Company’s performance. None of these non-GAAP measures represents cash generated from operating activities determined in accordance with GAAP, and none are a measure of liquidity or an indicator of GNL’s, RTL’s or the Combined Company’s ability to make cash distributions. The below unaudited prospective financial information should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. SEC rules that may otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures provided to directors or a financial advisor (like the below unaudited prospective financial information) in connection with proposed transactions like the Proposed Transactions when the disclosure is included in a document like this Joint Proxy Statement/Prospectus. In addition, reconciliations of non-GAAP financial measures to GAAP financial measures were not relied upon by BMO for purposes of performing its analyses in connection with rendering its opinions with respect to the REIT Merger and the Internalization Merger. Accordingly, GNL has not provided a reconciliation of the non-GAAP financial measures to the relevant GAAP financial measures.
GNL has not made any, and makes no representation to RTL or any GNL stockholder or RTL stockholder, in the REIT Merger Agreement, the Internalization Merger Agreement or otherwise, concerning the below unaudited prospective financial information or regarding the ultimate performance of GNL, RTL, or the Combined Company on a pro forma basis after giving effect to the Proposed Transactions compared to the unaudited prospective financial information or that projected results will be achieved. In light of the foregoing factors and the uncertainties inherent in the unaudited prospective financial information, GNL urges all GNL stockholders and RTL stockholders not to place undue reliance on such information and to review GNL’s most recent SEC filings for a description of GNL’s reported financial results. Furthermore, the unaudited prospective financial information does not consider any circumstances or events occurring after the dates on which it was prepared.
The prospective financial information included in this document has been prepared by, and is the responsibility of, GNL’s management. PwC has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, PwC does not express an opinion or any other form of assurance with respect thereto. The report of PwC contained in GNL’s Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference into this Joint Proxy Statement/Prospectus, relates to GNL’s previously issued financial statements. It does not extend to the prospective financial information and should not be read to do so.
GNL on a Standalone Basis
The following table presents a summary of the GNL Projections, which were provided to BMO by GNL management and upon which BMO was directed to rely by the GNL Special Committee in connection with performing its financial analyses in connection with rendering its opinions regarding the REIT Merger and the Internalization Merger, as well as to the RTL Special Committee and its financial advisors.

	Year Ending December 31,
(in millions, except per share data)	2023E	2024E	2025E	2026E	2027E	2028E
GNL Adjusted EBITDA(1)	$295.9	$307.2	$307.6	$308.0	$308.5	$309.1
FFO(2)	$143.6	$151.9	$150.1	$152.8	$154.1	$156.0
GNL AFFO(3)	$159.3	$164.9	$166.1	$171.5	$174.3	$176.5
Total Debt	$2,449.5	$2,401.6	$2,403.3	$2,399.5	$2,392.7	$2,383.5
Net Debt(4)	$2,404.5	$2,356.6	$2,358.3	$2,354.5	$2,347.7	$2,338.5
Net Debt / GNL Adjusted EBITDA	$8.0x	$7.6x	$7.6x	$7.6x	$7.6x	$7.6x

(1)
GNL Adjusted EBITDA as used by GNL is a non-GAAP measure and is calculated as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non-cash items, including GNL’s pro-rata share from unconsolidated joint ventures and revenue attributable to the reimbursement by third parties of financing costs.

(2)
FFO as used by GNL is a non-GAAP measure and is calculated as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO. GNL calculates FFO in compliance with the NAREIT FFO Whitepaper.

(3)
GNL AFFO as used by GNL is a non-GAAP measure and includes FFO, adjusted for certain costs including: acquisitions, transaction and other costs, loss on extinguishment of debt, amortization of market lease and other intangibles, straight-line rent and straight line rent (rent deferral agreements), amortization of mortgage discounts, unrealized (gain) loss on undesignated derivatives and foreign currency transactions, equity-based compensation, amortization of deferred financing costs, and certain expenses.

(4)
Net Debt represents total debt outstanding less cash and cash equivalents at the end of the applicable period.

GNL on a Standalone and Internalized Basis
The following table presents a summary of the GNL management’s internalization forecasts, which represents GNL on a standalone basis with adjustments for the Company Internalization Consideration, or 53% of the Internalization Merger Consideration and inclusive of respective cost savings, for the calendar years 2023 through 2028, which were provided to BMO by GNL management and upon which BMO was directed to rely by the GNL Special Committee in connection with performing its financial analyses in connection with rendering its opinions regarding the REIT Merger and the Internalization Merger.
	Year Ending December 31,
(in millions, except per share data)	2023E	2024E	2025E	2026E	2027E	2028E
GNL Adjusted EBITDA(1)	$314.8	$331.5	$333.4	$333.8	$334.3	$334.9
FFO(2)	$162.7	$177.2	$178.9	$183.6	$187.2	$191.5
GNL AFFO(3)	$177.8	$190.2	$194.9	$202.3	$207.4	$212.0
Total Debt	$2,445.4	$2,357.4	$2,315.9	$2,266.8	$2,212.5	$2,153.5
Net Debt(4)	$2,400.4	$2,312.4	$2,270.9	$2,221.8	$2,167.5	$2,108.5
Net Debt / GNL Adjusted EBITDA	$7.6x	$7.0x	$6.8x	$6.7x	$6.5x	$6.3x

(1)
GNL Adjusted EBITDA as used by GNL is a non-GAAP measure and is calculated as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non-cash items, including GNL’s pro-rata share from unconsolidated joint ventures and revenue attributable to the reimbursement by third parties of financing costs.

(2)
FFO as used by GNL is a non-GAAP measure and is calculated as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write- downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO. GNL calculates FFO in compliance with the NAREIT FFO Whitepaper.

(3)
GNL AFFO as used by GNL is a non-GAAP measure and includes FFO, adjusted for certain costs including: acquisitions, transaction and other costs, loss on extinguishment of debt, amortization of market lease and other intangibles, straight-line rent and straight line rent (rent deferral agreements), amortization of mortgage discounts, unrealized (gain) loss on undesignated derivatives and foreign currency transactions, equity-based compensation, amortization of deferred financing costs, and certain expenses.

(4)
Net Debt represents total debt outstanding less cash and cash equivalents at the end of the applicable period.

GNL and RTL on a Combined Basis
The following table presents a summary of the Pro Forma GNL Projections, which GNL management provided to RTL management and its financial advisors. The following combined prospective financial information combines GNL and RTL using historical basis and was used for discussions with the GNL Special Committee or RTL Special Committee. It does not include adjustments related to the Internalization Merger and does not contain any purchase price adjustments that will be made in accordance with ASC 805 Business Combinations (including new basis for real estate assets and market discounts on the RTL debt to be assumed) following the close of the Proposed Transactions. Accordingly, the actual results of the Combined Company will differ and could differ materially. See “Unaudited Pro Forma Condensed Combined Financial Information.”
	Three Months Ending December 31, 2023E	Year Ending December 31,
(in millions, except per share data)		2024E	2025E	2026E	2027E	2028E
GNL Adjusted EBITDA(1)	$169.0	$685.2	$691.1	$693.4	$697.8	$700.0
FFO(2)	$93.0	$390.4	$394.9	$392.1	$399.5	$403.4
GNL AFFO(3)	$93.1	$399.7	$409.0	$410.9	$420.0	$424.1
Total Debt	$5,163.9	$5,082.7	$5,023.8	$4,962.8	$4,895.9	$4,837.9
Net Debt(4)	$5,118.9	$5,037.7	$4,978.8	$4,917.8	$4,850.9	$4,792.9
Net Debt / GNL Adjusted EBITDA	$7.6x	$7.3x	$7.2x	$7.1x	$6.9x	$6.9x

(1)
GNL Adjusted EBITDA as used by GNL is a non-GAAP measure and is calculated as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non-cash items, including GNL’s pro-rata share from unconsolidated joint ventures and revenue attributable to the reimbursement by third parties of financing costs

(2)
FFO as used by GNL is a non-GAAP measure and is calculated as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO. GNL calculates FFO in compliance with the NAREIT FFO Whitepaper.

(3)
GNL AFFO as used by GNL is a non-GAAP measure and includes FFO, adjusted for certain costs including: acquisitions, transaction and other costs, loss on extinguishment of debt, amortization of market lease and other intangibles, straight-line rent and straight line rent (rent deferral agreements), amortization of mortgage discounts, unrealized (gain) loss on undesignated derivatives and foreign currency transactions, equity-based compensation, amortization of deferred financing costs, and certain expenses.
(4)
Net Debt represents total debt outstanding less cash and cash equivalents at the end of the applicable period.

Certain RTL Unaudited Prospective Financial Information
Although RTL periodically may issue limited forward looking financial information to investors, RTL does not as a matter of course make public long-term projections as to future RTL Adjusted EBITDA, FFO, RTL AFFO, Total Debt, Net Debt or other results or financial measures due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the Proposed Transactions contemplated by the REIT Merger Agreement and the Internalization Merger Agreement, RTL’s management prepared and provided to the RTL Special Committee in connection with its evaluation of the Proposed Transactions, and to its financial advisor, Truist Securities, including in connection with Truist Securities’ financial analyses described below in the section entitled “Opinion of Financial Advisor to the RTL Special Committee” beginning on page 100 of this Joint Proxy Statement/Prospectus, certain unaudited prospective financial information as set forth below, which are referred to as the “RTL Projections”. The RTL Projections were also provided to the GNL Special Committee and GNL management, and by GNL management to the GNL Special Committee’s financial advisor, BMO, upon which BMO was directed by the GNL Special Committee to rely performing its financial analyses in connection with rendering its opinions regarding the REIT Merger and the Internalization Merger. In preparing the RTL Projections, RTL’s management considered information communicated by GNL and certain synergies and other changes that RTL’s management projected to result from the Proposed Transactions. The below summary of the RTL Projections is included for the purpose of providing RTL stockholders and GNL stockholders access to certain nonpublic information that was furnished to the RTL Special Committee, the RTL Board, Truist Securities, the GNL Special Committee, the GNL Board and BMO, in connection with the Proposed Transactions and such information may not be appropriate for other purposes and is not included to influence the voting decision of any RTL stockholder or GNL stockholder.
The RTL Projections were not prepared with a view toward public disclosure, the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for the preparation and presentation of financial projections. The inclusion of the RTL Projections should not be regarded as an indication that such information is predictive of actual future events or results and such information should not be relied upon as such and readers of this Joint Proxy Statement/Prospectus are cautioned not to place undue reliance on the RTL Projections. The RTL Projections included in this Joint Proxy Statement/Prospectus have been prepared by, and are the responsibility of, RTL’s management.
While presented with numeric specificity, the unaudited prospective financial information set forth below was based on numerous variables (including assumptions related to industry performance and general business, economic, market and financial conditions as well as specific matters related to RTL’s business, GNL’s business and the business of the Combined Company on a pro forma basis after giving effect to the Proposed Transactions, including anticipated or potential synergies) that are inherently subjective, leading to uncertainty that is beyond the control of RTL’s management. Important factors that may affect actual results and cause the unaudited prospective financial information not to be achieved include, but are not limited to, risks and uncertainties relating to RTL’s business, GNL’s business and the business of the Combined Company on a pro forma basis after giving effect to the Proposed Transactions (including its ability to achieve strategic goals, objectives and performance targets and to achieve operating synergies over the applicable periods presented), industry performance, general business and economic conditions and other factors as described in the section entitled Risk Factors of this Joint Proxy Statement/Prospectus. This unaudited prospective financial information also reflects numerous variables, expectations and assumptions available at the time they were prepared as to certain business decisions that are subject to change. Accordingly, there is no assurance that the projected results summarized below will be realized. RTL stockholders and GNL stockholders are urged to review the most recent SEC filings on both RTL and GNL for descriptions of the reported and anticipated results of operations and financial condition and capital resources, including in Management’s Discussion and Analysis of Financial Condition and Results of Operations in

RTL’s Annual report on Form 10-K for the year ended December 31, 2022 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which are incorporated by reference into this Joint Proxy Statement/Prospectus. None of RTL, GNL nor their respective officers, directors, affiliates, advisors or other representatives can give any assurance that actual results will not differ materially from this unaudited prospective financial information.
RTL UNDERTAKES NO OBLIGATION TO UPDATE OR OTHERWISE REVISE OR RECONCILE THE BELOW UNAUDITED PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE THIS UNAUDITED PROSPECTIVE FINANCIAL INFORMATION WAS GENERATED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH INFORMATION ARE SHOWN TO BE IN ERROR. SINCE THE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION COVERS MULTIPLE YEARS, SUCH INFORMATION BY ITS NATURE BECOMES LESS PREDICTIVE WITH EACH SUCCESSIVE YEAR.
RTL and GNL may calculate certain non-GAAP financial metrics, including RTL AFFO and RTL Adjusted EBITDA using different methodologies. Consequently, the financial metrics presented in each company’s prospective financial information disclosures and in the sections of this Joint Proxy Statement/Prospectus with respect to the opinion of RTL’s financial advisor to RTL and GNL’s financial advisors to GNL may not be directly comparable to one another. Further, these financial metrics are “non-GAAP financial measures” as set forth in Item 10(e) of Regulation S-K and should not be considered as alternatives to net income (loss) (determined in accordance with GAAP) or any other GAAP financial measures or as an indication of RTL’s, GNL’s or the Combined Company’s performance. None of these non-GAAP measures represents cash generated from operating activities determined in accordance with GAAP, none are a measure of liquidity or an indicator of RTL’s, GNL’s or the Combined Company’s ability to make cash distributions. The below unaudited prospective financial information should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. SEC rules that may otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures provided to directors or a financial advisor (like the below unaudited prospective financial information) in connection with proposed transactions like the Proposed Transactions when the disclosure is included in a document like this Joint Proxy Statement/Prospectus. In addition, reconciliations of non-GAAP financial measures to GAAP financial measures were not relied upon by Truist Securities for purposes of its opinion or by the RTL Special Committee in connection with its consideration of the Proposed Transactions. Accordingly, RTL has not provided a reconciliation of the non-GAAP financial measures to the relevant GAAP financial measures.
RTL has not made any, and makes no representation to GNL or any RTL stockholder or GNL stockholder, in the REIT Merger Agreement, the Internalization Merger Agreement or otherwise, concerning the below unaudited prospective financial information or regarding the ultimate performance of RTL, GNL, or the Combined Company on a pro forma basis after giving effect to the Proposed Transactions compared to the unaudited prospective financial information or that projected results will be achieved. In light of the foregoing factors and the uncertainties inherent in the unaudited prospective financial information, RTL urges all RTL stockholders and GNL stockholders not to place undue reliance on such information and to review RTL’s most recent SEC filings for a description of RTL’s reported financial results. Furthermore, the unaudited prospective financial information does not consider any circumstances or events occurring after the dates on which it was prepared.
The prospective financial information included in this document has been prepared by, and is the responsibility of, RTL’s management. PwC has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, PwC does not express an opinion or any other form of assurance with respect thereto. The report of PwC contained in RTL’s Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference into this Joint Proxy Statement/Prospectus, relates to RTL’s previously issued financial statements. It does not extend to the prospective financial information and should not be read to do so.
RTL on a Standalone Basis
The following table presents a summary of the RTL Projections, which RTL management provided to Truist Securities for purposes of its financial analysis as well as to GNL management and its financial advisors.

	Year Ending December 31,
(in millions, except per share data)	2023E	2024E	2025E	2026E		2027E	2028E
RTL Adjusted EBITDA(1)	$290.4	$302.9	$303.4	$$	305.2	$308.3	$309.6
FFO(2)	$109.4	$128.0	$133.8		$133.0	$138.1	$139.8
RTL AFFO(3)	$131.2	$154.6	$162.5		$161.9	$165.6	$166.9
Total Debt	$2,700.0	$2,724.1	$2,704.4		$2,683.1	$2,653.4	$2,631.8
Net Debt(4)	$2,635.0	$2,649.1	$2,629.4		$2,608.1	$2,578.4	$2,556.8
Net Debt / RTL Adjusted EBITDA	$8.7x	$8.8x	$8.6x		$8.5x	$8.5x	$8.4x

(1)
RTL Adjusted EBITDA as used by RTL is a non-GAAP measure and is calculated as net (loss) income with addbacks/adjustments for depreciation and amortization, interest expense, impairments of real estate investments, acquisition, transaction and other costs, equity-based compensation (inclusive of RTL’s restricted common shares and LTIP units), (gain) loss on sale of real estate investments, other income and (gain) loss on non-designated derivatives.

(2)
FFO as used by RTL is a non-GAAP measure and is calculated as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO. RTL calculates FFO in compliance with the NAREIT FFO Whitepaper.

(3)
RTL AFFO as used by RTL is a non-GAAP measure and includes FFO, adjusted for certain costs including: acquisitions, transaction and other costs, legal fees, amortization of market lease and other intangibles, net, straight-line rent and straight line rent (rent deferral agreements), amortization of mortgage (premiums) and discounts on borrowings, net, (gain) loss on non-designated derivatives, equity-based compensation inclusive of RTL’s restricted common shares and LTIP units, amortization of deferred financing costs, net, certain expenses and any proportionate share of adjustments for non-controlling interest to arrive at RTL AFFO.

(4)
Net Debt represents total debt outstanding less cash and cash equivalents at the end of the applicable period.

RTL on a Standalone and Internalized Basis
The following table presents a summary of the RTL management’s internalization forecasts, which represents RTL on a standalone basis with adjustments for 47% of the Internalization Merger Consideration and inclusive of respective cost savings, for the calendar years 2023 through 2028, which were provided by RTL management.
	Year Ending December 31,
(in millions, except per share data)	2023E	2024E	2025E	2026E	2027E	2028E
RTL Adjusted EBITDA(1)	$317.0	$339.9	$343.6	$345.4	$349.3	$350.9
FFO(2)	$135.2	$167.1	$178.7	$180.8	$189.8	$195.1
RTL AFFO(3)	$157.4	$193.7	$207.4	$209.7	$217.3	$222.2
Total Debt	$2,686.0	$2,653.7	$2,571.1	$2,484.0	$2,384.5	$2,289.5
Net Debt(4)	$2,621.0	$2,578.7	$2,496.1	$2,409.0	$2,309.5	$2,214.5
Net Debt / RTL Adjusted EBITDA	$8.2x	$7.5x	$7.2x	$6.9x	$6.5x	$6.2x

(1)
RTL Adjusted EBITDA as used by RTL is a non-GAAP measure and is calculated as net (loss) income with addbacks/adjustments for depreciation and amortization, interest expense, impairments of real estate investments, acquisition, transaction and other costs, equity-based compensation (inclusive of RTL’s restricted common shares and LTIP units), (gain) loss on sale of real estate investments, other income and (gain) loss on non-designated derivatives.

(2)
FFO as used by RTL is a non-GAAP measure and is calculated as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write- downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO. RTL calculates FFO in compliance with the NAREIT FFO Whitepaper.

(3)
RTL AFFO as used by RTL is a non-GAAP measure and includes FFO, adjusted for certain costs including: acquisitions, transaction and other costs, legal fees, amortization of market lease and other intangibles, net, straight-line rent and straight line rent (rent deferral agreements), amortization of mortgage (premiums) and discounts on borrowings, net, (gain) loss on non-designated derivatives, equity- based compensation inclusive of RTL’s restricted common shares and LTIP units, amortization of deferred financing costs, net, certain expenses and any proportionate share of adjustments for non-controlling interest to arrive at RTL AFFO.

(4)
Net Debt represents total debt outstanding less cash and cash equivalents at the end of the applicable period.

Certain Advisor Unaudited Prospective Financial Information
Although the GNL Advisor and RTL Advisor periodically may issue limited forward looking financial information to investors, GNL Advisor and RTL Advisor do not as a matter of course make public long-term projections as to future revenue, expenses, unlevered free cash flow, or other results or financial measures due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the Proposed Transactions contemplated by the REIT Merger Agreement and the Internalization Merger Agreement, the management of GNL Advisor and RTL Advisor prepared and provided to the GNL Special Committee and the RTL Special Committee in connection with their evaluation of the Proposed Transactions, and to their respective financial advisors, certain unaudited prospective financial information as set forth below, which are referred to as the Advisor Projections. The below summary of Advisor Projections is included for the purpose of providing RTL stockholders and GNL stockholders access to certain nonpublic information that was furnished to the RTL Special Committee, the RTL Board, Truist Securities, the GNL Special Committee, the GNL Board and BMO, in connection with the Proposed Transactions, and such information may not be appropriate for other purposes and is not included to influence the voting decision of any RTL stockholder or GNL stockholder.
The Advisor Projections were not prepared with a view toward public disclosure, the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for the preparation and presentation of financial projections. The inclusion of the Advisor Projections should not be regarded as an indication that such information is predictive of actual future events or results and such information should not be relied upon as such and readers of this Joint Proxy Statement/Prospectus are cautioned not to place undue reliance on the Advisor Projections. The Advisor Projections included in this Joint Proxy Statement/ Prospectus have been prepared by, and are the responsibility of, the respective management of GNL Advisor and RTL Advisor.
While presented with numeric specificity, the unaudited prospective financial information set forth below was based on numerous variables (including assumptions related to industry performance and general business, economic, market and financial conditions as well as specific matters related to the business of GNL Advisor and RTL Advisor) that are inherently subjective, leading to uncertainty that is beyond the control of the management of GNL Advisor and RTL Advisor. Important factors that may affect actual results and cause the unaudited prospective financial information not to be achieved include, but are not limited to, risks and uncertainties relating to the GNL Advisor’s and RTL Advisor’s business (including their ability to achieve strategic goals, objectives and performance targets and to achieve operating synergies over the applicable periods presented), industry performance, general business and economic conditions and other factors as described in the section entitled Risk Factors of this Joint Proxy Statement/Prospectus. This unaudited prospective financial information also reflects numerous variables, expectations and assumptions available at the time they were prepared as to certain business decisions that are subject to change. Accordingly, there is no assurance that the projected results summarized below will be realized.

Neither GNL Advisor, RTL Advisor, nor their officers, directors, affiliates, advisors or other representatives can give any assurance that actual results will not differ materially from this unaudited prospective financial information.
The prospective financial information included in this document has been prepared by, and is the responsibility of, GNL’s management. Mazars USA LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, Mazars USA LLP does not express an opinion or any other form of assurance with respect thereto. The report of Mazars USA LLP contained in this document relates to the combined financial statements for the years ended December 31, 2021 and 2022 of Global Net Lease Advisors, LLC, Necessity Retail Advisors, LLC, Global Net Lease Properties, LLC and Necessity Retail Properties, LLC. It does not extend to the prospective financial information and should not be read to do so.
	GNL Advisor Projected Free Cash Flows
	Nine Months Ended December 31,	Year Ending December 31,
(in millions)	2023E	2024E	2025E	2026E	2027E	2028E
Revenue(1)	$24	$32	$32	$32	$32	$32
Expenses(2)	$10	$14	$14	$14	$14	$14
Taxes(3)	$3	$4	$4	$4	$4	$4
Unlevered Free Cash Flow	$11	$14	$14	$14	$14	$14

(1)
Revenue includes asset management fees for GNL.

(2)
Expenses includes, compensation, benefits, rent and overhead.

(3)
Based on illustrative corporate tax rate of 21%

	RTL Advisor Projected Free Cash Flows
	Nine Months Ended December 31,	Year Ending December 31,
(in millions)	2023E	2024E	2025E	2026E	2027E	2028E
Revenue(1)	$23	$31	$31	$31	$31	$31
Expenses(2)	$11	$15	$15	$15	$15	$15
Taxes(3)	$3	$3	$3	$3	$3	$3
Unlevered Free Cash Flow	$10	$13	$13	$13	$13	$13

(1)
Revenue includes asset management fees for RTL.

(2)
Expenses includes, compensation, benefits, rent and overhead.

(3)
Based on illustrative corporate tax rate of 21%

Expected Synergies
GNL management estimates that the Combined Company is projected to realize $75 million of Expected Synergies — approximately $54 million realized Expected GNL Internalization Synergies and approximately $21 million realized within 12 months of the close of the REIT Merger from anticipated merger synergies.

THE REIT MERGER AGREEMENT
The following is a brief summary of the material provisions of the REIT Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference in this Joint Proxy Statement/Prospectus. As a stockholder of RTL or GNL, you are not a third-party beneficiary of the REIT Merger Agreement and therefore you may not directly enforce any of its terms and conditions.
This summary may not contain all of the information about the REIT Merger Agreement that is important to you. RTL and GNL urge you to carefully read the full text of the REIT Merger Agreement because it is the legal document that governs the merger. The REIT Merger Agreement is not intended to provide you with any factual information about RTL or GNL. In particular, the assertions embodied in the representations and warranties contained in the REIT Merger Agreement (and summarized below) are qualified by information in the documents that each of RTL and GNL filed with the SEC prior to the signing of the REIT Merger Agreement, as well as by certain disclosure letters, which RTL and GNL have delivered to the other respective parties to the agreement in connection with the execution of the REIT Merger Agreement, that modify, qualify, and create exceptions to the representations and warranties set forth in the REIT Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may apply contractual standards of materiality in a way that is different from what may be viewed as material by investors or that is different from standards of materiality generally applicable under the U.S. federal securities laws or may not be intended as statements of fact but rather as a way of allocating risk among the parties to the REIT Merger Agreement. The representations and warranties and other provisions of the REIT Merger Agreement, and the description of the provisions in this Joint Proxy Statement/Prospectus, should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings that each of RTL and GNL files with the SEC and the other information in this Joint Proxy Statement/Prospectus. See the section titled “Where You Can Find More Information and Incorporation by Reference” beginning on page 224.
The Mergers
The REIT Merger Agreement provides that at the REIT Merger Effective Time, RTL will merge with and into REIT Merger Sub, with REIT Merger Sub continuing as the surviving entity and a wholly owned subsidiary of GNL. Upon the REIT Merger Effective Time, REIT Merger Sub will be the general partner in RTL OP. Immediately following the REIT Merger Effective Time and prior to the OP Merger, REIT Merger Sub will distribute its general partnership interests in RTL OP to GNL. GNL, in turn, will contribute the general partnership interest to GNL OP and, in turn, GNL OP will contribute onward the general partnership interests to a newly formed limited liability company that will be wholly owned by GNL OP. Immediately following the steps in the preceding sentence, OP Merger Sub will merge with and into RTL OP, with RTL OP continuing as the surviving entity.
Closing and Effective Time of the Merger
The REIT Merger Effective Time will be at such time as the REIT Merger Articles of Merger are accepted for record by the State Department of Assessments and Taxation of Maryland (the “SDAT”) or on such later date and time as the parties agree and designate in the REIT Merger Articles of Merger.
The OP Merger Effective Time will be at such time as the OP Merger Certificate of Merger has been filed with the Delaware Secretary or on such later date and time as the parties agree and designate in the OP Merger Certificate of Merger, it being understood that the parties will cause the OP Merger Effective Time to occur as soon as practicable following the REIT Merger Effective Time.
Conversion of Securities
RTL Common Stock
At the REIT Merger Effective Time, each issued and outstanding share of RTL Class A Common Stock, except for those held by GNL or any wholly owned subsidiary of RTL or GNL, will automatically be converted into the right to receive 0.670 shares of validly issued, fully paid and nonassessable shares of GNL Common Stock. From and after the REIT Merger Effective Time, all shares of RTL Class A Common

Stock will no longer be outstanding and will automatically be cancelled and cease to exist, and each holder of a share of RTL Class A Common Stock will cease to have any rights with respect thereto, except for the right to receive the consideration and any dividends or other distributions such holder may be entitled to as provided in the REIT Merger Agreement. The RTL Class A Common Stock, RTL Series A Preferred Stock and RTL Series C Preferred Stock will be delisted from the Nasdaq Global Select Market at the REIT Merger Effective Time.
RTL Preferred Stock
At the REIT Merger Effective Time, each issued and outstanding share of (i) RTL Series A Preferred Stock will automatically be converted into the right to receive from GNL one share of newly created GNL Series D Preferred Stock, and (ii) RTL Series C Preferred Stock will automatically be converted into the right to receive from GNL one share of newly created GNL Series E Preferred Stock. The GNL Series D Preferred Stock and GNL Series E Preferred Stock will have substantially identical powers, preferences, privileges, and rights as the RTL Series A Preferred Stock and the RTL Series C Preferred Stock, respectively. From and after the REIT Merger Effective Time, all shares of RTL Series A Preferred Stock and RTL Series C Preferred Stock will no longer be outstanding and will automatically be cancelled and cease to exist, and each holder of a share of RTL Series A Preferred Stock and RTL Series C Preferred Stock will cease to have any rights with respect thereto, except for the right to receive the consideration and any dividends or other distributions such holder may be entitled to as provided in the REIT Merger Agreement.
OP Units
Following the REIT Merger Effective Time and prior to the OP Merger, REIT Merger Sub will distribute its general partnership interests in RTL OP to GNL. GNL will, in turn, distribute the general partnership interests to GNL OP and, in turn, GNL OP will contribute them to a newly formed limited liability company that will be wholly owned by GNL OP (“Newco GP, LLC”). At the OP Merger Effective Time (i) Newco GP, LLC will be the sole general partner of the surviving company with respect to the OP Merger; (ii) all the RTL OP Preferred Units held by REIT Merger Sub immediately after the REIT Merger Effective Time will be cancelled and no payment will be made with respect thereto; (iii) all of the RTL OP Common Units held by REIT Merger Sub after the REIT Merger Effective Time will be converted into 99 New GNL OP Common Units, and GNL OP will continue as the sole limited partner of RTL OP; and (iv) each RTL OP Unit held by a limited partner of RTL OP other than RTL or any subsidiary of RTL issued and outstanding immediately prior to the OP Merger Effective Time will automatically be converted into New GNL OP Units in an amount equal to (x) one (1), multiplied by (y) the Exchange Ratio, and each holder of New GNL OP Units will be admitted as a limited partner of GNL OP in accordance with the terms of the partnership agreement of GNL OP. Immediately after the OP Merger Effective Time, Newco GP, LLC will be the general partner and GNL OP will be the limited partner of RTL OP.
Fractional Shares and Units
The REIT Merger Agreement provides that fractional shares of GNL Common Stock, GNL Series D Preferred Stock, or GNL Series E Preferred Stock of less than 1/1,000th of a share will not be issued upon surrender for exchange of certificates or with respect to book-entry shares of RTL Class A Common Stock, RTL Series A Preferred Stock, or RTL Series C Preferred Stock, as applicable, and will instead be aggregated and rounded up to the nearest 1/1,000th of a share of GNL Common Stock, GNL Series D Preferred Stock, or GNL Series E Preferred Stock, as applicable. In addition, no fractional New GNL OP Common Units of less than 1/1000th of a unit will be issued in exchange for RTL OP Common Units and will instead be aggregated and rounded up to the nearest 1/1000th of a unit of New GNL OP Common Units.
RTL Restricted Shares and RTL LTIP Units
Except with respect to the RTL Restricted Shares granted between the execution of the REIT Merger Agreement and the REIT Merger Effective Time (as described below), as of one business day immediately prior to the REIT Merger Effective Time, all RTL Restricted Shares granted to a member of the RTL Board under the RTL 2018 Plan then outstanding (whether or not then vested) will automatically become fully vested, and all restrictions with respect thereto will lapse. Each share of RTL Class A Common Stock resulting from the vesting of the RTL Restricted Shares will be treated the same as other shares of RTL Class A Common Stock issued and outstanding immediately prior to the REIT Merger Effective Time and will be converted into the right to receive GNL Common Stock in accordance with the terms of the REIT Merger Agreement. After the signing of the REIT Merger Agreement, each independent director of the RTL Board has been granted $85,000 of RTL Restricted Shares as part of their ordinary course annual grants, with such RTL Restricted Shares to be subject to one year vesting pursuant to the award agreement granting such RTL Restricted Shares and will convert into shares of GNL Common Stock at the REIT Merger Effective Time in the same manner as the unvested RTL Restricted Stock held by non-directors of RTL (as described below).
Also as of one business day immediately prior to the REIT Merger Effective Time, all other outstanding RTL Restricted Shares including any RTL Restricted Shares issued on conversion of RTL LTIP Units will cease to relate to, or represent any right to receive, RTL Class A Common Stock and will be assumed by GNL and automatically converted, at the REIT Merger Effective Time, into GNL Restricted Stock with respect to a number of shares of GNL Common Stock equal to the product of (x) the number of shares of RTL Class A Common Stock underlying the applicable award of RTL Restricted Shares as of immediately prior to conversion, multiplied by (y) the Exchange Ratio, with each award of RTL Restricted Shares so converted into GNL Restricted Stock otherwise subject to the same terms and conditions as were applicable to the corresponding award of RTL Restricted Shares, including any applicable vesting, acceleration, and payment timing provisions, except (i) as expressly adjusted by the REIT Merger Agreement, (ii) all of the outstanding equity or equity-based awards of RTL held by Jason Doyle and other key employees (including any incremental grants made to them prior to the REIT Merger Effective Time) will fully vest as of immediately prior to the REIT Merger Effective Time, and (iii) all of the outstanding equity or equity-based awards of RTL held by any employee of RTL Advisor who is not offered employment by GNL on the terms and conditions set forth in the Internalization Merger Agreement will fully vest as of immediately prior to the REIT Merger Effective Time.
In connection with the Internalization Merger Agreement, the parties agreed to modify the terms of the existing RTL 2021 Award to accelerate the timing for determining whether the award is vested and earned. Specifically, RTL Advisor will modify the 8,528,885 RTL LTIP Units that are outstanding under the RTL 2021 Award so that the award may be converted, upon the election of Advisor Parent, into 8,528,885 Converted RTL Restricted Shares. Any restricted shares that are not earned will be forfeited by the Advisor Parent. As modified, upon Advisor Parent exercising such election, RTL will immediately issue RTL SLP the Converted RTL Restricted Shares, subject to an award agreement which is substantially identical to the RTL 2021 Award, except as modified by the terms of the Internalization Merger Agreement. All vesting conditions, whether based on time or performance, will remain in full effect, except that upon the Internalization Merger Effective Time, all Converted RTL Restricted Shares (or, if not converted, the RTL LTIP Units) will vest and may be earned based on the achievement of performance as calculated on or prior to the Internalization Merger Effective Time and any vested and earned Converted RTL Restricted Shares will be released from all restrictions and registered for resale. Each of the earned RTL LTIP Units will be entitled to the RTL Catch Up paid in cash at the Internalization Effective Time. If Advisor Parent elects to convert RTL LTIP Units into Converted RTL Restricted Shares, other than with respect to the RTL Catch Up, any dividend or distribution will be paid on the Converted RTL Restricted Shares in accordance with the provisions of the RTL 2021 Award. All Converted RTL Restricted Shares (or, if not converted, the RTL LTIP Units) will vest and may be earned based on the achievement of performance as calculated on or prior to the closing of the Proposed Transactions and any vested and earned Converted RTL Restricted Shares upon release of restrictions which will occur prior to the REIT Merger Effective Time, will be treated as a share of RTL Class A Common Stock issued and outstanding immediately prior to the REIT Merger Effective Time and will be converted into the right to receive shares of GNL Common Stock based on the Exchange Ratio.
Additionally, as of the REIT Merger Effective Time, (i) the RTL Advisor Multi-Year Outperformance Award Agreement, dated as of July 21, 2021, will be terminated, and no further awards will be granted thereunder, and (ii) GNL will assume the RTL 2018 Plan.
RTL and GNL Financing Agreements
In connection with the REIT Merger Agreement, GNL will assume all of RTL’s indebtedness and repay all amounts outstanding under the RTL Credit Facility. In particular:

(i)
RTL’s Senior Notes:   GNL will assume $500.0 million aggregate principal amount of 4.50% Senior Notes due 2028 issued by RTL and RTL OP on October 7, 2021. The RTL Senior Notes, which were issued at par, will mature on September 30, 2028 and accrue interest at a rate of 4.50% per year. Interest is payable semi-annually in arrears on March 30 and September 30 of each year. The RTL Senior Notes do not require any principal payments prior to maturity (but see “Risk Factors — The occurrence of a Ratings Decline in connection with the Proposed Transactions may require the Combined Company to redeem the RLT Senior Notes under the indenture governing the RTL Senior Notes, and the Combined Company may not have the funds necessary to finance such a redemption” on page 32);

(ii)
RTL Credit Facility:   GNL will repay all amounts due under the RTL Credit Facility and then terminate the facility; and

(iii)
GNL Credit Facility:   GNL intends to either amend or refinance the GNL Credit Facility to increase the proceeds available under the facility. As of March 31, 2023, RTL had $448 million outstanding on the RTL Credit Facility and $46.6 million remained available for future borrowings, and as of the date of this Joint Proxy Statement/Prospectus, RTL had $639 million outstanding on the RTL Credit Facility and $28.2 million remained available for future borrowings. Thus, GNL will need to increase availability to fund repayment of the RTL Credit Facility. GNL is expected to exercise the existing “accordion feature” on the GNL Credit Facility and increase the commitments under the GNL Credit Facility by $500.0 million to facilitate the repayment of the RTL Credit Facility and to create additional availability after the transactions are completed.

In addition, prior to the REIT Merger Effective Time, RTL will seek lender consents with respect to the applicable terms of the RTL CMBS to the extent required to permit RTL and RTL OP to perform their respective obligations pursuant to the REIT Merger Agreement and the Internalization Merger Agreement and, prior to the REIT Merger Effective Time, GNL will seek lender consents with respect to the applicable terms of the GNL CMBS to the extent required to permit GNL and GNL OP to perform their respective obligations pursuant to the REIT Merger Agreement and the Internalization Merger Agreement.
As of the date of this Joint Proxy Statement/Prospectus, in connection with the completion of the Proposed Transactions, GNL would issue a maximum of approximately (x) (A) 95,967,705 shares of GNL Common Stock in the REIT Merger (which includes (i) up to 5,714,353 shares of GNL Common Stock that may be issued by GNL to an affiliate of Advisor Parent in exchange for shares of RTL Class A Common Stock that may be issued by RTL prior to the REIT Merger Effective Time if all 8,528,885 RTL LTIP Units currently held by Advisor Parent and its affiliates are earned, and (ii) up to 115,857 shares of GNL Common Stock that may be issued in the REIT Merger in exchange for up to 172,921 shares of RTL Class A Common Stock that may be issued by RTL in exchange for outstanding RTL OP Common Units held by an unaffiliated third party that may be converted into shares of RTL Class A Common Stock prior to, or at any time after, the REIT Merger Effective Time, (B) 7,933,711 shares of GNL Series D Preferred Stock, and (C) 4,595,175 shares of GNL Series E Preferred Stock to RTL’s stockholders, and (y) 29,614,825 shares of GNL Common Stock to Advisor Parent in the Internalization Merger. GNL may issue up to an additional 2,500,000 shares of GNL Common Stock to Advisor Parent if all GNL LTIP Units (or GNL Restricted Shares, if such GNL LTIP Units are converted) held by Advisor Parent and its affiliates are earned. Fewer shares than the maximum may be issued based on the measurement provisions in the RTL 2021 Award and GNL 2021 Award, which are based on total shareholder returns over the measurement period. The end of the measurement period will occur prior to the closing of the Proposed Transactions. Both the RTL LTIP Units (following conversion to shares of RTL Class A Common Stock) and the GNL LTIP Units are expected to be converted or exchanged into shares of GNL Common Stock at or near closing of the Proposed Transactions. Based on the price of GNL Common Stock of $10.74 per share at July 13, 2023, on a pro forma basis, 2,857,042 shares of GNL Common Stock would be issued in respect of the RTL LTIP Units (or restricted shares of RTL Class A Common Stock) prior to the closing and 375,000 shares of GNL Common Stock would be issued in respect of the GNL LTIP Units.
Additionally, pursuant to the terms of the Blackwells/Related Agreement discussed in more detail below, GNL issued 495,000 shares of GNL Common Stock to the Blackwells/Related Parties in a private placement exempt from registration on July 11, 2023, and, assuming that the Proposed Transactions are completed, will issue an additional 1,600,000 shares of GNL Common Stock to the Blackwells/Related Parties in a private placement exempt from registration.
Immediately following the consummation of the Proposed Transactions, current GNL stockholders will hold approximately 45%, current RTL stockholders will own approximately 39%, the Blackwells/Related Parties will hold approximately 2%, and the owners of Advisor Parent and their affiliates (including the direct owner of Advisor Parent and its wholly-owned subsidiaries (including Advisor Parent)) will hold approximately 14% (and will be permitted to own up to 16.8%) of the issued and outstanding shares of common stock of the Combined Company, which assumes 50% of outstanding RTL LTIP Units and 15% of outstanding GNL LTIP Units held by Advisor Parent and its affiliates are earned.
Withholding Rights
Each of GNL, GNL OP, REIT Merger Sub, OP Merger Sub (and any affiliate of the foregoing), the surviving entities of the OP Merger and the REIT Merger, and the transfer agent, as applicable, will be entitled to deduct and withhold from the merger consideration and any other amounts otherwise payable pursuant to the REIT Merger Agreement to any holder of RTL Class A Common Stock or RTL Restricted Shares, such amounts as it is required to deduct and withhold with respect to such payments under the Code or any other applicable provisions of state, local, or foreign tax law. Any such amounts so deducted and withheld will be paid over to the applicable governmental authority in accordance with applicable law and will be treated for all purposes of the REIT Merger Agreement as having been paid to the person or entity in respect of which such deduction and withholding was made.
No Dissenters’ Appraisal Rights
No dissenters’ appraisal rights will be available with respect to the Mergers or the other transactions contemplated by the REIT Merger Agreement.
Representations and Warranties
RTL and RTL OP, on the one hand, and GNL, GNL OP, REIT Merger Sub, and OP Merger Sub, on the other hand, have made representations and warranties in the REIT Merger Agreement, many of which are qualified as to materiality or subject to matters disclosed by the parties, and none of which survive the REIT Merger Effective Time, relating to among other things:
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organization, valid existence, organizational documents, good standing, and qualification to do business;

•
capital structure;

•
power and authority to execute and deliver, perform its obligations under, and, subject to stockholder approval, consummate the transactions contemplated by the REIT Merger Agreement;

•
absence of any conflict with, or breaches or violations of, any of its or its subsidiaries’ organizational documents or applicable laws, making certain regulatory filings required by law, and the absence of any violation or breach of or default or consent, approval, or notice requirements, or triggering of any payments, right of purchase, first offer, or forced sale, or creation of a lien under certain agreements;

•
consents and regulatory approvals necessary to complete the Mergers;

•
availability of SEC documents, internal accounting controls, disclosure controls and procedures and material weaknesses in internal controls;

•
inapplicability of the Investment Company Act of 1940, as amended;

•
absence of certain changes or events since January 1, 2023;

•
no undisclosed material liabilities;

•
permits and compliance with law;

•
in the case of RTL, RTL stockholder approval of the REIT Merger;

•
in the case of GNL, GNL stockholder approval of the issuance of shares of GNL Common Stock;

•
litigation;

•
properties;

•
environmental matters;

•
material contracts;

•
tax matters, including RTL’s and GNL’s, as applicable, qualification as a REIT;

•
intellectual property;

•
insurance;

•
employee and labor matters;

•
related party transactions;

•
“poison pills,” anti-takeover plans, or other similar arrangements in effect;

•
indebtedness;

•
“interested stockholder” status under the MGCL;

•
broker’s, finder’s or other similar fees;

•
opinions of RTL’s and GNL’s financial advisors;

•
exemptions relating to takeover or similar statutes and no dissenters’, appraisal or similar rights;

•
pension and employee benefit plans;

•
absence of untrue statements of material fact or omissions of material fact in documents filed with SEC or the Joint Proxy Statement mailed to stockholders of GNL and RTL in connection with the Mergers; and

•
no other representations and warranties.

In addition, GNL, GNL OP, REIT Merger Sub, and OP Merger Sub warranted that REIT Merger Sub and OP Merger Sub were each formed solely for the purposes of engaging in the transactions contemplated by the REIT Merger Agreement, and that neither REIT Merger Sub nor OP Merger Sub has, nor will have prior to the REIT Merger Effective Time, incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person, except for the obligations or liabilities incurred in connection with its organization and the transactions contemplated by the REIT Merger Agreement.
Covenants
The REIT Merger Agreement contains customary covenants, including among other things for RTL and GNL to operate in the ordinary course of business between signing and closing, call special meetings, prepare and submit the NYSE listing application to list the shares of GNL Common Stock, GNL Series D Preferred Stock and GNL Series E Preferred Stock to be issued in the Proposed Transactions, adhere to certain confidentiality requirements, effectuate the Internalization Merger, and use “reasonable best efforts” to complete the REIT Merger. RTL’s and GNL’s interim operating covenants are generally intended to restrict each party from making material changes to its respective capitalization, business, and assets without the other party’s prior consent.
In particular, RTL and GNL have agreed that, subject to certain exceptions, each will neither, nor permit any of their subsidiaries (except with the other party’s prior written consent) to:
•
amend or propose to amend their respective governing documents, partnership agreements, or other organizational documents in a manner adverse to itself and its subsidiaries taken as a whole;

•
split, combine, reclassify, or subdivide any of their shares of stock or other voting securities or equity interests, or issue any other securities in respect of, in lieu of, or in substitution of such interests;

•
declare, set aside, or pay any dividend on, or make any other distributions with respect to their, or their respective subsidiaries’, shares of capital stock or other equity securities or ownership interests, except for:

•
the payment of quarterly dividends in accordance with past practice with respect to RTL Class A Common Stock at an annual rate not to exceed $0.85 per share;

•
the payment of quarterly dividends with respect to shares of RTL Preferred Stock in accordance with the terms of the preferred stock and the RTL Charter;

•
the payment of distributions that are required to be made with respect to RTL Partnership Units;

•
the payment of dividends by any wholly owned subsidiary of RTL to its parent entity;

•
the payment of dividends by any subsidiary of RTL that is not wholly owned, directly or indirectly, by RTL, in accordance with the requirements of such subsidiary’s organizational documents;

•
the payment of quarterly dividends in accordance with past practice and not for any interim period prior to the REIT Merger Effective Time with respect to GNL Common Stock at an annual rate not to exceed $1.60 per share;

•
the payment of dividends by any wholly owned subsidiary of GNL to GNL;

•
the payment of dividends by any subsidiary of GNL that is not wholly owned, directly or indirectly, by GNL, in accordance with the requirements of such subsidiary’s organizational documents; and

•
any distribution reasonably necessary for RTL or GNL to maintain its status as a REIT;

•
redeem, repurchase, or otherwise acquire, or offer to redeem, repurchase, or otherwise acquire, directly or indirectly, any shares of their respective, or any of their respective subsidiaries’, capital stock or other equity interests, subject to certain exceptions;

•
except for inter-company transactions or among one or more wholly-owned subsidiaries or in connection with annual stock grants to directors and certain employees of Advisor Parent, issue, deliver, sell, pledge, dispose, encumber or grant, or agree to commit to issue, sell, or grant any of their respective or their respective subsidiaries’ shares of common stock or other equity equivalents;

•
except in connection with the granting of certain equity awards and restricted shares under employment agreements or employee benefit plans of RTL executed prior to the date of the REIT Merger Agreement or as otherwise specified in the REIT Merger Agreement, grant, confer, award, or modify the terms of any right to acquire any of their respective shares of capital stock or other voting securities or equity interests;

•
acquire or agree to acquire any person, entity, or division thereof or any material amount of assets thereof (whether real property or personal property) other than in certain circumstances, except as otherwise permitted;

•
sell, mortgage, pledge, lease, license, sell and leaseback, transfer, assign, otherwise dispose of or encumber or subject to any lien other than a permitted lien and other than in the ordinary course of business (A) any real property or interests therein contributing, either individually or in the aggregate, more than 10% of its EBITDA for the fiscal year ended December 31, 2022, and (B) any personal property and assets in excess of $250,000 in the aggregate, subject to certain exceptions;

•
incur, create, assume, refinance, replace, or prepay any amount of indebtedness for borrowed money, assume, guarantee, or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for, any indebtedness of any other person (other than a wholly owned subsidiary), with certain exceptions;

•
make any loans, advances, or capital contributions to, or investments in, any other person or entity (including to any of its officers, directors, employees, affiliates, agents, or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such persons, enter into any “keep well” or other similar arrangement to maintain any financial condition of another person or entity, with certain exceptions;
•
renew, modify or amend, terminate (other than through expiration in accordance with its terms), or waive, release, compromise, or assign any rights or claims under, any material contract or material lease, or enter into any new contract or lease that would be deemed to be material, with certain exceptions;

•
enter into or modify any collective bargaining agreement or other labor union contract applicable to its or any of its subsidiaries’ employees;

•
waive, release, assign, any material rights or claims or make any payment, directly or indirectly, of any other liability in an amount more than $2.5 million before the same becomes due in accordance with its terms other than in the ordinary course of business and consistent with past practices;

•
make or commit to make any capital expenditures more than $1.0 million individually or $2.5 million in the aggregate, with several exceptions;

•
except as otherwise permitted, settle or compromise any claim made or pending against it or any of its subsidiaries;

•
(A) hire or terminate any officer or director, promote any person to a position of officer or director, (B) increase the amount, rate, or terms of compensation or benefits of any of its directors or officers, except in the ordinary course of business consistent with past practices, (C) pay or agree to pay any pension, retirement allowance or other compensation or benefit to any former director, officer, or consultant, except in the ordinary course of business consistent with past practice, (D) enter into, adopt, amend or terminate any employment, bonus, severance or retirement contract or other compensation or employee benefits arrangement, (E) accelerate the vesting or payment of any compensation or benefits under any equity plan, (F) grant any awards under any equity, bonus, incentive, performance or other compensation plan or arrangement, or (G) take any action to fund or in any other way secure the payment of compensation or benefits under any equity plans, in each case, except as otherwise permitted;

•
fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect on December 31, 2022, except as required by a change in GAAP or in applicable law, or make any change other than in the ordinary course of business consistent with past practice, with respect to accounting policies, principles or practices unless required by GAAP;

•
enter any new line of business;

•
enter into any agreement that would limit or otherwise restrict their engagement or competition in any line of business in any geographic area;

•
fail to timely file all material reports and other material documents required to be filed with any governmental authority and other authorities (including the NYSE and Nasdaq), subject to extensions permitted by law or applicable rules or regulations;

•
subject to certain exceptions;

•
enter or modify any tax protection agreement;

•
make, change, or rescind any material election relating to taxes;

•
change a material method of tax accounting or amend any income tax return or any other material tax return;

•
settle or compromise any material federal, state, local or foreign income tax liability, audit, claim or assessment;

•
enter any material closing agreement related to material taxes; or

•
knowingly surrender any right to claim any material tax refund;

•
take any action or fail to take any action that would reasonably be expected to cause them to fail to qualify for taxation as a REIT or any of their respective subsidiaries to cease to be treated as a (x) disregarded entity or partnership for U.S. federal income tax purposes or (y) a TRS under the applicable provisions of the Code, as the case may be, or cause them to become liable for U.S. federal income or excise tax under Section 856, 857, 860, or 4981 of the Code, or similar provisions of state or local law, except as otherwise required by law;

•
subject to certain exceptions, merge or consolidate or adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing merger, liquidation, dissolution, consolidation, restructuring, recapitalization, or other bankruptcy reorganization, except as between subsidiaries of the respective companies or the dissolution and liquidation of subsidiaries in the ordinary course of business consistent with past practice and which, individually or in the aggregate, would not reasonably be expected to be material;

•
permit any insurance policy covering it or its subsidiaries and their respective properties, assets and businesses to be canceled or terminated or to expire unless such insurance policy is replaced with comparable coverage with substantially similar terms and conditions to the canceled, terminated, or expired policy (to the extent available);

•
initiate or consent to any material zoning reclassification of any real property or any other material change to any approved site plan, special use permit, planned development approval or other land use entitlement affecting any property, except as may be required by law or for the redevelopment of a property;

•
amend or modify their compensation terms or any other obligations contained in the engagement letter with their respective financial advisors in connection with the Mergers or engage other financial advisors in connection with the transactions contemplated by the REIT Merger Agreement;

•
take, or agree to commit to take, any action that would reasonably be expected to result in any of the conditions precedent set forth in the REIT Merger Agreement not being satisfied by June 1, 2024;

•
amend (except as contemplated by the REIT Merger Agreement), terminate or grant any waiver of any provision of, or redeem the rights issued under a rights plan;

•
authorize, or enter into, any contract, agreement, commitment, or arrangement to take any of the foregoing actions;

•
that except as permitted by the terms of the REIT Merger Agreement, withdraw, modify, amend its recommendation to its stockholders to vote in favor of the transaction in a manner adverse to the other party or fail to make the recommendation or include it in this Joint Proxy Statement/Prospectus.

GNL also agreed to take all corporate action necessary to increase the size of the GNL Board by three directors and that GNL will elect three directors designated by RTL to fill the resulting vacancies.
Solicitation of Transactions
The REIT Merger Agreement also includes covenants prohibiting RTL, its subsidiaries and representatives from soliciting, providing information, or entering into discussions concerning proposals relating to alternative business combination transactions, subject to certain limited exceptions. RTL was granted a “go-shop” period for 30 days following the execution of the REIT Merger Agreement during which it was permitted to solicit, provide information, or enter into discussions concerning proposals relating to alternative business combination transactions, subject to certain limited exceptions. Beginning at the end of the go-shop period on June 22, 2023, restrictions on RTL do not apply to third parties that, during the go-shop period, made a proposal for a competing transaction that the RTL Special Committee determines has resulted in, or would be reasonably expected to result in, a Superior Proposal (as defined below).
The REIT Merger Agreement defines a “Superior Proposal” as a written bona fide third-party proposal for at least 50% of RTL which the RTL Board, based on the recommendation of the RTL Special Committee, determines in its good faith judgment to be more favorable from a financial point of view to RTL’s stockholders than the REIT Merger and the other transactions contemplated by the REIT Merger Agreement. In addition, the proposal must not have been solicited in breach of the REIT Merger Agreement.

No Change in Recommendation with Competing Proposal
Prior to the receipt of the GNL stockholder approval, the GNL Board may make a change in the GNL Recommendation (as defined in the REIT Merger Agreement) and the RTL Board may make a change in the RTL Recommendation (as defined in the REIT Merger Agreement), in each case (as applicable), if and only if:
•
the GNL Board or RTL Board, as applicable, has determined in good faith after consultation with its legal and financial advisors that failure to make a change in the GNL Recommendation or RTL Recommendation, as applicable, would be inconsistent with its duties to GNL’s or RTL’s, as applicable, stockholders under applicable law, taking into account the terms of the REIT Merger Agreement;

•
(i) in the case of the RTL Board, an unsolicited bona fide written Acquisition Proposal (as defined in the REIT Merger Agreement) (and provided that the Acquisition Proposal did not result from a breach by RTL of the non-solicitation covenant and covenants restricting the sharing of information in the REIT Merger Agreement) is made to RTL and is not withdrawn, and the RTL Board concludes in good faith (after consultation with its outside legal counsel and its financial advisors) that such Acquisition Proposal constitutes a Superior Proposal (as defined in the REIT Merger Agreement) and that failure to terminate the REIT Merger Agreement or make a change in RTL Recommendation would reasonably be expected to be inconsistent with the RTL Board’s duties to RTL’s stockholders under applicable law; or (ii) a Company Intervening Event or Parent Intervening Event (each as defined in the REIT Merger Agreement) has occurred and, the GNL Board or the RTL Board, as applicable, concludes in good faith (after consultation with its outside legal counsel) that failure to take such action would reasonably be expected to be inconsistent with their duties under applicable law;

•
Five business days, which we refer to as the “notice period,” have elapsed since GNL or RTL, as applicable, has given written notice to the other party advising the other party that it intends to take such action;

•
during the notice period, the GNL Board or the RTL Board, as applicable, offers to negotiate with (and, if accepted, negotiated in good faith with) and causes its representatives to offer to negotiate with the other party regarding any adjustment or modification of the terms of the REIT Merger Agreement proposed by the other party and, in the case of a termination in accordance with bullet point two above, so that the Superior Proposal ceases to constitute a Superior Proposal.

Unless the REIT Merger Agreement is terminated, notwithstanding a change in the RTL Recommendation, unless RTL terminates the REIT Merger Agreement in connection with a Superior Proposal, RTL must cause the RTL Merger Proposal to be submitted to a vote of its stockholders at the RTL Special Meeting and notwithstanding a change in the GNL Recommendation, GNL must cause the GNL Common Stock Proposal to be submitted to a vote of its stockholders at the GNL Special Meeting.
Dividends
Both RTL and GNL have agreed not to pay dividends to the holders of their common or preferred stock during the period between the signing of the REIT Merger Agreement and the REIT Merger Effective Time without the prior written consent of the other party. The written consent of the other party, however, will not be required for quarterly distributions consistent with past practice at an annual rate not to exceed $0.85 per share of RTL Class A Common Stock or $1.60 per share of GNL Common Stock. Both parties agreed that such quarterly dividends will be coordinated so that the stockholders of both parties will receive the same number of quarterly dividends prior to the REIT Merger Effective Time. The REIT Merger Agreement contains other exceptions, such as the ability to pay dividends to maintain REIT status. Both RTL and GNL have further agreed that, in the event that the closing of the Mergers is to occur prior to the end of the then current dividend period of RTL or GNL, as the case may be, then each of RTL and GNL will declare a dividend to the respective holders of RTL Class A Common Stock and GNL Common Stock, the record date and payment date for which will be the close of business on the last business day prior to the closing of the Mergers. With respect to the RTL Series A Preferred Stock and RTL Series C Preferred Stock, RTL and GNL have agreed that dividends will be paid in accordance with the terms of such preferred stock as set forth in each company’s respective charter, subject to certain exceptions and limitations contained in the REIT Merger Agreement. Since the signing of the REIT Merger Agreement, RTL has paid dividends of $0.2125 per share of RTL Class A Common Stock and GNL has paid dividends of $0.40 per share of GNL Common Stock.
The GNL Board of Directors
Prior to the REIT Merger Effective Time, GNL will file articles supplementary to opt out of Section 3-803 of the MGCL so that upon the effectiveness of the articles supplementary all directors of GNL will be elected to serve until the following annual meeting of GNL stockholders and until their respective successors are duly elected and qualify. At the REIT Merger Effective Time, the GNL Board will be increased by three members and, at or immediately after the REIT Merger Effective Time, certain individuals designated by RTL will be elected to the GNL Board. Upon the effectiveness of GNL’s articles supplementary, GNL will elect to opt out of Section 3-803 of the MGCL, which permits corporations organized under Maryland law to classify their boards, and will prohibit itself from electing to be subject to Section 3-803 of the MGCL unless opting back in to Section 3-803 of the MGCL is approved by the affirmative vote of at least a majority of the votes cast on the matter by stockholders of GNL entitled to vote generally in the election of directors. Following the Declassification Election and beginning at the 2024 annual meeting of GNL stockholders, as the terms of the directors in each class expire, the successors to the directors in that class will be elected without classification, so that by the 2025 annual meeting of GNL stockholders, the GNL Board will no longer be classified.
Conditions to Obligations to Complete the Mergers and Other Transactions
The respective obligations of the parties to the REIT Merger Agreement to complete the Mergers and the other transactions contemplated by the REIT Merger Agreement at the REIT Merger Effective Time are subject to the satisfaction or, to the extent permitted by law, waiver of several conditions at or prior to the REIT Merger Effective Time, including:
•
approval of the REIT Merger pursuant to the REIT Merger Agreement by RTL’s stockholders;

•
approval of the issuance of shares of GNL Common Stock pursuant to the REIT Merger Agreement and the Internalization Merger Agreement by GNL’s stockholders;

•
there will be no order issued by any governmental authority of competent jurisdiction prohibiting the consummation of the Mergers nor any law enacted or otherwise enforced after the date of the REIT Merger Agreement that prohibits, restrains, enjoins, or makes illegal the consummation of the Mergers;

•
the registration statement on Form S-4 of which this Joint Proxy Statement/Prospectus forms a part will have been declared effective and no stop-order suspending the effectiveness of the registration statement will have been issued, and no proceedings for that purpose will have been initiated by the SEC that have not been withdrawn;

•
the shares of GNL Common Stock to be issued pursuant to the GNL Common Stock Proposal, the GNL Series D Preferred Stock and GNL Series E Preferred Stock will have been authorized for listing on the NYSE;

•
all conditions set forth in the Internalization Merger Agreement (other than those conditions that by their terms are required to be satisfied or waived at the closing thereof, but subject to the satisfaction or waiver of such conditions) will have been satisfied or waived so that the Internalization Merger will occur substantially contemporaneous with (but immediately following) the consummation of the REIT Merger; and

•
GNL will continue to maintain an Aggregate Share Ownership Limit (as described in the GNL Charter) of no greater than 8.9% in value of the aggregate of the outstanding shares of stock of GNL and 8.9% (in value or in number of shares, whichever is more restrictive) of any class or series of stock of GNL.

The obligations of GNL, GNL OP, REIT Merger Sub, and OP Merger Sub to complete the Mergers and the other transactions contemplated by the REIT Merger Agreement are further subject to the satisfaction or, to the extent permitted by law, waiver by GNL at the REIT Merger Effective Time of several conditions, including:
•
the truthfulness and correctness

•
in all material respects, as of the date of the REIT Merger Agreement and the closing of the Mergers, of the representations and warranties made in the REIT Merger Agreement by RTL regarding certain aspects of its organization, qualification, capital structure, authority, opinion of its financial advisor, stockholder vote, broker’s fees and commissions, and applicability of the Investment Company Act; and

•
of all other representations and warranties of RTL contained in the REIT Merger Agreement as of the date of the REIT Merger Agreement and closing of the Mergers, as though made as of the closing of the Mergers, except that representations and warranties that are made as of a certain date will only need to be true and correct as of and on such date and where failure does not have or would not reasonably be expected to have a material adverse effect on RTL;

•
RTL will have performed or complied in all material respects with its agreements and covenants, required to be performed by them under the REIT Merger Agreement on or prior to the closing of the Mergers;

•
GNL must have received a certificate, dated the date of the closing of the merger, signed by the chief executive officer or another senior officer of RTL, certifying to the effect that the conditions set forth in the four preceding bullet points and sub-bullet points have been satisfied;

•
since the date of the REIT Merger Agreement, there will have been no event, change or occurrence that, individually or in the aggregate, constitute or would reasonably likely constitute a material adverse effect on RTL and its subsidiaries, taken as a whole;

•
GNL must have received with respect to RTL, a written opinion of Proskauer Rose LLP (or other counsel to RTL reasonably acceptable to GNL), counsel to RTL, dated as of the closing of the Mergers and in form and substance reasonably acceptable to GNL, to the effect that, for all taxable periods commencing with its taxable year ended December 31, 2013, RTL has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and that its current organization and actual method of operation will enable RTL to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year which ends on the REIT Merger Effective Time, subject to customary exceptions, assumptions, and qualifications and may be in reliance upon tax representation letters;

•
GNL must have received a written opinion of Proskauer Rose LLP to the effect that, on the basis of facts, representations, and assumptions set forth or referred to in such opinion, the REIT Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, and which opinion may be in reliance upon tax representation letters; and

•
GNL will have received the written consents of the applicable counterparties to certain agreements specified in the REIT Merger Agreement.

The obligations of RTL and RTL OP to complete the Mergers and the other transactions contemplated by the REIT Merger Agreement are further subject to the satisfaction or, to the extent permitted by law, waiver at the REIT Merger Effective Time of several conditions, including:
•
the truthfulness and correctness

•
in all material respects, as of the date of the REIT Merger Agreement and closing of the Mergers, of the representations and warranties made in the REIT Merger Agreement by GNL, GNL OP, REIT Merger Sub, and OP Merger Sub regarding certain aspects of their organization, qualification, capital structure, authority, opinion of GNL’s financial advisor, stockholder vote, broker’s fees and commissions, and applicability of the Investment Company Act; and

•
of all other representations and warranties of GNL, GNL OP, REIT Merger Sub and OP Merger Sub contained in the REIT Merger Agreement as of the date of the REIT Merger Agreement and closing of the Mergers, as though made as of the REIT Merger Effective Time, except that representations and warranties that are made as of a certain date will only need to be true and correct as of and on such date and where failure does not have or would not reasonably be expected to have a material adverse effect on GNL;
•
GNL, GNL OP, REIT Merger Sub, and OP Merger Sub will have performed or complied in all material respects with its agreements and covenants, required to be performed by them under the REIT Merger Agreement on or prior to the closing of the Mergers;

•
RTL must have received a certificate, dated the date of the closing of the merger, signed by the chief executive officer or another senior officer of GNL, certifying to the effect that the conditions set forth in the four preceding bullet points and sub-bullet points have been satisfied;

•
Since the date of the REIT Merger Agreement, there will have been no event, change or occurrence that, individually or in the aggregate, constitute or would reasonably likely constitute a material adverse effect on GNL and its subsidiaries, taken as a whole;

•
RTL must have received with respect to GNL, a written opinion of Proskauer Rose LLP (or other counsel to GNL reasonably acceptable to RTL), counsel to GNL, dated as of closing of the Mergers, to the effect that, for all taxable periods commencing with its taxable year ended December 31, 2013, GNL has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and that its current organization and actual method of operation will enable GNL to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year which includes the REIT Merger Effective Time and thereafter, subject to customary exceptions, assumptions and qualifications and which opinion may be in reliance upon tax representation letters;

•
RTL must have received a written opinion of Proskauer Rose LLP, dated as of closing of the Mergers, to the effect that, on the basis of facts, representations, and assumptions set forth or referred to in such opinion, the REIT Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, and which opinion may be in reliance upon tax representation letters; and

•
RTL will have received the written consents of the applicable counterparties to certain agreements specified in the REIT Merger Agreement.

For purposes of the REIT Merger Agreement, the term “material adverse effect” means any event, circumstance, change, or effect (a) that is material and adverse to the business, assets, properties, liabilities, condition (financial or otherwise) or results of operations of RTL or GNL and their respective subsidiaries, taken as a whole or (b) that prevents or materially impairs the ability of RTL or RTL OP or GNL or GNL OP to consummate the Mergers before the Outside Date.
For the purposes of clause (a) above, a material adverse event will not include any event, circumstance, change, or effect to the extent arising out of or resulting from:
•
Any failure of RTL or GNL to meet any projections or forecasts or any decrease in the market price of the RTL Class A Common Stock or GNL Common Stock, as applicable;

•
Any events, circumstances, changes or effects that affect the commercial real estate REIT industry or the retail industry generally;

•
Any changes in the United States or global economy or capital financial or securities markets generally, including changes in interest or exchange rates or changes in global, national or regional political conditions;

•
the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage;

•
the negotiation, execution or announcement of the REIT Merger Agreement, or the consummation or anticipation of the Mergers or other transactions contemplated thereby, including the impact of any of the foregoing on relationships, contractual or otherwise, with tenants, customers, franchisors, managers, suppliers, lenders, investors, future partners or employees;

•
the taking of any action expressly required by, or the failure to take any action expressly prohibited by, the REIT Merger Agreement, or the taking of any action at the written request or with the prior written consent of RTL, the RTL Special Committee, GNL or the GNL Special Committee, as applicable;

•
earthquakes, hurricanes or other natural disasters or epidemic, pandemic, including the COVID-19 pandemic, and any future resurgence, or evolutions or mutations of COVID-19 or other disease outbreaks, epidemics or pandemics, or any escalation or worsening thereof;

•
changes in law or GAAP or interpretations or enforcement thereof; or

•
any stockholder or derivative litigation arising from allegations of a breach or violation of applicable law relating to the REIT Merger Agreement or transactions contemplated thereby,

which in certain of the circumstances described above, do not disproportionately adversely affect RTL or GNL and their respective subsidiaries, taken as a whole, compared to other companies in the industry in the geographic region in which RTL and GNL operate or own or lease properties, or with respect to certain circumstances, in the United States.
Termination of the REIT Merger Agreement
The REIT Merger Agreement may be terminated at any time prior to the closing of the Mergers, whether before or after the receipt of the RTL stockholder approval and the GNL stockholder approval (in each case, unless otherwise specified below), under the following circumstances:
Either RTL or GNL may terminate the REIT Merger Agreement:
•
by mutual written agreement of each of GNL (with the prior approval of the GNL Special Committee) and RTL (with the prior approval of the RTL Special Committee)

•
by either GNL (with the prior approval of the GNL Special Committee) or RTL (with the prior approval of the RTL Special Committee) if:

•
the REIT Merger is not consummated by the Outside Date (except that this termination right will not be available to a party whose material breach of any provision of the REIT Merger Agreement has been the primary cause of, or resulted in, the failure of the REIT Merger to occur on or before such date);

•
a governmental authority of competent jurisdiction has issued an order, decree, judgment, injunction or other law or taken any other action, which permanently restrains, enjoins or otherwise prohibits or makes illegal the consummation of the REIT Merger, and such order, decree, judgment, injunction, law or other action has become final and non-appealable (except that this termination right will not be available to a party whose material breach of any provision of the REIT Merger Agreement has been the primary cause of, or resulted in, such final, non-appealable order); or

•
upon the completion of voting at the GNL Special Meeting and RTL Special Meeting, the GNL stockholder approval or the RTL stockholder approval is not obtained (except that neither GNL or RTL will not have this right to terminate if the failure to obtain the GNL stockholder approval or RTL stockholder approval, as applicable, was primarily caused by a material breach by any of the GNL parties or the RTL parties, respectively).

•
by RTL (with the prior approval of the RTL Special Committee), if:

•
any of the GNL parties has materially breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the REIT Merger Agreement, which breach or failure to perform, either individually or in the aggregate, would result in, if occurring or continuing on the closing date, the related closing conditions not being satisfied on such date, and such breach or failure to perform cannot be cured by the Outside Date or, if curable, is not cured by GNL within thirty days of receipt by GNL of written notice of such breach or failure, unless RTL or RTL OP is in breach of any of its own representations, warranties, covenants or agreements set forth in the REIT Merger Agreement such that the related closing conditions would not be satisfied;

•
at any time prior to the receipt of the RTL stockholder approval, in order to enter into an acquisition agreement with respect to a Superior Proposal in compliance with the terms of the REIT Merger Agreement (except that the REIT Merger Agreement may not be so terminated unless RTL concurrently pays to GNL the termination fee described in the section entitled “The REIT Merger Agreement — Termination Expenses” beginning on page 143 of this Joint Proxy Statement/Prospectus); or

•
if, at any time prior to the GNL stockholder approval, GNL, the GNL Board or the GNL Special Committee, for any reason, will have effected a change in recommendation.

•
by GNL (with the prior approval of the GNL Special Committee), if:

•
any of the RTL parties has materially breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the REIT Merger Agreement, which breach or failure to perform, either individually or in the aggregate, would result in, if occurring or continuing on the closing date, the related closing conditions not being satisfied on such date, and such breach or failure to perform cannot be cured by the Outside Date or, if curable, is not cured by RTL within thirty days of receipt by RTL of written notice of such breach or failure, unless GNL, REIT Merger Sub or OP Merger Sub is in breach of any of its own representations, warranties, covenants or agreements set forth in the REIT Merger Agreement such that the related closing conditions would not be satisfied;

•
at any time prior to the RTL stockholder approval, RTL, the RTL Board or the RTL Special Committee, for any reason, will have effected a change in recommendation;

•
at any time prior to the receipt of the RTL stockholder approval, there has been a material breach by RTL of the non-solicitation/change of recommendation covenants;

•
at any time prior to the receipt of the RTL stockholder approval, the RTL Board or any committee thereof fails to include the RTL company recommendation in this Joint Proxy Statement/Prospectus;

•
at any time prior to the receipt of the RTL stockholder approval, the RTL Board or any committee thereof will have approved, adopted or publicly endorsed or recommended any Acquisition Proposal;

•
at any time prior to the receipt of the RTL stockholder approval, RTL enters into a contract or agreement relating to an Acquisition Proposal (other than a confidentiality agreement in compliance with the non-solicitation covenant in the REIT Merger Agreement); or

•
at any time prior to the receipt of the RTL stockholder approval, a tender offer or exchange offer for any shares of RTL Class A Common Stock that constitutes an Acquisition Proposal (other than by GNL or any of its affiliates) is commenced and the RTL Board fails to recommend against acceptance of such tender offer or exchange offer by the stockholders of RTL and to publicly reaffirm the RTL Recommendation within ten business days of being requested to do so by GNL.

Effect of Termination
If either party terminates the REIT Merger Agreement in a manner described above, and written notice has been given to the other parties specifying the provision to which such termination is made, the REIT Merger Agreement will become void and have no effect, without any liability or obligation on the part of any party to the REIT Merger Agreement, except that the confidentiality agreement and provisions related to public announcements, fees, and expenses and other certain general provisions of the REIT Merger Agreement will survive termination. No such termination will relieve any party from any liability or damages resulting from any intentional or willful breach of any of its covenants, obligations, or agreements set forth in the REIT Merger Agreement.
Termination Expenses
RTL must pay to GNL a termination fee of $40 million if the REIT Merger Agreement is terminated:

(i)
by GNL or RTL due to a failure of RTL to obtain stockholder approval with respect to certain aspects of the Proposed Transactions and where (x) an Acquisition Proposal (as defined in the REIT Merger Agreement) was made to the RTL Board of Directors, the RTL Special Committee, or directly to the RTL Stockholders and not publicly withdrawn prior to the RTL Special Meeting, and (y) concurrently with the termination, or within 12 months thereof, RTL consummates any Acquisition Proposal (subject to the terms of the REIT Merger Agreement);

(ii)
by GNL due to RTL breaching the REIT Merger Agreement in a way that gives rise to termination pursuant to the terms of the REIT Merger Agreement and where (i) an Acquisition Proposal was made to the RTL Board, the RTL Special Committee, or directly to the RTL Stockholders prior to the termination and (y) concurrently with the termination, or within 12 months thereof, RTL consummates any Acquisition Proposal (subject to the terms of the REIT Merger Agreement);

(iii)
by GNL if, prior to obtaining its stockholders’ approval of the issuance of shares pursuant to the Merger Agreements, RTL, the RTL Board of Directors, or the RTL Special Committee, for any reason, effects a change in recommendation with respect to the Proposed Transactions;

(iv)
by GNL if (A) the RTL Board or any committee thereof approves or endorses an alternative Acquisition Proposal, (B) RTL enters into a contract or agreement relating to an alternative Acquisition Proposal (other than a confidentiality agreement entered into in compliance with the REIT Merger Agreement), (C) a tender offer or exchange offer for any shares of RTL Class A Common Stock that constitutes an alternative Acquisition Proposal under the REIT Merger Agreement is commenced (other than by GNL or any of its affiliates) and the RTL Board fails to recommend against acceptance of such tender offer or exchange offer by the stockholders of RTL and to publicly reaffirm RTL’s recommendation within ten business days of being requested to do so by GNL, (D) the RTL Board or any committee thereof fails to include RTL’s recommendation in this Joint Proxy Statement/Prospectus, I(E) RTL will have materially violated any of its obligations under the non-solicitation provisions of the REIT Merger Agreement, and

(v)
by RTL if the RTL Board (based on the recommendation of the RTL Special Committee) approves and authorizes RTL to enter into a definitive agreement providing for the implementation of a Superior Proposal.

GNL must pay to RTL a termination fee of $40 million if the REIT Merger Agreement is terminated by RTL due to a material breach by GNL giving rise to termination, or a failure of GNL to obtain stockholder approval with respect to certain aspects of the Proposed Transactions.
In the event that the REIT Merger Agreement is terminated by RTL due to clause (v) above or by GNL due to clauses (ii),(iii) or (iv) above, and where such termination is in connection with RTL entering into a recommending a Superior Proposal, then, in addition to the termination fee payable by RTL, RTL will also pay GNL’s expenses in connection with the transaction up to an aggregate maximum of $3 million.
In the event that the REIT Merger Agreement is terminated by RTL (i) upon an adverse recommendation change by the GNL Board or the GNL Special Committee prior to GNL obtaining its stockholder approval, or (ii) GNL’s material, uncured breach of the REIT Merger Agreement, GNL will pay RTL’s expenses in connection with the transaction, as set forth in the REIT Merger Agreement, up to an aggregate maximum of $3 million.
Amendment
Subject to compliance with applicable law, the REIT Merger Agreement may be amended by mutual agreement by a written instrument signed by each of the parties (by action taken or authorized by their respective boards of directors) at any time before or after the required approvals with respect to the Mergers pursuant to the REIT Merger Agreement by RTL or GNL’s stockholders and prior to the REIT Merger Effective Time. However, after the approval of certain aspects of the Mergers pursuant to the REIT Merger Agreement by RTL’s and GNL’s stockholders, no (i) amendment will be permitted which changes the amount or the form of the consideration to be delivered to RTL’s stockholders pursuant to the REIT Merger Agreement, or which by applicable law or in accordance with the rules of any stock exchange requires further approval by RTL’s stockholders without obtaining such further approval, or (ii) amendment or change will be permitted which is not permitted under applicable law.
Extension and Waiver
At any time prior to the REIT Merger Effective Time, each of RTL and GNL may:
•
extend the time for the performance of any of the obligations or other acts of the other parties;

•
waive any inaccuracies in the representations and warranties of the other party contained in the REIT Merger Agreement or in any document delivered pursuant to the REIT Merger Agreement; or

•
subject to the provisions with respect to amending the REIT Merger Agreement, waive compliance with any of the agreements or conditions contained in the REIT Merger Agreement.

Any agreement on the part of either party to any extension or waiver described above will be valid only if set forth in writing and signed by the party agreeing to such extension or waiver.
Governing Law; Venue
The REIT Merger Agreement is governed by, and construed in accordance with, the laws of the State of Maryland without giving effect to conflicts of laws principles thereof. Each of the parties to the REIT Merger Agreement (i) consents to submit itself to the jurisdiction of any such Maryland state or federal court located in the United States District for the District of Maryland, for the purposes of any dispute arising out of or relating to the REIT Merger Agreement or any of the actions of the parties in the negotiation, administration, enforcement or performance of the REIT Merger Agreement, (ii) agrees, with respect to any proceeding in a Maryland state court, to assignment to the Maryland Business and Technology Case Management Program, and (iii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court.

THE INTERNALIZATION MERGER AGREEMENT
The following is a brief summary of the material provisions of the Internalization Merger Agreement, a copy of which is attached as Annex B and is incorporated by reference in this Joint Proxy Statement/Prospectus. As a stockholder of RTL or GNL, you are not a third-party beneficiary of the Internalization Merger Agreement and therefore you may not directly enforce any of its terms and conditions.
This summary may not contain all of the information about the Internalization Merger Agreement that is important to you. RTL and GNL urge you to carefully read the full text of the Internalization Merger Agreement because it is the legal document that governs the Internalization Merger. The Internalization Merger Agreement is not intended to provide you with any factual information about RTL, GNL or the Internalization Parties. In particular, the assertions embodied in the representations and warranties contained in the Internalization Merger Agreement (and summarized below) are qualified by information in the documents that each of RTL and GNL filed with the SEC prior to the signing of the Internalization Merger Agreement, which RTL and GNL have delivered to the other respective parties in connection with the execution of the Internalization Merger Agreement, that modify, qualify, and create exceptions to the representations and warranties set forth in the Internalization Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may apply contractual standards of materiality in a way that is different from what may be viewed as material by investors or that is different from standards of materiality generally applicable under the U.S. federal securities laws or may not be intended as statements of fact but rather as a way of allocating risk among the parties to the Internalization Merger Agreement. The representations and warranties and other provisions of the Internalization Merger Agreement, and the description of the provisions in this Joint Proxy Statement/Prospectus, should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings that each of RTL and GNL files with the SEC and the other information in this Joint Proxy Statement/Prospectus. See the section titled “Where You Can Find More Information and Incorporation by Reference” beginning on page 224.
The Internalization Merger
In accordance with the Internalization Merger Agreement, (i) GNL Advisor Sub will merge with and into GNL Advisor, with GNL Advisor continuing in existence as Global Net Lease Advisors, LLC; (ii) GNL PM Sub will merge with and into GNL Property Manager, with GNL Property Manager continuing in existence as Global Net Lease Properties, LLC; (iii) RTL Advisor Sub will be merged with and into RTL Advisor, with RTL Advisor continuing in existence as Necessity Retail Advisors, LLC; and (iv) RTL PM Sub will merge with and into RTL Property Manager, with RTL Property Manager continuing in existence as Necessity Retail Properties, LLC. As a result of the Internalization Merger, each of the Target Companies will become wholly-owned subsidiaries of GNL. Each of the advisory management services agreements and property management services agreements between the Target Companies and GNL and RTL, respectively, will cease to exist and be terminated upon the Internalization Merger Effective Time.
Following the completion of the Internalization Merger, RTL and GNL will take any action necessary or advisable to effect the termination of their respective advisory agreements and property management agreements in accordance with their respective terms. Prior to the closing of the Internalization Merger, Advisor Parent will place all “business assets,” including all assets, contracts (including leases) and employees necessary to conduct GNL’s and RTL’s business post-closing into subsidiaries of Advisor Parent that will be merged with subsidiaries of GNL upon the Internalization Merger Effective Time, with no services being required after the closing of the Internalization Merger from Advisor Parent directly, subject to the terms of the Internalization Merger Agreement.
As consideration for the Internalization Merger, GNL will issue 29,614,825 shares of GNL Common Stock to Advisor Parent valued based on GNL’s five-day volume-weighted average price of $10.97 as of market close on May 11, 2023, initially valued in the aggregate at $325.0 million, and pay an additional $50.0 million of cash to Advisor Parent. Pursuant to a Registration Rights and Stockholder Agreement to be effective at the closing of the Internalization Merger, Advisor Parent will not be permitted to sell, transfer or pledge any of the shares that it receives pursuant to the Internalization Merger Agreement for a period of six months following completion of the Internalization Merger. Notwithstanding the foregoing, beginning on the date that is 30 days following the Internalization Merger Effective Time, Advisor Parent will be permitted to sell or transfer up to $85.0 million of the shares that it receives pursuant to the Internalization

Merger Agreement provided that, during any three-month period, the amount of shares transferred by Advisor Parent cannot exceed the greater of one percent of the then outstanding shares of GNL Common Stock or the average weekly reported trading volume of the GNL Common Stock during the four weeks preceding the date of such transfer.
Treatment of LTIP Awards
GNL 2021 Award Treatment
As of the date of the Internalization Merger Agreement, GNL Advisor held the GNL LTIP Units. In connection with the Internalization Merger Agreement, the parties agreed to modify the terms of the existing GNL 2021 Award to accelerate the timing for determining whether the award is vested and earned. Specifically, as modified, prior to the Internalization Effective Time, GNL Advisor will distribute the GNL LTIP Units that are outstanding under the terms of the GNL 2021 Award to GNL SLP. GNL and GNL OP will modify the GNL LTIP Units so that the award may be converted, upon the election of Advisor Parent, into the GNL Restricted Shares. Any restricted shares that are not earned will be forfeited by the Advisor Parent. As modified, upon Advisor Parent exercising such election, GNL will immediately issue GNL SLP the GNL Restricted Shares, subject to an award agreement which is substantially identical to the GNL 2021 Award, except as modified by the terms of the Internalization Merger Agreement. All vesting conditions, whether based on time or performance, will remain in full effect, except as modified by the Internalization Merger Agreement. Each of the earned GNL LTIP Units will be entitled to the GNL Catch Up paid in cash at the Internalization Effective Time. If Advisor Parent elects to convert GNL LTIP Units into the GNL Restricted Shares, other than with respect to the GNL Catch Up, any dividend or distribution will be paid on the GNL Restricted Shares in accordance with the provisions of the GNL 2021 Award. Upon the Internalization Effective Time, all GNL Restricted Shares (or, if not converted, the GNL LTIP Units) will vest and may be earned based on the achievement of performance as calculated on or prior to the Internalization Effective Time and any vested and earned GNL Restricted Shares will be released from all restrictions and registered for resale on Form S-3 which GNL is required to file upon the closing of the Internalization Merger.
RTL 2021 Award Treatment
As of the date of the Internalization Merger Agreement, RTL Advisor held the RTL LTIP Units. In connection with the Internalization Merger Agreement, the parties agreed to modify the terms of the existing RTL 2021 Award to accelerate the timing for determining whether the award is vested and earned. Specifically, as modified, prior to the Internalization Effective Time, RTL Advisor will distribute the RTL LTIP Units that are outstanding under the terms of the RTL 2021 Award to RTL SLP. RTL and RTL OP will modify the RTL LTIP Units so that the award may be converted, upon the election of Advisor Parent, into the Converted RTL Restricted Shares. Any restricted shares that are not earned will be forfeited by the Advisor Parent. As modified, upon Advisor Parent exercising such election, RTL will immediately issue RTL SLP the Converted RTL Restricted Shares, subject to an award agreement which is substantially identical to the RTL 2021 Award, except as modified by the terms of the Internalization Merger Agreement. All vesting conditions, whether based on time or performance, will remain in full effect, except as modified by the Internalization Merger Agreement. Each of the earned RTL LTIP Units will be entitled to the RTL Catch Up paid in cash at the Internalization Effective Time. If Advisor Parent elects to convert RTL LTIP Units into Converted RTL Restricted Shares, other than with respect to the RTL Catch Up, any dividend or distribution will be paid on the Converted RTL Restricted Shares in accordance with the provisions of the RTL 2021 Award. All Converted RTL Restricted Shares (or, if not converted, the RTL LTIP Units) will vest and may be earned based on the achievement of performance as calculated on or prior to the closing of the Proposed Transactions and any vested and earned Converted RTL Restricted Shares upon release of restrictions which will occur immediately prior to the REIT Merger Effective Time, will be treated as a share of RTL Class A Common Stock issued and outstanding prior to the REIT Merger Effective Time, and will be converted into the right to receive shares of GNL Common Stock based on the Exchange Ratio.
Additionally, as of the REIT Merger Effective Time, the agreement governing the RTL 2021 Award will be terminated, and no further awards will be granted thereunder.

Representations and Warranties
Each of Advisor Parent and the Internalization Parties, on the one hand, and each of GNL, GNL OP, RTL, RTL OP, and the Internalization Subs (consisting of GNL Advisor Sub, GNL PM Sub, RTL Advisor Sub and RTL PM Sub), on the other hand, have made representations and warranties in the Internalization Merger Agreement, many of which are qualified as to knowledge and materiality or subject to matters disclosed by the parties, relating to among other things:
•
organization, valid existence, organizational documents, good standing, and qualification to do business;

•
absence of any pending or threatened action for dissolution, liquidation or insolvency;

•
Advisor Parent’s ownership of the Internalization Parties;

•
power and authority to execute and deliver, perform its obligations, and consummate the transactions contemplated by the Internalization Merger Agreement;

•
issuance of GNL shares in connection with the Internalization Merger Agreement;

•
absence of any conflict with, or breaches or violations of, organizational documents or applicable laws, making certain regulatory filings required by law, and the absence of any violation or breach of or default or consent, approval, or notice requirements, or triggering of any payments, acceleration, or creation of a lien under, certain agreements, including with respect to certain material employment agreements and other identified contracts;

•
consents and regulatory approvals necessary to complete the Internalization Merger;

•
capital structure;

•
preparation of financial statements of the Internalization Parties;

•
certain securities law matters and restrictions on transferability of the GNL Shares;

•
absence of certain changes or events;

•
no undisclosed material liabilities;

•
permits and compliance with law;

•
legal proceedings;

•
availability, title to and condition of business assets;

•
absence of any claims for indemnification by Advisor Parent under the relevant advisory agreements;

•
leased real property;

•
environmental matters;

•
material contracts;

•
tax matters, including the tax status of the Internalization Subs;

•
intellectual property and data privacy;

•
insurance;

•
employee and labor matters;

•
“poison pills,” anti-takeover plans, or other similar arrangements in effect;

•
indebtedness;

•
anti-corruption;

•
Advisor Parent’s ownership stake in GNL and RTL;

•
broker’s, finder’s or other similar fees;

•
pension and employee benefit plans and employee relations;

•
GNL’s sufficiency of funds to make required payments under the Internalization Merger Agreement;

•
absence of any “Stock Acquisition Date” or “Distribution Date” (as such terms are defined in the REIT Merger Agreement) occurring as a result of the execution of the Internalization Merger Agreement or any other transactions contemplated therein, or the consummation of the Merger; and

•
no other representations and warranties.

Transfer of Employees
Advisor Parent, GNL and the Internalization Subs have agreed to covenants with respect to the transfer of certain employees identified in the schedules to the Internalization Merger Agreement (such employees, “Identified Employees”) from Advisor Parent and its affiliates to GNL. In particular, the parties have agreed as follows:
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As soon as practicable and no later than 15 days after the date of the Internalization Merger Agreement (or with respect to an Identified Employee hired after the date of the Internalization Merger Agreement, no later than three business days after the date on which Advisor Parent notifies GNL that such Identified Employee has been added to the list of Identified Employees), GNL will offer employment to the Identified Employees and these offers will require GNL to maintain their respective salary and target bonus and provide incentive compensation and other benefits that are substantially comparable to the benefits currently provided to the Identified Employees, and their employment will commence as of the closing of the Internalization Merger. Employees that commence employment with GNL as of the closing of the Internalization Merger will be referred to as “Transferred Employees”;

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For 12 months following date of the closing of the Internalization Merger (or if earlier, the date of the Transferred Employee’s termination of employment with Advisor Parent or any of its affiliates), GNL and the Internalization Subs have agreed to maintain for each Transferred Employee (i) their respective salary and target bonus and (ii) employee group health insurance benefits, defined contribution retirement plan benefits opportunities and equity incentive opportunities that are, in the aggregate, substantially comparable to those provided to the Transferred Employees immediately prior to the closing of the Internalization Merger;

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Subject to certain exceptions, GNL and the Internalization Subs will, or will cause their affiliates to, give each Transferred Employee full credit for their service with Advisor Parent and its affiliates for eligibility and vesting purposes and for purposes of vacation accrual and severance benefit determinations under any benefit plans established or maintained by Advisor Parent and its affiliates in which the Transferred Employee participates following the closing of the Internalization Merger, to the same extent recognized by Advisor Parent and its affiliates immediately prior to the closing of the Internalization Merger under a comparable benefit plan in which the Transferred Employee participated;

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GNL and the Internalization Subs will, or will cause their respective affiliates to, (i) waive any preexisting condition limitations otherwise applicable to Transferred Employees and their eligible dependents under any future plan maintained by GNL and the Internalization Subs or their respective affiliates that provides health benefits in which Transferred Employees may be eligible to participate following the closing of the Internalization Merger; (ii) honor any deductible, co-payment and out-of-pocket maximums incurred by a Transferred Employee and his or her eligible dependents under the health plans in which such Transferred Employee participated immediately prior to the closing of the Internalization Merger during the portion of the plan year prior to the closing of the Internalization Merger in satisfying any deductibles, co-payments or out-of-pocket maximums under health plans maintained by GNL and the Internalization Subs or their respective affiliates in which such Transferred Employee is eligible to participate after the closing of the Internalization Merger in the same plan year in which such deductibles, co-payments or out-of-pocket maximums were incurred; and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a Transferred Employee and his or her eligible dependents on or after the closing of the Internalization Merger, except to the extent such waiting period or requirement would have been applicable under a comparable Benefit Plan in which the Transferred Employee participated immediately prior to the closing of the Internalization Merger;
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Effective as of the closing of the Internalization Merger, GNL and the Internalization Subs anticipate adopting employee benefit plans effective as of the closing of the Internalization Merger, with the terms and conditions of such plans to be substantially comparable to the certain applicable benefit plans maintained by Advisor Parent and its affiliates;

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Advisor Parent will assign and GNL will assume the employment agreements of certain foreign Transferred Employees, as well as certain employment agreements between Advisor Parent and Jason Slear and James Nelson, respectively;

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Subject to certain conditions, Advisor Parent and GNL have agreed to provide each other the services of their respective employees for the purposes of providing transitional services in connection with the Internalization Merger, provided that in no event will the period of such transitional services for any employee exceed nine months; and

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Prior to the closing of the Internalization Merger, GNL or one of its subsidiaries will establish a cash retention pool of up to $1 million to be granted to employees of Advisor Parent, subject to such employee’s continued employment by GNL or its affiliates on the payout date, which will not exceed 12 months following the closing of the Internalization Merger. Generally, if the employee’s employment is terminated by Advisor Parent or GNL or any of their subsidiaries without cause, then the cash retention award for the employee will be paid to the terminated employee within 30 days following the date of such termination.

Additional Covenants
In addition to the covenants described elsewhere in this section, the Internalization Merger Agreement contains customary covenants, including among other things for the Internalization Parties to operate in the ordinary course of business between signing and closing, keep available the services of each Target Company’s present officers and employees who provide material services to GNL and RTL, preserve relevant business relationships, and use “reasonable best efforts” to complete the Internalization Merger.
The interim operating covenants are generally intended to restrict each party from making material changes to its respective capitalization, business, and assets without the other party’s prior consent. In particular, (except with the prior written consent of GNL and the Internalization Subs), Advisor Parent and the Internalization Parties have agreed that, except with the prior written consent of GNL and the Internalization Subs, the Target Companies will not, and Advisor Parent will cause the Internalization Parties not to:
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sell, lease, encumber, transfer, license or dispose of certain specified contracts, assets and employees, or material properties or assets of any of the Target Companies, other than in the ordinary course of business consistent with past practice;

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amend or terminate any certain specified contracts, other than in the ordinary course of business;

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fail to timely pay any account payable in the ordinary course of business, other than amounts that are subject to dispute in good faith;

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take any action or fail to take any action, which action or failure that would adversely affect GNL or RTL’s qualification as a REIT or GNL OP’s or RTL OP’s qualification as a partnership for U.S. federal income tax purposes;

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enter into any new line of business;

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make any loans, advances or capital contributions to, or investments in, any other person or entity (including to any of its officers, directors, affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such persons or entities, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity;

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allow the lapse or termination of material policies of insurance unless contemporaneously replaced;

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change (or permit to be changed) any material accounting or tax procedure, method or practice in a manner that would be binding on the Target Companies following the closing of the Internalization Merger; make, change or revoke (or permit to be made, changed or revoked) any material tax election in a manner that would be binding on the Target Companies following the closing of the Internalization Merger; amend any material tax return of the Target Companies; change the Tax classification of any Target Company; or enter into any “closing agreement” with any taxing authority in a manner that would be binding on the Target Companies following the closing of the Internalization Merger;

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with respect to certain employees of Advisor Parent and its affiliates, increase in any manner the compensation or benefits of such employees, accelerate vesting of any benefit or payment to such employees or pay or otherwise grant any benefit with respect to any such employees, or enter into any contract to do any of the foregoing, in each case other than as set forth in the REIT Merger Agreement and elsewhere in the Internalization Merger Agreement;

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commit to any single or aggregate capital expenditure or commitment in excess of $25 million (on a consolidated basis);

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except as required to consummate the transactions pursuant to the Internalization Merger Agreement and the other agreements in connection with the Internalization Merger, acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or person or entity or division thereof;

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cancel any debts or waive any claims or rights of relating to the business of the Target Companies or certain specified contracts, assets and employees, having an individual or aggregate value in excess of $2.5 million;

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enter into any lease for real property or assign its rights under, amend or terminate any lease with respect to real property;

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issue, sell or grant any equity interests of any of the Target Companies, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any equity interests of any of the Target Companies, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any equity interests of any of the Target Companies or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any equity interests of any of the Target Companies or any other securities in respect of, in lieu of, or in substitution for, the equity interests of any Target Company that are outstanding on the date of the Internalization Merger Agreement;

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initiate any claim, action, suit or proceeding or settle or compromise any claim, action, suit or proceeding pending or threatened against it or relating to the Target Companies or certain specified contracts, assets and employees, other than any such settlement or compromise that involves solely payment of money damages in an amount not in excess of $2.5 million individually or $5 million in the aggregate that is paid prior to the closing of the Internalization Merger;

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enter into a collective bargaining agreement or any other agreement with a union, works council or other labor organization;

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subject to certain exceptions, hire or terminate any executive officer or director of Advisor Parent, any of its affiliates or any Target Company other than (i) a termination for cause, or (ii) due to role elimination, or enter into any transaction or any contract with, any such employee, or promote or appoint any person to a position of executive officer or director of any Target Company, Advisor Parent or any of its affiliates;

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make or authorize any change in its organizational documents;

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abandon, encumber, assign, convey title (in whole or in part), exclusively license or grant any right or other licenses to intellectual property;

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take, or agree or otherwise commit to take, or cause GNL or RTL to take or to agree or otherwise commit to take, any action that would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Internalization Merger; or

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take, or agree or otherwise commit to take, any of the foregoing actions or any other action that if taken would reasonably be expected to prevent the satisfaction of any conditions to closing set forth in the Internalization Merger Agreement.

Waiver of Ownership Limitations
Upon or prior to the closing of the Internalization Merger, GNL will (a) waive pursuant to its organizational documents (and subject to the terms thereof) any ownership limitations set forth in GNL’s organizational documents with respect to GNL Shares held by Advisor Parent or any person or entity that is a direct or indirect equity owner thereof, or otherwise exempt pursuant to its organizational documents (and subject to the terms thereof) Advisor Parent or any such person from such ownership limitations, in each case to the extent such limitations would otherwise impact or restrict the ability for the aggregate share consideration (being 29,614,825 GNL Shares) to be issued in full pursuant to the Internalization Merger Agreement or the ability for LTIP Units to be fully exchanged for GNL Shares (including by designating Advisor Parent or any such person or entity as an “Excepted Holder” with an “Excepted Holder Limit” and decreasing the “Aggregate Share Ownership Limit” for all other persons or entities (each as defined in the GNL Charter)); and (b) provide Advisor Parent with evidence reasonably satisfactory to Advisor Parent of such waiver or exemption, and any such amendment.
In connection with the foregoing, Advisor Parent is required to execute, and cause any other person or entity that is a direct or indirect equity owner of Advisor Parent and that beneficially owns or constructively owns shares of stock of GNL or RTL (as applicable), or is otherwise designated as an “Excepted Holder” (as defined in the GNL Charter) on or prior to the closing date of the Internalization Merger, to execute, an ownership limit waiver agreement (as set out in the schedules to the Internalization Merger Agreement). The foregoing waiver is dependent on (x) the ownership of Advisor Parent being true, correct, and complete in all material respects as of the closing of the Internalization Merger (such ownership being Nicholas S. Schorsch (74.6%), William Kahane (15.86%) and Edward M. Weil, Jr. (9.5%) as set out in a schedule to the Internalization Merger Agreement), and (y) all distributions from Advisor Parent being made in accordance with such ownership.
Maintenance of Net Worth
From the closing date of the Internalization Merger until the twenty-four-month anniversary of such closing date (the “Certification Period”), Advisor Parent is required to maintain a net worth of not less than $25 million. Promptly after the end of each fiscal quarter during the Certification Period, Advisor Parent will be required to deliver to GNL a certificate which demonstrates Advisor Parent’s compliance with this requirement, and promptly after the end of each fiscal year during the Certification Period, Advisor Parent will be required to deliver to GNL a certification signed by Advisor Parent’s independent accountant that certifies Advisor Parent’s compliance with this requirement. The obligations of Advisor Parent set forth above will immediately terminate upon the date on which GNL’s representation and warranty insurance policy (as described below) is bound.
Release
From and after the closing of the Internalization Merger, each of Advisor Parent, GNL SLP and RTL SLP agrees, on behalf of itself and its affiliates, officers, directors, managers, employees, executors, administrators, estate, successors, heirs and assigns (as applicable) (collectively, the “Releasing Parties”), that none of the Internalization Parties or the current or former officers and directors of any Internalization Party (solely in such capacities) as of or prior to the closing date of the Internalization Merger (the “Released Parties”) will have any liability or responsibility to any of the Releasing Parties from and after the closing date, and each of the Releasing Parties, unconditionally, absolutely, generally, irrevocably and completely releases, remises, relinquishes, waives and forever discharges the Released Parties from any obligations or liability arising out of, or relating to, any matter, occurrence, action or activity prior to the closing of the Internalization Merger, except for (i) any right, claim or entitlement of such Releasing Party under the Internalization Merger Agreement, the Registration Rights and Stockholder Agreement, the Assignment and Assumption Agreement, and the Non-Competition Agreements, including the fraud of any person or entity, (ii) any obligation of a Target Company under its organizational documents to indemnify such Releasing

Party as a director, officer, manager or employee or any insurance policy of the Target Company with respect thereto, (iii) the indemnification provisions under the GNL Advisory Agreement, the RTL Advisory Agreement and certain other material agreements identified in the Internalization Merger Agreement, and (iv) any claims which cannot be released as a matter of applicable law.
Indemnification
Summary of Indemnification Terms
The Internalization Merger Agreement contains customary indemnification provisions, including, among other things, for breach of any representation or warranty or failure to perform any covenant or agreement. Pursuant to the Internalization Merger Agreement, GNL has agreed to indemnify Advisor Parent and its subsidiaries, and Advisor Parent has agreed to indemnify GNL and its subsidiaries, for certain losses incurred relating to any Shared Contract (as defined in the Internalization Merger Agreement). Additionally, Advisor Parent has agreed to indemnify GNL and each Acquired Entity from losses incurred relating to certain tax matters in connection with the Internalization Merger and from any Advisor Closing Amount (as defined in the Internalization Merger Agreement) not factored into the amounts paid pursuant to the Internalization Merger Agreement, among other tax-related matters. GNL has agreed to indemnify Advisor Parent and its affiliates and its and their respective officers, directors, stockholders, partners, managers, and members and their respective heirs, legatees, devisees, executors, administrators, trustees, personal representatives, successors and assigns from losses incurred relating to, among other things, any GNL Closing Amount not factored into the amounts paid pursuant to the Internalization Merger Agreement. GNL will not be entitled to indemnification under the terms of the Internalization Merger Agreement unless the losses incurred exceed $3.75 million in the aggregate (the “Deductible”), in which case the indemnified party will be entitled to indemnification only to the extent the aggregate losses exceed the Deductible, provided, however, that the Deductible will not apply to losses with respect to the breach of certain fundamental representations made by Advisor Parent with respect to organization and good standing, power and authority, enforceability, no conflicts, required consents, capitalization, and brokers.
Indemnification Pursuant to Other Agreements
Notwithstanding the termination of the Advisory Agreements in connection with the consummation of the Internalization Merger, the indemnification obligations set forth in (i) Section 8 of the GNL Advisory Agreement (in favor of each Advisor Indemnified Party (as defined therein; provided, that the parties acknowledge and agree that each of Advisor Parent and its related Released Parties will be deemed to be Advisor Indemnified Parties for all purposes of indemnification under the GNL Advisory Agreement)), (ii) Sections 20 and 21 of the RTL Advisory Agreement (in favor of each Indemnitee (as defined therein; provided, that the Parties acknowledge and agree that each of Advisor Parent and its related Released Parties will be deemed to be an Indemnitee for all purposes of indemnification under the RTL Advisory Agreement)), and (iii) each of the provisions of certain contracts listed on Schedule 6.5 to the Internalization Merger Agreement related to indemnification are incorporated in the Internalization Merger Agreement mutatis mutandis.
Representation and Warranty Insurance
GNL and Advisor Parent have agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions necessary for GNL to obtain by the closing date of the Internalization Merger a fully bound representation and warranty insurance policy with a maximum coverage limit of $37.5 million (the “RWI Policy”). All of the fees, costs and expenses (including, without limitation, premiums, diligence fees, and broker fees, but expressly excluding the fees and expenses of counsel for GNL, RTL or Advisor Parent) required to be paid in connection with placing the RWI Policy will be borne 50% by GNL and 50% by Advisor Parent. If the RWI policy is bound, then certain of Advisor Parent’s indemnification obligations will be modified in accordance with the terms of the Internalization Merger Agreement.
Conditions to Obligations to Complete the Internalization Merger
The respective obligations of each party to effect the Internalization Merger are subject to the satisfaction or waiver (where permitted) at or prior to the closing of the Internalization Merger of each of the following conditions:

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there will be no order issued by any governmental authority of competent jurisdiction that is in effect, nor any law enacted or promulgated, that renders the Internalization Merger illegal, or prohibits, restrains, or other prevents or delays the Internalization Merger;

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the REIT Merger occurring substantially contemporaneous with the closing of the Internalization Merger on the terms set forth in the REIT Merger Agreement;

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GNL having obtained stockholder approval for the issuance of shares of GNL Common Stock pursuant to the REIT Merger Agreement and the Internalization Merger Agreement;

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Any filings required by any of the parties pursuant to the HSR Act having been made and all waiting periods (and all extensions thereof) applicable to the Internalization Merger under the HSR Act and any agreement with any governmental entity not to consummate the Internalization Merger having been terminated or expired;

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The parties having obtained all necessary approvals or consents from any governmental authority; and

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GNL having obtained any necessary approvals to list the GNL Shares issued pursuant to the Internalization Merger Agreement.

The obligations of GNL and the Internalization Subs to complete the Internalization Merger are further subject to the satisfaction or, to the extent permitted by law, waiver at the closing of the Internalization Merger of several conditions, including:
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the truthfulness and correctness

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in all material respects, as of the date of the Internalization Merger Agreement and the Internalization Merger Effective Time, of certain specified representations and warranties made in the Internalization Merger Agreement by Advisor Parent and the Internalization Parties regarding certain of their contracts, assets and employees;

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in all respects (except for de minimus exceptions), as of the date of the Internalization Merger Agreement and the Internalization Merger Effective Time, of certain specified representations and warranties made in the Internalization Merger Agreement by Advisor Parent and the Internalization Parties regarding aspects of their organization and good standing, power and authority, enforceability, conflicts and consents, capitalization, and brokers, except that representations and warranties made as of a specific date need only be true and correct in all material respects as of such date; and

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of all other representations and warranties of Advisor Parent and the Internalization Parties contained in the Internalization Merger Agreement as of the date of the Internalization Merger Agreement and the Internalization Merger Effective Time, as though made as of the Internalization Merger Effective Time, except that representations and warranties made as of a specific date must only be true and correct only on and as of such date and where failure does not have or would not reasonably be expected to have a material adverse effect (as defined in the Internalization Merger Agreement);

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each of Advisor Parent and the Internalization Parties will have performed or complied in all material respects with its agreements and covenants required by the Internalization Merger Agreement to be performed or complied with by them on or prior to the closing date of the Internalization Merger;

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GNL and the Internalization Subs must have received a certificate from each of Advisor Parent and the Internalization Parties, dated the date of the closing of the Internalization Merger and signed by the chief executive officer or another senior officer on behalf of each of Advisor Parent and each of the Internalization Parties, certifying to the effect that the conditions set forth in the above two bullets have been satisfied;

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GNL and the Internalization Subs must have received from Advisor Parent and the Internalization Parties, as applicable:

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payment of the Estimated Closing Amount, if any;

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a duly signed and authorized copy of the Registration Rights and Stockholder Agreement (as described below);

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a duly signed and authorized copy of the Assignment and Assumption Agreement (as described below);

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duly signed and authorized copies of the confidentiality, non-competition and non-solicitation agreements between GNL and each of Nicholas Schorsch and Edward M. Weil Jr. (as described below);

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evidence that certain related party agreements have been terminated;

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a certificate of good standing for each of the Internalization Parties issued by its jurisdiction of incorporation; and

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a duly executed and validly completed U.S. IRS Form W-9 from the sole owner of Advisor Parent that is a regarded entity for U.S. federal income tax purposes.

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there having not been any event, change, or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect (as defined in the Internalization Merger Agreement); and

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each of Edward M. Weil Jr., James Nelson, Christopher Masterson, Jason Slear, JP Eckler and Judith Beaton-Rennie (the “Key Employees”) and at least 60% of the additional key employees set out in the schedules to the Internalization Merger Agreement (the “Additional Key Employees”) (or, if any Key Employee or Additional Key Employee is unable or unwilling to serve, substitutes for any such employee described in this condition with comparable qualifications and industry expertise that has been identified by Advisor Parent to GNL in writing prior to the closing of the Internalization Merger; provided that a substitute for Edward M. Weil Jr. or James Nelson will only be permitted in the event such person is unable to serve due to death, disability or family illness) being employed by Advisor Parent or any of its subsidiaries as of immediately prior to the date of the closing of the Internalization Merger and having accepted the offers of employment by GNL or one of its subsidiaries, provided if GNL does not comply with its obligation with respect to the substituted employee as contemplated under the Internalization Merger Agreement, then solely for purposes of this condition such individual will be deemed to have accepted an offer of employment by GNL or one of its subsidiaries.

The obligations of Advisor Parent and the Internalization Parties to complete the Internalization Merger are further subject to the satisfaction or, to the extent permitted by law, waiver at the closing of the Internalization Merger of several conditions, including:
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the truthfulness and correctness

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in all respects (except for de minimus exceptions), as of the date of the Internalization Merger Agreement and the Internalization Merger Effective Time, of certain specified representations and warranties made in the Internalization Merger Agreement by GNL, GNL OP, RTL, RTL OP and the Internalization Subs regarding aspects of their organization and good standing, power and authority, enforceability, no conflicts and consents, capitalization, and brokers, except representations and warranties that are made as of a specific date need only be true and correct in all material respects only on and as of such date; and

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of all other representations and warranties of GNL, GNL OP, RTL, RTL OP and the Internalization Subs contained in the Internalization Merger Agreement as of the date of the Internalization Merger Agreement and the Internalization Merger Effective Time, as though made as of the Internalization Merger Effective Time, except representations and warranties that are made as of a specific date will be true and correct only on and as of such date except, in each case, where the failure to be so true and correct would materially and adversely affect the ability of GNL, GNL OP, RTL, RTL OP and the Internalization Subs to consummate the Internalization Merger);

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each of GNL and the Internalization Subs will have performed or complied in all material respects with its agreements and covenants required by the Internalization Merger Agreement to be performed or complied with by them on or prior to the closing date of the Internalization Merger;

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Advisor Parent and each of the Internalization Parties must have received a certificate from each of GNL and the Internalization Subs, dated the date of the closing of the Internalization Merger and signed by the chief executive officer or another senior officer on behalf of each of GNL and the Internalization Subs, certifying to the effect that the conditions set forth in the above two bullets have been satisfied; and

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Advisor Parent and each of the Internalization Parties must have received from GNL:

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in consideration of the conversion of the membership interests of the Internalization Parties, the applicable Merger Consideration (as defined in the Internalization Merger Agreement);

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Payment of the estimated GNL Closing Amount;

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duly signed and authorized copies of the Non-Competition Agreements (as described below); and

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duly signed and authorized copy of the Registration Rights and Stockholder Agreement (as described below).

Termination of the Internalization Merger Agreement
The Internalization Merger Agreement may be terminated at any time prior to the closing of the Internalization Merger as follows:
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by the mutual written consent of the parties;

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by any party, by written notice to the other, if any Governmental Entity of competent jurisdiction will have issued any Order permanently enjoining, restraining or prohibiting the transactions contemplated under the Internalization Merger Agreement, and such Order will have become final and non-appealable, if applicable; provided, however, that the right to terminate the Internalization Merger Agreement will not be available to any such Person if such Person is then in breach in any material respect of its obligations under the Internalization Merger Agreement that has been the principal cause of, or principally resulted in, such Order, restraint or prohibition;

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by any party if the Internalization Merger Effective Time will not have occurred on or before June 1, 2024 provided, however, that the right to terminate the Internalization Merger Agreement will not be available to any party if the failure of such party to perform any of its obligations under the Internalization Merger Agreement that has been a principal cause of, or resulted in, the failure of the Internalization Merger to be consummated on or before such date;

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by any party if the REIT Merger Agreement is terminated pursuant to the terms thereof;

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by Advisor Parent if the exchange ratio set forth in the REIT Merger Agreement is amended or modified in a manner that would result in Advisor Parent receiving less than a 13.2% ownership percentage (assuming Advisor Parent earns 50% of RTL LTIPs and none of the GNL LTIPs) (the “Ownership Threshold”) of GNL after the Internalization Merger Effective Time (not taking into account any issuances of GNL Shares after the date of the Internalization Merger Agreement other than as a result of the change in the exchange ratio); provided, that Advisor Parent will not have the ability to terminate this Agreement in such manner if GNL irrevocably commits to issue Advisor Parent additional GNL Shares in order to maintain the Ownership Threshold, and GNL will issue such shares at the Internalization Closing; or

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by Advisor Parent if any of the parties to the REIT Merger Agreement waive, amend or otherwise modify any of the conditions to closing set forth in any of the following Sections of the REIT Merger Agreement: Section 7.2(d) (Absence of Material Adverse Effect), Section 7.2I (Company REIT Opinion), Section 7.3(d) (Absence of Material Adverse Effect) or Section 7.2(e) (Parent REIT Opinion).

Effect of Termination
If the Internalization Merger Agreement is validly terminated, the Internalization Merger Agreement will become void and of no further force and effect with no liability to any person or entity on the part of any party (or any officer, agent, employee, direct or indirect holder of any equity interest or securities or Affiliates of any party); provided, however, that (i) no such termination will relieve GNL or RTL, as applicable, of any liability or obligation to make the Expense Reimbursement (as defined below), (ii) the provisions related to the effect of termination, the Expense Reimbursement, and other certain general provisions will each survive the termination, and (iii) no such termination will relieve any party from any liability resulting from fraud or a willful and material breach of the Internalization Merger Agreement prior to its termination, in which case the non-breaching party will be entitled to all rights and remedies available at law or in equity.
Expense Reimbursement
If (i) the Internalization Merger Agreement is validly terminated by any party as a result of the REIT Merger Agreement being terminated (or validly terminated pursuant to any other provision at a time when termination could have been triggered as a result of the REIT Merger Agreement being terminated), and (ii) a termination fee is paid pursuant to the REIT Merger Agreement, then the applicable party receiving such termination fee will reimburse Advisor Parent or its designee for its out-of-pocket expenses incurred in connection with the Internalization Merger Agreement, up to a maximum of $1.5 million.
Amendment
Subject to compliance with applicable law, the provisions of the Internalization Merger Agreement may not be amended, modified or supplemented without the prior written consent of Advisor Parent and the Internalization Subs.
Submission to Jurisdiction; Governing Law
The parties to the Internalization Merger Agreement, other than as may be required in accordance with Article XIV of the GNL Bylaws, (a) irrevocably and unconditionally submit to the jurisdiction of the state and federal courts located in Wilmington, Delaware for the purpose of any action arising out of or based upon any of the Internalization Merger Agreement, the Registration Rights and Stockholder Agreement, the Assignment and Assumption Agreement, and the Non-Competition Agreements, and any amendments thereto (together, the “Covered Matters”), (b) agree not to commence any action arising out of, or based upon, any Covered Matters except in the state courts or federal courts located in Wilmington, Delaware, and (c) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper or that the Internalization Merger Agreement or the subject matter of any Covered Matter may not be enforced in or by such court. All Covered Matters will be governed by, interpreted and construed in accordance with the laws of the State of Delaware without regard to conflict of law principles that would result in the application of any law other than the laws of the State of Delaware.
Ancillary Agreements in Connection with the Internalization Merger Agreement
Registration Rights and Stockholder Agreement
In connection with the Internalization Merger Agreement, GNL and Advisor Parent entered into a Registration Rights and Stockholder Agreement to be effective at the closing of the Internalization Merger. Pursuant to the Registration Rights and Stockholder Agreement that will become effective at the Internalization Merger Effective Time, and as soon as practicable following the completion of the Proposed Transactions, GNL will be required to file a registration statement or prospectus supplement providing for the registration and sale of any shares of GNL Common Stock held by Advisor Parent at the time of such filing. GNL will be required to use its reasonable best efforts to keep such registration statement continuously effective for the period beginning on the date which the registration statement becomes effective and ending on the earlier of (i) the date on which all of Advisor Parent’s shares of GNL Common Stock may be resold without volume or manner of sale limitations pursuant to Rule 144, and (ii) the date that all of Advisor Parent’s shares of GNL Common Stock registered under the registration statement have been disposed of or withdrawn.

Amendments and Supplements
During the period that a registration statement is effective, GNL will agree to prepare and file with the SEC such amendments and supplements as may be necessary to keep the registration statement effective and to comply with provisions of the Securities Act with respect to the disposition of Advisor Parent’s shares of GNL Common Stock. GNL will file, as promptly as practicable and in any event within 20 business days, any supplement or post-effective amendment to add Advisor Parent’s shares of GNL Common Stock to any shelf registration statement as is reasonably necessary to permit the sale of Advisor Parent’s shares of GNL Common Stock. GNL is required to provide Advisor Parent with a reasonable opportunity to review and comment on all such amendments and supplements (in each case at least two business days prior to such filing). Furthermore, GNL will use its reasonable best efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing. Advisor Parent has agreed to deliver any notices, questionnaires or other information as GNL may reasonably request in writing within 15 business days after such request.
Underwritten Offerings
The Registration Rights and Stockholder Agreement will provide Advisor Parent demand rights for an underwritten offering of its shares of GNL Common Stock. GNL has agreed to reasonably cooperate with any such request and to take all other reasonable actions in connection therewith, including entering into certain agreements (including an underwriting agreement in customary form), making customary representations and warranties to the underwriters with respect to GNL’s business and the registration statement, obtaining customary opinions and negative assurance letters of counsel, obtaining customary “cold comfort” letters and updates thereof from GNL’s independent registered public accountants (to the extent permitted by applicable accounting rules and guidelines), and filing any supplements to the registration statement as may be necessary in order to enable Advisor Parent’s shares of GNL Common Stock to be distributed in the underwritten offering.
If Advisor Parent desires to engage in a block trade or bought deal pursuant to a shelf registration statement, Advisor Parent may notify GNL of such block trade not less than 5 business days prior to the day such offering is first anticipated to commence. Upon such request, GNL will use its reasonable best efforts to facilitate the block trade or bought deal (which may close as early as 2 business days after the date it commences).
Piggyback Registration
Under the Registration Rights and Stockholder Agreement, Advisor Parent will be granted certain piggyback registration rights. In particular, subject to certain specified exceptions, if GNL proposes to conduct a registered offering or proposes to file a registration statement under the Securities Act with respect to an offering of its common equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, its common equity securities, then GNL will give written notice of such proposed offering to Advisor Parent not less than three business days before the filing date of such registration statement or, in the case of an underwritten offering pursuant to a shelf registration statement, the launch date of such offering. Such written notice will (i) describe the amount and type of securities to be included in the offering, the intended method of distribution, and the name of the proposed managing underwriter or underwriters, if any and if known, and (ii) offer to Advisor Parent the opportunity to include in such registered offering such number of Advisor Parent’s shares of GNL Common Stock as Advisor Parent may request in writing within 3 business days after receipt of such written notice (such registered offering, a “Piggyback Registration”). Upon receipt of this request, GNL will cause such shares to be included in the Piggyback Registration and the managing underwriter or underwriters of an underwritten offering to permit such shares to be included in a Piggyback Registration on the same terms and conditions as any similar securities of GNL included in the registered offering and to permit the sale or other disposition of such shares in accordance with the intended method(s) of distribution thereof.
In the case of an underwritten offering, the number of shares of GNL Common Stock that Advisor Parent requests to be included in the Piggyback Registration may be reduced under certain conditions should the managing underwriter or underwriters advise in good faith that the dollar amount or number of shares of GNL Common Stock or other equity securities to be offered exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the underwritten offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering.
Furthermore, Advisor Parent will have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to GNL and the underwriters (if any) prior to the effectiveness of the registration statement filed with respect to the Piggyback Registration or, in the case of a shelf registration statement, the filing of the applicable “red herring” prospectus or prospectus supplement. GNL may also withdraw a registration statement filed with the SEC in connection with a Piggyback Registration (which in no circumstance will include a shelf registration statement) at any time prior to the effectiveness of such registration statement.
Sale and Transfer Restrictions
The Registration Rights and Stockholder Agreement will set forth certain sale and transfer restrictions on Advisor Parent’s shares of GNL Common Stock, including prohibiting Advisor Parent from transferring any shares of GNL Common Stock issued pursuant to the Internalization Merger on or before the date that is six months from the Internalization Merger Effective Time without the prior written consent of GNL. Notwithstanding the foregoing, Advisor Parent may, beginning on the date that is 30 days following the Internalization Merger Effective Time, sell such shares of GNL Common Stock issued pursuant to the Internalization Merger in transactions generating net proceeds of up to $85 million, provided that, during any three-month period, the amount of such shares transferred by Advisor Parent will not exceed the greater of (i) 1% of the then outstanding shares of GNL Common Stock or (ii) the average weekly reported trading volume of GNL Common Stock during the 4 weeks preceding the date of such transfer.
In addition, Advisor Parent has agreed that, if requested by the managing underwriter or underwriters in an underwritten offering, it will not effect any disposition of any its shares of GNL Common Stock during the period (the “Offering Blackout Period”) beginning upon receipt by Advisor Parent of written notice from GNL, but in any event no earlier than the 15th day preceding the anticipated date of pricing of such underwritten offering, and ending no later than 90 days after the closing date of such underwritten offering, and in no event for any longer period than is applicable to GNL’s directors and officers in connection with such underwritten offering. However, Advisor Parent will not be required to observe or comply with the Offering Blackout Period if it is not disposing of any of its shares of GNL Common Stock in such underwritten offering. Furthermore, such lockup will not prohibit Advisor Parent from pledging its shares of GNL Common Stock pursuant to a bona fide margin loan or prevent the lender from exercising foreclosure remedies pursuant to such loan.
Board Nomination Right
The Registration Rights and Stockholder Agreement will also provide Advisor Parent with the right to designate one individual for nomination and election to the GNL Board, beginning at the first election of directors after both James L. Nelson and Edward M. Weil, Jr. are no longer serving on the GNL Board, provided that Advisor Parent must hold at least 10% of the GNL Common Stock then outstanding at any given time in order to exercise this right. Furthermore, the individual designated by Advisor Parent must (i) not be affiliated with Advisor Parent, and (ii) satisfy the independence standards under Section 303A of the NYSE Listed Company Manual.
Assignment and Assumption Agreement
Pursuant to the Assignment and Assumption Agreement to be entered into immediately prior to the closing of the Internalization Merger, Advisor Parent is obligated to transfer or cause its affiliates to transfer certain assets and agreements to the Internalization Parties, including, among others, contracts with certain service providers, identified employees, certain office furniture, all of the IT equipment used by employees of the Internalization Parties, and any other piece of property real estate, equipment, device, information, employee and intellectual property necessary for the performance of the services contemplated by GNL’s and RTL’s respective advisory and property management agreements with the Internalization Parties.

Non-Competition Agreements
On May 23, 2023, in connection with the execution of the Internalization Merger Agreement, GNL entered into confidentiality, non-competition and non-solicitation agreements with Edward M. Weil, Jr. and Nicholas Schorsch that will become effective at the closing of the Internalization Merger. Pursuant to the terms of the Non-Competition Agreements, Mr. Weil and Mr. Schorsch agreed to abide by certain confidentiality provisions except where disclosure of Confidential Information (as defined in the Non-Competition Agreements) is necessary to exercise the Restricted Person’s rights under the Non-Competition Agreement or the Internalization Merger Agreement or related transaction documents, to the extent necessary in connection with such Restricted Person’s employment with or service to GNL or any of GNL’s affiliates, and certain other customary exceptions. Additionally, the Non-Competition Agreements prevent Mr. Weil and Mr. Schorsch and their affiliates, for a period of five years from the closing of the Internalization Merger (the “Restricted Period”), from, among other actions, (i) managing, operating, advising, or consulting for any Restricted Business (as defined in the Non-Competition Agreements) in the territories listed in the Non-Competition Agreements, subject to certain carveouts enumerated in the Non-Competition Agreements; (ii) hiring or soliciting for employment or entering into an agency or consulting relationship with any employee of GNL or its affiliates, subject to certain exceptions; (iii) soliciting or encouraging any customer or supplier of GNL or its affiliates to terminate or adversely modify its relationship with GNL or its affiliates; or (iv) making any negative, derogatory, disparaging, or untrue comments, communications, or statements, whether written or oral, about the other parties to the Internalization Merger Agreement or any of their respective affiliates, or any officer, director, shareholder, manager or member thereof (collectively, the “GNL Protected Persons”) or the business, management, operations, or strategies of the GNL Protected Persons. The Restricted Persons may also be prohibited from employing, hiring, or entering into a consulting arrangement with either of Edward M. Weil, Jr. or James L. Nelson during the term of such individual’s employment agreement with GNL. GNL is also restricted from making any negative, derogatory, disparaging, or untrue comments, communications, or statements, whether written or oral, about Mr. Weil and Mr. Schorsch or any of their respective officers, directors, shareholders, managers or members (collectively, the “Restricted Persons Protected Persons”), or the business, management, operations, or strategies of the Restricted Persons Protected Persons.
Employment Agreements
Employment Agreement of Edward M. Weil, Jr.
On May 23, 2023, GNL entered into an employment agreement with Edward M. Weil, Jr., to be effective at the Internalization Merger Effective Time, setting forth the terms upon which Mr. Weil will serve as GNL’s Co-Chief Executive Officer from and after the closing date of the Internalization Merger until April 14, 2024. Pursuant to the agreement, commencing on the earlier of (i) April 14, 2024 or (ii) such date that James L. Nelson, GNL’s other Co-Chief Executive Officer (as described in more detail below), is no longer serving as Co-Chief Executive Officer, Mr. Weil will be the sole Chief Executive Officer of GNL. The agreement will continue in full force and effect until April 30, 2025, and will automatically renew for additional one-year periods thereafter, unless either GNL or Mr. Weil, at least 60 days prior to the scheduled expiration date, provides written notice of its or his intent not to renew or unless terminated earlier in accordance with the terms thereof. GNL has agreed to use its reasonable best efforts to cause GNL to nominate Mr. Weil as a director of the GNL Board and will continue to nominate him during the term of the agreement.
Pursuant to the employment agreement, Mr. Weil is entitled to, among other things:
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a base salary at an annual rate of $2,000,000;

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an annual bonus opportunity for each completed calendar year with a guaranteed minimum bonus of 50% of his annual base salary; provided that such annual bonus may be increased (but not decreased) and the GNL Board will engage a national compensation consulting firm to recommend to the GNL Board prior to the closing date of the Internalization Merger if there should be an increase to the annual bonus (based on the consulting recommendation based on analysis of peer employers in the industry and which may be based on the performance of GNL and additional targets) and the GNL Board will consider the recommendation acting in good faith to increase such annual bonus;

provided further that the annual bonus will be paid 50% in cash and 50% in equity and to the extent that such equity is not fully vested on grant will vest in equal monthly installments with 100% fully vested by April 30, 2025; provided further that except as set forth in the agreement, Mr. Weil must be employed by GNL or an affiliate of GNL on the date the annual bonus is paid to be eligible to receive the annual bonus for such year; and
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employee benefits including, among other things, indemnification from GNL, expense reimbursement rights for all reasonable and documented business expenses (provided that Mr. Weil will also be entitled to reimbursement for first class travel and payment of Mr. Weil’s costs of maintaining professional licenses (including the costs of complying with any applicable continuing education requirements)) and a $12,500 per month ($150,000 annually) allowance for travel to New York, NY and Newport, Rhode Island.

Upon certain terminations of Mr. Weil’s employment, in addition to payment of accrued but unpaid base salary and monthly travel allowance, reimbursement of any unreimbursed business expenses and other accrued benefits, Mr. Weil (or his estate, if applicable) would be entitled to the following severance pay and benefits, subject to execution of a release of claims:
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if the termination is by reason of death or disability, payment of any accrued but unpaid annual bonus for a previously completed fiscal year; continued payment of Mr. Weil’s base salary through the later of April 30, 2025, or, if later, the end of the then-applicable renewal term; accelerated vesting of all then-outstanding equity or equity-based awards; and a pro-rated annual bonus for the year in which such termination occurs;

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if the termination is by GNL without “cause” (including because of GNL’s decision not to renew Mr. Weil’s employment agreement), or by Mr. Weil for “good reason,” payment of any accrued but unpaid annual bonus for a previously completed fiscal year; accelerated vesting of all then-outstanding equity or equity-based awards; a pro-rated annual bonus for the year in which such termination occurs; and continued payment of Mr. Weil’s base salary, monthly travel allowance, and GNL’s contributions to Mr. Weil’s healthcare benefits through the longer of the end of the remaining CEO Term or 12 months following the date of Mr. Weil’s termination; and

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if the termination is by Mr. Weil without “good reason,” a pro-rated annual bonus for the year in which such termination occurs.

Under his employment agreement, Mr. Weil will be bound by certain restrictive covenants set forth in his Non-Competition Agreement for the duration of his employment term plus a period of one year following his termination. The agreement also contains intellectual property and post-termination cooperation covenants from Mr. Weil. As described above, Mr. Weil has also executed a Non-Competition Agreement simultaneously with execution of the REIT Merger and Internalization agreements.
Employment Agreement of James L. Nelson
Pursuant to the terms of the Internalization Merger Agreement and at the closing of the Internalization Merger, Advisor Parent is required to assign that certain Employment Agreement, dated July 10, 2017, between Advisor Parent and James L. Nelson, as amended by the Amendment to Employment Agreement dated March 24, 2022, to GNL. Mr. Nelson will serve as Co-Chief Executive Officer of GNL under the terms of his agreement, which ends on April 14, 2024. However, GNL, as the Combined Company, will have the right to extend the term for a period ending not later than June 14, 2024 (the period of any such extension, the “Extension Term”).
Pursuant to the terms of his agreement, Mr. Nelson is entitled to, among other things:
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a base salary of $5,250,000 per year (but, during the Extension Term, if applicable, the base salary will be at a weekly rate of $105,769.23); and

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employee benefits including, among other things, indemnification rights from GNL, paid vacation, sick and personal days, participation in GNL’s employee benefit plans, expense reimbursement rights for all reasonable and documented business expenses (provided that Mr. Nelson will also be entitled to reimbursement for first class domestic travel and international business travel, when available, and payment of Mr. Nelson’s costs of maintaining professional licenses (including the costs of complying with any applicable continuing education requirements)).
Upon certain terminations of Mr. Nelson’s employment, in addition to payment of accrued but unpaid base salary and reimbursable expenses, Mr. Nelson would be entitled to the following severance pay and benefits, subject to execution of a release of claims:
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if the termination is by GNL without “cause,” a severance package consisting of continued base salary for the remainder of the term of Mr. Nelson’s employment agreement (assuming there is no Extension Term).

Mr. Nelson’s agreement contains intellectual property and post-termination cooperation covenants from Mr. Nelson, as well as a non-compete and non-solicit of clients and investors that each survive during the term of the agreement plus a 12-month period thereafter; a prohibition on soliciting employees and independent contractors (including a no-hire) that survives during the term of the agreement plus an 18-month period thereafter; and a reciprocal non-disparagement covenant.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax considerations relating to (i) the REIT Merger and stockholders who hold GNL Common Stock and GNL Preferred Stock, and (ii) GNL’s qualification and taxation as a real estate investment trust, or REIT and the acquisition, ownership and disposition of shares of GNL Common Stock and of GNL Preferred Stock. For purposes of this summary, references to “GNL” mean only Global Net Lease, Inc. (and, following, the REIT Merger, the Combined Company) and do not include any of its subsidiaries, except as otherwise indicated. This summary is based upon the Code, Department of Treasury (“Treasury”) regulations promulgated under the Code (the “Treasury Regulations”), and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. Any such change could affect the validity of this summary.
This summary does not address (i) U.S. federal taxes other than income taxes or (ii) state, local or non-U.S. taxes. In addition, this summary does not purport to address the U.S. federal income or other tax considerations applicable to holders of shares of GNL stock that are subject to special treatment under U.S. federal income tax law, including, for example:
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financial institutions;

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partnerships or entities treated as partnerships, S corporations or other pass-through entities for U.S. federal income tax purposes;

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insurance companies;

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pension plans or other tax-exempt organizations, except to the extent summarized below;

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“qualified foreign pension funds” or entities wholly owned by a qualified foreign pension fund;

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dealers in securities or currencies;

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traders in securities that elect to use a mark to market method of accounting;

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persons that hold their stock as part of a straddle, hedge, constructive sale or conversion transaction;

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persons subject to special tax accounting rules under Code Section 451(b);

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regulated investment companies;

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REITs;

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certain U.S. expatriates;

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persons whose “functional currency” is not USD; and

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persons who acquired shares of GNL stock through the exercise of an employee stock option or otherwise as compensation.

This summary does not discuss the tax treatment of the owners or beneficiaries of a shareholder. No ruling on the U.S. federal, state, or local tax considerations relevant to GNL’s operation or to the purchase, ownership or disposition of shares of GNL stock, has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.
Furthermore, this summary does not address the tax treatment of any stockholder that receives GNL stock in connection with the Internalization Merger.
This summary is also based upon the assumption that GNL’s operation, and the operation of GNL’s subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters summarized in this summary. In addition, this summary assumes that security holders hold shares of GNL stock as a capital asset, which generally means as property held for investment.

Generally, for purposes of this summary, a “U.S. Stockholder” is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:
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an individual citizen or resident of the United States for U.S. federal income tax purposes;

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a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.

Generally, for purposes of this summary, a “Non-U.S. Stockholder” means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Stockholder.
If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds shares of GNL’s stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding shares of GNL stock should consult his, her or its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of the shares of GNL stock by the partnership.
RTL stockholders and GNL stockholders are urged to consult their tax advisors in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the REIT Merger and the ownership and disposition of shares of GNL stock, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.
Material U.S. Federal Income Tax Considerations of the Merger
Material U.S. Federal Income Tax Considerations of the Merger to U.S. Stockholders and Non-U.S. Stockholders
The parties intend for the REIT Merger to be treated as a reorganization for U.S. federal income tax purposes. It is a condition to the completion of the merger that GNL and RTL receive a written opinion from its tax counsel, dated as of the closing date, to the effect that the REIT Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. These opinions will be based on representation letters provided by GNL and RTL and on customary representations and assumptions, and subject to customary qualifications. Neither of the opinions described above will be binding on the IRS or any court. GNL and RTL have not sought and will not seek any ruling from the IRS regarding any matters relating to the REIT Merger and, as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.
Provided the REIT Merger is treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, upon exchanging your RTL Class A Common Stock for GNL Common Stock, your RTL Series A Preferred Stock for GNL Series D Preferred Stock, or your RTL Series C Preferred Stock for GNL Series E Preferred Stock, you generally will not recognize gain or loss. The aggregate tax basis in the GNL Common Stock, GNL Series D Preferred Stock or GNL Series E Preferred Stock that you receive in the REIT Merger will equal your aggregate adjusted tax basis in the RTL Class A Common Stock, RTL Series A Preferred Stock and RTL Series C Preferred Stock, respectively, that you surrender. Your holding period for GNL Common Stock, GNL Series D Preferred Stock or GNL Series E Preferred Stock that you receive in the REIT Merger will include your holding period for the RTL Class A Common Stock, RTL Series A Preferred Stock and RTL Series C Preferred Stock, respectively, that you surrender in the exchange.
Determining the actual tax consequences of the REIT Merger to a Stockholder may be complex. They will depend on the holder’s specific situation and on factors that are not within the control of GNL or RTL.

Stockholders should consult their tax advisors as to the tax consequences of the REIT Merger in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign or other tax laws and changes in those laws.
Partnership Merger
Following the REIT Merger, RTL OP will merge with a wholly owned subsidiary of GNL OP, with RTL OP surviving as a subsidiary thereof and being treated as a disregarded entity for U.S. federal income tax purposes. GNL will not recognize any gain or loss as a result of the OP Merger, and, through GNL OP, will take a carryover basis in the RTL OP assets deemed contributed to GNL OP.
REIT Qualification of GNL and RTL
It is a condition to GNL’s obligation to complete the REIT Merger that GNL receives an opinion from RTL’s REIT Counsel to the effect that, for all taxable periods commencing with its taxable year ended December 31, 2013, RTL has been organized and operated in conformity with the requirements for qualification as a REIT under the Code and that its current organization and actual method of operation will enable RTL to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year that ends at the REIT Merger Effective Time (which opinion will be subject to customary exceptions, assumptions and qualifications and based on customary representations made by RTL about factual matters relating to the organization and operation of RTL and its subsidiaries). In addition, it is a condition to the obligation of RTL to complete the REIT Merger that RTL receive an opinion from GNL’s REIT Counsel to the effect that for all taxable periods commencing with GNL’s taxable year that ended December 31, 2013, GNL has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and that GNL’s current organization and proposed method of operation will enable GNL to continue to meet the requirements for qualification and taxation as a REIT under the Code for GNL’s taxable year that includes the REIT Merger Effective Time and thereafter (which opinion will be subject to customary exceptions, assumptions and qualifications and based on customary representations made by GNL about factual matters relating to the organization and operation of GNL and its subsidiaries).
It must be emphasized that these opinions are based on various assumptions relating to each REIT’s ownership and operation, are conditioned upon factual representations and covenants made by RTL and GNL, respectively, as well as the advisor regarding RTL’s and GNL’s organization, assets, income, the present and future operations, including each of RTL and GNL’s lease agreements with their TRSs, and other items regarding RTL and GNL’s ability to meet the various requirements for qualification as a REIT, and assume that such representations are accurate and complete and that GNL will take no action inconsistent with its qualification as a REIT in the future. The opinions of RTL REIT Counsel and GNL REIT Counsel are expressed as of the date issued. RTL REIT Counsel and GNL REIT Counsel have no obligation to advise GNL or its stockholders of any change in the matters stated, represented or assumed, or of any change in the applicable law, subsequent to the effective date of this Joint Proxy Statement/Prospectus. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. The opinions do not foreclose the possibility that GNL may have to utilize one or more of the REIT savings provisions discussed below, which could require GNL to pay an excise or penalty tax (which tax could be significant in amount) in order for it to maintain its REIT qualification. Qualification and taxation as a REIT depend on GNL’s ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Code, GNL’s compliance with which will not be reviewed by Proskauer Rose. In addition, GNL’s ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which GNL invests, which entities will not have been reviewed by Proskauer Rose. GNL’s ability to qualify as a REIT also requires that GNL satisfies certain asset tests, some of which depend upon the fair market value of assets that it owns directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of GNL’s operations for any taxable year have satisfied or will satisfy the requirements for qualification and taxation as a REIT.
In addition, given the possibility that GNL may be determined to be a “successor” corporation of RTL and GNL will own all the assets of RTL after the merger, the opinion of GNL REIT Counsel regarding

GNL’s ability to qualify as a REIT after consummation of the merger will rely on, and assume the accuracy of, the opinion of RTL REIT Counsel that since the taxable year ended December 31, 2013 and through the REIT MERGER Effective Time has been organized and operated in conformity with the requirements for qualification as a REIT. See “— Successor REIT, Tax Liabilities and Attributes Inherited from RTL.”
GNL intends to continue to operate in a manner to qualify as a REIT following the REIT Merger, but there is no guarantee that GNL will qualify or remain qualified as a REIT.
Qualification and taxation as a REIT depend upon GNL’s ability to meet, through actual annual (or, in some cases, quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various REIT qualification requirements imposed under the Code. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in the circumstances, there can be no guarantee that the actual operating results of RTL or GNL have satisfied or will satisfy the requirements for taxation as a REIT under the Code for any particular tax year. None of the opinions described above will be binding on the IRS or any court.
Successor REIT, Tax Liabilities, and Attributes Inherited from RTL
If RTL failed to qualify as a REIT prior to the closing of the REIT Merger, we, if it is determined to be a “successor” of RTL, would fail to qualify as a REIT and would be prohibited from making a REIT election for any taxable year prior to the fifth taxable year following the year during which RTL was disqualified. In addition, if RTL failed to qualify as a REIT for any of its taxable years, then, among other consequences, RTL would be liable for (and GNL would be directly or indirectly obligated to pay) U.S. federal income tax at regular corporate rates on its taxable income in such years. Moreover, GNL would also succeed to and, in order to qualify as a REIT, would be required to distribute any earnings and profits accumulated by RTL for taxable periods that RTL did not qualify as a REIT.
After the REIT Merger, the asset and income tests will apply to all of GNL’s assets, including the assets that GNL acquires from RTL, and to all of GNL’s income, including the income derived from the assets that GNL acquires from RTL. As a result, the nature of the assets that GNL acquires from RTL and the income that GNL derives from those assets may have an effect on GNL’s tax qualification as a REIT. Qualification as a REIT requires GNL to satisfy numerous requirements, some on an annual and others on a quarterly basis, as described below. There are only limited judicial and administrative interpretations of these requirements, and qualification as a REIT involves the determination of various factual matters and circumstances which were not entirely within GNL’s control.
Material U.S. Federal Income Tax Considerations of Owning and Disposing of GNL’s Stock
This section summarizes the material U.S. federal income tax consequences generally resulting from GNL’s qualification and taxation as a REIT and the ownership and disposition of shares of GNL stock. No ruling on the U.S. federal, state, or local tax considerations relevant to GNL’s operation or to the ownership or disposition of shares of GNL stock has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary is also based upon the assumption that the operation of GNL, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements.
GNL has elected to be taxed as a REIT under the applicable provisions of the Code and the Treasury Regulations, commencing with GNL’s taxable year ended on December 31, 2013. GNL intends to continue operating as a REIT so long as the GNL Board determines that REIT qualification remains in GNL’s best interest. However, GNL cannot assure you that it will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.
In brief, a corporation that complies with the provisions in Code Sections 856 through 860 and qualifies as a REIT generally is not taxed on its net taxable income to the extent the income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.
The sections of the Code and the corresponding Treasury Regulations that relate to the qualification and taxation as a REIT are highly technical and complex. You are urged to consult your tax advisor regarding the specific tax consequences to you of ownership of shares of GNL Common Stock and GNL Preferred Stock and of GNL’s election to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the U.S. federal, state, local, foreign, and other tax consequences of such ownership and election and regarding potential changes in applicable tax laws.
General
The term “REIT taxable income” means the taxable income as computed for a corporation that is not a REIT:
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without the deductions allowed by Code Sections 241 through 247, and 249 (relating generally to the deduction for dividends received);

•
excluding amounts equal to: the net income from foreclosure property and the net income derived from prohibited transactions;

•
deducting amounts equal to: the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% or the 75% Gross Income Tests (as defined below), the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the Asset Tests (as defined below), the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on redetermined rents, redetermined deductions and excess interest;

•
deducting the amount of dividends paid under Code Section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and

•
without regard to any change of annual accounting period pursuant to Code Section 443(b).

In any year in which GNL qualifies as a REIT and have a valid election in place, GNL will claim deductions for the dividends it pays to the stockholders, and therefore will not be subject to U.S. federal income tax on that portion of its taxable income or capital gain that is distributed to GNL stockholders.
Although GNL can eliminate or substantially reduce its U.S. federal income tax liability by maintaining its REIT qualification and paying sufficient dividends, it will be subject to U.S. federal tax in the following circumstances:
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GNL will be taxed at the corporate rate on any undistributed REIT taxable income or net capital gain.

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If GNL fails to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but its failure is due to reasonable cause and not willful neglect, and GNL therefore maintain its REIT qualification, it will be subject to a tax equal to the product of (a) the amount by which it failed the 75% or 95% Gross Income Test (whichever amount is greater) multiplied by (b) a fraction intended to reflect its profitability.

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GNL will be subject to an excise tax if it fails to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, GNL must distribute the sum of (1) 85% of its REIT ordinary income for the calendar year, (2) 95% of its REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by GNL.

•
If GNL has net income from prohibited transactions, the income would be subject to a 100% tax. See “— REIT Qualification Requirements — Prohibited Transactions.”

•
GNL will be subject to U.S. federal income tax at the corporate rate on any non-qualifying income from foreclosure property, although it will not own any foreclosure property unless it makes loans or accepts purchase money notes secured by interests in real property and foreclose on the property following a default on the loan, or foreclose on property pursuant to a default on a lease.

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If GNL fails to satisfy any of the REIT Asset Tests (as defined below), other than a failure of the 5% or 10% REIT assets tests that does not exceed a statutory de minimis amount as described more fully below, but its failure is due to reasonable cause and not due to willful neglect and GNL nonetheless maintains its REIT qualification because of specified cure provisions, GNL will be required to pay a tax equal to the greater of $50,000 or the amount determined by multiplying the corporate tax rate by the net income generated by the non-qualifying assets during the period in which it failed to satisfy the Asset Tests.

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If GNL fails to satisfy any other provision of the Code that would result in its failure to continue to qualify as a REIT (other than a requirement of the Gross Income Tests or the Asset Tests) and that violation is due to reasonable cause, GNL may retain its REIT qualification, but it will be required to pay a penalty of $50,000 for each failure.

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GNL may be required to pay monetary penalties to the IRS in certain circumstances, including if it fails to meet record-keeping requirements intended to monitor its compliance with rules relating to the composition of GNL stockholders. The penalties generally would not be deductible by GNL.

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If GNL acquires any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which its basis in the asset is determined by reference to the transferor corporation’s basis in the asset, and GNL recognizes gain on the disposition of the asset during the five-year period beginning on the date GNL acquired the asset, then the excess of the fair market value as of the beginning of the applicable recognition period over its adjusted basis in the asset at the beginning of the recognition period will be subject to U.S. federal income tax at the corporate rate. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by GNL.

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A 100% tax may be imposed on transactions between GNL and a TRS that do not reflect arm’s-length terms.

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The earnings of GNL’s subsidiaries that are C corporations, other than a subsidiary that is a qualified REIT subsidiary (a “QRS”), including any subsidiary GNL may elect to treat as a TRS will generally be subject to U.S. federal corporate income tax.

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GNL may elect to retain and pay income tax on its net capital gain. In that case, a stockholder would include his, her or its proportionate share of GNL’s undistributed net capital gain (to the extent GNL makes a timely designation of the gain to the stockholder) in his, her or its income as long-term capital gain, would be deemed to have paid the tax that GNL paid on the gain, and would be allowed a credit for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in GNL stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

In addition, notwithstanding GNL’s qualification as a REIT, GNL and its subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property, payroll and other taxes on its assets and operations. GNL could also be subject to tax in situations and on transactions not presently contemplated.
REIT Qualification Requirements
Organizational Requirements
The Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;

(2)
the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)
that would be taxable as a domestic corporation but for its qualification as a REIT;

(4)
that is neither a financial institution nor an insurance company;

(5)
that meets the gross income, asset and annual distribution requirements;

(6)
the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;

(7)
generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);

(8)
that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT; and

(9)
that uses a calendar year for U.S. federal income tax purposes.

Organizational requirements (1) through (5) must be met during each taxable year for which REIT qualification is sought, while requirements (6) and (7) do not have to be met until after the first taxable year for which a REIT election is made. GNL has adopted December 31 as its year end, thereby satisfying requirement (9).
Ownership of Interests in Partnerships, Limited Liability Companies and QRSs
A REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to the special rules relating to the 10% asset test described below, and will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT. Thus, GNL’s pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which GNL owns an interest, including its operating partnership (which, after the effective time of the Partnership Merger, will include the assets and income of RTL OP), is treated as GNL’s assets and items of income for purposes of the Asset Tests and Gross Income Tests (each as defined below).
GNL expects to control its subsidiary partnerships, including its operating partnership, and limited liability companies and intend to operate them in a manner consistent with the requirements for GNL’s qualification as a REIT. If GNL becomes a limited partner or non-managing member in any partnership or limited liability company and that entity takes or expects to take actions that could jeopardize GNL’s qualification as a REIT or require GNL to pay tax, GNL may be forced to dispose of its interest in that entity. In addition, it is possible that a partnership or limited liability company could take an action that could cause GNL to fail an Asset Test or Gross Income Test (each as defined below), and that GNL would not become aware of the action in time to dispose of its interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, GNL could fail to qualify as a REIT unless GNL was entitled to relief, as described below.
GNL may from time to time own certain assets through subsidiaries that it intends to be treated as QRSs. A corporation will qualify as GNL’s QRS if GNL owns 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a TRS, as described below. A QRS is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a QRS are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for purposes of the Asset Tests and Gross Income Tests (each as defined below). A QRS is not subject to

U.S. federal income tax, but may be subject to state or local tax, and GNL’s ownership of the stock of a QRS will not violate the restrictions on ownership of securities, as described below under “— Asset Tests.” While GNL currently holds all of its investments through the operating partnership and subsidiaries of the operating partnership (which, after the effective time of the Partnership Merger, will include the investments of RTL OP), GNL also may hold investments separately, through QRSs. Because a QRS must be wholly owned by a REIT, any QRS utilized by GNL would have to be owned by GNL, or another QRS, and could not be owned by the operating partnership unless GNL owns 100% of the equity interests in the operating partnership.
GNL may from time to time own certain assets through entities that it wholly owns and that are disregarded as separate from GNL. If a disregarded subsidiary ceases to be wholly owned by GNL (for example, if any equity interest in the subsidiary is acquired by a person other than GNL or another one of its disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. This event could, depending on the circumstances, adversely affect GNL’s ability to satisfy the Asset Tests and Gross Income Tests (each as defined below), including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests”.
Ownership of Interests in TRSs
GNL does not currently own an interest in a TRS; however, GNL may form one or more TRSs or may acquire securities in one or more TRSs in the future (including, pursuant to the Merger). A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, that other corporation also will be treated as a TRS. Other than some activities relating to lodging and health care facilities, a TRS generally may engage in any business, including investing in assets and engaging in activities that could not be held or conducted directly by GNL without jeopardizing its qualification as a REIT.
A TRS is subject to U.S. federal income tax as a regular C corporation. A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset tests described below. However, no more than 20% of the gross value of a REIT’s assets may be comprised of securities of one or more TRSs. See “— Asset Tests”.
Share Ownership Requirements
The stock that GNL issues must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning GNL stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, GNL cannot be “closely-held,” which means that at all times during the second half of each taxable year, no more than 50% in value of GNL stock may be owned, directly or indirectly, by five or fewer individuals (determined by applying certain attribution rules under the Code to the owners of any entity owning GNL stock) as specifically defined for this purpose.
Our charter contains certain provisions intended, among other purposes, to enable GNL to meet requirements (6) and (7) above. First, subject to certain exceptions, the GNL Charter provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of GNL’s outstanding shares of capital stock and not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of GNL’s shares of capital stock, without the approval of the GNL Board. See the section entitled “Certain Provisions of the Maryland General Corporation Law and the GNL Charter and the GNL Bylaws — Restrictions on Transfer and Ownership of Stock” in this Joint Proxy Statement/Prospectus. Additionally, the GNL Charter contains provisions requiring each holder of shares of GNL stock to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Code. Furthermore, stockholders failing or refusing to comply with GNL’s disclosure request will be required, under the Treasury Regulations, to submit a statement of information to the IRS at the time of filing their annual income tax returns for the year in which the request was made.

Asset Tests
At the close of each calendar quarter of the taxable year, GNL must satisfy a number of tests, summarized below, based on the composition of GNL’s assets (the “Asset Tests”). After initially meeting the Asset Tests at the close of any quarter, GNL will not lose its qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of GNL’s assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. GNL will continue to maintain adequate records of the value of GNL’s assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.
75% Asset Test
At least 75% of the value of GNL’s assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities, which GNL refers to as the 75% Asset Test. Real estate assets include (1) real property (including interests in real property and interests in mortgages on real property or on interests in real property), (2) shares in other qualifying REITs, (3) debt instruments issued by publicly offered REITs and (4) any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date GNL received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by GNL in exchange for its stock or in a public offering of debt obligations that have a maturity of at least five years. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below under “— Additional Asset Tests.”
GNL is currently invested in the real properties described in its filings with the SEC and, after the consummation of the mergers, will be invested in the real properties described in RTL’s public filings. In addition, GNL has invested and intend to invest funds not used to acquire properties in cash, cash equivalents, “new capital” investments or other liquid investments which allow GNL to continue to qualify under the 75% Asset Test. Therefore, GNL’s investment in real properties should constitute “real estate assets” and should allow GNL to meet the 75% Asset Test.
Additional Asset Tests
Our assets that do not qualify for the 75% Asset Test are subject to the following additional asset tests. Not more than 25% of the value of those assets may consist of securities, other than securities that qualify for the 75% Asset Test. Not more than 20% of the value of those assets may consist of securities of one or more TRSs. Not more than 25% of the value of those assets may be invested in publicly offered REIT debt instruments that do not otherwise qualify as real estate assets under the 75% Asset Test (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property). In addition, if GNL invests in any securities that do not otherwise qualify under the 75% Asset Test, other than equity investments in QRSs and TRSs, those securities may not exceed (1) 5% of the value of GNL’s assets as to any one issuer and (2) 10% of the outstanding securities by vote and value of any one issuer. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, such as any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, a partnership interest held by a REIT is not considered a “security” for purposes of the 10% value test; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets, which is based on the REIT’s proportionate interest in any securities issued by the partnership (disregarding for this purpose the general rule that a partnership interest is not a security), but excluding certain securities described in the Code.
For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock, (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (3) in the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if GNL, and any of GNL’s “controlled TRSs” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, GNL’s interest as a partner in the partnership).
GNL believes that its holdings of real estate assets and other securities comply with the foregoing REIT asset requirements, and GNL intends to monitor compliance on an ongoing basis. There can be no assurance, however, that GNL will be successful in this effort. In this regard, to determine compliance with these requirements, GNL will need to estimate the value of its assets, and GNL does not expect to obtain independent appraisals to support its conclusions as to the total value of its assets or the value of any particular security or other asset. Moreover, values of some assets, including its interests in TRSs, may not be susceptible to a precise determination and are subject to change in the future. Although GNL is and will continue to be prudent in making these estimates, there can be no assurance that the IRS will agree with these determinations and may assert that a different value is applicable, in which case GNL might not satisfy the Asset Tests, and GNL could fail to qualify as a REIT.
A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer (other than those qualifying under the 75% Asset Test or securities of one or more QRS or TRS) representing more than 5% of the total value of the REIT’s assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, and (2) $10 million; provided, that in either case the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury, or otherwise meets the requirements of those rules by the end of that period.
If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if (1) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with Treasury Regulations; (2) the failure was due to reasonable cause and not to willful neglect; (3) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (4) the REIT pays a tax on the failure equal to the greater of (a) $50,000, or (b) an amount determined (under Treasury Regulations) by multiplying (I) the rate of tax for corporations under Code Section 11, by (II) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).
Gross Income Tests
For each calendar year, GNL must satisfy two separate tests based on the composition of its gross income, as defined under its method of accounting (the “Gross Income Tests.”)
75% Gross Income Test
At least 75% of GNL’s gross income for the taxable year (excluding gross income from prohibited transactions and certain hedging and foreign currency transactions) must result from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of GNL’s trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) income from other specified investments relating to real property or mortgages thereon (which does not include gains from the sale of a non-qualified publicly offered REIT debt instrument), and (6) for a limited time, temporary investment income (as described under the 75% Asset Test above). GNL refers to this requirement as the 75% Gross Income Test. GNL intends to invest funds not otherwise invested in real properties in cash, cash equivalents or other liquid investments which will allow GNL to realize income that satisfies the 75% Gross Income Test.

95% Gross Income Test
At least 95% of GNL’s gross income (excluding gross income from prohibited transactions and certain hedging and foreign currency) for the taxable year must be derived from (1) sources that satisfy the 75% Gross Income Test, (2) dividends, (3) interest, or (4) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of GNL’s trade or business. GNL refers to this requirement as the 95% Gross Income Test. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. GNL intends to invest funds not otherwise invested in properties in cash, cash equivalents or other liquid investments which will allow GNL to realize income that satisfies the 95% Gross Income Test.
Rents from Real Property
Income attributable to a lease of real property generally will qualify as “rents from real property” under the 75% Gross Income Test and the 95% Gross Income Test if the lease is respected as a true lease for U.S. federal income tax purposes (see “— Characterization of Property Leases”) and subject to the rules summarized below. Rent from a particular tenant will not qualify if we, or an owner of 10% or more of GNL’s stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.
Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.
If a REIT operates or manages a property or furnishes or renders certain “impermissible services” to the tenants at the property, and the income derived from the services exceeds 1% of the total amount received by that REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as “rents from real property.” Impermissible services are services other than services “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” For these purposes, the income that a REIT is considered to receive from the provision of “impermissible services” will not be less than 150% of the cost of providing the service. If the amount so received is 1% or less of the total amount received by GNL with respect to the property, then only the income from the impermissible services will not qualify as “rents from real property.” However, this rule generally will not apply if the services are provided to tenants through an independent contractor from whom GNL derives no revenue, or through a TRS. With respect to this rule, tenants may receive some services in connection with their leases of the real properties. GNL’s intention is that the services GNL provides are those usually or customarily rendered in connection with the rental of space in the geographic location in which the property is located, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test and the 95% Gross Income Test described above. The GNL Board intends to hire qualifying independent contractors or to utilize TRSs to render services which it believes, after consultation with GNL’s tax advisors, are not usually or customarily rendered in connection with the rental of space.
In addition, GNL has represented that, with respect to GNL’s leasing activities, GNL will not (1) charge rent for any property that is based in whole or in part on the income or profits of any person (excluding rent based on a percentage of receipts or sales, as described above), (2) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, or (3) enter into any lease with a related party tenant.
Amounts received as rent from a TRS are not excluded from rents from real property by reason of the related party rules described above, if the activities of the TRS and the nature of the properties it leases meet certain requirements, and if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by GNL’s other tenants for comparable space. TRSs pay regular corporate tax rates on any income they earn. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.
Interest Income
It is possible that GNL will be paid interest on loans secured by real property. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property or an interest in real property qualifies under the 75% Gross Income Test; provided, that in both cases, the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, the interest on it may nevertheless qualify under the 75% Gross Income Test. Interest income constitutes qualifying mortgage interest for purposes of the 75% Gross Income Test to the extent that the obligation upon which the interest is paid is secured by a mortgage on real property. If GNL receives interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that GNL committed to acquire the loan, or agreed to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then the interest income will be apportioned between the real property and the other collateral, and GNL’s income from the loan will qualify for purposes of the 75% Gross Income Test only to the extent that the interest is allocable to the real property. For purposes of the preceding sentence, however, pursuant to IRS guidance GNL does not need to re-determine the fair market value of real property in connection with a loan modification that is occasioned by a default or made at a time when GNL reasonably believes the modification to the loan will substantially reduce a significant risk of default on the original loan, and the modification will not be treated as a prohibited transaction. GNL intends to structure its loans secured by real property so that the amount of the loan does not exceed the fair market value of the real property at the time of the loan commitment so that income generated through any investments in loans secured by real property should be treated as qualifying income under the 75% Gross Income Test.
Dividend Income
GNL may receive distributions from TRSs or other corporations that are not REITs or QRSs. These distributions are generally classified as dividends to the extent of the earnings and profits of the distributing corporation. These distributions generally constitute qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Any dividends received by GNL from a REIT will be qualifying income for purposes of both the 95% and 75% Gross Income Tests.
GNL will monitor the amount of the dividend and other income from its TRSs and will take actions intended to keep this income, and any other non-qualifying income, within the limitations of the Gross Income Tests. Although GNL intends to take these actions to prevent a violation of the Gross Income Tests, GNL cannot guarantee that its actions will in all cases prevent a violation.
Prohibited Transaction Income
Any gain that GNL realizes on the sale of an asset (other than foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, either directly or through any subsidiary partnership or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to GNL, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. The determination whether an asset is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. GNL intends to continue to conduct its operations so that no asset owned by GNL is held as inventory or primarily for sale to customers, and that a sale of any asset owned by GNL will not be in the ordinary course of business. However, the IRS may successfully contend that some or all of the sales made by GNL, its subsidiary partnerships, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to GNL are prohibited transactions. In that case, GNL would be required to pay the 100% penalty tax on its allocable share of the gains resulting from the sales. The 100% tax will not apply to gains from the sale of assets that are held through a TRS, although the gains of any TRS will be subject to U.S. federal income tax at the corporate rate.
Foreclosure Property
Foreclosure property is real property and any personal property incident to the real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which the REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to regular U.S. federal corporate income tax on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% Gross Income Test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If GNL believes it will receive any income from foreclosure property that is not qualifying income for purposes of the 75% Gross Income Test, GNL intends to elect to treat the related property as foreclosure property.
Satisfaction of the Gross Income Tests
Our share of income from the properties primarily will give rise to rental income and gains on sales of the properties, substantially all of which generally will qualify under the 75% Gross Income and 95% Gross Income Tests. However, GNL may establish a TRS in order to engage on a limited basis in acquiring and promptly reselling short- and medium-term lease assets for immediate gain. The gross income generated by GNL’s TRS would not be included in GNL’s gross income.
However, any dividends from GNL’s TRS to GNL would be included in GNL’s gross income and qualify for the 95% Gross Income Test, but not the 75% Gross Income Test.
If GNL fails to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, GNL may retain its qualification as a REIT for the year if GNL (1) satisfies the IRS that the failure was due to reasonable cause and not due to willful neglect, (2) attaches to its U.S. federal income tax return a schedule describing the nature and amount of each item of its gross income, and (3) satisfies the IRS that any incorrect information on the schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, GNL would remain subject to tax equal to the greater of the amount by which it failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect GNL’s profitability.
Annual Distribution Requirements
In addition to the other tests described above, GNL is required to distribute dividends (other than capital gain dividends) to GNL’s stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of GNL’s REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non-cash income. Determining whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of GNL’s tax return (including extensions); (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after the declaration); and (3) file an election with GNL’s tax return. Additionally, dividends that GNL declares in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year.

For GNL’s taxable years commencing prior to January 1, 2015, in order for distributions to have been counted towards satisfying the annual distribution requirements for REITs, and to provide GNL with a REIT — level tax deduction, the distributions must not have been “preferential dividends.” A dividend was not a preferential dividend if the distribution was (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in GNL’s organizational documents.
If GNL does not distribute 100% of GNL’s REIT taxable income, it will be subject to U.S. federal income tax on the undistributed portion at the corporate rate. GNL also will be subject to an excise tax if it fails to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year and avoid the excise tax, GNL must distribute the sum of (1) 85% of GNL’s REIT ordinary income for the calendar year, (2) 95% of GNL’s REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by GNL.
GNL intends to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on GNL’s earnings; however, it may not always be possible to do so. It is possible that GNL may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. Other potential sources of non-cash taxable income include:
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“residual interests” in REMICs or taxable mortgage pools;

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loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

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loans on which the borrower is permitted to defer cash payments of interest, distressed loans on which GNL may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash, and debt securities purchased at a discount.

Except as provided below, GNL’s deduction (and the deduction of any of GNL’s subsidiary partnerships) for net business interest expense generally will be limited to 30% of taxable income, as adjusted for certain items of income, gain, deduction or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years. If GNL or any of its subsidiary partnerships are subject to this interest expense limitation, GNL’s REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. GNL believes that it and its subsidiary partnerships that are subject to this interest expense limitation will be eligible to make this election. If this election is made, although GNL or such subsidiary partnership, as applicable, would not be subject to the interest expense limitation described above, depreciation deductions may be reduced and, as a result, GNL’s REIT taxable income for a taxable year may be increased. GNL (and its operating partnership) has elected to be treated as an “electing real property trade or business” and, accordingly, are not subject to the interest expense limitation described above under Code Section 163(j). However, GNL (and its operating partnership) is required to use the alternative depreciation system to depreciate certain property and, as a result, its depreciation deductions may be reduced. Accordingly, GNL’s REIT taxable income (and, in turn, its distribution requirements) for a taxable year may be increased.
GNL will closely monitor the relationship between its REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends. If GNL fails to meet the annual distribution requirements as a result of an adjustment to its U.S. federal income tax return by the IRS, or under certain other circumstances, GNL may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the IRS) within a specified period.

Failure to Qualify
If GNL fails to continue to qualify as a REIT in any taxable year, GNL may be eligible for relief provisions if the failures are due to reasonable cause and are not due to willful neglect, and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, GNL will not be able to deduct its dividends and will be subject to U.S. federal income tax on its taxable income at the corporate rate, thereby reducing cash available for distributions. In that event, all distributions to stockholders (to the extent of GNL’s current and accumulated earnings and profits) will be taxable as ordinary dividend income. This “double taxation” results from GNL’s failure to continue to qualify as a REIT. Unless entitled to relief under specific statutory provisions, GNL will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.
Recordkeeping Requirements
GNL is required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist GNL in determining the actual ownership of GNL’s outstanding stock and maintaining GNL’s qualification as a REIT.
Prohibited Transactions
As mentioned above, GNL will be subject to a 100% U.S. federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of GNL’s business which is not foreclosure property. There is an exception to this rule for the sale of property that:
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is a real estate asset under the 75% Asset Test;

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generally has been held for at least two years;

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has aggregate expenditures that are includable in the basis of the property not in excess of 30% of the net selling price;

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in some cases, was held for production of rental income for at least two years;

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in some cases, substantially all of the marketing and development expenditures were made through an independent contractor; and

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when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year (excluding sales of foreclosure property or in connection with an involuntary conversion) or occurs in a year when the REIT disposes of less than 10% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property) or occurs in a year when the REIT disposes of less than 20% of its assets if the three-year average adjusted basis or fair market value does not exceed 10.

Although GNL may eventually sell each of the properties that it owns or acquires, GNL’s primary intention in holding, acquiring and operating properties is the production of rental income and GNL does not expect to hold any property for sale to customers in the ordinary course of GNL’s business. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although the income will be subject to U.S. federal income tax in the hands of the corporation at the corporate rate. As a general matter, any condominium conversions GNL might undertake must satisfy these restrictions to avoid being “prohibited transactions,” which will limit the annual number of transactions. See “Ownership of Interests in TRS,” above.
Characterization of Property Leases
GNL has acquired and intend to acquire and own commercial properties subject to net leases. GNL has structured and currently intend to structure GNL’s leases so that they qualify as true leases for U.S. federal income tax purposes. For example, with respect to each lease, GNL generally expects that:

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our operating partnership and the lessee will intend for their relationship to be that of a lessor and lessee, and the relationship will be documented by a lease agreement;

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the lessee will have the right to exclusive possession and use and quiet enjoyment of the properties covered by the lease during the term of the lease;

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the lessee will bear the cost of, and will be responsible for, day-to-day maintenance and repair of the properties other than the cost of certain capital expenditures, and will dictate through the property managers, who will work for the lessee during the terms of the leases, and how the properties will be operated and maintained;

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the lessee will bear all of the costs and expenses of operating the properties, including the cost of any inventory used in their operation, during the term of the lease, other than the cost of certain furniture, fixtures and equipment, and certain capital expenditures;

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the lessee will benefit from any savings and will bear the burdens of any increases in the costs of operating the properties during the term of the lease;

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in the event of damage or destruction to a property, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the properties subject to the right, in certain circumstances, to terminate the lease if the lessor does not restore the property to its prior condition;

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the lessee will indemnify the lessor against all liabilities imposed on the lessor during the term of the lease by reason of (A) injury to persons or damage to property occurring at the properties or (B) the lessee’s use, management, maintenance or repair of the properties;

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the lessee will be obligated to pay, at a minimum, substantial base rent for the period of use of the properties under the lease;

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the lessee will stand to incur substantial losses or reap substantial gains depending on how successfully it, through the property managers, who work for the lessees during the terms of the leases, operates the properties;

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GNL expects that each lease that GNL enters into, at the time GNL enters into it (or at any time that any such lease is subsequently renewed or extended) will enable the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the properties during the term of its leases; and

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upon termination of each lease, the applicable property will be expected to have a remaining useful life equal to at least 20% of its expected useful life on the date the lease is entered into, and a fair market value equal to at least 20% of its fair market value on the date the lease was entered into.

If, however, the IRS were to recharacterize GNL’s leases as service contracts, partnership agreements or otherwise, rather than true leases, or disregard the leases altogether for tax purposes, all or part of the payments that GNL receives from the lessees would not be considered rent and might not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, GNL would not be able to satisfy either the 75% or 95% Gross Income Tests and, as a result, could lose its REIT qualification.
Hedging Transactions
GNL and its subsidiaries have entered and may continue to enter into hedging transactions with respect to interest rate exposure or currency rate fluctuations on one or more of GNL’s assets or liabilities that qualify as “hedging transactions” under the Code and Treasury Regulations. These hedging transactions can take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts and options. Income from a hedging transaction, including gain from the sale or disposition of the financial instrument or any periodic income from the instrument, that is clearly identified as a hedging transaction as specified in the Code, will not constitute gross income for purposes of the 95% Gross Income Test or 75% Gross Income Test. The term “hedging transaction” for these purposes generally means (1) any transaction GNL enters into in the normal course of GNL’s business primarily to manage risk of (a) interest rate changes or fluctuation on indebtedness incurred or to be incurred by GNL to acquire or carry real estate assets or (b) currency fluctuations with respect to any item of income that would qualify under the 75% Gross Income Test or the 95% Gross Income Test or any property which generates this income and (2) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. GNL intends to structure any hedging transactions in a manner that does not jeopardize GNL’s status as a REIT. GNL may conduct some or all of its hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries to the extent the income would jeopardize GNL’s REIT status. However, it is possible that GNL’s hedging activities may give rise to income that does not qualify for purposes of either or both of the Gross Income Tests, and may adversely affect GNL’s ability to satisfy the REIT qualification requirements.
Tax Aspects of Investments in Partnerships
General
GNL currently holds and anticipates holding direct or indirect interests in one or more partnerships, including the operating partnership, which will include the RTL OP after the effective time of the OP Merger. All references herein to the operating partnership that relate to the period after the effective time of the OP Merger are to the surviving partnership that includes the RTL OP, as context requires. GNL operates as an umbrella partnership REIT, or UPREIT, which is a structure whereby GNL owns a direct interest in the operating partnership, and the operating partnership, in turn, owns the properties and may possibly own interests in other non-corporate entities that own properties. The non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for U.S. federal income tax purposes (if the operating partnership were the sole owner) or treated as partnerships for U.S. federal income tax purposes.
The following is a summary of the U.S. federal income tax consequences of GNL’s investment in the operating partnership if the operating partnership is treated as a partnership for U.S. federal income tax purposes. This summary should also generally apply to any investment by GNL in other entities taxable as partnerships.
A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. GNL is required to take into account GNL’s allocable share of the foregoing items for purposes of the Asset Test and Gross Income Tests, and in the computation of GNL’s REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.
Generally, an entity with two or more members formed as a partnership or limited liability company under state law will be treated as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise. Because the operating partnership was formed as a partnership under state law, for U.S. federal income tax purposes, the operating partnership will be treated as a partnership, if it has two or more partners, or as a disregarded entity, if it is treated as having one partner. GNL intends that interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, GNL’s ability to satisfy the requirements of some of these safe harbors depends on the results of actual operations and accordingly no assurance can be given that any such partnership will at all times satisfy one of these safe harbors. GNL reserves the right to not satisfy any safe harbor. Even if a partnership is a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income in each taxable year is from certain sources, which generally include rents from real property and other types of passive income. GNL believes that its operating partnership has had and will have sufficient qualifying income so that it would be taxed as a partnership, even if it were treated as a publicly traded partnership.

If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of GNL’s assets and items of gross income would change, and as a result, GNL would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws summarized above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case GNL could incur a tax liability without a related cash distribution. Further, if any partnership were treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to U.S. federal corporate income tax, and the partners of the partnership would be treated as stockholders, with distributions to the partners being treated as dividends.
Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in the property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, GNL cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to GNL. This action could potentially jeopardize GNL’s qualification as a REIT and materially affect the tax consequences and economic return resulting from an investment in GNL.
Income Taxation of Partnerships and their Partners
Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, the allocations may be disregarded for U.S. federal income tax purposes under Code Section 704(b) and the Treasury Regulations. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. GNL believes that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of Code Section 704(b) and the Treasury Regulations.
In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, the property generally will have an initial tax basis equal to its fair market value, and accordingly, Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Code Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, GNL creates book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Code Section 704(c) would apply to the differences as well.
For properties contributed to the operating partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. Because depreciation deductions are based on the transferor’s basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation generally will fall first on the contributing partner, but also may reduce the depreciation allocated to other partners.
Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight- line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates that hold shares either directly or through a pass-through entity may be subject to tax on the disposition of depreciable property at a rate of 25% rather than at the normal capital gains rate, to the extent that the property has been depreciated.
Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As summarized above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.
Partnership Audit Rules
Any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share of those items) is determined, and taxes, interest, or penalties attributable to those items are assessed and collected, at the partnership level. These rules could result in partnerships in which we directly or indirectly invest (including GNL’s operating partnership) being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in shares of GNL’s stock.
Tax Consequences of Exercise of Exchange Rights
Subject to some restrictions, the operating partnership agreement gives holders of limited partnership units the right to exchange their units into cash, subject to GNL’s right to pay for the units with shares of GNL Common Stock rather than with cash. The exchange of units into shares is treated as a taxable sale of the units to GNL on which the unit owners will generally recognize gain in an amount equal to the value of the shares of GNL Common Stock received plus the amount of liabilities of the operating partnership allocable to the units being exchanged, less the unit holder’s tax basis in those units. To the extent that the unit holder’s amount realized on the transaction is attributable to the unit holder’s share of inventory or unrealized receivables of the operating partnership, that portion may be recharacterized as ordinary income. No gain or loss will be recognized by GNL. GNL’s basis in the units will be increased by the amount of cash and the market price of the shares used to acquire the units, and will be adjusted to reflect changes in the liabilities of the operating partnership allocated to GNL as a result of acquiring the units.
Taxation of U.S. Stockholders
Taxation of Taxable U.S. Stockholders
The following section applies to you only if you are a U.S. Stockholder.
Distributions
Distributions (including any deemed distributions) that GNL makes to its U.S. Stockholders and that GNL does not designate as “capital gain dividends” or “qualified dividend income” (as described below) will be treated as dividends of ordinary income to the extent they are made out of GNL’s current or accumulated earnings and profits. GNL’s earnings and profits generally will be allocated first to distributions on shares of GNL Preferred Stock and then to distributions on shares of GNL Common Stock.

In addition, for taxable years beginning before January 1, 2026, individuals, trusts and estates generally are entitled to up to a 20% pass-through deduction with respect to that ordinary dividend income for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), so long as certain holding period requirements have been met. Corporate U.S. Stockholders are not entitled to the pass-through deduction or the dividends-received deduction with respect to GNL’s distributions. A noncorporate U.S. Stockholder’s ability to claim the deduction equal to 20% of qualifying dividends received may be limited by the U.S. Stockholder’s particular circumstances. Distributions in excess of GNL’s current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the U.S. Stockholder, reducing the U.S. Stockholder’s tax basis in his, her or its shares of GNL’s stock by the amount of the distributions, but not below zero, and then as capital gain. Because earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the U.S. Stockholder’s tax basis in shares of GNL’s stock, this will increase the U.S. Stockholder’s gain, or reduce the U.S. Stockholder’s loss, on any subsequent sale of shares of GNL’s stock.
Distributions that are designated as capital gain dividends will be taxed as long-term capital gain to the extent they do not exceed GNL’s actual net capital gain for the taxable year, without regard to the period for which the U.S. Stockholder that receives the distributions has held its shares of GNL’s stock. However, corporate U.S. Stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. GNL also may decide to retain, rather than distribute, GNL’s net capital gain and pay any tax thereon. In those instances, U.S. Stockholders would include their proportionate shares of the gain in income as long-term capital gain, receive a credit on their returns for their proportionate share of GNL’s tax payments, and increase the tax basis of their shares of GNL’s stock by the after-tax amount of gain. Capital gains that GNL distributes, or is treated as distributing, to its stockholders must be allocated between shares of GNL Preferred Stock and GNL Common Stock. GNL intends to allocate capital gains dividends based on the relative amount of total dividends paid or deemed paid for U.S. federal income tax purposes to holders of all classes of GNL stock for the year.
With respect to U.S. Stockholders who are taxed at the rates applicable to individuals, GNL may elect to designate a portion of its distributions (including any deemed distributions) paid to the U.S. Stockholders as qualified dividend income. A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. Stockholders as capital gain; provided, that the U.S. Stockholder has held the shares of GNL stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which the shares of GNL stock became ex-dividend with respect to the relevant distribution. The maximum amount of GNL’s distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:
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the qualified dividend income received by GNL during the taxable year from C corporations (including any TRSs);

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the amount of earnings and profits accumulated in a non-REIT year that were distributed by the REIT during the taxable year;

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the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by GNL with respect to the undistributed REIT taxable income; and

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the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT corporation or had appreciated at the time GNL’s REIT election became effective over the U.S. federal income tax paid by GNL with respect to the built-in gain.

Although U.S. Stockholders generally will recognize taxable income in the year that a distribution is received, any distribution that GNL declares in October, November or December of any year and that is payable to a U.S. Stockholder of record on a specific date in those months will be treated as both paid by GNL and received by the U.S. Stockholder on December 31 of the year it was declared even if paid by GNL during January of the following calendar year.
GNL has the ability to declare and pay a large portion of a distribution on GNL Common Stock in shares of GNL Common Stock. As long as a portion of the distribution is paid in cash (which portion can be as low as 20%) and certain requirements are met, the entire distribution (to the extent of GNL’s current or accumulated earnings and profits) will be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. Stockholders will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of GNL stock. In general, any distribution on shares of GNL stock will be taxable as a dividend, unless the entire distribution is paid in shares of GNL Common Stock, which would be treated as a non-taxable distribution.
Distributions that GNL makes and gains arising from the sale or exchange by a U.S. Stockholder of GNL stock will not be treated as passive activity income. As a result, U.S. Stockholders will not be able to apply any “passive losses” against income or gain relating to GNL stock. To the extent that distributions GNL makes do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.
Any net operating losses or capital losses GNL has that are carried forward to future tax years may be used in those later years, subject to limitations, to reduce the amount of distributions required to satisfy the REIT distribution requirements. However, because GNL is not a pass-through entity for U.S. federal income tax purposes, U.S. Stockholders may not use any of GNL’s operating or capital losses to reduce their tax liabilities.
Sales of Shares
The amount of net capital gain or loss recognized upon the sale or other disposition of shares of GNL stock by a U.S. Stockholder generally would equal the difference between (x) the amount of cash and fair market value of any property received in the sale and (y) the U.S. Stockholder’s tax basis in the shares sold. Gain on a sale of shares of GNL stock by a non-corporate U.S. Stockholder investor generally will qualify for reduced U.S. federal income tax rates applicable to long-term net capital gain, provided that the investor held the shares of GNL stock for longer than one year prior to the sale. However, any loss from a sale or exchange of shares of GNL stock by a U.S. Stockholder who has held the shares of GNL stock for six months or less generally will be treated as a long-term capital loss to the extent that the U.S. Stockholder treated GNL’s distributions as long-term capital gain. The use of capital losses is subject to limitations. Gains recognized by U.S. Stockholders that are corporations are subject to U.S. federal income tax at the corporate tax rate. Except in limited circumstances, as summarized above with respect to capital gains dividends or qualified dividend income, the reduced tax rate for long-term net capital gains will not apply to dividends paid by GNL.
Redemption of Shares of GNL’s Preferred Stock
A redemption of shares of GNL Preferred Stock will be treated under Code Section 302 as a distribution that is taxable as dividend income (to the extent of GNL’s current or accumulated earnings and profits), unless the redemption satisfies one or more of certain tests set forth in Code Section 302(b) enabling the redemption to be treated as a sale or exchange of the redeemed shares. The redemption will satisfy one of these tests if it (i) is “substantially disproportionate” with respect to the U.S. Stockholder’s interest in shares of GNL’s capital stock, (ii) results in a “complete termination” of the U.S. Stockholder’s interest in all shares of GNL’s classes or series of capital stock, or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Stockholder, all within the meaning of Code Section 302(b). In determining whether one of these tests has been met, a U.S. Stockholder generally must include shares of GNL’s capital stock considered to be owned by the U.S. Stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares of GNL’s capital stock actually owned by the U.S. Stockholder. If a U.S. Stockholder actually or constructively owns no shares of GNL Common Stock, a redemption of the U.S. Stockholder’s preferred stock will qualify for sale or exchange treatment because the redemption would not be “essentially equivalent to a dividend” as defined by the Code. Because the determination as to whether any of the three alternative tests of Code Section 302(b) described above will be satisfied with respect to any particular U.S. Stockholder of shares of GNL Preferred Stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine the tax treatment to the prospective investor of a redemption of shares of GNL Preferred Stock.
If a redemption of shares of GNL Preferred Stock does not meet any of the three tests described above, the redemption proceeds will be treated as a taxable distribution, as described above. In that case, a

U.S. Stockholder’s adjusted tax basis in the redeemed shares of GNL Preferred Stock will be transferred to the remaining shares of GNL’s capital stock held by the U.S. Stockholder. If the U.S. Stockholder does not retain any shares of GNL’s capital stock, the tax basis could be transferred to a related person that holds shares of GNL’s capital stock or the tax basis may be lost.
Conversion of Shares of GNL Preferred Stock
Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of preferred stock will, under certain circumstances, have the right to convert some of or all the shares of preferred stock held by the holder into shares of GNL Common Stock.
Except as provided below, (i) a U.S. Stockholder generally will not recognize gain or loss upon the conversion of shares of GNL Preferred Stock into shares of GNL Common Stock, and (ii) a U.S. Stockholder’s tax basis and holding period in shares of GNL Common Stock received upon conversion generally will be the same as those of the converted shares of GNL Preferred Stock (but the tax basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any shares of GNL Common Stock received in a conversion that are attributable to accumulated and unpaid dividends on the converted shares of GNL Preferred Stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for the fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. Stockholder has held the shares of GNL Preferred Stock for more than one year at the time of conversion. U.S. Stockholders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which the holder exchanges shares of GNL Common Stock received on a conversion of shares of GNL Preferred Stock for cash or other property.
Taxation of Tax-Exempt U.S. Stockholders
U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income tax except with respect to their UBTI. While many investments in real estate may generate UBTI, distributions paid on shares of GNL stock should not constitute UBTI unless the tax-exempt entity (1) has borrowed funds or otherwise incurred acquisition indebtedness to acquire its shares of stock, or (2) otherwise uses the shares of stock in an unrelated trade or business.
In certain circumstances, a pension trust that owns more than 10% of GNL stock could be required to treat a percentage of the dividends it receives from GNL as UBTI, if GNL is a “pension-held REIT.” GNL will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of GNL stock, or (2) a group of pension trusts, each individually holding more than 10% of the value of GNL stock, collectively owns more than 50% of GNL stock. Certain restrictions on ownership and transfer of GNL stock should generally prevent a tax-exempt entity from owning more than 10% of the value of GNL stock, and, in general, should prevent GNL from becoming a pension-held REIT.
Prospective tax-exempt purchasers should consult their own tax advisors and financial planners as to the applicability of these rules and consequences to their particular circumstances.
Backup Withholding and Information Reporting
GNL will report to its U.S. Stockholders and the IRS the amount of dividends (including deemed dividends) paid during each calendar year and the amount (if any) of any tax withheld. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding at the current rate of 24% until December 31, 2025 and 28% thereafter with respect to dividends (including any deemed dividends) paid unless the U.S. Stockholder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that the number is correct and that the U.S. Stockholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide his, her or its correct taxpayer identification number or social security number also may be subject to penalties imposed by the IRS. In addition, GNL may be required to withhold a portion of capital gain distribution to any U.S. Stockholder who fails to certify its non- foreign status or with respect to whom the IRS notifies GNL is subject to backup withholding. See “— Taxation of Non-U.S. Stockholders” below.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Stockholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Taxation of Non-U.S. Stockholders
The following section applies to you only if you are a Non-U.S. Stockholder.
Distributions — In General
Distributions that GNL makes to its Non-U.S. Stockholders that are not attributable to gain from its sales or exchanges of United States real property interests (“USRPIs”), and that are not designated by GNL as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of GNL’s current or accumulated earnings and profits. GNL’s earnings and profits generally will be allocated first to distributions on shares of GNL Preferred Stock before being allocated to distributions on GNL Common Stock. Ordinary dividends to Non-U.S. Stockholders generally are subject to a 30% withholding tax at the time of distribution, unless this dividend is effectively connected with a U.S. trade or business of the Non-U.S. Stockholder or an applicable tax treaty reduces or eliminates that tax. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Any constructive dividends on the preferred stock also would be subject to U.S. federal withholding tax to the same extent as an actual distribution. Because constructive dividends would not give rise to any cash from which any applicable withholding tax could be satisfied, GNL may withhold U.S. federal tax on such dividend from cash proceeds otherwise payable to a Non-U.S. Stockholder.
If income from the investment in shares of GNL stock is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. Stockholders are taxed with respect to dividends (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Stockholder that is a foreign corporation that is not entitled to any treaty exemption). In general, Non-U.S. Stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of shares of GNL stock.
Distributions in excess of GNL’s current and accumulated earnings and profits will not be taxable to a Non-U.S. Stockholder to the extent they do not exceed the adjusted tax basis of the Non-U.S. Stockholder’s shares of GNL stock. Instead, they will reduce the adjusted tax basis of those shares. To the extent that distributions exceed the adjusted tax basis of a Non-U.S. Stockholder’s shares of GNL stock, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of its shares of GNL stock, as described in the “Sales of Shares” portion of this section below.
Distributions Attributable to Sale or Exchange of Real Property
Pursuant to the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions that are attributable to gain from GNL’s sales or exchanges of USRPIs (“USRPI capital gain”) will, except as described below, be taxed to a Non-U.S. Stockholder as if the gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders therefore would be taxed at the normal capital gain rates applicable to U.S. Stockholders (without regard to whether GNL designates the distribution as a capital gain dividend), and would be subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, distributions may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption. GNL (or applicable withholding agent) is required by the Treasury Regulations to withhold 21% of any distribution that GNL could designate as a capital gain dividend. However, if GNL designates as a capital gain dividend a distribution made before the day GNL actually effects the designation, then although the distribution may be taxable to a Non-U.S. Stockholder, withholding would not apply to the distribution under FIRPTA. Rather, GNL must effect the withholding from distributions made on and after the date of the designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The Non-U.S. Stockholder may credit the amount withheld against the Non- U.S. Stockholder’s U.S. tax liability. The withheld amounts do not represent actual tax liabilities and are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of the Non-U.S. Stockholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder timely files applicable returns or refund claims with the IRS.
However, generally, pursuant to FIRPTA, distributions of USRPI capital gains are not treated as effectively connected income for a Non-U.S. Stockholder and instead are treated and taxed as ordinary dividends if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States; and (2) the Non-U.S. Stockholder does not own more than 10% of that class of stock at any time during the one-year period ending on the date of the distribution. Distributions that qualify for this exception are subject to withholding tax in the manner described above as dividends of ordinary income. GNL anticipates that shares of GNL Common Stock and GNL Series A Preferred Stock will be “regularly traded” on an established securities market for the foreseeable future, although, no assurance can be given that this will be the case.
In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record- keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of those qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of GNL stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. Stockholders should consult their tax advisors regarding the application of these rules.
A distribution is not attributable to USRPI capital gain if GNL held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a Non-U.S. Stockholder that are attributable to dispositions of GNL’s assets other than USRPIs are not subject to U.S. income or withholding tax, unless (1) the gain is effectively connected with the Non-U.S. Stockholder’s U.S. trade or business, in which case the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to the gain, or (2) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the Non-U.S. Stockholder will incur tax on his or her capital gains.
Sales of Shares
Gain recognized by a Non-U.S. Stockholder upon a sale of shares of GNL stock generally will not be subject to U.S. federal income taxation; provided, that: (1) the gain is not effectively connected with the conduct by the Non-U.S. Stockholder of a trade or business within the U.S.; (2) the Non-U.S. Stockholder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (3) (A) GNL’s REIT is “domestically controlled,” which generally means that less than 50% in value of GNL stock continues to be held directly or indirectly by foreign persons during a continuous five year period ending on the date of disposition or, if shorter, during the entire period of GNL’s existence, or (B) the shares sold are of a class of GNL stock that is “regularly traded” on an established securities market and the selling Non-U.S. Stockholder has not held more than 10% of GNL’s outstanding shares of that class of stock at any time during the five-year period ending on the date of the sale.
GNL believes that it qualifies as “domestically controlled.” However, even if GNL was not domestically controlled, GNL anticipates that shares of GNL Common Stock and GNL Series A Preferred Stock will be “regularly traded” on an established securities market for the foreseeable future, although no assurance can be given that this will be the case. If the shares sold are of a class of stock that is not treated as “regularly traded” on an established securities market, the sale of the shares by a Non-U.S. Stockholder will be subject to FIRPTA if on the date the shares were acquired by the stockholder the shares had a fair market value greater than the fair market value on that date of 5% of the regularly traded class of GNL’s outstanding shares, if any, with the lowest fair market value. If a Non-U.S. Stockholder holds shares of that class of GNL stock and subsequently acquires additional shares of the class, then all the shares must be aggregated and valued as of the date of the subsequent acquisition for purposes of the 5% test that is described in the preceding sentence. If the gain on the sale of shares of GNL stock were to be subject to U.S. federal income taxation, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to the gain, and the purchaser of the shares of GNL stock may be required to withhold a portion of the gross purchase price.
In addition, dispositions of GNL stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of those qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of GNL stock. Furthermore, dispositions of GNL stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. Stockholders should consult their tax advisors regarding the application of these rules.
Redemption of Shares of GNL Preferred Stock
A redemption of shares of GNL Preferred Stock will be treated under Code Section 302 as a distribution that is taxable as dividend income (to the extent of GNL’s current or accumulated earnings and profits), unless the redemption satisfies one or more of certain tests set forth in Code Section 302(b) enabling the redemption to be treated as a sale or exchange of the redeemed shares. See “— Taxation of Taxable U.S. Stockholders — Redemption of Shares of GNL Preferred Stock” above. Qualified shareholders and their owners may be subject to different rules, and should consult their tax advisors regarding the application of these rules. If a redemption of shares of GNL Preferred Stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “— Distributions — In General” above. If the redemption of shares of GNL Preferred Stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above under “— Sale of Shares.”
Medicare Tax
Certain net investment income earned by U.S. citizens and resident aliens and certain estates and trusts is subject to a 3.8% Medicare tax. Net investment income includes, among other things, dividends on and capital gains from the sale or other disposition of shares of GNL stock. Holders of shares of GNL stock should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of the shares.
Foreign Account Tax Compliance Act (“FATCA”)
Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (including investment entities) and certain other non-U.S. entities as designated in the Code, the Treasury Regulations, or applicable intergovernmental agreement between the United States and a foreign country. A withholding tax of 30% generally will be imposed on dividends on, and gross proceeds from the sale or other disposition of, shares of GNL stock paid to (1) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) unless the foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (2) a non-financial foreign entity that is the beneficial owner of the payment unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and the entity meets certain other specified requirements. Proposed Treasury Regulations would eliminate FATCA withholding tax on gross proceeds from the sale or other disposition of shares of GNL stock. The preamble to the proposed Treasury Regulations provides that taxpayers may generally rely on the proposed Treasury Regulations until final Treasury Regulations are issued. The Treasury Regulations provide that these rules generally apply to payments of dividends on shares of GNL stock. GNL will not pay any additional amounts in respect of any amounts withheld.
U.S. Stockholders and Non-U.S. Stockholders are encouraged to consult their tax advisors regarding this withholding tax.
Other Tax Considerations
State, Local and Foreign Taxes
GNL and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which GNL transacts business or resides. GNL’s and your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences summarized above. Any foreign taxes incurred by GNL would not pass through to U.S. Stockholders as a credit against their U.S. federal income tax liability. You should consult your own tax advisors and financial planners regarding the effect of state, local and foreign tax laws on an investment in shares of GNL stock.
Legislative Proposals
You should recognize that GNL’s and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. GNL is not aware of any pending legislation that would materially affect GNL’s or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of shares of GNL stock.

CERTAIN MATERIAL PROVISIONS OF MARYLAND LAW AND
OF THE GNL CHARTER AND THE GNL BYLAWS
The following description of certain provisions of the MGCL and of the GNL Charter and GNL Bylaws is only a summary. For a complete description, refer to the MGCL and the GNL Charter and GNL Bylaws. The GNL Charter and GNL Bylaws have been previously filed with the SEC, and this summary is qualified in its entirety thereby.
Number of Directors; Vacancies; Removal
The GNL Charter and GNL Bylaws provide that the number of GNL’s directors will be seven and may be increased or decreased from time to time pursuant to the bylaws but may never be less than one or more than fifteen. Upon the closing of the Proposed Transactions, the size of the GNL Board will be increased by three directors and will be comprised of the members of the current GNL Board and three RTL independent directors.
At the REIT Merger Effective Time, the GNL Bylaws will be amended to remove the “managing director” requirement and all related requirements. Thereafter, GNL will be subject to the requirement of the NYSE listing rules that a majority of the directors on the GNL Board be independent directors. Presently, the GNL Bylaws provide that at any time that the number of directors comprising the board is less than five, then one director is required to be a managing director (as defined in the GNL Bylaws) and at any time that the number of directors comprising the board is five or more, then up to two directors are required to be managing directors; provided, however, that if only one managing director is identified by GNL Advisor, the board will include one managing director. To qualify for nomination or election as a director, an individual at the time of nomination and election must meet the qualifications of an independent director or managing director, as the case may be, depending on the position for which such individual may be nominated or elected. An “independent director” means an individual who meets the qualifications of an independent director set forth in the Amended and Restated Corporate Governance Guidelines of GNL.
At the REIT Merger Effective Time, GNL will elect to no longer be subject to Section 3-803 of the MGCL and following the Declassification Election, beginning at the 2024 annual meeting of GNL stockholders, as the terms of directors in each class expire, will transition into an unclassified board of directors, with each board member being elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. The GNL Board is currently divided into three classes of directors serving staggered three-year terms.
GNL has elected to become subject to Section 3-804(c) of the MGCL requiring that, except as otherwise provided in the terms of any class or series of preferred stock, vacancies on the GNL Board may be filled only by the remaining directors in office, even if the remaining directors do not constitute a quorum, and that any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies. Any director may resign at any time by delivering his or her notice to the GNL Board, the chairman of the GNL Board, GNL’s chief executive officer or GNL’s secretary.
The GNL Charter provides that, subject to the rights of holders of one or more classes or series of preferred stock, any or all directors may be removed from office only for “cause” by the affirmative vote of the stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors. For the purpose of this provision, “cause” means, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to GNL through bad faith or active and deliberate dishonesty.
Action by Stockholders
Under the MGCL, common stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous consent in lieu of a meeting (unless the charter provides for a lesser percentage, which the GNL Charter does not). These provisions, combined with the requirements of the GNL Charter and GNL Bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Meetings and Special Voting Requirements
Subject to the GNL Charter restrictions on ownership and transfer of GNL stock and the terms of each class or series of stock, including with respect to the vote by the stockholders for the election of the directors, each holder of GNL Common Stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of the GNL, which means that the holders of a majority of outstanding shares of GNL Common Stock can elect all the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors. A plurality of all of the votes cast at a meeting of stockholders will be sufficient to elect a director.
Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matters. The GNL Charter provides for approval of these matters (except for certain charter amendments relating to director resignation and removal and the vote required for certain amendments) by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.
Pursuant to the GNL Bylaws, an annual meeting of GNL’s stockholders for the purpose of electing directors and transacting any business will be held annually on a date and at the time and place set by the GNL Board. Special meetings of stockholders to act on any matter that may properly be considered at a meeting of stockholders may be called upon the request of the GNL Board, the chairman of the GNL Board, GNL’s president or GNL’s chief executive officer and, subject to the satisfaction of certain procedural requirements, must be called by GNL’s secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on the matter at the meeting. The presence of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting on any matter, either in person or by proxy, will constitute a quorum.
The GNL Board has the exclusive power to adopt, alter or repeal any provision of the GNL Bylaws and to make new bylaws.
Power to Reclassify Shares of GNL’s Stock
The GNL Board may classify any unissued shares of preferred stock, and reclassify any unissued shares of GNL Common Stock or any previously classified but unissued shares of preferred stock, into other classes or series of stock, including one or more classes or series of stock that have priority over GNL Common Stock with respect to voting rights, distributions or upon liquidation, and authorize GNL to issue the newly classified shares. Prior to the issuance of shares of each class or series, the GNL Board is required by the MGCL and the GNL Charter to set, subject to the provisions of the GNL Charter regarding the restrictions on ownership and transfer of GNL’s stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each such class or series. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law, the terms of any other class or series of GNL’s stock or the rules of any stock exchange or automated quotation system on which GNL’s securities may be listed or traded.
No Appraisal Rights
Under the GNL Charter, stockholders are not entitled to exercise appraisal rights unless a majority of the GNL Board determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights.
Dissolution
GNL’s dissolution must be declared advisable by a majority of the entire GNL Board and approved by the affirmative vote of stockholders entitled to cast not less than a majority of the votes entitled to be cast on the matter.

Business Combinations
Under the MGCL, certain “business combinations,” including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland corporation and an “interested stockholder” or, generally, any person who beneficially owns directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder. The super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. Under the MGCL, a person is not an “interested stockholder” if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. A corporation’s board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, the GNL Board has by resolution exempted business combinations between GNL and any person, provided that such business combination is first approved by the GNL Board (including a majority of directors who are not affiliates or associates of such person). Consequently, the five-year prohibition and the supermajority vote requirements will not apply to these business combinations. As a result, any person described above may be able to enter into business combinations with GNL that may not be in the best interest of GNL’s stockholders without compliance by GNL with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time by the GNL Board. If this resolution is repealed, or the GNL Board does not otherwise approve a business combination with a person, the statute may discourage others from trying to acquire control of GNL and increase the difficulty of consummating any offer.
Control Share Acquisitions
The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) the person that has made or proposed to make the control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are shares of voting stock which, if aggregated with all other such shares owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third, (B) one-third or more but less than a majority or (C) a majority or more of all voting power. Control shares do not include shares that the acquirer is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquirer does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved, or, if no such meeting is held, as of the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, unless the corporation’s charter provides otherwise. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.
The GNL Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of GNL’s stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits the board of directors of a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
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a classified board,

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a two-thirds vote requirement for removing a director,

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a requirement that the number of directors be fixed only by vote of the directors,

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a requirement that a vacancy on the board be filled only by the remaining directors and, if the board is classified, for the remainder of the full term of the class of directors in which the vacancy occurred, and

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a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

GNL has elected to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on the GNL Board. Through provisions in the GNL Charter and GNL Bylaws unrelated to Subtitle 8, GNL already (1) requires a two-thirds vote for the removal of any director from the GNL Board, which removal will be allowed only for cause, (2) vests in the GNL Board the exclusive power to fix the number of directorships, and (3) requires, unless called by the chairman of the GNL Board, GNL’s president, GNL’s chief executive officer or the GNL Board, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders in order to call a special meeting to act on such matter.
GNL previously elected to be subject to Section 3-803 of the MGCL (relating to a classified board of directors) and adopted provisions for a classified board divided into three classes. Following the closing of the Mergers, GNL will begin the process of declassifying its classified board by electing to no longer be subject to this provision. GNL will also prohibit itself from electing to be subject to Section 3-803 unless the repeal of such prohibition is approved by the affirmative vote of at least a majority of the votes cast on the matter by GNL’s stockholders entitled to vote generally in the election of directors. Following the Declassification Election and beginning at the 2024 annual meeting of GNL stockholders, as the terms of the directors in each class expire, the successors to the directors in that class will be elected without classification, so that by the 2025 annual meeting of GNL stockholders, the GNL Board will no longer be classified. Thereafter, all of the directors of GNL will be elected to serve until the following annual meeting of GNL stockholders and until their respective successors are duly elected and qualify.

Although the GNL Board has no current intention to opt in to any of the other above provisions permitted under Maryland law, the GNL Charter does not prohibit the GNL Board from doing so (other than as discussed above with respect to Section 3-803 relating to a classified board). Becoming governed by any of these provisions could discourage an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of GNL’s assets) that might provide a premium price for holders of GNL’s securities.
Amendments to the GNL Charter and GNL Bylaws
The GNL Charter provides that GNL reserves the right from time to time to make any amendment to the GNL Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the GNL Charter, of any outstanding shares of capital stock of GNL. Except for amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the GNL Charter, or as otherwise discussed below, any amendment to the GNL Charter will be valid only if the GNL Board declared the amendment advisable and the amendment is approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.
Notwithstanding the above, any amendment to (i) the second sentence of Section 6.2 of Article VI (relating to the removal of directors) of the GNL Charter and (ii) the last sentence of Article X (relating to the vote required to amend the removal provision or such sentence) of the GNL Charter will be valid only if declared advisable by the GNL Board and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter.
The GNL Board has the exclusive power to adopt, alter or repeal any provision of the GNL Bylaws and to make new bylaws.
Ownership Limitations
On May 23, 2023, in connection with the Internalization Merger, the GNL Board adopted resolutions decreasing the Aggregate Share Ownership Limit (as defined in the GNL Charter) from 9.8% to 8.9%. Therefore, with certain exceptions, the constructive or beneficial ownership by any person of more than 8.9% in value of the aggregate of the outstanding shares of GNL’s capital stock or more than 8.9% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of any class or series of GNL’s capital stock is generally prohibited. In addition, no person may beneficially or constructively own shares of GNL’s capital stock to the extent such ownership would result in GNL being “closely held” under the Code or otherwise failing to qualify as a REIT. In connection with the Internalization Merger, the GNL Board will grant an exception to Advisor Parent with respect to the Aggregate Share Ownership Limit allowing Advisor Parent to own up to 16.8% in value of the aggregate of the outstanding shares of GNL’s capital stock and 16.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of GNL’s capital stock.
If any transfer occurs that would result in a violation of the foregoing restrictions, the number of shares the ownership of which otherwise would cause the person to violate the prohibitions will be automatically transferred to a trust for the benefit of a charitable beneficiary or, if the transfer to a trust would not be effective for any reason, the purported transfer will be void ab initio and the intended transferee shall acquire no rights in such shares of GNL’s capital stock. The charitable trustee will be designated by GNL and will be unaffiliated with GNL and with any prohibited owner.
Any transfer of shares that would result in shares being beneficially owned by fewer than 100 persons is void ab initio.
The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 8.9% in value of the aggregate of the outstanding shares of GNL’s capital stock or 8.9% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of any class or series of GNL’s capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of GNL’s stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to violate the ownership limits.

Subject to the prohibition on ownership of shares to the extent that ownership would result in GNL being “closely held” under the Code or otherwise failing to qualify as a REIT, the GNL Board, in its sole discretion, may (prospectively or retroactively) exempt a person from the 8.9% ownership limitation and may establish a different ownership limitation if (i) the GNL Board obtains representations and undertakings from the person as are reasonably necessary to ascertain that no individual’s beneficial or constructive ownership of such shares will violate the prohibition; (ii) the person does not and represents that it will not own, actually or constructively, an interest in a tenant of GNL (or a tenant of any entity owned or controlled by GNL) that would cause GNL to own, actually or constructively, more than a 9.9% interest in a tenant and the GNL Board obtains representations and undertakings from the person as are reasonably necessary to ascertain this fact; and (iii) the person agrees that any violation or attempted violation of representations or undertakings will result in the shares of stock being automatically transferred to a charitable trust in accordance with the GNL Charter. For purposes of the foregoing sentence, a tenant from whom GNL derives, and is expected to continue to derive, a sufficiently small amount of revenue such that, in the opinion of the GNL Board, rent from the tenant would not adversely affect GNL’s ability to qualify as a REIT will not be treated as a tenant of GNL.
In connection with granting an exemption from the ownership limits or establishing an excepted holder limit or at any other time, the GNL Board may increase or decrease the ownership limits. Any decrease in the ownership limits will not be effective for any person whose percentage ownership of shares of GNL’s stock is in excess of such decreased limits until such person’s percentage ownership of shares of GNL’s stock equals or falls below such decreased limits (other than a decrease as a result of a retroactive change in existing law, which will be effective), but any further acquisition of shares of GNL’s stock in excess of such percentage ownership will be in violation of the applicable decreased limits. The GNL Board may not increase or decrease the ownership limits if, after giving effect to such increase or decrease, five or fewer persons could beneficially own or constructively own in the aggregate more than 49.9% in value of the shares of GNL’s stock then outstanding. Prior to any modification of the ownership limits, the GNL Board may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure GNL’s qualification as a REIT.
Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of GNL’s stock that will or may violate the ownership limits or any of the other foregoing restrictions on ownership and transfer of GNL’s stock will be required to immediately give written notice to GNL or, in the case of a proposed or attempted transaction, give at least 15 days’ prior written notice to GNL, and provide GNL with such other information as GNL may request in order to determine the effect of such transfer on its qualification as a REIT. The ownership limits and the other restrictions on ownership and transfer of GNL’s stock will not apply if the GNL Board determines that it is no longer in GNL’s best interests to continue to qualify as a REIT or that compliance with the restrictions on ownership and transfer of GNL’s stock is no longer required in order for GNL to qualify as a REIT.
Subject to Maryland law, effective as of the date that the shares have been transferred to the charitable trust, the charitable trustee will have the authority, at the charitable trustee’s sole discretion:
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to rescind as void any vote cast by a prohibited owner prior to GNL’s discovery that the shares have been transferred to the charitable trustee; and

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to recast the vote in accordance with the desires of the charitable trustee acting for the benefit of the charitable beneficiary.

However, if GNL has already taken irreversible corporate action, then the charitable trustee may not rescind and recast the vote.
Shares of stock transferred to a charitable trust are deemed offered for sale to GNL, or its designee, at a price per share equal to the lesser of  (1) the price paid per share in the transaction that resulted in such transfer to the charitable trust (or, if the event that resulted in the transfer to the charitable trust did not involve a purchase of such shares of stock at market price, defined generally as the last reported sales price reported on the NYSE (or other applicable exchange), the market price per share of such stock on the day of the event which resulted in the transfer of such shares of stock to the charitable trust) and (2) the market price on the date GNL, or its designee, accepts such offer. GNL may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the charitable trustee as described below. GNL may pay the amount of such reduction to the charitable trustee for the benefit of the charitable beneficiary. GNL has the right to accept such offer until the trustee of the charitable trust has sold the shares held in the charitable trust as discussed below. Upon a sale to GNL, the interest of the charitable beneficiary in the shares sold terminates, and the charitable trustee must distribute the net proceeds of the sale to the prohibited owner.
Within 20 days of receiving notice from GNL of the transfer of the shares to the charitable trust, the charitable trustee will sell the shares to a person or entity designated by the charitable trustee who could own the shares without violating the ownership limits or the other restrictions on ownership and transfer of GNL’s stock described above. After that, the charitable trustee must distribute to the prohibited owner an amount equal to the lesser of  (1) the price paid by the prohibited owner for the shares in the transaction that resulted in the transfer to the charitable trust (or, if the event that resulted in the transfer to the charitable trust did not involve a purchase of such shares at market price, the market price per share of such stock on the day of the event that resulted in the transfer to the charitable trust) and (2) the price per share received by the charitable trustee from the sale or other disposition of the shares held in trust. The charitable trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the charitable trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary. In addition, if, prior to discovery by GNL that shares of stock have been transferred to a charitable trustee, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the charitable trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the charitable trust upon demand by the charitable trustee. The prohibited owner will have no rights in the shares held by the charitable trust.
The charitable trustee will be designated by GNL and will be unaffiliated with GNL and with any prohibited owner. Prior to the sale of any shares by the charitable trust, the charitable trustee will receive, in trust for the charitable beneficiary, all dividends or other distributions made by GNL with respect to such shares and may also exercise all voting rights with respect to such shares. Any dividend or other distribution paid prior to GNL’s discovery that shares of stock have been transferred to the charitable trust will be paid by the recipient to the charitable trust upon demand by the charitable trustee and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. These rights will be exercised for the exclusive benefit of the charitable beneficiary.
Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding shares of all classes or series of GNL’s stock, including common stock, will be required to give written notice to GNL within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of GNL’s stock that the person beneficially owns and a description of the manner in which such shares are held. Each such owner will be required to provide to GNL such additional information as GNL may request in order to determine the effect, if any, of such beneficial ownership on GNL’s qualification as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will be required to provide to GNL such information as GNL may request, in good faith, in order to determine GNL’s qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
Any certificates representing shares of GNL’s stock, or any written statements of information delivered in lieu of certificates, will bear a legend referring to the restrictions described above.
Advance Notice of Director Nominations and New Business
The GNL Bylaws provide that nominations of individuals for election to the GNL Board or proposals of other business may be made at an annual meeting (1) pursuant to GNL’s notice of meeting, (2) by or at the direction of the GNL Board, or (3) by any stockholder of record both at the time of giving of notice pursuant to the bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures set forth in the GNL Bylaws. In order to qualify for nomination or election as a director of the board, an individual at the time of nomination and election must meet the applicable qualification requirements set forth in the GNL Bylaws. The GNL Bylaws currently require the stockholder to provide notice to GNL’s secretary containing the information required by the GNL Bylaws not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of GNL’s proxy statement for the preceding year’s annual meeting.
With respect to special meetings of stockholders, only the business specified in GNL’s notice of meeting may be brought before the meeting. Nominations of individuals for election to the GNL Board may be made at a special meeting, (1) by or at the direction of the GNL Board, or (2) provided that the special meeting has been called in accordance with the GNL Bylaws for the purpose of electing directors, by any stockholder who is a holder of record both at the time of giving of notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who complies with the notice procedures set forth in the GNL Bylaws. Such stockholder may nominate one or more individuals, as the case may be, for election as a director if the stockholder’s notice containing the information required by the GNL Bylaws is delivered to the secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of  (1) the 90th day prior to such special meeting or (2) the tenth day following the day on which public announcement is first made of the date of the special meeting and the proposed nominees of the GNL Board to be elected at the meeting.
Indemnification and Limitation of Directors’ and Officers’ Liability
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The GNL Charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, and does not limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to GNL, although the equitable remedies may not be an effective remedy in some circumstances.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which the GNL Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity against reasonable expenses actually incurred in connection with such proceeding. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in the corporation’s right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of  (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the appropriate standard of conduct was not met.
The GNL Charter authorizes GNL to obligate itself and the GNL Bylaws obligate GNL, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

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any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; or

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any individual who, while a director or officer of GNL and at GNL’s request, serves or has served as a director, officer, member, manager, partner or trustee of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity.

The GNL Charter and GNL Bylaws also permit GNL to indemnify and advance expenses, with the approval of the board of directors, to any person who served a predecessor of GNL in any of the capacities described above and to any employee or agent of GNL or a predecessor of GNL.
GNL has entered into an indemnification agreement with each of its directors and officers, and certain former directors and officers, providing for indemnification of these persons to the maximum extent permitted by Maryland law. The indemnification agreements provide that each indemnitee is entitled to indemnification unless it is established that (1) the act or omission of an indemnitee was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (2) the indemnitee actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that his or her conduct was unlawful. The indemnification agreements further limit each indemnitee’s entitlement to indemnification in cases where (x) the proceeding was one by or in the right of GNL and the indemnitee was adjudged to be liable to GNL, (y) the indemnitee was adjudged to be liable on the basis that personal benefit was improperly received in any proceeding charging improper personal benefit to the indemnitee or (z) the proceeding was brought by the indemnitee, except in certain circumstances.
Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling GNL pursuant to the foregoing provisions, GNL has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Exclusive Forum
The GNL Bylaws provide that, unless GNL consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, is the sole and exclusive forum for (a) any derivative action or proceeding brought on GNL’s behalf, other than actions arising under federal securities laws, (b) any Internal Corporate Claim, as the term is defined in the MGCL, or any successor provision thereof, including, without limitation (i) any action asserting a claim of breach of any duty owed by any of GNL’s directors, officers or other employees to GNL or GNL’s stockholders or (ii) any action asserting a claim against GNL or any of GNL’s directors or officers or other employees arising pursuant to any provision of the MGCL, the GNL Charter or the GNL Bylaws, or (c) any other action asserting a claim against GNL or any of GNL’s directors or officers or other employees that is governed by the internal affairs doctrine. The GNL Bylaws also provide that, unless GNL consents in writing, none of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland and the federal district courts of the United States of America are, to the fullest extent permitted by law, the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

DESCRIPTION OF GNL SHARES
General Description of Shares
The GNL Charter authorizes it to issue up to 280,000,000 shares of stock, consisting of 250,000,000 shares of GNL Common Stock, par value $0.01 per share, and 30,000,000 shares of preferred stock, par value $0.01 per share. As of July 14, 2023, GNL had the following stock issued and outstanding: (i) 104,964,758 shares of GNL Common Stock, (ii) 6,799,467 shares of GNL Series A Preferred Stock and (iii) 4,695,887 shares of GNL Series B Preferred Stock. No shares of GNL Series C Preferred Stock are issued and outstanding.
As of the date of this Joint Proxy Statement/Prospectus, in connection with the completion of the Proposed Transactions, GNL would issue a maximum of approximately (x) (A) 95,967,705 shares of GNL Common Stock in the REIT Merger (which includes (i) up to 5,714,353 shares of GNL Common Stock that may be issued by GNL to an affiliate of Advisor Parent in exchange for shares of RTL Class A Common Stock that may be issued by RTL prior to the REIT Merger Effective Time if all 8,528,885 RTL LTIP Units currently held by Advisor Parent and its affiliates are earned, and (ii) up to 115,857 shares of GNL Common Stock that may be issued in the REIT Merger in exchange for up to 172,921 shares of RTL Class A Common Stock that may be issued by RTL in exchange for outstanding RTL OP Common Units held by an unaffiliated third party that may be converted into shares of RTL Class A Common Stock prior to, or at any time after, the REIT Merger Effective Time, (B) 7,933,711 shares of GNL Series D Preferred Stock, and (C) 4,595,175 shares of GNL Series E Preferred Stock to RTL’s stockholders, and (y) 29,614,825 shares of GNL Common Stock to Advisor Parent in the Internalization Merger. GNL may issue up to an additional 2,500,000 shares of GNL Common Stock to Advisor Parent if all GNL LTIP Units (or GNL Restricted Shares, if such GNL LTIP Units are converted) held by Advisor Parent and its affiliates are earned. Fewer shares than the maximum may be issued based on the measurement provisions in the RTL 2021 Award and GNL 2021 Award, which are based on total shareholder returns over the measurement period. The end of the measurement period will occur prior to the closing of the Proposed Transactions. Both the RTL LTIP Units (following conversion to shares of RTL Class A Common Stock) and the GNL LTIP Units are expected to be converted or exchanged into shares of GNL Common Stock at or near closing of the Proposed Transactions. Based on the price of GNL Common Stock of $10.74 per share at July 13, 2023, on a pro forma basis, 2,857,042 shares of GNL Common Stock would be issued in respect of the RTL LTIP Units (or restricted shares of RTL Class A Common Stock) prior to the closing and 375,000 shares of GNL Common Stock would be issued in respect of the GNL LTIP Units.
Additionally, pursuant to the terms of the Blackwells/Related Agreement discussed in more detail below, GNL issued 495,000 shares of GNL Common Stock to the Blackwells/Related Parties in a private placement exempt from registration on July 11, 2023, and, assuming that the Proposed Transactions are completed, will issue an additional 1,600,000 shares of GNL Common Stock to the Blackwells/Related Parties in a private placement exempt from registration.
GNL has also issued 45,479 shares of GNL Common Stock to a third-party, and has agreed to issue an additional 59,253 shares of GNL Common Stock to the same third-party by no later than October 15, 2023, as payment for consulting services which was approved by the parties to the REIT Merger Agreement and the Internalization Merger Agreement.
The GNL Board, with the approval of a majority of the entire GNL Board and without any action taken by GNL’s stockholders, may amend the GNL Charter from time to time to increase or decrease the aggregate number of authorized shares of GNL’s stock or the number of shares of stock of any class or series that GNL has authority to issue. Under Maryland law, stockholders are not generally liable for GNL’s debts or obligations solely as a result of their status as stockholders.
The transfer agent and registrar for GNL Common Stock, GNL Series A Preferred Stock and GNL Series B Preferred Stock is American Stock Transfer and Trust Company, LLC, which also serves as the rights agent for the rights to purchase from GNL one one-thousandth of a share of Series C Preferred Stock that are attached to all shares of GNL Common Stock (the “Rights”), pursuant to the GNL Rights Agreement. Pursuant to the terms of the REIT Merger Agreement, GNL will terminate the GNL Rights

Agreement at the REIT Merger Effective Time and the Rights will be cancelled. The principal business address of the transfer agent and registrar is 6201 15th Avenue, Brooklyn, NY 11219.
Shares of GNL Common Stock are listed on the NYSE under the symbol “GNL,” GNL Series A Preferred Stock is listed on the NYSE under the symbol “GNL PR A,” and GNL Series B Preferred Stock is listed on the NYSE under the symbol “GNL PR B.” The Rights have been approved for listing on the NYSE.
Common Stock
Subject to the preferential rights, if any, of holders of any other class or series of GNL’s stock and to the provisions of the GNL Charter relating to the restrictions on ownership and transfer of GNL’s stock, the holders of GNL Common Stock:
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have the right to receive ratably any distributions from funds legally available therefor, when, as and if authorized by the GNL Board and declared by GNL; and

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are entitled to share ratably in all of GNL’s assets available for distribution to holders of GNL Common Stock upon liquidation, dissolution or winding up of GNL’s affairs.

Upon issuance for full payment therefor, all GNL Common Stock issued by GNL will be fully paid and non-assessable. There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of GNL Common Stock. Holders of GNL Common Stock generally will have no appraisal rights.
Subject to the provisions of the GNL Charter relating to the restrictions on ownership and transfer of GNL stock and except as may otherwise be provided in the GNL Charter, holders of GNL Common Stock are entitled to one vote per share on all matters on which holders of GNL Common Stock are entitled to vote at all meetings of GNL’s stockholders. The holders of GNL Common Stock do not have cumulative voting rights.
Preferred Stock
Under the GNL Charter, the GNL Board, without stockholder approval, is authorized to provide for the issuance of shares of preferred stock in one or more classes or series, to establish the number of shares in each class or series and to fix the terms thereof. The GNL Board could authorize the issuance of additional shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of GNL Common Stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of GNL Common Stock might receive a premium for their shares over the then market price of such shares of GNL Common Stock.
Some of the rights, preferences, privileges and restrictions of the shares of preferred stock of a class or series may include the following:
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distribution rights;

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conversion rights;

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voting rights;

•
redemption rights and terms of redemptions; and

•
liquidation preferences.

GNL Series A Preferred Stock
As of June 30, 2023, 9,959,650 shares of preferred stock were classified and designated as GNL Series A Preferred Stock pursuant to the GNL Charter. Holders of GNL Series A Preferred Stock are entitled to cumulative dividends in an amount equal to $1.8125 per share each year, which is equivalent to the rate of 7.25% of the $25.00 liquidation preference per share per annum. The GNL Series A Preferred Stock has no stated maturity and will remain outstanding indefinitely unless redeemed or otherwise repurchased. On and after September 12, 2022, at any time and from time to time, the GNL Series A Preferred

Stock is redeemable in whole or in part, at GNL’s option, at a cash redemption price of $25.00 per share plus an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the redemption date.
For a more detailed discussion of the terms of the GNL Series A Preferred Stock, see Exhibit 4.10 to GNL’s Annual Report on Form 10-K filed with the SEC on February 23, 2023, incorporated by reference into this Joint Proxy Statement/Prospectus and referred to in the section entitled “Where You Can Find More Information and Incorporation by Reference” beginning on page 224.
GNL Series B Preferred Stock
As of June 30, 2023, 11,450,000 shares of preferred stock were classified and designated as GNL Series B Preferred Stock pursuant to the GNL Charter. Holders of GNL Series B Preferred Stock are entitled to cumulative dividends in an amount equal to $1.71875 per share each year, which is equivalent to the rate of 6.875% of the $25.00 liquidation preference per share per annum. The GNL Series B Preferred Stock has no stated maturity and will remain outstanding indefinitely unless redeemed or otherwise repurchased. On and after November 26, 2024, at any time and from time to time, the GNL Series B Preferred Stock will be redeemable in whole or in part, at GNL’s option, at a cash redemption price of $25.00 per share plus an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the redemption date.
For a more detailed discussion of the terms of the GNL Series B Preferred Stock, see Exhibit 4.10 to GNL’s Annual Report on Form 10-K filed with the SEC on February 23, 2023, incorporated by reference into this Joint Proxy Statement/Prospectus and referred to in the section entitled “Where You Can Find More Information and Incorporation by Reference” beginning on page 224.
GNL Series C Preferred Stock
As of June 30, 2023, 100,000 shares of preferred stock were classified and designated as GNL Series C Preferred Stock pursuant to the GNL Charter.
As described in more detail below under “— Preferred Stock Purchase Rights,” each Right entitles the registered holder to purchase from GNL one one-thousandth of a share of GNL Series C Preferred Stock at a price of $50.00 per one one-thousandth of a share of GNL Series C Preferred Stock represented by a Right, subject to adjustment. Each one-thousandth of a share of GNL Series C Preferred Stock will entitle the holder thereof to the same dividends and liquidation rights as if the holder held one share of GNL Common Stock and will be treated the same as a share of GNL Common Stock in the event of a merger, consolidation or other share exchange. At the REIT Merger Effective Time, the GNL Rights Agreement will be terminated.
GNL Series D Preferred Stock
In connection with the REIT Merger and pursuant to the terms of the REIT Merger Agreement, GNL expects to authorize and issue shares of GNL Series D Preferred Stock through articles supplementary to the GNL Charter in the form included herein in Annex F. Pursuant to the REIT Merger Agreement, at the REIT Merger Effective Time, each share of RTL Series A Preferred Stock will be converted into a share of GNL Series D Preferred Stock. Immediately after the closing of the REIT Merger, it is expected that there will be 7,933,711 shares of preferred stock classified and designated as GNL Series D Preferred Stock pursuant to the GNL Charter.
The GNL Series D Preferred Stock will have substantially identical powers, preferences, privileges, and rights as the RTL Series A Preferred Stock. Holders of GNL Series D Preferred Stock will be entitled to cumulative cash dividends in the amount of $1.8750 per share each year, which is equivalent to the rate of 7.50% of the $25.00 liquidation preference per share per annum. The GNL Series D Preferred Stock will have no stated maturity and will remain outstanding indefinitely unless redeemed or otherwise repurchased. On and after March 26, 2024, at any time and from time to time, the Series D Preferred Stock will be redeemable in whole, or in part, at GNL’s option, at a cash redemption price of $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the redemption date. In addition, upon the occurrence of a Delisting Event or a Change of Control, each as defined in the articles supplementary classifying and designating the terms of the GNL Series D Preferred Stock, GNL may, subject to certain conditions, at its option, redeem the GNL Series D Preferred Stock, in whole but not in part, within 90 days after the first date on which the Delisting Event occurred or within 120 days after the first date on which the Change of Control occurred, as applicable, by paying the liquidation preference of $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the redemption date. If GNL does not exercise these redemption rights upon the occurrence of a Delisting Event or a Change of Control, the holders of GNL Series D Preferred Stock will have certain rights to convert GNL Series D Preferred Stock into shares of GNL Common Stock.
The GNL Series D Preferred Stock will rank senior to GNL Common Stock, with respect to dividend rights and rights upon GNL’s voluntary or involuntary liquidation, dissolution or winding up, and on parity with the GNL Series A Preferred Stock, GNL Series B Preferred Stock and GNL Series E Preferred Stock. No holders of GNL Series D Preferred Stock will, as a result of his, her or its status as such holder, have any preemptive rights to purchase or subscribe for shares of GNL Common Stock or any of GNL’s other securities.
If dividends on any outstanding shares of GNL Series D Preferred Stock have not been paid for six or more quarterly periods, holders of GNL Series D Preferred Stock and holders of any other class or series of preferred stock ranking on parity with the GNL Series D Preferred Stock, including the GNL Series A Preferred Stock, GNL Series B Preferred Stock and GNL Series E Preferred Stock, will have the exclusive power, voting together in a single class, to elect two additional directors until all accrued and unpaid dividends on the GNL Series D Preferred Stock have been fully paid. In addition, GNL may not authorize or issue any class or series of equity securities ranking senior to the GNL Series D Preferred Stock with respect to dividend rights and rights upon GNL’s voluntary or involuntary liquidation, dissolution or winding-up or amend the GNL Charter to materially and adversely change the terms of the GNL Series D Preferred Stock without the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter by holders of outstanding shares of the GNL Series D Preferred Stock and holders of any other similarly-affected classes and series of preferred stock ranking on parity with the GNL Series D Preferred Stock, including the GNL Series A Preferred Stock, GNL Series B Preferred Stock and GNL Series E Preferred Stock. Other than the limited circumstances described above and in the articles supplementary classifying and designating the terms of the GNL Series D Preferred Stock (the form of which is attached hereto as Annex F), holders of GNL Series D Preferred Stock will not have any voting rights.
GNL Series E Preferred Stock
In connection with the REIT Merger and pursuant to the terms of the REIT Merger Agreement, GNL expects to authorize and issue shares of GNL Series E Preferred Stock through articles supplementary to the GNL Charter in the form included herein in Annex G. Pursuant to the REIT Merger Agreement, at the REIT Merger Effective Time, each share of RTL Series C Preferred Stock will be converted into a share of GNL Series E Preferred Stock. Immediately after the closing of the REIT Merger, it is expected that there will be 4,595,175 shares of preferred stock classified and designated as Series E Preferred Stock pursuant to the GNL Charter.
The GNL Series E Preferred Stock will have substantially identical powers, preferences, privileges, and rights as the RTL Series C Preferred Stock. Holders of GNL Series E Preferred Stock will be entitled to cumulative cash dividends in the amount of $1.84375 per share each year, which is equivalent to the rate of 7.375% of the $25.00 liquidation preference per share per annum. The GNL Series E Preferred Stock will have no stated maturity and will remain outstanding indefinitely unless redeemed or otherwise repurchased. On and after December 18, 2025, at any time and from time to time, the Series E Preferred Stock will be redeemable in whole, or in part, at GNL’s option, at a cash redemption price of $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the redemption date. In addition, upon the occurrence of a Delisting Event or a Change of Control, each as defined in the articles supplementary classifying and designating the terms of the GNL Series E Preferred Stock, GNL may, subject to certain conditions, at its option, redeem the GNL Series E Preferred Stock, in whole but not in part, within 90 days after the first date on which the Delisting Event occurred or within 120 days after the first date on which the Change of Control occurred, as applicable, by paying the liquidation preference of $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the redemption date. If GNL does not exercise these redemption rights upon the occurrence of a Delisting Event or a Change of Control, the holders of GNL Series E Preferred Stock will have certain rights to convert GNL Series E Preferred Stock into shares of GNL Common Stock.
The GNL Series E Preferred Stock will rank senior to GNL Common Stock, with respect to dividend rights and rights upon GNL’s voluntary or involuntary liquidation, dissolution or winding up, and on parity with the GNL Series A Preferred Stock, GNL Series B Preferred Stock and GNL Series D Preferred Stock. No holders of GNL Series E Preferred Stock will, as a result of his, her or its status as such holder, have any preemptive rights to purchase or subscribe for shares of GNL Common Stock or any of GNL’s other securities.
If dividends on any outstanding shares of GNL Series E Preferred Stock have not been paid for six or more quarterly periods, holders of GNL Series E Preferred Stock and holders of any other class or series of preferred stock ranking on parity with the GNL Series E Preferred Stock, including the GNL Series A Preferred Stock, GNL Series B Preferred Stock and GNL Series D Preferred Stock, will have the exclusive power, voting together in a single class, to elect two additional directors until all accrued and unpaid dividends on the GNL Series E Preferred Stock have been fully paid. In addition, GNL may not authorize or issue any class or series of equity securities ranking senior to the GNL Series E Preferred Stock with respect to dividend rights and rights upon GNL’s voluntary or involuntary liquidation, dissolution or winding-up or amend the GNL Charter to materially and adversely change the terms of the GNL Series E Preferred Stock without the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter by holders of outstanding shares of the GNL Series E Preferred Stock and holders of any other similarly-affected classes and series of preferred stock ranking on parity with the GNL Series E Preferred Stock, including the GNL Series A Preferred Stock, GNL Series B Preferred Stock and GNL Series D Preferred Stock. Other than the limited circumstances described above and in the articles supplementary classifying and designating the terms of the GNL Series E Preferred Stock (the form of which is attached hereto as Annex G), holders of GNL Series E Preferred Stock will not have any voting rights.
Preferred Stock Purchase Rights
On April 9, 2020, the GNL Board authorized a dividend of one Right, payable on April 20, 2020, for each share of GNL Common Stock outstanding on the close of business on April 20, 2020 to the stockholders of record on that date. Initially, the Rights are attached to all shares of GNL Common Stock, and no separate certificates representing the Rights (“Right Certificates”) will be issued. Until the Distribution Date (as defined below), the Rights will be inseparable from the shares of GNL Common Stock, and Company will issue one Right with each new share of GNL Common Stock so that all shares of GNL Common Stock will have Rights attached. Accordingly, there is one Right issued and outstanding for each issued and outstanding share of GNL Common Stock.
In connection with the distribution of the Rights, GNL entered into the GNL Rights Agreement. GNL amended the GNL Rights Agreement on February 26, 2021 solely for the purpose of extending the expiration date of the Rights. The Rights are in all respects subject to and governed by the provisions of the GNL Rights Agreement.
At the REIT Merger Effective Time, the GNL Rights Agreement will be terminated in connection with the REIT Merger.
For a more detailed discussion of the Rights, see Exhibit 4.10 to GNL’s Annual Report on Form 10-K filed with the SEC on February 23, 2023.
Transfer Agent
GNL’s transfer agent and registrar for the shares of GNL Common Stock, GNL Series A Preferred Stock and GNL Series B Preferred Stock is American Stock Transfer and Trust Company, LLC. AST will also serve as transfer agent for the GNL Series D Preferred Stock and GNL Series E Preferred Stock to be issued upon completion of the REIT Merger. AST’s address is 6201 15th Avenue, Brooklyn, NY 11219, and its phone number is (800) 937-5449.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF GNL AND GNL MANAGEMENT
The following table sets forth information regarding the beneficial ownership of shares of GNL Common Stock as of July 14, 2023, in each case including shares of GNL Common Stock which may be acquired by such persons within 60 days, by:
•
each person known by GNL to be the beneficial owner of more than 5% of the outstanding shares of GNL Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;

•
each of GNL’s named executive officers and directors; and

•
all of GNL’s executive officers and directors as a group.

Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class
BlackRock, Inc.(2)	18,389,888	17.7%
The Vanguard Group(3)	17,046,642	16.4%
State Street Corporation(4)	6,867,671	6.6%
James L. Nelson(5)	71,279	*
Christopher J. Masterson(6)	95,197	*
Edward M. Weil, Jr.(7)	22,018	*
Dr. M. Therese Antone(8)	12,616	*
P. Sue Perrotty(9)	64,616	*
Edward G. Rendell(10)	44,209	*
Abby M. Wenzel(11)	44,147	*
All directors and executive officers as a group (seven persons)(12)	354,082	*

*
Less than 1%.

(1)
Unless otherwise indicated, the business address of each individual or entity listed in the table is 650 Fifth Avenue, 30th Floor, New York, New York 10019. Unless otherwise indicated, the individual or entity listed has sole voting and investment power over the shares listed.

(2)
The business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. Blackrock, Inc. has sole voting power over 18,084,534 shares, shared voting power over no shares, sole dispositive power over 18,389,888 shares and shared dispositive power over no shares. The information contained herein with respect to BlackRock, Inc. is based solely on the Amendment No. 4 to the Schedule 13G filed by Black Rock, Inc. with the SEC on January 26, 2023.

(3)
The business address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group, Inc. has sole voting power over no shares, shared voting power over 165,631 shares, sole dispositive power over 16,779,845 shares and shared dispositive power over 266,797 shares. The information contained herein with respect to The Vanguard Group, Inc. is based solely on Amendment No. 8 to the Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 9, 2023.

(4)
The business address of State Street Corporation is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111. State Street Corporation has shared voting power over 5,426,946 shares, shared dispositive power over 6,867,671 shares and no sole voting or dispositive power. The information contained herein with respect to State Street Corporation is based solely on Amendment No. 2 to the Schedule 13G filed by State Street Corporation with the SEC on February 3, 2023.

(5)
Includes 20,262 unvested restricted shares.

(6)
Includes 79,737 unvested restricted shares.

(7)
Mr. Weil, one of our directors, is also the chief executive officer of Advisor Parent. While Mr. Weil owns a non-controlling in interest in the parent of Advisor Parent and AR Capital, LLC (“AR Capital”), Mr. Weil does not have direct or indirect voting or investment power over any shares that Advisor Parent or AR Capital may own or control, directly or indirectly, and Mr. Weil disclaims beneficial ownership of such shares. Accordingly, the shares included as beneficially owned by Mr. Weil do not include the 19,419 and 16,481 shares of GNL Common Stock directly or indirectly beneficially owned by Advisor Parent and AR Capital, respectively.

(8)
Excludes 14,510 shares of GNL Common Stock issuable to Dr. Antone upon vesting of unvested RSUs.

(9)
Excludes 26,233 shares of GNL Common Stock issuable to Ms. Perrotty upon vesting of unvested RSUs.

(10)
Excludes 14,510 shares of GNL Common Stock issuable to Governor Rendell upon vesting of unvested RSUs.

(11)
Excludes 14,510 shares of GNL Common Stock issuable to Ms. Wenzel upon vesting of unvested RSUs.

(12)
Excludes a total of 39,512 shares of GNL Common Stock issuable to the independent directors upon vesting of unvested RSUs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF RTL AND RTL MANAGEMENT
The following table sets forth information regarding the beneficial ownership of shares of RTL Class A Common Stock as of July 14, 2023, in each case including shares of RTL Class A Common Stock which may be acquired by such persons within 60 days, by:
•
each person known by RTL to be the beneficial owner of more than 5% of the outstanding shares of RTL Class A Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;

•
each of RTL’s named executive officers and directors; and

•
all of RTL’s executive officers and directors as a group.

	Common Stock
Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class
The Vanguard Group, Inc.(2)	19,302,816	18.2%
BlackRock, Inc.(3)	12,501,080	11.8%
State Street Corporation(4)	6,910,582	6.5%
Edward M. Weil, Jr.	66,481	*
Jason F. Doyle(5)	76,068	*
Lisa D. Kabnick(6)	347,794	*
Leslie D. Michelson(7)	96,230	*
Stanley R. Perla(8)	103,346	*
Edward G. Rendell(9)	100,707	*
All directors and executive officers as a group (six persons)	790,626	*

*
Less than 1%.

(1)
Unless otherwise indicated, the business address of each individual or entity listed in the table is 650 Fifth Avenue, 30th Floor, New York, New York 10019. Unless otherwise indicated, the individual or entity listed has sole voting and investment power over the shares listed.

(2)
The business address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group, Inc. has sole voting power over no shares, shared voting power over 214,745 shares, sole dispositive power over 18,974,384 shares and shared dispositive power over 328,432 shares. The information contained herein with respect to The Vanguard Group, Inc. is based solely on Amendment No. 5 to the Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 9, 2023.

(3)
The business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. BlackRock, Inc. has sole voting power over 12,091,283 shares, shared voting power over no shares, sole dispositive power over 12,501,080 shares and shared dispositive power over no shares. The information contained herein with respect to BlackRock, Inc. is based solely on Amendment No. 5 to the Schedule 13G filed by BlackRock, Inc. with the SEC on January 24, 2023.

(4)
The business address of State Street Corporation is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111. State Street Corporation has shared voting power over 5,063,537 shares, shared dispositive power over 6,910,582 shares and no sole voting or dispositive power. The information contained herein with respect to State Street Corporation is based solely on the Schedule 13G filed by State Street Corporation with the SEC on February 3, 2023.

(5)
Includes 65,223 unvested restricted shares.

(6)
Includes approximately 12,555 unvested restricted shares.

(7)
Includes approximately 12,555 unvested restricted shares.

(8)
Includes approximately 12,555 unvested restricted shares.

(9)
Includes approximately 12,555 unvested restricted shares.

COMPARISON OF RIGHTS OF RTL STOCKHOLDERS AND GNL STOCKHOLDERS
General
Both RTL and GNL are incorporated in Maryland. Upon the REIT Merger Effective Time, RTL’s stockholders will become stockholders of GNL. The rights of RTL’s stockholders are governed currently by the MGCL, the RTL Charter and RTL Bylaws. Once RTL’s stockholders become stockholders of GNL, their rights will continue to be governed by the MGCL and the GNL Charter and GNL Bylaws.
Certain Differences Between the Rights of RTL Stockholders and GNL Stockholders
The following chart is a summary of the similarities and material differences between the rights of RTL’s stockholders and the rights of GNL’s stockholders. This summary does not purport to be a complete description of those similarities or differences between the rights of RTL’s stockholders and GNL’s stockholders. It does not reflect any potential change that may come into effect at a future date.
RTL	GNL
Corporate Governance
RTL is a Maryland corporation that is a REIT for United States federal income tax purposes. The rights of RTL stockholders are governed by the MGCL and the RTL Charter and RTL Bylaws.	Same as RTL. The rights of GNL stockholders are governed by the MGCL and the GNL Charter and GNL Bylaws.
Authorized Stock

RTL is authorized to issue up to 350,000,000 shares of capital stock, consisting of 300,000,000 shares of Class A common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of July 14, 2023, RTL had the following stock issued and outstanding: (i) 134,533,574 shares of RTL Class A Common Stock, (ii) 7,933,711 shares RTL Series A Preferred Stock, and (iii) 4,595,175 shares of RTL Series C Preferred Stock. No shares of Series B Preferred Stock, par value $0.01 per share, of RTL are issued and outstanding.
The RTL Board, with the approval of a majority of the entire RTL Board and without any action taken by RTL’s stockholders, may amend the RTL Charter from time to time to increase or decrease the aggregate number of its authorized shares of stock or the number of shares of stock of any class or series that RTL has authority to issue.

GNL is authorized to issue up to 280,000,000 shares of capital stock, consisting of 250,000,000 shares of common stock, par value $0.01 per share, and 30,000,000 shares of preferred stock, par value $0.01 per share. As of July 14, 2023, GNL had the following stock issued and outstanding: (i) 104,964,758 shares of GNL Common Stock, (ii) 6,799,467 shares of GNL Series A Preferred Stock, and (iii) 4,695,887 shares of GNL Series B Preferred Stock. No shares of GNL Series C Preferred Stock are issued and outstanding.
In connection with the Proposed Transactions, GNL will issue 7,933,711 shares of GNL Series D Preferred Stock and 4,595,175 shares of GNL Series E Preferred Stock, which will have substantially identical rights, privileges and preferences as the RTL Series A Preferred Stock and RTL Series C Preferred Stock, respectively.
The GNL Board, with the approval of a majority of the entire GNL Board and without any action taken by GNL’s stockholders, may amend the GNL Charter from time to time to increase or decrease the aggregate number of its authorized shares of stock or the number of shares of stock of any class or series that GNL has authority to issue.

Management
The business and affairs of RTL are managed under the direction of the RTL Board subject to applicable provisions of Maryland law.	Same as RTL. In connection with the closing of the Proposed Transactions, GNL will elect to no longer be subject

RTL	GNL
RTL has elected to be subject to of Section 3-803 of the MGCL relating to a classified board of directors. The RTL Board is divided into three classes of directors serving staggered three-year terms. At each annual meeting, directors of one class are elected to serve until the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualify.	to Section 3-803 of the MGCL (relating to a classified board of directors) and will prohibit itself from electing to be subject to Section 3-803 unless the repeal of such prohibition is approved by the stockholders of GNL by the affirmative vote of at least a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors. Following the Declassification Election and beginning at the 2024 annual meeting of GNL stockholders, as the terms of the directors in each class expire, the successors to the directors in that class will be elected without classification, so that by the 2025 annual meeting of GNL stockholders, the GNL Board will no longer be classified. Thereafter, all of the directors of GNL will be elected to serve until the following annual meeting of GNL stockholders and until their respective successors are duly elected and qualify. For more information about the Declassification Election, please see the section titled “Certain Material Provisions of Maryland Law and of the GNL Charter and GNL Bylaws.”
Board Duties
Under Maryland law, RTL’s directors must perform their duties in good faith, in a manner that they reasonably believe to be in RTL’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. RTL’s directors who act in such a manner generally will not be liable to RTL or its stockholders for monetary damages by reason of being a director. Under Maryland law, an act of a director is presumed to satisfy such standards.	Same as RTL.
Liabilities of Investors
Under Maryland law, RTL’s stockholders are generally not personally liable for RTL’s debts or obligations.	Same as RTL.
Liquidity
An RTL stockholder may freely transfer shares of RTL common stock, subject to restrictions on ownership and transfer of capital stock contained in the RTL Charter, and subject to prospectus delivery and other requirements for registered securities. RTL common stock is listed on NASDAQ under the symbol “RTL.” The RTL Series A Preferred Stock and the RTL Series C Preferred Stock are also listed on NASDAQ under the symbols “RTLPP” and “RTLPO,” respectively. The breadth and strength of this secondary market will depend, among other things, upon the number of shares outstanding, RTL’s financial results and prospects and the general interest in RTL and other real estate	A GNL stockholder may freely transfer shares of GNL common stock, subject to restrictions on ownership and transfer of capital stock contained in the GNL Charter, and subject to prospectus delivery and other requirements for registered securities. GNL common stock is listed on the NYSE under the symbol “GNL.” The GNL Series A Preferred Stock and the GNL Series B Preferred Stock are also listed on the NYSE under the symbols “GNL PR A” and “GNL PR B,” respectively. The breadth and strength of this secondary market will depend, among other things, upon the number of shares outstanding, GNL’s financial results and prospects and the general interest in GNL and other real

RTL	GNL

investments. RTL’s common stock is not redeemable or convertible at the option of the holder.
Transfers of RTL common stock are subject to the ownership limits set forth in the RTL Charter as such limits may be changed by the RTL Board pursuant to the provisions thereof. See “—Ownership Limitations” below.

estate investments. GNL Common Stock is not redeemable or convertible at the option of the holder.
Transfers of GNL common stock are subject to the ownership limits set forth in the GNL Charter as such limits may be changed by the GNL Board pursuant to the provisions thereof. See “—Ownership Limitations” below. In connection with the Proposed Transaction Agreements, the GNL Board adopted resolutions decreasing the Aggregate Share Ownership Limit (as defined in the GNL Charter) from 9.8% to 8.9% in value of the aggregate of the outstanding shares of stock of GNL and 8.9% (in value or in number of shares, whichever is more restrictive) of any class or series of stock of GNL.

Voting Rights

Except as set forth in the RTL Charter, (i) each outstanding share of common stock, regardless of class, is entitled to one vote per share on all matters upon which stockholders are entitled to vote and (ii) common stockholders will have the exclusive right to vote on all matters (as to which a stockholder will be entitled to vote pursuant to applicable law) at all meetings of the stockholders.
A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present will be sufficient to elect a director. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present will be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the RTL Charter.
Same as RTL.
Cumulative Voting
the RTL Charter prohibits cumulative voting with respect to the election of the RTL directors.	Same as RTL.
Number and Term of Directors

The number of directors on the RTL Board may be increased or decreased by the RTL Board from time to time pursuant to the bylaws, but will never be less than one nor more than fifteen, unless the RTL Bylaws are amended.
As of the date of this Joint Proxy Statement/Prospectus, the RTL Board consisted of five directors.

The number of directors on the GNL Board may be increased or decreased by the GNL Board from time to time pursuant to the bylaws, but shall never be less than one or more than fifteen, unless the GNL Bylaws are amended.
As of the date of this Joint Proxy Statement/Prospectus the GNL Board consisted of seven directors. Upon the closing of the Proposed Transactions, the size of the GNL Board will increase by three directors and the GNL Board will be comprised of the members of the current GNL Board and three RTL independent directors.

RTL	GNL
Managing & Independent Directors
At any time that the number of directors comprising the RTL Board is less than five, one director must be a managing director. A “managing director” means an individual identified by RTL Advisor or, in the absence of such identification, the individual then serving as chief executive officer. At any time that the number of directors comprising the RTL Board is five or more, up to two directors will be managing directors; provided, however, that, if only one managing director is identified by the RTL Advisor, the RTL Board will include one managing director. To qualify for nomination or election as a director, an individual at the time of nomination and election must meet the qualifications of an independent director or managing director, as the case may be, depending on the position for which such individual may be nominated or elected. An “independent director” means an individual who meets the qualifications of an independent director set forth in the listing standards of the Nasdaq, the Exchange Act and SEC rules, as amended from time to time.
Pursuant to the GNL Charter and GNL Bylaws, GNL is currently subject to the same requirement as RTL (that the GNL Board include at least one and up to two “managing directors,” depending on the circumstances). However, in connection with the REIT Merger and at the REIT Merger Effective Time, the GNL Bylaws will be amended to remove the “managing director” requirement and all related requirements.
Following this amendment to the GNL Bylaws, GNL will continue to be subject to the requirement of the NYSE listing rules that a majority of the directors on the GNL Board be independent directors under the NYSE rules.

Classified Board / Term of Directors
The RTL Board is divided into three classes of directors serving staggered three-year terms. At each annual meeting, directors of one class are elected to serve until the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualify.
Currently, the GNL Board is divided into three classes of directors serving staggered three-year terms.
At the REIT Merger Effective Time, GNL will undertake actions to declassify the GNL Board. As part of this Declassification Election, GNL will elect to no longer be subject to Section 3-803 of the MGCL (relating to a classified board of directors) and will prohibit itself from electing to be subject to Section 3-803 unless the repeal of such prohibition is approved by the affirmative vote of at least a majority of the votes cast on the matter by GNL’s stockholders entitled to vote generally in the election of directors. Following the Declassification Election and beginning at the 2024 annual meeting of GNL stockholders, as the terms of the directors in each class expire, the successors to the directors in that class will be elected without classification, so that by the 2025 annual meeting of GNL stockholders, the GNL Board will no longer be classified. Thereafter, all of the directors of GNL will be elected to serve until the following annual meeting of GNL stockholders and until their respective successors are duly elected and qualify. For more information about the Declassification Election, please see the section titled “Certain Material Provisions of Maryland Law and of the GNL Charter and GNL Bylaws.”

RTL	GNL
Removal of Directors
The RTL Charter provides that, subject to the rights of holders of one or more classes or series of preferred stock, any or all directors may be removed from office only for “cause” by the affirmative vote of the stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors. For the purpose of this provision of the RTL Charter, “cause” means, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to RTL through bad faith or active and deliberate dishonesty.	Same as RTL.
Filling of Vacancies
RTL has elected by a provision of its charter to be subject to a provision of Maryland law requiring that, except as otherwise provided in the terms of any class or series of preferred stock, vacancies on the RTL Board may be filled only by the remaining directors in office, even if the remaining directors do not constitute a quorum, and that any individual elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies. Any director may resign at any time by delivering his or her notice to the RTL Board, the chairman of the RTL Board, RTL’s chief executive officer or RTL’s secretary.	Same as RTL.
Charter Amendments

The RTL Charter provides that RTL reserves the right from time to time to make any amendment to the RTL Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the RTL Charter, of any outstanding shares. Except for amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the RTL Charter or as discussed below, any amendment to the RTL Charter will be valid only if the RTL Board has declared such amendment advisable and such amendment is approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.
Notwithstanding the above, any amendment to (i) the second sentence of Section 6.2 of Article VI (relating to the removal of directors) of the RTL Charter and (ii) the last sentence of Article X (relating to the vote required to amend the removal provision or such sentence) of the RTL Charter will
Same as RTL.

RTL	GNL
be valid only if declared advisable by the RTL Board and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter.
Bylaw Amendments
The RTL Board has the exclusive power to adopt, alter or repeal any provision of the RTL Bylaws and to make new bylaws.	Same as RTL.
Voting Rights Related to Extraordinary Transactions
The RTL Charter provides that, notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such transaction will be effective if declared advisable by the RTL Board and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.	Same as RTL.
Ownership Limitations

With certain exceptions, the constructive or beneficial ownership by any person of more than 9.8% in value of the aggregate of the outstanding shares of RTL’s capital stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of any class or series of RTL’s capital stock is generally prohibited. No person will beneficially or constructively own shares to the extent such ownership would result in RTL being “closely held” under the Code or otherwise failing to qualify as a REIT.
If any transfer occurs that would result in a violation of the foregoing restrictions, the number of shares the ownership of which otherwise would cause such person to violate such prohibitions will be automatically transferred to a trust for the benefit of a charitable beneficiary or, if such a transfer to a trust would not be effective for any reason, the purported transfer of such number of shares will be void ab initio.
Any transfer of shares that would result in shares being beneficially owned by fewer than 100 persons is void ab initio.
Subject to the prohibition on ownership of shares to the extent such ownership would result in RTL being “closely held” under the Code or otherwise failing to qualify as a REIT, the RTL Board, in its sole discretion, may (prospectively or retroactively) exempt a person from the 9.8% ownership limitation and may establish a different ownership limitation if (i) the RTL Board obtains such representations and

With certain exceptions, the constructive or beneficial ownership by any person of more than 8.9% in value of the aggregate of the outstanding shares of GNL’s capital stock or more than 8.9% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of any class or series of GNL’s capital stock is generally prohibited. No person will beneficially or constructively own shares of GNL’s capital stock to the extent such ownership would result in GNL being “closely held” under the Code or otherwise failing to qualify as a REIT.
Subject to the prohibition on ownership of shares to the extent such ownership would result in GNL being “closely held” under the Code or otherwise failing to qualify as a REIT, the GNL Board, in its sole discretion, may (prospectively or retroactively) exempt a person from the 8.9% ownership limitation and may establish a different ownership limitation if (i) the GNL Board obtains such representations and undertakings from such person as are reasonably necessary to ascertain that no individual’s beneficial or constructive ownership of shares of GNL’s stock will violate such prohibition; (ii) such person does not and represents that it will not own, actually or constructively, an interest in a tenant of GNL (or a tenant of any entity owned or controlled by GNL) that would cause GNL to own, actually or constructively, more than a 9.9% interest in such tenant and the GNL Board obtains such representations and undertakings from such person as are reasonably necessary to ascertain this fact;

RTL	GNL

undertakings from such person as are reasonably necessary to ascertain that no individual’s beneficial or constructive ownership of shares of RTL’s stock will violate such prohibition; (ii) such person does not and represents that it will not own, actually or constructively, an interest in a tenant of RTL (or a tenant of any entity owned or controlled by RTL) that would cause RTL to own, actually or constructively, more than a 9.9% interest in such tenant and the RTL Board obtains such representations and undertakings from such person as are reasonably necessary to ascertain this fact; and (iii) such person agrees that any violation or attempted violation of such representations or undertakings will result in such shares of stock being automatically transferred to a charitable trust in accordance with the RTL Charter. For purposes of the foregoing sentence, a tenant from whom RTL derives and is expected to continue to derive a sufficiently small amount of revenue such that, in the opinion of the RTL Board, rent from such tenant would not adversely affect RTL’s ability to qualify as a REIT will not be treated as a tenant of RTL.
Prior to granting any exception to the ownership limitations, the RTL Board may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the RTL Board in its sole discretion, as it may deem necessary or advisable in order to determine or ensure RTL’s status as a REIT.

and (iii) such person agrees that any violation or attempted violation of such representations or undertakings will result in such shares of stock being automatically transferred to a charitable trust in accordance with GNL’s charter. For purposes of the foregoing sentence, a tenant from whom GNL derives and is expected to continue to derive a sufficiently small amount of revenue such that, in the opinion of the GNL Board, rent from such tenant would not adversely affect GNL’s ability to qualify as a REIT will not be treated as a tenant of GNL.
The other rights relating to ownership limitations are the same as RTL.

Special Meetings of the Stockholders

Special meetings of stockholders may be called by the RTL Board, the chairman of the RTL Board, the chief executive officer of RTL and the president of RTL and must also be called by the secretary of RTL to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on such matter at such meeting.
The written request must state the purpose of such meeting and the matters proposed to be acted on at such meeting. No business will be transacted at a special meeting of stockholders except as specifically designated in the notice.
Same as RTL.
State of Anti-Takeover Statutes

Under the MGCL, certain “business combinations,”
including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities,

Under the MGCL, certain “business combinations,” including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities,

RTL	GNL

between a Maryland corporation and an “interested stockholder” or, generally, any person who beneficially owns directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder. The super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. Under the MGCL, a person is not an “interested stockholder” if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. A corporation’s board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.
These provisions of the MGCL do not apply,
however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, the RTL Board has by resolution exempted business combinations between RTL and any person, provided that such business combination is first approved by the RTL Board (including a majority of directors who are not affiliates or associates of such person). Consequently, the five-year prohibition and the supermajority vote requirements will not apply to such business combinations. As a result, any person described above may be able to enter into business combinations with RTL that may not be in the best between a Maryland corporation and an “interested stockholder” or, generally, any person who beneficially owns directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder. The super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. Under the MGCL, a person is not an “interested stockholder” if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. A corporation’s board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder As permitted by the MGCL, the GTL Board has by resolution exempted business combinations between GNL and any person, provided that such business combination is first approved by the GNL Board (including a majority of directors who are not affiliates or associates of such person). Consequently, the five-year prohibition and the supermajority vote requirements will not apply to such business combinations. As a result, any person described above may be able to enter into business combinations with GNL that may not be in the best

RTL	GNL

interest of RTL stockholders without compliance by RTL with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time by the RTL Board. If this resolution is repealed, or the RTL Board does not otherwise approve a business combination with a person, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) the person that has made or proposed to make the control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are shares of voting stock which, if aggregated with all other such shares owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third, (B) one-third or more but less than a majority or (C) a majority or more of all voting power. Control shares do not include shares that the acquirer is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a
control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in MGCL), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

interest of GNL stockholders without compliance by GNL with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time by the GNL Board. If this resolution is repealed, or the GNL Board does not otherwise approve a business combination with a person, the statute may discourage others from trying to acquire control of GNL and increase the difficulty of consummating any offer.
The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) the person that has made or proposed to make the control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are shares of voting stock which, if aggregated with all other such shares owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third, (B) one-third or more but less than a majority or (C) a majority or more of all voting power. Control shares do not include shares that the acquirer is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in MGCL), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

RTL	GNL

If voting rights are not approved at the meeting or if the acquirer does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved, or, if no such meeting is held, as of the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, unless the corporation’s charter provides otherwise. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.
As permitted under Maryland law, the RTL Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of RTL’s stock.
Subtitle 8 of Title 3 of the MGCL permits the board of directors of a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:
•
a classified board;

•
a two-thirds stockholder vote requirement for removing a director;

•
 a requirement that the number of directors be fixed only by vote of the directors;

•
a requirement that a vacancy on the board be filled only by the remaining directors and, if the board is classified, for the remainder of the full term of the class of directors in which the vacancy occurred; and

If voting rights are not approved at the meeting or if the acquirer does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved, or, if no such meeting is held, as of the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, unless the corporation’s charter provides otherwise. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation
As permitted under Maryland law, the GNL Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of GNL’s stock.
Subtitle 8 of Title 3 of the MGCL permits the board of directors of a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:
•
a classified board;

•
a two-thirds stockholder vote requirement for removing a director;

•
a requirement that the number of directors be fixed only by vote of the directors;

•
a requirement that a vacancy on the board be filled only by the remaining directors and, if the board is classified, for the remainder of the full term of the class of directors in which the vacancy occurred; and

RTL	GNL

•
a requirement pursuant to which the request of stockholders entitled to cast at least a majority of all votes entitled to be cast is required to call a stockholder-requested special meeting of stockholders.

RTL has elected to be subject to the provisions of Subtitle 8 relating to a classified board and the filling of vacancies on the RTL Board. Through provisions in the RTL Charter and RTL Bylaws unrelated to Subtitle 8, RTL already (1) requires a two-thirds vote for the removal of any director from the RTL Board, which removal will be allowed only for cause, (2) vests in the RTL Board the exclusive power to fix the number of directorships, and (3) requires, unless called by the chairman of the RTL Board, RTL’s president, RTL’s chief executive officer or the RTL Board, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders in order to call a special meeting to act on such matter.
Although the RTL Board has no current intention to opt in to any of the other above provisions permitted under Maryland law, the RTL Charter does not prohibit the RTL Board from doing so. Becoming governed by any of these provisions could discourage an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of RTL’s assets) that might provide a premium price for holders of RTL’s securities.

•
a requirement pursuant to which the request of stockholders entitled to cast at least a majority of all votes entitled to be cast is required to call a stockholder-requested special meeting of stockholders.

GNL has elected to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on the GNL Board. Through provisions in the GNL Charter and GNL Bylaws unrelated to Subtitle 8, GNL already (1) requires a two-thirds vote for the removal of any director from the GNL Board, which removal will be allowed only for cause, (2) vests in the GNL Board the exclusive power to fix the number of directorships, and (3) requires, unless called by the chairman of the GNL Board, GNL’s president, GNL’s chief executive officer or the GNL Board, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders in order to call a special meeting to act on such matter.
GNL has also previously elected to be subject to the provisions of Subtitle 8 relating to a classified board and has adopted provisions for a classified board divided into three classes. However, in connection with the closing of the Merger, GNL will elect to no longer be subject to Section 3-803 of the MGCL (relating to a classified board of directors) and will prohibit itself from electing to be subject to Section 3-803 unless the repeal of such prohibition is approved by the affirmative vote of at least a majority of the votes cast on the matter by GNL’s stockholders entitled to vote generally in the election of directors. Following the Declassification Election and beginning at the 2024 annual meeting of GNL stockholders, as the terms of the directors in each class expire, the successors to the directors in that class will be elected without classification, so that by the 2025 annual meeting of GNL’s stockholders, the GNL Board will no longer be classified. Thereafter, all of the directors of GNL will be elected to serve until the following annual meeting of GNL stockholders and until their respective successors are duly elected and qualify.
Although the GNL Board has no current intention to opt in to any of the other above provisions permitted under Maryland law, the GNL Charter does not prohibit the GNL Board from doing so (other than as discussed above with respect to Section 3-803 relating to a classified board). Becoming governed by any of these provisions could discourage an extraordinary transaction (such

RTL	GNL
as a merger, tender offer or sale of all or substantially all of GNL’s assets) that might provide a premium price for holders of GNL’s securities.
Stockholder Rights Plan
The RTL Board has adopted a stockholder rights plan and authorized a dividend of one preferred share purchase right. These rights expire April 12, 2024. If a person or entity, together with its affiliates and associates, acquires beneficial ownership of 4.9% or more of the then outstanding RTL Class A Common Stock, subject to certain exceptions, each right would entitle its holder (other than the acquirer, its affiliates and associates) to purchase a fraction of RTL Series B Preferred Stock. In addition, under certain circumstances, RTL may exchange the rights (other than rights beneficially owned by the acquirer, its affiliates and associates), in whole or in part for shares of RTL Class A Common Stock on a one-for-one basis. The stockholder rights plan could make it more difficult for a third party to acquire RTL or a large block of RTL Class A Common Stock without the approval of the RTL Board, which may discourage a third party from acquiring RTL in a manner that might result in a premium price to RTL’s stockholders.	The GNL Board has adopted a stockholder rights plan with substantially similar measures as the RTL Board. However, in connection with the REIT Merger, at the REIT Merger Effective Time, the GNL Rights Agreement will be terminated. Following this termination, GNL will not have a stockholder rights plan in effect.
Dissenters’ Rights

The MGCL provides that a stockholder of a corporation is generally entitled to receive payment of the fair value of its stock if the stockholder dissents from certain transactions including a proposed merger, share exchange or a sale of substantially all of the assets of the corporation, or unless the charter reserves the right to do so, any amendment authorized by law to the terms of outstanding stock.
However, dissenters’ rights generally are not available to holders of shares, such as shares of RTL Class A Common Stock, that are registered on a national securities exchange or quoted on a national market security system nor are dissenters rights available if a provision is included in the charter providing that the stockholders are not entitled to such rights.
The RTL Charter provides that holders of RTL stock will not be entitled to exercise any rights of an objecting stockholder provided for under the MGCL or any successor statute unless the RTL Board, upon the affirmative vote of a majority of the RTL Board, will determine that such rights apply, with respect to all or any classes or series of shares of RTL stock, to one or more transactions
Same as RTL.

RTL	GNL
occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.
Inspection of Stockholder List
Under Maryland law, stockholders of record of at least 5% of the outstanding shares of stock of any class or series of RTL for at least six months may (i) in person or by agent, on request in writing or by electronic transmission, inspect and copy during usual business hours RTL’s books of account and its stock ledger and (ii) present to any officer, resident agent or any agent designated by RTL to maintain corporate documents on its behalf, a request in writing or by electronic transmission for a statement of RTL’s affairs and a list of its stockholders.	Same as RTL.
Distributions in Kind
Distributions in kind are not restricted by the RTL Charter or bylaws.	Same as RTL.
Roll-Up Transactions
Roll-up transactions are not restricted by the RTL Charter or bylaws.	Same as RTL.
Duration
RTL will continue perpetually until dissolved in accordance with Maryland law.	Same as RTL.
Exculpation and Indemnification of Directors and Officers
The RTL Charter contains a provision which eliminates directors’ and officers’ liability to RTL or its stockholders for money damages to the maximum extent permitted by Maryland law. The RTL Charter also authorizes RTL to obligate itself and the RTL Bylaws obligate RTL, to the maximum extent permitted by Maryland law in effect from time to time to indemnify and, without requiring a preliminary determination as to the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of RTL and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of RTL and at the request of RTL, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.	Same as RTL.

RTL	GNL

The RTL Charter and RTL Bylaws also permit it to indemnify and advance expenses, with approval of the RTL Board, to any person who served a predecessor of RTL in any of the capacities described above and to any employee or agent of RTL or a predecessor of RTL.
RTL has entered into an indemnification agreement with each of its directors and officers, and certain former directors and officers, providing for indemnification of such directors and officers to the maximum extent permitted by Maryland law.

REIT Qualification
The RTL Charter provides that the RTL Board may revoke or otherwise terminate RTL’s REIT election, without the approval of RTL’s stockholders, if it determines that it is no longer in RTL’s best interests to continue to qualify as a REIT.	Same as RTL.
Exclusive Forum Provision
The RTL Bylaws provide that, unless RTL consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, is the sole and exclusive forum for (a) any derivative action or proceeding brought on RTL’s behalf, other than actions arising under federal securities laws, (b) any Internal Corporate Claim, as such term is defined in the MGCL, or any successor provision thereof, including, without limitation, (i) any action asserting a claim of breach of any duty owed by any of RTL’s directors, officers or other employees to RTL or to RTL’s stockholders or (ii) any action asserting a claim against RTL or any of RTL’s directors or officers or other employees arising pursuant to any provision of the MGCL, the RTL Charter or the RTL Bylaws, or (c) any other action asserting a claim against RTL or any of its directors or officers or other employees that is governed by the internal affairs doctrine. The RTL Bylaws also provide that, unless RTL consents in writing, none of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland and the federal district courts of the United States of America are, to the fullest extent permitted by law, the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.	Same as RTL.

Preferred Stock
At the REIT Merger Effective Time, each issued and outstanding share of RTL Series A Preferred Stock and RTL Series C Preferred Stock will automatically be converted into the right to receive from GNL one share of GNL Series D Preferred Stock and GNL Series E Preferred Stock, respectively, which will have substantially identical powers, preferences, privileges and rights as the RTL Series A Preferred Stock and the RTL Series C Preferred Stock, respectively. For a description of the GNL Series D Preferred Stock and GNL Series E Preferred Stock, please see the section titled “Description of GNL Shares.”

LEGAL MATTERS
The description of federal income tax consequences contained in the section titled “Material U.S. Federal Income Tax Considerations” beginning on page 163 is based on the opinion of each of Proskauer Rose LLP.
In addition, the validity of the shares of GNL Common Stock, GNL Series D Preferred Stock and GNL Series E Preferred Stock to be issued in connection with the Proposed Transactions will be passed upon for GNL by Venable LLP, Baltimore, Maryland.
EXPERTS
The financial statements of GNL and GNL management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Reporting on Internal Control over Financial Reporting) incorporated in this Joint Proxy Statement/Prospectus by reference to GNL’s Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of RTL and RTL management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Reporting on Internal Control over Financial Reporting) incorporated in this Joint Proxy Statement/Prospectus by reference to RTL’s Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The Combined Statement of Revenues and Certain Expenses of the portfolio of 81 properties (the “CIM Portfolio”), for the year ended December 31, 2021, incorporated by reference in this Joint Proxy Statement/Prospectus, have been audited by Deloitte & Touche LLP, an independent auditor, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
The combined financial statements of Global Net Lease Advisors, LLC (“GNL Advisor”), Necessity Retail Advisors, LLC, a Delaware limited liability company (“RTL Advisor”), Global Net Lease Properties, LLC, a Delaware limited liability company (“GNL Property Manager”), and Necessity Retail Properties, LLC, a Delaware limited liability company (“RTL Property Manager”) (Collectively, the “Advisor Entities”) for the years ended December 31, 2022 and 2021 included in this Joint Proxy Statement/Prospectus have been so included in reliance on the report of Mazars USA LLP, an independent auditor, given on the authority of said firm as experts in auditing and accounting.
SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS
RTL Stockholder Proposals
RTL held its 2023 annual meeting on June 29, 2023. RTL will hold an annual meeting of its stockholders in 2024 only if the Mergers are not completed. RTL must receive any proposal that a stockholder intends to present at RTL’s 2024 annual meeting no later than December 13, 2023 in order to be included in RTL’s proxy statement and form of proxy relating to the 2024 annual meeting pursuant to Rule 14a-8 under the Exchange Act.
If the Proposed Transactions are not completed, RTL stockholders will continue to be entitled to attend and participate in RTL’s annual meetings of stockholders, and RTL may hold a 2024 annual meeting of stockholders, in which case RTL will provide notice of or otherwise publicly disclose the date on which the 2024 annual meeting will be held. If the RTL 2024 annual meeting of stockholders is held, to be considered for inclusion in the proxy materials for the 2024 annual meeting of stockholders, stockholder proposals must be received by the Secretary of RTL at 650 Fifth Avenue, 30th Floor, New York, NY 10019, no later than December 13, 2023.

Requests for inclusion of any proposal under the RTL Bylaws or to nominate persons to serve as a director must be submitted in accordance with the procedures set forth in the RTL Bylaws and include the information specified in the RTL Bylaws. Under the RTL Bylaws, proposals to nominate a director or other stockholder proposals must be in writing and, to be properly submitted for presentation at RTL’s 2024 annual meeting, must be received by RTL’s secretary at RTL’s principal executive offices during the period beginning on November 13, 2023 and ending at 5:00 p.m. Eastern Time, on December 13, 2023. In addition, in order to comply with the SEC’s universal proxy rules, any stockholder who intends to solicit proxies in support of director nominees other than RTL’s nominees for the 2024 annual meeting must also provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act no later than March 19, 2024, including providing a statement that such stockholder intends to solicit the holders of shares of RTL Class A Common Stock representing at least 67% of the voting power of the RTL Class A Common Stock entitled to vote on the election of directors in support of director nominees other than RTL’s nominees. If the 2024 annual meeting is changed by more than 30 calendar days from the first anniversary of the 2023 annual meeting, stockholders must also provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act no later than the later of 60 calendar days prior to the date of the 2024 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2024 annual meeting is first made.
A copy of the RTL Bylaws is available upon request. Such requests and any stockholder proposals should be sent to The Necessity Retail REIT, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019, Attention: Secretary. These procedures apply to any matter that a stockholder wishes to raise at any annual meeting, including those matters raised other than pursuant to Rule 14a-8. A stockholder proposal that does not meet the above requirements will be considered untimely, and any proxy solicited by RTL may confer discretionary authority to vote on such proposal.
GNL Stockholder Proposals
GNL held its 2023 annual meeting on June 29, 2023. GNL stockholders interested in proposing a matter for a vote by GNL’s stockholders at the 2024 annual meeting of GNL must submit the proposal no later than December 13, 2023 in order for it to be included in the proxy statement and form of proxy relating to the 2024 annual meeting pursuant to Rule 14a-8 under the Exchange Act.
Requests for inclusion of any proposal under the GNL Bylaws or to nominate persons to serve as a director must be submitted in accordance with the procedures set forth in the GNL Bylaws and include the information specified in the GNL Bylaws. Under the GNL Bylaws, proposals to nominate a director or other stockholder proposals must be in writing and, to be properly submitted for presentation at GNL’s 2024 annual meeting, must be received by GNL’s secretary at GNL’s principal executive office during the period beginning on November 13, 2023 and ending at 5:00 p.m. Eastern Time, on December 13, 2023. In addition, in order to comply with the SEC’s universal proxy rules, any stockholder who intends to solicit proxies in support of director nominees other than GNL’s nominees for the 2024 annual meeting must also provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act no later than March 19, 2024 (or, after the REIT Merger Effective Time and the amendments to the GNL Bylaws made in connection with the Proposed Transactions, 5:00 p.m., Eastern Time, on December 13, 2023), including providing a statement that such stockholder intends to solicit the holders of shares of GNL Common Stock representing at least 67% of the voting power of the GNL Common Stock entitled to vote on the election of directors in support of director nominees other than GNL’s nominees. If the 2024 annual meeting is changed by more than 30 calendar days from the first anniversary of the 2023 annual meeting, stockholders must also provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act no later than the later of 60 calendar days prior to the date of the 2024 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2024 annual meeting is first made.
A copy of the GNL Bylaws is available upon request. Such requests and any stockholder proposals should be sent to Global Net Lease, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019, Attention: Secretary. These procedures apply to any matter that a stockholder wishes to raise at any annual meeting, including those matters raised other than pursuant to Rule 14a-8. A stockholder proposal that does not meet the above requirements will be considered untimely, and any proxy solicited by GNL may confer discretionary authority to vote on such proposal.

OTHER MATTERS
Only one Joint Proxy Statement/Prospectus is being delivered to multiple security holders who share an address unless RTL or GNL, as applicable, has received contrary instructions from one or more of the security holders. RTL or GNL, as applicable, will deliver promptly, upon written or oral request, a separate copy of this Joint Proxy Statement/Prospectus to a security holder of a shared address to which a single copy was delivered. Also, security holders sharing an address may request a single copy of annual reports or proxy statements if they are currently receiving multiple copies. Such requests can be made by contacting Global Net Lease, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019, Attention: Secretary, or calling (212) 415-6500.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
Each of RTL and GNL files reports, proxy statements, and other information with the SEC. You may obtain copies of the respective filings for free at the SEC’s website at www.sec.gov. You may also obtain copies of GNL’s filings for free at GNL’s website at www.globalnetlease.com (by selecting “Investor Relations” and then selecting “Filings & Financials”) and copies of RTL’s filings for free at RTL’s website at www.necessityretailreit.com (by selecting “Investors” and then selecting “SEC Filings”); the respective filings are made available as soon as reasonably practicable after they are filed with or furnished to the SEC. RTL’s or GNL’s respective website addresses are provided solely for the information of investors and are not intended to be an active link. The information contained on or accessed through RTL’s or GNL’s respective websites are not incorporated by reference into, and are not otherwise a part of, this Joint Proxy Statement/Prospectus.
You may obtain a copy of this Joint Proxy Statement/Prospectus for free from the SEC at the SEC’s website at www.sec.gov or by contacting RTL or GNL in writing or by telephone:
If you are a RTL stockholder:	If you are a GNL stockholder:
The Necessity Retail REIT, Inc. 650 Fifth Ave., 30th Floor New York, NY 10019 Attn: Investor Relations (866) 902-0063	Global Net Lease, Inc. 650 Fifth Ave., 30th Floor New York, NY 10019 Attn: Investor Relations (917) 475-2153
Proxy Solicitor:	Proxy Solicitor:
Innisfree M&A Incorporated 501 Madison Avenue, 20th Floor New York, New York 10022	Innisfree M&A Incorporated 501 Madison Avenue, 20th Floor New York, New York 10022
Stockholders may call toll-free at (877) 750-9498 Banks and brokers may call collect at (212) 750-5833	Stockholders may call toll-free at (888) 750-5830 Banks and brokers may call collect at (212) 750-5833
Statements or summaries contained in this Joint Proxy Statement/Prospectus regarding the contents of any document that is attached or filed as an exhibit hereto are not necessarily complete, and each such statement or summary is qualified in its entirety by reference to the full text of such document. Descriptions contained in this Joint Proxy Statement/Prospectus regarding the terms and conditions of any agreement that is described herein, including descriptions of the representations and warranties that each of RTL and GNL made to the other in the REIT Merger Agreement, should not be read alone and instead should be read only in conjunction with the other information provided elsewhere in this document.
In addition, the SEC allows GNL and RTL to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this Joint Proxy Statement/Prospectus, except for any information that is superseded by information included directly in this Joint Proxy Statement/Prospectus or later filed. This Joint Proxy Statement/Prospectus contains summaries of certain provisions contained in some of the GNL or RTL documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents.
This joint proxy statement/prospectus incorporates by reference the documents listed below that GNL has previously filed with the SEC; provided, however, that GNL is not incorporating by reference, in each case, any documents, portions of documents or information deemed to have been furnished and not filed in accordance with SEC rules. The documents listed below contain important information about GNL, its financial condition or other matters:
•
GNL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 23, 2023;

•
GNL’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 10, 2023;

•
GNL’s Current Reports on Form 8-K filed with the SEC on May 12, 2023, May 26, 2023 and June 5, 2023; and

•
GNL’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 10, 2023.

In addition, GNL incorporates by reference herein all reports and other documents it files with the SEC under Section 13(a), 13(c), 14 or15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the effective date of the Proposed Transactions (excluding any information furnished to, rather than filed with, the SEC).
You can obtain any of the documents listed above from the SEC, through the SEC’s website at the address described above or from GNL by requesting them in writing or by telephone at the following address:
Global Net Lease, Inc.
650 Fifth Ave., 30th Floor
New York, NY 10019
Attention: Investor and Media
www.globalnetlease.com
(212) 415-6510
These documents are available from GNL without charge, excluding any exhibits to them unless the exhibit is specially listed as an exhibit to the registration statement of which this Joint Proxy Statement/Prospectus forms a part.
This joint proxy statement/prospectus incorporates by reference the documents listed below that RTL has previously filed with the SEC; provided, however, that RTL is not incorporating by reference, in each case, any documents, portions of documents or information deemed to have been furnished and not filed in accordance with SEC rules. The documents listed below contain important information about RTL, its financial condition or other matters:
•
RTL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 23, 2023;

•
RTL’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 10, 2023;

•
RTL’s Current Reports on Form 8-K filed with the SEC on February 27, 2023, May 12, 2023, May 26, 2023 and June 4, 2023; and

•
RTL’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 10, 2023.

In addition, RTL incorporates by reference herein all reports and other documents it files with the SEC under Section 13(a), 13(c), 14 or15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the effective date of the Proposed Transactions (excluding any information furnished to, rather than filed with, the SEC).
You can obtain any of the documents listed above from the SEC, through the SEC’s website at the address described above or from RTL by requesting them in writing or by telephone at the following address:
The Necessity Retail REIT, Inc.
650 Fifth Ave., 30th Floor
New York, NY 10019
Attention: Investor Relations
www.necessityretailreit.com
(866) 902-0063
These documents are available from RTL without charge, excluding any exhibits to them unless the exhibit is specially listed as an exhibit to the registration statement of which this Joint Proxy Statement/Prospectus forms a part.
In order for RTL’s stockholders and GNL’s stockholders to receive timely delivery of the requested documents in advance of RTL Special Meeting and GNL Special Meeting, RTL or GNL, as applicable, should receive such request by no later than September 1, 2023.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On May 23, 2023, GNL, RTL and Merger Sub entered into a merger agreement that provides for the acquisition of RTL by GNL. Subject to approval of GNL and RTL stockholders and the satisfaction or (to the extent permitted by law) waiver of certain other closing conditions, GNL will acquire RTL through the merger of Merger Sub with and into RTL and become a wholly-owned subsidiary of GNL (the “REIT Merger”). In addition, conditioned on the completion of the REIT Merger, GNL also agreed to internalize the advisory and property management functions of GNL and RTL through the acquisition by GNL of the GNL Advisor, the GNL Property Manager, the RTL Advisor and the RTL Property Manager (collectively, the “Internalization Parties”), all of which are wholly-owned subsidiaries of Advisor Parent, through the merger of the Internalization Parties into wholly-owned subsidiaries of GNL (the “Internalization Merger”). The REIT Merger and the Internalization Merger are conditional upon one another and accordingly are considered “related” and treated as a single transaction for accounting and reporting purposes (collectively, the “Proposed Transactions”).
The following unaudited pro forma condensed combined financial information has been prepared to illustrate the estimated effects of the Proposed Transactions, and the related financing transactions. The unaudited pro forma condensed combined financial information has been prepared by GNL in accordance with Article 11 of SEC Regulation S-X. The unaudited pro forma condensed combined financial information gives effect to the Proposed Transactions as follows:
•
The unaudited pro forma condensed combined balance sheet as of March 31, 2023 combines the historical consolidated balance sheets of GNL, RTL and the Internalization Parties, giving effect to the Proposed Transactions as if they had occurred on March 31, 2023.

•
The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2023 combine the historical operating results of GNL, RTL and the Internalization Parties, giving effect to the Proposed Transactions as if they had occurred on January 1, 2022.

•
The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 combine the historical operating results of GNL, RTL (as adjusted for the effects of RTL’s acquisition of the CIM Portfolio — see below) and the Internalization Parties, giving effect to these transactions as if they had occurred on January 1, 2022.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, described above, gives effect to the acquisition by RTL of 81 properties from certain subsidiaries of CIM Real Estate Finance Trust, Inc. (the “CIM Portfolio”), as if that acquisition had occurred on January 1, 2022. RTL acquired the CIM Portfolio in seven closings during the year ended December 31, 2022. See Note 2 — Basis of Presentation to the notes to the unaudited pro forma condensed combined financial information for additional information.
The pro forma condensed information is not necessarily indicative of what GNL’s financial position or results of operations actually would have been had the merger been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of GNL.
The Proposed Transactions are considered a single business combination and GNL will be treated as the acquirer for accounting purposes. The acquisition accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final acquisition accounting will occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the company’s future results of operations and financial position.
Both GNL, RTL and certain of the Internalization Parties and their related parties were in litigation with Blackwells/Related Parties. As more fully described in this Joint Proxy Statement/Prospectus, on May 4, 2023, the various parties entered into a Cooperation Agreement and Release. In exchange for a release of all claims by the Blackwells/Related Parties, the Blackwells/Related Parties Agreement, among other things, provides for (i) an expense reimbursement paid in cash to the Blackwells/Related Parties of approximately $17.6 million (to be shared equally by GNL and RTL), (ii) the issuance of 495,000 shares of GNL Common Stock (which occurred on July 11, 2023), (iii) a Consulting Agreement with Blackwells whereby they may receive up to an additional 1.6 million shares of GNL Common Stock to be paid in monthly installments upon consummation of the Proposed Transactions and (iv) an indemnification of the Blackwells/Related Parties not to exceed $10.0 million. The number of shares that would be issued under the Blackwells/Related Parties Agreement would be reduced to 533,333 shares of GNL common stock (i.e., one-third of the maximum amount) in the event that the Proposed Transactions are terminated pursuant to the stockholders not approving the transactions, and to 1,066,667 shares of GNL common stock (i.e., two-thirds of the maximum amount) if the Proposed Transactions are terminated for any other reason. The financial impact of the Cooperation and Release Agreements will be reflected in (i) RTL’s quarterly period ended June 30, 2023 and (ii) in GNL’s quarterly periods beginning with the period ended June 30, 2023 and ending when substantial services under the consulting arrangement are completed. The unaudited condensed combined pro forma financial statements do not provide for any adjustments relating to the historical litigation costs, nor the impacts of the Cooperation and Release Agreements.
The unaudited pro forma condensed combined financial information is qualified in its entirety and should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements as well as the following documents. Please see “Where You Can Find More Information and Incorporation by Reference” beginning on page 224.
•
The separate historical financial statements of GNL as of and for the year ended December 31, 2022 and the related notes included in GNL’s Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference into this filing.

•
The separate historical financial statements of RTL as of and for the year ended December 31, 2022 and the related notes included in RTL’s Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference into this filing.

•
RTL’s unaudited pro forma consolidated statement of operations for the year ended December 31, 2022 contained in RTL’s Current Report on Form 8-K filed February 27, 2023.

•
The separate historical financial statements of GNL as of and for the three months ended March 31, 2023 and the related notes included in GNL’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, which is incorporated by reference into this filing.

•
The separate historical financial statements of RTL as of and for the three months ended March 31, 2023 and the related notes included in RTL’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which is incorporated by reference into this filing.

•
The separate historical financial statements of the Internalization Parties as of March 31, 2023 and for the quarter ended March 31, and as of and for the for the years ended December 31, 2022 and 2021, which are included in this filing.

•
The Combined Statements of Revenues and Certain Expenses of the Acquired CIM Portfolio for the three months ended March 31, 2022, and for the year ended December 31, 2021, included in RTL’s Current Report on Form 8-K/A filed on June 24, 2022, which are incorporated by reference into this filing.

GLOBAL NET LEASE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2023
(In thousands, except share and per share amounts)
	HISTORICAL GNL	HISTORICAL RTL (as adjusted)	HISTORICAL INTERNALIZATION PARTIES	TRANSACTION ACCOUNTING ADJUSTMENTS		PRO FORMA GNL COMBINED
		(Note 2)		(Note 4)
ASSETS
Real estate investments, at cost:
Land	$502,231	$980,269	$—	$(3,627)	(a)	$1,478,873
Buildings, fixtures and improvements	3,331,471	3,427,414	—	(905,526)	(b)	5,853,359
Construction in progress	34,221	—	—	—		34,221
Acquired intangible lease assets	739,067	607,353	—	(94,350)	(c)	1,252,070
Total real estate investments, at cost	4,606,990	5,015,036	—	(1,003,503)		8,618,523
Less accumulated depreciation and amortization	(936,182)	(789,664)	—	789,664	(d)	(936,182)
Total real estate investments, net	3,670,808	4,225,372	—	(213,839)		7,682,341
Cash and cash equivalents	119,161	43,095	2	(93,500)	(e)	68,758
Restricted cash	1,432	19,422	—	—		20,854
Derivative assets, at fair value	30,798	—	—	—		30,798
Unbilled straight-line rent	75,170	67,332	—	(67,332)	(f)	75,170
Operating lease right-of-use asset	50,987	17,713	—	(1,759)	(g)	66,941
Prepaid expenses and other assets	56,487	60,595	36	—		117,118
Due from related parties	568	—	3,239	(2,253)	(h)	1,554
Deferred tax assets	2,581	—	—	—		2,581
Goodwill	21,550	—	—	90,226	(i)	111,776
Deferred financing costs and leasing commissions, net	11,954	23,864	—	(23,864)	(j)	11,954
Total Assets	$4,041,496	$4,457,393	$3,277	$(312,321)		$8,189,845
LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,240,795	$1,765,239	$—	$(114,869)	(k)	$2,891,165
Revolving credit facility	767,942	448,000	—	—	(l)	1,215,942
Senior notes, net	493,464	492,653	—	(115,153)	(m)	870,964
Acquired intangible lease liabilities, net	23,852	128,032	—	(75,929)	(n)	75,955
Derivative liabilities, at fair value	1,033	—	—	—		1,033
Due to related parties	444	1,566	243	(2,253)	(h)	—
Accounts payable and accrued expenses	30,882	39,974	2,792	—		73,648
Operating lease liabilities	22,029	19,110	—	(186)	(o)	40,953
Prepaid rent	37,849	13,564	—	—		51,413
Deferred tax liability	6,386	—	—	—		6,386
Dividends payable	5,208	5,837	—	—		11,045
Total Liabilities	2,629,884	2,913,975	3,035	(308,390)		5,238,504
Commitments and contingencies	—	—	—	—		—
Stockholders’ Equity:
Preferred stock, at par	115	125	—	—	(p)	240
Common stock, at par	2,371	1,342	—	(114)	(q)	3,599
Additional paid-in capital	2,683,827	2,999,417	—	(1,411,141)	(r)	4,272,103
Accumulated other comprehensive income	3,702	—	—	—		3,702
Accumulated deficit	(1,295,547)	(1,483,255)	242	1,449,013	(s)	(1,329,547)
Total Stockholders’ Equity	1,394,468	1,517,629	242	37,758		2,950,097
Non-controlling interest	17,144	25,789	—	(41,689)	(t)	1,244
Total Equity	1,411,612	1,543,418	242	(3,931)		2,951,341
Total Liabilities and Equity	$4,041,496	$4,457,393	$3,277	$(312,321)		$8,189,845

GLOBAL NET LEASE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2023
(In thousands, except share and per share amounts)
	HISTORICAL GNL	HISTORICAL RTL	HISTORICAL INTERNALIZATION PARTIES	TRANSACTION ACCOUNTING ADJUSTMENTS		PRO FORMA GNL COMBINED
				(Note 5)
Revenue	$94,332	$113,594	$26,918	$(27,607)	(a), (b)	$207,237
Expenses:
Property operating expenses	8,146	26,913	—	(2,975)	(b)	32,084
Operating fees to related parties	10,101	7,956	—	(18,057)	(b)	—
Impairment charges	—	—	—	—		—
Acquisition, transaction and other costs	99	565	—	—	(b), (c)	664
General and administrative	5,660	10,492	8,144	(4,118)	(b), (d)	20,178
Equity-based compensation	2,925	3,567	—	(3,176)	(e)	3,316
Depreciation and amortization	37,029	54,182	—	(18,588)	(f)	72,623
Total expenses	63,960	103,675	8,144	(46,914)		128,865
Operating income before gain (loss) on dispositions of real estate investments	30,372	9,919	18,774	19,307		78,372
Gain on dispositions of real estate investments	—	11,792	—	—		11,792
Operating income	30,372	21,711	18,774	19,307		90,164
Other income (expense):
Interest expense	(26,965)	(34,675)	—	(8,823)	(g)	(70,463)
Loss on extinguishment of debt	—	—	—	—		—
(Loss) gain on derivative instruments	(1,656)	—	—	—		(1,656)
Unrealized income on undesignated foreign currency advances and other hedge ineffectiveness	—	—	—	—		—
Other income	66	27	281	(281)	(h)	93
Total other expense, net	(28,555)	(34,648)	281	(9,104)		(72,026)
Net income before income tax	1,817	(12,937)	19,055	10,203		18,138
Income tax expense	(2,707)	—	—	—		(2,707)
Net (loss) income	(890)	(12,937)	19,055	10,203		15,431
Net loss attributable to non-controlling interest	—	17	—	(25)	(i)	(8)
Preferred stock dividends	(5,099)	(5,837)	—	—		(10,936)
Net (loss) income attributable to common stockholders	$(5,989)	$(18,757)	$19,055	$10,178		$4,487
Basic and Diluted (Loss) Income Per Share:
Net (loss) income per share attributable to common stockholders – Basic and Diluted	$(0.06)					$0.02
Weighted average common shares outstanding:
Weighted average common shares outstanding – Basic and Diluted(j)	103,782,949					226,185,106

GLOBAL NET LEASE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022
(In thousands, except share and per share amounts)
	HISTORICAL GNL	HISTORICAL RTL	CIM TRANSACTION AND FINANCING (see Note 2)			HISTORICAL INTERNALIZATION PARTIES	PRO FORMA ADJUSTMENTS		PRO FORMA GNL COMBINED
			HISTORICAL CIM PORTFOLIO	PRO FORMA ADJUSTMENTS	CREDIT FACILITY DRAW
							(Note 5)
Revenue	$378,857	$446,438	$32,015	$97	$—	$105,785	$(101,565)	(a), (b)	$861,627
Expenses:
Property operating expenses	32,877	101,558	11,174	—	—	—	(10,369)	(b)	135,240
Operating fees to related parties	40,122	32,026	—	—	—	—	(72,148)	(b)	—
Impairment charges	21,561	97,265	—	—	—	—	—		118,826
Acquisition, transaction and other costs	244	1,221	—	—	—	—	33,613	(b), (c)	35,078
General and administrative expenses	17,737	32,365	—	—	—	30,729	(16,231)	(b), (d)	64,600
Equity-based compensation	12,072	14,433	—	—	—	—	(12,704)	(e)	13,801
Depreciation and amortization	154,026	195,854	—	15,533	—	—	(62,002)	(f)	303,411
Total expenses	278,639	474,722	11,174	15,533	—	30,729	(139,841)		670,956
Operating income before gain (loss) on dispositions of real estate investments	100,218	(28,284)	20,841	(15,436)	—	75,056	38,276		190,671
Gain on dispositions of real estate investments	325	61,368	—	—	—	—	—		61,693
Operating income	100,543	33,084	20,841	(15,436)	—	75,056	38,276		252,364
Other (expenses) income:
Interest expense	(97,510)	(118,925)	—	(7,899)	(4,749)	—	(47,300)	(g)	(276,383)
Loss on extinguishment of debt	(2,040)	—	—	—	—	—	—		(2,040)
(Loss) gain on derivative instruments	18,642	2,250	—	—	—	—	—		20,892
Unrealized income on undesignated foreign currency advances and other hedge ineffectiveness	2,439	—	—	—	—	—	—		2,439
Other income	981	988	112	—	—	1,126	(1,126)	(h)	2,081
Total other expense, net	(77,488)	(115,687)	112	(7,899)	(4,749)	1,126	(48,426)		(253,011)
Net income before income tax	23,055	(82,603)	20,953	(23,335)	(4,749)	76,182	(10,150)		(647)
Income tax expense	(11,032)	—	—	—	—	—	—		(11,032)
Net income (loss)	12,023	(82,603)	20,953	(23,335)	(4,749)	76,182	(10,150)		(11,679)
Net loss attributable to non-controlling interest	—	97	—	—	—	—	(91)	(i)	6
Allocation for preferred stock	(20,386)	(23,348)	—	—	—	—	—		(43,734)
Net (loss) income attributable to common stockholders	$(8,363)	$(105,854)	$20,953	$(23,335)	$(4,749)	$76,182	$(10,241)		$(55,407)
Basic and Diluted (Loss) Income Per Share:
Net (loss) income per share attributable to common stockholders – Basic and Diluted	$(0.09)								$(0.25)
Weighted average common shares outstanding:
Weighted average common shares outstanding – Basic and Diluted(j)	103,686,395								226,088,552

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
Note 1 — Description of Transaction
On May 23, 2023, GNL, RTL and Merger Sub entered into a merger agreement that provides for the acquisition of RTL by GNL. Subject to approval of GNL and RTL stockholders and the satisfaction or (to the extent permitted by law) waiver of certain other closing conditions, GNL will acquire RTL through the merger of Merger Sub with and into RTL, and become a wholly-owned subsidiary of GNL. Under the REIT Merger Agreement, the RTL stockholders will receive 0.670 shares of GNL Common Stock for each share of RTL Class A Common Stock. Also under the REIT Merger Agreement, the RTL preferred stockholders will receive equivalent classes of GNL preferred stock equal in all respects to the terms of the respective RTL preferred share classes.
Also on May 23, 2023, GNL, RTL and certain merger subsidiaries also entered into an agreement pursuant to which, and subject to the REIT Merger being completed, GNL will acquire the GNL Advisor, the GNL Property Manager, the RTL Advisor and the RTL Property Manager (the “Internalization Parties”). GNL will acquire the Internalization Parties from Advisor Parent, in exchange for (i) cash consideration of $50.0 million and (ii) the issuance of 29,614,825 shares of GNL Common Stock (based on a considered value of $325.0 million divided by the five-day volume-weighted average price of GNL Common Stock as of market close on May 11, 2023). As a result of acquiring the Internalization Parties, GNL will no longer be externally managed.
The Internalization Parties will merge with and into wholly-owned subsidiaries of GNL. Certain of the existing advisory and property management agreements with Advisor Parent will be terminated and GNL will hire its own workforce to perform these functions. GNL is obligated to hire certain of the persons currently employed by the Internalization Parties or their affiliates and must also assume certain employment agreements. GNL will also acquire other assets from the Internalization Parties necessary for its business, such as various licensing agreements, office space, equipment and software. GNL will assume the outstanding notes under RTL’s Indenture, dated as of October 7, 2021, among RTL, RTL OP, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee, as supplemented through the date of the REIT Merger. GNL intends to either amend or refinance its Second Amended and Restated Credit Agreement, dated as of April 8, 2022, by and among GNL OP, as borrower, GNL and the other guarantors party thereto, KeyBank National Association, as agent, and the other lender parties thereto (as amended to date, the “GNL Credit Facility”) in order to repay the outstanding obligations under the RTL Credit Facility, which will be terminated.
The REIT Merger and the Internalization Merger are conditional upon one another and, accordingly, are considered “related” and treated as a single transaction for accounting and reporting purposes.
Note 2 — Basis of Presentation
The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (ASC) 805, Business Combinations, which requires the determination of the acquiror, the merger date, the fair value of assets and liabilities of the acquiree and the measurement of goodwill. GNL’s management has determined that GNL represents the accounting acquiror in the Proposed Transactions based on an analysis of the criteria outlined in ASC 805 and the facts and circumstances specific to these transactions. As a result, GNL will record the business combination in its financial statements and will apply the acquisition method to account for the acquired assets and liabilities of RTL and the Internalization Parties upon completion of the Proposed Transactions. Applying the acquisition method includes recording the identifiable assets acquired and liabilities assumed at their fair values, and recording goodwill for the excess of the purchase price over the aggregate fair value of the identifiable assets acquired and liabilities assumed in the Proposed Transactions. Additionally, the accompanying unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X.
To prepare the unaudited pro forma condensed combined financial information, GNL adjusted RTL’s and the Internalization Parties’ assets and liabilities to their estimated combined fair values based on

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
preliminary valuation work. As of the date of this Joint Proxy Statement/Prospectus, GNL has not completed the detailed valuation work necessary to finalize the required estimated fair values and estimated lives of RTL’s and the Internalization Parties’ assets to be acquired and liabilities to be assumed and the related allocation of the purchase price. The final allocation of the purchase price will be determined after the transaction is completed and after completion of an analysis to determine the estimated fair value of RTL’s and Internalization Parties’ assets and liabilities, and associated tax adjustments. Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments.
Transactions among and between GNL, RTL and the Internalization Parties, reflecting historical normal course of business during the periods presented in the unaudited pro forma condensed combined financial information, have been eliminated. Also, as of the date of this Joint Proxy Statement/Prospectus, GNL has not identified all adjustments necessary to conform RTL’s and the Internalization Parties’ accounting policies to GNL’s accounting policies. GNL will conduct a final review of RTL’s and the Internalization Parties’ accounting policies as of the date of the completion of the Proposed Transactions in an effort to determine if differences in accounting policies require adjustment or reclassification of RTL’s and the Internalization Parties’ results of operations or reclassification of assets or liabilities to conform to GNL’s accounting policies and classifications.
The CIM Portfolio Acquisition
RTL acquired 81 properties from certain subsidiaries of CIM Real Estate Finance Trust, Inc. (the “CIM Portfolio”), in seven closings during the year ended December 31, 2022. As a result, the values presented as Historical RTL, in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 do not include the results of operations of the CIM Portfolio from January 1, 2022 through their respective acquisition dates in 2022, prior to the acquisition of the CIM Portfolio by RTL.
Values presented as Historical CIM Portfolio in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 were derived from the historical records of the CIM Portfolio. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 give effect to RTL’s acquisition of the CIM Portfolio as if that acquisition had occurred on January 1, 2022.
The details of the pro forma effects of RTL’s acquisition of the CIM Portfolio are contained in RTL’s Current Report on Form 8-K filed February 27, 2023.
Adjustments to Historical RTL Balance Sheet
To conform the presentation of RTL’s historical balance sheet as of March 31, 2023 to GNL’s balance sheet presentation, the following adjustments to RTL’s historical balance sheet were made:
•
Reclassification of $7.2 million of RTL’s construction in progress from RTL’s presentation within prepaid expenses and other assets to GNL’s presentation within real estate, at cost.

•
Reclassification of $1.6 million of RTL’s amounts payable to related parties from RTL’s presentation within accounts payable and accrued expenses to GNL’s presentation within due to related parties.

Note 3 — Consideration Transferred and Purchase Price Allocation
Consideration to be Transferred
The following table presents a preliminary estimate of consideration expected to be transferred to affect the acquisition. The equity compensation portion of the consideration to be transferred was based on the outstanding share or unit count as of March 31, 2023 and the closing price of the relative equity instruments issued as of July 13, 2023. A change of 10% in the closing price per share of GNL’s common

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
stock, RTL’s Series A preferred stock and RTL’s Series C preferred stock would increase or decrease the estimated fair value of share consideration transferred by approximately $157.4 million.
(in thousands)	Notes	Amount	Consideration Type
Fair value of GNL common stock to be issued to holders of RTL common stock (excluding RTL’s restricted shares)	3a	$962,191	GNL common stock
Fair value of GNL common stock to be issued to holders of RTL restricted shares	3b	3,660	GNL common stock
Fair value of GNL common stock to be issued for RTL LTIP Units	3c	30,685	GNL common stock
Fair value of GNL common stock to be issued to Advisor Parent	3d	318,063	GNL common stock
Fair value of GNL Class A Units issued to holder of RTL Class A Units	3a	1,244	GNL Class A Units
Fair value of GNL preferred stock to be issued	3e	257,886	GNL Series D and Series E preferred stock
Total equity consideration		1,573,729
Cash consideration to be paid to Advisor Parent		50,000
Less: cash acquired as of March 31, 2023, net of RTL’s transaction costs of $9,500 (including restricted cash)		(53,019)
Total consideration expected to be transferred		$1,570,710

(3a)
The following table presents the fair value of GNL Common Stock and GNL Class A Units expected to be issued to holders of RTL Class A Common Stock and Class A Units:

	RTL Common Stock(1)	RTL Class A Units	Total
Outstanding shares of RTL Class A Common Stock and RTL Cla‘ss A Units as of March 31, 2023	133,715,636	172,921	133,888,557
Conversion ratio per REIT Merger Agreement	0.67	0.67	0.67
Total number of shares of GNL Common Stock and GNL Class A Units expected to be issued	89,589,476	115,857	89,705,333
Closing price of GNL Common Stock as of July 13, 2023	$10.74	$10.74	$10.74
Fair value of GNL Common Stock and GNL Class A Units to be issued to holders of RTL Class A Common Stock and RTL Class A Units (in thousands)	$962,191	$1,244	$963,435

(1)
Excludes RTL’s restricted shares.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
(3b)
The following table presents the fair value of GNL Common Stock expected to be issued to holders of RTL restricted shares:

RTL Restricted Shares
RTL’s unvested restricted shares as of March 31, 2023	508,677
Conversion ratio per REIT Merger Agreement	0.67
Total number of shares of GNL common stock expected to be issued	340,814
Closing price of GNL common stock as of July 13, 2023	$10.74
Fair value of GNL common stock expected to be issued to holders of RTL restricted shares (in thousands)	$3,660

(3c)
The following table presents the fair value of GNL Common Stock expected to be issued for outstanding RTL LTIP Units:

RTL LTIP Units
RTL earned LTIP Units as of March 31, 2023	4,264,242
Conversion ratio per REIT Merger Agreement	0.67
Total number of shares of GNL Common Stock expected to be issued	2,857,042
Closing price of GNL Common Stock as of July 13, 2023	$10.74
Fair value of GNL Common Stock expected to be issued for LTIP Units (in thousands)	$30,685

(3d)
The following table presents the fair value of GNL Common Stock expected to be issued to Advisor Parent in connection with the Internalization Merger:

Amount
Considered value per agreement (in thousands)	$325,000
Five-day trailing volume-weighted average price of GNL Common Stock as of May 11, 2023 (rounded)	$10.97
Total number of shares of GNL Common Stock to be issued to Advisor Parent per agreement	29,614,825
Closing price of GNL Common Stock as of July 13, 2023	$10.74
Fair value of GNL Common Stock expected to be issued to Advisor Parent (in thousands)	$318,063

(3e)
The following table presents the fair value of GNL Series D and Series E preferred stock expected to be issued to holders of RTL Series A Preferred Stock and RTL Series C Preferred Stock:

(in thousands, except share counts)	RTL Series A Preferred Stock	RTL Series C Preferred Stock	Total
Outstanding shares as of March 31, 2023	7,933,711	4,595,175	12,528,886
Closing price of RTL preferred stock as of July 13, 2023	$20.51	$20.71
Fair value of GNL preferred stock expected to be issued (in thousands)	$162,720	$95,166	$257,886

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
The following table presents the total number of shares of GNL Common Stock expected to be issued to RTL stockholders and the resulting par value:
Total
Total number of shares of GNL Common Stock expected to be issued to RTL Class A Common Stock holders	89,589,476
Total number of shares of GNL Common Stock expected to be issued to holders of RTL Restricted Shares	340,814
Total number of shares of GNL Common Stock expected to be issued RTL LTIP Unit holders	2,857,042
Total number of shares of GNL Common Stock expected to be issued to Advisor Parent	29,614,825
Subtotal	122,402,157
Par value per share of GNL Common Stock	$0.01
Par value of shares of GNL Common Stock to be issued in the Proposed Transactions (in thousands)	$1,224
Preliminary Purchase Price Allocation
The following table presents a preliminary allocation of the total estimated consideration expected to be transferred, as if the merger had occurred on March 31, 2023:
(in thousands)	As of March 31, 2023
Assets Acquired:
Land	$976,642
Buildings, fixtures and improvements	2,521,888
Total tangible assets	3,498,530
Acquired intangible assets:
In-place leases	463,687
Above-market lease assets	49,316
Total acquired intangible lease assets	513,003
Operating lease right-of-use assets	15,954
Prepaid expenses and other assets	63,870
Goodwill	90,226
Total assets acquired	4,181,583
Liabilities Assumed:
Mortgage notes payable, net	1,650,370
Revolving credit facility	448,000
Senior notes, net	377,500
Acquired intangible lease liabilities	52,103
Accounts payable and accrued expenses	44,575
Operating lease liabilities	18,924
Prepaid rent	13,564
Dividends payable	5,837
Total liabilities assumed	2,610,873
Estimate of consideration expected to be transferred	$1,570,710

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
The purchase price allocation presented above has not been finalized. The final determination of the allocation of the purchase price will be based on the fair value of the assets acquired and liabilities assumed as of the actual closing date of the Proposed Transactions and will be completed after the Proposed Transactions are consummated. The final determination of these estimated fair values, the assets’ useful lives and the depreciation and amortization methods are dependent upon certain valuations and other analyses that have not yet been completed, and as previously stated could differ materially from the amounts presented in the unaudited pro forma condensed combined financial statements. The final determination will be completed as soon as practicable but no later than one year after the consummation of the Proposed Transactions. Any increase or decrease in the fair value of the net assets acquired, as compared to the information shown herein, could change the portion of the purchase consideration allocable to goodwill and could impact the operating results of the pro forma Combined Company following the Proposed Transactions due to differences in the allocation of the purchase consideration, as well as changes in the depreciation and amortization related to some of the acquired assets.
Note 4 — Pro Forma Adjustments — Unaudited Condensed Combined Balance Sheet
(a)
To adjust acquired land to an estimate of their fair values, as follows:

(in thousands)	As of March 31, 2023
Eliminate RTL’s historical land	$(980,269)
Estimated fair value of land acquired	976,642
Total	$(3,627)

(b)
To adjust acquired buildings, fixtures and improvements to an estimate of their fair values, as follows:

(in thousands)	As of March 31, 2023
Eliminate RTL’s historical buildings, fixtures and improvements	$(3,427,414)
Estimated fair value of buildings fixtures and improvements acquired	2,521,888
Total	$(905,526)
Depreciation will be computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land and building improvements, five years for fixtures and improvements and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests. The estimated fair values and estimated useful lives are preliminary and subject to change until GNL finalizes its valuations.
(c)
To adjust acquired intangible lease assets to an estimate of their fair values, as follows:

(in thousands)	As of March 31, 2023
Eliminate RTL’s historical acquired intangible lease assets	$(607,353)
Estimated fair value of intangible lease assets acquired	513,003
Total	$(94,350)
The value of in-place leases, exclusive of the value of above-market and below-market in-place leases, will be amortized to expense over the remaining periods of the respective leases. The estimated fair values and estimated useful lives are preliminary and subject to change once GNL finalizes its valuations.
(d)
To eliminate historical accumulated depreciation and amortization.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
(e)
To record pro forma cash transactions, as follows:

(in thousands)	As of March 31, 2023
Cash received from draws on GNL Credit Facility	$448,000
Cash used to fully repay RTL Credit Facility	(448,000)
Cash paid to Advisor Parent	(50,000)
Cash paid for estimated GNL transaction costs to complete the Proposed Transactions	(34,000)
Cash paid for estimated RTL transaction costs to complete the Proposed Transactions	(9,500)
Total	$(93,500)

(f)
To eliminate RTL’s unbilled straight-line rent.

(g)
To adjust operating lease right of use assets to their estimated fair values, as follows:

(in thousands)	As of March 31, 2023
Eliminate RTL’s historical operating right of use assets	$(17,713)
Estimated fair value of RTL’s operating right of use assets	15,954
Total	$(1,759)

(h)
To net related party payables against related party receivables for the participants in the transaction.

(i)
To record goodwill based on the preliminary estimated fair values RTL’s and the Internalization Parties’ assets to be acquired and liabilities to be assumed and the related allocation of the purchase price, as described in Note 2 — Basis of Presentation. Goodwill is calculated as the difference between the acquisition date fair value of the consideration expected to be transferred and the values assigned to the assets acquired and liabilities assumed. Goodwill is not amortized.

(j)
To eliminate RTL’s deferred financing costs and leasing commissions, net, as follows:

(in thousands)	As of March 31, 2023
Eliminate RTL’s deferred financing costs, net, related to the RTL Credit Facility	$(7,947)
Eliminate RTL’s leasing commissions, net	(15,917)
Total	$(23,864)

(k)
To adjust assumed mortgage notes payable, net, to their fair values, as follows:

(in thousands)	As of March 31, 2023
Eliminate RTL’s historical mortgage notes payable (net of $29,009 of deferred financing costs and net discounts of $853)	$(1,765,239)
Gross principal amount of mortgage notes payable assumed from RTL	1,795,101
Estimated market discount on assumed mortgage notes payable	(144,731)
Total	$(114,869)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
(l)
To record pro forma Credit Facility activity, as follows:

(in thousands)	As of March 31, 2023
Draws on GNL Credit Facility	$448,000
Repayment of RTL Credit Facility	(448,000)
Total	$—

(m)
To adjust assumed senior notes, net to their estimated fair value, as follows:

(in thousands)	As of March 31, 2023
Eliminate RTL’s historical senior notes (net of $7,347 of deferred financing costs)	$(492,653)
Outstanding principal amount of senior notes assumed from RTL	500,000
Estimated market discount of assumed senior notes	(122,500)
Total	$(115,153)

(n)
To adjust acquired intangible lease liabilities, net, as follows:

(in thousands)	As of March 31, 2023
Eliminate RTL’s historical acquired intangible lease liabilities, net	$(128,032)
Estimated fair value of RTL’s acquired intangible lease liabilities	52,103
Total	$(75,929)

(o)
To adjust operating lease liabilities as follows:

(in thousands)	As of March 31, 2023
Remove RTL’s historical operating lease liabilities	$(19,110)
Estimated fair value of RTL’s operating lease liabilities	18,924
Total	$(186)

(p)
To eliminate RTL’s Series A and Series C preferred stock, at par and record the expected issuance of GNL Series D and Series E preferred stock, at par, as follows:

(in thousands)	As of March 31, 2023
Eliminate RTL’s historical preferred stock, at par	$(125)
Issuance of GNL preferred stock, at par, expected to be issued to RTL preferred stockholders (see Note 3)	125
Total	$—

(q)
To eliminate RTL Class A Common Stock, at par and record the expected issuance of GNL common stock, at par, as follows:

(in thousands)	As of March 31, 2023
Eliminate RTL’s historical RTL Class A Common Stock, at par	$(1,342)
Issuance of GNL Common Stock, at par, expected to be issued in the Proposed Transactions (see Note 3)	1,224
Issuance of GNL Common Stock, at par, for assumed vesting of LTIP Units	4
Total	$(114)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
(r)
To record the additional paid in capital portion of the expected merger consideration, at fair value less pars, eliminate RTL’s additional paid-in capital and make other adjustments, as follows:

(in thousands)	As of March 31, 2023
Eliminate RTL’s historical paid-in capital	$(2,999,417)
Fair value of GNL Common Stock expected to be issued to RTL stockholders and Advisor Parent (see Note 3)	1,314,599
Fair value of GNL preferred stock expected to be issued to RTL preferred stockholders (see Note 3)	257,886
Less: par value of GNL Common Stock expected to be issued in the Proposed Transactions (see Note 3)	(1,224)
Less: par value of GNL preferred stock expected to be issued in the Proposed Transactions (see Note 3)	(125)
Eliminate historical non-controlling interest related to GNL LTIP Units	17,144
Less: par value of GNL Common Stock expected to be issued for assumed conversion of earned GNL LTIP Units	(4)
Total	$(1,411,141)

(s)
To adjust accumulated deficit, as follows:

(in thousands)	As of March 31, 2023
Eliminate RTL’s historical accumulated deficit	$1,483,255
Eliminate Internalization Parties’ historical retained earnings	(242)
Estimated GNL’s transaction costs to complete the Proposed Transactions	(34,000)
Total	$1,449,013

(t)
To adjust non-controlling interest, as follows:

(in thousands)	As of March 31, 2023
Eliminate RTL’s non-controlling interest attributable to LTIP Units	$(24,248)
Eliminate RTL’s non-controlling interest attributable to Class A common units	(1,541)
Eliminate GNL’s non-controlling interest attributable to LTIP Units	(17,144)
Estimated fair value of non-controlling interest attributable to Class A common units	1,244
Total	$(41,689)
Note 5 — Pro Forma Adjustments — Statements of Operations
(a)
The following table represents revenue adjustments to straight-line rent, below-market lease accretion and above-market lease amortization using the most recent data for lease terms, assuming an acquisition date of January 1, 2022. For the purposes of these pro forma financial statements, no assumptions were made for potential lease renewals.

(in thousands)	Three Months Ended March 31, 2023	Year Ended December 31, 2022
Adjustments to straight-line rent	$940	$5,128
Adjustments to below-market lease accretion	(2,812)	(5,134)
Adjustments to above-market lease amortization	1,183	4,226
Total (decrease)/increase to revenue	$(689)	$4,220

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
(b)
The Internalization Parties’ revenue is derived from GNL and RTL. The following information is used to eliminate revenues recognized by the Internalized Parties and the related expenses in the historical periods of each GNL and RTL, as follows:

	Three Months Ended March 31, 2023			Year Ended December 31, 2022
(in thousands)	GNL	RTL	Total	GNL	RTL	Total
Property operating expenses	$—	$(2,975)	$(2,975)	$—	$(10,369)	$(10,369)
Operating fees to related parties	(10,101)	(7,956)	(18,057)	(40,122)	(32,026)	(72,148)
Acquisition, transaction and other costs	—	—	—	—	(387)	(387)
General administrative expenses	—	(4,118)	(4,118)	—	(16,231)	(16,231)
Expenses to be eliminated from GNL and RTL	(10,101)	(15,049)	(25,150)	(40,122)	(59,013)	(99,135)
Capitalized leasing commissions	(665)	(1,103)	(1,768)	(3,809)	(2,841)	(6,650)
Total revenue to be eliminated from the Internalized Parties	$(10,766)	$(16,152)	$(26,918)	$(43,931)	$(61,854)	$(105,785)
Leasing commissions are recognized as revenue by the Internalized Parties upon commissioned leases executions, and are expensed over the respective terms of commissioned leases through depreciation and amortization expense by each GNL and RTL.
(c)
Transaction costs borne by GNL would be expensed in the period of acquisition and are reflected for pro forma purposes as if the transaction occurred on January 1, 2022. Transaction costs borne by RTL and the Internalization Parties would be reflected in the period prior to their acquisition and are excluded from the pro forma condensed combined statement of operations. To adjust acquisition, transaction, and other costs, as follows:

(in thousands)	Three Months Ended March 31, 2023	Year Ended December 31, 2022
Elimination of reimbursement of historical acquisition transaction and other costs (see (b) above) – between RTL and the Internalized Parties	$—	$(387)
Estimate of transaction costs to complete the Proposed Transactions	—	34,000
Total	$—	$33,613

(d)
To adjust general and administrative expenses, as follows:

(in thousands)	Three Months Ended March 31, 2023	Year Ended December 31, 2022
Elimination of internalized general and administrative expenses (see (a) above)	$(4,118)	$(16,231)
Total	$(4,118)	$(16,231)

(e)
To adjust equity-based compensation, as follows:

(in thousands)	Three Months Ended March 31, 2023	Year Ended December 31, 2022
Removal of historical RTL Out Performance Plan charges	$(3,176)	$(12,704)
Total	$(3,176)	$(12,704)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
Elimination of historical equity-based compensation expense for the RTL Out Performance Plan charges, which was granted to the Advisor Parent and is part of the overall compensation paid to the Advisor Parent by RTL. These charges will be fully recognized in RTL’s financial statements prior to acquisition and will be non-recurring. The GNL Out Performance Plan is not eliminated for pro forma purposes, however, due to the effective termination of Advisor Parent as a result of the Internalization Merger, the remaining charge will be accelerated but will not be recurring subsequent to the Proposed Transactions. Historical charges for the GNL Out Performance plan were $2.2 million and $9.0 million in the three months ended March 31, 2023 and December 31, 2022, respectively. Equity-based compensation expense attributable to restricted stock awards to officers and directors of GNL and RTL are also not eliminated, as such personnel will continue to be employed and the directors retained. For GNL, historical charges for restricted stock equity-based compensation expenses were $0.7 million and $3.1 million in the three months ended March 31, 2023 and December 31, 2022, respectively. For RTL, historical restricted stock equity-based compensation expenses were $0.4 million and $1.7 million in the three months ended March 31, 2023 and December 31, 2022, respectively.
(f)
To adjust depreciation and amortization expense, as follows:

(in thousands)	Three Months Ended March 31, 2023	Year Ended December 31, 2022
Removal of historical RTL depreciation and amortization expense	$(54,182)	$(195,854)
Removal of CIM Transaction Pro Forma Adjustment(1)	—	(15,533)
Additional depreciation for disposed properties	410	8,651
Estimated depreciation expense of acquired tangible real estate assets	18,969	75,876
Estimated amortization of acquired in-place lease assets	16,215	64,858
Total	$(18,588)	$(62,002)

(1)
Represents the removal of the pro forma adjustment for depreciation and amortization expense which was presented in RTL’s Current Report on Form 8-K filed February 27, 2023. See Note 2 — Basis of Presentation for additional information.

(g)
To adjust interest expense, as follows:

(in thousands)	Three Months Ended March 31, 2023	Year Ended December 31, 2022
Removal of historical RTL deferred financing cost amortization	$3,760	$13,101
Removal of historical RTL interest expense attributable to RTL Credit Facility	7,570	16,987
Removal of CIM Financing Credit Facility Draw	—	4,749
Removal of historical RTL premium/discount amortization (net)	471	1,092
Additional interest expense attributable to GNL Credit Facility draws (including accordion draws)(1)	(7,336)	(29,344)
Amortization of discounts on assumed mortgage notes payable and senior notes from RTL(2)	(13,288)	(53,885)
Total increase to interest expense	$(8,823)	$(47,300)

(1)
Assumes a draw on the GNL Credit Facility of $448.0 million at a weighted-average effective

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
interest rate of 6.55% (as of March 31, 2023). A change to the effective interest rate of 0.125% would increase or decrease the additional interest expense attributable to the GNL Credit Facility draws (including accordion draws) by $0.1 million for the three months ended March 31, 2023, or $0.6 million for the year ended December 31, 2022.
(2)
Additional interest expense as a result of the amortization of market discount on the assumed mortgages and senior notes calculated for the period using the effective interest method over the remaining term as of March 31, 2023.

(h)
To eliminate dividends paid by GNL and RTL to the Internalization Parties.

(i)
To adjust net loss attributable to non-controlling interests, as follows:

(in thousands)	Three Months Ended March 31, 2023	Year Ended December 31, 2022
Removal of Historical RTL net loss attributable to non-controlling interests	$(17)	$(97)
Add non-controlling interest adjustment for Class A Units	(8)	6
Total	$(25)	$(91)

(j)
To adjust the weighted-average GNL common shares outstanding for the periods presented reflecting the shares issued in the total consideration, as follows:

	Three Months Ended March 31, 2023	Year Ended December 31, 2022
Historical weighted-average shares of GNL Common Stock outstanding	103,782,949	103,686,395
Shares of GNL Common Stock expected to be issued to RTL stockholders	89,589,476	89,589,476
Shares of GNL Common Stock expected to be issued to RTL restricted stockholders	340,814	340,814
Shares of GNL Common Stock expected to be issued for earned RTL LTIP Units	2,857,042	2,857,042
Shares of GNL Common Stock expected to be issued to Advisor Parent	29,614,825	29,614,825
Shares of GNL Common Stock to be issued for earned GNL LTIP Units	375,000	375,000
Pro forma weighted-average shares of GNL Common Stock outstanding	226,560,106	226,463,552

INDEX TO FINANCIAL INFORMATION
The financial statements of GNL as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 are incorporated by reference to GNL’s Annual Report on Form 10-K filed with the SEC on February 23, 2023. The unaudited financial statements of GNL for the three months ended March 31, 2023 and 2022 are incorporated by reference to GNL’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2023.
The financial statements of RTL as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 are incorporated by reference to RTL’s Annual Report on Form 10-K filed with the SEC on February 23, 2023. The unaudited financial statements of RTL for the three months ended March 31, 2023 and 2022 are incorporated by reference to RTL’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2023.
The Combined Statements of Revenues and Certain Expenses of CIM for the three months ended March 31, 2022 and for the year ended December 31, 2021 are incorporated by reference to Exhibit 99.1 of RTL’s Current Report on Form 8-K/A filed with the SEC on June 24, 2022.
(a)
Financial Statements of the Internalization Parties

•
Combined Balance Sheets as of December 31, 2022 and 2021

•
Combined Statement of Operations for the years ended December 31, 2022 and 2021

•
Combined Statement of Equity for the years ended December 31, 2022 and 2021

•
Combined statement of cash flows for the years ended December 31, 2022 and 2021

•
Note to the Combined financial statements.

•
Unaudited Combined Balance Sheets as of March 31, 2023, and March 31, 2022

•
Unaudited Combined Statement of Operations for the three month periods ended March 31, 2023 and 2022

•
Unaudited Combined Statement of Equity for the three month periods ended March 31, 2023 and 2022

•
Unaudited Combined statement of cash flows for the three month periods ended March 31, 2023 and 2022

•
Note to the Combined financial statements.

THE INTERNALIZED PARTIES
(Global Net Lease Advisors LLC, Necessity Retail Advisors, LLC, Global Net Lease
Properties, LLC, and Necessity Retail Properties, LLC)
Combined Financial Statements for the Years Ended
December 31, 2022 and 2021

THE INTERNALIZED PARTIES
CONTENTS OF COMBINED FINANCIAL STATEMENTS
Years Ended December 31, 2022 and 2021

Independent Auditors’ Report
To the Members of:
Global Net Lease Advisors, LLC,
Necessity Retail Advisors, LLC,
Global Net Lease Properties, LLC
and Necessity Retail Properties, LLC
Opinion
We have audited the accompanying combined statements of Global Net Lease Advisors, LLC, Necessity Retail Advisors, LLC, Global Net Lease Properties, LLC, and Necessity Retail Properties, LLC (the “Internalized Parties”), which comprise the combined statements of financial position as of December 31, 2022 and 2021, and the related combined statements of operations, changes in equity, and cash flows for the years then ended, and the related notes to the combined financial statements.
In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Internalized Parties as of December 31, 2022 and 2021, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Internalized Parties and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Internalized Parties’ ability to continue as a going concern within one year after the date that the combined financial statements are available to be issued.
Auditors’ Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.
In performing an audit in accordance with GAAS, we:
•
Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Internalized Parties’ internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Internalized Parties’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.
/s/ Mazars USA LLP
Fort Washington, Pennsylvania
July 6, 2023

THE INTERNALIZED PARTIES
COMBINED STATEMENTS OF FINANCIAL POSITION
	As of December 31,
(amounts in thousands)	2022	2021
Assets
Cash and cash equivalents	$26	$25
Prepaid expenses and other assets	80	—
Accounts receivable due from related parties	4,416	1,569
Total assets	$4,522	$1,594
Liabilities and Equity (Deficit)
Accounts payable and accrued expenses	$2,318	$4,487
Accounts payable due to related parties	211	288
Distributions payable to members	—	509
Total liabilities	2,529	5,284
Equity (Deficit)
Members’ equity (deficit)	1,993	(3,690)
Total equity (deficit)	1,993	(3,690)
Total liabilities and equity (deficit)	$4,522	$1,594
The accompanying notes are an integral part of these combined financial statements.

THE INTERNALIZED PARTIES
COMBINED STATEMENTS OF OPERATIONS
(In thousands)
	For the Year Ended December 31,
(amounts in thousands)	2022	2021
Revenue:
Related party revenues
Asset management fees	$64,098	$61,627
Reimbursable expenses	18,213	9,939
Leasing commissions	7,342	3,776
Incentive fees – related	—	39,696
Property management fees	16,132	11,201
Total revenues	105,785	126,239
Expenses:
Compensation, benefits, taxes and other payroll	20,168	27,684
Travel and related	—	1,988
Rent and related	3,663	5,641
Property management fees	6,898	2,565
Administrative expenses	—	21,544
Total expenses	30,729	59,422
Income before other income	75,056	66,817
Other income:
Interest and dividend income	1,126	11,211
Total other income	1,126	11,211
Net Income	$76,182	$78,028
The accompanying notes are an integral part of these combined financial statements.

COMBINED STATEMENT OF CHANGES IN EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2022 and 2021
(In thousands)
(in thousands)	Total Members’ Equity (Deficit)
Balance, December 31, 2020	$(5,854)
Net income	78,028
Contributions from members	286
Distributions to members	(76,150)
Balance, December 31, 2021	(3,690)
Net income	76,182
Contributions from members	2,848
Distributions to members	(73,347)
Balance, December 31, 2022	$1,993
The accompanying notes are an integral part of these combined financial statements.

THE INTERNALIZED PARTIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Years Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income	$76,182	$78,028
Adjustments to reconcile net income to net cash provided by operating activities:
Changes in current assets and liabilities:
Prepaid expenses and other assets	(80)	—
Accounts receivable due from related parties	(2,847)	(2,684)
Accounts payable due to related parties	211	—
Accounts payable and accrued expenses	(2,457)	102
Net cash provided by operating activities	71,009	75,446
Cash flows from financing activities:
Contributions from members	2,848	286
Distributions to members	(73,856)	(75,762)
Net cash used in financing activities	(71,008)	(75,476)
Net increase (decrease) in cash and cash equivalents	1	(30)
Cash and cash equivalents, beginning of year	25	55
Cash and cash equivalents, end of year	$26	$25
Supplemental disclosure for noncash financing activities:
Distributions to members	$—	$(509)
The accompanying notes are an integral part of these combined financial statements.

THE INTERNALIZED PARTIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands, except where noted)
NOTE 1 — ORGANIZATION
Global Net Lease Advisors, LLC, Necessity Retail Advisors, LLC (together, the “Advisors”), Global Net Lease Properties, LLC, and Necessity Retail Properties, LLC, (together, the “Property Managers” and inclusive of the Advisors, the “Internalized Parties”) or wholly-owned subsidiaries of AR Global Investments LLC (“AR Global”) which were formed to provide external asset management and property management services for Global Net Lease, Inc. (“GNL”) and The Necessity Retail REIT, Inc. (“RTL”) (each external asset management agreement an “Advisory Agreement” and each property management agreement a “Property Management Agreement”).
AR Global is a wholly-owned subsidiary of Bellevue Capital Partners (“Bellevue”).
GNL, a Maryland corporation, is an externally managed real estate investment trust for United States (“U.S.”) federal income tax purposes (“REIT”) that focuses on acquiring and managing a globally diversified portfolio of strategically-located commercial real estate properties. GNL invests in commercial properties, with an emphasis on sale-leaseback transactions and mission-critical, single tenant net-lease assets.
RTL, also a Maryland corporation, is also an externally managed REIT, focusing on acquiring and managing a diversified portfolio of primarily service-oriented and traditional retail and distribution-related commercial real estate properties located primarily in the United States. RTL’s assets consist primarily of freestanding single-tenant properties that are net leased and a portfolio of multi-tenant retail properties consisting primarily of power centers and lifestyle centers.
On May 23, 2023, GNL, Global Net Lease Operating Partnership, L.P., a Delaware limited partnership (“GNL OP”), RTL, The Necessity Retail REIT Operating Partnership, L.P., a Delaware limited partnership (“RTL OP”), Osmosis Sub I, LLC, a Maryland limited liability company and wholly-owned subsidiary of GNL (“REIT Merger Sub”), and Osmosis Sub II, LLC, a Delaware limited liability company and wholly-owned subsidiary of GNL OP (“OP Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Subject to the terms and conditions of the Merger Agreement, at the effective time of the merger (the “REIT Merger Effective Time”), RTL will merge with and into REIT Merger Sub, with REIT Merger Sub continuing as the surviving entity and a wholly-owned subsidiary of GNL (the “REIT Merger”), and OP Merger Sub will merge with and into RTL OP, with RTL OP continuing as the surviving entity (the “OP Merger” and, together with the REIT Merger, the “Merger”). GNL and RTL also entered into an agreement to internalize the advisory and property management functions of the Internalized Parties through a series of mergers with the Advisors and Property Managers for each of GNL and RTL known as an “Internalization.”
On June 4, 2023, RTL, GNL, the Advisors, the Property Managers, and AR Global entered into a Cooperation Agreement and Release (the “Agreement”) with Blackwells Capital LLC (“Blackwells Capital”), Blackwells Onshore I LLC (“Blackwells Onshore”), Jason Aintabi (collectively with Blackwells Capital and Blackwells Onshore, the “Blackwells Parties”), Related Fund Management, LLC (“Related”), Jim Lozier, and Richard O’Toole (collectively with Related and Mr. Lozier, the “Related Parties” and, collectively with the Blackwells Parties, the “Blackwells/Related Parties”).
Under the terms of the Agreement: (1) all litigation pending in Maryland state court and in federal court in the Southern District of New York, including the appeal of certain decisions in the U.S. Court of Appeals for the Second Circuit, between the parties will be dismissed with prejudice and the parties will be prohibited from initiating any future claims except to enforce the terms of the Agreement; (2) all demands made by the Blackwells/Related Parties for investigations by the board of directors of GNL (the “GNL Board”) and the board of directors of RTL will be withdrawn and of no further force or effect as will any requests for books and records of GNL; (3) the proxy contest initiated by the Blackwells/Related Parties including the nomination of a dissident slate of directors and various advisory proposals for stockholder consideration at GNL’s 2023 annual meeting of stockholders will be terminated or withdrawn; (4) the Blackwells/Related Parties will be prohibited from (a) selling any of the shares of GNL’s common stock,

THE INTERNALIZED PARTIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands, except where noted)
par value $0.01 (“GNL Common Stock”) prior to completion or earlier termination of the proposed merger between GNL and RTL and the related internalization merger involving the acquisition by GNL of the entities providing the external asset and property management functions performed by affiliates of Advisor Parent for GNL and RTL (the “Internalization”) and then generally only in open market transactions subject to further limits; (b) engaging in, or acting in concert with any third party in connection with, among other things, any proxy contest or solicitation in opposition to any matter not recommended by the Board, any other activist campaign or unsolicited takeover bids between signing of the Agreement until June 4, 2033 otherwise referred to as the “Standstill Period;” (5) the Blackwells/Related Parties agreed to appear in person or by proxy at GNL’s 2023 annual meeting of stockholders and each subsequent annual meeting during the Standstill Period and any special meeting of GNL’s stockholders regarding the appointment, election or removal of directors, the REIT Merger and the Internalization and to vote at such meeting in accordance with the recommendation of the Board with respect to any proposal at those meetings; and (6) the Blackwells Parties have agreed to issue, at the time of the filing by GNL and RTL of a the joint prospectus/proxy statement relating to the REIT Merger and Internalization (the “Joint Proxy Statement”), a press release announcing their support of each transaction. In the event that the Blackwells/Related Parties fail to fulfil their obligations under clause (5), they will grant an irrevocable proxy to the benefit of GNL to vote at GNL’s 2023 Annual Meeting and any meeting called by GNL to vote on the REIT Merger and Internalization.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
A summary of significant accounting policies consistently applied in the preparation of the accompanying combined financial statements follows:
Basis of Presentation
The accompanying combined financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
Principles of Combination
The accompanying combined financial statements include the accounts of the Internalized Parties. All intercompany accounts and transactions are eliminated in combination. In determining whether the Internalized Parties have a controlling financial interest in a joint venture and the requirement to combine the accounts of that entity, management considers factors such as ownership interest, authority to make decisions and contractual and substantive participating rights of the other partners or members.
Use of Estimates
The preparation of combined financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Management makes significant estimates regarding revenue recognition.
Cash and Cash Equivalents
The Internalized Parties generally maintain its cash and cash equivalent balances within several accounts maintained at financial institutions. The individual account balances in each account are insured (up to $250) by the Federal Deposit Insurance Corporation. At times, the balances may exceed federally insured limits. The Internalized Parties have not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.
The Internalized Parties consider all highly liquid instruments purchased with an original maturity of 90 days or less to be cash equivalents.

THE INTERNALIZED PARTIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands, except where noted)
Receivables from Related Parties
Receivables from related parties primarily include reimbursements, management fees, incentive fees and acquisition fees receivable from RTL & GNL. Receivables are assessed periodically for collectability. Amounts determined to be uncollectable are charged directly to bad debt expense in the combined statements of operations.
Revenue Recognition
Revenues from services that the Internalized Parties provide are recognized as earned over time as the services provided represent performance obligations that are satisfied over time. In accordance with Accounting Standards Update 2014-09, Revenue from Contracts with Customers, which has been codified as ASC Section 606, we determined that the Internalized Parties control the services provided by third parties for certain of the Internalized Parties clients and therefore account for the cost of these services and the related reimbursement revenue on a gross basis. Please see Note 3 for revenues recognized during the period.
Transaction Fees
Transaction fees may be earned as set forth within the Advisory Agreements of each GNL and RTL. The Internalized Parties may receive acquisition fees based on the contract purchase price of investments made. The Internalized Parties may also receive a disposition fee based on the proceeds of investments disposed of.
Asset Management Fees
Asset management fees may be earned during a respective period as set forth within the Advisory Agreements for each GNL and RTL. AR Global may elect to waive (not defer) all or a portion of any asset management fees earned on a quarterly basis.
Property Management Fees
Property management fees are earned based off the gross revenues of properties managed by entities owned by the Internalized Parties. The Internalized Parties may subcontract the performance of property management services and will pay all or a portion of its property management fees to the third party with whom it has contracted the services with.
Reimbursable Expenses
The Internalized Parties include all reimbursed expenses within revenues because The Internalized Parties are the primary obligor, has discretion in selecting a supplier and bears all of the credit risk of paying the supplier prior to receiving reimbursement from the end user. The Internalized Parties receive expense reimbursements primarily from the following categories:
•
Expenses paid by the Internalized Parties on behalf of GNL and RTL;

•
Acquisition expenses incurred by the Internalized Parties that are reimbursable as set forth within the RTL Advisory Agreement;

•
Organization and offering expenses incurred by The Internalized Parties that are reimbursable as set forth within the Advisory Agreements of each GNL and RTL;

•
Operating expenses incurred by The Internalized Parties that are reimbursable as set forth within the Advisory Agreements for providing operational and administrative services to each GNL and RTL;

•
Directors and Officers liability insurance expenses incurred by the Internalized Parties that are reimbursable as set forth within the RTL Advisory Agreements;

THE INTERNALIZED PARTIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands, except where noted)
Incentive Fees
An incentive fee is earned upon the attainment of certain performance hurdles based on the terms set forth within the respective Advisory Agreements for each of GNL and RTL.
Leasing Commission Revenue
Leasing Commission revenues are earned based off the gross revenues of new properties managed by entities owned by The Internalized Parties.
Expense Allocations from Sponsor
AR Global provides services to multiple wholly or majority owned advisory entities, inclusive of the Internalized Parties, and as such incurs overhead costs and employee benefits on behalf of AR Global. As part of the preparation of the Internalized Parties Financial Statements, the AR Global allocates certain expenses to each of the Internalized Parties. These expenses include: payroll, dividends, benefits, rent and related, travel and related and other.
Expenses which are specifically identified as belonging to an individual advisor, are billed directly to that advisor and not included in the allocation. Also, costs due to related parties and certain expenses deemed to have been incurred by AR Global for purposes not related to the management of the underlying products are excluded. Compensation, benefits, and administrative expenses are allocated on a case-by-case basis, according to the role of the employee. Most employees work on one product, and their payroll and related expenses are fully allocated to the advisor of that product. Others who split time between various advisors and/or AR Global are allocated based on what they worked on.
Income Taxes
In conformity with the Internal Revenue Code and applicable state and local tax statutes, taxable income or loss of the Internalized Parties are required to be reported in the tax returns of the Parent. The Internalized Parties’ tax status as a pass-through entity is based on its legal status as a limited liability company. Therefore, the Internalized Parties’ not required to take any tax positions in order to qualify as a pass-through entity. Accordingly, no provision has been made in the accompanying combined financial statements for any federal, state, or local income taxes.
NOTE 3 — RELATED PARTY
Related parties accounted for revenues as shown in the following table for the years ended 2022 and 2021:
	For the years ended December 31,
	2022		2021
Asset management fees	$64,098	60.6%	$61,627	48.9%
Reimbursable expenses	18,213	17.2%	9,939	7.9%
Incentive fee	—	—%	39,696	31.4%
Property management fees	16,132	15.2%	11,201	8.8%
Leasing Commissions	7,342	6.9%	3,776	3.0%
Total revenues	$105,785	100.0%	$126,239	100.0%

THE INTERNALIZED PARTIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands, except where noted)
Receivables associated with the related party are as shown in the following table as of December 31, 2022 and 2021:
	As of December 31,
	2022		2021
Reimbursable expenses	$3,512	79.2%	$1,569	100.0%
Property management fees	923	20.8%	—	—%
Total	$4,435	100.0%	$1,569	100.0%
Asset management fees
Asset management fees may be earned during a respective period based on the costs of each GNL and RTL’s assets as set forth within the respective Advisory Agreements. The Internalized Parties may elect to waive (not defer) all or a portion of any asset management fees earned on a quarterly basis. The Internalized Parties did not waive any asset management fees in the years ended December 31, 2022 or 2021. The Internalized Parties earned asset management fees in the amounts set forth below for the years ended December 31, 2022 and 2021, and did not have any corresponding receivables for asset management fees as of December 31, 2022 and 2021:
	Earned
	For the years ended December 31,
	2022	2021
Payments	$64,098	$61,627
Total revenues	$64,098	$61,627
GNL and RTL issued (subject to periodic approval by the board of directors) to the respective Advisor, performance-based restricted partnership units of each GNL and RTL’s Operating Partnership (each , an “OP”) designated as “Class B Units,” which are intended to be profit interests and will vest, and no longer be subject to forfeiture, at such time as: (x) the value of each OP’s assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pre-tax, non-compounded annual return thereon (the “Economic Hurdle”); (y) any one of the following occurs: (1) the termination of each Advisory Agreement by an affirmative vote of a majority of each GNL and RTL’s board of independent directors without cause; (2) listing of each of GNL and RTL’s common stock on a public exchange; or (3) another liquidity event; and (z) each Advisor is still providing advisory services to each GNL and RTL (the “Performance Condition”). Such Class B units will be forfeited immediately if: (a) each Advisory Agreement is terminated other than by an affirmative vote of a majority of each GNL and RTL’s independent board of directors without cause; or (b) each Advisory Agreement is terminated by an affirmative vote of a majority of each GNL and RTL’s independent board of directors without cause before the Economic Hurdle has been met.
Reimbursable expenses
The Internalized Parties include all reimbursed expenses within revenues because the Internalized Parties are the primary obligor, have discretion in selecting a supplier, and bear all of the credit risk of paying such suppliers prior to receiving reimbursement from each GNL and RTL. The Internalized Parties may receive a reimbursement for acquisition expenses incurred equal to a percentage of the contract purchase price of investments made as set forth within each Advisory Agreement of GNL and RTL. The Internalized

THE INTERNALIZED PARTIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands, except where noted)
Parties incurred reimbursable expenses in the amounts set forth below for the years ended December 31, 2022 and 2021, and had recorded corresponding receivables for reimbursable expenses as of December 31, 2022 and 2021:
	Earned		Receivable
	For the years ended December 31,		As of December 31,
	2022	2021	2022	2021
Other expense reimbursements	$18,213	$9,939	$3,512	$1,569
Total revenues	$18,213	$9,939	$3,512	$1,569
Incentive fees
The internalized Parties earned incentive fees in the amounts set forth below for the years ended December 31, 2022 and 2021. The amount in 2021 was earned under the multi-year out-performance agreement with GNL, entered into July 2018. There were no receivables related to incentive fees as of December 31, 2022 or 2021.
	Earned
	For the years ended December 31,
	2022	2021
Payments	$—	$39,696
Total revenues	$—	$39,696
Property management fees
Property management fees are earned as a percentage of property gross revenues as outlined in the each Advisory Agreement. For the year ended December 31, 2022 and 2021, The Internalized Parties did not waive any property management fees. The Internalized Parties earned property management fees in the amounts set forth below for the years ended December 31, 2022 and 2021, and had recorded corresponding receivables of property management fees as of December 31, 2022 and 2021:
	Earned		Receivable
	For the years ended December 31,		As of December 31,
	2022	2021	2022	2021
Payments	$16,132	$11,201	$923	$—
Total revenues	$16,132	$11,201	$923	$—
Interest and Dividend Income
Interest and dividend income primarily represents dividends received from RTL and GNL by the Advisors in accordance with the terms of the long-term incentive plan units of limited partnership interests (“LTIP Units”) in the RTL OP and GNL OP.
Holders of LTIP Units are entitled to distributions on the LTIP Units equal to 10% of the distributions made per OP Unit (other than distributions of sale proceeds) until the LTIP Units are earned. Distributions paid on an OP Unit are equal to dividends paid on a share of RTL and GNL Common Stock. Distributions paid on LTIP Units are not subject to forfeiture, even if the LTIP Units are ultimately forfeited. Amounts for the years ended December 31, 2022 and 2021 include these 10% distributions from RTL and GNL.
Additionally, the Advisors are entitled to a priority catch-up distribution on each earned LTIP Unit equal to 90% of the aggregate distributions paid on OP Units during the applicable performance period. No awards

THE INTERNALIZED PARTIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands, except where noted)
were eligible to be vested during the year ended December 31, 2022, therefore there were no catch-up distributions. During the year ended December 31, 2021, RTL Advisor did not earn any LTIP units, therefore no catch-up distribution was paid to the RTL Advisor. However, the GNL Advisor did earn LTIP units in 2021, resulting in a priority catch up distribution to the GNL Advisor in the year ended December 31, 2021, and an overall higher amount of dividend income in that year for the Internalized Parties.
Expense allocation
The Internalized Parties includes all reimbursed expenses within revenues because AR Global is the primary obligor, has discretion in selecting a supplier, and bears all of the credit risk of paying the supplier prior to receiving reimbursement from the end user. AR Global may receive a reimbursement for acquisition expenses incurred equal to a percentage of the contract purchase price of investments made as set forth within the Advisory Agreements.
AR Global provides services to GNL and RTL, and as such incurs overhead and employee costs on behalf of the Internalized Parties. These costs incurred by AR Global are allocated to the Internalized Parties . The Internalized Parties were allocated the following overhead costs that were incurred by the AR Global on behalf of the Internalized Parties for the year ended December 31, 2022 and 2021, included in the statements of operations:
Expenses	2022		2021
Compensation, benefits, tax and other payroll	$20,168	66%	$27,684	47%
Property management fees	6,898	22%	2,565	4%
Rent and related	3,663	12%	5,641	9%
Travel and related			1,988	3%
Administrative			21,544	37%
Total Expenses	$30,729	100%	$59,422	100%
NOTE 4 — SUBSEQUENT EVENTS
The Internalized Parties has evaluated subsequent events that have occurred through July 5, 2023, which is the date these financial statements were available for issuance.

THE INTERNALIZED PARTIES
(Global Net Lease Advisors LLC, Necessity Retail Advisors, LLC, Global Net Lease
Properties, LLC, and Necessity Retail Properties, LLC)
Combined Financial Statements for the Three Months Ended
March 31, 2022 and 2023

THE INTERNALIZED PARTIES
CONTENTS OF COMBINED FINANCIAL STATEMENTS
Three Months Ended March 31, 2022 and 2023

THE INTERNALIZED PARTIES
COMBINED STATEMENTS OF FINANCIAL POSITION
(Unaudited)
	As of March 31,
(amounts in thousands)	2022	2023
Assets
Cash and cash equivalents	$1	$2
Receivables from related parties	3,017	3,239
Prepaid expenses and other assets	35	36
Total assets	$3,053	$3,277
Liabilities and Equity
Accounts payable – related parties	$214	$243
Accounts payable and accrued expenses	1,628	2,792
Total liabilities	1,842	3,035
Equity
Members’ equity	1,211	242
Total equity	1,211	242
Total liabilities and equity	$3,053	$3,277
The accompanying notes are an integral part of these combined financial statements.

THE INTERNALIZED PARTIES
COMBINED STATEMENTS OF OPERATIONS
(Unaudited)
	For the Three Months Ended March 31,
(amounts in thousands)	2022	2023
Revenue:
Related party revenues
Asset management fees	$15,952	$16,098
Reimbursable expenses	4,336	4,512
Leasing commissions	1,003	2,103
Property management fees	3,486	4,205
Total revenues	24,777	26,918
Expenses:
Compensation, benefits, taxes and other payroll	4,100	5,453
Rent & Overhead Costs	852	970
Property management fees	1,270	1,721
Total expenses	6,222	8,144
Income before other income	18,555	18,774
Other income:
Interest and dividend income	364	281
Total other income	364	281
Net income	$18,919	$19,055
The accompanying notes are an integral part of these combined financial statements.

THE INTERNALIZED PARTIES
COMBINED STATEMENTS OF CHANGES IN EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2023
(Unaudited)
(in thousands)	Members’ Equity
Balance, December 31, 2021	$(3,690)
Net income	18,919
Distributions to members	(14,019)
Balance, March 31, 2022	$1,211
Balance, December 31, 2022	$1,993
Net income	19,055
Distributions to members	(20,806)
Balance, March 31, 2023	$242
The accompanying notes are an integral part of these combined financial statements.

THE INTERNALIZED PARTIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	For the Three Months Ended March 31,
(in thousands)	2022	2023
Cash flows from operating activities:
Net income	$18,919	$19,055
Adjustments to reconcile net income to net cash provided by operating activities:
Accounts Receivable due from related parties	(1,473)	1,177
Prepaid expenses and other assets	(9)	44
Accounts Payable due to related parties	(75)	32
Accounts payable and accrued expenses	(3,367)	474
Net cash provided by operating activities	13,995	20,782
Cash flows from financing activities:
Distributions to members	(14,019)	(20,806)
Net cash used in financing activities	(14,019)	(20,806)
Net decrease in cash and cash equivalents	(24)	(24)
Cash and cash equivalents, beginning of year	25	26
Cash and cash equivalents, end of year	$1	$2
The accompanying notes are an integral part of these combined financial statements.

THE INTERNALIZED PARTIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(Unaudited)
(in thousands, except where noted)
NOTE 1 — ORGANIZATION
Global Net Lease Advisors, LLC, Necessity Retail Advisors, LLC (together, the “Advisors”), Global Net Lease Properties, LLC, and Necessity Retail Properties, LLC, (together, the “Property Managers” and inclusive of the Advisors, the “Internalized Parties”) subsidiaries of AR Global Investments LLC (“AR Global”) which were formed to provide external asset management and property management services for Global Net Lease, Inc. (“GNL”) and The Necessity Retail REIT, Inc. (“RTL”) (each external asset management agreement an “Advisory Agreement” and each property management agreement a “Property Management Agreement”).
AR Global is wholly-owned subsidiary of Bellevue Capital Partners (“Bellevue”).
GNL, a Maryland corporation, is an externally managed real estate investment trust for United States (“U.S.”) federal income tax purposes (“REIT”) that focuses on acquiring and managing a globally diversified portfolio of strategically-located commercial real estate properties. GNL invests in commercial properties, with an emphasis on sale-leaseback transactions and mission-critical, single tenant net-lease assets.
RTL, also a Maryland corporation, is also an externally managed REIT, focusing on acquiring and managing a diversified portfolio of primarily service-oriented and traditional retail and distribution-related commercial real estate properties located primarily in the United States. RTL’s assets consist primarily of freestanding single-tenant properties that are net leased and a portfolio of multi-tenant retail properties consisting primarily of power centers and lifestyle centers.
On May 23, 2023, GNL, Global Net Lease Operating Partnership, L.P., a Delaware limited partnership (“GNL OP”), RTL, The Necessity Retail REIT Operating Partnership, L.P., a Delaware limited partnership (“RTL OP”), Osmosis Sub I, LLC, a Maryland limited liability company and wholly-owned subsidiary of GNL (“REIT Merger Sub”), and Osmosis Sub II, LLC, a Delaware limited liability company and wholly-owned subsidiary of GNL OP (“OP Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Subject to the terms and conditions of the Merger Agreement, at the effective time of the merger (the “REIT Merger Effective Time”), RTL will merge with and into REIT Merger Sub, with REIT Merger Sub continuing as the surviving entity and a wholly-owned subsidiary of GNL (the “REIT Merger”), and OP Merger Sub will merge with and into RTL OP, with RTL OP continuing as the surviving entity (the “OP Merger” and, together with the REIT Merger, the “Merger”). GNL and RTL also entered into an agreement to internalize the advisory and property management functions of the Internalized Parties through a series of mergers with the Advisors and Property Managers for each of GNL and RTL known as an “Internalization.”
On June 4, 2023, RTL, GNL, the Advisors, the Property Managers, and AR Global entered into a Cooperation Agreement and Release (the “Agreement”) with Blackwells Capital LLC (“Blackwells Capital”), Blackwells Onshore I LLC (“Blackwells Onshore”), Jason Aintabi (collectively with Blackwells Capital and Blackwells Onshore, the “Blackwells Parties”), Related Fund Management, LLC (“Related”), Jim Lozier, and Richard O’Toole (collectively with Related and Mr. Lozier, the “Related Parties” and, collectively with the Blackwells Parties, the “Blackwells/Related Parties”).
Under the terms of the Agreement: (1) all litigation pending in Maryland state court and in federal court in the Southern District of New York, including the appeal of certain decisions in the U.S. Court of Appeals for the Second Circuit, between the parties will be dismissed with prejudice and the parties will be prohibited from initiating any future claims except to enforce the terms of the Agreement; (2) all demands made by the Blackwells/Related Parties for investigations by the board of directors of GNL (the “GNL Board”) and the board of directors of RTL will be withdrawn and of no further force or effect as will any requests for books and records of GNL; (3) the proxy contest initiated by the Blackwells/Related Parties including the nomination of a dissident slate of directors and various advisory proposals for stockholder consideration at GNL’s 2023 annual meeting of stockholders will be terminated or withdrawn; (4) the

THE INTERNALIZED PARTIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(Unaudited)
(in thousands, except where noted)
Blackwells/Related Parties will be prohibited from (a) selling any of the shares of GNL’s common stock, par value $0.01 (“GNL Common Stock”) prior to completion or earlier termination of the proposed merger between GNL and RTL (the “REIT Merger”) and the related internalization merger involving the acquisition by GNL of the entities providing the external asset and property management functions performed by affiliates of Advisor Parent for GNL and RTL (the “Internalization”) and then generally only in open market transactions subject to further limits; (b) engaging in, or acting in concert with any third party in connection with, among other things, any proxy contest or solicitation in opposition to any matter not recommended by the Board, any other activist campaign or unsolicited takeover bids between signing of the Agreement until June 4, 2033 otherwise referred to as the “Standstill Period;” (5) the Blackwells/Related Parties agreed to appear in person or by proxy at GNL’s 2023 annual meeting of stockholders and each subsequent annual meeting during the Standstill Period and any special meeting of GNL’s stockholders regarding the appointment, election or removal of directors, the REIT Merger and the Internalization and to vote at such meeting in accordance with the recommendation of the Board with respect to any proposal at those meetings; and (6) the Blackwells Parties have agreed to issue, at the time of the filing by GNL and RTL of a the joint prospectus/proxy statement relating to the REIT Merger and Internalization (the “Joint Proxy Statement”), a press release announcing their support of each transaction. In the event that the Blackwells/Related Parties fail to fulfil their obligations under clause (5), they will grant an irrevocable proxy to the benefit of GNL to vote at GNL’s 2023 Annual Meeting and any meeting called by GNL to vote on the REIT Merger and Internalization.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
A summary of significant accounting policies consistently applied in the preparation of the accompanying combined financial statements follows:
Basis of Presentation
The accompanying combined financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
Principles of Combination
The accompanying combined financial statements include the accounts of the Internalized Parties. All intercompany accounts and transactions are eliminated in combination. In determining whether the Internalized Parties have a controlling financial interest in a joint venture and the requirement to combine the accounts of that entity, management considers factors such as ownership interest, authority to make decisions and contractual and substantive participating rights of the other partners or members.
Use of Estimates
The preparation of combined financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Management makes significant estimates regarding revenue recognition.
Cash and Cash Equivalents
The Internalized Parties generally maintains its cash and cash equivalent balances within several accounts maintained at financial institutions. The individual account balances in each account are insured (up to $250) by the Federal Deposit Insurance Corporation. At times, the balances may exceed federally insured limits. The Internalized Parties have not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

THE INTERNALIZED PARTIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(Unaudited)
(in thousands, except where noted)
The Internalized Parties consider all highly liquid instruments purchased with an original maturity of 90 days or less to be cash equivalents.
Receivables from Related Parties
Receivables from related parties primarily include reimbursements, management fees, incentive fees and acquisition fees receivable from RTL & GNL. Receivables are assessed periodically for collectability. Amounts determined to be uncollectable are charged directly to bad debt expense in the consolidated statements of operations.
Revenue Recognition
Revenues from services that the Internalized Parties provide are recognized as earned over time as the services provided represent performance obligations that are satisfied over time. In accordance with Accounting Standards Update 2014-09, Revenue from Contracts with Customers, which has been codified as ASC Section 606, we determined that the Internalized Parties control the services provided by third parties for certain of the Internalized Parties clients and therefore account for the cost of these services and the related reimbursement revenue on a gross basis. Please see Note 3 for revenues recognized during the period.
Transaction Fees
Transaction fees may be earned as set forth within the Advisory Agreements of each GNL and RTL. The Internalized Parties may receive acquisition fees based on the contract purchase price of investments made. The Internalized Parties may also receive a disposition fee based on the proceeds of investments disposed of.
Asset Management Fees
Asset management fees may be earned during a respective period as set forth within the Advisory Agreements for each GNL and RTL. AR Global may elect to waive (not defer) all or a portion of any asset management fees earned on a quarterly basis.
Property Management Fees
Property management fees are earned based off the gross revenues of properties managed by entities owned by the Internalized Parties. The Internalized Parties may subcontract the performance of property management services and will pay all or a portion of its property management fees to the third party with whom it has contracted the services with.
Reimbursable Expenses
The Internalized Parties include all reimbursed expenses within revenues because The Internalized Parties is the primary obligor, has discretion in selecting a supplier and bears all of the credit risk of paying the supplier prior to receiving reimbursement from the end user. The Internalized Parties receive expense reimbursements primarily from the following categories:
•
Expenses paid by the Internalized Parties on behalf of GNL and RTL;

•
Acquisition expenses incurred by the Internalized Parties that are reimbursable as set forth within the Advisory Agreement of and RTL;

•
Organization and offering expenses incurred by The Internalized Parties that are reimbursable as set forth within the Advisory Agreements of each GNL and RTL;

THE INTERNALIZED PARTIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(Unaudited)
(in thousands, except where noted)
•
Operating expenses incurred by The Internalized Parties that are reimbursable as set forth within the Advisory Agreements for providing operational and administrative services to each GNL and RTL;

•
Directors and Officers liability insurance expenses incurred by the Internalized Parties that are reimbursable as set forth within the Advisory Agreements of RTL;.

Leasing Commission Revenue
Leasing Commission revenues are earned based off the gross revenues of new properties managed by entities owned by The Internalized Parties.
Expense Allocations from Sponsor
AR Global provides services to multiple wholly or majority owned advisory entities, inclusive of the Internalized Parties, and as such incurs overhead costs and employee benefits on behalf of AR Global. As part of the preparation of the Internalized Parties Financial Statements, the AR Global allocates certain expenses to each of the Internalized Parties. These expenses include: payroll, dividends, benefits, rent and related, travel and related and other.
Expenses which are specifically identified as belonging to an individual advisor, are billed directly to that advisor and not included in the allocation. Also, costs due to related parties and certain expenses deemed to have been incurred by AR Global for purposes not related to the management of the underlying products are excluded. Compensation, benefits, and administrative expenses are allocated on a case-by-case basis, according to the role of the employee. Most employees work on one product, and their payroll and related expenses are fully allocated to the advisor of that product. Others who split time between various advisors and/or AR Global are allocated based on what they worked on.
Income Taxes
In conformity with the Internal Revenue Code and applicable state and local tax statutes, taxable income or loss of the Internalized Parties are required to be reported in the tax returns of the Parent. The Internalized Parties’ tax status as a pass-through entity is based on its legal status as a limited liability company. Therefore, the Internalized Parties’ not required to take any tax positions in order to qualify as a pass-through entity. Accordingly, no provision has been made in the accompanying combined financial statements for any federal, state, or local income taxes.
NOTE 3 — RELATED PARTY
Related parties accounted for revenues as shown in the following table for the three months ended March 31, 2022 and 2023:
	For the Three Months Ended March 31,
	2022		2023
Asset management fees	$15,952	64.4%	$16,098	59.8%
Reimbursable expenses	4,336	17.5%	4,512	16.8%
Property management fees	3,486	14.1%	4,205	15.6%
Leasing Commissions	1,003	4.0%	2,103	7.8%
Total revenues	$24,777	100%	$26,918	100%

THE INTERNALIZED PARTIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(Unaudited)
(in thousands, except where noted)
Receivables associated with the related party are as shown in the following table as of March 31, 2022 and 2023:
	As of March 31,
	2022		2023
Reimbursable expenses	$2,369	78.8%	$871	26.9%
Property management fees	636	21.2%	2,368	73.1%
Total	$3,005	100.0%	$3,239	100.0%
Asset management fees
Asset management fees may be earned during a respective period based on the costs of each GNL and RTL’s assets as set forth within the respective Advisory Agreements. The Internalized Parties may elect to waive (not defer) all or a portion of any asset management fees earned on a quarterly basis. The Internalized Parties earned asset management fees in the amounts set forth below for the three months ended March 31, 2022 and 2023:
	Earned
	For the Three Months Ended March 31,
	2022	2023
Payments	$15,952	$16,098
Total revenues	$15,952	$16,098
Property management fees
Property management fees are earned as a percentage of property gross revenues as outlined in the each Advisory Agreement. The Internalized Parties earned property management fees in the amounts set forth below for the three months ended March 31, 2023 and 2022, and had corresponding receivables of property management fees as of March 31, 2022 and 2023:
	Earned		Receivable
	For the Three Months Ended March 31,		As of March 31,
	2022	2023	2022	2023
Payments	$3,486	$4,205	$636	$2,368
Total revenues	$3,486	$4,205	$636	$2,368
For the three months ended March 31, 2022 and 2023, The Internalized Parties did not waive any property management fees.
Reimbursable expenses
The Internalized Parties include all reimbursed expenses within revenues because the Internalized Parties are the primary obligor, have discretion in selecting a supplier, and bear all of the credit risk of paying such suppliers prior to receiving reimbursement from each GNL and RTL. The Internalized Parties may receive a reimbursement for acquisition expenses incurred equal to a percentage of the contract purchase price of investments made as set forth within each Advisory Agreement of GNL and RTL. The Internalized Parties incurred reimbursable expenses in the amounts set forth below for the three months ended March 31, 2022 and 2023, and had recorded corresponding receivables for reimbursable expenses as of March 31, 2022 and 2023:

THE INTERNALIZED PARTIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(Unaudited)
(in thousands, except where noted)
	Earned		Receivable
	For the Three Months Ended March 31,		As of March 31,
	2022	2023	2022	2023
Other expense reimbursements	$4,336	$4,512	$2,369	$871
Total revenues	$4,336	$4,512	$2,369	$871
Expense allocation
The Internalized Parties includes all reimbursed expenses within revenues because AR Global is the primary obligor, has discretion in selecting a supplier, and bears all of the credit risk of paying the supplier prior to receiving reimbursement from the end user. AR Global may receive a reimbursement for acquisition expenses incurred equal to a percentage of the contract purchase price of investments made as set forth within the Advisory Agreements.
AR Global provides services to GNL and RTL, and as such incurs overhead and employee costs on behalf of the Internalized Parties. These costs incurred by AR Global are allocated to the Internalized Parties . The Internalized Parties were allocated the following overhead costs that were incurred by the AR Global on behalf of the Internalized Parties for the three months ended March 31, 2022 and 2023, included in the statements of operations:
Expenses	2022		2023
Compensation, benefits, tax and other payroll	$4,100	66%	$5,453	67%
Property management fees	1,269	20%	1,721	21%
Rent and related	852	14%	970	12%
Total Expenses	$6,221	100%	$8,144	100%
NOTE 4 — SUBSEQUENT EVENTS
The Internalized Parties has evaluated subsequent events that have occurred through July 5, 2023, which is the date these financial statements were available for issuance.

Annex A
Execution Version
AGREEMENT AND PLAN OF MERGER
by and among
GLOBAL NET LEASE, INC.
GLOBAL NET LEASE OPERATING PARTNERSHIP, L.P.
OSMOSIS SUB I, LLC
OSMOSIS SUB II, LLC
THE NECESSITY RETAIL REIT, INC.
and
THE NECESSITY RETAIL REIT OPERATING PARTNERSHIP, L.P.
Dated as of May 23, 2023

A-i

A-ii

A-iii

EXHIBITS
Exhibit A — Form of “Internalization” Agreement and Plan of Merger
Exhibit B — Form of Articles Supplementary Designating Parent Preferred Shares
Exhibit C — Form of Articles Supplementary Opting out of MUTA
Exhibit D — Form of Second Amended and Restated Bylaws
Exhibit E — Form of Second Amendment of Rights Agreement
Exhibit F — Form of Company REIT Opinion
Exhibit G — Form of Parent Section 368 Opinion
Exhibit H — Form of Parent REIT Opinion
Exhibit I — Form of Company Section 368 Opinion

A-iv

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER, dated as of May 23, 2023 (this “Agreement”), is made by and among Global Net Lease, Inc., a Maryland corporation (“Parent”), Global Net Lease Operating Partnership, L.P., a Delaware limited partnership (“Parent Operating Partnership”), Osmosis Sub I, LLC, a Maryland limited liability company and a wholly owned subsidiary of Parent (“REIT Merger Sub”), Osmosis Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent Operating Partnership (“Partnership Merger Sub”), The Necessity Retail REIT, Inc., a Maryland corporation (the “Company”), and The Necessity Retail REIT Operating Partnership, L.P., a Delaware limited partnership (“Company Operating Partnership”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in Section 1.1.
W I T N E S E T H:
WHEREAS, the Company is a Maryland corporation operating as a real estate investment trust for U.S. federal income tax purposes that holds interests in properties through the Company Operating Partnership and is the sole general partner of the Company Operating Partnership;
WHEREAS, Parent is a Maryland corporation operating as a real estate investment trust for U.S. federal income tax purposes that holds interests in properties through the Parent Operating Partnership and is the sole general partner of the Parent Operating Partnership;
WHEREAS, the parties hereto wish to effect a business combination transaction in which the Company shall merge with and into REIT Merger Sub, with the REIT Merger Sub being the surviving entity (the “REIT Merger”), and each outstanding share of Company Common Stock will be converted into the right to receive from Parent the applicable REIT Common Merger Consideration and each outstanding share of Company Preferred Stock will be converted into the right to receive from Parent the applicable REIT Preferred Merger Consideration, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the MGCL and the MD LLC Act;
WHEREAS, immediately after the REIT Merger, Partnership Merger Sub shall merge with and into Company Operating Partnership, with Company Operating Partnership continuing as the surviving entity and a wholly owned subsidiary of Parent Operating Partnership (such merger transaction, the “Partnership Merger” and, together with the REIT Merger, the “Mergers”), and outstanding Company Partnership Units will be converted into the right to receive partnership interests in Parent Operating Partnership, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DRULPA and the DLLCA;
WHEREAS, the board of directors of Parent (the “Parent Board”), based on the unanimous recommendation of the Parent Special Committee, has determined that the Mergers are in the best interests of Parent and its stockholders, approved this Agreement and the Mergers and the other transactions contemplated by this Agreement, including the issuance of Parent Common Shares (the “REIT Share Issuance”) and the New Parent Preferred Shares, directed that the issuance of Parent Common Shares in connection with the REIT Merger be submitted for consideration at a meeting of Parent’s stockholders and resolved to recommend that Parent’s stockholders vote to approve this issuance of Parent Common Shares;
WHEREAS, the Parent Board, based on the unanimous recommendation of the Parent Special Committee, has determined that certain corporate governance changes are in the best interests of Parent and its stockholders and, in furtherance of those changes, has approved an amendment to Parent’s bylaws removing a certain director qualification, the termination of Parent’s stockholder rights plan, and, as will be set forth in Articles Supplementary, adopted a resolution opting out of the provisions of Subtitle 8 of Title 3 of the MGCL (“MUTA”) and providing that such prohibition may not be repealed without the approval of the stockholders by the affirmative vote of at least a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors;
WHEREAS, the board of directors of the Company (the “Company Board”), based on the unanimous recommendation of the Company Special Committee, has determined that the Mergers are in the best interests of the Company and its stockholders, approved this Agreement and the Mergers and the other transactions contemplated by this Agreement, directed that the REIT Merger and the other transactions contemplated by this Agreement be submitted for consideration at a meeting of the Company’s stockholders and resolved to recommend that the Company’s stockholders vote to approve the REIT Merger and the other transactions contemplated by this Agreement;
WHEREAS, each of (i) Parent, in its capacity as the sole member of REIT Merger Sub and the sole general partner of Parent Operating Partnership, (ii) Company, in its capacity as the sole general partner of Company Operating Partnership, and (iii) Parent Operating Partnership, as the sole member of Partnership Merger Sub, has taken all actions required for the execution of this Agreement by Parent Operating Partnership, Company Operating Partnership, REIT Merger Sub, Partnership Merger Sub, respectively, and to adopt and approve this Agreement and to approve the consummation by REIT Merger Sub, Company Operating Partnership, and Partnership Merger Sub, as applicable, of the REIT Merger and the Partnership Merger, as applicable, and the other transactions contemplated by this Agreement;
WHEREAS, for U.S. federal income tax purposes (and, where applicable, state and local income tax purposes), the parties intend that (i) the REIT Merger shall constitute a “reorganization” within the meaning of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the U.S. Department of Treasury regulations promulgated thereunder (the “Treasury Regulations”), (ii) this Agreement shall constitute a “plan of reorganization” within the meaning of Section 368 of the Code and the Treasury Regulations promulgated thereunder, and (iii) to the extent the limited partners of Company Operating Partnership receive New Parent LP Common Units, the Partnership Merger shall be treated as contributions by those limited partners of their Company LP Common Units to Parent Operating Partnership in exchange for the New Parent LP Common Units pursuant to Section 721(a) of the Code (the “Intended Tax Treatment”);
WHEREAS, the Parent Board, upon the unanimous recommendation of the Parent Special Committee, has determined that an internalization of Parent’s management and advisory functions and, in furtherance of such internalization, entry into an agreement and plan of merger by and among the Parent, Parent Operating Partnership, Company, Company Operating Partnership, AR Global Investments, LLC (“AR Global”), Parent Advisor, Global Net Lease Properties, LLC (“Parent Property Manager”), Company Advisor, and Necessity Retail Properties, LLC, substantially in the form attached hereto as Exhibit A (the “Internalization Merger Agreement”) (the transactions contemplated in the Internalization Merger Agreement, the “Internalization Merger”) are in the best interests of Parent and its stockholders, and has approved such Internalization Merger Agreement and Internalization Merger, and directed that the issuance of Parent Common Shares in connection with the Internalization Merger (such issuance, together with the REIT Share Issuance, the “Parent Share Issuances”) be submitted for consideration at a meeting of Parent’s stockholders and resolved to recommend that Parent’s stockholders vote to approve this issuance of Parent Common Shares;
WHEREAS, the Company Board, upon the unanimous recommendation of the Company Special Committee, has determined that the Internalization Merger and entry into the Internalization Merger Agreement are in the best interests of the Company and its stockholders, and approved such Internalization Merger Agreement and Internalization Merger;
WHEREAS, each of the Company, Company Operating Partnership, Parent, Parent Operating Partnership, Partnership Merger Sub and REIT Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Mergers, and also to prescribe various conditions to the Mergers.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants and subject to the conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I.
DEFINITIONS
Section 1.1   Definitions.    For purposes of this Agreement:
“Acceptable Confidentiality Agreement” shall mean a confidentiality agreement with such terms at least as favorable in the aggregate to the Company Parties as the Confidentiality Agreement; provided that such confidentiality agreement shall permit compliance with Section 6.5 or any other provision of this Agreement and need not contain any standstill or similar provision restricting or prohibiting the making or modification of any Acquisition Proposal.
“Action” shall mean any claim, action, suit, proceeding, arbitration, mediation or other investigation.
“Affiliate” of a specified Person shall mean a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.
“Anti-Corruption Laws” shall mean (i) the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder, and (ii) any anti-bribery, anti-corruption or similar applicable Law of any other jurisdiction.
“Benefit Plans” of a specified Person shall mean each “employee benefit plan” (within the meaning of Section 3(3) of ERISA), and all employment, severance, change in control, bonus, equity-based compensation, bonus, incentive and vacation plan, program, policy or agreement sponsored or maintained by such Person, in which employees of such Person participate.
“Business Day” shall mean any day other than a Saturday, Sunday or a day on which all banking institutions in New York, New York are authorized or obligated by Law or executive order to close.
“Company 2018 Equity Plan” shall mean, collectively, (i) the 2018 Advisor Omnibus Incentive Compensation Plan of the Company and (ii) the 2018 Omnibus Incentive Compensation Plan of the Company.
“Company 2021 OP Plan” shall mean that certain Advisor Multi-Year Outperformance Award Agreement, dated as of July 21, 2021, by and among the Company, Company Operating Partnership and American Finance Advisors, LLC.
“Company Advisor” shall mean Necessity Retail Advisors, LLC, a Delaware limited liability company.
“Company Bylaws” shall mean the Fifth Amended and Restated Bylaws of the Company restated through February 10, 2022, as it may be amended from time to time.
“Company Charter” shall mean the Articles of Restatement of the Company, dated February 24, 2021, with any articles of amendment or articles supplementary thereto, as it may be further amended and supplemented from time to time.
“Company Common Stock” shall mean the Class A Common Stock, par value $0.01 per share, of the Company.
“Company Equity Plans” shall mean the Company 2018 Equity Plan and the Company 2021 OP Plan.
“Company LP Common Unit” shall mean a limited partnership interest in Company Operating Partnership designated as a “Common Unit” under the Company Partnership Agreement, including, for the avoidance of doubt, Class A Units, Class B Units and LTIP Units (each as defined in the Company Partnership Agreement).
“Company LP Preferred Unit” shall mean a limited partnership interest in Company Operating Partnership designated as a “Series A Preferred Unit” or a “Series C Preferred Unit” under the Company Partnership Agreement.
“Company Management Agreements” shall mean, collectively, that certain Third Amended and Restated Advisory Agreement, dated as of September 6, 2016, by and among the Company, Company Operating Partnership, and Company Advisor, as amended by that certain Amendment No. 1, dated July 19,

2018, Amendment No. 2, dated March 18, 2019, Amendment No. 3, dated March 30, 2020, and Amendment No. 4, dated January 13, 2021, and that certain Amended and Restated Property Management Agreement, dated as of September 6, 2016, by and between the Company and American Finance Properties, LLC, as amended by that certain First Amendment to Amended and Restated Property Management Agreement, dated December 8, 2017 and Second Amendment, dated November 4, 2020.
“Company Material Adverse Effect” shall mean any event, circumstance, change or effect (a) that is material and adverse to the business, assets, properties, liabilities, condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries, taken as a whole or (b) that prevents or materially impairs the ability of the Company or Company Operating Partnership to consummate the Mergers before the Outside Date; provided, however, that for purposes of clause (a) “Company Material Adverse Effect” shall not include any event, circumstance, change or effect to the extent arising out of or resulting from (i) any failure of the Company to meet any projections or forecasts or any decrease in the market price of the Company Common Stock (it being understood and agreed that, subject to the other clauses of this proviso, any event, circumstance, change or effect giving rise to such failure or decrease shall be taken into account in determining whether there has been a Company Material Adverse Effect), (ii) any events, circumstances, changes or effects that affect the commercial real estate REIT industry or the retail industry generally, (iii) any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates or changes in global, national or regional political conditions, (iv) the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage, (v) the negotiation, execution or announcement of this Agreement, or the consummation or anticipation of the Mergers or other transactions contemplated hereby, including the impact of any of the foregoing on relationships, contractual or otherwise, with tenants, customers, franchisors, managers, suppliers, lenders, investors, future partners or employees, (vi) the taking of any action expressly required by, or the failure to take any action expressly prohibited by, this Agreement, or the taking of any action at the written request or with the prior written consent of Parent or the Parent Special Committee, (vii) earthquakes, hurricanes or other natural disasters or epidemic, pandemic, including the COVID-19 pandemic, and any future resurgence, or evolutions or mutations of COVID-19 or other disease outbreaks, epidemics or pandemics, or any escalation or worsening thereof, (viii) changes in Law or GAAP or interpretations or enforcement thereof or (ix) any stockholder or derivative litigation arising from allegations of a breach or violation of applicable Law relating to this Agreement or transactions contemplated thereby, which in the case of each of clauses (ii), (iii), (iv) and (viii) do not disproportionately affect the Company and the Company Subsidiaries, taken as a whole, relative to other participants in the commercial real estate REIT industry or the retail industry in the United States, and in the case of clause (vii) do not disproportionately affect the Company and the Company Subsidiaries, taken as a whole, relative to other participants in such industries in the geographic regions in which the Company and the Company Subsidiaries operate or own or lease properties.
“Company Partnership Agreement” shall mean that certain Second Amended and Restated Agreement of Limited Partnership of the Company Operating Partnership, dated as of July 19, 2018, as amended by that certain First Amendment, dated as of November 6, 2018, as further amended by that certain Second Amendment, dated as of March 22, 2019, as further amended by that certain Third Amendment, dated as of May 8, 2019, as further amended by that certain Fourth Amendment, dated as of September 6, 2019, as further amended by that certain Fifth Amendment, dated as of October 4, 2019, as further amended by that certain Sixth Amendment, dated as of December 16, 2020, as further amended by that certain Seventh Amendment, dated as of January 13, 2021, as further amended by that certain Eighth Amendment, dated as of July 21, 2021, as it may be further amended from time to time.
“Company Partnership Certificate” shall mean the certificate of limited partnership of the Company Operating Partnership, as it may be amended from time to time.
“Company Partnership Unit” shall mean a “Partnership Unit,” as defined in the Company Partnership Agreement, and shall include a Company LP Common Unit and a Company LP Preferred Unit.
“Company Preferred Stock” shall mean shares of preferred stock, par value $0.01 per share, of the Company, of any series or type as may be designated by the Company Board.

“Company Restricted Stock” shall mean any restricted shares of Company Common Stock granted pursuant to the Company Equity Plans.
“Company Rights Agreement” shall mean that certain Rights Agreement, dated April 13, 2020, between the Company and Computershare Trust Company, N.A., as Rights Agent, as amended by that certain Amendment to Rights Agreement, dated February 25, 2021.
“Company Series A Preferred Stock” shall mean the Series A Preferred Stock, par value $0.01 per share, of the Company.
“Company Series C Preferred Stock” shall mean the Series C Cumulative Preferred Stock, par value $0.01 per share, of the Company.
“Company Special Committee” shall mean the special committee of independent directors that was established by the Company Board.
“Company Stockholder Meeting” shall mean the meeting (including any postponement and adjournment thereof) of the holders of shares of Company Common Stock for the purpose of seeking Company Stockholder Approval.
“Company Subsidiary” shall mean a Subsidiary of the Company. A Company Subsidiary that is directly or indirectly wholly owned by the Company or Company Operating Partnership shall be deemed a wholly owned Company Subsidiary.
“Company Title Insurance Policy” shall mean each policy of title insurance insuring the Company’s or the applicable Company Subsidiary’s (or the applicable predecessor’s) title to or leasehold interest in Company Properties, subject to the matters and printed exceptions set forth in the Company Title Insurance Policies.
“Confidentiality Agreement” shall mean the letter agreement, dated April 3, 2023, as amended from time to time, between Parent and the Company.
“control” (including the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.
“COVID-19” shall mean SARS-CoV-2 or any disease or infections resulting therefrom, including COVID-19 and any mutations thereof or related or associated epidemics, pandemics or disease outbreaks.
“Delaware Secretary” shall mean the Secretary of State of the State of Delaware.
“DLLCA” means the Delaware Limited Liability Company Act, as amended.
“DRULPA” shall mean the Delaware Revised Uniform Limited Partnership Act, as amended.
“Environmental Law” shall mean any Law relating to the pollution or protection of the indoor or outdoor environment (including air, surface water, groundwater, land surface or subsurface land), or human health or safety (as such matters relate to Hazardous Materials), including Laws relating to the use, handling, presence, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.
“Environmental Permit” shall mean any Permit required under any applicable Environmental Law.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” of a specified Person shall mean any corporation or other entity that is included in a controlled group of corporations at any relevant time within which such Person is also included, as provided in Section 414(b) of the Code; or which is a trade or business under common control with such Person, as provided in Section 414(c) of the Code; or which constitutes a member of an affiliated service group within which such Person is also included, as provided in Section 414(m) of the Code.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Expenses” shall mean all expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) reasonably and actually incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, and filing of the Form S-4, the preparation, printing, filing and mailing of the Joint Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Form S-4 and the Joint Proxy Statement, the solicitation of stockholder approvals, engaging the services of the Exchange Agent, obtaining third-party consents, any other filings with the SEC and all other matters related to the Closing of the Mergers and the other transactions contemplated by this Agreement.
“GAAP” shall mean the United States generally accepted accounting principles.
“Governmental Authority” shall mean any United States (federal, state or local) or foreign government, court, arbitration panel, or any governmental or quasi-governmental, regulatory, judicial or administrative authority, board, bureau, agency, commission or self-regulatory organization.
“Hazardous Materials” shall mean (i) those substances listed in, defined in or regulated under any Environmental Law, including the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substances Control Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) polychlorinated biphenyls, methane, asbestos, and radon; and (iv) mold that would reasonably be expected to have a material adverse effect on human health or property.
“Indebtedness” shall mean, with respect to any Person, (i) all indebtedness, notes payable, accrued interest payable or other obligations for borrowed money, whether secured or unsecured, convertible or not convertible, (ii) all obligations under conditional sale or other title retention agreements, or incurred as financing, in either case with respect to property acquired by such Person, (iii) all obligations issued, undertaken or assumed as the deferred purchase price for any property or assets (including any potential future earn-out, purchase price adjustment or release of “holdback” or similar payment, (iv) all obligations under leases required to be capitalized under GAAP, (v) all obligations in respect of bankers acceptances or letters of credit, (vi) all obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof), (vii) any guarantee of any of the foregoing, whether or not evidenced by a note, mortgage, bond, indenture or similar instrument and (viii) any agreement to provide any of the foregoing.
“Indemnitee” shall mean any individual who, on or prior to the REIT Merger Effective Time, was an officer, director, partner, member, trustee or employee of the Company or served on behalf of the Company as an officer, director, manager, partner, member, trustee or employee of any of the Company Subsidiaries.
“Intellectual Property” shall mean all United States and foreign (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof, (ii) registered and unregistered trademarks, service marks, trade dress, logos, trade names, corporate names, Internet domain names, design rights and other source identifiers, together with the goodwill symbolized by any of the foregoing, (iii) copyrightable works and copyrights, (iv) confidential and proprietary information, including trade secrets, know-how, ideas, formulae, models and methodologies, (v) all rights in the foregoing and in other similar intangible assets, and (vi) all applications and registrations for the foregoing.
“Internalization” shall mean the internalization by Parent (resulting from the transactions contemplated by the Internalization Merger Agreement) of certain of the advisory and property management services, including personnel, provided by (i) Parent Advisor, Parent Property Manager, and their respective Subsidiaries pursuant to the Parent Management Agreements and (ii) Company Advisor, Necessity Retail Properties, LLC, and their respective Subsidiaries pursuant to the Company Management Agreements.
“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.
“IRS” shall mean the United States Internal Revenue Service.

“knowledge” shall mean the actual knowledge as of the date hereof, with respect to the Company or Parent, of the Persons listed on Section 1.1 of the Company Disclosure Letter and Section 1.1 of the Parent Disclosure Letter, respectively.
“Law” shall mean any and all domestic (federal, state or local) or foreign laws, rules, regulations, orders, judgments or decrees promulgated by any Governmental Authority.
“Lien” shall mean with respect to any asset (including any security), any mortgage, deed of trust, claim, condition, covenant, lien, pledge, charge, security interest, preferential arrangement, option or other third-party right (including right of first refusal or first offer), restriction, right of way, easement, or title defect or encumbrance of any kind in respect of such asset, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.
“Maryland SDAT” shall mean the Maryland State Department of Assessments and Taxation.
“MD LLC Act” shall mean the Maryland Limited Liability Company Act, as amended.
“MGCL” shall mean the Maryland General Corporation Law, as amended.
“NASDAQ” shall mean the Nasdaq Global Select Market.
“NYSE” shall mean the New York Stock Exchange.
“Order” shall mean a judgment, order, writ, injunction, or decree of a Governmental Authority, at law or in equity.
“Parent 2021 Equity Plan” shall mean, collectively, (i) the 2021 Advisor Omnibus Incentive Compensation Plan of Parent and (ii) the 2021 Omnibus Incentive Compensation Plan of 2021.
“Parent 2021 OP Plan” shall mean that certain 2021 Advisor Multi-Year Outperformance Award Agreement, dated as of June 3, 2021, by and among Parent, Parent Operating Partnership and Parent Advisor.
“Parent Advisor” shall mean Global Net Lease Advisors, LLC, a Delaware limited liability company.
“Parent Bylaws” shall mean the Amended and Restated Bylaws of Parent, dated as of April 9, 2016, as it may be amended from time to time.
“Parent Charter” shall mean the Articles of Restatement of the Company, dated February 24, 2021, with any articles of amendment or articles supplementary thereto, as it may be further amended and supplemented from time to time.
“Parent Common Shares” shall mean Common Stock, par value $0.01 per share, of Parent.
“Parent Equity Plans” shall mean the Parent 2021 Equity Plan, as it may be amended from time to time, and the Parent 2021 OP Plan, as it may be amended from time to time.
“Parent Lease” shall mean each lease and sublease that is in effect as of the date hereof and to which Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub or the other Parent Subsidiaries are parties as lessors or sublessors with respect to each of the applicable Parent Properties.
“Parent LP Common Unit” shall mean a limited partnership interest in Parent Operating Partnership designated as a “Common Unit” under the Parent Partnership Agreement, including, for the avoidance of doubt, OP Units, Class B Units and LTIP Units (each as defined in the Parent Partnership Agreement).
“Parent Management Agreements” shall mean, collectively, that certain Fourth Amended and Restated Advisory Agreement, dated as of June 2, 2015, among Parent, Parent Operating Partnership and Parent Advisor, as amended by that certain First Amendment, dated August 14, 2018, Second Amendment, dated November 6, 2018, Third Amendment, dated Mary 6, 2020 and Fourth Amendment, dated May 6, 2021 and as further amended from time to time and that certain Property Management and Leasing Agreement, dated as of April 20, 2012, among Parent, Parent Operating Partnership, and Parent Property Manager, as

amended by that certain First Amendment, dated October 27, 2017, Second Amendment, dated February 27, 2018, and Third Amendment, dated February 27, 2019.
“Parent Material Adverse Effect” shall mean any event, circumstance, change or effect (a) that is material and adverse to the business, assets, properties, liabilities, condition (financial or otherwise) or results of operations of Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub and the other Parent Subsidiaries, taken as a whole or (b) that prevents or materially impairs the ability of Parent, Parent Operating Partnership, REIT Merger Sub or Partnership Merger Sub to consummate the Mergers before the Outside Date; provided, however, that for purposes of clause (a) “Parent Material Adverse Effect” shall not include any event, circumstance, change or effect to the extent arising out of or resulting from (i) any failure of Parent to meet any projections or forecasts or any decrease in the market price of the Parent Common Shares (it being understood and agreed that, subject to the other clauses of this proviso, any event, circumstance, change or effect giving rise to such failure or decrease shall be taken into account in determining whether there has been a Parent Material Adverse Effect), (ii) any events, circumstances, changes or effects that affect the commercial real estate REIT industry or the retail industry generally, (iii) any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates or changes in global, national or regional political conditions, (iv) the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage, (v) the negotiation, execution or announcement of this Agreement, or the consummation or anticipation of the Mergers or other transactions contemplated hereby, including the impact of any of the foregoing on relationships, contractual or otherwise, with tenants, customers, franchisors, managers, suppliers, lenders, investors, future partners or employees, (vi) the taking of any action expressly required by, or the failure to take any action expressly prohibited by, this Agreement, or the taking of any action at the written request or with the prior written consent of the Company or Company Special Committee, (vii) earthquakes, hurricanes or other natural disasters or epidemic, pandemic, including the COVID-19 pandemic, and any future resurgence, or evolutions or mutations of COVID-19 or other disease outbreaks, epidemics or pandemics, or any escalation or worsening thereof, (viii) changes in Law or GAAP or interpretations or enforcement thereof or (ix) any stockholder or derivative litigation arising from allegations of a breach or violation of applicable Law relating to this Agreement or transactions contemplated thereby, which in the case of each of clauses (ii), (iii), (iv) and (viii) do not disproportionately affect Parent and the Parent Subsidiaries, taken as a whole, relative to other participants in the commercial real estate industry or the retail industry in the United States, and in the case of clause (vii) do not disproportionately affect Parent and the Parent Subsidiaries, taken as a whole, relative to other participants in such industries in the geographic regions in which Parent and the Parent Subsidiaries operate or own or lease properties.
“Parent Partnership Agreement” shall mean that certain Second Amended and Restated Agreement of Limited Partnership of Parent Operating Partnership, dated June 2, 2015, between Parent and Global Net Lease Special Limited Partner, LLC, as amended by that certain First Amendment, dated as of February 28, 2017, as further amended by that certain Second Amendment, dated as of September 11, 2017, as further amended by that certain Third Amendment, dated as of December 15, 2017, as further amended by that certain Fourth Amendment, dated as of March 23, 2018, as further amended by that certain Fifth Amendment, dated as of July 19, 2018, as further amended by that certain Sixth Amendment, dated as of November 22, 2019, as further amended by that certain Seventh Amendment, dated as of December 13, 2019, as further amended by that certain Eighth Amendment, dated as of June 3, 2021, as further amended by that certain Ninth Amendment, dated as of August 6, 2021, as it may be further amended from time to time.
“Parent Partnership Certificate” shall mean the certificate of limited partnership of Parent Operating Partnership, as it may be amended from time to time.
“Parent Partnership Unit” shall mean a “Partnership Unit,” as defined in the Parent Partnership Agreement, and shall include a Parent LP Common Unit.
“Parent Preferred Stock” shall mean the preferred stock, par value $0.01 per share, of Parent, of any series or type as may be designated by the Parent Board.
“Parent Rights Agreement” shall mean that certain Rights Agreement, dated April 9, 2020, between Parent and Computershare Trust Company, N.A., as Rights Agent, as amended by that certain Amendment to Rights Agreement, dated February 24, 2021.

“Parent Series A Preferred Stock” shall mean the Series A Preferred Stock, par value $0.01 per share, of Parent.
“Parent Series B Preferred Stock” shall mean the Series B Preferred Stock, par value $0.01 per share, of Parent.
“Parent Series C Preferred Stock” shall mean the Series C Preferred Stock, par value $0.01 per share, of Parent.
“Parent Special Committee” shall mean the special committee of independent directors established by the Parent Board.
“Parent Stockholder Meeting” shall mean the meeting (including any postponement and adjournment thereof) of the holders of Parent Common Shares for the purpose of seeking the Parent Stockholder Approval.
“Parent Subsidiary” shall mean a Subsidiary of Parent, including, for the avoidance of doubt, Parent Operating Partnership, REIT Merger Sub and Partnership Merger Sub.
“Parent Title Insurance Policy” shall mean each policy of title insurance insuring Parent’s or the applicable Parent Subsidiary’s (or the applicable predecessor’s) title to or leasehold interest in Parent Properties, subject to the matters and printed exceptions set forth in the Parent Title Insurance Policies.
“Permit” shall mean any authorization, license, permit, certificate, approval, variance, exemption, order, franchise, certification or clearance of any Governmental Authority or non-governmental accreditation and certification agency, body or other organization.
“Permitted Liens” shall mean any of the following: (i) statutory or other Liens for Taxes or assessments which are not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained in accordance with GAAP; (ii) Liens that are carriers’, warehouseman’s, mechanics, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business; and (iii) with respect to any real property, Liens that are zoning regulations, entitlements or other land use or environmental regulations by any Governmental Authority that do not materially impact the intended use of the real property.
“Person” shall mean an individual, corporation, partnership, limited partnership, limited liability company, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or other entity or a government or a political subdivision, agency or instrumentality of a government.
“Personal Information” shall mean (a) information related to an identified or identifiable individual (e.g., name, address telephone number, email address, financial account number, government-issued identifier), (b) any other data used or intended to be used or which allows one to identify, contact, or precisely locate an individual, including any internet protocol address or other persistent identifier, (c) any other, similar information or data regulated by Privacy/Data Security Laws, and (d) any information that is covered by the Payment Card Industry Data Security Standard.
“Privacy/Data Security Laws” shall mean all Laws governing the receipt, collection, use, storage, processing, sharing, security, disclosure, or transfer of Personal Information and any applicable Laws concerning requirements for website and mobile application privacy policies and practices, call or electronic monitoring or recording or any outbound communications.
“Public Health Measures” shall mean any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester or any other Law, order, directive, guideline or recommendation by any Governmental Authority, the World Health Organization or any industry group in connection with or in response to COVID-19 or any other epidemic, pandemic or outbreak of disease, or in connection with or in response to any other public health conditions, in each case, whether such Law, order, directive, guideline or recommendation, or such measures, are in place currently or adopted or modified hereafter.
“Qualified REIT Subsidiary” shall mean a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code.

“Registered Intellectual Property” shall mean all Intellectual Property subject to any issuance, registration, or application or filing by, to, or with any Governmental Authority or domain registrar in any jurisdiction.
“REIT” shall mean a “real estate investment trust” within the meaning of Sections 856 through 860 of the Code.
“Representative” shall mean, with respect to any Person, any of such Person’s trustees, directors, managers, officers, employees, consultants, advisors (including attorneys, accountants, consultants, investment bankers, and financial advisors), agents and other representatives.
“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as amended.
“SEC” shall mean the United States Securities and Exchange Commission (including the staff thereof).
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Surviving Entity” shall mean, (x) with respect to the Partnership Merger, Company Operating Partnership, and (y) with respect to the REIT Merger, the REIT Merger Sub.
“Subsidiary” shall mean, with respect to any Person (a) any corporation of which at least fifty percent (50%) of the outstanding voting securities is directly or indirectly owned (b) any partnership, limited liability company, joint venture or other entity of which at least fifty percent (50%) of the total equity interest is directly or indirectly owned by such Person or of which such Person or any of its Subsidiaries is a general partner, manager, managing member or the equivalent.
“Tax” or “Taxes” shall mean any federal, state, local or foreign or other taxes of any kind, together with any interest, penalties and additions to tax, imposed by any Governmental Authority, including taxes on or with respect to income, franchises, gross receipts, property, sales, transfer, use, capital stock, escheat, payroll, employment, unemployment, alternative or add on minimum, estimated and net worth, and taxes in the nature of excise, withholding (including backup withholding), and value added taxes.
“Tax Return” shall mean any return, report or similar statement, together with any attached schedule, that is required to be provided to a Governmental Authority with respect to Taxes, including information returns, refunds claims, amended returns and declarations of estimated Tax.
“Taxable REIT Subsidiary” shall mean a “taxable REIT subsidiary” within the meaning of Section 856(1) of the Code.
“Termination Date” means the date of termination of this Agreement.
“Third Party” shall mean (i) in the case of the Company, Company Operating Partnership or a Company Subsidiary, any Person or group of Persons other than Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub and their respective Affiliates or (ii) in the case of Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub or a Parent Subsidiary, any Person or group of Persons other than the Company, Company Operating Partnership and their respective Affiliates.
The following terms shall have the respective meanings set forth in the Section set forth below opposite such term:
Acquisition Proposal	Section 6.5(h)(i)
Aggregate REIT Merger Consideration	Section 3.5(a)
Agreement	Preamble
AR Global	Recitals
Book-Entry Share	Section 3.1(b)(i)
Certificate	Section 3.1(b)(i)
Claim	Section 4.13
Closing	Section 2.2

Closing Date	Section 2.2
Closing Dividend Date	Section 6.13(a)
Code	Recitals
Common Exchange Ratio	Section 3.1(b)(i)
Company	Preamble
Company Board	Recitals
Company Change in Recommendation	Section 6.5(b)
Company Change Notice	Section 6.5(e)
Company Common Quarterly Dividend	Section 6.1(c)(iii)
Company Disclosure Letter	Article IV
Company Financial Advisor	Section 4.19
Company Insurance Policies	Section 4.18
Company Intervening Event	Section 6.5(h)
Company Leases	Section 4.16(h)
Company Material Contract	Section 4.12(a)
Company Material Leases	Section 4.16(i)
Company Operating Partnership	Preamble
Company Permits	Section 4.6(a)
Company Permitted Liens	Section 4.16(b)
Company Properties	Section 4.16(a)
Company Property	Section 4.16(a)
Company Recommendation	Section 4.4(a)
Company Rights Plan	Section 4.3(a)
Company SEC Filings	Section 4.7(a)
Company Special Committee	Section 1.1
Company Stockholder Approval	Section 4.21
Company Subsidiary Partnership	Section 4.17(h)
Company Tax Letter	Section 6.11(c)
Company Tax Protection Agreements	Section 4.17(h)
D&O Insurance	Section 6.10(c)
Exchange Agent	Section 3.5(a)
Exchange Fund	Section 3.5(a)
Existing Indemnification Right	Section 6.10(e)
Fee Recipient	Section 8.3(f)
Form S-4	Section 4.5(b)
Go Shop Bidder	Section 6.5(a)
Go Shop Period End Time	Section 6.5(a)
Go Shop Termination Fee	Section 8.3(d)(i)
Intended Tax Treatment	Recitals
Interim Period	Section 6.1(a)
Internalization Merger	Recitals
Internalization Merger Agreement	Recitals
Joint Proxy Statement	Section 4.5(b)
JV Agreement	Section 4.12(a)(ix)

Letter of Transmittal	Section 3.5(c)(i)(A)
Mergers	Recitals
Minority Limited Partner	Section 3.2
MUTA	Recitals
New Company GP, LLC	Section 2.1(a)
New Parent Preferred Shares	Section 3.1(b)(iii)
New Parent LP Common Units	Section 3.2
New Parent Series D Preferred Stock	Section 3.1(b)(i)
New Parent Series E Preferred Stock	Section 3.1(b)(iii)
Outside Date	Section 8.1(b)(i)
Parent	Preamble
Parent Board	Recitals
Parent Change in Recommendation	Section 6.6(a)
Parent Change Notice	Section 6.6(b)(ii)
Parent Common Quarterly Dividend	Section 6.2(c)(iii)
Parent Common Shares	Section 1.1
Parent Disclosure Letter	Article V
Parent Financial Advisor	Section 5.19
Parent Insurance Policies	Section 5.18
Parent Operating Partnership	Preamble
Parent Material Contract	Section 5.12(a)
Parent Material Leases	Section 5.16(h)
Parent Operating Partnership	Preamble
Parent Permits	Section 5.6(a)
Parent Permitted Liens	Section 5.16(a)
Parent Properties	Section 5.16(a)
Parent Property	Section 5.16(a)
Parent Property Manager	Recitals
Parent Recommendation	Section 5.4(a)
Parent Restricted Stock	Section 3.3(b)
Parent Rights Plan	Section 5.3(a)
Parent SEC Filings	Section 5.7(a)
Parent Share Issuances	Recitals
Parent Special Committee	Section 1.1
Parent Stockholder Approval	Section 5.20(a)
Parent Subsidiary Partnership	Section 5.17(h)
Parent Tax Letter	Section 6.11(b)
Parent Tax Protection Agreements	Section 5.17(h)
Partnership Merger	Recitals
Partnership Merger Certificate of Merger	Section 2.3(b)
Partnership Merger Effective Time	Section 2.3(b)
Partnership Merger Sub	Preamble
Paying Party	Section 8.3(f)
Qualifying Income	Section 8.3(f)

REIT Common Merger Consideration	Section 3.1(b)(i)
REIT Merger	Recitals
REIT Merger Articles of Merger	Section 2.3(a)
REIT Merger Effective Time	Section 2.3(a)
REIT Merger Sub	Preamble
REIT Preferred Merger Consideration	Section 3.1(b)(iii)
REIT Series A Preferred Merger Consideration	Section 3.1(b)(ii)
REIT Series C Preferred Merger Consideration	Section 3.1(b)(iii)
REIT Share Issuance	Recitals
Superior Proposal	Section 6.5(h)(iii)
Termination Fee	Section 8.3(d)(ii)
Transfer Taxes	Section 6.11(a)
Treasury Regulations	Recitals
ARTICLE II.
THE MERGERS
Section 2.1   The Mergers
(a)   REIT Merger.   Upon the terms and subject to the conditions of this Agreement, and in accordance with the MGCL and the MD LLC Act, at the REIT Merger Effective Time, the Company shall be merged with and into REIT Merger Sub, whereupon the separate existence of the Company shall cease, and REIT Merger Sub shall continue under the name “Osmosis Sub I, LLC” as the Surviving Entity in the REIT Merger. The REIT Merger shall have the effects provided in this Agreement and as specified in the MGCL and the MD LLC Act. Upon the REIT Merger Effective Time, REIT Merger Sub will be the general partner in Company Operating Partnership. Following the REIT Merger Effective Time and prior to the Partnership Merger, REIT Merger Sub shall distribute its general partnership interests in Company Operating Partnership to Parent. Parent, in turn, shall contribute such general partnership interest to Parent Operating Partnership and, in turn, Parent Operating Partnership shall contribute onward such general partnership interests to a newly formed limited liability company that shall be wholly owned by Parent Operating Partnership (“New Company GP, LLC”).
(b)   Partnership Merger.   Upon the terms and subject to the conditions of this Agreement and in accordance with the DRULPA and the DLLCA, at the Partnership Merger Effective Time, Partnership Merger Sub shall merge with and into Company Operating Partnership, whereupon the separate existence of Partnership Merger Sub shall cease, and Company Operating Partnership shall continue under its name as the Surviving Entity in the Partnership Merger. The Partnership Merger shall have the effects provided in this Agreement and as specified in the DRULPA and the DLLCA.
Section 2.2   Closing.   The closing of the Mergers (the “Closing”) shall occur as promptly as practicable (but in no event later than the second (2nd) Business Day) after all of the conditions set forth in Article VII (other than those conditions that by their terms are required to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions) shall have been satisfied or waived by the party entitled to the benefit of the same and, subject to the foregoing, shall take place at such time and on a date to be specified by the parties (the “Closing Date”). The Closing shall take place at the offices of Proskauer Rose LLP, Eleven Times Square, New York, N.Y., or at such other place as agreed by the parties hereto.
Section 2.3   Effective Time.
(a)   REIT Merger Effective Time.   At Closing, the Company, Parent, and REIT Merger Sub shall (i) cause articles of merger with respect to the REIT Merger (the “REIT Merger Articles of Merger”) to be duly executed and filed with the Maryland SDAT as provided under the MGCL and the MD LLC Act and (ii) make any other filings, recordings or publications required to be made by the Company or REIT Merger Sub under the MGCL or the MD LLC Act in connection with the REIT Merger. The REIT Merger shall become effective upon such time as the REIT Merger Articles of Merger have been accepted for record by the Maryland SDAT, or such later time which the parties hereto shall have agreed upon and designated in the REIT Merger Articles of Merger in accordance with the MGCL and the MD LLC Act as the effective time of the REIT Merger (the “REIT Merger Effective Time”).
(b)   Partnership Merger Effective Time.   At the Closing, Company Operating Partnership, Parent Operating Partnership, and Partnership Merger Sub shall cause the Partnership Merger to be consummated as soon as practicable on the Closing Date immediately after the REIT Merger Effective Time, and shall (i) cause the certificate of merger with respect to the Partnership Merger (the “Partnership Merger Certificate of Merger”) to be duly executed and filed with the Delaware Secretary as provided under the DRULPA and (ii) make any other filings, recordings or publications required to be made by Company Operating Partnership or Partnership Merger Sub under the DRULPA in connection with the Partnership Merger. The Partnership Merger shall become effective upon such time as the Partnership Merger Certificate of Merger has been filed with the Delaware Secretary, or such later time that the parties hereto shall have agreed upon and designated in the Partnership Merger Certificate of Merger in accordance with the DRULPA and DLLCA as the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), it being understood and agreed that the parties shall cause the Partnership Merger Effective Time to occur as soon as practicable following the REIT Merger Effective Time.
(c)   The REIT Merger shall have the effects set forth in the MGCL, the MD LLC Act and this Agreement. Without limiting the generality of the foregoing, and subject thereto, from and after the REIT Merger Effective Time, the Surviving Entity of the REIT Merger shall possess all properties, rights, privileges, powers and franchises of the Company and REIT Merger Sub, and all of the claims, obligations, liabilities, debts and duties of the Company shall become the claims, obligations, liabilities, debts and duties of the Surviving Entity of the REIT Merger.
(d)   The Partnership Merger shall have the effects set forth in the DRULPA, the DLLCA and this Agreement. Without limiting the generality of the foregoing, and subject thereto, from and after the Partnership Merger Effective Time, the Surviving Entity of the Partnership Merger shall possess all properties, rights, privileges, powers and franchises of Company Operating Partnership and Partnership Merger Sub, and all of the claims, obligations, liabilities, debts and duties of Company Operating Partnership and Partnership Merger Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Entity of the Partnership Merger.
Section 2.4   Organizational Documents.
(a)   The limited liability company agreement of REIT Merger Sub as in effect immediately prior to the REIT Merger Effective Time, except for such changes as may be necessary to reflect any change of name of the Surviving Entity of the REIT Merger, shall be the limited liability company agreement of the Surviving Entity of the REIT Merger immediately following the REIT Merger Effective Time, until thereafter amended in accordance with the applicable provisions thereof and in accordance with applicable Law.
(b)   The agreement of limited partnership of Company Operating Partnership as in effect immediately prior to the Partnership Merger Effective Time, except for such changes as may be necessary to reflect any change of name of the Surviving Entity of the Partnership Merger, shall be the agreement of limited partnership of the Surviving Entity of the Partnership Merger immediately following the Partnership Merger Effective Time, until thereafter amended in accordance with the applicable provisions thereof and in accordance with applicable Law.
Section 2.5   Tax Consequences    The parties hereto intend that the Mergers shall qualify for the Intended Tax Treatment. None of the parties or their respective Affiliates shall take or cause to be taken, or fail to take or cause to be failed to be taken, any action that would reasonably be expected to prevent qualification for such Intended Tax Treatment. Each party shall, unless otherwise required by a change in applicable Law after the date hereof, a “determination” within the meaning of Section 1313(a) of the Code, or based on a change in the facts and circumstances underlying the Mergers from the terms described in this Agreement that are necessary for the qualification of the Mergers for the Intended Tax Treatment, cause all Tax Returns to be filed in a manner consistent therewith. Each of the parties agrees to use reasonable best efforts to promptly notify all other parties of any challenge to the Intended Tax Treatment by any

Governmental Authority. The parties hereto hereby adopt this Agreement as a “plan of reorganization” within the meaning of Section 368 of the Code and the Treasury Regulation promulgated thereunder.
Section 2.6   Subsequent Actions.
(a)   If at any time after the REIT Merger Effective Time the Surviving Entity of the REIT Merger shall determine, in its sole and absolute discretion, that any actions are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Entity its right, title or interest in, to or under any of the rights or properties of the Company acquired or to be acquired by the Surviving Entity as a result of, or in connection with, the REIT Merger or otherwise to carry out this Agreement, then the members, officers and managers of the Surviving Entity shall be authorized to take all such actions as may be necessary or desirable to vest all right, title or interest in, to or under such rights or properties in the Surviving Entity or otherwise to carry out this Agreement.
(b)   If at any time after the Partnership Merger Effective Time the Surviving Entity of the Partnership Merger shall determine, in its sole and absolute discretion, that any actions are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Entity its right, title or interest in, to or under any of the rights or properties of the Company Operating Partnership acquired or to be acquired by the Surviving Entity as a result of, or in connection with, the Partnership Merger or otherwise to carry out this Agreement, then the general partner(s) of the Surviving Entity shall be authorized to take all such actions as may be necessary or desirable to vest all right, title or interest in, to or under such rights or properties in the Surviving Entity or otherwise to carry out this Agreement.
ARTICLE III.
EFFECT OF THE MERGERS
Section 3.1   Effect on Shares.   At the REIT Merger Effective Time, by virtue of the REIT Merger and without any action on the part of the Company, Parent, REIT Merger Sub or the holders of any securities of the Company, Parent or REIT Merger Sub:
(a)   Cancellation of Company Securities.   Each share of Company Common Stock or Company Preferred Stock issued and outstanding immediately prior to the REIT Merger Effective Time that is held by any wholly owned Company Subsidiary, by Parent or by any Parent Subsidiary shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and no payment shall be made with respect thereto.
(b)   Conversion of Company Securities.
(i)   Company Common Stock.   Each share of Company Common Stock issued and outstanding immediately prior to the REIT Merger Effective Time (other than shares to be cancelled in accordance with Section 3.1(a)) shall automatically be converted into the right to receive 0.670 Parent Common Shares (the “Common Exchange Ratio”), subject to adjustment as provided in Section 3.4 and treatment of fractional shares as provided in Section 3.9(a) (the “REIT Common Merger Consideration”). All shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate (a “Certificate”) or book-entry share registered in the transfer books of the Company (a “Book-Entry Share”) with respect to such Company Common Stock that immediately prior to the REIT Merger Effective Time represented shares of Company Common Stock shall cease to have any rights with respect to such Company Common Stock, other than the right to receive the REIT Common Merger Consideration and any dividends or other distributions to which such holder may be entitled, in accordance with Section 3.5.
(ii)   Company Series A Preferred Stock.   Each share of Company Series A Preferred Stock issued and outstanding immediately prior to the REIT Merger Effective Time shall automatically be converted into the right to receive from Parent one (1) share (the “REIT Series A Preferred Merger Consideration”) of a newly created series of preferred stock of Parent with substantially identical powers, preferences, privileges and rights as the Company Series A Preferred Stock (all interests of each such newly created series, collectively, the “New Parent Series D Preferred Stock”). All shares of Company Series A Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a Certificate or Book-Entry Share with respect to such Company Series A Preferred Stock that immediately prior to the REIT Merger Effective Time represented shares of Company Series A Preferred Stock shall cease to have any rights with respect to such Company Series A Preferred Stock, other than the right to receive the REIT Series A Preferred Merger Consideration and any dividends or other distributions to which such holder may be entitled, in accordance with Section 3.5.
(iii)   Company Series C Preferred Stock.    Each share of Company Series C Preferred Stock issued and outstanding immediately prior to the REIT Merger Effective Time shall automatically be converted into the right to receive from Parent one (1) share (the “REIT Series C Preferred Merger Consideration”, and together with the REIT Series A Preferred Merger Consideration, the “REIT Preferred Merger Consideration”) of a newly created series of preferred stock of Parent with substantially identical powers, preferences, privileges and rights as the Company Series C Preferred Stock (all interests of each such newly created series, collectively, the “New Parent Series E Preferred Stock”, and together with the New Parent Series D Preferred Stock, the “New Parent Preferred Shares”). All shares of Company Series C Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a Certificate or Book-Entry Share with respect to such Company Series C Preferred Stock that immediately prior to the REIT Merger Effective Time represented shares of Company Series C Preferred Stock shall cease to have any rights with respect to such Company Series C Preferred Stock, other than the right to receive the REIT Series C Preferred Merger Consideration and any dividends or other distributions to which such holder may be entitled, in accordance with Section 3.5.
(c)   REIT Merger Sub Membership Interests.   All membership interests of REIT Merger Sub issued and outstanding immediately prior to the REIT Merger Effective Time shall remain issued and outstanding following the REIT Merger Effective Time and shall constitute the only issued and outstanding Membership Interests of REIT Merger Sub so that thereafter Parent will be the sole member of the Surviving Company with respect to the REIT Merger.
Section 3.2   Effect on Company Partnership Units.   At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any further action on the part of Parent Operating Partnership, Partnership Merger Sub, Company Operating Partnership or the holders of Company LP Common Units, Parent LP Common Units or any limited liability company interests in the Partnership Merger Sub, (i) the general partner interests in Company Operating Partnership held by REIT Merger Sub immediately after the REIT Merger Effective Time shall remain issued and outstanding following the Partnership Merger Effective Time and shall constitute the only issued and outstanding general partnership interests so that thereafter New Company GP, LLC will be the sole general partner of Company Operating Partnership; (ii) all of the Company LP Preferred Units held by REIT Merger Sub immediately after the REIT Merger Effective Time shall be cancelled and no payment shall be made with respect thereto; (iii) all of the Company LP Common Units held by REIT Merger Sub immediately after the REIT Merger Effective Time shall automatically be converted into ninety-nine (99) New Parent LP Common Units, and Parent Operating Partnership shall continue as the sole limited partner of the Company Operating Partnership; and (iv) each Company LP Common Unit held by a limited partner of Company Operating Partnership other than the Company or any other Company Subsidiary (each a “Minority Limited Partner”) and issued and outstanding immediately prior to the Partnership Merger Effective Time shall automatically be converted into validly issued Parent LP Common Units in Parent Operating Partnership (“New Parent LP Common Units”) in an amount equal to (x) one (1), multiplied by (y) the Common Exchange Ratio, subject to the treatment of fractional units as provided in Section 3.9, and each holder of New Parent LP Common Units shall be admitted as a limited partner of Parent Operating Partnership in accordance with the terms of the Parent Partnership Agreement. After giving effect to the transactions as described in this Section 3.2, New Company GP, LLC will be the general partner and Parent Operating Partnership will be the limited partner of Company Operating Partnership.
Section 3.3   Company Restricted Stock.   All of the provisions of this Section 3.3 shall be effectuated without any action on the part of the holder of any Company Restricted Stock.
(a)   Treatment of Company Restricted Stock Granted to Company Directors.   Except as set forth on Section 3.3 of the Company Disclosure Letter, as of the Business Day immediately preceding the REIT

Merger Effective Time, each share of Company Restricted Stock granted to a member of the Company Board and outstanding as of immediately prior to the REIT Merger Effective Time (whether or not then vested) shall automatically become fully vested, and all restrictions with respect thereto shall lapse. Each share of Company Common Stock resulting from the vesting of the shares of Company Restricted Stock in accordance with the preceding sentence shall be treated as a share of Company Common Stock issued and outstanding immediately prior to the REIT Merger Effective Time and shall be converted into the right to receive the REIT Common Merger Consideration in accordance with Section 3.1(b)(i). As of the REIT Merger Effective Time, each member of the Company Board and holder of shares of Company Restricted Stock shall cease to have any rights with respect thereto, except the right to receive the REIT Common Merger Consideration in accordance with this Agreement.
(b)   Treatment of Company Restricted Stock Granted to Non-Directors.   As of the Business Day immediately preceding the REIT Merger Effective Time, all other then-outstanding shares of Company Restricted Stock (other than shares of Company Restricted Stock granted to a member of the Company Board) as of immediately prior to the REIT Merger Effective Time shall cease to relate to or represent any right to receive Company Common Stock and shall be assumed by Parent and automatically converted, at the REIT Merger Effective Time, into an award of restricted stock relating to Parent Common Shares (the “Parent Restricted Stock”) with respect to a number of Parent Common Shares equal to the product of (x) the number of shares of Company Common Stock underlying the applicable award of Company Restricted Stock as of immediately prior to such conversion, multiplied by (y) the Common Exchange Ratio with each such award of Company Restricted Stock so converted into Parent Restricted Stock otherwise subject to the same terms and conditions as were applicable to the corresponding award of Company Restricted Stock, including any applicable vesting, acceleration, and payment timing provisions, except (I) as expressly adjusted hereby, or (II) as set forth on Section 3.3(b) of the Company Disclosure Letter.
(c)   Termination of Company Equity Plans.   As of the REIT Merger Effective Time, (i) the Company 2021 OP Plan shall be terminated, and no further awards with respect to the Company Common Stock shall be granted thereunder, and (ii) Parent shall assume the Company 2018 Equity Plan (it being understood that new awards with respect to Parent Common Shares may only be made under the assumed Company 2018 Equity Plan following the REIT Merger Effective Time to the extent that the available share reserve under the Company 2018 Equity Plan may be utilized for such purpose under Section 303A.08 of the NYSE Listed Company Manual, and with such share reserve adjusted by multiplying (x) the number of shares of Company Common Stock that remained available for grants under the Company 2018 Equity Plan as of immediately prior to the REIT Merger Effective Time, by (y) the Common Exchange Ratio).
(d)   Manner of Effecting.    Prior to the REIT Merger Effective Time, the Company and Parent Operating Partnership agree that the Company shall, and shall be permitted under this Agreement to, take all corporate action necessary to effectuate the provisions of this Section 3.3. Parent, the Company, and Parent Operating Partnership shall mutually cooperate in good faith to take all actions necessary to effectuate the provisions of this Section 3.3.
Section 3.4   Adjustments.   Without limiting the other provisions of this Agreement and subject to Section 6.1(c)(ii) and Section 6.1(c)(iii), if at any time during the period between the date of this Agreement and the REIT Merger Effective Time, the Company should split, combine or otherwise reclassify the Company Common Stock or Company Preferred Stock or make a distribution in Company Common Stock or Company Preferred Stock (or securities convertible or exchangeable into or for Company Common Stock or Company Preferred Stock), or otherwise change the Company Common Stock or Company Preferred Stock into any other securities (including any dividend or other distribution of securities convertible into Company Common Stock or Company Preferred Stock), or engage in a reclassification, reorganization, recapitalization or exchange or other like change, then (without limiting any other rights of Parent hereunder), the Common Exchange Ratio or the REIT Preferred Merger Consideration, as applicable, shall be ratably adjusted to reflect fully the effect of any such change. Without limiting the other provisions of this Agreement and subject to Section 6.2(c)(ii) and Section 6.2(c)(iii), if at any time during the period between the date of this Agreement and the REIT Merger Effective Time, Parent should split, combine or otherwise reclassify the Parent Common Shares, or make a distribution in Parent Common Shares, or otherwise change the Parent Common Shares into other securities (including any dividend or other distribution of securities convertible into Parent Common Shares), or engage in a reclassification, reorganization, recapitalization or exchange or other like change, then the Common Exchange Ratio shall be ratably adjusted to reflect any such change.
Section 3.5   Exchange Fund; Exchange Agent.
(a)   Prior to the REIT Merger Effective Time, Parent shall appoint a bank or trust company reasonably satisfactory to the Company to act as exchange agent (the “Exchange Agent”) for the payment and delivery of the REIT Common Merger Consideration and the REIT Preferred Merger Consideration, as provided in Section 3.1(b) and Section 3.4. On or before the REIT Merger Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent evidence of book-entry Parent Common Shares and Parent Preferred Shares sufficient to pay the REIT Common Merger Consideration and the REIT Preferred Merger Consideration, respectively (such evidence of book-entry Parent Common Shares and book-entry Parent Preferred Shares, the “Aggregate REIT Merger Consideration” and such Aggregate REIT Merger Consideration as deposited with the Exchange Agent, the “Exchange Fund”), in each case, for the benefit of the holders of shares of Company Common Stock, shares of Company Series A Preferred Stock, shares of Company Series C Preferred Stock and shares of Company Restricted Stock. Parent shall cause the Exchange Agent to make, and the Exchange Agent shall make, payments of the REIT Common Merger Consideration and the REIT Preferred Merger Consideration and any amounts payable in respect of dividends or distributions on Parent Common Shares and/or Parent Preferred Stock in accordance with Section 3.5(d) out of the Exchange Fund in accordance with this Agreement and the REIT Merger Articles of Merger. The Exchange Fund shall not be used for any other purpose. Any and all interest earned on cash deposited in the Exchange Fund shall be paid to the Surviving Entity of the REIT Merger.
(b)   Share Transfer Books.   At the REIT Merger Effective Time, the share transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of shares of Company Common Stock or Company Preferred Stock. From and after the REIT Merger Effective Time, Persons who held shares of Company Common Stock or Company Preferred Stock immediately prior to the REIT Merger Effective Time shall cease to have rights with respect to such shares, except as otherwise provided for herein. On or after the REIT Merger Effective Time, any Certificates presented to the Exchange Agent or the Surviving Entity of the REIT Merger for any reason shall be exchanged for the REIT Common Merger Consideration or REIT Preferred Merger Consideration with respect to the shares of Company Common Stock or Company Preferred Stock, respectively, formerly represented thereby.
(c)   Exchange Procedures.
(i)   As promptly as practicable following the REIT Merger Effective Time (but in no event later than two (2) Business Days thereafter), the Surviving Entity of the REIT Merger shall cause the Exchange Agent to mail (and to make available for collection by hand):
(A)   to each holder of record of one or more Certificates evidencing Company Common Stock, (x) a letter of transmittal (a “Letter of Transmittal”), which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass only upon proper delivery of such Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, and which Letter of Transmittal shall be in such form and have such other provisions as the Surviving Entity of the REIT Merger may reasonably specify, and (y) instructions for use in effecting the surrender of such Certificates in exchange for the REIT Common Merger Consideration into which the number of shares of Company Common Stock previously represented by such Certificates shall have been converted pursuant to this Agreement, together with any amounts payable in respect of dividends or distributions on Parent Common Shares in accordance with Section 3.5(d) (which instructions shall provide that, at the election of the surrendering holder, (i) such Certificates may be surrendered by hand delivery or otherwise or (ii) the REIT Common Merger Consideration in exchange therefor, together with any amounts payable in respect of dividends or distributions on Parent Common Shares in accordance with Section 3.5(d), may be collected by hand by the surrendering holder or by check or wire transfer to the surrendering holder);
(B)   to each holder of record of one or more Certificates evidencing Company Preferred Stock, (x) a Letter of Transmittal, which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass only upon proper delivery of such Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, and which Letter of Transmittal shall be in such form and have such other provisions as the Surviving Entity of the REIT Merger may reasonably specify, and (y) instructions for use in effecting the surrender of such Certificates in exchange for the applicable REIT Preferred Merger Consideration into which the number of shares of Company Series A Preferred Stock or Company Series C Preferred Stock, as applicable, previously represented by such Certificates shall have been converted pursuant to this Agreement, together with any amounts payable in respect of dividends or distributions on Company Series A Preferred Stock or Company Series C Preferred Stock, as applicable, in accordance with Section 3.5(d) (which instructions shall provide that, at the election of the surrendering holder, (i) such Certificates may be surrendered by hand delivery or otherwise or (ii) the REIT Preferred Merger Consideration in exchange therefor, together with any amounts payable in respect of dividends or distributions on Parent Common Shares in accordance with Section 3.5(d), may be collected by hand by the surrendering holder or by check or wire transfer to the surrendering holder), and
(C)   to each holder of a share of Company Restricted Stock, a certificate or, at Parent’s option, evidence of book-entry Parent Common Shares representing the REIT Common Merger Consideration into which the number of shares of Company Common Stock previously represented by such award shall have been converted pursuant to this Agreement.
(ii)   Upon surrender of a Certificate of Company Common Stock or Company Preferred Stock (or affidavit of loss in lieu thereof) for cancellation to the Exchange Agent, together with a Letter of Transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate or, at Parent’s option, evidence of book-entry Parent Common Shares representing the REIT Common Merger Consideration for each share of Company Common Stock or a certificate representing the applicable REIT Preferred Merger Consideration for each share of Company Preferred Stock, as applicable, formerly represented by such Certificate pursuant to the provisions of this Article III, plus any amounts that such holder has the right to receive in respect of dividends or distributions on Parent Common Shares or Parent Preferred Shares, as applicable, in accordance with Section 3.5(d), to be mailed, made available for collection by hand or delivered by wire transfer, within two (2) Business Days following the later to occur of (A) the REIT Merger Effective Time or (B) the Exchange Agent’s receipt of such Certificate (or affidavit of loss in lieu thereof), and the Certificate or Company Common Stock or Company Preferred Stock (or affidavit of loss in lieu thereof) so surrendered shall be forthwith cancelled. The Exchange Agent shall accept such Certificates (or affidavits of loss in lieu thereof) upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Until surrendered as contemplated by this Section 3.5, each Certificate of Company Common Stock or Company Preferred Stock shall be deemed, at any time after the REIT Merger Effective Time, to represent only the right to receive, upon such surrender, the REIT Common Merger Consideration or the applicable REIT Preferred Merger Consideration, as applicable, as contemplated by this Article III, and any amounts payable in respect of dividends or distributions on Parent Common Shares in accordance with Section 3.5(d). No interest shall be paid or accrued for the benefit of holders of such Certificates on the REIT Common Merger Consideration or the REIT Preferred Merger Consideration payable upon the surrender of such Certificates.
(iii)   As promptly as practicable following the REIT Merger Effective Time (but in no event later than two (2) Business Days thereafter), the Surviving Entity shall cause the Exchange Agent (A) to issue to each holder of Book-Entry Shares with respect to Company Common Stock or Common Preferred Stock, as applicable, that whole number of uncertificated Parent Common Shares or Parent Preferred Shares, as applicable, that such holder is entitled to receive pursuant to Section 3.1(b) in respect of such Book-Entry Shares, and (B) to issue and deliver to each holder of Book-Entry Shares a check or wire transfer for any amounts payable in respect of dividends or distributions on Parent Common Shares or Parent Preferred Shares in accordance with Section 3.5(d) in each case, without such holder being required to deliver a Certificate or an executed Letter of Transmittal to the Exchange Agent, and such

Book-Entry Shares shall then be cancelled. In lieu of a Letter of Transmittal, each holder of Book-Entry Shares shall deliver to the Exchange Agent an “agent’s message” in customary form (or such other evidence of transfer or surrender as the Exchange Agent may reasonably request). No interest shall be paid or accrued for the benefit of holders of Book-Entry Shares on the REIT Common Merger Consideration or REIT Preferred Merger Consideration, as applicable, payable in respect of the Book-Entry Shares.
(iv)   In the event of a transfer of ownership of shares of Company Common Stock or Company Preferred Stock that is not registered in the transfer records of the Company, it shall be a condition of payment that any Certificate representing Company Common Stock or Company Preferred Stock surrendered in accordance with the procedures set forth in this Section 3.5(c) shall be properly endorsed or shall be otherwise in proper form for transfer, or any Book-Entry Share shall be properly transferred, and that the Person requesting such payment shall have paid any Transfer Taxes and other Taxes required by reason of the payment of the REIT Common Merger Consideration or the REIT Preferred Merger Consideration, as applicable, to a Person other than the registered holder of the Certificate or Book-Entry Share surrendered or shall have established to the satisfaction of Parent that such Tax either has been paid or is not applicable.
(d)   Dividends with Respect to Parent Common Shares and Parent Preferred Shares.   No dividends or other distributions with respect to Parent Common Shares or Parent Preferred Shares with a record date after the REIT Merger Effective Time shall be paid to the holder of any unsurrendered Certificate representing Company Common Stock or Company Preferred Stock with respect to the Parent Common Shares or the Parent Preferred Shares, as applicable, issuable hereunder, and all such dividends and other distributions shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate (or delivery of an affidavit of loss in lieu thereof) in accordance with this Agreement. Subject to applicable Law, following surrender of any such Certificate (or delivery of an affidavit of loss in lieu thereof) there shall be paid to the holder thereof, in addition to any other amounts payable hereunder, without interest, (i) the amount of dividends or other distributions with a record date after the REIT Merger Effective Time theretofore paid with respect to whole Parent Common Shares or applicable Parent Preferred Shares, as the case may be, to which such holder is entitled pursuant to this Agreement and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the REIT Merger Effective Time but prior to such surrender and with a payment date subsequent to such surrender that are payable with respect to such whole Parent Common Shares or applicable Parent Preferred Shares.
(e)   Termination of Exchange Fund.    Any portion of the Exchange Fund (including any interest and other income received with respect thereto) which remains undistributed to the former holders of shares of Company Common Stock and/or Company Preferred Stock on the first (1st) anniversary of the REIT Merger Effective Time shall be delivered to Parent, upon demand, and any former holders of shares of Company Common Stock and Company Preferred Stock who have not theretofore received any REIT Common Merger Consideration or REIT Preferred Merger Consideration, as the case may be, to which they are entitled under this Article III shall thereafter look only to the Surviving Entity of the REIT Merger for payment of such REIT Common Merger Consideration or REIT Preferred Merger Consideration.
(f)   No Liability.   None of Parent, Parent Operating Partnership, the Company, Company Operating Partnership, the Surviving Entity of the REIT Merger, or the Exchange Agent, or any employee, officer, director, manager, agent or Affiliate of any of them, shall be liable to any holder of shares of Company Common Stock or Company Preferred Stock or Minority Limited Partner in respect of any part of the REIT Common Merger Consideration, REIT Preferred Merger Consideration or New Parent LP Common Units, as applicable, delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of any such shares immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Entity of the REIT Merger, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.
(g)   Investment of Exchange Fund.   The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent or, after the REIT Merger Effective Time, the Surviving Entity of the

REIT Merger; provided, however, that (i) no such investment shall relieve Parent Operating Partnership or the Exchange Agent from making the payments required by this Article III and, to the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt payments of the Aggregate REIT Merger Consideration or deliver any amounts payable in respect of dividends or distributions on Parent Common Shares and/or Parent Preferred Stock in accordance with Section 3.5(d), as contemplated hereby, Parent Operating Partnership shall promptly replace or restore the portion of the Exchange Fund lost through investments or other events so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make such payments, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement, and (iii) such investments shall be in short-term obligations of the United States of America with maturities of no more than thirty (30) days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America. Any net profit resulting from, or interest or income produced by, such investments, shall be property of, and paid to, the Surviving Entity of the REIT Merger.
Section 3.6   Withholding Rights.   Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub (and any Affiliate of the foregoing), any Surviving Entity and the Exchange Agent, as applicable, shall be entitled to deduct and withhold from the REIT Common Merger Consideration, the REIT Preferred Merger Consideration and any amounts otherwise payable or distributable to any Person pursuant to this Agreement such amounts as Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub (and any such Affiliate of the foregoing), any such Surviving Entity and the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, and the rules and regulations promulgated thereunder, or any provision of applicable Law. To the extent that amounts are so deducted or withheld and paid over to the appropriate Governmental Authority pursuant to this Section 3.6, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
Section 3.7   Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity of the REIT Merger, the posting by such Person of a bond in such reasonable amount as the Surviving Entity of the REIT Merger may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the REIT Common Merger Consideration or REIT Preferred Merger Consideration, as the case may be, to which the holder thereof is entitled pursuant to this Article III.
Section 3.8   No Rights of Objection or Appraisal.   No appraisal rights, dissenters’ rights or any other rights of an objecting stockholder shall be available with respect to the Mergers or the other transactions contemplated by this Agreement.
Section 3.9   Fractional Shares and Units.
(a)   Fractional Common Shares.   No certificate or scrip representing fractional Parent Common Shares of less than 1/1,000th of a Parent Common Share shall be issued upon the surrender for exchange of Certificates or with respect to Book-Entry Shares, in each case of Company Common Stock, and, in lieu thereof, such fractional Parent Common Shares a Person would otherwise be entitled to receive pursuant to this Agreement, but for this Section 3.9(a), shall be aggregated and rounded up to the nearest 1/1,000th of a Parent Common Share.
(b)   Fractional Preferred Shares.   No certificate or scrip representing fractional Parent Preferred Shares of less than 1/1,000th of a Parent Preferred Share shall be issued upon the surrender for exchange of Certificates or with respect to Book-Entry Shares, in each case of Company Preferred Stock, and, in lieu thereof, such fractional Parent Preferred Shares a Person would otherwise be entitled to receive pursuant to this Agreement, but for this Section 3.9(b), shall be, as to each applicable series of Parent Preferred Shares held by such Person, aggregated and rounded up to the nearest 1/1,000th of a Parent Preferred Share.
(c)   Fractional Units.   No certificate or scrip representing fractional New Parent LP Common Units of less than 1/1,000th of a New Parent LP Common Units shall be issued upon the exchange of Company LP Common Units, and, in lieu thereof, such fractional New Parent LP Common Units, a Person would otherwise be entitled to receive pursuant to this Agreement, but for this Section 3.9(c), shall be aggregated and rounded up to the nearest 1/1,000th of a New Parent LP Common Unit.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY AND COMPANY OPERATING PARTNERSHIP
Except (a) as set forth in the corresponding sections of the disclosure letter that has been prepared by the Company and delivered by the Company to Parent immediately prior to the execution and delivery of this Agreement (the “Company Disclosure Letter”), it being agreed that disclosure of any item in any Section of the Company Disclosure Letter with respect to any Section or subsection of Article IV of this Agreement shall be deemed disclosed with respect to any other Section or subsection of Article IV of this Agreement to the extent the relevance of such item is reasonably apparent from the face of such disclosure (provided, however, that nothing in the Company Disclosure Letter is intended to broaden the scope of any representation or warranty of the Company made herein or be construed as an admission or indication that (i) such item or other matter is material, (ii) such item or other matter is required to be referred to in the Company Disclosure Letter or (iii) any breach or violation of applicable Laws or any contract, agreement or arrangement to which the Company, Company Operating Partnership or their respective Subsidiaries is a party exists or has occurred), or (b) as disclosed in publicly available Company SEC Filings filed with, or furnished to, as applicable, the SEC on or after January 1, 2022 and at least two (2) Business Days prior to the date of this Agreement (excluding any documents incorporated by reference therein or files as exhibits thereto, and excluding any disclosure set forth in any section of a Company SEC Filing entitled “Risk Factors” or “Cautionary Note Regarding Forward-Looking Statements” or similarly titled section in any other disclosures included in the Company SEC Filings, in each case, to the extent that such disclosure is cautionary, predictive or forward-looking in nature), the Company and Company Operating Partnership hereby jointly and severally represent and warrant to Parent, Parent Operating Partnership, REIT Merger Sub and Partnership Merger Sub that:
Section 4.1   Organization and Qualification; Subsidiaries.
(a)   The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Maryland, and Company Operating Partnership is a partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware and each has the requisite organizational power and authority and any necessary governmental authorization, except for such failures to be so authorized that individually or in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect, to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. Each of the Company and Company Operating Partnership is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.
(b)   Section 4.1(b) of the Company Disclosure Letter sets forth a true and complete list of the Company Subsidiaries, together with (i) the jurisdiction of incorporation or organization, as the case may be, of each Company Subsidiary, (ii) the type of and percentage of interest held, directly or indirectly, by the Company in each Company Subsidiary, and (iii) the classification for U.S. federal income tax purposes of each Company Subsidiary, including by identifying each Company Subsidiary that is a Qualified REIT Subsidiary or a Taxable REIT Subsidiary. Each Company Subsidiary is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite organizational power and authority and any necessary governmental authorization to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted, except for such failures to be so organized, in good standing or have certain power and authority that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. There are no current dissolution, revocation or forfeiture proceedings regarding any Company Subsidiary except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and, to the Company’s knowledge, there are no grounds that currently exist for the administrative dissolution of the Company or any Company Subsidiary by any Governmental Authority.
(c)   None of the Company, Company Operating Partnership or any Company Subsidiary directly or indirectly owns any interest in or of, or investment in, whether equity or debt, any Person (other than equity interests in the Company Subsidiaries).
Section 4.2   Organizational Documents.   The Company has made available to Parent complete and correct copies of (i) the Company Charter and the Company Bylaws, and (ii) the Company Partnership Certificate and the Company Partnership Agreement, as in effect on the date hereof.
Section 4.3   Capital Structure.
(a)   The authorized capital stock of the Company consists of 350,000,000 shares of capital stock, which have been classified as 300,000,000 shares of Company Common Stock and 50,000,000 shares of Company Preferred Stock. At the close of business on May 20, 2023 (i) 134,224,313 shares of Company Common Stock were issued and outstanding, (ii) 7,933,711 shares of Company Series A Preferred Stock were issued and outstanding, (iii) 4,595,175 shares of Company Series C Preferred Stock were issued and outstanding, (iv) 508,677 shares of Company Common Stock were reserved for issuance pursuant to awards outstanding under the Company 2018 Plan, (v) 8,528,885 shares of Company Common Stock were reserved for issuance upon a conversion of awards of LTIP Units pursuant to the Company 2021 OP Plan and (vi) 172,921 shares of Company Common Stock reserved for issuance upon conversion of Company Partnership Units. One hundred twenty thousand (120,000) shares of Company Preferred Stock is designated as Series B Preferred Stock, none of which is outstanding, and reserved for issuance in accordance with the stockholder rights plan adopted pursuant to the Company Rights Agreement (the “Company Rights Plan”). All issued and outstanding shares of the capital stock of the Company are and all shares of Company Common Stock reserved for issuance as noted above, shall be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable, and free of preemptive rights. Except as set forth on Section 4.3(a) of the Company Disclosure Letter, there are no outstanding bonds, debentures, notes or other indebtedness of the Company or any Company Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which holders of shares of Company Common Stock or other equity holders of such Company Subsidiary may vote. There are no other rights to purchase or receive the Company Common Stock granted under the Company Equity Plans, the company benefit plans or otherwise other than the Company Restricted Stock.
(b)   The Company is the sole general partner of Company Operating Partnership, and the Company owns, directly or indirectly, all of the general partner interests in Company Operating Partnership, free and clear of Liens (other than Permitted Liens). Section 4.3(b) of the Company Disclosure Letter sets forth, as of the date hereof, the name of, and the number and class of limited partnership interests held by, each partner in Company Operating Partnership. Other than such limited partnership interests set forth on Section 4.3(b) of the Company Disclosure Letter, the Company owns all of the issued and outstanding Company Partnership Units, free and clear of Liens (other than Permitted Liens or Liens arising pursuant to the Company Partnership Agreement).
(c)   All of the outstanding shares of capital stock of each of the Company Subsidiaries that is a corporation are duly authorized, validly issued, fully paid and nonassessable. All equity interests in each of the Company Subsidiaries that is a partnership or limited liability company are duly authorized and validly issued. All shares of capital stock of (or other ownership interests in) each of the Company Subsidiaries that may be issued upon exercise of outstanding options or exchange rights are duly authorized and, upon issuance will be validly issued, fully paid and nonassessable. Except as set forth in Section 4.3(c) of the Company Disclosure Letter, the Company owns, directly or indirectly, all of the issued and outstanding capital stock and other equity interests of each of the Company Subsidiaries, free and clear of all Liens (other than Permitted Liens), and there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the outstanding capital stock or other equity interests of any Company Subsidiary or which would require any Company

Subsidiary to issue or sell any shares of its capital stock, equity interests or securities convertible into or exchangeable for shares of its capital stock or equity interests.
(d)   Except as set forth on Section 4.3(d) of the Company Disclosure Letter or pursuant to the Company Rights Plan, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, rights of first refusal, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound, obligating the Company or any Company Subsidiary to issue, deliver or sell or create, or cause to be issued, delivered or sold or created, additional shares of Company Common Stock, shares of Company Preferred Stock or other equity interests or phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any equity interest of the Company or any of the Company Subsidiaries or obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, right of first refusal, arrangement or undertaking. As of the date of this Agreement, except as expressly provided in the Company Partnership Agreement or pursuant to the Company Rights Plan, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock, shares of Company Preferred Stock, Company Partnership Units or other equity interests of the Company or any Company Subsidiary (other than in satisfaction of withholding Tax obligations pursuant to certain awards outstanding under the Company Equity Plans). Except as set forth on Section 4.3(d) of the Company Disclosure Letter, none of the Company, Company Operating Partnership or any Company Subsidiary is a party to or, to the knowledge of the Company, bound by any agreements or understandings concerning the voting (including voting trusts and proxies) of any capital stock or other equity interest of the Company or any of the Company Subsidiaries.
(e)   Section 4.3(e) of the Company Disclosure Letter sets forth a true, complete and correct list of all Persons who, as of the close of business on May 22, 2023, held outstanding Company Restricted Stock, indicating, with respect to each share of Company Restricted Stock then outstanding, the type of award granted, the number of shares of Company Common Stock subject to such Company Restricted Stock, the date of grant, and the vesting schedule. All shares of Company Restricted Stock were (i) granted, accounted for, reported and disclosed in accordance with the applicable Laws, accounting rules and stock exchange requirements and (ii) validly issued and properly approved by the Company Board (or a duly authorized committee or subcommittee thereof) in compliance with all applicable Law and recorded on the Company’s financial statements in accordance with GAAP.
(f)   All dividends or other distributions on the outstanding shares of Company Common Stock, Company Preferred Stock, Company Partnership Units and any dividends or distributions on any securities of any Company Subsidiary which have been authorized or declared prior to the date hereof have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable).
Section 4.4   Authority.
(a)   Each of the Company and Company Operating Partnership has the requisite corporate or partnership power and authority, respectively, to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of the Company Stockholder Approval, to consummate the Mergers and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of the Company and Company Operating Partnership and the consummation by the Company and Company Operating Partnership of the Mergers and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate or partnership action, and no other corporate or partnership proceedings on the part of the Company or Company Operating Partnership are necessary to authorize this Agreement or the Mergers or to consummate the transactions contemplated hereby, subject, (x) with respect to the REIT Merger, to receipt of the Company Stockholder Approval and the filing and acceptance for record of the REIT Merger Articles of Merger with the Maryland SDAT and (y) with respect to the Partnership Merger, to the filing and acceptance for record of the Partnership Merger Certificate of Merger with the Delaware Secretary. The Company Board at a duly held meeting, upon the recommendation of the Company Special Committee, has, (i) duly and validly authorized the execution and delivery of this Agreement and declared advisable the consummation of the Mergers and the other transactions contemplated hereby, (ii) determined that the Mergers and the transactions contemplated by this Agreement are fair to and in the best interest of the Company and its stockholders and to Company Operating Partnership and its limited partners, (iii) directed that the REIT Merger be submitted for consideration at the Company Stockholder Meeting, and (iv) resolved to recommend that the stockholders of the Company vote in favor of the approval of the REIT Merger (the “Company Recommendation”) and to include such recommendation in the Joint Proxy Statement, subject to Section 6.5. The Company General Partner, in its capacity as the sole general partner of the Company Operating Partnership and in accordance with the Company Partnership Agreement, has approved this Agreement, the Partnership Merger and the other applicable transactions contemplated by this Agreement.
(b)   This Agreement has been duly executed and delivered by the Company and Company Operating Partnership and, assuming due authorization, execution and delivery by each of Parent, Parent Operating Partnership, REIT Merger Sub and Partnership Merger Sub, constitutes a legally valid and binding obligation of each of the Company and Company Operating Partnership, enforceable against the Company and Company Operating Partnership in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
(c)   The Company Special Committee, at a meeting duly called and held, has recommended that the Company Board approve and adopt this Agreement and determined that the transactions contemplated hereby, including the Mergers, are advisable and are fair and in the best interests of the Company and the stockholders of the Company.
(d)   As of the date hereof, neither the Company Board, nor the Company Special Committee has subsequently rescinded or modified, in any way, its determinations and approvals discussed above.
Section 4.5   No Conflict; Required Filings and Consents.
(a)   The execution and delivery of this Agreement by each of the Company and Company Operating Partnership does not, and the performance of this Agreement and the consummation of the Mergers and the other transactions contemplated hereby by the Company and Company Operating Partnership will not, (i) assuming receipt of the Company Stockholder Approval, conflict with or violate any provision of (A) the Company Charter, Company Bylaws, Company Partnership Certificate or Company Partnership Agreement or (B) any of the organizational or governing documents of any other Company Subsidiary, (ii) assuming that consents, approvals, authorizations and permits described in Section 4.5(b) have been obtained, all filings and notifications described in Section 4.5(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company, Company Operating Partnership or any Company Subsidiary or by which any property or asset of the Company, Company Operating Partnership or any Company Subsidiary is bound, or (iii) except as set forth on Section 4.5(a) of the Company Disclosure Letter, require any consent or approval under, result in any breach of or any loss of any benefit or material increase in any cost or obligation of the Company, Company Operating Partnership or any Company Subsidiary under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, acceleration, cancellation, or payment (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under or result in the creation of a Lien on any property or asset of the Company, Company Operating Partnership or any Company Subsidiary pursuant to, any note, bond, debt instrument, indenture, contract, agreement, ground lease, license, permit or other legally binding obligation to which the Company, Company Operating Partnership or any Company Subsidiary is a party, except, as to clauses (i)(B), (ii) and (iii), respectively, for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.
(b)   The execution and delivery of this Agreement by each of the Company and Company Operating Partnership does not, and the performance of this Agreement by the Company and Company Operating Partnership will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing with the SEC of (A) a joint proxy statement in preliminary and definitive form relating to the Company Stockholder Meeting and the Parent Stockholder Meeting (together with any amendments or supplements thereto, the “Joint Proxy Statement”) and of a registration statement on Form S-4 pursuant to which the offer and sale of Parent Common Shares in the Mergers will be registered pursuant to the Securities Act and in which the Joint Proxy Statement will be included as a prospectus (together with any amendments or supplements thereto, the “Form S-4”), and the declaration of effectiveness of the Form S-4, and (B) such reports under, and other compliance with, the Exchange Act (and the rules and regulations promulgated thereunder) and the Securities Act (and the rules and regulations promulgated thereunder) as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) as may be required under the rules and regulations of the NASDAQ and the NYSE, (iii) the filing of the REIT Merger Articles of Merger and the acceptance thereof for record by the Maryland SDAT pursuant to the MGCL and the MD LLC Act, (iv) the filing of the Partnership Merger Certificate of Merger and the acceptance thereof for record by the Delaware Secretary pursuant to the DRULPA and the DLLCA, (v) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws, (vi) such filings as may be required in connection with state and local Transfer Taxes, and (vii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.
Section 4.6   Permits; Compliance with Law.
(a)   Except for the Permits that are the subject of Section 4.14 or Section 4.16, which are solely the subject of the representations and warranties made therein, the Company, Company Operating Partnership and each Company Subsidiary is in possession of all Permits, including building permits and certificates of occupancy, necessary for the Company, Company Operating Partnership and each Company Subsidiary to own, lease and, to the extent applicable, operate its properties or to carry on its respective business substantially as it is being conducted as of the date hereof (collectively, the “Company Permits”), and all such Company Permits are valid and in full force and effect, except where the failure to be in possession of, or the failure to be valid or in full force and effect of, any of the Company Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. All applications required to have been filed for the renewal of the Company Permits have been duly filed on a timely basis with the appropriate Governmental Authority, and all other filings required to have been made with respect to such Company Permits have been duly made on a timely basis with the appropriate Governmental Authority, except in each case for failures to file which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. All fees and assessments due and payable by the Company, Company Operating Partnership or any Company Subsidiary, in each case, in connection with the Company Permits, have been paid, expect where the failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. None of the Company, Company Operating Partnership or any Company Subsidiary has received as of the date hereof, any written claim or notice indicating that, nor, to the knowledge of the Company, is, the Company or any Company Subsidiary currently not in compliance with the terms of any such Company Permits, except where the failure to be in compliance with the terms of any such Company Permits, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. No event has occurred with respect to a Company Permit that permits, or after notice or lapse of time or both would permit, the suspension, revocation, termination or material impairment of such Company Permit (or the rights thereunder), and no suspension, cancellation, revocation or material impairment of any Company Permit is pending, or the knowledge of the Company, threatened, except, in each case, where such suspension, revocation, cancellation or material impairment, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.
(b)   None of the Company, Company Operating Partnership or any Company Subsidiary is or has since January 1, 2021 been in conflict with, or in default or violation of (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound (except for compliance with Laws addressed in Section 4.10, Section 4.11, Section 4.14, Section 4.16 or Section 4.17, which are solely the subject of the representations and warranties made therein), or (ii) any Company Permits (except for the Company Permits addressed in Section 4.14, which are solely the subject of the representations and warranties made therein), except in each case for any such conflicts, defaults or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(c)   Each of the Company, each Company Subsidiary and their respective controlled Affiliates (including in each case any of their officers, directors or employees) have complied in all material respects with applicable Anti-Corruption Laws. Neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any director, officer or Representative of the Company or any Company Subsidiary has (i) used any corporate funds for any unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made, taken or will take any action in furtherance of any direct or indirect unlawful payment, promise to pay or authorization or approval of the payment or giving of money, property or gifts of anything of value, directly or indirectly to any foreign or domestic government official or employee, (iii) made, offered or taken an act in furtherance of any direct or indirect unlawful bribe, rebate, payoff, kickback or other unlawful payment to any foreign or domestic government official or employee, (iv) made any payment to any customer, supplier or tenant, or to any officer, director, partner, employee or agent of any such customer, supplier or tenant, for the unlawful sharing of fees to any such customer, supplier or tenant or any such officer, director, partner, employee or agent for the unlawful rebating of charges, (v) engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer, supplier or tenant or any such officer, director, partner, employee or agent of such customer, officer or tenant, or (vi) taken any action or made any omission in violation of any applicable Law governing imports into or exports from the United States or any foreign country, or relating to economic sanctions or embargoes, corrupt practices, money laundering, or compliance with unsanctioned foreign boycotts, in each case, in violation of any applicable Anti-Corruption Law. Neither the Company nor any Company Subsidiary has received any written communication that alleges that it, or any of its respective Representatives, is, or may be, in violation of, or has, or may have, any liability under, any Anti-Corruption Law.
Section 4.7   SEC Filings; Company Financial Statements.
(a)   The Company has timely filed with, or furnished (on a publicly available basis) to, the SEC all forms, reports, schedules, statements, certifications and other documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, including any amendments or supplements thereto, from and after January 1, 2019 (collectively, the “Company SEC Filings”). Each Company SEC Filing, as amended or supplemented, if applicable, (i) as of its date, or, if amended or supplemented, as of the date of the most recent amendment or supplement thereto, complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations of the SEC thereunder, and (ii) did not, at the time it was filed (or became effective in the case of registration statements), or, if amended or supplemented, as of the date of the most recent amendment or supplement thereto, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, no Company Subsidiary is separately subject to the periodic reporting requirements of the Exchange Act.
(b)   Each of the consolidated financial statements contained or incorporated by reference in the Company SEC Filings (as amended, supplemented or restated, if applicable, in each case, to the extent filed and publicly available prior to the date of this Agreement), including the related notes and schedules, complied in all material respects as to form with the applicable accounting requirements and published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as indicated in the notes thereto, or in the case of unaudited quarterly financial statements, as may be permitted by the SEC on Form 10-Q, Form 8-K, Regulation S-X or any successor or like form under the Exchange Act), and each such consolidated financial statement presented fairly, in all material respects, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position, results of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries, taken as a whole, as of the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments, none of which is material).
(c)   The Company is in compliance in all material respects with the provisions of and rules promulgated under the Sarbanes-Oxley Act, the Exchange Act and the Securities Act and the applicable listing and corporate governance rules of NASDAQ, in each case, relating to the Company which under the terms of such provisions or rules (including the dates by which such compliance is required) have become applicable to the Company. Each of the principal executive officer and the principal financial officer (in each case, having the meaning given to such terms in the Sarbanes-Oxley Act) of the Company has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder with respect to the Company SEC Filings. Since January 1, 2021, the Company and the Company Subsidiaries have devised, designed, and maintain a system of “internal accounting controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) that is sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that: (i) transactions are executed only in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Company and the Company Subsidiaries and to maintain accountability for the assets of the Company and the Company Subsidiaries; (iii) access to such assets is permitted only in accordance with management’s authorization; (iv) the reporting of such assets is compared with existing assets at reasonable and regular intervals and appropriate action is taken with respect to any differences; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. The Company has disclosed to the Company’s auditors and the audit committee of the Company Board (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data, and (ii) any fraud, whether or not material, that involves the Company’s management or other of the Company’s or any Company Subsidiary’s employees who have a significant role in the Company’s internal control over financial reporting, and the Company has made available to Parent copies of any material written materials relating to the foregoing (provided that the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in the auditing standards of the Public Company Over Oversight, as in effect on the date of this Agreement). Since January 1, 2021, the Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) designed to ensure that material information relating to the Company required to be included in reports filed or furnished under the Exchange Act is recorded, processed, summarized and communicated with in the time periods specified in the SEC’s rules and forms to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required pursuant to the Exchange Act with respect to such reports, and such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and its principal financial officer to material information required to be included in the Company’s periodic reports required under the Exchange Act. The Company has delivered or made available to Parent complete and accurate copies of notices received as of the date hereof by the Company from its independent auditor of any significant deficiencies or material weaknesses in the Company’s internal control over financial reporting since January 1, 2021 and any other management letter or similar correspondence received as of the date hereof by the Company since January 1, 2021 from any independent auditor of the Company or any of the then-existing Subsidiaries of the Company. Since the enactment of the Sarbanes-Oxley Act, none of the Company or any Company Subsidiary has made any “extensions of credit” (within the meaning of Section 401 of the Sarbanes-Oxley Act) to any director, trustee or executive officer (as defined in Rule 3b-7 promulgated under the Exchange Act) of the Company or any consolidated Company Subsidiary.
(d)   None of the Company or any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required under GAAP to be set forth on a consolidated balance sheet of the Company and the Company Subsidiaries or in the notes thereto, except for liabilities or obligations (i) reflected or reserved against the most recent consolidated balance sheet of the Company and Company Subsidiaries set forth in the Company SEC Filings made through and including the date of this Agreement (including any notes thereto), (ii) incurred in connection with the transactions contemplated by this Agreement, including Section 6.1 hereof, (iii) incurred in the ordinary course of business consistent with past practice since the most recent balance sheet set forth in the Company SEC Filings made through and including the date of this Agreement, (iv) described in any section of the Company Disclosure Letter, or (v) that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(e)   None of the Company or any Company Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement, including any contract relating to any transaction or relationship between or among the Company or any Company Subsidiary, on the one hand, and any unconsolidated Affiliate of the Company or any Company Subsidiary, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Securities Act), in each case, where the result, purpose or effect is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any consolidated Company Subsidiary in the Company’s consolidated audited financial statements or other SEC Documents or any Company Subsidiary’s audited financial statements.
(f)   There are no (i) outstanding or unresolved comments from the SEC with respect to any SEC Document, and, to the knowledge of the Company, no SEC Document is the subject of ongoing SEC review, or (ii) internal investigations, SEC inquiries or investigations or other governmental inquiries or investigations pending or, to the knowledge of the Company, threatened. The Company has made available to Parent true and complete copies of all material written correspondence with the staff of the SEC received since January 1, 2021 relating to the Company SEC Filings. None of the Company SEC Filings is the subject of any confidential treatment request by the Company.
Section 4.8   Disclosure Documents.   None of the information supplied or to be supplied by or on behalf of the Company or any Company Subsidiary for inclusion or incorporation by reference in (i) the Form S-4 will, at the time such document is filed with the SEC, at any time such document is amended or supplemented or at the time such document is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Joint Proxy Statement will, at the date it is first mailed to the stockholders of the Company and stockholders of Parent, respectively, at the time of the Company Stockholder Meeting and the Parent Stockholder Meeting, at the time the Form S-4 is declared effective by the SEC or at the REIT Merger Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein, to the extent relating to the Company or any Company Subsidiary or other information supplied by or on behalf of the Company or any Company Subsidiary for inclusion therein, will comply as to form, in all material respects, with the provisions of the Securities Act or Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and each such document required to be filed with any Governmental Authority (other than the SEC) will comply in all material respects with the provisions of any applicable Law as to the information required to be contained therein. The representations and warranties contained in this Section 4.8 shall not apply to statements or omissions included in the Form S-4 or the Joint Proxy Statement to the extent based upon information supplied to the Company by or on behalf of Parent.
Section 4.9   Absence of Certain Changes or Events.   From the date of the Company’s most recent audited balance sheet included in its SEC Documents through the date of this Agreement, except as contemplated by this Agreement or as set forth in Section 4.9 of the Company Disclosure Letter:
(a)   each of the Company, Company Operating Partnership and each Company Subsidiary has conducted its business in the ordinary course consistent with past practice, and prior to the date hereof there has not been:
(i)   any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock or other equity interests of the Company or any Company Subsidiary, other than regular quarterly dividends consistent with past practice;
(ii)   any repurchase, redemption or other acquisition by the Company or any Company Subsidiary of any shares of capital stock or other equity interests of the Company or any Company Subsidiary or any securities or other equity interests convertible into or exercisable for any shares of capital stock or other equity interests, of the Company or any Company Subsidiary, other than (A) the withholding of shares of Company Common Stock to satisfy withholding Tax obligations with respect to shares of Company Restricted Stock, and (B) the acquisition by the Company in the ordinary course of business consistent with past practice in connection with the forfeiture of shares of Company Restricted Stock pursuant to the terms of the Company Equity Plans upon termination of employment or service of an award holder;
(iii)   any split, combination, subdivision or reclassification of any capital stock or other equity interests, or any issuance of any other securities or equity interests in respect of, in lieu of or in substitution for shares of capital stock or other equity interests, of the Company or any Company Subsidiary;
(iv)   any (A) amendment to the Company Charter, Company Bylaws or other organizational documents of the Company; or (B) amendment to the articles or certificates of incorporation, bylaws or other organizational documents of any Company Subsidiary;
(v)   except as required to comply with Law, any Company employment agreement or any Company Benefit Plan, (A) any grant of any severance, termination pay, retention, or change in control benefits to any current or former director, employee or other individual service provider of the Company or any Company Subsidiary, (B) any entry into any employment, change in control, deferred compensation or other similar agreement, plan, arrangement or policy (or any material amendment to any such agreement, plan arrangement or policy) with any current or former director or employee of the Company or any Company Subsidiary, (C) any increase in the compensation or benefits payable under any Company Benefit Plan other than increases in the ordinary course of business consistent with past practice, (D) recognition by the Company, Company Operating Partnership or any other Company Subsidiary of any labor union, (E) any establishment, adoption, entry into, amendment, modification or termination of any collective bargaining agreement, (F) any establishment, adoption, entry into, termination or amendment or modification in any material respect, of any material Company Benefit Plan or (G) the taking of any action to accelerate any material compensation or benefits, including vesting, funding and payment or the making of any material determinations, under any collective bargaining agreement, Company Equity Plan or Company Benefit Plan;
(vi)   any material change in the Company’s method of accounting or accounting principles or policies, except for any such change required by reason of a change in GAAP or by Regulation S-X under the Exchange Act, as approved by the Company’s independent accountants; or
(vii)   any settlement or remediation of any material Claim against or affecting the Company or a Company Subsidiary; and
(b)   there has not been any Company Material Adverse Effect or any effect, event, development or circumstance that, individually or in the aggregate with all other effects, events, developments and changes, would reasonably be expected to result in a Company Material Adverse Effect.
Section 4.10   Employee Benefit Plans and Service Providers.
(a)   Other than the Company Equity Plans and as set forth in Section 4.10(a) of the Company Disclosure Letter, the Company and the Company Subsidiaries do not and are not required to, and have not and have never been required to, maintain, sponsor or contribute to any Benefit Plans. Neither the Company nor any Company Subsidiary has any contract, plan or commitment, whether or not legally binding, to create any Benefit Plan.
(b)   Except as individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, none of the Company, any Company Subsidiary or any of their respective ERISA Affiliates has incurred any obligation or liability with respect to or under any employee benefit plan, program or arrangement (including any agreement, program, policy or other arrangement under which any current or former employee, director or consultant has any present or future right to benefits) which has created or will create any obligation with respect to, or has resulted in or will result in any liability to Parent, Merger Sub or any of their respective subsidiaries.
(c)   The Company Equity Plans have established and has been administered in all material respects in accordance with its terms and in material compliance with all applicable Laws, including the Code.

(d)   None of the Company, any Company Subsidiaries or any of their respective ERISA Affiliates has ever maintained, contributed to, or participated in, or otherwise has any obligation or liability in connection with: (i) a “pension plan” under Section 3(2) of ERISA that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (iii) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), (iv) a “multiple employer plan” (as defined in Section 413(c) of the Code), or (v) in respect to the Company Subsidiaries (and, in respect thereto, the laws of any relevant jurisdiction of the European Union), any equivalent pension or similar plan, scheme, or arrangement (excluding any mandatory governmental pension schemes, plans, or arrangements pursuant to the domestic laws of that jurisdiction, where applicable).
(e)   Except as set forth in Section 4.10(e) of the Company Disclosure Letter, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will, individually or together with the occurrence of any other event: (i) result in any payment becoming due to any service provider of the Company or any Company Subsidiary, (ii) increase or otherwise enhance any benefits otherwise payable by the Company or any Company Subsidiary or the amount of compensation due to any service provider of the Company or any Company Subsidiary or (iii) result in the acceleration of the time of payment or vesting of any such benefits or the funding of any such compensation or benefits.
(f)   Neither the Company nor any Company Subsidiary is a party to or has any obligation under any Contract, any Benefit Plan, or otherwise to compensate any Person for excise taxes payable pursuant to Section 4999 of the Code or for additional taxes payable pursuant to Section 409A of the Code.
Section 4.11   Labor and Employment Matters.   Neither the Company nor any Company Subsidiary has, or has ever had, any employees or consultants.
Section 4.12     Material Contracts.
(a)   Except for contracts listed in Section 4.12(a) of the Company Disclosure Letter or filed as exhibits to the Company SEC Filings, neither the Company nor any Company Subsidiary is a party to or bound by any contract that, as of the date of this Agreement (each, together with the Company Management Agreements and each Company Material Lease, a “Company Material Contract”):
(i)   is required to be filed as an exhibit to the Company’s Annual Report on Form 10-K pursuant to Item 601(b)(2), (4), (9) or (10) of Regulation S-K promulgated by the SEC;
(ii)   obligates the Company or any Company Subsidiary to make non-contingent aggregate expenditures (other than principal and/or interest payments or the deposit of other reserves with respect to debt obligations) in excess of $1,000,000 and is not cancelable within ninety (90) days without material penalty to the Company or such Company Subsidiary (except for any Company Lease, Company Management Agreements or any ground lease affecting any Company Property);
(iii)   contains any non-compete or exclusivity provisions with respect to any line of business or geographic area that restricts the business of the Company or any Company Subsidiary, or that otherwise restricts the lines of business conducted by the Company or any Company Subsidiary or the geographic area in which the Company or any Company Subsidiary may conduct business (other than ground lease or exclusive lease provisions, non-compete provisions and other similar leasing restrictions entered into by the Company and the Company Subsidiaries in the ordinary course of business);
(iv)   is an agreement that obligates the Company or any Company Subsidiary to indemnify (A) any past or present directors, officers, trustees and employees of the Company or any Company Subsidiary pursuant to which the Company or Company Subsidiary is the indemnitor, other than any customary indemnification obligations arising pursuant to the organizational or governing documents of any Company Party or Company Subsidiary or under the Company’s directors’ and officer’s or similar management liability insurance policy;
(v)   constitutes Indebtedness of the Company or any Company Subsidiary with a principal amount outstanding (or, in the case of a guaranty or other contingent obligation, with a principal amount of the underlying obligation outstanding) as of the date hereof greater than $1,000,000, other than (x) surety or performance bonds, letters of credit or similar agreements entered into in the ordinary course of business, in each case, to the extent drawn upon and (y) any contract solely among the Company and its wholly owned Subsidiaries;
(vi)   except for customary restrictions contained in credit facilities and mortgage or mezzanine loans commonly used in the real estate industry, prohibits the pledging of the capital stock or other equity securities of or the issuance of guarantees by the Company or any Company Subsidiary or otherwise contains covenants expressly limiting, in any material respect, the ability of the Company or any Company Subsidiary to sell, transfer, pledge or otherwise, dispose of any material assets;
(vii)   requires the Company or any Company Subsidiary to dispose of or acquire, or grants any Third Party the option to purchase from or sell to the Company or any Company Subsidiary, assets or properties (other than in connection with the expiration of a Company Lease or ground lease affecting any Company Property) with a fair market value in excess of $250,000, or involves any pending or contemplated merger, consolidation or similar business combination transaction;
(viii)   constitutes an interest rate cap, interest rate collar, interest rate swap, forward purchasing contract or other contract or agreement relating to a hedging transaction;
(ix)   sets forth the operational terms of a joint venture, partnership, joint development agreement, limited liability company or strategic alliance (each, a “JV Agreement”) of the Company or any Company Subsidiary;
(x)   contains restrictions with respect to payment of dividends or any other distribution in respect of the equity interests of the Company or any Company Subsidiary;
(xi)   relates to the acquisition or divestiture of the capital stock or other equity interests of any Person (other than the Company or a Company Subsidiary) by the Company or a Company Subsidiary; or
(xii)   constitutes a loan to any Person (other than a wholly owned Company Subsidiary) by the Company or any Company Subsidiary (other than advances made pursuant to and expressly disclosed in the Company Material Leases or pursuant to any disbursement agreement, development agreement, or development addendum entered into in connection with a Company Material Lease with respect to the development, construction, or equipping of Company Properties or the funding of improvements to Company Properties) in an amount in excess of $1,000,000.
(b)   Each Company Material Contract is legal, valid, binding and enforceable on the Company, Company Operating Partnership and each Company Subsidiary to the extent such Person is a party thereto and, to the knowledge of the Company, each other party thereto in accordance with its terms, and is in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law). Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, the Company, Company Operating Partnership and each Company Subsidiary has performed all obligations required to be performed by it prior to the date hereof under each Company Material Contract and, to the knowledge of the Company, each other party thereto has performed all obligations required to be performed by it under such Company Material Contract except where such failure has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. None of the Company, Company Operating Partnership or any Company Subsidiary has received as of the date hereof written notice of any violation or default under any Company Material Contract, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company has made true and correct copies of each Company Material Contract available to Parent.
Section 4.13   Litigation.   Except as set forth in Section 4.13 of the Company Disclosure Letter or as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, as of the date of this Agreement, (a) there is no suit, demand, arbitration, inquiry, claim, action, cause of action investigation, inquiry, arbitration, audit or other legal proceeding (each, a “Claim”), pending or, to the knowledge of the Company, threatened by or before any Governmental Authority, nor, to the knowledge of the Company, is there any investigation pending by any Governmental Authority, in each case, against or affecting the Company, Company Operating Partnership, any other Company Subsidiary or any of their respective properties at law or in equity, and (b) none of the Company, Company Operating Partnership or any other Company Subsidiary, nor any of their respective properties, is subject to any outstanding Order. As of immediately prior to the date of this Agreement, there is no suit, claim, action or proceeding to which the Company or any Company Subsidiary is a party pending or, to the Knowledge of the Company, threatened in writing seeking to prevent, hinder, modify, delay or challenge the Mergers or any of the other transactions contemplated by this Agreement.
Section 4.14   Environmental Matters.   Except as set forth on Section 4.14 of the Company Disclosure Letter and as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect:
(a)   The Company, Company Operating Partnership and each Company Subsidiary are in compliance with all applicable Environmental Laws, possess all Environmental Permits necessary to conduct their current operations and are in compliance with their respective Environmental Permits;
(b)   There is no Claim or Order pending, or, to the knowledge of the Company, threatened against the Company and any Company Subsidiary under any applicable Environmental Law;
(c)   None of the Company, Company Operating Partnership or any Company Subsidiary has entered into or agreed to any consent decree or Order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials which remains unresolved;
(d)   None of the Company, Company Operating Partnership or any Company Subsidiary has assumed, by contract or operation of Law, any liability under any Environmental Law or relating to any Hazardous Materials, or is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials; and
(e)   None of the Company, Company Operating Partnership or any Company Subsidiary has caused, and to the knowledge of the Company, no Third Party has caused any release of a Hazardous Material at any Company Property or other property formerly owned, operated or leased by the Company or any Company Subsidiary that would be required to be investigated or remediated by the Company or any Company Subsidiary under any Environmental Law.
This Section 4.14 contains the sole representations and warranties of the Company and Company Operating Partnership with regard to Hazardous Materials, Environmental Laws or other environmental matters.
Section 4.15   Intellectual Property.   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company, Company Operating Partnership and the other Company Subsidiaries own, free and clear of any Liens (other than Permitted Liens and non-exclusive license agreements) or has a valid and enforceable license, free and clear of any Liens (other than Permitted Liens), or otherwise possess valid and enforceable rights to use all Intellectual Property necessary to conduct the business of the Company, Company Operating Partnership and the other Company Subsidiaries as it is currently conducted, (ii) the Registered Intellectual Property owned by the Company or any Company Subsidiary has not been cancelled, abandoned or dedicated to the public domain and all applicable registrations are valid and enforceable, (iii), to the knowledge of the Company, the conduct of the business of the Company, Company Operating Partnership and the other Company Subsidiaries as it is currently conducted does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any Third Party, (iv) there are no pending or, to the knowledge of the Company, threatened Claims and none of the Company, Company Operating Partnership or any other Company Subsidiary (nor any of their respective predecessors) has received any written notice since January 1, 2021 from any Third Party (A) asserting the infringement or other violation of any Intellectual Property of such Third Party by the Company, Company Operating Partnership or any other Company Subsidiary or (B) pertaining to or challenging the validity, enforceability, or registrability of, any right, title or interest of the Company or the Company Subsidiaries with respect to, any material Intellectual Property owned by the

Company, Company Operating Partnership or any other Company Subsidiary, and (v) to the knowledge of the Company, no Third Party is currently infringing or misappropriating Intellectual Property owned by the Company, Company Operating Partnership or any other Company Subsidiary. The Company, Company Operating Partnership and the Company Subsidiaries have implemented commercially reasonable measures to maintain and protect each item of Intellectual Property that they own and that is material to the Company and the Company Subsidiaries, taken as a whole. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company, Company Operating Partnership and the other Company Subsidiaries have reasonable data security programs that are consistent with industry standards and applicable Privacy/Data Security Laws and (ii) none of the Company, Company Operating Partnership or any of the other Company Subsidiaries has experienced any interruption to, or any breach of the security of, its information technology systems, or any personal, proprietary or other sensitive information in its possession or under its control.
Section 4.16   Properties.
(a)   Section 4.16(a) of the Company Disclosure Letter sets forth a list of the address of each real property owned, leased (as lessee or sublessee), including ground leased, by the Company, Company Operating Partnership or any other Company Subsidiary as of the date of this Agreement (all such real property interests, together with all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property, are individually referred to herein as a “Company Property” and collectively referred to herein as the “Company Properties”).
(b)   The Company, Company Operating Partnership or any other Company Subsidiary owns good and marketable fee simple title or leasehold title (as applicable) to each of the Company Properties, in each case, free and clear of Liens, except for Company Permitted Liens that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. For the purposes of this Agreement, “Company Permitted Liens” shall mean any (i) Liens relating to any Indebtedness incurred in the ordinary course of business consistent with past practice, (ii) Liens that result from any statutory or other Liens for Taxes or assessments that are not yet subject to penalty or the validity of which is being contested in good faith by appropriate proceedings and for which there are adequate reserves on the financial statements of the Company (if such reserves are required pursuant to GAAP), (iii) any Company Material Contracts or other service contracts, management agreements, leasing commission agreements, agreements or obligations set forth in Section 4.16(l) of the Company Disclosure Letter, or Company Leases or ground leases or air rights affecting any Company Property, (iv) Liens imposed or promulgated by Law or any Governmental Authority, including zoning regulations, permits and licenses, (v) Liens that are disclosed on the existing Company Title Insurance Policies made available by or on behalf of the Company, the Company Operating Partnership or any other Company Subsidiary to Parent prior to the date hereof and, with respect to leasehold interests, Liens on the underlying fee or leasehold interest of the applicable ground lessor, lessor or sublessor, (vi) any cashiers’, landlords’, workers’, mechanics’, carriers’, workmen’s, repairmen’s and materialmen’s liens and other similar Liens imposed by Law and incurred in the ordinary course of business consistent with past practice that are not yet subject to penalty or the validity of which is being contested in good faith by appropriate proceedings, and (vii) any other Liens, limitations, restrictions or title defects that do not materially impair the value of the applicable Company Property or the continued use and operation of the applicable Company Property as currently used and operated.
(c)   The Company Properties (x) are supplied with utilities and other services reasonably required for their continued operation as they are now being operated, (y) are, to the knowledge of the Company and except as set forth in Section 4.16(c) of the Company Disclosure Letter, in working order sufficient for their normal operation in the manner currently being operated and without any material structural defects other than as may be disclosed in any physical condition reports that have been made available to Parent, and (z) are, to the knowledge of the Company, adequate and suitable for the purposes for which they are presently being used.
(d)   To the knowledge of the Company, each of the Company Properties has sufficient access to and from publicly dedicated streets for its current use and operation, without any constraints that materially interfere with the normal use, occupancy and operation thereof.

(e)   Except as set forth on Section 4.16(e) of the Company Disclosure Letter. Neither the Company, the Company Operating Partnership, nor any of the Company Subsidiaries has received (i) written notice that any certificate, permit or license from any Governmental Authority having jurisdiction over any of the Company Properties or any agreement or easement that is necessary to permit the lawful use and operation of the buildings and improvements on any of the Company Properties or that is necessary to permit the lawful use and operation of all utilities, parking areas, retention ponds, driveways, roads and other means of egress and ingress to and from any of the Company Properties is not in full force and effect as of the date of this Agreement, except for such failures to be in full force and effect that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, or of any pending written threat of modification or cancellation of any of same, that would reasonably be expected to have a Company Material Adverse Effect, or (ii) written notice of any uncured violation of any Laws affecting any of the Company Properties which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.
(f)   No certificate, variance, permit or license from any Governmental Authority having jurisdiction over any of the Company Properties or any agreement, easement or other right that is necessary to permit the current use of the buildings and improvements on any of the Company Properties or that is necessary to permit the current use of all parking areas, driveways, roads and other means of egress and ingress to and from any of the Company Properties has failed to be obtained or is not in full force and effect, and neither the Company, the Company Operating Partnership, nor any Company Subsidiary has received written notice of any outstanding threat of modification or cancellation of any such certificate, variance, permit or license, except for any of the foregoing as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.
(g)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect or as set forth on Section 4.16(g) of the Company Disclosure Letter, no condemnation, eminent domain or similar proceeding has occurred or is pending with respect to any owned Company Property or, to the knowledge of the Company, any Company Property leased by the Company, the Company Operating Partnership, or any Company Subsidiary, and neither the Company, the Company Operating Partnership, nor any Company Subsidiary has received any written notice to the effect that (i) any condemnation or rezoning proceedings are threatened with respect to any of the Company Properties, or (ii) any zoning regulation or ordinance (including with respect to parking), Board of Fire Underwriters rules, building, fire, health or other Law has been violated (and remains in violation) for any Company Property.
(h)   Except for discrepancies, errors or omissions that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, the rent rolls for each of the Company Properties, as of April 1, 2023, which rent rolls have previously been made available by or on behalf of the Company, the Company Operating Partnership or any Company Subsidiary to Parent, and the schedules with respect to the Company Properties subject to triple-net leases, which schedules have previously been made available to Parent, correctly reference each lease or sublease that was in effect as of April 1, 2023 and to which the Company, the Company Operating Partnership or the Company Subsidiaries are parties as lessors or sublessors with respect to each of the applicable Company Properties (all leases or subleases (including any triple-net leases), together with all amendments, modifications, supplements, renewals, exercise of options and extensions related thereto, the “Company Leases”). Section 4.16(h) of the Company Disclosure Letter sets forth the current rent annualized and security deposit amounts currently held for each Company Lease (which security deposits are in the amounts required by the applicable Company Lease).
(i)   True and complete in all material respects copies of (i) all ground leases affecting the interest of the Company, the Company Operating Partnership or any Company Subsidiary in the Company Properties and (ii) all Company Leases (collectively, the “Company Material Leases”), in each case in effect as of the date hereof, together with all amendments, modifications, supplements, renewals and extensions through the date hereof related thereto, have been made available to Parent. Except as set forth on Section 4.16(i) of the Company Disclosure Letter or as individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, (1) neither the Company, the Company Operating Partnership nor any Company Subsidiary is and, to the knowledge of the Company, no other party is in breach or violation of, or default under, any Company Material Lease, (2) no event has occurred which would result in a breach or violation of, or a default under, any Company Material Lease by the Company, the Company Operating Partnership or any Company Subsidiary, or, to the knowledge of the Company, any other party thereto (in each case, with or without notice or lapse of time or both) and no tenant under a Company Material Lease is in monetary default under such Company Material Lease, (3) no tenant under a Company Lease is the beneficiary or has the right to become a beneficiary of a loan or forbearance from the Company, the Company Operating Partnership or any Company Subsidiary in excess of $500,000 in the aggregate, (4) neither the Company, the Company Operating Partnership nor any Company Subsidiary is in receipt of any rent under any Company Lease paid more than 30 days before such rent is due and payable, and (5) to the Knowledge of the Company, each Company Material Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect with respect to the Company, the Company Operating Partnership or a Company Subsidiary and, to the knowledge of the Company, with respect to the other parties thereto, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law).
(j)   Except as set forth on Section 4.16(j) of the Company Disclosure Letter, there are no Tax abatements or exemptions specifically affecting the Company Properties, and the Company, the Company Operating Partnership and the Company Subsidiaries have not received any written notice of (and the Company, the Company Operating Partnership and the Company Subsidiaries do not have any knowledge of) any proposed increase in the assessed valuation of any of the Company Properties or of any proposed public improvement assessments that will result in the Taxes or assessments payable in the next tax period increasing, except in each case for any such Taxes or assessments that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(k)   As of the date of this Agreement, no purchase option has been exercised under any Company Lease for which the purchase has not closed prior to the date of this Agreement.
(l)   Except for (1) Company Permitted Liens or (2) as set forth in any Company Lease, or as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) there are no unexpired option to purchase agreements, rights of first refusal or first offer or any other rights to purchase or otherwise acquire any Company Property or any portion thereof that would materially adversely affect the Company’s, the Company Operating Partnership’s or any other Company Subsidiary’s ownership, ground lease, or right to use a Company Property subject to a Company Material Lease, and (ii) there are no other outstanding rights or agreements to enter into any contract for sale, ground lease or letter of intent to sell or ground lease any Company Property or any portion thereof that is owned by any Company Subsidiary, which, in each case, is in favor of any Third Party.
(m)   Except as pursuant to a Company Lease or any ground lease affecting any Company Property, neither the Company, the Company Operating Partnership nor any Company Subsidiary is a party to any agreement pursuant to which the Company, the Company Operating Partnership or any Company Subsidiary manages or manages the development of any real property for any Third Party.
(n)   Neither the Company, the Company Operating Partnership nor any Company Subsidiary is party to any oral Company Lease.
(o)   Each Company Property is covered by a valid Company Title Insurance Policy. A copy of each Company Title Insurance Policy in the possession of the Company has been made available to Parent. No written claim has been made against any Company Title Insurance Policy, which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.
(p)   To the knowledge of the Company, Section 4.16(p) of the Company Disclosure Letter lists each Company Property which is (i) under development as of the date hereof, and describes the status of such development as of the date hereof, and (ii) which is subject to a binding agreement for development or commencement of construction by the Company, the Company Operating Partnership or a Company Subsidiary, in each case other than those pertaining to minor capital repairs, replacements and other similar correction of deferred maintenance items in the ordinary course of business or alterations or expansions being performed by any tenant under a Company Lease.

(q)   The Company, the Company Operating Partnership and the Company Subsidiaries have good and valid title to, or a valid and enforceable leasehold interest in, or other right to use, all personal property owned, used or held for use by them as of the date of this Agreement (other than property owned by tenants and used or held in connection with the applicable tenancy), except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. None of the Company’s, the Company Operating Partnership’s or any of the Company Subsidiaries’ ownership of or leasehold interest in any such personal property is subject to any Liens, except for Company Permitted Liens and Liens that have not had and would not reasonably be expected to have a Company Material Adverse Effect. Section 4.16(q) of the Company Disclosure Letter sets forth all leased personal property of the Company, the Company Operating Partnership or any Company Subsidiary with monthly lease obligations in excess of $250,000 and that are not terminable upon 30 days’ notice.
(r)   Section 4.16(r) of the Company Disclosure Letter lists the parties currently providing third-party property management services to the Company, the Company Operating Partnership or a Company Subsidiary and the number of facilities currently managed by each such party.
Section 4.17   Taxes.
(a)   Except as set forth on Section 4.17(a) of the Company Disclosure Letter, the Company, Company Operating Partnership and, if applicable, each Company Subsidiary has timely filed (or there have been filed on their behalf) with the appropriate Governmental Authority all income and other material Tax Returns required to be filed by them, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were complete and correct in all material respects. The Company, Company Operating Partnership and each Company Subsidiary has duly paid (or there has been paid on their behalf), or made adequate provisions for, all income and other material Taxes required to be paid by them, whether or not shown on any Tax Return. True and materially complete copies of all U.S. federal income Tax Returns that have been filed with the IRS by the Company and, if applicable, each Company Subsidiary with respect to the taxable years ending on or after December 31, 2021 have been provided or made available to representatives of Parent.
(b)   The Company (i) for all taxable years commencing with the Company’s taxable year ended December 31, 2013 through December 31, 2022, has been subject to taxation as a REIT and has satisfied all requirements to qualify as a REIT; (ii) has operated since January 1, 2023 to the date hereof in a manner consistent with the requirements for qualification and taxation as a REIT; (iii) intends to continue to operate in such a manner as to qualify as a REIT until the REIT Merger Effective Time; and (iv) has not taken or omitted to take any action that could reasonably be expected to result in a challenge by the IRS or any other Governmental Authority to its status as a REIT, and, to the knowledge of the Company, no such challenge is pending or has been threatened in writing.
(c)   The most recent financial statements contained in the Company SEC Filings reflect an adequate reserve for all Taxes payable by the Company and the Company Subsidiaries for all taxable periods and portions thereof through the date of such financial statements in accordance with GAAP, whether or not shown as being due on any Tax Return.
(d)   Except as set forth on Section 4.17(d) of the Company Disclosure Letter (i) there are no audits, examinations, investigations by any Governmental Authority or other proceedings ongoing or, to the knowledge of the Company, threatened with regard to any income or other material Taxes or Tax Returns of the Company or any Company Subsidiary and neither the Company nor any Company Subsidiary is a party to any litigation or administrative proceeding relating to Taxes; (ii) no material deficiency for Taxes of the Company or any Company Subsidiary has been claimed, proposed or assessed in writing or, to the knowledge of the Company, threatened, by any Governmental Authority, which deficiency has not yet been settled; (iii) none of the Company, Company Operating Partnership or any Company Subsidiary has waived any statute of limitations with respect to Taxes (other than in connection with any extension of time to file any Tax Return) or agreed to any extensions of time with respect to any Tax assessment or deficiency for any open tax year; (iv) neither the Company nor any of the Company Subsidiaries has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); and (v) neither the Company nor any Company Subsidiary has received a written claim by any Governmental Authority in any jurisdiction where any of them does not file Tax Returns or pay any Taxes that it is or may be subject to taxation by that jurisdiction.
(e)   None of the Company, Company Operating Partnership or any Company Subsidiary holds any asset, the disposition of which would be subject to (or to rules similar to) Section 1374 of the Code or the “prohibited transactions” Tax under Section 857(b)(6) of the Code.
(f)   No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon the Company or the Company Subsidiaries.
(g)   The Company and the Company Subsidiaries have complied, in all material respects, with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446 and 3402 of the Code or similar provisions under any state or foreign Laws) and have duly and timely withheld and, in each case, have paid over to the appropriate Governmental Authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.
(h)   There are no Company Tax Protection Agreements (as hereinafter defined) in force at the date of this Agreement, and, as of the date of this Agreement, no Person has raised in writing, or to the knowledge of the Company, threatened to raise a material claim against the Company or any Company Subsidiary for any breach of any Company Tax Protection Agreements. As used herein, “Company Tax Protection Agreements” means any agreement to which the Company, or any Company Subsidiary is a party: (i) pursuant to which any liability to holders of limited partnership interests in a Company Subsidiary Partnership relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; and/or (ii) that was entered into in connection with or related to the deferral of income Taxes of a holder of interests in a Company Subsidiary Partnership, and that requires the Company, or any Company Subsidiaries, to (A) maintain a minimum level of debt or continue a particular debt, (B) retain or not dispose of assets for a period of time that has not since expired, (C) make or refrain from making Tax elections, (D) operate (or refrain from operating) in a particular manner, (E) use (or refrain from using) a specified method of taking into account book tax disparities under Section 704(c) of the Code with respect to one or more assets of such party or any of its direct or indirect subsidiaries, (F) use (or refrain from using) a particular method for allocating one or more liabilities of such party or any of its direct or indirect subsidiaries under Section 752 of the Code), and/or (G) only dispose of assets in a particular manner. As used herein, “Company Subsidiary Partnership” means a Company Subsidiary that is a partnership for U.S. federal income tax purposes.
(i)   There are no Tax Liens upon any property or assets of the Company or any Company Subsidiary except for Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.
(j)   None of the Company, Company Operating Partnership or any Company Subsidiary has requested, has received or is subject to any ruling of a Governmental Authority or has entered into any binding agreement with a Governmental Authority with respect to any Taxes.
(k)   There are no Tax allocation or sharing agreements or similar agreements with respect to, binding, or otherwise involving the Company or any Company Subsidiary (other than customary arrangements under commercial contracts entered into in the ordinary course of business and which do not primarily relate to Taxes).
(l)   To the knowledge of the Company, the Company does not have and will not have, as of the REIT Merger Effective Time, any current or accumulated “earnings and profits” for U.S. federal income tax purposes which would constitute “earnings and profits accumulated in any non-REIT year” (determined for purposes of Section 857(a)(2)(B) of the Code).
(m)   None of the Company, Company Operating Partnership or any Company Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract, (other than customary arrangements under commercial contracts entered into in the ordinary course of business and which do not primarily relate to Taxes), or otherwise.
(n)   Except as set forth on Section 4.17(n) of the Company Disclosure Letter, none of the Company, Company Operating Partnership or any Company Subsidiary is or has been a party to any “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4(b)).
(o)   Neither the Company nor any of the Company Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with transactions contemplated by this Agreement.
(p)   Company Operating Partnership is not an investment company for purposes of Section 721(b) of the Code.
(q)   Except as set forth on Section 4.17(q) of the Company Disclosure Letter, no written power of attorney that has been granted by Company or any of Company Subsidiary (other than to the Company or a Company Subsidiary) currently is in force with respect to any matter relating to Taxes.
(r)   Except as set forth on Section 4.17(r) of the Company Disclosure Letter, no Company Subsidiary that is not a domestic corporation has ever been treated as other than a partnership or disregarded entity for U.S. federal income tax purposes. Without limitation of the foregoing, Company Operating Partnership is and always has been taxable as a partnership (and not as an association or publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes.
(s)   The Company is not aware of any fact or circumstance that could reasonably be expected to prevent the REIT Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
Section 4.18   Insurance.   The Company has made available to Parent copies of all material insurance policies maintained by the Company or the Company Subsidiaries and all material fidelity bonds or other insurance service contracts in each case in the Company’s possession providing coverage for all material Company Properties (the “Company Insurance Policies”). Except for those matters that have not had and would not reasonably be expected to have a Company Material Adverse Effect, there is no claim for coverage by the Company or any Company Subsidiary pending under any of the Company Insurance Policies that has been denied or disputed by the insurer. Except for those matters that have not had and would not reasonably be expected to have a Company Material Adverse Effect, all premiums payable under all Company Insurance Policies have been paid, and the Company and the Company Subsidiaries have otherwise complied in all material respects with the terms and conditions of all the Company Insurance Policies. To the knowledge of the Company, such Company Insurance Policies are valid and enforceable in accordance with their terms and are in full force and effect. No written notice of cancellation or termination has been received as of the date hereof by the Company or any Company Subsidiary with respect to any Company Insurance Policy which has not been replaced on substantially similar terms prior to the date of such cancellation.
Section 4.19   Opinion of Financial Advisor.   The Company Special Committee has received the opinion of Truist Securities, Inc. (the “Company Financial Advisor”), the Company’s independent financial advisor, to the effect that, as of the date of such opinion and subject to the assumptions and limitations set forth therein, the Common Exchange Ratio is fair from a financial point of view to the holders of shares of Company Common Stock.
Section 4.20   Takeover Statutes.   Assuming the accuracy of the representations and warranties set forth in Section 5.24, the Company Board has taken all action necessary, if any, to render inapplicable to the REIT Merger the restrictions on business combinations contained in Section 3-602 of the MGCL, and any such action shall be irrevocable during the term of this Agreement. No other “business combination,”

“control share acquisition” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar federal or state Law is applicable to this Agreement, the Mergers or the other transactions contemplated by this Agreement.
Section 4.21   Vote Required.   The affirmative vote of the holders of not less than a majority of all outstanding shares of Company Common Stock entitled to vote thereon to approve the REIT Merger (the “Company Stockholder Approval”) is the only vote of the holders of any class or series of shares of capital stock of the Company required to adopt this Agreement and approve the Mergers and the other transactions contemplated by this Agreement.
Section 4.22   Company Rights Plan.   Other than the Company Rights Plan, there is no stockholders rights plan, “poison pill” anti-takeover plan or other similar arrangement in effect, to which the Company is party or otherwise bound. The Company has amended, and the Company and the Company Board have taken all necessary action to amend, the Company Rights Agreement to render the Rights (as defined therein) issued pursuant to the Rights Agreement inapplicable to the execution and delivery of this Agreement or the consummation of the Mergers and to ensure that none of the execution or delivery of this Agreement or the consummation of the Mergers will result in (a) the occurrence of an event described in Section 3.1 of the Company Rights Agreement, (b) a Stock Acquisition Date or a Distribution Date or (c) the Rights becoming evidenced by, and transferable pursuant to, certificates separate from the certificates representing shares of Company Common Stock. No Distribution Date or Stock Acquisition Date has occurred, and the Rights have not become evidenced by, or transferable pursuant to, certificates separate from the certificates representing the Company Common Stock. The Company and the Company Board have taken all actions necessary to ensure that the Rights shall expire immediately after the REIT Merger Effective Time, without the payment of any money or other consideration. A true and correct copy of such amendment to the Company Rights Plan and the action of the Company Board approving such amendment has been provided to Parent on or prior to the date hereof, and such amendment remains in full force and effect.
Section 4.23   Brokers.   No broker, finder or investment banker (other than the Company Financial Advisor) is entitled to any brokerage, finder’s or other fee or commission in connection with or upon consummation of the Mergers based upon arrangements made by or on behalf of the Company or any Company Subsidiary. The Company has made available to Parent a true and complete copy of the Company’s engagement letter with the Company Financial Advisor, together with any amendment, modification, supplement, renewal, extension or other document related thereto, with respect to the transactions contemplated by this Agreement.
Section 4.24   Investment Company Act.   None of the Company, Company Operating Partnership or any other Company Subsidiary is required to be registered as an investment company under the Investment Company Act.
Section 4.25   Ownership of Parent Common Shares.   None of the Company, Company Operating Partnership, any Company Subsidiary or, to the knowledge of the Company, their respective Affiliates or “associates” (as defined in Section 3-601(c) of the MGCL) is, nor at any time during the last three years has been, an “interested stockholder” of Parent as defined in Section 3-601(j) of the MGCL.
Section 4.26   Affiliate Transactions.   Except as set forth in the Company SEC Filings made through and including the date of this Agreement or as permitted by this Agreement, from January 1, 2021 through the date of this Agreement there have been no transactions, agreements, arrangements or understandings between the Company or any Company Subsidiary, on the one hand, and any Affiliates (other than Company Subsidiaries) of the Company or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC.
Section 4.27   [Reserved].
Section 4.28   No Other Representations or Warranties.   Notwithstanding anything contained in this Agreement to the contrary, except for the representations and warranties contained in Article V, each of the Company and the Company Operating Partnership acknowledges that neither Parent nor any other Person or entity on behalf of Parent has made, and the Company and Company Operating Partnership have not relied upon, any representation or warranty, whether express or implied, with respect to Parent or any of the Parent Subsidiaries or their respective businesses, affairs, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or with respect to the accuracy or completeness of any other information provided or made available to the Company by or on behalf of Parent.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
OF PARENT, PARENT OPERATING PARTNERSHIP, REIT MERGER SUB AND PARTNERSHIP MERGER SUB
Except (a) as set forth in the corresponding sections of the disclosure letter that has been prepared by Parent and delivered by Parent to the Company immediately prior to the execution and delivery of this Agreement (the “Parent Disclosure Letter”), it being agreed that disclosure of any item in any Section of the Parent Disclosure Letter with respect to any Section or subsection of Article V of this Agreement shall be deemed disclosed with respect to any other Section or subsection of Article V of this Agreement to the extent the relevance of such item is reasonably apparent from the face of such disclosure (provided, however, that nothing in the Parent Disclosure Letter is intended to broaden the scope of any representation or warranty of Parent, Parent Operating Partnership, REIT Merger Sub or Partnership Merger Sub made herein or be construed as an admission or indication that (i) such item or other matter is material, (ii) such item or other matter is required to be referred to in the Company Disclosure Letter or (iii) any breach or violation of applicable Laws or any contract, agreement or arrangement to which the Parent, Parent Operating Partnership or their respective Subsidiaries is a party exists or has occurred), or (b) as disclosed in publicly available Parent SEC Filings filed with, or furnished to, as applicable, the SEC on or after January 1, 2022 and at least two (2) Business Days prior to the date of this Agreement (excluding any documents incorporated by reference therein or files as exhibits thereto, and excluding any disclosure set forth in any section of a Parent SEC Filing entitled “Risk Factors” or “Cautionary Note Regarding Forward-Looking Statements” or similarly titled section in any other disclosures included in the Parent SEC Filings, in each case to the extent that such disclosure is cautionary, predictive or forward-looking in nature), Parent, Parent Operating Partnership, REIT Merger Sub and Partnership Merger Sub hereby jointly and severally represent and warrant to the Company and Company Operating Partnership that:
Section 5.1   Organization and Qualification; Subsidiaries.
(a)   Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Maryland, and Parent Operating Partnership is a partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware and each has the requisite organizational power and authority and any necessary governmental authorization, except for such failures to be so authorized that individually or in the aggregate have not had and would not reasonably be expected to have a Parent Material Adverse Effect, to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. Each of Parent and Parent Operating Partnership is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.
(b)   REIT Merger Sub is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Maryland and has the requisite organizational power and authority to carry on its business as it is now being conducted. REIT Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.
(c)   Partnership Merger Sub is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite organizational power and authority to carry on its business as it is now being conducted. Partnership Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.
(d)   Section 5.1(d) of the Parent Disclosure Letter sets forth a true and complete list of the Parent Subsidiaries, together with (i) the jurisdiction of incorporation or organization, as the case may be, of each

Parent Subsidiary, (ii) the type of and percentage of interest held, directly or indirectly, by Parent in each Parent Subsidiary, and (iii) the classification for U.S. federal income tax purposes of each Parent Subsidiary, including by identifying each Parent Subsidiary that is a Qualified REIT Subsidiary or a Taxable REIT Subsidiary. Each Parent Subsidiary (other than REIT Merger Sub and Partnership Merger Sub) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite organizational power and authority and any necessary governmental authorization to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted, except for such failures to be so organized, in good standing or have certain power and authority that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. Each Parent Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. There are no current dissolution, revocation or forfeiture proceedings regarding any Parent Subsidiary except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect and, to the Parent’s knowledge, there are no grounds that currently exist for the administrative dissolution of Parent or any Parent Subsidiary by any Governmental Authority.
(e)   None of Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub or any Parent Subsidiary directly or indirectly owns any interest in or of, or investment in, whether equity or debt, any Person (other than equity interests in the Parent Subsidiaries and investments in short-term investment securities set forth on Section 5.1(e) of the Parent Disclosure Letter).
Section 5.2   Organizational Documents.   Parent has made available to the Company complete and correct copies of (i) the Parent Charter and Parent Bylaws and (ii) the Parent Partnership Certificate and Parent Partnership Agreement, as in effect on the date hereof.
Section 5.3   Capital Structure.
(a)   As of the date of this Agreement, the authorized capital stock of Parent consists of 280,000,000 shares of capital stock, which have been classified as 250,000,000 shares of Parent Common Stock and 30,000,000 shares of Parent Preferred Stock. At the close of business on May 20, 2023, (i) 103,880,021 Parent Common Shares were issued and outstanding, (ii) 6,799,467 shares of Parent Series A Preferred Stock were issued and outstanding, (iii) 4,695,887 shares of Parent Series B Preferred Stock were issued and outstanding, (iv) 359,840 shares of Parent Common Stock were reserved for issuance pursuant to awards outstanding under the Parent 2021 Equity Plan, (v) 2,500,000 shares of Parent Common Stock were reserved for issuance upon a conversion of awards of LTIP Units pursuant to the Parent 2021 OPP and (vi) there are no shares of Parent Common Stock reserved for issuance upon conversion of Parent Partnership Units. One hundred thousand (100,000) shares of Parent Preferred Stock are designated as Parent Series C Preferred Stock, none of which is outstanding, and which are reserved for issuance in accordance with the stockholder rights plan adopted pursuant to the Parent Rights Agreement (the “Parent Rights Plan”). All issued and outstanding shares of the beneficial interests of Parent are, and all Parent Common Shares reserved for issuance as noted above, shall be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights, and all Parent Common Shares and Parent Preferred Shares to be issued to Parent Operating Partnership and provided by Parent Operating Partnership as the REIT Common Merger Consideration or the REIT Preferred Merger Consideration, when so issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness of Parent or any Parent Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which holders of Parent Common Shares or other equity holders of such Parent Subsidiary may vote.
(b)   Parent is the sole general partner of Parent Operating Partnership, and Parent owns, directly or indirectly, all of the general partner interests in Parent Operating Partnership, free and clear of Liens (other than Permitted Liens). Section 5.3(b) of the Parent Disclosure Letter sets forth, as of the date hereof, the name of, and the number and class of partnership interests held by, each partner in Parent Operating Partnership. Other than such limited partnership interests set forth on Section 5.3(b) of the Parent Disclosure

Letter, Parent owns all of the issued and outstanding limited partnership interests in Parent Operating Partnership, free and clear of Liens (other than Permitted Liens or Liens arising pursuant to the Parent Partnership Agreement).
(c)   All of the REIT Merger Sub membership interests are owned directly or indirectly by Parent Operating Partnership, free and clear of Liens. All of the REIT Merger Sub membership interests are duly authorized and validly issued, and are not entitled to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness of REIT Merger Sub having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which holder of REIT Merger Sub membership interests may vote.
(d)   All of the Partnership Merger Sub membership interests are owned directly or indirectly by Parent Operating Partnership, free and clear of Liens. All of the Partnership Merger Sub membership interests are duly authorized and validly issued, and are not entitled to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness of Partnership Merger Sub having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which holder of Partnership Merger Sub membership interests may vote.
(e)   All of the outstanding shares of capital stock of each of the Parent Subsidiaries that is a corporation are duly authorized, validly issued, fully paid and nonassessable. All equity interests in each of the Parent Subsidiaries that is a partnership or limited liability company are duly authorized and validly issued. All shares of capital stock of (or other ownership interests in) each of the Parent Subsidiaries that may be issued upon exercise of outstanding options or exchange rights are duly authorized and, upon issuance will be validly issued, fully paid and nonassessable. Except as set forth in Section 5.3(e) of the Parent Disclosure Letter, Parent owns, directly or indirectly, all of the issued and outstanding capital stock and other equity interests of each of the Parent Subsidiaries, free and clear of all Liens (other than Permitted Liens), and there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the outstanding capital stock or other equity interests of any Parent Subsidiary or which would require any Parent Subsidiary to issue or sell any shares of its capital stock, equity interests or securities convertible into or exchangeable for shares of its capital stock or equity interests.
(f)   Except as set forth in Section 5.3(f) of the Parent Disclosure Letter or pursuant to the Parent Rights Plan, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, rights of first refusal, arrangements or undertakings of any kind to which Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub or any other Parent Subsidiary is a party or by which any of them is bound, obligating Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub or any other Parent Subsidiary to issue, deliver or sell or create, or cause to be issued, delivered or sold or created, additional Parent Common Shares or REIT Merger Sub or Partnership Merger Sub partnership interests or other equity interests or phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any equity interest of Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub or any of the other Parent Subsidiaries or obligating Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub or any other Parent Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, right of first refusal, arrangement or undertaking. As of the date of this Agreement, except as expressly provided in the Parent Partnership Agreement or pursuant to the Parent Rights Plan, there are no outstanding contractual obligations of Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub or any other Parent Subsidiary to repurchase, redeem or otherwise acquire any Parent Common Shares, or other equity interests of Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub or any other Parent Subsidiary (other than in satisfaction of withholding Tax obligations pursuant to certain awards outstanding under the Parent Equity Plan). Except as set forth on Section 5.3(f) of the Parent Disclosure Letter, none of Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub or any other Parent Subsidiary is a party to or, to the knowledge of Parent, bound by any agreements or understandings concerning the voting of any capital stock or other equity interests of Parent, REIT Merger Sub, Partnership Merger Sub or any of the other Parent Subsidiaries.
(g)   All dividends or distributions on the Parent Common Shares, Parent Preferred Stock, Parent Partnership Units and any dividends or distributions on any securities of any Parent Subsidiary which have been authorized or declared prior to the date hereof have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable).
Section 5.4   Authority.
(a)   Each of Parent, Parent Operating Partnership, REIT Merger Sub and Partnership Merger Sub has the requisite corporate, partnership or limited liability company power and authority, respectively, to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of the Parent Stockholder Approval, to consummate the Mergers and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Parent, Parent Operating Partnership, REIT Merger Sub and Partnership Merger Sub and the consummation by each of Parent, Parent Operating Partnership, REIT Merger Sub and Partnership Merger Sub of the Mergers and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate or limited partnership proceedings on the part of Parent, Parent Operating Partnership, REIT Merger Sub or Partnership Merger Sub, as applicable, are necessary to authorize this Agreement or the Mergers or to consummate the transactions contemplated hereby, subject (x) with respect to the REIT Merger, to receipt of the Parent Stockholder Approval and the filing and acceptance for record of the REIT Merger Articles of Merger with the Maryland SDAT and (y) with respect to the Partnership Merger, to the filing and acceptance for record of the Partnership Merger Certificate of Merger with the Delaware Secretary. The Parent Board at a duly held meeting, upon the recommendation of the Parent Special Committee, has (i) duly and validly authorized the execution and delivery of this Agreement and declared advisable the consummation of the Mergers and the other transactions contemplated hereby, (ii) determined that the Mergers and the transactions contemplated by this Agreement are fair to and in the best interest of Parent and its stockholders, (iii) directed that the Parent Share Issuances be submitted for consideration at the Parent Stockholder Meeting, and (iv) resolved to recommend that the stockholders of Parent vote in favor of the Parent Share Issuances (the “Parent Recommendation”) and to include such recommendation in the Joint Proxy Statement. Parent, in its capacity as the sole general partner of the Parent Operating Partnership and in accordance with the Parent Partnership Agreement, has approved this Agreement, the Partnership Merger and the other applicable transactions contemplated by this Agreement.
(b)   This Agreement has been duly executed and delivered by each of Parent, Parent Operating Partnership, REIT Merger Sub and Partnership Merger Sub and, assuming due authorization, execution and delivery by each of the Company and Company Operating Partnership, constitutes a legally valid and binding obligation of each of Parent, Parent Operating Partnership, REIT Merger Sub and Partnership Merger Sub, enforceable against Parent, Parent Operating Partnership, REIT Merger Sub and Partnership Merger Sub in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
(c)   The Parent Special Committee, at a meeting duly called and held, has recommended that the Parent Board approve and adopt this Agreement and determined that the transactions contemplated hereby, including the Mergers, are advisable and are fair and in the best interests of Parent and the stockholders of Parent.
(d)   As of the date hereof, neither the Parent Board, nor the Parent Special Committee, has subsequently rescinded or modified, in any way, its determinations and approvals discussed above.
Section 5.5   No Conflict; Required Filings and Consents.
(a)   The execution and delivery of this Agreement by each of Parent, Parent Operating Partnership, REIT Merger Sub and Partnership Merger Sub does not, and the performance of this Agreement and the consummation of the Mergers and the other transactions contemplated hereby by each of Parent, Parent Operating Partnership, REIT Merger Sub and Partnership Merger Sub will not, (i) assuming receipt of the Parent Stockholder Approval, conflict with or violate any provision of (A) the Parent Charter, Parent Bylaws, Parent Partnership Certificate, Parent Partnership Agreement or the organizational documents of REIT Merger Sub or Partnership Merger Sub or (B) any of the organizational or governing documents of any other Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in

Section 5.5(b) have been obtained, all filings and notifications described in Section 5.5(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub or any other Parent Subsidiary or by which any property or asset of Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub or any other Parent Subsidiary is bound, or (iii) to the extent not obtained prior to the date hereof, require any consent or approval under, result in any breach of or any loss of any benefit or material increase in any cost or obligation of Parent or any Parent Subsidiary under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, acceleration, or cancellation or payment (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under or result in the creation of a Lien on any property or asset of Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub or any other Parent Subsidiary pursuant to, any note, bond, debt instrument, indenture, contract, agreement, ground lease, license, permit or other legally binding obligation to which Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub or any other Parent Subsidiary is a party, except, as to clauses (i)(B), (ii) and (iii), respectively, for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.
(b)   The execution and delivery of this Agreement by each of Parent, Parent Operating Partnership, REIT Merger Sub and Partnership Merger Sub does not, and the performance of this Agreement by each of Parent, Parent Operating Partnership, REIT Merger Sub and Partnership Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing with the SEC of (A) the Joint Proxy Statement, the Form S-4, and the declaration of effectiveness of the Form S-4, and (B) such reports under, and other compliance with, the Exchange Act (and the rules and regulations promulgated thereunder) and the Securities Act (and the rules and regulations promulgated thereunder) as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) as may be required under the rules and regulations of the NASDAQ and the NYSE, (iii) the filing of the REIT Merger Articles of Merger and the acceptance thereof for record by the Maryland SDAT pursuant to the MGCL and the MD LLC Act, (iv) the filing of the Partnership Merger Certificate of Merger and the acceptance thereof for record by the Delaware Secretary pursuant to the DRULPA and the DLLCA, (v) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws, (vi) such filings as may be required in connection with state and local Transfer Taxes, and (vii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.
Section 5.6   Permits; Compliance with Law.
(a)   Except for the Permits that are the subject of Section 5.14 or Section 5.16, which are solely the subject of the representations and warranties made therein, Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub and each other Parent Subsidiary is in possession of all Permits, including building permits and certificates of occupancy, necessary for Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub and each other Parent Subsidiary to own, lease and, to the extent applicable, operate its properties or to carry on its respective business substantially as it is being conducted as of the date hereof (collectively, the “Parent Permits”), and all such Parent Permits are valid and in full force and effect, except where the failure to be in possession of, or the failure to be valid or in full force and effect of, any of the Parent Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. All applications required to have been filed for the renewal of Parent Permits have been duly filed on a timely basis with the appropriate Governmental Authority, and all other filings required to have been made with respect to such Parent Permits have been duly made on a timely basis with the appropriate Governmental Authority, except in each case for failures to file which, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. All fees and assessments due and payable by Parent, Parent Operating Partnership or any other Parent Subsidiary, in each case, in connection with the Parent Permits, have been paid, expect where the failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. None of Parent, Parent Operating Partnership or any Parent Subsidiary has received as of the date hereof, any written claim or notice indicating that, nor to the knowledge of Parent is, Parent, Parent Operating Partnership or any other Parent Subsidiary currently not in compliance with the terms of any such Parent Permits, except where the failure to be in compliance with the terms of any such Parent Permits, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. No event has occurred with respect to a Parent Permit that permits, or after notice or lapse of time or both would permit, the suspension, revocation, termination or material impairment of such Parent Permit (or the rights thereunder), and no suspension, cancellation, revocation or material impairment of any Parent Permit is pending, or the knowledge of Parent, threatened, except, in each case, where such suspension, revocation, cancellation or material impairment, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.
(b)   None of Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub or any other Parent Subsidiary is or has since January 1, 2021, been in conflict with, or in default or violation of (i) any Law applicable to Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub or any other Parent Subsidiary or by which any property or asset of Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub or any other Parent Subsidiary is bound (except for compliance with Laws addressed in Section 5.10, Section 5.11, Section 5.14, Section 5.16 or Section 5.17, which are solely the subject of the representations and warranties made therein), or (ii) any Parent Permits (except for Parent Permits addressed in Section 5.14, which are solely the subject of the representations made therein), except in each case for any such conflicts, defaults or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.
(c)   Each of Parent, each Parent Subsidiary and their respective controlled Affiliates (including in each case any of their officers, directors or employees) have complied in all material respects with applicable Anti-Corruption Laws. Neither Parent nor any Parent Subsidiary nor, to the knowledge of Parent, any director, officer or Representative of Parent or any Parent Subsidiary has (i) used any corporate funds for any unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made, taken or will take any action in furtherance of any direct or indirect unlawful payment, promise to pay or authorization or approval of the payment or giving of money, property or gifts of anything of value, directly or indirectly to any foreign or domestic government official or employee, (iii) made, offered or taken an act in furtherance of any direct or indirect unlawful bribe, rebate, payoff, kickback or other unlawful payment to any foreign or domestic government official or employee, (iv) made any payment to any customer, supplier or tenant, or to any officer, director, partner, employee or agent of any such customer, supplier or tenant, for the unlawful sharing of fees to any such customer, supplier or tenant or any such officer, director, partner, employee or agent for the unlawful rebating of charges, (v) engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer, supplier or tenant or any such officer, director, partner, employee or agent of such customer, officer or tenant, or (vi) taken any action or made any omission in violation of any applicable Law governing imports into or exports from the United States or any foreign country, or relating to economic sanctions or embargoes, corrupt practices, money laundering, or compliance with unsanctioned foreign boycotts, in each case, in violation of any applicable Anti-Corruption Law. Neither Parent nor any Parent Subsidiary has received any written communication that alleges that it, or any of its respective Representatives, is, or may be, in violation of, or has, or may have, any liability under, any Anti-Corruption Law.
Section 5.7   SEC Filings; Financial Statements.
(a)   Parent has timely filed with, or furnished (on a publicly available basis) to, the SEC all forms, reports, schedules, statements, certifications and other documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, including any amendments or supplements thereto, from and after January 1, 2021 (collectively, the “Parent SEC Filings”). Each Parent SEC Filing, as amended or supplemented, if applicable, (i) as of its date, or, if amended or supplemented, as of the date of the most recent amendment or supplement thereto, complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations of the SEC thereunder, and (ii) did not, at the time it was filed (or became effective in the case of registration statements), or, if amended or supplemented, as of the date of the most recent amendment or supplement thereto, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, neither REIT Merger Sub nor Partnership Merger Sub nor any other Parent Subsidiary is separately subject to the periodic reporting requirements of the Exchange Act.
(b)   Each of the consolidated financial statements contained or incorporated by reference in the Parent SEC Filings (as amended, supplemented or restated, if applicable, in each case, to the extent filed and publicly available prior to the date of this Agreement), including the related notes and schedules, complied in all material respects as to form with the applicable accounting requirements and published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as indicated in the notes thereto, or in the case of unaudited quarterly financial statements, as may be permitted by the SEC on Form 10-Q, Form 8-K, Regulation S-X or any successor or like form under the Exchange Act), and each such consolidated financial statement presented fairly, in all material respects, , in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position, results of operations, stockholders’ equity and cash flows of Parent and its consolidated subsidiaries, taken as a whole, as of the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments, none of which is material).
(c)   Parent is in compliance in all material respects with the provisions of and rules promulgated under the Sarbanes-Oxley Act, the Exchange Act and the Securities Act and the applicable listing and corporate governance rules of NYSE, in each case, relating to Parent which under the terms of such provisions or rules (including the dates by which such compliance is required) have become applicable to Parent. Each of the principal executive officer and the principal financial officer (in each case, having the meaning given to such terms in the Sarbanes-Oxley Act) of Parent has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder with respect to the Parent SEC Filings. Since January 1, 2021, Parent and the Parent Subsidiaries have devised, designed and maintain a system of “internal accounting controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) that is sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that: (i) transactions are executed only in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of the financial statements of Parent and the Parent Subsidiaries and to maintain accountability for the assets of Parent and the Parent Subsidiaries; (iii) access to such assets is permitted only in accordance with management’s authorization; (iv) the reporting of such assets is compared with existing assets at reasonable and regular intervals and appropriate action is taken with respect to any differences; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Parent has disclosed to Parent’s auditors and the audit committee of the Parent Board (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial data, and (ii) any fraud, whether or not material, that involves Parent’s management or other of Parent’s or any Parent Subsidiary’s employees who have a significant role in Parent’s internal controls over financial reporting, and Parent has made available to the Company copies of any material written materials relating to the foregoing( provided that the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in the auditing standards of the Public Company Over Oversight, as in effect on the date of this Agreement). Since January 1, 2021, Parent has established and maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) designed to ensure that material information relating to Parent required to be included in reports filed or furnished under the Exchange Act, is recorded, processed, summarized and communicated with in the time periods specified in the SEC’s rules and forms to Parent’s management, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required pursuant to the Exchange Act with respect to such reports, and such disclosure controls and procedures are effective in timely alerting Parent’s principal executive officer and its principal financial officer to material information required to be included in Parent’s periodic reports required under the Exchange Act. Parent has delivered or made available to the Company complete and accurate copies of notices received as of the date hereof by Parent from its independent auditor of any significant deficiencies or material weaknesses in Parent’s internal control over financial reporting since January 1, 2021 and any other management letter or similar correspondence received as of the date hereof by Parent since January 1, 2021 from any independent auditor of Parent or any of the then-existing Parent Subsidiaries. Since the enactment of the Sarbanes-Oxley Act, none of Parent, Parent Operating Partnership or any other Parent Subsidiary has made any “extensions of credit” (within the meaning of Section 401 of the Sarbanes-Oxley Act) to any director, trustee or executive officer (as defined in Rule 3b-7 promulgated under the Exchange Act) of Parent or any consolidated Parent Subsidiary.
(d)   None of Parent or any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required under GAAP to be set forth on a consolidated balance sheet of Parent and the Parent Subsidiaries or in the notes thereto, except for liabilities or obligations (i) reflected or reserved against on the most recent consolidated balance sheet of Parent and Parent Subsidiaries included in the Parent SEC Filings made through and including the date of this Agreement (including any notes thereto), (ii) incurred in connection with the transactions contemplated by this Agreement, including Section 6.2 hereof, (iii) incurred in the ordinary course of business consistent with past practice since the most recent balance sheet set forth in the Parent SEC Filings made through and including the date of this Agreement, (iv) described in any section of the Parent Disclosure Letter or (v) that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.
(e)   None of Parent or any Parent Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement, including any contract relating to any transaction or relationship between or among Parent or any Parent Subsidiary, on the one hand, and any unconsolidated Affiliate of Parent or any Parent Subsidiary, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Securities Act), in each case, where the result, purpose or effect is to avoid disclosure of any material transaction involving, or material liabilities of, Parent or any Parent Subsidiary in Parent’s consolidated audited financial statements or other SEC Documents or any Parent Subsidiary’s audited financial statements.
(f)   There are no (i) outstanding or unresolved comments from the SEC with respect to any Parent SEC Filing, and, to the knowledge of Parent, no Parent SEC Filing is the subject of ongoing SEC review, or (ii) internal investigations, SEC inquiries or investigations or other governmental inquiries or investigations pending or, to the knowledge of Parent, threatened. Parent has made available to the Company true and complete copies of all material written correspondence with the staff of the SEC received since January 1, 2021 relating to the Parent SEC Filings. None of the Parent SEC Filings is the subject of any confidential treatment request by Parent.
Section 5.8   Disclosure Documents.   None of the information supplied or to be supplied by or on behalf of Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub or any other Parent Subsidiary for inclusion or incorporation by reference in (i) the Form S-4 will, at the time such document is filed with the SEC, at any time such document is amended or supplemented or at the time such document is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Joint Proxy Statement will, at the date it is first mailed to the stockholders of the Company and stockholders of Parent, respectively, at the time of the Company Stockholder Meeting and the Parent Stockholder Meeting, at the time the Form S-4, is declared effective by the SEC or at the REIT Merger Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. All documents that Parent is responsible for filing with the SEC in connection with the transactions contemplated herein, to the extent relating to Parent or any Parent Subsidiary or other information supplied by or on behalf of Parent or any Parent Subsidiary for inclusion therein, will comply as to form, in all material respects, with the provisions of the Securities Act or Exchange Act, as applicable and the rules and regulations of the SEC thereunder and each such document required to be filed with any Governmental Authority (other than the SEC) will comply in all material respects with the provisions of any applicable Law as to the information required to be contained therein. The representations and warranties contained in this Section 5.8 shall not apply to statements or omissions included in the Form S-4 or the Joint Proxy Statement to the extent based upon information supplied to Parent by or on behalf of the Company.

Section 5.9   Absence of Certain Changes or Events.   From the date of Parent’s most recent audited balance sheet included in its Parent SEC Filings through the date of this Agreement, except as contemplated by this Agreement or as set forth on Section 5.9 of the Parent Disclosure Letter:
(a)   each of Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub and each other Parent Subsidiary has conducted its business in the ordinary course consistent with past practice, and, prior to the date hereof there has not been:
(i)   any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock or other equity interests of Parent or any Parent Subsidiary, other than regular quarterly dividends consistent with past practice;
(ii)   any repurchase, redemption or other acquisition by Parent or any Parent Subsidiary of any shares of capital stock or other equity interests of Parent or any Parent Subsidiary or any securities or other equity interests convertible into or exercisable for any shares of capital stock or other equity interests of Parent or any Parent Subsidiary, other than (A) the redemption or exchange of Parent Partnership Units pursuant to and in accordance with the provisions of the Parent Partnership Agreement, (B) the withholding of Parent Common Shares to satisfy withholding Tax obligations with respect to any restricted shares and RSUs under the Parent Equity Plans, and (C) the acquisition by Parent in the ordinary course of business consistent with past practice pursuant to the terms of the Parent Equity Plans upon termination of employment or service of an award holder;
(iii)   any split, combination, subdivision or reclassification of any capital stock or other equity interests, or any issuance of any other securities or equity interests in respect of, in lieu of or in substitution for share of capital stock or other equity interests, of Parent or any Parent Subsidiary;
(iv)   any (A) amendment to the Parent Charter, Parent Bylaws or other organizational documents of Parent; or (B) amendment to the articles or certificates of incorporation, bylaws or other organizational documents of any Parent Subsidiary;
(v)   except as required to comply with Law or any Parent Benefit Plan, (A) any grant of any severance, termination pay, retention, or change in control benefits to any current or former director, employee or other individual service provider of Parent or any Parent Subsidiary, (B) any entry into any employment, change in control, deferred compensation or other similar agreement, plan, arrangement or policy (or any material amendment to any such agreement, plan arrangement or policy) with any current or former director or employee of the Parent or any Parent Subsidiary, (C) any increase in the compensation or benefits payable under any Parent Benefit Plan other than increases in the ordinary course of business consistent with past practice, (D) recognition of any labor union, (E) any establishment, adoption, entry into, amendment, modification or termination of any collective bargaining agreement, (F) any establishment, adoption, entry into, termination or amendment or modification in any material respect, of any material Parent Benefit Plan or (G) the taking of any action to accelerate any material compensation or benefits, including vesting, funding and payment or the making of any material determinations, under any collective bargaining agreement, Parent Equity Plan or Parent Benefit Plan;
(vi)   any material change in Parent’s method of accounting or accounting principles or policies, except for any such change required by reason of a change in GAAP or by Regulation S-X under the Exchange Act, as approved by Parent’s independent accountants; or
(vii)   any settlement or remediation of any material Claim against or affecting Parent or a Parent Subsidiary; and
(b)   there has not been any Parent Material Adverse Effect or any effect, event, development or circumstance that, individually or in the aggregate with all other effects, events, developments and changes, would reasonably be expected to result in a Parent Material Adverse Effect.
Section 5.10   Employee Benefit Plans and Service Providers.
(a)   Other than the Parent Equity Plans and as set forth in Section 5.10(a) of the Parent Disclosure Letter, Parent and the Parent Subsidiaries do not and are not required to, and have not and have never been required to, maintain, sponsor or contribute to any Benefit Plans. Neither the Parent nor any Parent Subsidiary has any contract, plan or commitment, whether or not legally binding, to create any Benefit Plan.
(b)   Except as individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, none of Parent, any Parent Subsidiary or any of their respective ERISA Affiliates has incurred any obligation or liability with respect to or under any employee benefit plan, program or arrangement (including any agreement, program, policy or other arrangement under which any current or former employee, director or consultant has any present or future right to benefits) which has created or will create any obligation with respect to, or has resulted in or will result in any liability to Parent or any Parent Subsidiary.
(c)   Each of the Parent Equity Plans has been established and administered in all material respects in accordance with its terms and in material compliance with all applicable Laws, including the Code.
(d)   None of Parent, Merger Sub, any Parent Subsidiary or any of their respective ERISA Affiliates has ever maintained, contributed to, or participated in, or otherwise has any obligation or liability in connection with: (i) a “pension plan” under Section 3(2) of ERISA that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (iii) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), (iv) a “multiple employer plan” (as defined in Section 413(c) of the Code) or (v) in respect to the Parent Subsidiaries (and, in respect thereto, the Laws of any relevant jurisdiction of the European Union), any equivalent pension or similar plan, scheme, or arrangement (excluding any mandatory governmental pension schemes, plans, or arrangements pursuant to the domestic laws of that jurisdiction, where applicable).
(e)   Except as set forth in Section 5.10(e) of the Parent Disclosure Letter, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will, individually or together with the occurrence of any other event: (i) result in any payment becoming due to any service provider of Parent, Merger Sub or any Parent Subsidiary, (ii) increase or otherwise enhance any benefits otherwise payable by Parent, Merger Sub or any Parent Subsidiary or the amount of compensation due to any service provider of Parent, Merger Sub or any Parent Subsidiary or (iii) result in the acceleration of the time of payment or vesting of any such benefits or the funding of any such compensation or benefits.
(f)   None of Parent, Merger Sub or any Parent Subsidiary is a party to or has any obligation under any Contract, any Benefit Plan or otherwise to compensate any Person for excise taxes payable pursuant to Section 4999 of the Code or for additional taxes payable pursuant to Section 409A of the Code.
Section 5.11    Labor and Other Employment Matters.   Except as set forth in Section 5.11, neither Parent nor any Parent Subsidiary has, or has ever had, any employees.
Section 5.12    Material Contracts.
(a)   Except for contracts listed in Section 5.12(a) of the Parent Disclosure Letter or filed as exhibits to the Parent SEC Filings, neither the Parent nor any Parent Subsidiary is a party to or bound by any contract that, as of the date of this Agreement (each, together with the Parent Management Agreements and each Parent Material Lease, a “Parent Material Contract”):
(i)   is required to be filed as an exhibit to Parent’s Annual Report on Form 10-K pursuant to Item 601(b)(2), (4), (9) or (10) of Regulation S-K promulgated by the SEC;
(ii)   obligates Parent or any Parent Subsidiary to make non-contingent aggregate expenditures (other than principal and/or interest payments or the deposit of other reserves with respect to debt obligations) in excess of $1,000,000 and is not cancelable within ninety (90) days without material penalty to Parent or such Parent Subsidiary (except for any Parent Lease, Parent Management Agreements or any ground lease affecting any Parent Property);
(iii)   contains any non-compete or exclusivity provisions with respect to any line of business or geographic area that restricts the business of Parent or any Parent Subsidiary, or that otherwise restricts the lines of business conducted by Parent or any Parent Subsidiary or the geographic area in which Parent or any Parent Subsidiary may conduct business (other than ground lease or exclusive lease provisions, non-compete provisions and other similar leasing restrictions entered into by Parent and the Parent Subsidiaries in the ordinary course of business);
(iv)   is an agreement that obligates Parent or any Parent Subsidiary to indemnify (A) any past or present directors, officers, trustees and employees of Parent or any Parent Subsidiary pursuant to which Parent or Parent Subsidiary is the indemnitor, other than any customary indemnification obligations arising pursuant to the organizational or governing documents of Parent or any Parent Subsidiary or under Parent’s directors’ and officer’s or similar management liability insurance policy;
(v)   constitutes Indebtedness of Parent or any Parent Subsidiary with a principal amount outstanding (or, in the case of a guaranty or other contingent obligation, with a principal amount of the underlying obligation outstanding) as of the date hereof greater than $1,000,000, other than (x) surety or performance bonds, letters of credit or similar agreements entered into in the ordinary course of business, in each case, to the extent drawn upon and (y) any contract solely among Parent and its wholly owned Subsidiaries;
(vi)   except for customary restrictions contained in credit facilities and mortgage or mezzanine loans commonly used in the real estate industry, prohibits the pledging of the capital stock or other equity securities of or the issuance of guarantees by Parent or any Parent Subsidiary or otherwise contains covenants expressly limiting, in any material respect, the ability of Parent or any Parent Subsidiary to sell, transfer, pledge or otherwise, dispose of any material assets;
(vii)   requires Parent or any Parent Subsidiary to dispose of or acquire, or grants any Third Party the option to purchase from or sell to Parent or any Parent Subsidiary, assets or properties (other than in connection with the expiration of a Parent Lease or ground lease affecting any Parent Property) with a fair market value in excess of $250,000 , or involves any pending or contemplated merger, consolidation or similar business combination transaction;
(viii)   constitutes an interest rate cap, interest rate collar, interest rate swap, forward purchasing contract or other contract or agreement relating to a hedging transaction;
(ix)   sets forth the operational terms of any JV Agreement of Parent or any Parent Subsidiary;
(x)   contains restrictions with respect to payment of dividends or any other distribution in respect of the equity interests of Parent or any Parent Subsidiary;
(xi)   relates to the acquisition or divestiture of the capital stock or other equity interests of any Person (other than Parent or a Parent Subsidiary) by Parent or a Parent Subsidiary; or
(xii)   constitutes a loan to any Person (other than a wholly owned Parent Subsidiary) by Parent or any Parent Subsidiary (other than advances made pursuant to and expressly disclosed in the Parent Material Leases or pursuant to any disbursement agreement, development agreement, or development addendum entered into in connection with a Parent Material Lease with respect to the development, construction, or equipping of Parent Properties or the funding of improvements to Parent Properties) in an amount in excess of $1,000,000.
Each Parent Material Contract is legal, valid, binding and enforceable on Parent and each Parent Subsidiary party thereto, and, to the knowledge of Parent, each other party thereto in accordance with its terms, and is in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law). Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, Parent and each Parent Subsidiary has performed all obligations required to be performed by it prior to the date hereof under each Parent Material Contract and, to the knowledge of the Company, each other party thereto has performed all obligations required to be performed by it under such Parent Material Contract, except where such failure has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. None of Parent or any Parent Subsidiary has received as of the date hereof any written notice of any violation or default under any Parent Material

Contract, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Parent has made true and correct copies of each Parent Material Contract available to the Company.
Section 5.13   Litigation.   Except as set forth in Section 5.13 of the Parent Disclosure Schedule or as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, as of the date of this Agreement, (a) there is no Claim pending or, to the knowledge of Parent, threatened by or before any Governmental Authority, nor, to the knowledge of Parent, is there any investigation pending by any Governmental Authority, in each case, against or affecting Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub, any other Parent Subsidiary or any of their respective properties at law or in equity, and (b) none of Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub or any other Parent Subsidiary, nor any of their respective properties, is subject to any outstanding Order. As of immediately prior to the date of this Agreement, there is no suit, claim, action or proceeding to which Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub, any other Parent Subsidiary is a party pending or, to the knowledge of the Parent, threatened in writing seeking to prevent, hinder, modify, delay or challenge the Mergers or any of the other transactions contemplated by this Agreement.
Section 5.14   Environmental Matters.   Except as set forth on Section 5.14 of the Parent Disclosure Letter and as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect:
(a)   Parent, Parent Operating Partnership and each Parent Subsidiary are in compliance with all applicable Environmental Laws, possess all Environmental Permits necessary to conduct their current operations and are in compliance with their respective Environmental Permits.
(b)   There is no Claim or Order pending, or, to the knowledge of Parent, threatened against Parent and any Parent Subsidiary under any applicable Environmental Law.
(c)   None of Parent, Parent Operating Partnership or any Parent Subsidiary has entered into or agreed to any consent decree or Order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials which remains unresolved.
(d)   None of Parent, Parent Operating Partnership or any Parent Subsidiary has assumed, by contract or operation of Law, any liability under any Environmental Law or relating to any Hazardous Materials at any Parent Property or other property formerly owned, operated or leased by Parent or any Parent Subsidiary, or is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials.
(e)   None of Parent, Parent Operating Partnership or any Parent Subsidiary has caused, and to the knowledge of Parent, no Third Party has caused any release of a Hazardous Material at any Parent Property or other property formerly owned, operated or leased by Parent or any Parent Subsidiary that would be required to be investigated or remediated by Parent or any Parent Subsidiary under Environmental Law.
This Section 5.14 contains the sole representations and warranties of Parent, Parent Operating Partnership, REIT Merger Sub and Partnership Merger Sub with regard to Hazardous Materials, Environmental Laws or other environmental matters.
Section 5.15   Intellectual Property.   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, (i) Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub and the other Parent Subsidiaries own, free and clear of any Liens (other than Permitted Liens and non-exclusive license agreements) or has a valid and enforceable license, free and clear of any Liens (other than Permitted Liens), or otherwise possess valid and enforceable rights to use all Intellectual Property necessary to conduct the business of Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub and the other Parent Subsidiaries as it is currently conducted, (ii) the Registered Intellectual Property owned by any of Parent, Parent Operating

Partnership, REIT Merger Sub, Partnership Merger Sub or the other Parent Subsidiaries has not been cancelled, abandoned or dedicated to the public domain and all applicable registrations are valid and enforceable, (iii) to the knowledge of Parent, the conduct of the business of Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub and the other Parent Subsidiaries as it is currently conducted does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any Third Party, (iv) there are no pending or, to the knowledge of Parent, threatened Claims and none of Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub or any Parent Subsidiary (nor any of their respective predecessors) has received any written notice since January 1, 2021 from any Third Party (A) asserting the infringement or other violation of any Intellectual Property of such Third Party by Parent, Parent Operating Partnership or any other Parent Subsidiary or (B) pertaining to or challenging the validity, enforceability, or registrability of, any right, title or interest of Parent, Parent Operating Partnership or any other Parent Subsidiary with respect to, any material Intellectual Property owned by Parent, Parent Operating Partnership or any other Parent Subsidiary, and (v) to the knowledge of Parent, no Third Party is currently infringing or misappropriating Intellectual Property owned by Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub or any other Parent Subsidiary. Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub and the other Parent Subsidiaries have implemented commercially reasonable measures to maintain and protect each item of Intellectual Property that they own and that is material to Parent and the Parent Subsidiaries, taken as a whole. Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (i) Parent, Parent Operating Partnership and the other Parent Subsidiaries have reasonable data security programs that are consistent with industry standards and applicable Privacy/Data Security Laws and (ii) none of Parent, Parent Operating Partnership or any of the other Parent Subsidiaries has experienced any interruption to, or any breach of the security of, its information technology systems, or any personal, proprietary or other sensitive information in its possession or under its control.
Section 5.16   Properties.
(a)   Section 5.16(a) of the Parent Disclosure Letter sets forth a list of the address of each real property owned, leased (as lessee or sublessee), including ground leased, by Parent, Parent Operating Partnership or any other Parent Subsidiary as of the date of this Agreement (all such real property interests, together with all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property, are individually referred to herein as a “Parent Property” and collectively referred to herein as the “Parent Properties”). Parent, Parent Operating Partnership or a Parent Subsidiary owns good and valid fee simple title or leasehold title (as applicable) to each of the Parent Properties, in each case, free and clear of Liens, except for Parent Permitted Liens that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. For the purposes of this Agreement, “Parent Permitted Liens” shall mean any (i) Liens relating to any Indebtedness incurred in the ordinary course of business consistent with past practice, (ii) Liens that result from any statutory or other Liens for Taxes or assessments that are not yet subject to penalty or the validity of which is being contested in good faith by appropriate proceedings and for which there are adequate reserves on the financial statements of Parent (if such reserves are required pursuant to GAAP), (iii) any Parent Material Contracts or other service contracts, management agreements, leasing commission agreements, agreements or obligations set forth in Section 5.16(j) of the Parent Disclosure Letter, Parent Leases or ground leases or air rights affecting any Parent Property, (iv) Liens imposed or promulgated by Law or any Governmental Authority, including zoning regulations, permits and licenses, (v) Liens that are disclosed on existing title policies made available by or on behalf of the Parent, Parent Operating Partnership or any Parent Subsidiary to Company prior to the date hereof and, with respect to leasehold interests, Liens on the underlying fee or leasehold interest of the applicable ground lessor, lessor, or sublessor, (vi) any cashiers’, landlords’, workers’, mechanics’, carriers’, workmen’s, repairmen’s and materialmen’s liens and other similar Liens imposed by Law and incurred in the ordinary course of business consistent with past practice that are not yet subject to penalty or the validity of which is being contested in good faith by appropriate proceedings, and (vii) any other Liens, limitations, restrictions or title defects that do not materially impair the value of the applicable Parent Property or the continued use and operation of the applicable Parent Property as currently used and operated.

(b)   The Parent Properties (x) are supplied with utilities and other services as reasonably required for their continued operation as they are now being operated, (y) are, to the knowledge of Parent, in working order sufficient for their normal operation in the manner currently being operated and without any material structural defects other than as may be disclosed in any physical condition reports that have been made available to the Company, and (z) are, to the knowledge of Parent, adequate and suitable for the purposes for which they are presently being used.
(c)   To the knowledge of Parent, each of the Parent Properties has sufficient access to and from publicly dedicated streets for its current use and operation, without any constraints that materially interfere with the normal use, occupancy and operation thereof.
(d)   None of Parent, Merger Sub or any of the other Parent Subsidiaries has received (i) written notice that any certificate, permit or license from any Governmental Authority having jurisdiction over any of the Parent Properties or any agreement or easement that is necessary to permit the lawful use and operation of the buildings and improvements on any of the Parent Properties or that is necessary to permit the lawful use and operation of all utilities, parking areas, retention ponds, driveways, roads and other means of egress and ingress to and from any of the Parent Properties is not in full force and effect as of the date of this Agreement, except for such failures to be in full force and effect that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, or of any pending written threat of modification or cancellation of any of same, that would reasonably be expected to have a Parent Material Adverse Effect, or (ii) written notice of any uncured violation of any Laws affecting any of the Parent Properties which, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.
(e)   No certificate, variance, permit or license from any Governmental Authority having jurisdiction over any of the Parent Properties or any agreement, easement or other right that is necessary to permit the current use of the buildings and improvements on any of the Parent Properties or that is necessary to permit the current use of all parking areas, driveways, roads and other means of egress and ingress to and from any of the Parent Properties has failed to be obtained or is not in full force and effect, and none of Parent, Parent Operating Partnership, or any other Parent Subsidiary has received written notice of any outstanding threat of modification or cancellation of any such certificate, variance, permit or license, except for any of the foregoing as, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.
(f)   Except as set forth on Section 5.16(f) of the Parent Disclosure Letter or as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, (i) no condemnation, eminent domain or similar proceeding has occurred or is pending with respect to any owned Parent Property or, to the knowledge of Parent, any Parent Property leased by Parent, Parent Operating Partnership or any Parent Subsidiary, and (ii) none of Parent, Parent Operating Partnership or any other Parent Subsidiary has received any written notice to the effect that (A) any condemnation or rezoning proceedings are threatened with respect to any of the Parent Properties, or (B) any zoning regulation or ordinance (including with respect to parking), Board of Fire Underwriters rules, building, fire, health or other Law has been violated (and remains in violation) for any Parent Property.
(g)   Except for discrepancies, errors, or omissions that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, the rent rolls for each of the Parent Properties, as of April 1, 2023, which rent rolls have previously been made available by or on behalf of the Parent, Parent Operating Partnership or any other Parent Subsidiary to Company, and the schedules with respect to the Parent Properties subject to triple-net leases, which schedules have previously been made available to Company, correctly reference each lease or sublease that was in effect as of April 1, 2023, and to which Parent, Parent Operating Partnership or Parent Subsidiaries are parties as lessors or sublessors with respect to each of the applicable Parent Properties. Section 5.16(g) of the Parent Disclosure Letter sets forth the current rent annualized and security deposit amounts currently held for each Parent Lease (which security deposits are in the amounts required by the applicable Parent Lease).

(h)   True and complete in all material respects copies of all ground leases affecting the interest of Parent, Parent Operating Partnership or any Parent Subsidiary in the Parent Properties and all leases and subleases to which Parent, Parent Operating Partnership or the other Parent Subsidiaries are parties that are required to be filed as exhibits to the Parent SEC Filings pursuant to Item 601(b)(10) of Regulation S-K promulgated by the SEC (the “Parent Material Leases”), in each case in effect as of the date hereof, together with all amendments, modifications, supplements, renewals and extensions through the date hereof related thereto, have been made available to the Company. Except as has not had and would not reasonably be expected to have a Parent Material Adverse Effect, (1) none of Parent, Parent Operating Partnership, or any other Parent Subsidiary is and, to the knowledge of Parent, no other party is in breach or violation of, or default under, any Parent Material Lease, (2) no event has occurred which would result in a breach or violation of, or a default under, any Parent Material Lease by Parent, Parent Operating Partnership or any other Parent Subsidiary, or, to the knowledge of Parent, any other party thereto (in each case, with or without notice or lapse of time or both) and no tenant under a Parent Material Lease is in monetary default under such Parent Material Lease, (3) no tenant under a Parent Material Lease is the beneficiary or has the right to become a beneficiary of a loan or forbearance from Parent, Parent Operating Partnership or any other Parent Subsidiary in excess of $500,000 in the aggregate, (4) none of Parent, Parent Operating Partnership or any other Parent Subsidiary is in receipt of any rent under any Parent Lease paid more than thirty (30) days before such rent is due and payable, and (5) to the knowledge of Parent, each Parent Material Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect with respect to Parent, Parent Operating Partnership or any other Parent Subsidiary and, to the knowledge of Parent, with respect to the other parties thereto, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law).
(i)   Except as set forth on Section 5.16(i) of the Parent Disclosure Letter, there are no Tax abatements or exemptions specifically affecting Parent Properties, and Parent, Parent Operating Partnership and the Parent Subsidiaries have not received any written notice of (and Parent, Parent Operating Partnership and the Parent Subsidiaries do not have any knowledge of) any proposed increase in the assessed valuation of any of the Parent Properties or of any proposed public improvement assessments that will result in the Taxes or assessments payable in the next tax period increasing, except in each case for any such Taxes or assessments that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(j)   Except as set forth in Section 5.16(j) of the Parent Disclosure Letter or as not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, as of the date of this Agreement, no purchase option has been exercised under any Parent Lease for which the purchase has not closed prior to the date of this Agreement.
(k)   Except for (1) Parent Permitted Liens, (2) as set forth in Section 5.16(k) of the Parent Disclosure Letter, or (3) as set forth in any Parent Lease, or as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) there are no unexpired option to purchase agreements, rights of first refusal or any other rights to purchase or otherwise acquire any Parent Property or any portion thereof that would materially adversely affect Parent’s, Parent Operating Partnership’s or any Parent Subsidiary’s, ownership, ground lease or right to use a Parent Property subject to a Parent Material Lease, and (ii) there are no other outstanding rights or agreements to enter into any contract for sale, ground lease or letter of intent to sell or ground lease any Parent Property or any portion thereof that is owned by Parent Operating Partnership or any other Parent Subsidiary, which, in each case, is in favor of any party other than Parent, Parent Operating Partnership or a Parent Subsidiary.
(l)   Except as set forth in Section 5.16(l) of the Parent Disclosure Letter or pursuant to a Parent Lease or any ground lease affecting any Parent Property, neither Parent, Parent Operating Partnership nor any Parent Subsidiary is a party to any agreement pursuant to which Parent, Parent Operating Partnership or any Parent Subsidiary manages or manages the development of any real property for any Third Party.

(m)   Neither the Parent, Parent Operating Partnership nor any Parent Subsidiary is party to any oral Parent Lease.
(n)   Each Parent Property is covered by a valid Parent Title Insurance Policy. A copy of each Parent Title Insurance Policy in the possession of the Parent, Parent Operating Partnership or any other Parent Subsidiary has been made available to Company. No written claim has been made against any Parent Title Insurance Policy, which, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.
(o)   To the knowledge of Parent, Section 5.16(o) of the Parent Disclosure Letter lists each Parent Property which is (i) under development as of the date hereof, and describes the status of such development as of the date hereof, and (ii) which is subject to a binding agreement for development or commencement of construction by Parent, Parent Operating Partnership or a Parent Subsidiary, in each case other than those pertaining to minor capital repairs, replacements and other similar correction of deferred maintenance items in the ordinary course of business or alterations or expansions being performed by any tenant under a Parent Lease.
(p)   Parent, Parent Operating Partnership, and the other Parent Subsidiaries have good and valid title to, or a valid and enforceable leasehold interest in, or other right to use, all personal property owned, used or held for use by them as of the date of this Agreement (other than property owned by tenants and used or held in connection with the applicable tenancy), except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. None of Parent’s, Parent Operating Partnership’s, or any other Parent Subsidiaries’ ownership of or leasehold interest in any such personal property is subject to any Liens, except for Parent Permitted Liens and Liens that have not had and would not reasonably be expected to have a Parent Material Adverse Effect. Section 5.16(p) of the Parent Disclosure Letter sets forth all leased personal property of Parent, Parent Operating Partnership or any Parent Subsidiary with monthly lease obligations in excess of $250,000 and that are not terminable upon 30 days’ notice.
(q)   Section 5.16(q)   of the Parent Disclosure Letter lists the parties currently providing third-party property management services to Parent, Parent Operating Partnership or a Parent Subsidiary and the number of facilities currently managed by each such party.
Section 5.17   Taxes.
(a)   Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub and, if applicable, each other Parent Subsidiary has timely filed (or there have been filed on their behalf) with the appropriate Governmental Authority all income and other material Tax Returns required to be filed by them, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were complete and correct in all material respects. Parent and each Parent Subsidiary has duly paid (or there has been paid on their behalf), or made adequate provisions for, all income and other material Taxes required to be paid by them, whether or not shown on any Tax Return. True and materially complete copies of all U.S. federal income Tax Returns that have been filed with the IRS by Parent and, if applicable, each Parent Subsidiary, with respect to the taxable years ending on or after December 31, 2021 have been provided or made available to representatives of Company.
(b)   Parent (i) for all taxable years commencing with Parent’s taxable year ended December 31, 2013 through December 31, 2022, has been subject to taxation as a REIT and has satisfied all requirements to qualify as a REIT; (ii) has operated since January 1, 2023 to the date hereof in a manner consistent with the requirements for qualification and taxation as a REIT; (iii) intends to continue to operate in such a manner as to qualify as a REIT for its taxable year ending December 31, 2023; and (iv) has not taken or omitted to take any action that could reasonably be expected to result in a challenge by the IRS or any other Governmental Authority to its status as a REIT, and no such challenge, to the knowledge of Parent, is pending or has been threatened in writing.
(c)   The most recent financial statements contained in the Parent SEC Filings reflect an adequate reserve for all Taxes payable by Parent, Parent Operating Partnership, REIT Merger Sub, Partnership

Merger Sub and the other Parent Subsidiaries for all taxable periods and portions thereof through the date of such financial statements in accordance with GAAP, whether or not shown as being due on any Tax Return.
(d)   (i) There are no audits, examinations, investigations by any Governmental Authority or other proceedings ongoing or, to the knowledge of Parent, threatened with regard to any income or other material Taxes or Tax Returns of Parent, Parent LP, REIT Merger Sub, Partnership Merger Sub or any other Parent Subsidiary and neither Parent nor any Parent Subsidiary is a party to any litigation or administrative proceeding relating to Taxes; (ii) no material deficiency for Taxes of Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub or any other Parent Subsidiary has been claimed, proposed or assessed in writing or, to the knowledge of Parent, threatened, by any Governmental Authority, which deficiency has not yet been settled; (iii) none of Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub or any other Parent Subsidiary has waived any statute of limitations with respect to Taxes (other than in connection with any extension of time to file any Tax Return), or agreed to any extensions of time with respect to any Tax assessment or deficiency for any open tax year; (iv) none of Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub or any of the other Parent Subsidiaries has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); and (v) neither Parent nor any Parent Subsidiary has received a written claim by any Governmental Authority in any jurisdiction where any of them does not file Tax Returns or pay any Taxes that it is or may be subject to taxation by that jurisdiction.
(e)   Except as may be acquired pursuant to the Mergers, none of Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub or any other Parent Subsidiary holds any asset the disposition of which would be subject to (or to rules similar to) Section 1374 of the Code or the “prohibited transactions” Tax under Section 857(b)(6) of the Code.
(f)   No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon Parent, Merger Sub or the other Parent Subsidiaries.
(g)   Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub and the other Parent Subsidiaries have complied, in all material respects, with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446 and 3402 of the Code or similar provisions under any state or foreign Laws) and have duly and timely withheld and, in each case, have paid over to the appropriate Governmental Authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.
(h)   There are no Parent Tax Protection Agreements (as hereinafter defined) in force at the date of this Agreement, and, as of the date of this Agreement, no Person has raised in writing, or to the knowledge of Parent threatened to raise, a material claim against Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub or any other Parent Subsidiary for any breach of any Parent Tax Protection Agreements. As used herein, “Parent Tax Protection Agreements” means any agreement to which Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub or any other Parent Subsidiary is a party: (i) pursuant to which any liability to holders of limited partnership interests in a Parent Subsidiary Partnership relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; and/or (ii) that was entered into in connection with or related to the deferral of income Taxes of a holder of limited partnership interests in a Parent Subsidiary Partnership, and that requires the Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub or the other Parent Subsidiaries to (A) maintain a minimum level of debt or continue a particular debt, (B) retain or not dispose of assets for a period of time that has not since expired, (C) make or refrain from making Tax elections, (D) operate (or refrain from operating) in a particular manner, (E) use (or refrain from using) a specified method of taking into account book tax disparities under Section 704(c) of the Code with respect to one or more assets of such party or allocating one or more liabilities of such party or any of its direct or indirect subsidiaries under Section 752 of the Code, and/or (G) only dispose of assets in a particular manner. As used herein, “Parent Subsidiary Partnership” means a Parent Subsidiary that is a partnership for U.S. federal income tax purposes.
(i)   There are no Tax Liens upon any property or assets of Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub or any other Parent Subsidiary except for Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.
(j)   None of Parent, Parent Operating Partnership or any Parent Subsidiary has requested, has received or is subject to any ruling of a Governmental Authority or has entered into any binding agreement with a Governmental Authority with respect to any Taxes.
(k)   There are no Tax allocation or sharing agreements or similar agreements with respect to, binding, or otherwise involving Parent or any Parent Subsidiary (other than customary arrangements under commercial contracts entered into in the ordinary course of business and which do not primarily relate to Taxes).
(l)   To the knowledge of Parent, Parent does not have and will not have, as of the REIT Merger Effective Time, any current or accumulated “earnings and profits” for U.S. federal income tax purposes which would constitute “earnings and profits accumulated in any non-REIT year” (determined for purposes of Section 857(a)(2)(B) of the Code).
(m)   None of Parent, Parent Operating Partnership or any Parent Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Parent) or (ii) has any liability for the Taxes of any Person (other than Parent or any Parent Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law) as a transferee or successor, by contract (other than customary arrangements under commercial contracts entered into in the ordinary course of business and which do not primarily relate to Taxes), or otherwise.
(n)   None of Parent, Parent Operating Partnership or any Parent Subsidiary is or has been party to any “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4(b)).
(o)   Neither Parent nor any of the Parent Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with transactions contemplated by this Agreement.
(p)   Neither Parent Operating Partnership nor Partnership Merger Sub is an investment company for purposes of Section 721(b) of the Code.
(q)   No written power of attorney that has been granted by Parent or any Parent Subsidiary (other than to Parent or a Parent Subsidiary) currently is in force with respect to any matter relating to Taxes.
(r)   No Parent Subsidiary that is not a domestic corporation has ever been treated as other than a partnership or disregarded entity for U.S. federal income tax purposes. Without limitation of the foregoing, Parent Operating Partnership is and always has been taxable as a partnership (and not as an association or publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes.
(s)   Parent is not aware of any fact or circumstance that could reasonably be expected to prevent the REIT Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
Section 5.18   Insurance.   Parent has made available to the Company copies of all material insurance policies maintained by Parent or the Parent Subsidiaries and all material fidelity bonds or other insurance service contracts in each case in Parent’s possession providing coverage for all material Parent Properties (the

“Parent Insurance Policies”). Except for those matters that have not had and would not reasonably be expected to have a Parent Material Adverse Effect, there is no claim for coverage by Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub or any other Parent Subsidiary pending under the Parent Insurance Policies that has been denied or disputed by the insurer. Except for those matters that have not had and would not reasonably be expected to have a Parent Material Adverse Effect, all premiums payable under all Parent Insurance Policies have been paid, and Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub and the other Parent Subsidiaries have otherwise complied in all material respects with the terms and conditions of all the Parent Insurance Policies. To the knowledge of Parent, such Parent Insurance Policies are valid and enforceable in accordance with their terms and are in full force and effect and no written notice of cancellation or termination has been received as of the date hereof by Parent or any Parent Subsidiary with respect to any Parent Insurance Policy which has not been replaced on substantially similar terms prior to the date of such cancellation.
Section 5.19   Opinion of Financial Advisor.    Parent Special Committee has received the opinion of BMO Capital Markets Corp. (the “Parent Financial Advisor”), Parent’s independent financial advisor, to the effect that, as of the date of such opinion and based on and subject to the assumptions and limitations set forth therein, the Common Exchange Ratio is fair from a financial point of view to the holder of the shares of Parent Common Stock and Parent.
Section 5.20   Vote Required.
(a)   The affirmative vote of the holders of a majority of all the votes cast at the special meeting to approve the Parent Share Issuances (the “Parent Stockholder Approval”) is the only vote of the holders of any class or series of shares of capital stock required to approve the Parent Share Issuances.
(b)   The only vote of the holders of any class or series of membership interests of REIT Merger Sub necessary to adopt this Agreement and the REIT Merger is the affirmative vote of Parent in its capacity as the sole member of REIT Merger Sub, which adoption shall be provided by the written consent of Parent at or immediately following the execution of this Agreement.
Section 5.21   Brokers.   No broker, finder or investment banker (other than the Parent Financial Advisor) is entitled to any brokerage, finder’s or other fee or commission in connection with or upon consummation of the Mergers based upon arrangements made by or on behalf of Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub or any other Parent Subsidiary. Parent has made available to the Company a true and complete copy of Parent’s engagement letter with the Parent Financial Advisor, together with any amendment, modification, supplement, renewal, extension or other document related thereto, with respect to the transactions contemplated by this Agreement.
Section 5.22   Investment Company Act.   None of Parent, Parent Operating Partnership or any other Parent Subsidiary is required to be registered as an investment company under the Investment Company Act.
Section 5.23   Ownership of REIT Merger Sub and Partnership Merger Sub; No Prior Activities.
(a)   REIT Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. All of the interests of REIT Merger Sub are owned directly or indirectly by Parent.
(b)   Except for the obligations or liabilities incurred in connection with its organization and the transactions contemplated by this Agreement, REIT Merger Sub has not, and will not have prior to the REIT Merger Effective Time, incurred, directly or indirectly, through any Subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.
(c)   Partnership Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. All of the interests of Partnership Merger Sub are owned directly or indirectly by Parent Operating Partnership.
(d)   Except for the obligations or liabilities incurred in connection with its formation and the transactions contemplated by this Agreement, Partnership Merger Sub has not, and will not have prior to the Partnership Merger Effective Time, incurred, directly or indirectly, through any Subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.
Section 5.24   Ownership of Company Common Stock.    None of Parent, Parent Operating Partnership, any Parent Subsidiary or, to the knowledge of Parent, any of their respective Affiliates or “associates” (as defined in Section 3-601(c) of the MGCL) is, nor at any time during the last three years has been, an “interested stockholder” of the Company as defined in Section 3-601(j) of the MGCL.
Section 5.25   Takeover Statutes.   The Parent Board has taken all action necessary to render the Maryland Control Share Acquisition Act inapplicable to the issuance of any Parent Common Shares attendant to the Mergers. The issuance of Parent Common Shares as REIT Common Merger Consideration shall not result in a “control share acquisition” as defined in Section 3-701(d) of the MGCL. No stockholder of Parent is an “interested stockholder” (as defined in Section 3-601(j) of the MGCL) and the Parent Board has taken all action necessary to render inapplicable to the Mergers (including the issuance of the Parent Common Shares) the restrictions on business combinations contained in Section 3-602 of the MGCL.
Section 5.26   Parent Rights Plan.   Other than the Parent Rights Plan, there is no stockholder rights plan, “poison pill” anti-takeover plan or other similar arrangement in effect, to which the Parent is party or otherwise bound. No “Stock Acquisition Date” or “Distribution Date” (as such terms are defined in the Parent Rights Plan) will occur as a result of the execution of this Agreement or any other transactions contemplated by this Agreement or the consummation of the Mergers.
Section 5.27   Affiliate Transactions.   Except as set forth in the Parent SEC Filings made through and including the date of this Agreement or as permitted by this Agreement or as otherwise set forth in Section 5.27 of the Parent Disclosure Letter, from January 1, 2021 through the date of this Agreement there have been no transactions, agreements, arrangements or understandings between Parent or any Parent Subsidiary, on the one hand, and any Affiliates (other than Parent Subsidiaries) of Parent or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC.
Section 5.28   [Reserved].
Section 5.29   No Other Representations or Warranties.   Notwithstanding anything contained in this Agreement to the contrary, except for the representations and warranties contained in Article IV, each of Parent, Parent Operating Partnership, REIT Merger Sub and Partnership Merger Sub acknowledges that neither the Company nor any other Person or entity on behalf of the Company has made, and none of Parent, Parent Operating Partnership, REIT Merger Sub and Partnership Merger Sub has relied upon, any representation or warranty, whether express or implied, with respect to the Company or any of the Company Subsidiaries or their respective businesses, affairs, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or with respect to the accuracy or completeness of any other information provided or made available to Parent, REIT Merger Sub or Partnership Merger Sub by or on behalf of the Company.
ARTICLE VI.
COVENANTS AND AGREEMENTS
Section 6.1   Conduct of Business by the Company.
(a)   The Company and Company Operating Partnership covenant and agree that, between the date of this Agreement and the earlier to occur of the REIT Merger Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 8.1 (the “Interim Period”), except to the extent required by applicable Law, as may be agreed in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), as may be expressly required or permitted pursuant to this Agreement (including with respect to all actions necessary to effect the Internalization and the transactions contemplated by the Internalization Merger Agreement), as set forth in Section 6.1(a) of the Company Disclosure Letter or for any Public Health Measures, the Company and Company Operating Partnership shall, and shall cause each of the Company Subsidiaries, to (i) conduct their businesses and operations in the ordinary course and in a manner consistent with past practice in all material respects, and (ii) use their respective commercially reasonable efforts to: (A) maintain the material assets and properties of the Company and Company Subsidiaries in their current condition (normal wear and tear and damage excepted), (B) preserve intact in all material respects their current business organization, goodwill, ongoing businesses and material relationships with Third Parties, (C) keep available the services of its present officers, key employees and key consultants, if any, (D) maintain, in all material respects, reasonably satisfactory relationships with significant customers, franchisors, managers and suppliers and with other Persons with whom they have significant business relations and (E) maintain the status of the Company as a REIT.
(b)   [Reserved].
(c)   Without limiting the foregoing, the Company and Company Operating Partnership covenant and agree that, during the Interim Period, except to the extent required by applicable Law, as may be agreed in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned, except with respect to clauses (ii), (iii), (iv) or (xxiii) below, as to which Parent may grant or withhold its consent in its sole discretion), as may be expressly required or permitted pursuant to this Agreement, or as set forth in Section 6.1(c) of the Company Disclosure Letter, the Company and Company Operating Partnership shall not, and shall not cause or permit any Company Subsidiary to, do any of the following:
(i)   amend or propose to amend the Company Charter, Company Bylaws, Company Partnership Certificate or Company Partnership Agreement or materially amend or propose to materially amend the equivalent organizational or governing documents of any other Company Subsidiary, if such amendment would be adverse to the Company and the Company Subsidiaries, taken as a whole;
(ii)   split, combine, reclassify or subdivide any shares of stock or other voting securities or equity interests of the Company or any Company Subsidiary or, except as contemplated by Section 6.1(c)(iv), issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other voting securities or equity interests or waive the stock ownership limit under the Company Charter;
(iii)   declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, property or otherwise) with respect to shares of capital stock of the Company or any Company Subsidiary or other equity securities or ownership interests in the Company or any Company Subsidiary, except for (A) the declaration and payment by the Company of regular quarterly dividends in accordance with past practice and with respect to shares of Company Common Stock at an annual rate not to exceed $0.85 per share of Company Common Stock (each a “Company Common Quarterly Dividend”), (B) the declaration and payment by the Company of regular quarterly dividends with respect to shares of Company Preferred Stock shall be made in accordance with the terms of such Company Preferred Stock as set forth in the Company Charter, (C) the declaration and payment of regular distributions that are required to be made in respect of Company Partnership Units, (D) the declaration and payment of dividends or distributions by any directly or indirectly wholly owned Company Subsidiary to its parent entity, and (E) the declaration and payment of dividends or distributions by any Company Subsidiary that is not wholly owned, directly or indirectly, by the Company, in accordance with the requirements of the organizational documents of such Company Subsidiary. Notwithstanding the foregoing, the Company and any Company Subsidiary shall be permitted to make distributions, including under Sections 858 or 860 of the Code, reasonably necessary for the Company to maintain its status as a REIT under the Code and avoid or reduce the imposition of any corporate level tax or excise Tax under the Code;
(iv)   redeem, repurchase or otherwise acquire, or offer to redeem, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interests of the Company or a Company Subsidiary or any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, the Company or any Company Subsidiary, or any warrants, calls, options or other rights to acquire any such capital stock, securities or interests, other than (A) the redemption or exchange of Company Partnership Units pursuant to and in accordance with the provisions of the Company Partnership Agreement, (B) the withholding of shares of Company Common Stock to satisfy withholding Tax obligations with respect to shares of Company Restricted Stock, and (C) the acquisition by the Company in the ordinary course of business consistent with past practice in connection with the forfeiture of shares of Company Restricted Stock pursuant to the terms of the Company Equity Plans upon termination of employment or service of an award holder;
(v)   except for transactions among the Company and one or more wholly-owned Company Subsidiaries or among one or more wholly-owned Company Subsidiaries, as otherwise contemplated in Section 6.1(c)(iii), (iv), or (vi), or as set forth on Section 6.1(c)(v) of the Company Disclosure Letter in respect to the annual stock grants to Company’s directors or (subject to the Internalization Merger Agreement) the employees of AR Global, issue, deliver, sell, pledge, dispose, encumber or grant any shares of the Company’s or any of the Company Subsidiaries’ capital stock or other voting securities or equity interests, or any options, calls, warrants, convertible securities or other rights of any kind to acquire any shares of the Company’s or any of the Company Subsidiaries’ capital stock, voting securities or other equity interests or any other rights issued by the Company or any Company Subsidiary that are linked in any way to the price of Company Common Stock or any other shares of capital stock or other voting securities or equity interests of the Company or any Company Subsidiary, the value of the Company, any Company Subsidiary or any part of the Company or any Company Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock or other voting securities or equity interests of the Company or any Company Subsidiary; provided, however, that the Company may issue shares of Company Common Stock upon the vesting of any Company Restricted Stock;
(vi)   except as set forth on Section 6.1(c)(vi) of the Company Disclosure Letter or as may be specifically required under a Company employment agreement executed prior to the date of this Agreement or a company benefit plan adopted prior to the date of this Agreement or the provisions of the Internalization Merger Agreement relating to Advisor’s employees, grant, confer, award, or modify the terms of any options, convertible securities, restricted stock, phantom shares, equity-based compensation or other rights to acquire, or denominated in, any of the Company’s or any of the Company Subsidiaries’ capital stock or other voting securities or equity interests, other than as explicitly required by the terms of the shares of Company Restricted Stock outstanding on the date of this Agreement;
(vii)   acquire or agree to acquire (including by merger, consolidation or acquisition of equity or assets) (A) any corporation, partnership, limited liability company, other business organization or any division thereof or (B) any material amount of assets thereof (whether personal or real property), except the consummation of acquisitions pursuant to either (1) existing agreements to which the Company or any Company Subsidiary is a party and which are set forth on Section 6.1(c)(vii) of the Company Disclosure Letter or (2) agreements for acquisitions of real estate or entities owning real estate consistent with past practice;
(viii)   sell, mortgage, pledge, lease, license, sell and leaseback, transfer, assign, otherwise dispose of or encumber or subject to any Lien (other than a Permitted Lien and other than ordinary course leasing activities which do not otherwise require Parent’s consent pursuant to this Section 6.1(b)), (A) any real property or any interests therein contributing, either individually or in the aggregate, more than 10% of the Company’s EBITDA for the fiscal year ending December 31, 2022, and (B) any personal property and assets in excess of $250,000 in the aggregate, except for pledges or encumbrances of direct or indirect equity interests in Company Subsidiaries from time to time under the Company’s existing revolving credit facilities (including with respect to the addition or substitution of Company Subsidiaries as guarantors under the Company’s existing revolving credit facilities);
(ix)   incur, create, refinance, replace, prepay or assume any Indebtedness for borrowed money (other than by the Company or a wholly-owned Company Subsidiary to the Company or a wholly-owned Company Subsidiary) or issue or amend the terms of any outstanding debt securities of the Company or any wholly-owned Company Subsidiary or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the

Indebtedness of any other Person (other than a wholly-owned Company Subsidiary), except (A) Indebtedness incurred under the Company’s existing revolving credit facilities in the ordinary course of business consistent with past practice (including to pay dividends or other distributions permitted by Section 6.1(c)(iii)), (B) the addition or substitution of Company Subsidiaries as guarantors under such revolving credit facilities as permitted by Section 6.1(c)(viii)) (provided that, there shall not be any increase in the aggregate principal commitments of such revolving credit facilities), and (C) Indebtedness received upon the acquisition of real properties or entities owning real properties or the refinancing of same;
(x)   make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, employees, Affiliates, agents or consultants), or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons or enter into any “keepwell” or similar agreements to maintain the financial condition of any other Person, other than (A) by the Company or a wholly-owned Company Subsidiary, (B) loans, advances, capital contributions or investments required to be made under any Company Material Lease (it being understood that grants of relief as to the timing for payment of rent in the ordinary course of business are not loans, advances, capital contributions or investments) and (C) loans issued pursuant to the terms of a tax-qualified company benefit plan;
(xi)   renew, modify or amend, terminate (other than through expiration in accordance with its terms), or waive, release, compromise or assign any rights or claims under, any Company Material Contract or Company Material Lease or enter into any new contract that, if entered into prior to the date of this Agreement, would have been required to be listed in Section 4.10 or Section 4.16(e) of the Company Disclosure Letter as a Company Material Contract or Company Material Lease; other than (A) new Company Leases for the lease of real property consistent with past practice, (B) any termination or renewal in accordance with the terms of such existing Company Material Contract or Company Material Lease that occur automatically without any action by Company or any Company Subsidiary, (C) the entry into any modification or amendment of, or waiver or consent under, any mortgage, deed of trust, deed to secure debt, similar agreement, or related agreement to which Company or any Company Subsidiary is a party as required or necessitated by this Agreement, the Mergers or the other transactions contemplated this Agreement or (D) as necessary to comply with the terms of this Agreement;
(xii)   enter into or modify any collective bargaining agreement or other labor union contract applicable to the employees of the Company or any Company Subsidiary;
(xiii)   [Reserved];
(xiv)   waive, release, assign any material rights or Claims or make any payment, directly or indirectly, of any other liability of the Company or any Company Subsidiary, in an amount in excess of $2,500,000, before the same comes due in accordance with its terms, other than in the ordinary course of business and consistent with past practice (including ordinary course workouts and bankruptcies of tenants);
(xv)   except (A) pursuant to the Company’s operating budget previously provided to Parent, (B) capital expenditures necessary to repair any casualty losses or tenant build-outs in an amount up to $2,500,000 in the aggregate or to the extent such losses are covered by existing insurance, (C) tenant build-outs or ordinary course tenant improvements, and (D) capital expenditures in the ordinary course of business consistent with past practice necessary to repair or prevent damage to any Company Property in the event of an emergency situation, after prior notice to Parent (provided, that, if the nature of such emergency renders prior notice to Parent impracticable, the Company shall provide notice to Parent as promptly as reasonably practicable after making such capital expenditure), make or commit to make any capital expenditures in excess of $1,000,000 individually or $2,500,000 in the aggregate;
(xvi)   settle or compromise (A) any Claim made or pending against the Company or any of the Company Subsidiaries, other than settlements set forth on Section 6.1(c)(xvi) of the Company Disclosure Letter where the amount paid (after the application of any insurance proceeds actually received or appropriate credits are applied from self-insurance reserves, if any) in settlement or compromise does not exceed the thresholds set forth on Section 6.1(c)(xvi) of the Company Disclosure Letter and that (x) do not require any material actions or impose any material restrictions on the business or operations of the Company and the Company Subsidiaries, and (y) do not provide for any admission of liability by the Company or any Company Subsidiaries and (B) any Claim involving any present, former or purported holder or group of holders of the Company Common Stock other than in accordance with Section 6.8, (provided, however, that notwithstanding the foregoing, the written consent of Parent shall be required in order for the Company or any Company Subsidiary to settle, compromise, dismiss, discharge or otherwise dispose of any Claim arising from, based upon or challenging the validity of this Agreement or the consummation of the transactions contemplated hereby or seeking to prevent the consummation of the transactions contemplated hereby);
(xvii)   (A) hire or terminate any officer or director of the Company or any Company Subsidiary or promote or appoint any Person to a position of officer or director of the Company or any Company Subsidiary, (B) increase in any manner the amount, rate or terms of compensation or benefits of any of its directors or officers, except in the ordinary course of business consistent with past practice, (C) pay or agree to pay any pension, retirement allowance or other compensation or benefit to any former director, officer or consultant of the Company or any Company Subsidiary, except in the ordinary course of business consistent with past practice, (D) enter into, adopt, amend or terminate any employment, bonus, severance or retirement contract or other compensation or employee benefits arrangement, (E) accelerate the vesting or payment of any compensation or benefits under the Company Equity Plans, (F) grant any awards under the Company Equity Plans, bonus, incentive, performance or other compensation plan or arrangement, or (G) take any action to fund or in any other way secure the payment of compensation or benefits under the Company Equity Plans, in each case, other than as required by Law or the provisions of the Internalization Merger Agreement relating to Advisor’s employees;
(xviii)   fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting, principles or practices in effect at December 31, 2022, except as required by a change in GAAP (or any interpretation thereof) or in applicable Law or fail to maintain all financial books and records in all material respects in accordance with GAAP (or any interpretation thereof);
(xix)   other than customary use and limited geographic restrictions granted to tenants, (A) enter into any contract, agreement, arrangement or commitment that limits or otherwise restricts the Company or any Company Subsidiary or any of their successors from engaging or competing in any line of business or in any geographic area, or (B) enter into any new line of business;
(xx)   fail to duly and timely file all material reports and other material documents required to be filed with all Governmental Authorities and other authorities (including NASDAQ), subject to extensions permitted by Law;
(xxi)   enter into, amend or modify any Company Tax Protection Agreement; make, change or rescind any material election relating to Taxes; change a material method of Tax accounting; amend any income Tax Return or any other material Tax Return; settle or compromise any material U.S. federal, state, local or foreign income Tax liability, audit, claim or assessment, enter into any material closing agreement related to Taxes; or knowingly surrender any right to claim any material Tax refund, except in each case as required by Law;
(xxii)   take any action, or fail to take any action, which action or failure would reasonably be expected to (A) cause the Company to fail to qualify for taxation as a REIT, (B) cause any Company Subsidiary to cease to be treated as a Taxable REIT Subsidiary with respect to the Company or, in the case of any other Company Subsidiary, cause it to cease to be treated for U.S. federal income Tax purposes as a disregarded entity or partnership, as the case may be, or (C) cause the Company to become liable for U.S. federal income or excise Tax under Section 856, 857, 860 or 4981 of the Code (or similar provisions of state or local Tax Law); provided, that if any action described in clauses (A), (B) or (C) is required by Law or is necessary to preserve the status and taxation of the Company as a REIT under the Code, then the Company shall promptly notify Parent and make reasonable effort to permit Parent to review and comment on such action;
(xxiii)   merge or consolidate or adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization, except for the merger of one or more wholly-owned Company Subsidiaries with or into one or more other wholly-owned Company Subsidiaries or the dissolution and liquidation of Company Subsidiaries in the ordinary course of business consistent with past practice, which, individually or in the aggregate, would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, or that would, or would reasonably be expected to, prevent or materially impair the ability of the Company or Company Operating Partnership to consummate the Mergers before the Outside Date;
(xxiv)   permit any material insurance policy covering the Company, Company Properties or the Company Subsidiaries and their respective properties, assets and businesses to terminate or lapse without replacing such policy with comparable coverage (to the extent that comparable coverage is available) or materially amend or cancel any material insurance policy;
(xxv)   initiate or consent to any material zoning reclassification of any real property or any other material change to any approved site plan, special use permit, planned development approval or other land use entitlement affecting any Company Property, except as may be required under applicable Law or for the redevelopment of a property;
(xxvi)   [Reserved];
(xxvii)   amend or modify the compensation terms or any other obligations of the Company contained in the engagement letter with the Company Financial Advisor in a manner adverse to the Company, any Company Subsidiary or Parent or enter into any agreement or engage other financial advisors in connection with the transactions contemplated by this Agreement;
(xxviii)   take, or agree to commit to take, any action that would or would reasonably be expected to result in any of the conditions to the Mergers set forth in Article VII not being satisfied by the Outside Date;
(xxix)   amend (except as contemplated pursuant to this Agreement), terminate or grant any waiver of any provision of, or redeem the Rights (as defined in the Company Rights Plan) issued under, the Company Rights Plan; or
(xxx)   authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.
(d)   Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit the Company from taking any action after giving prior written notice to Parent (to the extent practicable), at any time or from time to time, that in the reasonable judgment of the Company Board, upon advice of counsel to the Company, is reasonably necessary for the Company to avoid or to continue to avoid incurring entity-level income or excise Taxes under Sections 856, 857, 860 and 4981 of the Code (and similar provisions of state or local Tax Law), maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the REIT Merger Effective Time, including making dividend or distribution payments to stockholders of the Company in accordance with this Agreement or otherwise, or to qualify or preserve the status of any Company Subsidiary as a partnership or disregarded entity for U.S. federal income tax purposes or as a Qualified REIT Subsidiary or Taxable REIT Subsidiary, as the case may be.
Section 6.2   Conduct of Business by Parent.
(a)   Parent and Parent Operating Partnership covenant and agree that, during the Interim Period, except to the extent required by applicable Law, as may be agreed in writing by the Company (which consent shall not be unreasonably withheld, delayed or conditioned), as may be expressly required or permitted pursuant to this Agreement (including with respect to all actions necessary to effect the

Internalization and the transactions contemplated by the Internalization Merger Agreement), or as set forth in Section 6.2(a) of the Parent Disclosure Letter or for any Public Health Measures, Parent and Parent Operating Partnership shall, and shall cause each of the Parent Subsidiaries to, (i) conduct their business and operations in the ordinary course and in a manner consistent with past practice in all material respects, and (ii) use their commercially reasonable efforts to: (A) maintain the material assets and properties of Parent and Parent Subsidiaries in their current condition (normal wear and tear and damage caused by casualty or by any reason outside of Parent’s or the Parent Subsidiaries’ control excepted), (B) preserve intact in all material respects its current business organization, goodwill, ongoing businesses and material relationships with Third Parties (C) keep available the services of its present officers, key employees and key consultants, (D) maintain, in all material respects, reasonably satisfactory relationships with significant customers, franchisors, managers and suppliers and with other Persons with whom they have significant business relations and (E) maintain the status of Parent as a REIT.
(b)   [Reserved].
(c)   Without limiting the foregoing, Parent and Parent Operating Partnership covenant and agree that, during the Interim Period, except to the extent required by applicable Law, as may be agreed in writing by the Company (which consent shall not be unreasonably withheld, delayed or conditioned, except with respect to clauses (ii), (iii), (iv) or (xxvi) below, as to which the Company may grant or withhold its consent in its sole discretion)), as may be expressly required or permitted pursuant to this Agreement, or as set forth in Section 6.2(b) of the Parent Disclosure Letter, Parent and Parent Operating Partnership shall not, and shall not cause or permit any of the Parent Subsidiaries to, do any of the following:
(i)   amend (or, except in accordance with Section 6.18 of this Agreement, propose to amend) the Parent Charter, Parent Bylaws, Parent Partnership Certificate or Parent Partnership Agreement or amend or propose to amend the equivalent organizational or governing documents of any Parent Subsidiary, if such amendment would be adverse to Parent and the Parent Subsidiaries, taken as a whole;
(ii)   split, combine, reclassify or subdivide any shares of stock or other voting securities or equity interests of Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub or any other Parent Subsidiary or, except as contemplated by Section 6.2(c)(iv), issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other voting securities or equity interests;
(iii)   declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, property or otherwise) with respect to shares of capital stock of Parent or other equity securities or ownership interests in Parent, except for (A) the declaration and payment by Parent of regular quarterly dividends, in accordance with past practice and not for any interim period prior to the REIT Merger Effective Time, at an annual rate not to exceed $1.60 per Parent Common Share (each a “Parent Common Quarterly Dividend”), (B) the declaration and payment of dividends or distributions made to Parent by any wholly owned Parent Subsidiary and (C) the declaration and payment of dividends or distributions made by any Parent Subsidiary that is not wholly owned, directly or indirectly, by Parent, in accordance with the requirements of the organizational documents of such Parent Subsidiary. Notwithstanding the foregoing, Parent and any Parent Subsidiary shall be permitted to make distributions, including under Sections 858 or 860 of the Code, reasonably necessary for Parent to maintain its status as a REIT under the Code and avoid or reduce the imposition of any corporate level tax or excise Tax under the Code;
(iv)   redeem, repurchase or otherwise acquire, or offer to redeem, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interests of Parent or a Parent Subsidiary or any securities of Parent or any Parent Subsidiary convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, Parent or any Parent Subsidiary, or any warrants, calls, options or other rights to acquire any such capital stock, securities or interests, other than (A) the redemption or exchange of Parent Partnership Units pursuant to and in accordance with the provisions of the Parent Partnership Agreement,

(B) the withholding of Parent Common Shares to satisfy withholding Tax obligations with respect to any restricted shares and RSUs under the Parent Equity Plans, and (C) the acquisition by Parent in the ordinary course of business consistent with past practice pursuant to the terms of the Parent Equity Plans upon termination of employment or service of an award holder;
(v)   except for transactions among Parent and one or more wholly-owned Parent Subsidiaries or among one or more wholly-owned Parent Subsidiaries, or as otherwise contemplated in Section 6.2(c)(iii) or (iv), or as set forth on Section 6.2(c)(v) of the Parent Disclosure Letter in respect to the annual stock grants to Parent’s directors or (subject to the Internalization Merger Agreement) the employees of AR Global issue, deliver, sell, pledge, dispose, encumber or grant any shares of the Parent’s or any of the Parent Subsidiaries’ capital stock or other voting securities or equity interests, or any options, calls, warrants, convertible securities or other rights of any kind to acquire any shares of the Parent’s or any of the Parent Subsidiaries’ capital stock, voting securities or other equity interests or any other rights issued by Parent or any Parent Subsidiary that are linked in any way to the price of Parent Common Shares or any other shares of capital stock or other voting securities or equity interests of Parent or any Parent Subsidiary, the value of the Parent, any Parent Subsidiary or any part of Parent or any Parent Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock or other voting securities or equity interests of Parent or any Parent Subsidiary; provided, however, that Parent may issue shares of Parent Common Shares pursuant to awards under the Parent Equity Plans;
(vi)   except as may be specifically required under a Parent employment agreement executed prior to the date of this Agreement or a benefit plan adopted prior to the date of this Agreement, grant, confer, award, or modify the terms of any options, convertible securities, restricted stock, phantom shares, equity-based compensation or other rights to acquire, or denominated in, any of the Parent’s or any of the Parent Subsidiaries’ capital stock or other voting securities or equity interests or the provisions of the Internalization Merger Agreement relating to Advisor’s employees;
(vii)   incur, create, refinance, replace, prepay or assume any Indebtedness for borrowed money (other than by Parent or a wholly-owned Parent Subsidiary to Parent or a wholly-owned Parent Subsidiary) or issue or amend the terms of any outstanding debt securities of Parent or any wholly-owned Parent Subsidiary or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the Indebtedness of any other Person (other than a wholly-owned Parent Subsidiary), except (A) Indebtedness incurred under the Parent’s existing revolving credit facilities in the ordinary course of business consistent with past practice (including to pay dividends or other distributions permitted by Section 6.2(c)(iii)), (B) the addition or substitution of Parent Subsidiaries as guarantors under such revolving credit facilities as permitted by Section 6.2(c)(ix)) (provided that, there shall not be any increase in the aggregate principal commitments of such revolving credit facilities), and (C) Indebtedness received upon the acquisition of real properties or entities owning real properties or the refinancing of same;
(viii)   acquire or agree to acquire (including by merger, consolidation or acquisition of equity or assets), (A) any corporation, partnership, limited liability company, other business organization or any division thereof or (B) any material amount of assets thereof (whether personal or real property), in each case, that would, or would reasonably be expected to, prevent or materially impair the ability of Parent, REIT Merger Sub or Partnership Merger Sub to consummate the Mergers before the Outside Date;
(ix)   sell, mortgage, pledge, lease, license, sell and leaseback, transfer, assign, otherwise dispose of or encumber or subject to any Lien (other than a Permitted Lien and other than ordinary course leasing activities which do not otherwise require the Company’s consent pursuant to this Section 6.2(c)), (A) any real property or any interests therein contributing, either individually or in the aggregate, more than 10% of Parent’s EBITDA for the fiscal year ending December 31, 2022, and (B) any personal property and assets in excess of $250,000 in the aggregate, except for pledges or encumbrances of direct or indirect equity interests in Parent Subsidiaries from time to time under the Parent’s existing revolving credit facilities (including with respect to the addition or substitution of Parent Subsidiaries as guarantors under Parent’s existing revolving credit facilities);
(x)   make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, employees, Affiliates, agents or consultants), or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons or enter into any “keepwell” or similar agreements to maintain the financial condition of any other Person, other than (A) by Parent or a wholly-owned Parent Subsidiary, (B) loans, advances, capital contributions or investments required to be made under any Parent Material Lease (it being understood that grants of relief as to the timing for payment of rent in the ordinary course of business are not loans, advances, capital contributions or investments) and (C) loans issued pursuant to the terms of a tax-qualified company benefit plan;
(xi)   renew, modify or amend, terminate (other than through expiration in accordance with its terms), or waive, release, compromise or assign any rights or claims under, any Parent Material Contract or Parent Material Lease or enter into any new contract that, if entered into prior to the date of this Agreement, would have been required to be listed in Section 5.12 or Section 5.16 of the Parent Disclosure Letter as a Parent Material Contract or Parent Material Lease; other than (A) new Parent Leases for the lease of real property consistent with past practice, (B) any termination or renewal in accordance with the terms of such existing Parent Material Contract or Parent Material Lease that occur automatically without any action by Parent or any Parent Subsidiary, (C) the entry into any modification or amendment of, or waiver or consent under, any mortgage, deed of trust, deed to secure debt, similar agreement, or related agreement to which Parent or any Parent Subsidiary is a party as required or necessitated by this Agreement, the Mergers or the other transactions contemplated this Agreement or (D) as necessary to comply with the terms of this Agreement;
(xii)   enter into or modify any collective bargaining agreement or other labor union contract applicable to the employees of Parent or any Parent Subsidiary;
(xiii)   waive, release, assign any material rights or Claims or make any payment, directly or indirectly, of any other liability of Parent or any Parent Subsidiary, in an amount in excess of $2,500,000, before the same comes due in accordance with its terms, other than in the ordinary course of business and consistent with past practice (including ordinary course workouts and bankruptcies of tenants);
(xiv)   settle or compromise (A) any Claim made or pending against Parent or any of the Parent Subsidiaries, other than settlements where the amount paid (after the application of any insurance proceeds actually received or appropriate credits are applied from self-insurance reserves, if any) in settlement or compromise does not exceed the thresholds set forth on Section 6.2(c)(xiv) of the Parent Disclosure Letter and that (x) do not require any material actions or impose any material restrictions on the business or operations of Parent and the Parent Subsidiaries, and (y) do not provide for any admission of liability by Parent or any Parent Subsidiaries and (B) any Claim involving any present, former or purported holder or group of holders of Parent Common Shares other than in accordance with Section 6.8, (provided, however, that notwithstanding the foregoing, the written consent of the Company shall be required in order for Parent or any Parent Subsidiary to settle, compromise, dismiss, discharge or otherwise dispose of any Claim arising from, based upon or challenging the validity of this Agreement or the consummation of the transactions contemplated hereby or seeking to prevent the consummation of the transactions contemplated hereby);
(xv)   (A) hire or terminate any officer or director of Parent or any Parent Subsidiary or promote or appoint any Person to a position of officer or director of Parent or any Parent Subsidiary, (B) increase in any manner the amount, rate or terms of compensation or benefits of any of its directors or officers, except in the ordinary course of business consistent with past practice, (C) pay or agree to pay any pension, retirement allowance or other compensation or benefit to any former director, officer or consultant of Parent or any Parent Subsidiary, except in the ordinary course of business consistent with past practice, (D) enter into, adopt, amend or terminate any employment, bonus, severance or retirement contract or other compensation or employee benefits arrangement, (E) accelerate the vesting or payment of any compensation or benefits under the Parent Equity Plans, (F) grant any awards under the Parent Equity Plans, bonus, incentive, performance or other compensation plan or arrangement, or (G) take any action to fund or in any other way secure the payment of compensation or benefits under the Parent Equity Plans, in each case, other than as required by Law or the provisions of the Internalization Merger Agreement relating to Advisor’s employees;
(xvi)   fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting, principles or practices in effect at December 31, 2022, except as required by a change in GAAP (or any interpretation thereof) or in applicable Law or fail to maintain all financial books and records in all material respects in accordance with GAAP (or any interpretation thereof);
(xvii)   other than customary use and limited geographic restrictions granted to tenants, (A) enter into any contract, agreement, arrangement or commitment that limits or otherwise restricts Parent or any Parent Subsidiary or any of their successors from engaging or competing in any line of business or in any geographic area, or (B) enter into any new line of business;
(xviii)   enter into, amend or modify any Parent Tax Protection Agreement; make, change or rescind any material election relating to Taxes; change a material method of Tax accounting; amend any income Tax Return or any other material Tax Return; settle or compromise any material U.S. federal, state, local or foreign income Tax liability, audit, claim or assessment, enter into any material closing agreement related to Taxes; or knowingly surrender any right to claim any material Tax refund, except in each case as required by Law;
(xix)   take any action, or fail to take any action, which action or failure would reasonably be expected to (A) cause Parent to fail to qualify for taxation as a REIT, (B) cause any Parent Subsidiary to cease to be treated as a Taxable REIT Subsidiary with respect to Parent or, in the case of any other Parent Subsidiary, cause it to cease to be treated for U.S. federal income Tax purposes as a disregarded entity or partnership, as the case may be, or (C) cause Parent to become liable for U.S. federal income or excise Tax under Section 856, 857, 860 or 4981 of the Code (or similar provisions of state or local Tax Law); provided, that if any action described in clauses (A), (B) or (C) is required by Law or is necessary to preserve the status and taxation of Parent as a REIT under the Code, then Parent shall promptly notify Parent and make reasonable effort to permit Parent to review and comment on such action;
(xx)   merge or consolidate or adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization, except for the merger of one or more wholly-owned Parent Subsidiaries with or into one or more other wholly-owned Company Parent or the dissolution and liquidation of Parent Subsidiaries in the ordinary course of business consistent with past practice, which, individually or in the aggregate, would not reasonably be expected to be material to Parent and the Parent Subsidiaries, taken as a whole, or that would, or would reasonably be expected to, prevent or materially impair the ability of Parent, REIT Merger Sub or Partnership Merger Sub to consummate the Mergers before the Outside Date;
(xxi)   permit any material insurance policy covering Parent, the Parent Properties or the Parent Subsidiaries and their respective properties, assets and businesses to terminate or lapse without replacing such policy with comparable coverage (to the extent that comparable coverage is available) or materially amend or cancel any material insurance policy;
(xxii)   initiate or consent to any material zoning reclassification of any real property or any other material change to any approved site plan, special use permit, planned development approval or other land use entitlement affecting any Parent Property, except as may be required under applicable Law or for the redevelopment of a property;
(xxiii)   [Reserved];

(xxiv)   except (A) pursuant Parent’s operating budget previously provided to the Company, (B) capital expenditures necessary to repair any casualty losses in an amount up to $2,000,000 in the aggregate or to the extent such losses are covered by existing insurance, (C) tenant build-outs or ordinary course tenant improvements, and (D) capital expenditures in the ordinary course of business consistent with past practice necessary to repair or prevent damage to any Parent Property in the event of an emergency situation, after prior notice to the Company (provided, that if the nature of such emergency renders prior notice to the Company impracticable, Parent shall provide notice to the Company as promptly as reasonably practicable after making such capital expenditure), make or commit to make any capital expenditures in excess of $1,000,000 individually or $2,500,000 in the aggregate;
(xxv)   fail to duly and timely file all material reports and other material documents required to be filed with all Governmental Authorities and other authorities (including the NYSE), subject to extensions permitted by Law;
(xxvi)   amend or modify the compensation terms or any other obligations of Parent contained in the engagement letter with the Parent Financial Advisor in a manner adverse to Parent, any Parent Subsidiary or the Company or enter into any agreement or engage other financial advisors in connection with the transactions contemplated by this Agreement;
(xxvii)   take, or agree to commit to take, any action that would or would reasonably be expected to result in any of the conditions to the Mergers set forth in Article VII not being satisfied by the Outside Date;
(xxviii)   amend (except as contemplated pursuant to this Agreement), terminate or grant any waiver of any provision of, or redeem the Rights (as defined in the Parent Rights Plan) issued under, the Parent Rights Plan; or
(xxix)   authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.
(d)   Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit Parent from taking any action, at any time or from time to time, that in the reasonable judgment of the Parent Board, upon advice of counsel to Parent, is reasonably necessary for Parent to avoid or to continue to avoid incurring entity-level income or excise Taxes under Sections 856, 857, 860 and 4981 of the Code (and similar provisions of state or local Tax Law) maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the REIT Merger Effective Time, including making dividend or distribution payments to stockholders of Parent in accordance with this Agreement or otherwise, or to qualify or preserve the status of any Parent Subsidiary as a partnership or disregarded entity for U.S. federal income tax purposes or as a Qualified REIT Subsidiary or Taxable REIT Subsidiary, as the case may be.
Section 6.3   Preparation of Form S-4, Joint Proxy Statement and NYSE Listing; Stockholder Meetings.
(a)   As promptly as reasonably practicable, and no later than 45 days following the date of this Agreement, or such other time period as the parties hereto agree, (i) the Company and Parent shall jointly prepare and cause to be filed with the SEC the Joint Proxy Statement, (ii) the Company and Parent shall prepare, and Parent shall cause to be filed with the SEC, the Form S-4, which will include the Joint Proxy Statement as a prospectus, and (iii) Parent shall prepare and cause to be submitted to the NYSE the application and other agreements and documentation necessary for the listing of the Parent Common Shares issuable in the REIT Merger and in the Internalization Merger on the NYSE. Each of the Company and Parent shall use its commercially reasonable best efforts to (w) have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, (x) ensure that the Form S-4 complies in all material respects with the applicable provisions of the Exchange Act or Securities Act, (y) mail or deliver the Joint Proxy Statement to its respective stockholders as promptly as practicable after the Form S-4 is declared effective and (z) keep the Form S-4 effective for so long as necessary to complete the Mergers and the other transaction contemplated hereby. Parent shall use its commercially reasonable best efforts to have the application for the listing of the Parent Common

Shares issuable in the REIT Merger accepted by the NYSE as promptly as practicable following submission. Between the date of this Agreement and the REIT Merger Effective Time, Parent and the Company shall use its commercially reasonable best efforts to maintain its NYSE listing and NASDAQ listing, respectively. Each of the Company and Parent shall furnish all information concerning itself, its Affiliates and the holders of its capital stock or other equity interests to the other and provide such other assistance as may be reasonably requested in connection with the preparation, filing and distribution of the Form S-4 and Joint Proxy Statement and the preparation and filing of the NYSE listing application. The Form S-4, Joint Proxy Statement and the NYSE listing application shall include all information reasonably requested by such other party to be included therein. Each of the Company and Parent shall promptly notify the other upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Form S-4 or Joint Proxy Statement, and shall, as promptly as practicable after receipt thereof, provide the other with copies of all correspondence between it and its Representatives, on one hand, and the SEC, on the other hand. Each of the Company and Parent shall use its commercially reasonable best efforts to respond as promptly as practicable to any comments from the SEC with respect to the Joint Proxy Statement, and Parent shall use its commercially reasonable best efforts to respond as promptly as practicable to any comment from the SEC with respect to the Form S-4. Notwithstanding the foregoing, prior to (1) filing the Form S-4 (or any amendment or supplement thereto) or mailing the Joint Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto or (2) submitting the NYSE listing application to the NYSE or responding to any comments of the NYSE, in each case, each of the Company and Parent (i) shall cooperate and provide the other a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response) and (ii) shall include in such document or response all comments reasonably proposed by the other. Parent shall advise the Company, promptly after it receives notice thereof, (x) of the time of effectiveness of the Form S-4 the issuance of any stop order relating thereto or the suspension of the qualification of the Parent Common Shares issuable in connection with the REIT Merger for offering or sale in any jurisdiction, and Parent shall use its commercially reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated and (y) of the time the NYSE listing application is accepted. Parent shall also take (or cause to be taken) any other action required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” Laws and the rules and regulations thereunder in connection with the issuance of Parent Common Shares in the REIT Merger or in connection with the issuance of New Parent LP Common Units in connection the Partnership Merger, and the Company shall furnish all information concerning the Company and the holders of its capital stock as may be reasonably requested in connection with any such actions.
(b)   If, at any time prior to the REIT Merger Effective Time, in the case of the Form S-4, or receipt of the Company Stockholder Approval and Parent Stockholder Approval, in the case of the Joint Proxy Statement, any information relating to the Company or Parent, or any of their respective Affiliates, should be discovered by the Company or Parent which, in the reasonable judgment of the Company or Parent, should be set forth in an amendment of, or a supplement to, any of the Form S-4 or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Joint Proxy Statement or the Form S-4 and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to stockholders of the Company and Parent, as applicable. Nothing in this Section 6.3(b) shall limit the obligations of any party under Section 6.3(a).
(c)   As promptly as reasonably practicable following the date of this Agreement, the Company shall, in accordance with applicable Law and the Company Charter and Company Bylaws, establish a record date for, duly call, give notice of, convene and hold the Company Stockholder Meeting. The Company shall use its commercially reasonable best efforts to cause the Joint Proxy Statement to be mailed to the stockholders of the Company entitled to vote at the Company Stockholder Meeting and to hold the Company Stockholder Meeting as soon as reasonably practicable after the Form S-4 is declared effective under the Securities Act. The Company shall, through the Company Board, recommend to its stockholders that they give the Company Stockholder Approval, include such recommendation in the Joint Proxy Statement and solicit and use its commercially reasonable best efforts to obtain the Company Stockholder Approval. Notwithstanding the foregoing provisions of this Section 6.3(c), if, on a date for which the Company Stockholder Meeting is scheduled, the Company has not received proxies representing a sufficient number of shares of Company Common Stock to obtain the Company Stockholder Approval, whether or not a quorum is present, the Company shall have the right to make one or more successive postponements or adjournments of the Company Stockholder Meeting to the extent permitted by Law; provided, that the Company Stockholder Meeting is not postponed or adjourned to a date that is more than thirty (30) days after the date for which the Company Stockholder Meeting was originally scheduled (excluding any postponement or adjournments required by applicable Law); provided further, the Company Stockholder Meeting may not be postponed or adjourned on the date the Company Stockholder Meeting is scheduled if the Company shall have received proxies in respect of an aggregate number of Company Common Stock, which have not been withdrawn, such that Company Stockholder Approval will be obtained at such meeting.
(d)   As promptly as reasonably practicable following the date of this Agreement, Parent shall, in accordance with applicable Law and the Parent Charter and Parent Bylaws, establish a record date for, duly call, give notice of, convene and hold the Parent Stockholder Meeting. Parent shall use its commercially reasonable best efforts to cause the Joint Proxy Statement to be mailed to the stockholders of Parent entitled to vote at the Parent Stockholder Meeting and to hold the Parent Stockholder Meeting as soon as reasonably practicable after the Form S-4 is declared effective under the Securities Act. Parent shall, through the Parent Board, recommend to its stockholders that they give the Parent Stockholder Approval, include such recommendation in the Joint Proxy Statement and solicit and use its commercially reasonable best efforts to obtain the Parent Stockholder Approval. Notwithstanding the foregoing provisions of this Section 6.3(d), if, on a date for which the Parent Stockholder Meeting is scheduled, Parent has not received proxies representing a sufficient number of Parent Common Shares to obtain the Parent Stockholder Approval, whether or not a quorum is present, Parent shall have the right to make one or more successive postponements or adjournments of the Parent Stockholder Meeting to the extent permitted by Law; provided, that the Parent Stockholder Meeting is not postponed or adjourned to a date that is more than thirty (30) days after the date for which the Parent Stockholder Meeting was originally scheduled (excluding any postponement or adjournments required by applicable Law); provided further, the Parent Stockholder Meeting may not be postponed or adjourned on the date the Parent Stockholder Meeting is scheduled if Parent shall have received proxies in respect of an aggregate number of Parent Common Shares, which have not been withdrawn, such that Parent Stockholder Approval will be obtained at such meeting. Nothing contained in this Agreement shall be deemed to relieve Parent of its obligation to submit the issuance of shares of Parent Common Stock and New Parent Preferred Stock in connection with the Mergers to its stockholders for a vote on the approval thereof.
(e)   Each of the Company and Parent will use its commercially reasonable best efforts to hold the Company Stockholder Meeting and the Parent Stockholder Meeting on the same date and as soon as reasonably practicable after the date of this Agreement.
Section 6.4   Access to Information; Confidentiality.
(a)   During the Interim Period, to the extent permitted by applicable Law and contracts, each of the Company and Parent shall, and shall cause each of the Parent Subsidiaries and the Company Subsidiaries, respectively, to, afford to the other party and to the Representatives of such other party reasonable access during normal business hours and upon reasonable advance written notice to all of their respective properties, offices, books, contracts, commitments, personnel, and records and, during such period, each of the Company and Parent shall, and shall cause each of the Company Subsidiaries and the Parent Subsidiaries, respectively, to, furnish reasonably promptly to the other party (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities Laws, and (ii) all other information (financial or otherwise) concerning its business and properties and personnel as such other party may reasonably request, subject to any privacy protections with respect to information concerning personnel as may be required by applicable Law. Subject to the terms of the Company Material Leases, Parent, at its own expense, shall have the right to such reasonable access during normal business hours and upon reasonable advance notice in order to prepare or cause to be prepared surveys, inspections, engineering studies, environmental assessments and other tests, examination or studies with respect to any Company Property that Parent deems to be reasonably necessary, so long as such access does not unduly interfere with the Company’s ordinary conduct of business; provided, that (x) neither Parent nor any of its Representatives shall be entitled to conduct intrusive soil testing or similar assessments at any Company Property without the Company’s prior written consent and (y) Parent shall indemnify the Company for any losses, costs or damages caused by such access. Subject to the terms of any applicable leases, the Company, at its own expense, shall have the right to such reasonable access during normal business hours and upon reasonable advance notice in order to prepare or cause to be prepared surveys, inspections, engineering studies, environmental assessments and other tests, examination or studies with respect to any Parent Property that Company deems to be reasonably necessary, so long as such access does not unduly interfere with Parent’s ordinary conduct of business; provided, that (x) neither the Company nor any of its Representatives shall be entitled to conduct intrusive soil testing or similar assessments at any Parent Property without Parent’s prior written consent and (y) the Company shall indemnify Parent for any losses, costs or damages caused by such access. Notwithstanding the foregoing, neither the Company nor Parent shall be required by this Section 6.4 to provide the other party or the Representatives of such other party with access to or to disclose information (w) relating to the consideration, negotiation and performance of this Agreement and related agreements, (x) that is subject to the terms of a confidentiality agreement with a Third Party entered into prior to the date of this Agreement or entered into after the date of this Agreement in the ordinary course of business consistent with past practice (provided, however, that the withholding party shall use its reasonable best efforts to obtain the required consent of such Third Party to such access or disclosure), (y) the disclosure of which would violate any Law (including without limitation employee privacy Laws) or fiduciary duty (provided, however, that the withholding party shall use its commercially reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of any Law or fiduciary duty) or (z) that is subject to any attorney-client privilege (provided, however, that the withholding party shall use its commercially reasonable best efforts to allow for such access or disclosure to the maximum extent that does not result in a loss of attorney-client privilege).
(b)   Each of the Company and Parent will hold, and will cause its Representatives and Affiliates to hold, any nonpublic information, including any information exchanged pursuant to this Section 6.4, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Confidentiality Agreement (which shall remain in full force and effect pursuant to the terms thereof notwithstanding the execution and delivery of this Agreement or the termination thereof).
Section 6.5   Company Acquisition Proposals.
(a)   Notwithstanding anything to the contrary contained in this Agreement but subject to Section 6.5(e) and Section 6.5(g), during the period beginning on the date of this Agreement and continuing until 11:59 p.m. (New York City time) on June 22, 2023 (the “Go Shop Period End Time”), the Company and its respective Representatives may and shall have the right to, directly or indirectly: (i) initiate, solicit, encourage or facilitate any inquiries or the making of any proposal, offer or other action that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, including by way of (A) contacting third parties, (B) broadly disseminating public disclosure or (C) providing access to the properties, offices, assets, books, records and personnel of the Company and the Company Subsidiaries and furnishing non-public information pursuant to (but only pursuant to) one or more Acceptable Confidentiality Agreements; provided, however, that the Company has previously or concurrently furnished, made available or provided access to such non-public information to Parent; (ii) enter into, continue or otherwise participate in any discussions or negotiations with any Person relating to, or in furtherance of such inquiries, proposals, offers or other actions or to obtain, an Acquisition Proposal; (iii) release any Person from, or refrain from enforcing, any standstill agreement or similar obligation to the Company or any of the Company Subsidiaries; and (iv) disclose to the stockholders of the Company any information required to be disclosed under applicable Law; provided, however, that in the case of this clause (iv) such disclosure shall be deemed to be a Company Change in Recommendation if not accompanied by an express public re-affirmation of the Company

Recommendation. For purposes of this Agreement, the term “Go Shop Bidder” shall mean any Person (including its controlled Affiliates and Representatives) that submits a proposal or offer regarding an Acquisition Proposal not later than the Go Shop Period End Time that has not been withdrawn and that the Company Special Committee determines prior to the Go Shop Period End Time (or in the case of any Acquisition Proposal received less than two Business Days before the date of the Go Shop Period End Time, not later than two Business Days after the Go Shop Period End Time), has resulted in, or would be reasonably expected to result in, a Superior Proposal. No later than two Business Days after the Go Shop Period End Time, the Company shall notify Parent in writing of the identity of each Go Shop Bidder and provide to Parent (x) a copy of any related Acquisition Proposal made in writing and any other written material terms or proposals provided (including, to the extent not included therein, a copy of the acquisition agreement and any related transaction documents and financing commitments, if any) to the Company or any Company Subsidiary and (y) a written summary of the material terms of any related Acquisition Proposal not made in writing (including any material terms proposed orally or supplementally).
(b)   Except as permitted by, and subject to, Section 6.5(d), Section 6.5(e) and Section 6.5(g) and, except with respect to a Go Shop Bidder, from and after the Go Shop Period End Time, the Company shall not, and shall cause each of the Company Subsidiaries not to, and shall not authorize or permit any of its Representatives to, (i) initiate, solicit, knowingly encourage or facilitate any inquiries or the making of any proposal, offer or other action that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations with any Person, or furnish to any Person other than Parent any non-public information, in furtherance of such inquiries or to obtain an Acquisition Proposal, (iii) release any Person from or fail to enforce any standstill agreement or similar obligation to the Company or any Company Subsidiary, (iv) withdraw, modify or amend the Company Recommendation in any manner adverse to the Parent Parties or fail to make the Company Recommendation or fail to include the Company Recommendation in the Joint Proxy Statement, (v) approve, endorse or recommend any Acquisition Proposal (any event described in clause (iv) or this clause (v), whether taken by the Company Board or a committee thereof, a “Company Change in Recommendation”), (vi) enter into any agreement in principle, arrangement, understanding, contract or agreement (whether binding or not) contemplating or otherwise relating to an Acquisition Proposal, or (vii) take any action to exempt any Person from any takeover statute or similar restrictive provision of the Company Charter or Company Bylaws. For the avoidance of doubt, after the Go Shop Period End Time until the receipt of the Company Stockholder Approval, the Company, Company Subsidiaries and each of their respective Representatives may continue to take any of the actions described in Section 6.5(a) with respect to any proposals or offers regarding any Acquisition Proposal submitted by a Go Shop Bidder on or before the Go Shop Period End Time or with respect to any amended or modified proposal or offer with respect to any such Acquisition Proposal submitted by a Go Shop Bidder after the Go Shop Period End Time if the Company Special Committee has determined in good faith following consultation with its legal and financial advisors that such Acquisition Proposal (as may be amended or modified) is or is reasonably expected to lead to a Superior Proposal; provided that a Go Shop Bidder shall cease to be a Go Shop Bidder if the negotiations between the Company and such Go Shop Bidder with respect to the Acquisition Proposal that resulted in such Go Shop Bidder becoming a Go Shop Bidder shall have been terminated. The Company agrees that in the event any Representative of the Company or any Company Subsidiary takes any action that, if taken by the Company, would constitute a material violation of this Section 6.5(b), then the Company shall be deemed to be in violation of this Section 6.5(b) for all purposes of this Agreement.
(c)   Except as permitted by, and subject to, Section 6.5(b), Section 6.5(d), Section 6.5(e) and Section 6.5(g), after the Go Shop Period End Time, the Company shall, and shall cause each Company Subsidiary and each of their respective Representatives to, immediately cease any discussions, negotiations or communications with any Person (other than Go Shop Bidders and the Parent Parties) with respect to any Acquisition Proposal or potential Acquisition Proposal and immediately terminate all physical and electronic data room access previously granted to any such Person (other than Go Shop Bidders and the Parent Parties).

(d)   If, from and after the Go Shop Period End Time and prior to receipt of the Company Stockholder Approval, the Company or any Company Subsidiary or their respective Representatives receives a bona fide written Acquisition Proposal which has not been initiated, solicited, encouraged or facilitated in violation of Section 6.5(b), and which the Company Special Committee has determined in good faith following consultation with its legal and financial advisors is or is reasonably expected to lead to a Superior Proposal, the Company and Company Subsidiaries or any of their respective Representatives thereafter may take the following actions (but only if and to the extent that the Company Special Committee determines in good faith following consultation with its legal advisors that the failure to do so would reasonably likely to be inconsistent with its duties to the stockholders of the Company under applicable Law): (i) furnish, make available or provide access to non-public information with respect to the Company and Company Subsidiaries to the Person who made such Acquisition Proposal and such Person’s Representatives (provided that the Company (A) concurrently or has previously furnished, made available or provided access to such non-public information to the Parent Parties and (B) furnishes, makes available or provides access to such non-public information pursuant to an Acceptable Confidentiality Agreement), (ii) participate in negotiations regarding such Acquisition Proposal, and (iii) disclose to the stockholders of the Company any information required to be disclosed under applicable Law; provided, however, that in the case of this clause (iii) such disclosure shall be deemed to be a Company Change in Recommendation if not accompanied by an express public re-affirmation of the Company Recommendation. From and after the Go Shop Period End Time, in the event the Company, any Company Subsidiary or any of their respective Representatives receives from a Person (including a Go Shop Bidder) or group of related Persons (x) an Acquisition Proposal or an amended or modified proposal or offer with respect to any such Acquisition Proposal, (y) any request for information relating to the Company or Company Subsidiaries from a Person who informs the Company or any Company Subsidiary that it is considering making or has made an Acquisition Proposal or (z) any inquiry or request for discussions or negotiations regarding any Acquisition Proposal, the Company shall promptly notify Parent of (but in no event more than 48 hours following) such receipt. Such notification shall include, to the extent then known, the identity of the parties and a copy of such Acquisition Proposal, inquiry or request or, if not made in writing, a written description of the material terms thereof. The Company shall keep Parent apprised on a current basis of (and in any event no later than 24 hours after) any material developments, discussions and negotiations concerning, any such Acquisition Proposal, inquiry or request, including by furnishing copies of any documentation and written correspondence that supplements or amends any such Acquisition Proposal, inquiry or request. Notwithstanding anything to the contrary in this Agreement, but subject to the preceding three sentences, nothing herein shall prohibit the Company, Company Subsidiaries and their respective Representatives from contacting in writing any Person submitting an Acquisition Proposal (that was not the result of a violation of this Section 6.5) solely to clarify the terms of the Acquisition Proposal for the sole purpose of the Company Board (or the Company Special Committee) informing itself about such Acquisition Proposal. Neither the Company nor any Company Subsidiary shall, after the date of this Agreement, enter into any confidentiality agreement that would prohibit it from providing such information to Parent.
(e)   At any time prior to receipt of the Company Stockholder Approval, the Company Board may, if the Company Board determines in good faith after consultation with its legal advisor (and based on the recommendation of the Company Special Committee) that the failure to do so would reasonably be likely to be inconsistent with its duties to the stockholders of the Company under applicable Law, (i) upon receipt by the Company of an Acquisition Proposal that constitutes a Superior Proposal (whether or not from a Go Shop Bidder), make a Company Change in Recommendation (and the Company may so terminate this Agreement in accordance with Section 8.1(c)(ii) of this Agreement and enter into an agreement relating to, or for the implementation of, such Superior Proposal); or (ii) otherwise make a Company Change in Recommendation in response to a Company Intervening Event; provided that
(A)    in the case of a Company Change in Recommendation under clause (i) of this Section 6.5(e), (1) such Acquisition Proposal did not result from the Company’s breach of its obligations under this Section 6.5, and (2) the Company Board has determined in good faith, after consultation with its legal and financial advisors (and based on the recommendation of the Company Special Committee), that such Acquisition Proposal constitutes a Superior Proposal and, after consultation with its legal advisor, that the failure of the Company to terminate this Agreement in accordance with Section 8.1(c)(ii) or make a Company Change in Recommendation, as the case may be, would be reasonably likely to be inconsistent with its duties to the stockholders of the Company under applicable Law, taking into account all adjustments to the terms of this Agreement that may be offered by the Parent Parties pursuant to Section 6.5(e)(D);
(B)    in the case of a Company Change in Recommendation under clause (ii) of this Section 6.5(e), the Company Board has determined in good faith, after consultation with its legal advisor (and based on the recommendation of the Company Special Committee), that failure of the Company to make a Company Change in Recommendation would be reasonably likely to be inconsistent with its duties to the stockholders of the Company under applicable Law, taking into account all adjustments to the terms of this Agreement that may be offered by the Parent Parties pursuant to Section 6.5(e)(D);
(C)    the Company has notified Parent in writing that the Company Board intends to make a Company Change in Recommendation or enter into an agreement related to the Superior Proposal, attaching the most current version of such agreement (including any amendments, supplements or modifications) to such notice (a “Company Change Notice”); and
(D)   during the five Business Day period following Parent’s receipt of a Company Change Notice, the Company shall have offered to negotiate with (and, if accepted, negotiated in good faith with), and shall have caused its respective financial and legal advisors to offer to negotiate with (and, if accepted, negotiate in good faith with), Parent in making adjustments to the terms and conditions of this Agreement (1) such that in circumstances involving or relating to an Acquisition Proposal, the Superior Proposal ceases to be a Superior Proposal; provided that any amendment, supplement or modification to any Acquisition Proposal shall be deemed a new Acquisition Proposal and the Company may not terminate this Agreement pursuant to Section 8.1(c)(ii) or make a Company Change in Recommendation pursuant to clause (i) of this Section 6.5(e) unless the Company has complied with the requirements of this Section 6.5(e) with respect to each such new Acquisition Proposal including sending a Company Change Notice with respect to each such new Acquisition Proposal (except that the new negotiation period under this Section 6.5(e)(D) shall be three Business Days instead of five Business Days), and (2) in circumstances not involving an Acquisition Proposal, as may be proposed by Parent
(f)   Notwithstanding any Company Change in Recommendation, unless such Company Change in Recommendation is with respect to a Superior Proposal and the Company terminates this Agreement in accordance with Section 8.1(c)(ii) of this Agreement, the Company shall cause the approval of the REIT Merger, and the other transactions contemplated hereby to be submitted to a vote of the Company’s stockholders at the Company Stockholder Meeting.
(g)   Nothing in this Section 6.5 or elsewhere in this Agreement shall prevent the Company Board or the Company, directly or indirectly, from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act with respect to an Acquisition Proposal, making any required disclosure to the stockholders of the Company under applicable Law, including Rule 14d-9 promulgated under the Exchange Act or Item 1012(a) of Regulation M-A or (ii) making any disclosure to the stockholders of the Company if the Company Board determines in good faith after consultation with its legal advisors (and based on the recommendation of the Company Special Committee) that the failure to do so would be reasonably likely to be inconsistent with its duties to the stockholders of the Company under applicable Law; provided, however, that to the extent any such disclosure addresses the approval, recommendation or favorable declaration of advisability by the Company Board with respect to this Agreement or an Acquisition Proposal, such disclosure shall be deemed to be a Company Change in Recommendation if not accompanied by an express public re-affirmation of the Company Recommendation.
(h)   For purposes of this Agreement:
(i)   ”Acquisition Proposal” means any proposal, offer, indication of interest or inquiry, whether in one transaction or a series of related transactions, relating to any (a) merger,

consolidation, share exchange, business combination or similar transaction involving the Company or any Company Subsidiary, (b) sale, lease, exchange, mortgage, pledge, license, transfer or other disposition, by merger, consolidation, share exchange, business combination or any similar transaction, of any assets of the Company or any of the Company Subsidiaries representing 20% or more of the consolidated assets of the Company and the Company Subsidiaries, (c) issue, sale or other disposition by the Company or any of the Company Subsidiaries (including by way of merger, consolidation, share exchange, business combination or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of the votes associated with the outstanding shares of Company Common Stock, (d) tender offer or exchange offer in which any Person or “group” (as such term is defined under the Exchange Act) shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, of 20% or more of the votes associated with the outstanding shares of Company Common Stock, (e) recapitalization, restructuring, liquidation, dissolution or other similar type of transaction with respect to the Company in which a third party shall acquire beneficial ownership of 20% or more of the outstanding shares of Company Common Stock, or (f) transaction that is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term “Acquisition Proposal” shall not include (i) the Mergers or any of the other transactions contemplated by this Agreement or (ii) any merger, consolidation, business combination, reorganization, recapitalization or similar transaction solely among the Company and one or more of the Company Subsidiaries or solely among the Company Subsidiaries.
(ii)   ”Company Intervening Event” means a material event, effect, circumstance, change, development or state of facts that was not known to the Company Board prior to the execution of this Agreement (or if known, the magnitude or consequences of which were not known or reasonably foreseeable as of the date hereof), which event, effect, circumstance, change, development or state of facts, or any material consequence thereof, becomes known to the Company Board prior to the REIT Merger Effective Time; provided, however, that in no event shall the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto or consequence thereof constitute a Company Intervening Event and in no event shall entry into agreements that provide for any other strategic transaction or any matter relating thereto or consequence thereof constitute a Company Intervening Event.
(iii)   ”Superior Proposal” means a written Acquisition Proposal made by a Third Party (except for purposes of this definition, the references in the definition of “Acquisition Proposal” to “20%” shall be replaced with “50%”) which the Company Board (based on the recommendation of the Company Special Committee) determines in its good faith judgment (after consultation with its legal and financial advisors and after taking into account (a) all of the terms and conditions of the Acquisition Proposal and this Agreement (as it may be proposed to be amended by the Parent Parties) and (b) the feasibility and certainty of consummation of such Acquisition Proposal on the terms proposed (taking into account all legal, financial, regulatory and other aspects of such Acquisition Proposal deemed relevant by the Company Board (based on the recommendation of the Company Special Committee) and conditions to consummation thereof)) to be more favorable from a financial point of view to the Company’s stockholders (in their capacities as stockholders) than the REIT Merger and the other transactions contemplated by this Agreement (as it may be proposed to be amended by the Parent Parties)).
Section 6.6   Parent Change in Recommendation.
(a)   Except as permitted by, and subject to, Section 6.6(b), from and after the date of this Agreement, Parent shall not withdraw, modify or amend the Parent Recommendation in any manner adverse to the Company or fail to make the Parent Recommendation or fail to include the Parent Recommendation in the Joint Proxy Statement (such event, whether taken by the Parent Board or a committee thereof, a “Parent Change in Recommendation”).
(b)   At any time prior to receipt of the Parent Stockholder Approval, the Parent Board may, if the Parent Board determines in good faith after consultation with its legal and financial advisors that the failure to do so would be inconsistent with its duties to the stockholders of Parent under applicable Law, make a Parent Change in Recommendation in response to a Parent Intervening Event; provided that
(i)   the Parent Board has determined in good faith, after consultation with its legal and financial advisors, that failure of Parent to make a Parent Change in Recommendation would be inconsistent with its duties to the stockholders of Parent under applicable Law, taking into account all adjustments to the terms of this Agreement that may be offered by the Company pursuant to Section 6.5;
(ii)   Parent has notified the Company in writing that the Parent Board intends to make a Parent Change in Recommendation (a “Parent Change Notice”); and
(iii)   During the five Business Day period following the Company’s receipt of a Parent Change Notice, Parent shall have offered to negotiate with (and, if accepted, negotiated in good faith with), and shall have caused its respective financial and legal advisors to offer to negotiate with (and, if accepted, negotiate in good faith with), the Company in making adjustments to the terms and conditions of this Agreement as may be proposed by the Company.
Section 6.7   Appropriate Action; Consents; Filings.
(a)   Upon the terms and subject to the conditions set forth in this Agreement (including Section 6.5), each of the Company and Parent shall (and shall cause the Company Subsidiaries and the Parent Subsidiaries, respectively, to) use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable under applicable Law or pursuant to any contract or agreement to consummate and make effective, as promptly as practicable, the Mergers and the other transactions contemplated by this Agreement, including (i) the taking of all actions necessary to cause the conditions to Closing set forth in Article VII to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities or other Persons necessary in connection with the consummation of the Mergers and the other transactions contemplated by this Agreement and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority or other Persons necessary in connection with the consummation of the Mergers and the other transactions contemplated by this Agreement, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Mergers or the other transactions and documents contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed, the avoidance of each and every impediment under any antitrust, merger control, competition or trade regulation Law that may be asserted by any Governmental Authority with respect to the Mergers so as to enable the Closing to occur as soon as reasonably possible; and (iv) the execution and delivery of any additional instruments necessary to consummate the Mergers and the other transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement; provided, that, notwithstanding anything to the contrary in this Agreement, no Party will have any obligation (A) to propose, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, the sale, divestiture or other disposition of any assets or businesses of such Party, any of its subsidiaries or their Affiliates or (B) otherwise to take or commit to take any actions that would limit the freedom of such Party, its subsidiaries (including subsidiaries of Parent after the Closing) or their Affiliates with respect to, or their ability to retain, one or more of their businesses, product lines or assets).
(b)   In connection with and without limiting the foregoing Section 6.5(a), each of Parent and the Company shall give (or shall cause the Parent Subsidiaries or the Company Subsidiaries, respectively, to give) any notices to Third Parties. Each of the parties hereto will, and shall cause their respective Affiliates to, furnish to the other parties hereto such necessary information and reasonable assistance as such other parties may reasonably request in connection with the preparation of any required applications, notices, registrations and requests as may be required or advisable to be filed with any Governmental Authority and will reasonably cooperate in responding to any inquiry from a Governmental Authority, including promptly informing the other parties of such inquiry, consulting in advance with such other parties before making any presentations or submissions to a Governmental Authority, and supplying the other parties with copies of all material correspondence, filings or communications with any Governmental Authority with respect to this

Agreement, the Mergers or the other transactions contemplated by this Agreement. To the extent reasonably practicable, the parties hereto or their respective Representatives shall have the right to review in advance and to consult on, all the information relating to the other and each of their Affiliates that appears in any filing made with, or written materials submitted to, any Governmental Authority in connection with this Agreement, the Mergers or the other transactions contemplated by this Agreement, except that confidential competitively sensitive business information may be redacted from such exchanges. To the extent reasonably practicable, no party hereto shall (nor shall permit its respective Representatives to) participate independently in any meeting or engage in any substantive conversation with any Governmental Authority in respect of any filing, investigation or other inquiry without giving the other parties hereto prior notice of such meeting or conversation and, to the extent permitted by applicable Law, without giving such other parties the opportunity to attend or participate (whether by telephone, electronically or in person) in any such meeting with such Governmental Authority. Notwithstanding the foregoing, obtaining any approval or consent from any Third Party that is not a Governmental Authority pursuant to this Section 6.5 shall not be considered a condition to the obligations of Parent, REIT Merger Sub and Partnership Merger Sub to consummate the Mergers unless otherwise expressly stated in Article VII.
(c)   Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any Person (other than any Governmental Authority) with respect to the Mergers and the other transactions contemplated by this Agreement, none of the parties hereto or any of their respective Affiliates or Representatives shall be obligated to, pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any accommodation or commitment or incur any liability or other obligation to such Person (unless expressly required by a written agreement that was entered into prior to the date hereof with such Person). Subject to the immediately foregoing sentence, the parties shall cooperate with respect to reasonable accommodations that may be requested or appropriate to obtain such consents.
Section 6.8   Notification of Certain Matters; Transaction Litigation.
(a)   The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of any notice or other communication received by such party from any Governmental Authority in connection with this Agreement, the Mergers or the other transactions contemplated by this Agreement, or from any Person alleging that the consent of such Person is or may be required in connection with the Mergers or the other transactions contemplated by this Agreement.
(b)   The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, if (i) any representation or warranty made by it contained in this Agreement becomes untrue or inaccurate such that the applicable closing conditions would reasonably expected to be incapable of being satisfied by the Outside Date or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. Without limiting the foregoing, the Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, if, to the knowledge of such party, the occurrence of any state of facts, change, development, event or condition would cause, or reasonably be expected to cause, any of the conditions to Closing set forth herein not to be satisfied or satisfaction to be materially delayed. Notwithstanding anything to the contrary in this Agreement, the failure by the Company or Parent to provide such prompt notice under this Section 6.7(a) shall not constitute a breach of covenant for purposes of Section 7.2(b) or Section 7.3(b).
(c)   Each of the parties hereto agrees to give prompt written notice to the other parties upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of the other Company Subsidiaries or the other Parent Subsidiaries, respectively, which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be.
(d)   The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of any Actions commenced or, to such party’s knowledge, threatened against, relating to or involving such party or any of the Company Subsidiaries or the Parent Subsidiaries, respectively, which relate to this Agreement, the Mergers or the other transactions contemplated by this Agreement. The

Company shall give Parent the opportunity to reasonably participate in the defense and settlement of any stockholder litigation against the Company and/or its directors relating to this Agreement and the transactions contemplated hereby, and no such settlement shall be agreed to without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Parent shall give the Company the opportunity to reasonably participate in the defense and settlement of any stockholder litigation against Parent and/or its directors relating to this Agreement and the transactions contemplated hereby, and no such settlement shall be agreed to without the Company’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).
Section 6.9   Public Announcements.   The Company and Parent shall consult with each other before issuing any press release or otherwise making any public statements or filings with respect to this Agreement or any of the transactions contemplated hereby, and none of the parties shall issue any such press release or make any such public statements or filings prior to obtaining the other parties’ consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that a party may, without obtaining the other parties’ consent, issue such press release or make such public statements or filings as may be required by Law, Order or the applicable rules of any stock exchange or the applicable provisions of any listing agreement of any party hereto. If for any reason it is not practicable to consult with the other party before making any public statement with respect to this Agreement or any of the transactions contemplated hereby, then the party making such statement shall not make a statement that is inconsistent with any press release or public statements or filings, if any, to which the other party had previously consented; provided, further, that such consultation and consent shall not be required with respect to any release, communication or announcement specifically permitted by Section 6.5 or Section 6.7.
Section 6.10   Directors’ and Officers’ Indemnification and Insurance.
(a)   Parent, REIT Merger Sub and Partnership Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the REIT Merger Effective Time, whether asserted or claimed prior to, at or after the REIT Merger Effective Time (including any matters arising in connection with the transactions contemplated by this Agreement), now existing in favor of Indemnitees as provided in the Company Charter or Company Bylaws or each of the Company Subsidiaries’ respective articles or certificates of incorporation or bylaws (or comparable organizational or governing documents) or in any indemnification agreement of the Company or the Company Subsidiaries or other applicable contract as in effect on the date of this Agreement shall survive the Mergers and shall continue in full force and effect in accordance with their terms. Parent and the Surviving Entity shall (and Parent shall cause the Surviving Entity and any applicable Parent Subsidiaries to) (i) indemnify, defend and hold harmless, and advance expenses to, Indemnitees with respect to all acts or omissions by them in their capacities as such at any time prior to the REIT Merger Effective Time, to the fullest extent required by: (x) the Company Charter or Company Bylaws, or the articles or certificates of organization or incorporation or bylaws (or comparable organizational or governing documents) of any of the Company Subsidiaries, in each case, as in effect on the date of this Agreement, (y) any indemnification agreement of the Company or the Company Subsidiaries or other applicable contract as in effect on the date of this Agreement, or (z) applicable Law, and (ii) not amend, repeal or otherwise modify any such provisions referenced in subsections (i)(x) and (i)(y) above in any manner that would adversely affect the rights thereunder of any Indemnitees.
(b)   Without limiting the provisions of Section 6.10(a), during the period commencing as of the REIT Merger Effective Time and ending on the sixth (6th) anniversary of the REIT Merger Effective Time, Parent and the Surviving Entity shall (and Parent shall cause the Surviving Entity and any applicable Parent Subsidiaries to): (i) indemnify and hold harmless each Indemnitee against and from any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to (x) any action or omission or alleged action or omission in such Indemnitee’s capacity as a director, officer, partner, manager, member, trustee, employee or agent of the Company or any of the Company Subsidiaries, or (y) this Agreement or any of the transactions contemplated hereby, including the Mergers; and (ii) pay in advance of the final disposition of any such Action the expenses (including attorneys’ fees and any expenses incurred by any Indemnitee in connection with enforcing any rights with respect to indemnification) of any Indemnitee upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified. Notwithstanding anything to the contrary contained in this Section 6.10(b) or elsewhere in this Agreement, neither Parent nor the Surviving Entity shall (and Parent shall cause the Surviving Entity and any applicable Parent Subsidiaries not to) settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any Action for which indemnification may be sought under this Section 6.10(b) unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnitees from all liability arising out of such Action, and does not include an admission of fault or wrongdoing by any Indemnitee. Notwithstanding anything to the contrary set forth in this Agreement, Parent or the Surviving Entity (or any Parent Subsidiary) (i) shall not be liable for any settlement effected without their prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned) and (ii) shall not have any obligation hereunder to any Indemnitee to the extent that a court of competent jurisdiction shall determine in a final and non-appealable order that such indemnification is prohibited by applicable Law, in which case the Indemnitee shall promptly refund to Parent or the Surviving Entity the amount of all such expenses theretofore advanced pursuant hereto.
(c)   Prior to the REIT Merger Effective Time, the Company shall or, if the Company is unable to, Parent shall cause the Surviving Entity as of the REIT Merger Effective Time to, obtain the non-cancellable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies (collectively, the “D&O Insurance”), in each case, for a claims reporting or discovery period of at least six (6) years from and after the REIT Merger Effective Time with respect to any claim related to any period of time at or prior to the REIT Merger Effective Time from one or more insurance carriers with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies and with policy limits no less than the limits on the Company’s existing policies as long as the annual premium does not exceed 300% of the annual premium under the Company’s existing policies. If the Company or the Surviving Entity for any reason fails to obtain such “tail” insurance policies as of the REIT Merger Effective Time, (i) the Surviving Entity shall continue to maintain in effect, for a period of at least six (6) years from and after the REIT Merger Effective Time, the D&O Insurance in place as of the date hereof with the Company’s current insurance carrier or with an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies as of the date hereof, or (ii) Parent shall provide, or shall cause the Surviving Entity to provide, for a period of not less than six (6) years after the REIT Merger Effective Time, the Indemnitees who are insured under the Company’s D&O Insurance with comparable D&O Insurance that provides coverage for events occurring at or prior to the REIT Merger Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier, that is no less favorable in the aggregate than the existing policy of the Company (which may be provided under Parent’s D&O Insurance policy) or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Parent and the Surviving Entity shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the annual premium currently paid by the Company for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent or the Surviving Entity shall be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the REIT Merger Effective Time, for a cost not exceeding such amount. In all events, the cost of insurance required to be purchased or maintained pursuant to this Section 6.10(c) shall be borne by the Surviving Entity.
(d)   The Indemnitees to whom this Section 6.10 applies are intended to be third party beneficiaries of this Section 6.10. The provisions of this Section 6.10 are intended to be for the benefit of each Indemnitee and his or her successors, heirs, executors, trustees, fiduciaries, administrators or representatives. Parent shall pay all reasonable expenses, including attorney’s fees, that may be incurred by any Indemnitee in successfully enforcing the indemnity and other obligations provided in this Section 6.10.
(e)   The rights of each Indemnitee under this Section 6.10 shall be in addition to any rights such Person or any employee of the Company or any Company Subsidiary may have under the Company Charter, the Company Bylaws or the certificate of incorporation or bylaws (or equivalent organizational or governing documents) of any of the Company Subsidiaries, or the Surviving Entity or any of its Subsidiaries, or under any applicable Law or under any agreement of any Indemnitee or any employee with the Company or any of the Company Subsidiaries listed in Section 4.12(a)(iv) of the Company Disclosure Letter (each, an “Existing Indemnification Right”). To the extent of any conflict between an Existing Indemnification Right and the rights granted to Indemnitees pursuant to this Section 6.10, the provision or provisions more favorable to the Indemnitee shall control.
(f)   Any Indemnitee wishing to claim indemnification under this Section 6.10, upon learning of any such indemnifiable claim, shall promptly notify the Surviving Entity thereof, but the failure to so notify shall not relieve Parent or the Surviving Entity of any liability it may have to such Indemnitee, except to the extent such failure materially prejudices the Surviving Entity. In the event of any such threatened or actual indemnifiable claim (whether asserted or arising at or before or after the REIT Merger Effective Time), (A) Parent or the Surviving Entity shall have the right to assume the defense thereof, with counsel reasonably acceptable to the Indemnitee (which acceptance shall not be unreasonably withheld, delayed or conditioned), and Parent and the Surviving Entity shall not be liable to such Indemnitee for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnitee in connection with the defense thereof, except that if Parent or the Surviving Entity elects not to assume such defense, or counsel for the Indemnitee advises that there are issues that raise conflicts of interest between Parent or the Surviving Entity and the Indemnitee, the Indemnitee may retain counsel satisfactory to him or her, and Parent or the Surviving Entity shall pay all documented fees and expenses of such counsel for the Indemnitee within ten (10) Business Days after statements therefor are received; provided, however, that Parent and the Surviving Entity shall be obligated pursuant to this paragraph (f) to pay for only one firm of counsel for all Indemnitees in connection with an indemnifiable claim (selected by a majority of the applicable Indemnitees) in any jurisdiction except to the extent that any two or more Indemnitees have a conflict of interest in such claim, and (B) the Company and, after the REIT Merger Effective Time, the Surviving Entity shall (and Parent shall cause the Surviving Entity to or any applicable Parent Subsidiary) promptly pay expenses in advance of the final disposition of any such threatened or actual claim to each Indemnitee to the fullest extent permitted by applicable Law, subject to the receipt of an undertaking by such Indemnitee to repay such expenses if it is ultimately determined that such Indemnitee is not entitled to be indemnified; provided, however, that neither the Company nor the Surviving Entity shall be liable for any settlement effected without its prior written consent (which prior written consent shall not be unreasonably withheld, conditioned or delayed).
(g)   Notwithstanding anything contained in Section 9.1 or Section 9.7 to the contrary, this Section 6.10 shall survive the consummation of the Mergers indefinitely and shall be binding, jointly and severally, on all successors and assigns of Parent, the Surviving Entity and the Parent Subsidiaries, and shall be enforceable by the Indemnitees and their successors, heirs or representatives. In the event that Parent or the Surviving Entity or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Entity, as applicable, shall succeed to the obligations set forth in this Section 6.10. The parties acknowledge and agree that Parent guarantees the payment and performance of the Surviving Entity’s obligations pursuant to this Section 6.10. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company, any Company Subsidiary or the Company’s or any Company Subsidiary’s officers, directors, managers, employees and agents, it being understood and agreed that the indemnification provided for in this Section 6.10 is not prior to, or in substitution for, any such claims under any such policies.
Section 6.11   Certain Tax Matters.
(a)   The parties shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar taxes that become payable in connection with the transactions contemplated herein (together with any related interests, penalties or additions to Tax, “Transfer Taxes”), and shall cooperate in attempting to minimize the amount of Transfer Taxes.

(b)   Parent and Parent Operating Partnership shall deliver to the Company and Proskauer Rose LLP (or other counsel to the Company) a tax representation letter, signed by each of the officers of Parent and of Parent Operating Partnership principally responsible for legal, tax, and financial matters, in each case, in their capacities as officers of Parent and not in their individual capacities, dated as of (i) the effective date of the Form S-4 (if requested by Parent in connection with the delivery of a tax opinion as an exhibit to the Form S-4), and (ii) the Closing Date (such tax representation letter, the “Parent Tax Letter”). The Parent Tax Letter shall be in a form and substance reasonably acceptable to the Company. The Parent Tax Letter shall include language explicitly permitting Proskauer Rose LLP (or other counsel to the Company) to rely on the representations set forth therein for purposes of delivering the opinions described in Section 7.2(f) and Section 7.3(e) hereof.
(c)   The Company and Company Operating Partnership shall deliver to Parent and Proskauer Rose LLP (or other counsel to Parent) a tax representation letter, signed by each of the officers of the Company and of Company Operating Partnership principally responsible for legal, tax, and financial matters, in each case, in their capacities as officers of the Company and not in their individual capacities, dated as of (i) the effective date of the Form S-4 (if requested by Parent in connection with the delivery of a tax opinion as an exhibit to the Form S-4), and (ii) the Closing Date (such tax representation letter, the “Company Tax Letter”). The Company Tax Letter shall be in a form and substance reasonably acceptable to Parent. The Company Tax Letter shall include language explicitly permitting Proskauer Rose LLP (or other counsel to Parent) to rely on the representations set forth therein for purposes of delivering the opinions described in Section 7.2(f) and Section 7.3(e) hereof.
(d)   Each of Parent, Parent Operating Partnership, the Company and Company Operating Partnership shall use its commercially reasonable best efforts to cause the Mergers to qualify for the Intended Tax Treatment, including by executing and delivering the Parent Tax Letter and Company Tax Letter, respectively, and reporting consistently for all income Tax or other purposes. None of Parent, Parent Operating Partnership, the Company or Company Operating Partnership shall take any action, or fail to take any action, that would reasonably be expected to cause the Mergers to fail to qualify for the Intended Tax Treatment.
(e)   All Tax Returns shall be prepared in a manner consistent with Section 2.5 of this Agreement.
Section 6.12   Control of Operations.   Nothing contained in this Agreement shall be deemed to give Parent, Parent Operating Partnership, REIT Merger Sub or Partnership Merger Sub, directly or indirectly, the right to control or direct the operations of the Company or any Company Subsidiary prior to the REIT Merger Effective Time. Prior to the REIT Merger Effective Time, the Company shall exercise, consistent with and subject to the terms and conditions of this Agreement, complete control and supervision over its and the Company Subsidiaries’ operations.
Section 6.13   Dividends.
(a)   In the event that the Closing Date is to occur prior to the end of the then current dividend period of the Company or Parent, as the case may be, then each of the Company and Parent shall declare a dividend to the respective holders of Company Common Stock and Parent Common Shares, the record date and payment date (to the extent practicable) for which shall be the close of business on the last Business Day prior to the Closing Date (the “Closing Dividend Date”), in each case, subject to funds being legally available therefor.
(b)   The per share dividend amount payable by the Company with respect to the shares of Company Common Stock shall be an amount equal to the Company Common Quarterly Dividend, multiplied by a fraction, the numerator of which is the number of days lapsed from the first day of the then current dividend period through and including the Closing Dividend Date, and the denominator of which is the actual number of days in the calendar quarter in which such dividend is declared.
(c)   The per share dividend amount payable by Parent with respect to the Parent Common Shares shall be an amount equal to the Parent Common Quarterly Dividend, multiplied by a fraction, the numerator of which is the number of days lapsed from the first day of the then current dividend period through and including the Closing Dividend Date, and the denominator of which is the actual number of days in the calendar quarter in which such dividend is declared.

(d)   Notwithstanding the foregoing, any dividend with respect to the shares of Company Series A Preferred Stock or Company Series C Preferred Stock shall be made in accordance with the terms of such Company Preferred Stock as set forth in the Company Charter; provided, however, if the Closing Date shall occur (i) with respect to Company Series A Preferred Stock, following a Series A Dividend Period but prior to a Series A Payment Date (in each case as defined in the Company Charter with regard to the Company Series A Preferred Stock) or (ii) with respect to Company Series C Preferred Stock, following a Series C Dividend Period but prior to a Series C Payment Date (in each case as defined in the Company Charter with regard to the Company Series C Preferred Stock), then, in each case of (i) and (ii), the Company shall declare a dividend to the respective holders of Company Preferred Stock as of end of the prior Series A Dividend Period or Series C Dividend Period, as applicable, and the payment date (to the extent practicable) shall be the Closing Dividend Date, subject to funds being legally available therefor.
(e)   The Company Operating Partnership or Parent Operating Partnership, as the case may be, may make a distribution with respect to its partnership units in order to distribute funds sufficient for the payment of the applicable dividends described in Section 6.13(a) and Section 6.13(d).
(f)   Parent Board, prior to the Closing Date, shall consider whether to reset the dividend rate for the first quarter following the Closing Date.
Section 6.14   Section 16 Matters.   Assuming that the Company delivers to Parent, in a timely fashion prior to the REIT Merger Effective Time, all requisite information necessary for Parent and Parent Operating Partnership to take the actions contemplated by this Section 6.14, the Company, Parent, REIT Merger Sub and Partnership Merger Sub each shall take all such steps as may be necessary or appropriate to ensure that (a) any dispositions of Company Common Stock (including derivative securities related to such stock) resulting from the Mergers and the other transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the REIT Merger Effective Time are exempt under Rule 16b-3 promulgated under the Exchange Act, and (b) any acquisitions of Parent Common Shares (including derivative securities related to such stock) resulting from the Mergers and the other transactions contemplated by this Agreement by each individual who may become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent are exempt under Rule 16b-3 promulgated under the Exchange Act. Upon request, the Company shall promptly furnish Parent with all requisite information for Parent and Parent Operating Partnership to take the actions contemplated by this Section 6.14.
Section 6.15   Voting of Securities.   Parent shall vote all shares of Company Common Stock beneficially owned by it or any of the Parent Subsidiaries as of the record date for the Company Stockholder Meeting in favor of the REIT Merger. The Company shall vote all Parent Common Shares beneficially owned by it or any of the Company Subsidiaries as of the record date for the Parent Stockholder Meeting in favor of the Parent Share Issuances.
Section 6.16   Parent Preferred Shares.   Prior to the REIT Merger Effective Time, Parent shall (i) designate a number of Parent Preferred Shares as Parent Series D Preferred Shares sufficient to enable Parent to satisfy the REIT Series A Preferred Merger Consideration and (ii) designate a number of Parent Preferred Shares as Parent Series E Preferred Shares sufficient to enable Parent to satisfy the REIT Series C Preferred Merger Consideration, and shall adopt and file Articles Supplementary substantially in the form of Exhibit B attached hereto, setting forth the terms of the Parent Series D Preferred Shares and the Parent Series E Preferred Shares.
Section 6.17   Board of Directors of Parent.   Parent shall take all corporate action necessary to increase the size of the Parent Board by three directors and the Parent Board shall elect three directors designated by the Company to fill the resulting vacancies, such expansion and election to be effective as of acceptance of Articles Supplementary opting out of MUTA (as provided in Section 6.18) which shall follow the REIT Merger Effective Time, such that Lisa Kabnick shall be appointed as a Class III director, Stanley R. Perla shall be appointed as a Class II director, and Leslie D. Michelson shall be appointed as a Class I director, effective upon the Closing. Upon the Closing Date, it is the intent of the parties hereto that P. Sue Perrotty shall continue to serve as Non-Executive Chair and Stanley R. Perla shall serve as Chair of the Audit Committee.

Section 6.18   Corporate Governance.   Prior to the REIT Merger Effective Time, Parent shall (i) adopt and file Articles Supplementary opting out of MUTA substantially in the form of Exhibit C attached hereto, (ii) adopt and approve the Second Amended and Restated Bylaws substantially in the form of Exhibit D attached hereto, and (iii) authorize and enter into the Second Amendment to Rights Agreement with American Stock Transfer and Trust Company, LLC substantially in the form of Exhibit E attached hereto.
Section 6.19   Internalization.   Substantially contemporaneously with (but immediately following) the REIT Merger Effective Time, (a) Parent shall (i) file the Articles of Merger with respect to the Internalization Merger Agreement, with the Maryland SDAT, and (ii) effect a termination of the Fourth Amended and Restated Advisory Agreement, dated as of June 2, 2015, by and among GNL, GNL OP, and GNL Advisor, as amended from time to time, and (b) the Company shall effect a termination of the Third Amended and Restated Advisory Agreement, dated as of September 6, 2016, by and among RTL (f/k/a American Finance Trust, Inc.), RTL OP (f/k/a American Finance Operating Partnership, L.P.) and RTL Advisor (f/k/a American Finance Advisors, LLC), as amended from time to time.
ARTICLE VII.
CONDITIONS
Section 7.1   Conditions to the Obligations of Each Party.   The respective obligations of each party to effect the Mergers and to consummate the other transactions contemplated by this Agreement shall be subject to the satisfaction or (to the extent permitted by Law) waiver by each of the parties, at or prior to the REIT Merger Effective Time, of the following conditions:
(a)   Stockholder Approvals.   The Company Stockholder Approval and the Parent Stockholder Approval shall each have been obtained.
(b)   No Restraints.   No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) which is then in effect which makes either of the Mergers illegal or otherwise restrains, enjoins, prevents, prohibits or makes illegal the consummation of either of the Mergers.
(c)   Form S-4.   The Form S-4 shall have become effective under the Securities Act, no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC, and no proceeding for that purpose shall have been initiated or has been threatened by the SEC that has not been withdrawn.
(d)   Listing.   The Parent Common Shares to be issued in the REIT Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.
(e)   Internalization Merger Agreement.   All conditions set forth in the Internalization Merger Agreement (other than those conditions that by their terms are required to be satisfied or waived at the closing thereof, but subject to the satisfaction or waiver of such conditions) shall have been satisfied or waived so that the Internalization Merger shall occur substantially contemporaneous with (but immediately following) the consummation of the Mergers.
(f)   Decrease in Parent Ownership Limit.   Parent shall have decreased the Aggregate Share Ownership Limit (as defined in the Parent Charter) to 8.9% in value of the aggregate of the outstanding shares of stock of Parent and 8.9% (in value or in number of shares, whichever is more restrictive) of any class or series of stock of Parent and shall file a Certificate of Notice with the Maryland SDAT in respect to the decreased ownership limit.
Section 7.2   Conditions to the Obligations of Parent, Parent Operating Partnership, REIT Merger Sub and Partnership Merger Sub.   The respective obligations of Parent, Parent Operating Partnership, REIT Merger Sub and Partnership Merger Sub to effect the Mergers and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or (to the extent permitted by Law) waiver by Parent (acting at the direction of the Parent Special Committee), at or prior to the REIT Merger Effective Time, of the following additional conditions:
(a)   Representations and Warranties.   (i) The representations and warranties set forth in Section 4.1(a) (Organization and Qualification; Subsidiaries), Section 4.3(a) (Capital Structure), Section 4.4 (Authority),

Section 4.19 (Opinion of Financial Advisor), Section 4.21 (Vote Required), Section 4.23 (Brokers) and Section 4.24 (Investment Company Act) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made as of the Closing Date, and (ii) each of the other representations and warranties of the Company contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as though made as of the Closing Date, except (x) in each case, representations and warranties that are made as of a specific date shall be true and correct only on and as of such date, and (y) in the case of clause (ii) where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or “Company Material Adverse Effect” qualifications set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Agreements and Covenants.   The Company shall have performed or complied in all material respects with its agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.
(c)   Officer’s Certificate.   The Company shall have delivered to Parent a certificate, dated as of the Closing Date and signed by its chief executive officer or another senior officer on behalf of the Company, certifying to the effect that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.
(d)   Absence of Material Adverse Effect.   Since the date of this Agreement, there shall not have been any event, change or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.
(e)   Company REIT Opinion.   Parent shall have received with respect to the Company, a written opinion of Proskauer Rose LLP (or other counsel to Company reasonably acceptable to Parent), counsel to the Company, dated as of the Closing Date and in form and substance attached hereto as Exhibit F (and in the case of such other counsel rendering such opinion, in the form of such other counsel’s standard REIT opinion that is reasonably acceptable to Parent), to the effect that, for all taxable periods commencing with its taxable year ended December 31, 2013, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and that its current organization and actual method of operation will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year which ends on the REIT Merger Effective Time (which opinion will be subject to customary exceptions, assumptions and qualifications and based on customary representations contained in the Company Tax Letter).
(f)   Parent Section 368 Opinion.   Parent shall have received the written opinion of its counsel, Proskauer Rose LLP, dated as of the Closing Date and in form and substance as set forth in Exhibit G, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the REIT Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Proskauer Rose LLP may rely upon the Company Tax Letter and Parent Tax Letter. The condition set forth in this Section 7.2(f) shall not be waivable after receipt of the Parent Stockholder Approval unless further stockholder approval is obtained with appropriate disclosure.
(g)   Required Consents.   Parent shall have received the written consents of the applicable counterparties to the agreements set forth on Schedule 7.2(g).
Section 7.3   Conditions to the Obligations of the Company and Company Operating Partnership.   The obligations of the Company and Company Operating Partnership to effect the Merger and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or (to the extent permitted by Law) waiver by the Company (acting at the direction of the Company Special Committee), at or prior to the REIT Merger Effective Time, of the following additional conditions:
(a)   Representations and Warranties.   (i) The representations and warranties set forth in Section 5.1(a) (Organization and Qualification; Subsidiaries), Section 5.3(a) (Capital Structure), Section 5.4 (Authority), Section 5.19 (Opinion of Financial Advisor), Section 5.20 (Vote Required), Section 5.21 (Brokers) and Section 5.22 (Investment Company Act) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made as of the Closing Date, and (ii) each of the other representations and warranties of Parent, Parent Operating Partnership, Partnership Merger Sub and Partnership Merger Sub contained in this Agreement shall be true and correct as of the date of this

Agreement and as of the Closing Date, as though made as of the Closing Date, except (x) in each case, representations and warranties that are made as of a specific date shall be true and correct only on and as of such date, and (y) in the case of clause (ii) where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or “Parent Material Adverse Effect” qualifications set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)   Agreements and Covenants.   Parent, Parent Operating Partnership, REIT Merger Sub and Partnership Merger Sub shall have performed or complied in all material respects with its agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.
(c)   Officer’s Certificate.   Parent shall have delivered to the Company a certificate, dated the date of the Closing and signed by its chief executive officer or another senior officer on behalf of Parent, certifying to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.
(d)   Absence of Material Adverse Effect.   Since the date of this Agreement, there shall not have been any event, change or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.
(e)   Parent REIT Opinion.   The Company shall have received a written opinion of Proskauer Rose LLP (or other counsel to Parent reasonably acceptable to the Company), counsel to Parent, dated as of the Closing Date and in form and substance attached hereto as Exhibit H (and in the case of such other counsel rendering such opinion, in the form of such other counsel’s standard REIT opinion that is reasonably acceptable to the Company), to the effect that, for all taxable periods commencing with its taxable year ended December 31, 2013, Parent has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and that its current organization and proposed method of operation will enable Parent to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year which includes the REIT Merger Effective Time and thereafter (which opinion will be subject to customary exceptions, assumptions and qualifications and based on customary representations contained in the Parent Tax Letter and the Company Tax Letter).
(f)   Company 368 Opinion.   The Company shall have received the written opinion of its counsel, Proskauer Rose LLP, dated as of the Closing Date and in form and substance as set forth in Exhibit I, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the REIT Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Proskauer Rose LLP may rely upon the Company Tax Letter and Parent Tax Letter. The condition set forth in this Section 7.3(f) shall not be waivable after receipt of the Company Stockholder Approval unless further stockholder approval is obtained with appropriate disclosure.
(g)   Required Consents.   The Company shall have received the written consents of the applicable counterparties to the agreements set forth on Schedule 7.3(g).
ARTICLE VIII.
TERMINATION, AMENDMENT AND WAIVER
Section 8.1   Termination.   This Agreement may be terminated at any time prior to the Closing Date, whether before or after receipt of the Company Stockholder Approval or the Parent Stockholder Approval (except as otherwise expressly noted below), as follows:
(a)   by mutual written agreement of each of Parent (with the prior approval of the Parent Special Committee) and the Company (with the prior approval of the Company Special Committee); or
(b)   by either Parent (with the prior approval of the Parent Special Committee) or the Company (with the prior approval of the Company Special Committee), if:
(i)   the Mergers shall not have occurred on or before June 1, 2024 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party if the failure of such party (and (A) in the case of Parent, including the failure of any of the Parent Subsidiaries) and (B) in the case of the Company, including the failure of any of the Company Subsidiaries) to perform any of its obligations under this Agreement has been a principal cause of, or resulted in, the failure of the Mergers to be consummated on or before such date; or
(ii)   any Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to a party if the issuance of such final, non-appealable Order was primarily due to the failure of such party (and (A) in the case of Parent, including the failure of any of the Parent Subsidiaries) and (B) in the case of the Company, including the failure of any of the Company Subsidiaries) to perform any of its obligations under this Agreement, including pursuant to Section 6.7 (Appropriate Action; Consents; Filings); or
(iii)   the Company Stockholder Approval or the Parent Stockholder Approval shall not have been obtained at a duly held Company Stockholder Meeting or Parent Stockholder Meeting, as applicable, or at any adjournment or postponement thereof at which this Agreement and the transactions contemplated hereby have been voted upon, provided, however, that the right to terminate this Agreement under this Section 8.1(b)(iii) shall not be available to a party if the failure to obtain the Company Stockholder Approval or the Parent Stockholder Approval was primarily due to the failure of such party (and (A) in the case of Parent, including the failure of any of the Parent Subsidiaries) and (B) in the case of the Company, including the failure of any of the Company Subsidiaries) to perform any of its obligations under this Agreement Parent Stockholder Approval; or
(c)   by the Company (with the prior approval of the Company Special Committee), if:
(i)   Parent, REIT Merger Sub or Partnership Merger Sub shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (x) would, or would reasonably be expected to, result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and (y) cannot be cured on or before the Outside Date or, if curable, is not cured by Parent within thirty (30) days of receipt by Parent of written notice of such breach or failure; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(i) if the Company or Company Operating Partnership is then in breach of any of its respective representations, warranties, covenants or agreements set forth in this Agreement such that the conditions set forth in either Section 7.2(a) or Section 7.2(b) would not be satisfied;
(ii)   if, prior to obtaining the Company Stockholder Approval, the Company Board (based on the recommendation of the Company Special Committee) approves and authorizes the Company to enter into a definitive agreement providing for the implementation of a Superior Proposal in a manner permitted under Section 6.5(e); provided, however, that this Agreement may not be so terminated unless concurrently with the occurrence of such termination the payment required by Section 8.3(a)(ii) is made in full to Parent and the definitive agreement relating to the Superior Proposal is entered into, and in the event that such definitive agreement is not concurrently entered into and such payment is not concurrently made, such termination shall be null and void; or
(iii)   if, at any time prior to the Parent Stockholder Approval, Parent, the Parent Board or the Parent Special Committee, for any reason, shall have effected a Parent Change in Recommendation.
(d)   by Parent (with the prior approval of the Parent Special Committee), if:
(i)   the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (x) would, or would reasonably be expected to, result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b) and (y) cannot be cured on or before the Outside Date or, if curable, is not cured by the Company within thirty (30) days of receipt by the Company of written notice of such breach or failure; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if Parent, REIT Merger Sub or Partnership Merger Sub are then in breach of any of their respective representations, warranties, covenants or agreements set forth in this Agreement such that the conditions set forth in either Section 7.3(a) or Section 7.3(b) would not be satisfied; or
(ii)   if, at any time prior to the Company Stockholder Approval, the Company, the Company Board or the Company Special Committee, for any reason, shall have effected a Company Change in Recommendation; or
(iii)   if, at any time prior to the Company Stockholder Approval, (A) the Company Board or any committee thereof shall have approved, adopted or publicly endorsed or recommended any Acquisition Proposal, (B) the Company enters into a contract or agreement relating to an Acquisition Proposal (other than a confidentiality agreement entered into in compliance with Section 6.5(d)), (C) a tender offer or exchange offer for any shares of Company Common Stock that constitutes an Acquisition Proposal (other than by Parent or any of its Affiliates) is commenced and the Company Board fails to recommend against acceptance of such tender offer or exchange offer by the stockholders of the Company and to publicly reaffirm the Company Recommendation within ten (10) Business Days of being requested to do so by Parent, (D) the Company Board or any committee thereof fails to include the Company Recommendation in the Joint Proxy Statement, or (E) the Company shall have materially violated any of its obligations under Section 6.5 (or shall be deemed pursuant to the last sentence of Section 6.5(b) to have materially violated) any of its obligations under Section 6.5 (other than any immaterial or inadvertent violations thereof that did not result in an alternative Acquisition Proposal).
Section 8.2   Effect of Termination.   In the event that this Agreement is terminated and the Mergers and the other transactions contemplated by this Agreement are abandoned pursuant to Section 8.1, written notice thereof shall be given to the other party or parties, specifying the provisions hereof pursuant to which such termination is made and describing the basis therefor in reasonable detail, and this Agreement shall forthwith become null and void and of no further force or effect whatsoever without liability on the part of any party hereto (or any of the Company Subsidiaries, Parent Subsidiaries or any of the Company’s or Parent’s respective Representatives), and all rights and obligations of any party hereto shall cease; provided, however, that, notwithstanding anything in the foregoing to the contrary (a) no such termination shall relieve any party hereto of any liability or damages resulting from or arising out of any willful or intentional breach of this Agreement; and (b) the Confidentiality Agreement, this Section 8.1(d)(ii), Section 8.3, Section 8.6, Article IX and the definitions of all defined terms appearing in such sections shall survive any termination of this Agreement pursuant to Section 8.1. If this Agreement is terminated as provided herein, all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the Governmental Authority or other Person to which they were made.
Section 8.3   Termination Fees and Expenses.
(a)   The Company agrees that if this Agreement shall be terminated:
(i)   by Parent pursuant to Section 8.1(d)(ii) or Section 8.1(d)(iii);
(ii)   by the Company pursuant to Section 8.1(c)(ii); or
(iii)   by Parent or the Company pursuant to Section 8.1(b)(iii) (failure to obtain Company Stockholder Approval) or by Parent pursuant to Section 8.1(d)(i) (Company breach giving rise to termination), and at any time after the date of this Agreement and prior to the failure to obtain Company Stockholder Approval or prior to the breach giving rise to such termination, as applicable, (A) (x) in the case of a termination pursuant to Section 8.1(b)(iii), an Acquisition Proposal (whether or not conditional) shall have been made to the Company Board, the Company Special Committee or directly to the Company’s stockholders which proposal has been publicly announced to the Company’s stockholders and not publicly withdrawn prior to the Company Stockholder Meeting, or (y) in the case of a termination pursuant to Section 8.1(d)(i), an Acquisition Proposal (whether or not conditional) shall have been made to the Company Board or the Company Special Committee or directly to the Company’s stockholders which proposal has been publicly announced to the Company’s stockholders prior to the Termination Date, and (B) concurrently with such termination or within 12 months following the Termination Date, the Company consummates an Acquisition Proposal (in each case whether or not such Acquisition Proposal was the same Acquisition Proposal referred to in the foregoing clause (A), and for purposes of this Section 8.3(a)(iii), “50%” shall be substituted for “20%” in the definition of Acquisition Proposal);
then, in each such case, the Company shall pay to Parent the Termination Fee or, solely with respect to a termination by the Company pursuant to Section 8.1(c)(ii) or by Parent pursuant to Section 8.1(d)(ii) or Section 8.1(d)(iii), in each case in connection with the Company entering into or recommending a Superior Proposal with a Go Shop Bidder on or before the date that is fifteen (15) days following the Go Shop Period End Time, the Go Shop Termination Fee, as applicable, in immediately available funds to an account directed by Parent in writing, which payment shall be made (x) within three (3) Business Days of the Termination Date, in the case of a Termination Fee or Go Shop Termination Fee, as applicable, payable pursuant to Section 8.3(a)(i); (y) concurrently with, and as a condition to the effectiveness of, termination, in the case of a Termination Fee or Go Shop Termination Fee, as applicable, payable pursuant to Section 8.3(a)(ii); and (z) at the time of consummation of any transaction contemplated by an Acquisition Proposal, in the case of a Termination Fee payable pursuant to Section 8.3(a)(iii). In the event that this Agreement shall be terminated by the Company pursuant to Section 8.1(c)(i) or Section 8.1(c)(iii), Parent shall pay the Company the Termination Fee within three (3) Business Days of the Termination Date.
(b)   The Company agrees that if this Agreement shall be terminated (i) by the Company pursuant to Section 8.1(c)(ii), or (ii) by Parent pursuant to Section 8.1(d)(i), Section 8.1(d)(ii), or Section 8.1(d)(iii), in each case in connection with the Company entering into or recommending a Superior Proposal, then, in addition to payment of the Go Shop Termination Fee or Termination Fee, as the case may be, the Company shall pay, within three (3) Business Days of the Termination Date, to Parent the Parent’s Expenses in immediately available funds to an account directed by Parent, up to an aggregate maximum of $3,000,000.
(c)   Parent agrees that if this Agreement shall be terminated by the Company pursuant to Section 8.1(c)(i) or Section 8.1(c)(iii), then Parent shall pay, within three (3) Business Days of the Termination Date, to the Company the Company’s Expenses in immediately available funds to an account directed by the Company, up to an aggregate maximum of $3,000,000.
(d)   For purposes of this Agreement:
(i)   ”Go Shop Termination Fee” means $16,000,000.
(ii)   ”Termination Fee” means $40,000,000.
(e)   Each of the parties acknowledges that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, the other parties would not enter into this Agreement. In the event that the Company shall fail to pay the Go Shop Termination Fee, the Termination Fee or Parent’s Expenses or Parent shall fail to pay the Termination Fee or Company’s Expenses, as the case may be, when due, the Company or Parent, as the case may be, shall reimburse Parent or the Company, as the case may be, for all reasonable costs and expenses actually incurred by Parent or the Company, as the case may be (including reasonable fees and expenses of counsel) in connection with the collection of such Go Shop Termination Fee, Termination Fee, Company’s Expenses or Parent’s Expenses, as the case may be, and enforcement of this Section 8.3. Further, if the Company or Parent, as the case may be, fails to timely pay any amount due pursuant to this Section 8.3, and, in order to obtain the payment, Parent or the Company, as the case may be, commences a suit which results in a judgment against the Company or Parent, as the case may be, for the payment set forth in this Section 8.3, the Company shall pay to Parent, or Parent shall pay to the Company, as the case may be, its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such suit. If payable, none of the Go Shop Termination Fee, the Termination Fee, Company’s Expenses or Parent’s Expenses shall be payable more than once pursuant to this Agreement.
(f)   In the event that the Company or Parent, as the case may be (the “Paying Party”), is obligated to pay the Termination Fee or the Go Shop Termination Fee, as the case may be, to the other (the “Fee Recipient”), the Paying Party shall deposit the Termination Fee or the Go Shop Termination Fee, as the case may be, into escrow, in an amount equal to the lesser of (i) the Termination Fee or the Go Shop Termination Fee, as the case may be, and (ii) the sum of (1) the maximum amount that can be paid to the Fee Recipient without causing the Fee Recipient to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)(H)

or 856(c)(3)(A)(I) of the Code (“Qualifying Income”), as determined by the Fee Recipient’s independent certified public accountants, plus (2) in the event the Fee Recipient receives either (A) a letter from the its counsel indicating that the Fee Recipient has received a ruling from the IRS described in Section 8.3(g) or (B) an opinion from the Fee Recipient’s outside counsel as described in Section 8.3(g), an amount equal to the Termination Fee or the Go Shop Termination Fee, as the case may be, less the amount payable under clause (1) above. To secure the Paying Party’s obligation to pay these amounts, it shall deposit into escrow an amount in cash equal to the Termination Fee or the Go Shop Termination Fee, as the case may be, with an escrow agent selected by the Fee Recipient and on such terms (subject to Section 8.3(g)) as shall be mutually agreed upon by the Fee Recipient and the escrow agent. The payment or deposit into escrow by the Paying Party shall be made by wire transfer of immediately available funds at the time the Paying Party is obligated to pay the Fee Recipient such amount.
(g)   The escrow agreement shall provide that the Termination Fee or the Go Shop Termination Fee, as the case may be, in escrow or any portion thereof shall not be released to the Fee Recipient unless the escrow agent receives any one or combination of the following: (i) a letter from the Fee Recipient’s independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to it without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from the Fee Recipient’s accountants revising that amount, in which case the escrow agent shall release such amount to the Fee Recipient, or (ii) a letter from the Fee Recipient’s counsel indicating that the Fee Recipient received a ruling from the IRS holding that the receipt by it of the Termination Fee or the Go Shop Termination Fee, as the case may be, would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, the Fee Recipient’s outside counsel has rendered a legal opinion to the effect that the receipt by the Fee Recipient of the Termination Fee or the Go Shop Termination Fee, as the case may be, would constitute Qualifying Income, would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code or would not otherwise disqualify the Fee Recipient as a REIT), in which case the escrow agent shall release the remainder of the Termination Fee or the Go Shop Termination Fee, as the case may be, to the Fee Recipient. The parties hereto agree to amend this Section 8.3(g) and Section 8.3(f) at the request of the Fee Recipient in order to (x) maximize the portion of the Termination Fee or the Go Shop Termination Fee, as the case may be, that may be distributed to the Fee Recipient hereunder without causing the Fee Recipient to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (y) improve the Fee Recipient’s chances of securing a favorable ruling described in this Section 8.3(g) or (z) assist the Fee Recipient in obtaining a favorable legal opinion from its outside counsel as described in this Section 8.3(g). The escrow agreement shall also provide that any portion of the Termination Fee or the Go Shop Termination Fee, as the case may be, remaining in escrow on the date that is five (5) years after the date the Termination Fee or the Go Shop Termination Fee, as the case may be, was deposited into escrow shall be released by the escrow agent to the Fee Recipient. Any costs and expenses of the escrow agent shall be borne solely by the Fee Recipient.
(h)   For the avoidance of doubt, no Termination Fee or expense reimbursement shall be due to either party in the event of a termination pursuant to Section 8.1(b)(iii) when the conditions set forth in Section 8.3(a)(iii) are not otherwise satisfied.
Section 8.4   Amendment.   Subject to compliance with applicable Law, this Agreement may be amended by mutual agreement of the parties hereto by action taken or authorized by the Parent Board (only upon approval by the Parent Special Committee) and the Company Board (only upon approval by the Company Special Committee) at any time before or after receipt of the Company Stockholder Approval or the Parent Stockholder Approval and prior to the REIT Merger Effective Time; provided, however, that after the Company Stockholder Approval or the Parent Stockholder Approval has been obtained, there shall not be (a) any amendment of this Agreement that changes the amount or the form of the consideration to be delivered under this Agreement to the holders of Company Common Stock, or which by applicable Law or in accordance with the rules of any stock exchange requires the further approval of the stockholders of the Company or stockholders of Parent without such further approval of such stockholders, or (b) any amendment or change not permitted under applicable Law. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.
Section 8.5   Waiver.   At any time prior to the REIT Merger Effective Time, subject to applicable Law, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (c) subject to the proviso of Section 8.4, waive compliance with any agreement or condition contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by the Company, Company Operating Partnership, Parent, Parent Operating Partnership, REIT Merger Sub or Partnership Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.
Section 8.6   Fees and Expenses.   Except as otherwise provided in this Agreement, all Expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the transactions contemplated by this Agreement are consummated; provided, however, that the Company and Parent shall share equally all Expenses related to the printing and filing of the Form S-4 and the printing, filing and distribution of the Joint Proxy Statement, other than each party’s respective attorneys’ and accountants’ fees.
ARTICLE IX.
GENERAL PROVISIONS
Section 9.1   Non-Survival of Representations and Warranties.   None of the representations or warranties in this Agreement or any certificate or other writing delivered pursuant to this Agreement, including any rights arising out of any breach of such representations or warranties, shall survive the earlier of (a) the REIT Merger Effective Time or (b) the termination of this Agreement in accordance with Article VIII (except, in the case of termination, as set forth in Section 8.1(d)(ii)), and after such time there shall be no liability in respect thereof (except, in the case of termination, as set forth in Section 8.1(d)(ii)), whether such liability has accrued prior to or after such expiration of the representations and warranties. This Section 9.1 does not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing, REIT Merger Effective Time, Partnership Merger Effective Time or the Termination Date. The Confidentiality Agreement will survive termination of this Agreement in accordance with its terms.
Section 9.2   Notices.   Any notice, request, claim, demand and other communications hereunder shall be in writing, shall be deemed to have been given (i) upon non-automated confirmation of successful transmission if sent by facsimile transmission or e-mail (provided that any notice received by facsimile or e-mail on any Business Day after 5:00 p.m. (Eastern time) which the recipient of such notice does not provide non-automated confirmation of receipt on that same day shall be deemed to have been received at 9:00 a.m. (Eastern time) on the next Business Day), or (ii) upon receipt by the receiving party if sent by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), and shall be addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.2):
if to Parent, Parent Operating Partnership or any other Parent Subsidiary party hereto:
Global Net Lease, Inc.
650 Fifth Avenue, 30th Floor
New York, NY 10019
Phone:     (212)415-6507
Attention: Michael Anderson, General Counsel
Email:     MAnderson@ar-global.com
with a copy (which shall not constitute notice) to:
Global Net Lease, Inc.
650 Fifth Avenue, 30th Floor
New York, NY 10019
Phone:     (610) 780-0482
Attention: P. Sue Perrotty, Non-Executive Chairman
Email:     SuePerrotty@aol.com

with a copy (which shall not constitute notice) to:
Shapiro Sher Guinot & Sandler, P.A.
250 West Pratt Street, Suite 2000
Baltimore, Maryland 21201
Phone:     (410) 385-4205
Attention: William E. Carlson, Esq.
Email:     wec@shapirosher.com
if to the Company or Company Operating Partnership prior to the Closing:
The Necessity Retail REIT, Inc.
650 Fifth Avenue, 30th Floor
New York, NY 10019
Phone:     (212) 415-6507
Attention: Michael Anderson, General Counsel
Email:     MAnderson@ar-global.com
with a copy (which shall not constitute notice) to:
Arnold & Porter Kaye Scholer LLP
601 Massachusetts Ave., NW
Washington, DC 20001-3743
Phone:     (202) 942-5461
Attention: Kevin Lavin, Esq., Marisa White, Esq.
Email:     Kevin.Lavin@arnoldporter.com; marisa.white@arnoldporter.com
Section 9.3   Interpretation; Certain Definitions.   The parties hereto have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. Reference to “this Agreement” shall include the Company Disclosure Letter and the Parent Disclosure Letter. When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article or Section of, or a Schedule or Exhibit to, this Agreement, unless otherwise indicated. The table of contents and headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other instrument made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws. References to a Person are also to its successors and permitted assigns. All references to “dollars” or “$” refer to currency of the United States of America.
Section 9.4   Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any present or future Law, or public policy, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, and (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.
Section 9.5   Assignment; Delegation.   Neither this Agreement nor any rights, interests or obligations hereunder shall be assigned or delegated, in whole or in part, by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto (except to the Surviving Entities).
Section 9.6   Entire Agreement.   This Agreement (including the exhibits, schedules, annexes and appendices hereto) constitutes, together with the Confidentiality Agreement, the Company Disclosure Letter and the Parent Disclosure Letter, the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.
Section 9.7   No Third-Party Beneficiaries.   Except for the provisions of Section 6.10, this Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 8.5 without notice or liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Accordingly, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 9.8   Specific Performance.   The parties hereto agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate the Mergers and the other transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that, prior to the termination of this Agreement pursuant to Section 8.1, the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. In no event shall the exercise of any party’s right to seek specific performance pursuant to this Section 9.8 reduce, restrict or otherwise limit the right of such party to terminate this Agreement pursuant to Section 8.1.
Section 9.9   Counterparts.   This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by e-mail of a pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 9.10   Governing Law.   This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) directly or indirectly arising out of or relating to this Agreement or the actions of Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub, the Company or Company Operating Partnership in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the laws of the State of Maryland, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Maryland, except with respect to matters under the DRULPA and the DLLCA relating to the Partnership Merger, which shall be governed by the Laws of the State of Delaware.

Section 9.11   Consent to Jurisdiction.
(a)   Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Maryland and to the jurisdiction of the United States District Court for the District of Maryland, for the purpose of any action, proceeding or counterclaim (whether based on contract, tort or otherwise) directly or indirectly arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof, and each of the parties hereto hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any state or federal court located in the State of Maryland. Each of the parties hereto further consents to the assignment to the Business and Technology Case Management Program with regard to any proceeding in the courts of the State of Maryland.
(b)   Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party and nothing in this Section 9.11 shall affect the right of any party to serve legal process in any other manner permitted by Law, (ii) consents to submit itself to the personal jurisdiction of any United States federal court located in the State of Maryland or any Maryland state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than any United States federal court located in the State of Maryland or any Maryland state court. Each of Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub, the Company and Company Operating Partnership agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
Section 9.12   WAIVER OF JURY TRIAL.   EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.
[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, Parent, Parent Operating Partnership, REIT Merger Sub, Partnership Merger Sub, the Company, and Company Operating Partnership have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
PARENT:
GLOBAL NET LEASE, INC.
By:
/s/ Michael Anderson

Michael Anderson, Authorized Signatory
PARENT OPERATING PARTNERSHIP:
GLOBAL NET LEASE OPERATING PARTNERSHIP, L.P.
By: GLOBAL NET LEASE, INCGLOBAL NET LEASE OPERATING PARTNERSHIP, L.., its General Partner
By:
/s/ Michael Anderson

Michael Anderson, Authorized Signatory
REIT MERGER SUB:
OSMOSIS SUB I, LLC
By: GLOBAL NET LEASE, INC., its Sole Member
By:
/s/ Michael Anderson

Michael Anderson, Authorized Signatory
[Signature pages continue]
[Signature Pages to Merger Agreement]

PARTNERSHIP MERGER SUB:
OSMOSIS SUB II, LLC
By: GLOBAL NET LEASE OPERATING PARTNERSHIP, L.P., its Sole Member
By: GLOBAL NET LEASE, INC., its General Partner
By:
/s/ Michael Anderson

Michael Anderson, Authorized Signatory
[Signature pages continue]
[Signature Pages to Merger Agreement]

COMPANY:
THE NECESSITY RETAIL REIT, INC.
By:
/s/ Edward M. Weil, Jr.

Name: Edward M. Weil, Jr.
Title:    Chief Executive Officer and President
COMPANY OPERATING PARTNERSHIP:
THE NECESSITY RETAIL REIT OPERATING PARTNERSHIP, L.P.
By: THE NECESSITY RETAIL REIT, INC., its General Partner
By:
/s Edward M. Weil, Jr.

Name: Edward M. Weil, Jr.
Title:    Chief Executive Officer and President
[Signature Pages to Merger Agreement]

Annex B
Execution Version
AGREEMENT AND PLAN OF MERGER
BY AND AMONG
GNL Advisor Merger Sub LLC
GNL PM Merger Sub LLC
RTL Advisor Merger Sub LLC
RTL PM Merger Sub LLC
Global Net Lease, Inc.
Global Net Lease Operating Partnership, L.P.
The Necessity Retail REIT, Inc.
The Necessity Retail REIT Operating Partnership, L.P.
AND
AR Global Investments, LLC
Global Net Lease Special Limited Partnership, LLC
Necessity Retail Space Limited Partner, LLC
Global Net Lease Advisors, LLC
Global Net Lease Properties, LLC
Necessity Retail Advisors, LLC
Necessity Retail Properties, LLC
DATED AS OF MAY 23, 2023

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of May 23, 2023, by and among GNL Advisor Merger Sub LLC, a Delaware limited liability company and a wholly-owned Subsidiary of GNL OP (the “GNL Advisor Sub”), GNL PM Merger Sub LLC, a Delaware limited liability company and a wholly-owned Subsidiary of GNL OP (the “GNL PM Sub”), RTL Advisor Merger Sub LLC, a Delaware limited liability company and a wholly-owned Subsidiary of GNL OP (the “RTL Advisor Sub”), RTL PM Merger Sub LLC, a Delaware limited liability company and a wholly-owned Subsidiary of GNL OP (the “RTL PM Sub”) (GNL Advisor Sub, GNL PM Sub, RTL Advisor Sub and RTL PM Sub are individually an “Internalization Sub” and collectively the “Internalization Subs”), Global Net Lease, Inc., a Maryland corporation (“GNL”), Global Net Lease Operating Partnership, L.P., a Delaware limited partnership (“GNL OP”), The Necessity Retail REIT, Inc., a Maryland corporation (“RTL”), and The Necessity Retail REIT Operating Partnership, L.P., a Delaware limited partnership (“RTL OP”) on the one hand, and AR Global Investments, LLC, a Delaware limited liability company (“Advisor Parent”), Global Net Lease Special Limited Partnership, LLC, a Delaware limited liability company and an indirect wholly-owned Subsidiary of Advisor Parent (“GNL SLP”), Necessity Retail Space Limited Partner, LLC, a Delaware limited liability company and a wholly-owned Subsidiary of Advisor Parent (“RTL SLP”), Global Net Lease Advisors, LLC, a Delaware limited liability company and a wholly-owned subsidiary of GNL SLP (the “GNL Advisor”), Global Net Lease Properties, LLC, a Delaware limited liability company and a wholly-owned Subsidiary of GNL SLP (the “GNL Property Manager”), Necessity Retail Advisors, LLC, a Delaware limited liability company and a wholly-owned Subsidiary of RTL SLP (the “RTL Advisor”), and Necessity Retail Properties, LLC, a Delaware limited liability company and a wholly-owned Subsidiary of RTL SLP (the “RTL Property Manager”) (GNL Advisor, GNL Property Manager, RTL Advisor, and RTL Property Manager, along with each of their direct and indirect wholly-owned Subsidiaries, are individually a “Target LLC” and collectively the “Target LLCs”) on the other hand. The Internalization Subs, GNL, GNL OP, RTL, Advisor Parent, and the Target LLCs are collectively referred to as the “Parties”, and each, a “Party”. Capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Article 11 to this Agreement.
R E C I T A L S
WHEREAS, as of the date hereof, GNL has entered into that certain Agreement and Plan of Merger (together with the schedules thereto, the “REIT Merger Agreement”) with GNL OP, Osmosis Sub I, LLC (“Merger Sub”), Osmosis Sub II, LLC (“OP Merger Sub”), RTL, and RTL OP, pursuant to which RTL will merge with Merger Sub, a wholly-owned Subsidiary of GNL, with Merger Sub being the surviving entity, and RTL OP will merge with OP Merger Sub, a wholly-owned Subsidiary of GNL OP, with RTL OP being the surviving entity (the “REIT Merger”);
WHEREAS, Advisor Parent is the (i) indirect parent company of GNL SLP, which is the direct parent company of GNL Advisor and GNL Property Manager and (ii) direct parent company of RTL SLP, which is the direct parent company of RTL Advisor and RTL Property Manager;
WHEREAS, GNL Advisor is the advisor to GNL, GNL Property Manager is the property manager for GNL, RTL Advisor is the advisor to RTL, and RTL Property Manager is the property manager for RTL, and each of the foregoing Target LLCs, together with Advisor Parent, own certain operating assets, and certain employees of Advisor Parent provide the services of employees necessary to the performance of their advisory and property management services to GNL and RTL;
WHEREAS, the Parties desire to effect a business combination transaction contemporaneously with, but following, the REIT Merger Agreement, in which (i) GNL Advisor Sub shall merge with and into GNL Advisor, with GNL Advisor being the surviving entity (the “GNL Advisor Merger”), and each outstanding membership interest of GNL Advisor will be converted into the right to receive from GNL the GNL Advisor Merger Consideration, (ii) GNL PM Sub shall merge with and into GNL Property Manager, with GNL Property Manager being the surviving entity (the “GNL PM Merger”), and each outstanding membership interest of GNL Property Manager will be converted into the right to receive from GNL the GNL PM Merger Consideration, (iii) RTL Advisor Sub shall merge with and into RTL Advisor, with RTL Advisor being the surviving entity (the “RTL Advisor Merger”), and each outstanding membership interest of RTL Advisor will be converted into the right to receive from GNL the RTL Advisor Merger Consideration and (iv) RTL PM

Sub shall merge with and into RTL Property Manager, with RTL Property Manager being the surviving entity (the “RTL PM Merger”) (the GNL Advisor Merger, GNL PM Merger, RTL Advisor Merger and RTL PM Merger, are individually an “Internalization Merger” and collectively the “Internalization Mergers”), and each outstanding membership interest of RTL Property Manager will be converted into the right to receive from GNL the RTL PM Merger Consideration, in each case upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DLLC Act;
WHEREAS, for U.S. federal income tax purposes (and, where applicable, state and local income tax purposes), the Parties intend that the Internalization Mergers shall be treated as taxable sales under Section 1001 of the Code of all of the assets held by the Target Companies (the “Intended Tax Treatment”);
WHEREAS, the Parties agree and acknowledge that the retention of certain key employees is necessary to the success of the Internalization Mergers;
WHEREAS, as of the date of this Agreement, GNL Advisor holds 2,500,000 long-term incentive plan units of limited partner interest in GNL OP (the “GNL LTIP Units”) and RTL Advisor holds 8,528,885 long-term incentive plan units of limited partner interest in RTL OP (the “RTL LTIP Units” and, together with the GNL LTIP Units, the “LTIP Units”);
WHEREAS, pursuant to the terms of this Agreement, Advisor Parent is obligated to transfer or cause its Affiliates to transfer to the Target Companies certain assets and agreements pursuant to the Assignment and Assumption Agreement to be entered into immediately prior to the Closing; and
WHEREAS, the board of directors of GNL has determined that each of the Internalization Mergers is in the best interests of GNL and its stockholders, approved this Agreement, the Internalization Mergers, the issuance each Share Consideration contemplated by this Agreement (the “GNL Share Issuance”), and the other transactions contemplated by this Agreement, directed that the GNL Share Issuance be submitted for consideration at a meeting of GNL’s stockholders and resolved to recommend that GNL’s stockholders vote to approve the GNL Share Issuance;
WHEREAS, the board of directors of RTL has determined that each of the Internalization Mergers is in the best interests of RTL and its stockholders, approved this Agreement and the Internalization Mergers and the other transactions contemplated by this Agreement; and
WHEREAS, in connection with the execution and delivery of this Agreement, GNL has entered into the Executive Employment Agreement with Edward M. Weil Jr. dated as of the date hereof and effective as of the Closing.
NOW, THEREFORE, in consideration of the above recitals, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE 1
THE MERGER; PURCHASE AND SALE OF ASSETS
Section 1.1   The Mergers.
(a)   Upon the terms and subject to the conditions of this Agreement, and in accordance with the DLLC Act, at the Effective Time, GNL Advisor Sub shall be merged with and into GNL Advisor, whereupon the separate existence of GNL Advisor Sub shall cease, and GNL Advisor shall continue under the name “Global Net Lease Advisors, LLC” as the surviving entity in the GNL Advisor Merger (the “Surviving GNL Advisor Entity”).
(b)   Upon the terms and subject to the conditions of this Agreement, and in accordance with the DLLC Act, at the Effective Time, GNL PM Sub shall be merged with and into GNL Property Manager, whereupon the separate existence of GNL PM Sub shall cease, and GNL Property Manager shall continue under the name “Global Net Lease Properties, LLC” as the surviving entity in the GNL PM Merger (the “Surviving GNL PM Entity”).

(c)   Upon the terms and subject to the conditions of this Agreement, and in accordance with the DLLC Act, at the Effective Time, RTL Advisor Sub shall be merged with and into RTL Advisor, whereupon the separate existence of RTL Advisor Sub shall cease, and RTL Advisor shall continue under the name “Necessity Retail Advisors, LLC” as the surviving entity in the RTL Advisor Merger (the “Surviving RTL Advisor Entity”).
(d)   Upon the terms and subject to the conditions of this Agreement, and in accordance with the DLLC Act, at the Effective Time, RTL PM Sub shall be merged with and into RTL Property Manager, whereupon the separate existence of RTL PM Sub shall cease, and RTL Property Manager shall continue under the name “Necessity Retail Properties, LLC” as the surviving entity in the RTL PM Merger (the “Surviving RTL PM Entity”) (the Surviving GNL Advisor Entity, the Surviving GNL PM Entity the Surviving RTL Advisor Entity and the Surviving RTL PM Entity, each, a “Surviving Entity” and collectively, the “Surviving Entities”).
(e)   Each of Internalization Mergers shall have the effects provided in this Agreement and as specified in the DLLC Act.
Section 1.2   Closing.   The closing of the Internalization Mergers (the “Closing”) shall occur as promptly as practicable but in no event later than the second (2nd) Business Day after all of the conditions set forth in Article 8 (other than those conditions that by their terms are required to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions) shall have been satisfied or waived by the Party entitled to the benefit of the same and, subject to the foregoing, shall take place at such time and on a date to be specified by the Parties (the “Closing Date”). The Closing shall take place at the offices of Proskauer Rose LLP, Eleven Times Square, New York, N.Y., or at such other place as agreed to by the Parties.
Section 1.3   Closing Deliverables.
(a)   At the Closing, Advisor Parent shall deliver to GNL (i) payment of the Estimated Advisor Closing Amount pursuant to Section 2.2(b), if any, (ii) a duly signed and authorized copy of the Registration Rights and Stockholders Agreement in the form attached hereto as Exhibit A (the “Registration Rights and Stockholders Agreement”); (iii) a duly signed and authorized copy the Assignment and Assumption Agreement; (iv) duly signed and authorized copies of the Confidentiality, Non-Competition and Non-Solicitation Agreements between GNL and each of Nicholas Schorsch and Edward M. Weil Jr., each in the form attached hereto as Exhibit B (the “Non-Competition Agreements”); (v) evidence, reasonably satisfactory to GNL, that all Related Party Agreements have been terminated; (vi) a certificate of good standing for each of the Target LLCs issued by its jurisdiction of incorporation; and (vii) a duly executed and validly completed U.S. IRS Form W-9 from the sole owner of Advisor Parent that is a regarded entity for U.S. federal income tax purposes.
(b)   At the Closing, GNL shall deliver, or cause to be delivered, to Advisor Parent or its designee (i) in consideration of the conversion of the membership interests of the Target LLCs pursuant to Section 2.1(a), the applicable Merger Consideration (consisting of, in the aggregate, the Aggregate Cash Consideration and the Aggregate Share Consideration); (ii) payment of the Estimated GNL Closing Amount pursuant to Section 2.2(b), if any, (iii) duly signed and authorized copies of the Non-Competition Agreements; and (iv) a duly signed and authorized copy of the Registration Rights and Shareholders Agreement.
Section 1.4   Effective Time.
(a)   At Closing, Advisor Parent, GNL SLP, RTL SLP, the Target LLCs, and the Internalization Subs shall (i) cause articles of merger with respect to the applicable Internalization Merger (each, an “Internalization Merger Articles of Merger”) to be duly executed and filed with the Secretary of State of the State of Delaware as provided under the DLLC Act and (ii) make any other filings, recordings or publications required to be made by Advisor Parent, GNL SLP, RTL SLP, the Target LLCs, GNL or the Internalization Subs under the DLLC Act in connection with the applicable Internalization Merger. Each Internalization Merger shall become effective upon the time the last of the Internalization Merger Articles of Merger have been accepted for record by the Secretary of State of the State of Delaware, or such later time which the Parties shall have agreed upon and designated in an Internalization Merger Articles of Merger in accordance with the DLLC Act as the effective time of the Internalization Mergers (the “Effective Time”).

(b)   Each Internalization Merger shall have the effects set forth in the DLLC Act and this Agreement. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, the Surviving GNL Advisor Entity, Surviving GNL PM Entity, Surviving RTL Advisor Entity and Surviving RTL PM Entity shall each possess all properties, rights, privileges, powers and franchises of GNL Advisor and GNL Advisor Sub, GNL Property Manager and GNL PM Sub, RTL Advisor and RTL Advisor Sub, and RTL Property Manager and RTL PM Sub, respectively, and all of the claims, obligations, liabilities, debts and duties of GNL Advisor and GNL Advisor Sub, GNL Property Manager and GNL PM Sub, RTL Advisor and RTL Advisor Sub, and RTL Property Manager and RTL PM Sub such shall become the claims, obligations, liabilities, debts and duties of the Surviving GNL Advisor Entity, Surviving GNL PM Entity, Surviving RTL Advisor Entity and Surviving RTL PM Entity, respectively.
Section 1.5   Organization Documents.   The limited liability company agreement of each Internalization Sub, as in effect immediately prior to the Effective Time, except for such changes as may be necessary to reflect any change of name of the applicable Surviving Entity, shall be the limited liability company agreement of such Surviving Entity immediately following the Effective Time, until thereafter amended in accordance with the applicable provisions thereof and in accordance with applicable Law.
Section 1.6   Tax Consequences; Purchase Price Allocation.
(a)   The Parties intend that the Internalization Mergers shall qualify for the Intended Tax Treatment. As soon as reasonably practicable after the date hereof, but in no event later than thirty (30) days after finalization of the Merger Consideration pursuant to Section 2.3, Advisor Parent shall propose and deliver to GNL OP (i) an allocation of the GNL Advisor Merger Consideration (and any other applicable amounts treated as consideration for applicable Tax purposes) among the assets held by GNL Advisor, (ii) an allocation of the GNL PM Merger Consideration (and any other applicable amounts treated as consideration for applicable Tax purposes) among the assets held by GNL Property Manager, (iii) an allocation of the RTL Advisor Merger Consideration (and any other applicable amounts treated as consideration for applicable Tax purposes) among the assets held by RTL Advisor, and (iv) an allocation of the RTL PM Merger Consideration (and any other applicable amounts treated as consideration for applicable Tax purposes) among the assets held by RTL Property Manager, in each case, determined in a manner consistent with Section 1060 of the Code and any other applicable Tax Law (the “Allocation Statement”).
(b)   Such Allocation Statement delivered by Advisor Parent shall become final and binding upon the Parties on the date that is thirty (30) days following receipt thereof by GNL OP, unless GNL OP gives written notice of its disagreement to Advisor Parent prior to such date. Any such notice shall specify in reasonable detail the dollar amount, nature and basis of each item of disagreement so asserted. If such notice is received by Advisor Parent in a timely manner, then the Parties shall endeavor in good faith to resolve any disputed items, and the Allocation Statement shall be adjusted to reflect any such resolution, at which point the Allocation Statement (as so adjusted) shall become final and binding on the Parties. If, following thirty (30) days of such good faith endeavors to resolve any such disputes, the Parties have not mutually agreed on a resolution with respect to the disputed items, the Parties shall not be bound by the Allocation Statement, and the Parties shall be permitted to determine their own separate purchase price allocations for applicable Tax purposes.
(c)   If the Allocation Statement has become final and binding on the Parties pursuant to Section 1.6(b), none of Advisor Parent, GNL, or GNL OP shall (and Advisor Parent, GNL, and GNL OP shall cause their respective Affiliates not to) take any position inconsistent with the Allocation Statement, as finally determined pursuant to this Section 1.6, on any Tax Return, in any Tax proceeding or otherwise for Tax purposes, in each case, except to the extent otherwise required pursuant to a “determination” (within the meaning of Section 1313(a) of the Code, or any similar provision of state, local or foreign Law).

ARTICLE 2
EFFECT OF THE MERGERS
Section 2.1   Effect on Membership Interests.   At the Effective Time, by virtue of the Internalization Mergers and without any action on the part of Advisor Parent, GNL SLP, RTL SLP, the Target LLCs, the Internalization Subs or the holders of any securities of the Target LLCs or Internalization Subs:
(a)   Conversion of Target LLC Membership Interests.
(i)   The membership interests in GNL Advisor issued and outstanding immediately prior to the Effective Time shall automatically be converted into the right to receive: (1) an allocable portion of the Aggregate Cash Consideration, without interest (the “GNL Advisor Cash Consideration”) and (2) an allocable portion of the Aggregate Share Consideration (the “GNL Advisor Share Consideration” and together with the GNL Advisor Cash Consideration, the “GNL Advisor Merger Consideration”). All GNL Advisor membership interests, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist.
(ii)   The membership interests in GNL Property Manager issued and outstanding immediately prior to the Effective Time shall automatically be converted into the right to receive: (1) an allocable portion of the Aggregate Cash Consideration, without interest (the “GNL PM Cash Consideration”) and (2) an allocable portion of the Aggregate Share Consideration (the “GNL PM Share Consideration” and together with the GNL PM Cash Consideration, the “GNL PM Merger Consideration”). All GNL Property Manager membership interests, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist.
(iii)   The membership interests in RTL Advisor issued and outstanding immediately prior to the Effective Time shall automatically be converted into the right to receive: (1) an allocable portion of the Aggregate Cash Consideration, without interest (the “RTL Advisor Cash Consideration”) and (2) an allocable portion of the Aggregate Share Consideration (the “RTL Advisor Share Consideration” and together with the RTL Advisor Cash Consideration, the “RTL Advisor Merger Consideration”). All RTL Advisor membership interests, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist.
(iv)   The membership interests in RTL Property Manager issued and outstanding immediately prior to the Effective Time shall automatically be converted into the right to receive: (1) an allocable portion of the Aggregate Cash Consideration, without interest and (2) an allocable portion of the Aggregate Share Consideration (the “RTL PM Share Consideration,” and together with the RTL PM Cash Consideration, the “RTL Merger Consideration”) (the GNL Advisor Merger Consideration, GNL PM Merger Consideration, RTL Advisor Merger Consideration and RTL PM Merger Consideration, each, a “Merger Consideration”). All RTL Property Manager membership interests, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist.
(v)   If, prior to the Effective Time, the outstanding membership interests in a Target LLC or the shares of GNL have been increased, decreased, changed into or exchanged for a different number or kind of units or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to the applicable Merger Consideration.
(vi)   All membership interests of GNL Advisor Sub, GNL PM Sub, RTL Advisor Sub and RTL PM Sub issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding following the Effective Time and shall constitute the only issued and outstanding membership interests of the Surviving GNL Advisor Entity, Surviving GNL PM Entity, Surviving RTL Advisor Entity and Surviving RTL PM Entity, respectively.

Section 2.2   Estimated Closing Statements; Payment of Estimated Closing Amounts.
(a)   Estimated Closing Statements.   (i) Advisor Parent shall deliver to GNL, no later than two (2) Business Days prior to the Closing Date, a statement setting forth in reasonable detail Advisor Parent’s estimate, prepared in good faith to the reasonable satisfaction of GNL, of the Advisor Closing Amount (the “Estimated Advisor Closing Amount”), and (ii) GNL shall deliver to Advisor Parent, no later than two (2) Business Days prior to the Closing Date, a statement setting forth in reasonable detail GNL’s estimate, prepared in good faith to the reasonable satisfaction of Advisor Parent, of the GNL Closing Amount (the “Estimated GNL Closing Amount”).
(b)   Payment of Closing Amounts.   At the Closing, (i) if the Estimated Advisor Closing Amount exceeds the Estimated GNL Closing Amount, Advisor Parent shall pay to GNL, by wire transfer of immediately available funds, the amount by which the Estimated Advisor Closing Amount exceeds the Estimated GNL Closing Amount (the “Estimated Advisor Adjustment Payment”), and (ii) if the Estimated GNL Closing Amount exceeds the Estimated Advisor Closing Amount, GNL shall pay to Advisor Parent, by wire transfer of immediately available funds, the amount by which the GNL Closing Amount exceeds the Estimated Advisor Closing Amount (the “Estimated GNL Adjustment Payment”).
(c)   Payment Related to 2023 Annual Bonus.   Advisor Parent shall deliver to GNL, at least two (2) Business Days prior to the Closing Date, a statement setting forth the full-year 2023 annual bonus amount for each Identified Employee, the amount that will have been accrued for each Identified Employee for the period beginning January 1, 2023 until the Measurement Time, and a proposed payment schedule that aligns with Advisor Parent’s past practice. At the Closing, Advisor Parent shall pay to GNL by wire transfer of immediately available funds an amount equal to the pro rata portion set forth in the aforementioned statement with respect to the Identified Employees (the “Pro Rata Bonus Payment”). GNL shall pay to the Identified Employees their respective portion of the Pro Rata Bonus Payment via payroll in accordance with the applicable Advisor Party’s past practice, including with respect to the timing of payments of such bonus amounts. If at any time an Identified Employee is no longer eligible to receive all or any portion of their portion of the Pro Rata Bonus Payment, GNL shall pay such amount to Advisor Parent or its designee.
Section 2.3   Post-Closing Adjustment.
(a)   Closing Statement.   Within thirty (30) days after the Closing Date, (i) Advisor Parent shall prepare and deliver to GNL a statement (the “Advisor Closing Statement”) setting forth in reasonable detail Advisor Parent’s determination of the actual Advisor Closing Amount, and (ii) GNL shall prepare and deliver to Advisor Parent a statement (the “GNL Closing Statement” and together with the Advisor Closing Statement, the “Closing Statements”) setting forth in reasonable detail GNL’s determination of the actual GNL Closing Amount. Each of Advisor Parent and GNL shall provide the other with reasonable access to such Party’s auditors and accounting and other personnel and to the books and records of such Party, and any other document or information reasonably requested by the other Party for all purposes of this Section 2.3, including in order to allow the other Party and its Representatives to review the Advisor Closing Statement or GNL Closing Statement, as applicable, and participate in the resolution of any items set forth in a Notice of Disagreement, and each Party shall direct its employees to provide reasonable assistance to the other Party in reviewing the applicable Closing Statement; provided, that (A) access to employees and information shall be on reasonably advanced notice, during normal business hours and in a manner that does not unreasonably interfere with the normal operations of the applicable Party, (B) shall be subject to applicable Laws relating to exchange of information and confidentiality obligations and (C) access to information provided by third parties (including workpapers of auditors) may be conditioned on the execution of customary confidentiality agreements and access letters.
(b)   Notice of Disagreement.   Each Closing Statement shall become final and binding upon the Parties on the date (the “Final Settlement Date”) that is forty-five (45) days following receipt thereof by Advisor Parent and GNL, as applicable, unless Advisor Parent or GNL gives written notice of its disagreement (a “Notice of Disagreement”) to the other Party prior to such date. Any Notice of Disagreement shall specify in reasonable detail the dollar amount, nature and basis of each item of disagreement so asserted. If a Notice of Disagreement is received by Advisor Parent or GNL in a timely manner, then the applicable Closing Statement (as revised in accordance with Section 2.3(c), if applicable) shall become final and binding on the Parties on, and the Final Settlement Date shall be, the earlier of (i) the date upon which Advisor

Parent and GNL agree in writing with respect to all matters specified in the Notice of Disagreement and (ii) the date upon which the applicable Final Closing Statement is issued by the Accounting Expert. Any amount, determination or calculation contained in the Closing Statements and not specifically disputed in a timely delivered Notice of Disagreement shall be final, conclusive and binding on the Parties.
(c)   Final Closing Statement.   If either Advisor Parent or GNL timely receive a Notice of Disagreement, Advisor Parent and GNL shall attempt in good faith to resolve any differences that they may have with respect to all matters specified in the Notice of Disagreement (and all discussions related thereto shall, unless otherwise agreed by Advisor Parent and GNL, be governed by Rule 408 of the Federal Rules of Evidence (and any applicable similar state rule)), but if they do not reach a final resolution within thirty (30) days after the delivery of the Notice of Disagreement, Advisor Parent and GNL shall submit such dispute to the dispute resolution group of a U.S. national independent accounting firm mutually acceptable to Advisor Parent and GNL (the “Accounting Expert”). Advisor Parent and GNL shall cooperate in good faith to promptly engage the Accounting Expert, pursuant to an engagement letter that requires the Accounting Expert to make all determinations in accordance with the definitions and terms contained herein. If any dispute is submitted to the Accounting Expert, Advisor Parent and GNL will promptly upon request, furnish to the Accounting Expert such work papers and other documents and information relating to the disputed issues as the Accounting Expert may request and are available to that Party or its independent accountants (including, with respect to GNL, any information of the Surviving Entities) and otherwise cooperate fully with the Accounting Expert’s review of the dispute, and both Advisor Parent and GNL shall be afforded the opportunity to present the Accounting Expert (with a copy concurrently delivered to the other Party) material relating to the determination and to discuss the determination with the Accounting Expert. The Accounting Expert (acting as an expert and not as an arbitrator) shall resolve only those matters set forth in such Notice of Disagreement that remain in dispute after the thirty (30)-day resolution period. With respect to any disputed item, the Accounting Expert’s determination shall be no greater than the higher of the amounts calculated and submitted by Advisor Parent and GNL, as the case may be, and no less than the lower of the amounts calculated and submitted by Advisor Parent and GNL, as the case may be. It is the intent of the Parties that the process set forth in this Section 2.3(c) and the activities of the Accounting Expert in connection herewith are not intended to be and, in fact, are not arbitration and that no formal arbitration rules shall be followed (including rules with respect to procedures and discovery). Advisor Parent and GNL shall use their commercially reasonable efforts to cause the Accounting Expert to resolve all such disagreements as soon as practicable but in no event later than sixty (60) days after submission of the disputed issues to the Accounting Expert. The resolution of the dispute by the Accounting Expert shall be final, binding and non-appealable on the Parties, except in the event of fraud or manifest error. The Closing Statement shall be modified if necessary to reflect such determination. The fees and expenses of the Accounting Expert shall be paid by Advisor Parent, on the one hand, and/or GNL, on the other hand, based upon the percentage which the portion of the contested amount not awarded to Advisor Parent or GNL, as applicable, bears to the amount actually contested by such Party, as determined by the Accounting Expert. As used in this Agreement, the term “Final Closing Statements” shall mean the Closing Statements described in Section 2.3(a), as prepared by Advisor Parent and GNL and, if applicable, as subsequently adjusted to reflect any subsequent written agreement between the Parties with respect thereto, or if submitted to the Accounting Expert, the Closing Statements issued by, or reflecting the conclusions of, the Accounting Expert.
(d)   Payment of Adjustment.
(i)   If the Advisor Closing Amount as finally determined in accordance with this Section 2.3 exceeds the GNL Closing Amount as finally determined in accordance with this Section 2.3, Advisor Parent shall pay to GNL, by wire transfer of immediately available funds within five (5) Business Days after the date on which the Advisor Closing Amount is finally determined, (A) the amount by which the Advisor Closing Amount exceeds the GNL Closing Amount, minus (B) any Estimated Advisor Adjustment Payment made pursuant to Section 2.2(b)(i), plus (C) any Estimated GNL Adjustment Payment made pursuant to Section 2.2(b)(ii). If such adjustment results in a negative amount, GNL shall pay to Advisor Parent, by wire transfer of immediately available funds within five (5) Business Days after the date on which the Advisor Closing Amount is finally determined, the amount of such shortfall.

(ii)   If the GNL Closing Amount as finally determined in accordance with this Section 2.3 exceeds the Advisor Closing Amount as finally determined in accordance with this Section 2.3, GNL shall pay to Advisor Parent, by wire transfer of immediately available funds within five (5) Business Days after the date on which the GNL Closing Amount is finally determined, (A) the amount by which the GNL Closing Amount exceeds the Advisor Closing Amount, minus (B) any Estimated GNL Adjustment Payment made pursuant to Section 2.2(b)(ii), plus (C) any Estimated Advisor Adjustment Payment made pursuant to Section 2.2(b)(i). If such adjustment results in a negative amount, Advisor Parent shall pay to GNL, by wire transfer of immediately available funds within five (5) Business Days after the date on which the GNL Closing Amount is finally determined, the amount of such shortfall.
(iii)   Any payment made pursuant to this Section 2.3(d) shall constitute an adjustment to the Merger Consideration for Tax purposes and shall be treated as such by the Parties on their respective Tax Returns and in any communications with any Taxing Authorities, unless otherwise required by applicable Law.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF
ADVISOR PARENT AND THE TARGET LLCS
Advisor Parent and each of the Target LLCs hereby jointly and severally represent and warrant to GNL and the Internalization Subs that:
Section 3.1   Organization and Good Standing.
(a)   Each of Advisor Parent, GNL SLP, RTL SLP and the Target Companies is a limited liability company duly organized, validly existing, and in good standing under the Laws of its jurisdiction of formation. Each Target Company is duly authorized to conduct its business and is in good standing under the applicable Laws of each jurisdiction where such qualification is required. Each Target Company has the requisite power and authority necessary to own or lease its properties and to carry on its business as presently conducted. Each Target Company is in compliance with its Organizational Documents.
(b)   Each of Advisor Parent, GNL SLP and RTL SLP is duly authorized to conduct its business and is in good standing under the applicable Laws of each jurisdiction where such qualification is required, except where such failure to be so authorized or qualified would be material to Advisor Parent. Each of Advisor Parent, GNL SLP and RTL SLP has the requisite power and authority necessary to own or lease its properties and to carry on its business as presently conducted except as would not reasonably be expected to impair the ability of Advisor Parent, GNL SLP or RTL SLP, as applicable, to comply with their obligations hereunder or consummate the transactions contemplated hereby. Except as would not be material to Advisor Parent and its Subsidiaries taken as a whole, each of Advisor Parent, GNL SLP and RTL SLP is in compliance with its Organizational Documents.
Section 3.2   Dissolution, Liquidation, and Insolvency.   There is no pending or, to Advisor Parent’s Knowledge, threatened Action for the dissolution, liquidation or insolvency of any Advisor Party and, to Advisor Parent’s Knowledge, no circumstances have occurred or exist that have triggered or will trigger a dissolution of any Advisor Party.
Section 3.3   Target LLC Ownership.   Advisor Parent indirectly owns all of the outstanding equity interests of each of the Target LLCs, in each case free and clear of all liens, other than liens under applicable securities Laws and any liens that will be released at or prior to the Closing.
Section 3.4   Power and Authority; Enforceability.   Advisor Parent, GNL SLP, RTL SLP and the Target LLCs have all requisite limited liability company power and authority to enter into each of the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby or thereby. The execution and delivery of each of the Transaction Documents by Advisor Parent, GNL SLP, RTL SLP and the Target LLCs and the consummation by Advisor Parent, GNL SLP, RTL SLP and the Target LLCs of the transactions contemplated hereby or thereby have been duly authorized by all necessary limited liability company action on their respective parts. Each of the Transaction Documents has been, or upon execution and delivery will be, duly executed and delivered by Advisor Parent, GNL SLP, RTL SLP and the Target LLCs, as applicable, and assuming the due authorization, execution and delivery of such Transaction Documents by the other parties thereto, will constitute, the valid and binding obligations of Advisor Parent, GNL SLP, RTL SLP and the Target LLCs, enforceable against Advisor Parent, GNL SLP, RTL SLP and the Target LLCs in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
Section 3.5   No Conflicts; Required Consents.   Except as set forth on Schedule 3.5, the execution and delivery of this Agreement and any other Transaction Document that such Party is a party to, by Advisor Parent, GNL SLP, RTL SLP and the Target LLCs, as applicable, does not, and the performance by Advisor Parent, GNL SLP, RTL SLP and the Target LLCs of the transactions contemplated hereby or, as applicable, thereby will not, (i) violate, conflict with, or result in any breach of any provision of their respective Organizational Documents, (ii) violate, conflict with, or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or result in the acceleration of, or entitle any Person to accelerate any obligation of the Target Companies, or to the extent such obligation relates to the Business Assets, Advisor Parent, GNL SLP, or RTL SLP, or result in the loss of any benefit, or give rise to the creation of any Encumbrance on any property or asset of any Target Company or, to the extent such property or assets is a Business Asset, Advisor Parent, GNL SLP or RTL SLP under any of the terms, conditions or provisions of any material Contract, indenture, note, instrument or obligation to which any property or asset of any Target Company or any Business Asset may be bound or subject, or (iii) violate any Law applicable to Advisor Parent, GNL SLP, RTL SLP or any Target Company or by which or to which any property or asset of Advisor Parent, GNL SLP, RTL SLP or any Target Company or to the extent related to the Business Assets, Advisor Parent, GNL SLP, or RTL SLP is bound or subject, except in each of clauses (i), (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 3.6   Capitalization.   As of the date of this Agreement, Advisor Parent owns, directly or indirectly, all of the equity securities of the Target Companies. Except as set forth on Schedule 3.6, (i) there are no outstanding subscriptions, options, warrants, phantom stock or appreciation rights, commitments, preemptive rights, agreements, arrangements or commitments of any kind for or relating to the issuance, sale, registration or voting of, or outstanding securities convertible into or exchangeable for, any shares of capital stock of any class or other equity interests of any Target LLC or obligating any Target LLC to issue or sell any interests of, or any interest in, such Target Company and (ii) there are no Contracts, proxies or power of attorney or understandings in effect with respect to the voting or transfer of any of the interests of any Target LLC.
Section 3.7   Contracts, Assets, and Employees.   Schedule 3.7 sets forth all of the Contracts, assets, and employees which are needed to provide the services provided by Advisor Parent or its Affiliates pursuant to the Advisory Agreements and the Property Management Agreements, in each case, as such services are provided as of the date hereof in all material respects. The Target LLCs have delivered to the Internalization Subs a correct and complete copy of each Identified Contract. With respect to each Identified Contract (i) the agreement is legal, valid and binding on the applicable Advisor Party, and, to the Knowledge of Advisor Parent, each other party thereto, as applicable, and is in full force and effect in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium and other similar applicable Laws affecting creditors’ rights generally and by general principles of equity; (ii) each Advisor Party is not, and, to Advisor Parent’s Knowledge, no other Person who or which is a party to an Identified Contract, is in material breach or default, and, to Advisor Parent’s Knowledge, no material event has occurred which with notice or lapse of time (or both) would constitute a material breach or default, or permit termination, modification, or acceleration under, such Identified Contract; (iii) to Advisor Parent’s Knowledge, no party to a Identified Contract has repudiated or threatened to repudiate any provision of any such Identified Contract; and (iv) the consummation of the Internalization Merger will not give rise to a material breach, default or violation by any Advisor Party of any Identified Contract. The Target LLCs have delivered to the Internalization Subs a correct and complete copy of each Material Employment Agreement. With respect to each Material Employment Agreement (i) the agreement is legal, valid, binding and in force and effect in accordance with its terms; (ii) no Advisor Party, and no other Person who or which is a party to a Material Employment Agreement, is in material breach or default, and no material event has occurred which with notice or lapse of time (or both) would constitute a material breach or default, or permit termination, modification, or acceleration under, such Material Employment Agreement; (iii) to Advisor Parent’s Knowledge, no party to a Material Employment Agreement has repudiated or threatened to repudiate any provision of any such Material Employment Agreement; and (iv) none of the actions contemplated by the Internalization Merger will give rise to a material breach, default or violation by any Advisor Party of any Material Employment Agreement.
Section 3.8   Financial Statements; Absence of Changes or Events; Indebtedness.
(a)   Schedule 3.8(a) contains: (i) the unaudited consolidated and combined balance sheets of the Target Companies (taking into account an allocation of the Business Assets consistent with existing accounting methodology) as of December 31, 2022, and the related unaudited statements of income and cash flows for the fiscal year then ended; and (ii) the unaudited consolidated and combined balance sheet of the Target Companies (inclusive of the Business Assets) as of April 30, 2023, and the related unaudited statements of income for the four months then ended (collectively, the “Business Financial Statements”). Except as set forth therein or in Schedule 3.8(a), the Business Financial Statements have been prepared in accordance with GAAP, and in all material respects present accurately and fairly, on a pro forma basis after giving effect to the transactions contemplated by the Assignment and Assumption Agreements, the financial position, results of operations and cash flows of each of the Target Companies (taking into account the Business Assets) as of their respective dates and for the respective periods covered thereby in accordance with GAAP, assuming that the transactions contemplated by the Assignment and Assumption Agreement had actually occurred at such date or at the beginning of the periods covered thereby; provided, however, that the interim financial statements are subject to year-end adjustments, none of which are expected as of the date hereof to be material.
(b)   Except as set forth in Schedule 3.8(b), since April 30, 2023 through the date hereof, (i) each of the Target Companies has conducted its business and the Business Assets have been operated by the other Advisor Parties only in the ordinary course of business, consistent with past practice, and (ii) no Advisor Party has taken any action that, if taken between the date hereof and the Closing Date, would require the approval of GNL and the Internalization Subs under Section 5.1. Since December 31, 2022 through the date hereof, with respect to the business of each Target Company or the business of any other Advisor Party as it relates to the Business Assets, there has not occurred a Material Adverse Effect.
(c)   None of the Target Companies has any indebtedness for borrowed money outstanding.
Section 3.9   Absence of Undisclosed Liabilities.   As of the Measurement Time, none of the Target Companies or other Advisor Parties (solely with respect to the Business Assets) has any obligation or Liability (whether known or unknown, accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) of a type required by GAAP to be disclosed on a balance sheet, other than those: (a) set forth in or otherwise reflected in the Business Financial Statements, (b) incurred in the ordinary course of business subsequent to April 30, 2023; and (c) incurred in connection with, or in furtherance of, this Agreement, and (d) under Identified Contracts to which any of the Target Companies or other Advisor Parties (solely with respect to the Business Assets) is a party and that have been entered into in the ordinary course of business or otherwise disclosed pursuant to this Agreement and under which such Target Company or Advisor Party is currently not in material default.
Section 3.10   Compliance with Applicable Laws.   (a) The Target Companies and, solely as it relates to ownership of the Business Assets, any other Advisor Party owning Business Assets possess and since December 31, 2020 have been in compliance in all material respects with, all Permits, approvals, franchises, Laws and registrations with Governmental Entities required to provide the services contemplated by the Advisory Agreements and the Property Management Agreements and own, lease or otherwise hold the Business Assets under applicable Law; (b) each of the Target Companies has conducted the business of such Target Company and, solely as it relates to the ownership of the Business Assets, each other Advisor Party has owned and operated the Business Assets in material compliance with all applicable Laws; (c) all material Permits necessary to provide the services contemplated by the Advisory Agreements and the Property Management Agreements and to own or use the Business Assets, are in force and effect, and there are no Actions pending or, to Advisor Parent’s Knowledge, threatened that seek the revocation, cancellation, suspension or any material adverse modification of any such Permits; and (d) as of the date hereof, none of the Advisor Parties have received any written notice of any investigation commenced or pending by any Governmental Entity with respect to Advisor Parent, the business of each Target Company, or the Business Assets. The Permits listed on Schedule 3.7 constitute, to Advisor Parent’s Knowledge, all of the Permits required to own and use the Business Assets and to provide the services contemplated by the Advisory Agreements and the Property Management Agreements commencing the Effective Time.
Section 3.11   Legal Proceedings.   As of the date of this Agreement, (a) there are no Actions pending or, to Advisor Parent’s Knowledge, threatened against or affecting Advisor Parent (to the extent related to the Business Assets), any Target Company, or the Business Assets by or before any Governmental Entity, nor is there any material investigation relating to Advisor Parent (to the extent relating to the Business Assets), any Target Company, or the Business Assets pending or, to Advisor Parent’s Knowledge, threatened by or before any Governmental Entity; (b) there is no Order outstanding against Advisor Parent (to the extent relating to the Business Assets), any Target Company, or affecting any property or asset of any Target Company or against or affecting the Business Assets; and (c) there is no Action pending or, except as set for in Schedule 3.11, to Advisor Parent’s Knowledge, threatened against or affecting Advisor Parent (to the extent relating to the Business Assets), any Target Company, or the Business Assets.
Section 3.12   Availability, Title to and Condition of Business Assets.   All of the material Personal Property included in the Business Assets, whether owned or leased, has been maintained in accordance with reasonable and customary business practice and is in good operating condition, ordinary wear and tear excepted. Each Advisor Party has good and valid title to all Business Assets that it purports to own, free and clear of any Encumbrances, except as would not be material to the operation as an internally managed REIT. No Advisor Party is in material default under any lease agreement for Personal Property included in the Business Assets to which such entity is a party.
Section 3.13   Taxes.   (a) each Target Company has timely filed all income and other material Tax Returns required to be filed by it; (b) all such Tax Returns were true, correct and complete in all material respects; (c) each Target Company has paid all Taxes (whether or not shown as due and owing on any such Tax Returns) and has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, equityholder or other Person; (d) no Target Company is currently the beneficiary of any extension of time within which to file any Tax Return; (e) there are no liens for Taxes (other than Taxes not yet due and payable) upon any of the Business Assets; (f) no foreign, federal, state, or local audits or Actions with respect to Taxes are threatened in writing, pending, or are being conducted with respect to any Target Company; (g) no Target Company has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; (h) each of the Target Companies is, and has been since its formation, an entity that is disregarded as separate from its sole regarded owner for U.S. federal income tax purposes; (i) no written claim against any Target Company has been received by such Target Company from a Taxing Authority that any Target Company is or may be subject to taxation by that jurisdiction and in which any Target Company does not file Tax Returns; (j) no written claim or deficiency for any Taxes has been asserted, proposed or threatened against any Target Company that has not been finally resolved and/or paid in full; (k) none of the Target Companies (i) has ever been a member of an affiliated, consolidated, combined, unitary or similar Tax group or (ii) has any liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, or by Contract (other than by a Contract entered into in the ordinary course of business, the primary purpose of which does not relate to Taxes); (l) none of the Target Companies is a party to or is bound by any Tax sharing, Tax receivable, Tax indemnification, or any other similar agreement (other than a Contract entered into in the ordinary course of business, the primary purpose of which does not relate to allocation or payment of Taxes); (m) none of the Target Companies has distributed the stock of another Person nor had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code; (n) none of the Target Companies is or has been a party to any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any analogous provision of any state, local or foreign Law); (o) none of the Target Companies has engaged in a trade or business, had a permanent establishment (within the meaning of an applicable Tax treaty), or otherwise becomes subject to Tax jurisdiction in a country other than the country of its formation; and (p) no Target Company is the beneficiary of any Tax incentive, Tax rebate, Tax holiday or similar arrangement or agreement with any Taxing Authority.

Section 3.14   Labor.   Solely with respect to Employees: (a) Employer is not, nor has ever been, a party to any collective bargaining agreement; (b) no application or petition for an election, or for certification, of a collective bargaining agent is pending; (c) there has not been in the two (2) years preceding the date of this Agreement, there is not presently pending or existing, and, to the Knowledge of Employer, there is not threatened, any strike, slowdown, picketing or work stoppage or employee grievance process involving Employer; and (d) except as would not reasonably be likely to result to material liability to Employer taken as a whole, no Action is pending, or to the Knowledge of Employer, threatened against or affecting Employer, nor has there been any such actual or threatened Action in the two (2) years preceding the date of this Agreement, relating to the alleged violation of any Law pertaining to labor relations, including any charge or complaint filed with the National Labor Relations Board, and to the Knowledge of Employer, there is no organizational activity or other labor dispute against or affecting any Employees. Except as disclosed on Schedule 3.14, Employer has not terminated the employment of any Employee during the sixty (60)-day period preceding the date of this Agreement. No Employee has given notice of any intent to terminate employment.
Section 3.15   Employee Benefit Plans.
(a)   Schedule 3.15(a) sets forth a list of each material “employee benefit plan” (within the meaning of Section 3(3) of ERISA), and all material employment, severance, change in control, bonus, equity-based compensation, bonus, incentive and vacation plan, program, policy or agreement sponsored or maintained by Employer, in which Employees participate (collectively, the “Benefit Plans”).
(b)   With respect to each material Benefit Plan, Employer has made available to GNL and the Internalization Subs copies, as applicable: the most recent plan documents and all amendments thereto and all related trust agreements or documentation pertaining to other funding vehicles (or, to the extent no such plan documents exist, a written summary of all material terms)
(c)   Except as would not reasonably be likely to result in material liability, each of the Benefit Plans has been maintained, operated and administered in material compliance with its terms and applicable Laws, including ERISA and the Code. Each Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code and any award thereunder, in each case that is subject to Section 409A of the Code, (i) has at all times been operated in material compliance with Section 409A of the Code and all applicable IRS guidance promulgated thereunder and (ii) either (A) has at all times been in a form which materially complies with the requirements of Section 409A of the Code or (B) has been timely amended under guidance issued pursuant to Section 409A of the Code so that its terms and provisions materially comply with the requirements of Section 409A of the Code.
(d)   Each Benefit Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination or is entitled to rely on an opinion or advisory letter from the IRS with respect to a pre-approved master and prototype or volume submitter plan, and to the Knowledge of the Employer, nothing has occurred that would reasonably be expected to adversely affect the qualification of such Benefit Plan.
(e)   Except as set forth on Schedule 3.15(e), no Employer or any of their ERISA Affiliates maintains, contributes to, or sponsors (and has not ever maintained, contributed to, or sponsored) a “multiemployer plan” (as defined in Section 3(37) of ERISA or Section 414(f) of the Code), a “defined benefit plan” as defined in Section 3(35) of ERISA, a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code or a “multiple employer plan” within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code in each case with respect to Employees. With respect to each group health plan benefiting Employees and former employees of Employer that is subject to Section 4980B of the Code, except as would not result in material Liability to Employer, Employer has complied with the continuation coverage requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA. The Employer has not provided post-employment medical or dental coverage to any of their former employees (or any dependent thereof), other than as required under COBRA or any similar state Law and purchased at the former employee’s own expense.
(f)   Except as set forth on Schedule 3.15(f), neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will, either alone or in conjunction with any other transactions or events, (i) entitle any Employee to any payment (whether of severance pay or otherwise), (ii) increase the amount or value, or accelerate the vesting or timing, of any benefit or compensation to any Employee, (iii) cause any individual to accrue or receive additional benefits, service or accelerated rights to payment of benefits under any Benefit Plan or employment agreement, (iv) directly or indirectly cause Advisor Parent or any other entity to transfer or set aside any assets to fund or otherwise provide for benefits for any individual, (v) entitle Employee to any gross up or indemnification from the Employer with respect to arrangement subject to the excise tax imposed by Section 4999 of the Code or with respect to Section 409A of the Code, or (vi) cause the loss of a deduction by any of the Parties under Section 280G of the Code.
Section 3.16   Insurance.
(a)   Schedule 3.16(a) sets forth, a complete and correct list of all material insurance policies maintained by, or for the direct benefit of any Target Company or the Business Assets as of the date of this Agreement, and true and complete copies of such policies have been made available to GNL and the Internalization Subs. Each of the policies identified on Schedule 3.16(a) is valid, enforceable and in force and effect and has been issued by an insurance carrier that is, to Advisor Parent’s Knowledge, solvent, financially sound and reputable. All of the information contained in the applications submitted in connection with said policies, to the Knowledge of Advisor Parent, was (at the times said applications were submitted) accurate and complete in all material respects and, to Advisor Parent’s Knowledge, all premiums and other amounts owing with respect to said policies were paid in full on a timely basis. None of the policies identified in Schedule 3.16(a) will terminate or lapse by reason of the consummation of the transactions contemplated by this Agreement.
(b)   No Advisor Party has received: (i) any written notice or other communication from the applicable insurance carrier regarding the actual or possible cancellation or invalidation of any of the policies identified in Schedule 3.16(a); (ii) any written notice or other communication from the applicable insurance carrier regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of the policies identified in Schedule 3.16(a); or (iii) any written indication from the issuer of any of the policies identified in Schedule 3.16(a) that it may be unwilling or unable to perform any of its obligations thereunder. As of the date hereof, there is no pending material claim by any Advisor Party against any insurance carrier under any insurance policy held by any Advisor Party.
Section 3.17   Subsidiaries.   Except as set forth on Schedule 3.17, other than the Target Companies, Advisor Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into, or exchangeable or exercisable for, any equity or similar interest in, any limited liability company, corporation, partnership, joint venture or other business entity that is necessary to provide the services contemplated by the Advisory Agreements and the Property Management Agreements.
Section 3.18   Intellectual Property; Data Privacy.
(a)   Schedule 3.18(a) lists each Mark included in the Business Assets or currently used by any Target Company. To Advisor Parent’s Knowledge, unless otherwise set forth on Schedule 3.18(a), all such Marks (i) have been registered with the United States Patent and Trademark Office or with a corresponding state office, (ii) are currently in compliance in all material respects with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), (iii) are valid and enforceable, and (iv) not subject to any Actions or maintenance fees or Taxes that are or will become due within ninety (90) days after the Closing Date. To Advisor Parent’s Knowledge, no Mark listed on Schedule 3.18(a) and except as otherwise described on such Schedule 3.18(a) has been, or is now involved in any pending Action that opposes or seeks invalidation or cancellation of any such Mark, and to Advisor Parent’s Knowledge without independent investigation, no such Action is threatened. To Advisor Parent’s Knowledge without independent investigation, all products and materials used by each Advisor Party in the ordinary course of business and containing one or more of such Marks bear any legal notice required by applicable Law.
(b)   Schedule 3.18(b) lists each Domain Name used by any Target Company. To Advisor Parent’s Knowledge, all Domain Names listed on Schedule 3.18(b) that have been registered are (i) currently in compliance in all material respects with all formal legal requirements, (ii) valid and enforceable, and (iii) not subject to any Actions or maintenance fees or Taxes that are or will become due within ninety (90) days after the Closing Date.
(c)   To Advisor Parent’s Knowledge, each Target Company owns or has the right to use pursuant to Contract or otherwise all Intellectual Property necessary to provide the services contemplated by the Advisory Agreements and the Property Management Agreements. To Advisor Parent’s Knowledge, each of the Target Companies or any predecessor thereof has taken all commercially reasonably necessary action to maintain and protect each such item of Intellectual Property.
(d)   Advisor Parent has delivered to GNL and the Internalization Subs copies of all written documentation in its possession that evidences the ownership (or other right to use), the right to maintain and prosecute (if applicable), and support, each item of material Intellectual Property used in the ordinary course of business by any Target Company or other Advisor Party in connection with the Business Assets. With respect to each such item of material Intellectual Property, to Advisor Parent’s Knowledge: (i) the applicable Advisor Party possesses all right, title, and interest in and to the item, free and clear of any Encumbrance; (ii) each item is not subject to any outstanding Order; (iii) no Action is pending, or threatened (and there is no basis therefor), which challenges the enforceability, use, or ownership of the item; and (iv) no Advisor Party agreed to indemnify any Person for, or against, any interference, infringement, misappropriation, or other conflict with respect to each such item.
(e)   All IT Systems are, in all material respects, in good working condition and sufficient for the operation of the business of the Target Companies and the Business Assets as currently conducted. Since December 31, 2020, there has been no material malfunction, failure, continued substandard performance, denial-of-service, or other cyber incident, including any cyberattack, or other impairment of the IT Systems that has not been remedied. The applicable Advisor Party has, in all material respects, taken commercially reasonable steps to safeguard the confidentiality, availability, security, and integrity of the IT Systems, including implementing and maintaining appropriate backup, disaster recovery, and Software and hardware support arrangements.
(f)   Each Target Company and other Advisor Party (solely with respect to the operation of the Business Assets) has, since December 31, 2020, complied in all material respects with all applicable Laws and all publicly posted policies concerning the collection, use, processing, storage, transfer, and security of personal information in the conduct of its business. Since December 31, 2020, no Target Company or other Advisor Party (solely with respect to the operation of the Business Assets) has (i) experienced any material data breach or other security incident involving personal information in its possession or control or (ii) received any written notice of any audit, investigation, complaint, or other Action by any Governmental Entity or other Person concerning the Target Companies or other Advisor Party’s collection, use, processing, storage, transfer, or protection of personal information or actual, alleged, or suspected violation of any applicable Law concerning privacy, data security, or data breach notification.
Section 3.19   Brokers.   No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Advisor Parties that would be payable by the Target Companies.
Section 3.20   Securities Law Matters; Transfer Restrictions.
(a)   Advisor Parent acknowledge that GNL intends the offer and issuance of the GNL Shares to be exempt from registration under the Securities Act and applicable state securities Laws by virtue of (i) the status of Advisor Parent as an “accredited investor” within the meaning of the federal securities Laws, and (ii) Regulation D promulgated under Section 4(a)(2) of the Securities Act (“Regulation D”), and that GNL will rely in part upon the representations and warranties made by Advisor Parent in this Agreement in making the determination that the offer and issuance of the GNL Shares qualify for exemption under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D as an offer and sale only to “accredited investors.”
(b)   Advisor Parent is an “accredited investor” within the meaning of the federal securities Law, particularly Regulation D.

(c)   Advisor Parent will acquire the GNL Shares for its own account and not with a view to, or for sale in connection with, any “distribution” thereof within the meaning of the Securities Act. Advisor Parent has sufficient knowledge and experience in financial, Tax, and business matters to enable it to evaluate the merits and risks of investment in the GNL Shares. Advisor Parent has the ability to bear the economic risk of acquiring the GNL Shares. Advisor Parent acknowledges that (i) the transactions contemplated by this Agreement involve complex Tax consequences for Advisor Parent, and Advisor Parent is relying solely on the advice of Advisor Parent’s own Tax advisors in evaluating such consequences; (ii) neither GNL nor any Internalization Sub has made (nor shall it be deemed to have made) any representations or warranties as to the Tax consequences of such transaction to Advisor Parent; and (iii) references in this Agreement to the intended Tax effect of the transactions contemplated hereby shall not be deemed to imply any representation by GNL or any Internalization Sub as to a particular Tax effect that may be obtained by Advisor Parent. Advisor Parent remains solely responsible for all Tax matters relating to Advisor Parent.
(d)   Advisor Parent has been supplied with, or had access to, information to which a reasonable investor would attach significance in making an investment decision to acquire the GNL Shares and any other information Advisor Parent has requested. Advisor Parent has had an opportunity to ask questions of, and receive information and answers from, GNL and/or any Internalization Sub concerning GNL, any Internalization Sub, the GNL Shares, and the contribution of the Business Assets, and to assess and evaluate any information supplied to Advisor Parent by GNL and/or the Internalization Subs, and all such questions have been answered, and all such information has been provided to the satisfaction of Advisor Parent.
(e)   Advisor Parent acknowledges that it is aware that there are substantial restrictions on the transferability of the GNL Shares. Advisor Parent agrees that any GNL Shares it acquires will not be sold in the absence of registration unless such sale is exempt from registration under the Securities Act and applicable state securities Laws.
Section 3.21   Advisory Agreements. Except as set forth in Schedule 3.21, Advisor Parent has not submitted, and as of the date hereof is not currently intending to submit, any claims for indemnification that are pending as of the date hereof under any of the Advisory Agreements.
Section 3.22   Leased Real Property.
(a)   There is no real property owned by any Advisor Party that is used in or necessary for the conduct of the business of the Target Companies or the Business Assets. Schedule 3.22(a) contains a true, complete and correct list of (i) all of the leases of real property necessary for the conduct of the business of the Target Companies or the Business Assets and which are in effect (the “Real Property Lease Agreements”) and (ii) all of the ground leases and prime leases that underlie any such lease agreement, each, including without limitation all amendments thereto and all guaranties provided by the Advisor Parties in connection therewith (the “Ground Lease Agreements”). The Real Property Lease Agreements are in full force and effect, and the applicable Advisor Party holds a valid and existing leasehold interest under each of the Real Property Lease Agreements, free and clear of any Encumbrances, other than (w) statutory Encumbrances of landlords under the Real Property Lease Agreements; (x) consisting of easements, zoning restrictions, rights-of-way, licenses, covenants, conditions, minor defects, encroachments or irregularities in title and similar Encumbrances on or affecting the underlying fee interest in the Leased Real Property that do not materially interfere with the ordinary conduct of the business of the Target Companies or the Business Assets; (y) the terms, covenants and conditions set forth in the Real Property Lease Agreements and Ground Lease Agreements; and (z) any Encumbrances for real estate taxes not yet due and payable or that are being contested in good faith through adequate proceedings.
(b)   Except as set forth in Schedule 3.22(b), no Advisor Party has assigned, pledged, mortgaged, hypothecated or otherwise transferred any Real Property Lease Agreement nor has any Advisor Party entered into with any other Person any sublease, license or other agreement that relates to the use or occupancy of all or any portion of the real property leased pursuant to the Real Property Lease Agreements (the “Leased Real Property”). The use and operation of the Leased Real Property in the conduct of the business of the Target Companies or the Business Assets does not violate in any material respect any applicable Law, covenant, condition, restriction, easement, license, Permit or Contract. No Advisor Party has received any written notice of any pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of the Leased Real Property. The Leased Real Property constitutes all of the real property used or occupied by the Advisor Party in connection with the conduct of the business of the Target Companies or the Business Assets.
Section 3.23   Anti-Corruption.   Each Target Company and any of its managers, directors, officers and, to the Knowledge of the Advisor Parent, non-officer employees, agents, Representatives, or other Persons acting on behalf of any Target Company, is, and for the last five (5) years has been, in compliance with all Anti-Corruption Laws. No Target Company nor any Person acting on its behalf has (a) used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic Government Official, (c) made, offered, authorized or promised any payment or provision of anything of value to any Government Official corruptly to induce action or inaction on the part of the recipient or otherwise improperly influence a decision to award business or provide other favorable advantage or treatment, or (d) engaged in any conduct that could be construed as a bribe, kickback, payoff, or influence payment of any kind. The books of account and other financial records of the Target Companies (i) are accurate, complete, and correct, (ii) represent actual, bona fide transactions and (iii) have been maintained in accordance with sound business practices, including the maintenance of adequate internal accounting controls. No Target Company has not been the subject of any internal or external investigation, litigation, inquiry, allegations, or administrative, enforcement, or other proceedings by any Governmental Entity, bank, or any customer or other business partner regarding actual or alleged violations of any applicable Anti-Corruption Laws. No such investigation, litigation, inquiry or proceeding is pending or, to Advisor Parent’s Knowledge, threatened, and there are no circumstances which are likely to give rise to any such investigation, litigation, inquiry, allegations, or proceedings.
Section 3.24   Advisor Parent Ownership and Ownership of GNL and RTL.   Advisor Parent has not Beneficially Owned or Constructively Owned more than nine and eight-tenths percent (9.8%) in value of the aggregate of the outstanding shares of stock of GNL or RTL, as applicable, or more than nine and eight-tenths percent (9.8%) percent (in value or in number of shares, whichever is more restrictive) of any class or series of shares of stock of GNL or RTL, as applicable. The direct and indirect owners of Advisor Parent and their ownership of Advisor Parent and their Beneficial Ownership and Constructive Ownership of GNL or RTL are reflected on Schedule 3.24 hereto. None of such direct and indirect owners of Advisor Parent Beneficially Own or Constructively Own more than nine and eight-tenths percent (9.8%) in value of the aggregate of the outstanding shares of stock of GNL and RTL.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE INTERNALIZATION SUBS, GNL, GNL OP, RTL AND RTL OP
Each Internalization Sub, GNL, GNL OP, RTL and RTL OP hereby jointly and severally represent and warrant to Advisor Parent that:
Section 4.1   Organization and Good Standing.   Each of the Internalization Subs, GNL OP and RTL OP is a limited liability company or limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of GNL and RTL is a corporation, duly incorporated, validly existing and in good standing under the Laws of the state of Maryland. Each of the Internalization Subs, GNL, GNL OP, RTL and RTL OP has all requisite power and authority to carry on its business as now being conducted. Each of the Internalization Subs, GNL, GNL OP, RTL and RTL OP are in compliance with their Organizational Documents.
Section 4.2   Power and Authority; Enforceability.   The Internalization Subs, GNL, GNL OP, RTL and RTL OP each has all requisite limited liability company and corporate power and authority to enter into this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby or thereby (including without limitation, the consummation of the applicable Internalization Merger and the issuance of the applicable Share Consideration). The execution and delivery of each of this Agreement and the other Transaction Documents by the Internalization Subs, GNL, GNL OP, RTL and RTL OP and the consummation by the Internalization Subs, GNL, GNL OP, RTL and RTL OP of the transactions contemplated hereby and thereby (including without limitation, the consummation of the applicable Internalization Merger and the issuance of the applicable Share

Consideration) have been duly authorized by all requisite action on the part of the Internalization Subs, GNL, GNL OP, RTL and RTL OP. This Agreement and each of the other Transaction Documents has been, or upon execution and delivery will be, duly executed and delivered by the Internalization Subs, GNL, GNL OP, RTL and RTL OP, as applicable, and constitute, or upon execution and delivery will constitute, the valid and binding obligations of the Internalization Subs, GNL, GNL OP, RTL and RTL OP, as applicable, enforceable in each case against the Internalization Subs, GNL, GNL OP, RTL and RTL OP in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
Section 4.3   No Conflicts; Required Consents.   Except as provided in Schedule 4.3, the execution and delivery of this Agreement and the other Transaction Documents by the Internalization Subs, GNL, GNL OP, RTL and RTL OP does not, and the performance thereby of the transactions contemplated hereby and thereby (including without limitation, the consummation of the applicable Internalization Merger, the payment of the applicable Merger Consideration, and the issuance of the applicable Share Consideration) will not, (i) violate, conflict with, or result in any breach of any provision of the Internalization Subs, GNL, GNL OP, RTL or RTL OP’s Organizational Documents (in each case as may be modified prior to the Closing Date pursuant to Section 5.7), (ii) violate, conflict with, or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination, or result in the acceleration, of, or entitle any party to accelerate, any obligation of the Internalization Subs, GNL, GNL OP, RTL or RTL OP, or result in the loss of any benefit, or give rise to the creation of any Encumbrance on any property or asset of the Internalization Subs, GNL, GNL OP, RTL or RTL OP under any of the terms, conditions or provisions of any material Contract, indenture, note, instrument or obligation to which any property or asset of the Internalization Subs, GNL, GNL OP, RTL or RTL OP may be bound or subject, except any such violation, which, individually or in the aggregate, would not be material to the Internalization Subs, GNL, GNL OP, RTL and RTL OP, taken as a whole, or (iii) violate any Law applicable to such the Internalization Subs, GNL, GNL OP, RTL or RTL OP or by or to which any property or asset of the Internalization Subs, GNL, GNL OP, RTL or RTL OP is bound or subject, except in each of clauses (i), (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the ability of the Internalization Subs, GNL, GNL OP, RTL, and RTL OP to consummate the transactions contemplated hereby.
Section 4.4   Issuance of Shares.   The GNL Shares, when issued and delivered in compliance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid, and non-assessable. The GNL Shares will be free of any Encumbrances, other than those under applicable state and federal securities and antitakeover Laws and this Agreement. The GNL Shares will not be issued in violation of any preemptive rights or rights of first refusal in GNL’s Organizational Documents.
Section 4.5   Tax Status of the Internalization Subs.   Each Internalization Sub has at all times during its existence been properly treated as an entity that is disregarded as separate from its owner for U.S. federal income tax purposes.
Section 4.6   Capitalization.   Schedule 4.6 sets forth the equity capitalization of (a) GNL, GNL OP, RTL, RTL OP and the Internalization Subs as of the date hereof and (b) GNL and GNL OP as of the date of Closing, immediately after the consummation of the Internalization Mergers. Except as set forth on Schedule 4.6 and pursuant to this Agreement, there are no rights of any kind, written or oral, granted by GNL, GNL OP, RTL, RTL OP or the Internalization Subs to acquire any interest in GNL, GNL OP, RTL, RTL OP or the Internalization Sub. Except as set forth on Schedule 4.6, (i) there are no outstanding subscriptions, options, warrants, phantom stock or appreciation rights, commitments, preemptive rights, agreements, arrangements or commitments of any kind for or relating to the issuance, sale, registration or voting of, or outstanding securities convertible into or exchangeable for, any shares of capital stock of any class or other equity interests of GNL, GNL OP, RTL, RTL OP or the Internalization Subs or obligating GNL, GNL OP, RTL, RTL OP or the Internalization Subs to issue or sell any interests of, or any interest in, GNL, GNL OP, RTL, RTL OP or the Internalization Subs, respectively, (ii) there are no outstanding contractual obligations of GNL, GNL OP, RTL, RTL OP or the Internalization Subs to repurchase, redeem or otherwise acquire any of its interests or to provide funds to, or make any investment in, any other

Person and (iii) there are no Contracts, proxies or power of attorney or understandings in effect with respect to the voting or transfer of any of the interests of GNL, GNL OP, RTL, RTL OP or the Internalization Subs.
Section 4.7   Legal Proceedings.   Except as set forth in Schedule 4.7, as of the date of this Agreement, (a) there are no Actions pending or, to GNL’s Knowledge, threatened against GNL, GNL OP, RTL, RTL OP or the Internalization Subs or GNL or any material property or asset of GNL, GNL OP, RTL, RTL OP or the Internalization Subs by or before any arbitrator or Governmental Entity, nor is there any material investigation relating to GNL, GNL OP, RTL, RTL OP or the Internalization Subs any property or asset of GNL, GNL OP, RTL, RTL OP or the Internalization Subs pending or, to GNL’s Knowledge, threatened by or before any arbitrator or Governmental Entity; (b) there is no Order outstanding against GNL, GNL OP, RTL, RTL OP or the Internalization Subs affecting any property or asset of GNL, GNL OP, RTL, RTL OP or the Internalization Subs; and (c) there is no Action pending, or to GNL’s Knowledge, threatened against GNL, GNL OP, RTL, RTL OP or the Internalization Subs.
Section 4.8   Brokers.   Except as set forth on Schedule 4.8, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of GNL, GNL OP, RTL, RTL OP or the Internalization Subs.
Section 4.9   Sufficiency of Funds.   GNL has, and at the Closing will have, sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Aggregate Cash Consideration and all other cash amounts payable pursuant to this Agreement and the other Transaction Documents.
Section 4.10   Rights Plan.   No “Stock Acquisition Date” or “Distribution Date” (as such terms are defined in the REIT Merger Agreement) will occur as a result of the execution of this Agreement or any other transactions contemplated by this Agreement or the consummation of the Merger.
ARTICLE 5
COVENANTS
Section 5.1   Conduct of Business Prior to Closing.   From the date hereof until the Closing or earlier termination of this Agreement in accordance with Article 11, except as otherwise expressly provided in this Agreement, the Target LLCs shall, and Advisor Parent shall cause the Target Companies and the other Advisor Parties, as applicable, to: (i) use commercially reasonable efforts to conduct the business of each Target Company in all material respects and the business of any other Advisor Party in all material respects as it relates to the Business Assets in the ordinary course, consistent with past practice and in compliance with the requirements of the Advisory Agreements and the Property Management Agreements; (ii) use commercially reasonable efforts to keep available the services of its present officers and employees who provide material services to GNL and RTL and their Subsidiaries; and (iii) use commercially reasonable efforts to preserve its relationships with others having business dealings with it relating to the business of each Target Company or the Business Assets. Without limiting the generality of the foregoing, except as otherwise contemplated by this Agreement, from the date hereof to the Closing, without the prior written consent of GNL and the Internalization Subs (which consent shall not be unreasonably withheld, conditioned or delayed), the Target Companies shall not, and Advisor Parent shall cause the Target LLCs not to:
(a)   sell, lease, encumber, transfer, license or dispose of any Business Assets or material properties or assets of any of the Target Companies, other than in the ordinary course of business consistent with past practice;
(b)   amend or terminate any Identified Contract, other than in the ordinary course of business;
(c)   fail to timely pay any account payable in the ordinary course of business, other than amounts that are subject to dispute in good faith;
(d)   take any action or fail to take any action, which action or failure that would adversely affect GNL or RTL’s qualification as a REIT or GNL OP’s or RTL OP’s qualification as a partnership for U.S. federal income tax purposes;

(e)   enter into any new line of business;
(f)   make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, Affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity;
(g)   allow the lapse or termination of material policies of insurance unless contemporaneously replaced;
(h)   change (or permit to be changed) any material accounting or Tax procedure, method or practice (including any material method of accounting for Tax purposes) in a manner that would be binding on the Target Companies following the Closing; make, change or revoke (or permit to be made, changed or revoked) any material Tax election in a manner that would be binding on the Target Companies following the Closing; amend any material Tax Return of the Target Companies; change the Tax classification of any Target Company; or enter into any “closing agreement” with any Taxing Authority in a manner that would be binding on the Target Companies following the Closing;
(i)   increase in any manner the compensation or benefits of any Employee, accelerate vesting of any benefit or payment to any Employee or pay or otherwise grant any benefit with respect to any Employee, or enter into any contract to do any of the foregoing, in each case other than as set forth in the REIT Merger Agreement or as set forth on Schedule 5.1(i);
(j)   commit to any single or aggregate capital expenditure or commitment in excess of $25,000,000 (on a consolidated basis);
(k)   except as required to consummate the transactions pursuant to this Agreement and the Transaction Documents, acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof;
(l)   cancel any debts or waive any claims or rights of relating to the business of the Target Companies or the Business Assets having an individual or aggregate value in excess of $2,500,000;
(m)   enter into any lease for real property or assign its rights under, amend or terminate any lease with respect to real property;
(n)   issue, sell or grant any equity interests of any of the Target Companies, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any equity interests of any of the Target Companies, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any equity interests of any of the Target Companies or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any equity interests of any of the Target Companies or any other securities in respect of, in lieu of, or in substitution for, the equity interests of any Target Company that are outstanding on the date hereof;
(o)   initiate any claim, action, suit or proceeding or settle or compromise any claim, action, suit or proceeding pending or threatened against it or relating to the Target Companies or the Business Assets, other than any such settlement or compromise that involves solely payment of money damages in an amount not in excess of $2,500,000 individually or $5,000,000 in the aggregate that is paid prior to Closing; provided, however, for the avoidance of doubt, that none of the Advisor Parties nor any of their Subsidiaries shall agree to, or shall, settle any claim, action, suit or proceeding if the settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on the Target Companies or the Business Assets;
(p)   enter into a collective bargaining agreement or any other agreement with a union, works council or other labor organization;
(q)   hire or terminate any executive officer or director of any Employer or Target Company other than (i) a termination for cause, or (ii) due to role elimination, or enter into any transaction or any contract with, any Employee, or promote or appoint any Person to a position of executive officer or director of any Target Company or Employer; in each case other than (w) as set forth on Schedule 5.1(q), (x) in the ordinary course of business, (y) to replace any departing officer, employee or director or (z) if such executive officer or director’s employment or service can be terminated upon not more than 30 days’ notice or without payment in excess of $1,000,000;
(r)   make or authorize any change in its Organizational Documents;
(s)   abandon, encumber, assign, convey title (in whole or in part), exclusively license or grant any right or other licenses to Intellectual Property;
(t)   take, or agree or otherwise commit to take, or cause GNL or RTL to take or to agree or otherwise commit to take, any action that would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the transactions contemplated hereby; or
(u)   take, or agree or otherwise commit to take, any of the foregoing actions or any other action that if taken would reasonably be expected to prevent the satisfaction of any condition set forth in Article 8.
Section 5.2   Reasonable Best Efforts; Government Approvals and Other Required Third-Party Consents.
(a)   Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use their respective reasonable best efforts to take, or cause to be taken, or as appropriate to refrain from taking, all actions, and to do, or cause to be done, or as appropriate to refrain from doing, all things reasonably necessary, proper or advisable to consummate, in the most expeditious manner practicable, the transactions contemplated by the Transaction Documents. In addition, Advisor Parent, GNL SLP, RTL SLP and each of the Target Companies will cooperate with GNL and the Internalization Subs and shall take all steps reasonably requested by GNL to the extent necessary to obtain any third-party consents, waivers and approvals needed to consummate the transactions contemplated hereby; provided, that, except as set forth on Schedule 5.2, neither Advisor Parent, GNL SLP, RTL SLP nor any of the Target LLCs shall be required to pay any amounts or provide other consideration to any third party in obtaining any such consents.
(b)   Without limiting the foregoing, promptly following the execution of this Agreement, but in no event later than ten (10) Business Days following the date of this Agreement, the Parties shall file, or cause to be filed by their respective “ultimate parent entities,” with the Federal Trade Commission and the Department of Justice, the notifications and other information (if any) required to be filed under the HSR Act with respect to the transactions contemplated herein and in the other Transaction Documents. In addition, Advisor Parent and GNL shall promptly proceed to prepare and file with the appropriate Governmental Entities such additional requests, reports or notifications as may be required or, in the reasonable opinion of Advisor Parent or GNL, advisable, in connection with this Agreement. GNL shall pay one hundred percent (100%) of any filing fees required in connection with the foregoing filings and submissions. With respect to each of the filings and requests contemplated by this Section 5.2(b), the Parties shall diligently and expeditiously prosecute, and shall cooperate with each other in the prosecution of, such matters, including, subject to applicable Law, by permitting counsel for the other Party to review in advance, and consider in good faith the views of the other Party in connection with any such filing or any proposed written communication with any Governmental Entity and by providing counsel for the other Party with copies of all filings and submissions made by such Party and all correspondence between such Party (and its advisors) with any Governmental Entity and any other information supplied by such Party and such Party’s Subsidiaries to a Governmental Entity or received from such a Governmental Entity in connection with the transactions contemplated by this Agreement; provided, however, that (x) materials may be redacted before being provided to the other Party as necessary to avoid disclosure of other competitively sensitive information or to address reasonable privilege or confidentiality concerns, (y) copies of documents filed by a Party pursuant to Item 4(c) of the Notification and Report Form filed with the Federal Trade Commission and the Department of Justice shall only be provided to the other Party’s counsel and (z) nothing contained herein shall require any Party to disclose to the other Party (A) information which reveals such Party’s negotiating objectives or strategies regarding the transactions contemplated hereby, (B) information relating to businesses and investments of such Party’s Affiliates (except to the extent related to the Business Assets or the business of the Target Companies) or (C) any information for which disclosure is prohibited by any Governmental Entity. Subject to the limitations set forth herein, each of Advisor Parent and GNL shall furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any such filing or submission. If permitted by applicable Law and the applicable Governmental Entity, each Party agrees to provide to the other Party and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between such Party and/or any of its Affiliates and Representatives, on the one hand, and any Governmental Entity, on the other hand, concerning or in connection with the transactions contemplated hereby.
(c)   Notwithstanding the foregoing, nothing in this Section 5.2 shall require, or be construed to require, any Party: (i) to dispose, transfer or hold separate, or cause any of its Affiliates to dispose, transfer or hold separate any assets or operations, or to commit or to cause the Target Companies to dispose of any assets; (ii) to discontinue or cause any of its Affiliates to discontinue offering any product or service, or to commit to cause the Target Companies to discontinue offering any product or service; or (iii) to make or cause any of its Affiliates to make any commitment (to any Governmental Entity or otherwise) regarding its future operations or the future operations of the Target Companies, and the Target Companies shall not agree, commit or consent to any of such restrictions described in clauses (i)-(iii) with respect to itself, in each case without the prior written consent of the other Parties.
(d)   To the extent necessary to effect the Internalization Mergers in accordance with the terms of this Agreement, GNL shall comply with its obligations set forth in (i) Section 6.3 of the REIT Merger Agreement as in effect as of the date hereof in order to obtain the Parent Stockholder Approval (as defined in the REIT Merger Agreement), and (ii) Section 6.6 of the REIT Merger Agreement as in effect as of the date hereof, including regarding Parent Recommendation (as defined in the REIT Merger Agreement).
Section 5.3   Public Announcements.   The Parties shall mutually agree in writing as to the timing and contents of any public announcement or other public communications in respect of this Agreement or the transactions contemplated hereby, including, for the avoidance of doubt, a press release announcing the execution of this Agreement (with each Party to consider the other Parties’ comments with respect to such press release and any other public announcement or public communications in good faith); provided, that this provision shall not limit any Party’s disclosure obligations as required by (i) applicable Law (including, for the avoidance of doubt, any filings pursuant to the Securities Act) or (ii) the rules and regulations of any exchange on which such Party’s or its Affiliates’ securities are traded or listed (in either case, based upon the reasonable advice of counsel). Notwithstanding the foregoing, this Section 5.3 shall not apply to any press release or other public communication to the extent it is substantially consistent with any press release, public announcement or public communication previously issued or disclosed in accordance with this Section 5.3.
Section 5.4   Employee Covenants.
(a)   As soon as practicable and no later than fifteen (15) days after the date hereof (or with respect to an Identified Employee hired after the date of this Agreement, no later than three (3) Business Days after the date of which Advisor Parent notifies GNL that such Identified Employee has been added to the list of Identified Employees), GNL shall offer employment to the Identified Employees and such offer shall provide that GNL will maintain their respective salary and target bonus and will provide incentive compensation and other benefits that are substantially comparable to the benefits currently provided to such Identified Employees and such offer of employment shall commence as of the Closing. If Advisor Parent submits a substitute for an Additional Key Employee as contemplated by Section 8.2(f), then GNL shall promptly offer employment to such substitute employee and such offer shall be on terms that are substantially comparable to the terms currently provided to the Additional Key Employee for whom they are being substituted. Employees that commence employment with GNL as of the Closing shall be referred to as “Transferred Employees.” The Parties agree that they shall cooperate in providing appropriate information as to Employees in connection with GNL’s offers of employment and onboarding of Employees.
(b)   During the period commencing on the Closing and ending on the date that is twelve (12) months from the Closing (or if earlier, the date of the Transferred Employee’s termination of employment with Employer), GNL and the Internalization Subs shall, or shall cause an Affiliate of GNL and the Internalization Subs to, maintain, for each Transferred Employee, (i) their respective salary and target bonus and (ii) employee group health insurance benefits, defined contribution retirement plan benefits opportunities and equity incentive opportunities that are, in the aggregate, substantially comparable to those provided to the Transferred Employees immediately prior to the Closing. GNL and its Affiliates shall not assume or have any liability with respect to any Benefit Plan established or maintained by Employer.
(c)   GNL and the Internalization Subs shall, or shall cause its Affiliates to, give each Transferred Employee full credit for such Transferred Employee’s service with Employer (and predecessors, as applicable) prior to the Closing for eligibility and vesting purposes and for purposes of vacation accrual and severance benefit determinations under any Benefit Plans established or maintained by Employer in which the Transferred Employee participates following the Closing to the same extent recognized by Employer immediately prior to the Closing under a comparable Benefit Plan in which the Transferred Employee participated; provided, however, that such service shall not be recognized (i) for purposes of benefits accrual under any defined benefit pension plans or retiree health or welfare plan or arrangement or (ii) to the extent that such recognition would result in a duplication of coverage or benefits with respect to the same period of service. GNL and the Internalization Subs shall, or shall cause its Affiliates to, (i) waive any preexisting condition limitations otherwise applicable to Transferred Employees and their eligible dependents under any plan maintained by GNL and the Internalization Subs or its Affiliates that provides health benefits in which Transferred Employees may be eligible to participate following the Closing; (ii) honor any deductible, co-payment and out-of-pocket maximums incurred by a Transferred Employee and his or her eligible dependents under the health plans in which such Transferred Employee participated immediately prior to the Closing during the portion of the plan year prior to the Closing in satisfying any deductibles, co-payments or out-of-pocket maximums under health plans maintained by GNL and the Internalization Subs or its Affiliates in which such Transferred Employee is eligible to participate after the Closing in the same plan year in which such deductibles, co-payments or out-of-pocket maximums were incurred; and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a Transferred Employee and his or her eligible dependents on or after the Closing, except to the extent such waiting period or requirement would have been applicable under a comparable Benefit Plan in which the Transferred Employee participated immediately prior to the Closing.
(d)   It is anticipated that effective as of the Closing, GNL and the Internalization Subs shall, or shall cause its Affiliates to, adopt employee benefit plans effective as of the Closing, with the terms and conditions of such plans to be substantially comparable to the comparable Benefit Plans prior to the Closing, in order to meet its obligations under this Section 5.4; provided that the terms and conditions of such new benefit plans may be modified as mutually agreed to between Advisor Parent and its Affiliates and GNL and the Internalization Subs and the parties shall cooperate together in good faith.
(e)   GNL shall assume the employment agreements listed on Schedule 5.4(e) (the “Foreign Transferred Employees”) and shall comply with all Laws, including any Employee Transfer Legislation, if applicable. The Parties shall cooperate in good faith with respect to any obligation to consult or inform such employees and to enter into any documents required with respect to the transfer of employment and GNL shall indemnify and hold harmless Advisor Parent with respect to any liability with respect to the Foreign Transferred Employees. The Foreign Transferred Employees shall be included in the definition of Transferred Employee.
(f)   Prior to the Closing, Advisor Parent may assign the Material Employment Agreements to GNL Advisor. GNL shall assume the Material Employment Agreements at the Closing.
(g)   Following the Closing, Advisor Parent agrees to provide to GNL (or a Subsidiary) the services of Advisor Parent’s employees set forth on Schedule 5.4(g) for the purposes of providing transitional services as reasonably requested by GNL on a part-time basis in connection with the transactions contemplated with this Agreement for at least the minimum number of months set forth next to each employee’s name on Schedule 5.4(g) (“Advisor Transition Services Period”); provided, that, in no event shall the Advisor Transition Services Period for any employee exceed nine (9) months. GNL agrees to reimburse Advisor Parent for the base salary, bonus and benefits of each such employee for the Advisor Transition Services Period set forth on Schedule 5.4(g) (to be pro-rated to account for the part-time arrangement), and Advisor Parent agrees not to terminate the employment of such employees other than for cause during the Advisor Transition Services Period.
(h)   Following the Closing, GNL agrees to provide to Advisor Parent (or a Subsidiary) the services of GNL’s employees set forth on Schedule 5.4(h) for the purposes of providing transitional services as reasonably requested by Advisor Parent on a part-time basis in connection with the transactions contemplated with this Agreement for at least the minimum number of months set forth next to each employee’s name on Schedule 5.4(h) (“GNL Transition Services Period”); provided, that, in no event shall the GNL Transition Services Period for any employee exceed nine (9) months. Advisor Parent agrees to reimburse GNL for the base salary, bonus and benefits of each such employee for the GNL Transition Services Period set forth on Schedule 5.4(h) (to be pro-rated to account for the part-time arrangement), and GNL agrees not to terminate the employment of such employees other than for cause during the GNL Transition Services Period.
(i)   The treatment of outstanding equity or equity-based awards held by Employees with respect to GNL and RTL shall be as set forth on Schedule 5.4(i).
(j)   On or after the date hereof and prior to the Closing, GNL or one of its Subsidiaries shall establish a retention pool described on Schedule 5.4(j) to be granted to employees (“Retention Cash Award”) payable in cash, less applicable taxes, as recommended by Edward M. Weil, Jr. and James Nelson to the GNL Board and/or Compensation Committee (which shall make the final determination), subject to such employee’s continued employment on the payout date, which shall not exceed 12 months following the Closing. If such employee’s employment is terminated in a Qualifying Termination, then the Retention Cash Award for such employee shall be paid to such terminated employee within 30 days following the date of such Qualifying Termination. For the avoidance of doubt, GNL shall be solely responsible for the payment of the Retention Cash Award and shall take all actions necessary or desirable to effectuate the foregoing; provided that such awards may be conditioned on the Closing.
(k)   This Section 5.4 shall be binding upon and inure solely to the benefit of each of the Parties, and nothing in this Section 5.4, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.4. Nothing contained herein, express or implied, shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement, including any Benefit Plan. The Parties acknowledge and agree that the terms set forth in this Section 5.4 shall not create any right in any Transferred Employee or any other Person to any continued employment with GNL and the Internalization Subs or compensation or benefits of any nature or kind whatsoever.
Section 5.5   GNL 2021 Award Treatment.
(a)   Following the date hereof and prior to the Closing, GNL Advisor shall distribute the GNL LTIP Units to GNL SLP.
(b)   Immediately following the date hereof, GNL and GNL OP shall take all actions required or necessary to permit the modification of the GNL 2021 Award so that such award may be converted, upon the GNL LTIP Election (as defined below), into 2,500,000 Restricted Shares instead of 2,500,000 LTIP Units (as defined in the GNL 2021 Plan). If, following the time of such conversion but prior to the Closing, the GNL Shares have been increased, decreased, changed into or exchanged for a different number or kind of units or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to the number of Restricted Shares into which the award shall convert.
(c)   From and after the date hereof, Advisor Parent shall have the right, in its sole discretion, to cause the GNL 2021 Award to be modified and converted into Restricted Shares (as defined in the GNL 2021 Plan) (the “GNL LTIP Election”). For the avoidance of doubt, no conversion of the GNL 2021 Award shall occur unless Advisor Parent elects, in its sole discretion, the GNL LTIP Election.
(d)   Upon Advisor Parent exercising the GNL LTIP Election, GNL shall immediately issue to GNL SLP the applicable Restricted Shares, subject to an award agreement that is substantially identical to the GNL 2021 Award, except with such modifications as are contemplated by this Section 5.5. Whether or not the GNL LTIP Election is made, all vesting conditions, whether based on time or performance, shall continue to remain in full effect, except with such modifications as are contemplated hereby (including Section 5.5(g)).
(e)   Pursuant to Section 4 of the GNL 2021 Award, each of the earned GNL LTIP Units is entitled to a priority catch up distribution in cash (the “GNL Catch Up”). At the Closing, GNL OP shall pay GNL SLP the then applicable GNL Catch Up in cash as a result of any earned GNL LTIP Units.

(f)   Effective as of immediately following Advisor Parent’s exercise of the GNL LTIP Election, other than with respect to any GNL Catch Up, any dividend or distribution which would otherwise be paid or provided with respect to LTIP Units shall instead be made on the 2,500,000 Restricted Shares with the provisions of Section 4 of the GNL 2021 Award applying to such dividends or distributions prior to the Closing.
(g)   Upon the Closing, all 2,500,000 Restricted Shares (or LTIP Units, as applicable) shall vest and may be earned based upon the achievement of performance as calculated on or prior to the Closing and, in the case of any vested and earned Restricted Shares, such shares shall be released from all restrictions and will be registered pursuant to an effective registration statement under the Securities Act and, when delivered, will be freely tradeable without restriction under the federal securities Laws. If the Closing does not occur, then such Restricted Shares (or LTIP Units, as applicable) shall continue to vest in accordance with their terms.
(h)   GNL and the Committee (as defined in the GNL 2021 Plan) shall take all actions, including obtaining any necessary approvals, set forth in this Section 5.5 and acknowledges and agrees that the Committee has the authority to effectuate the foregoing.
Section 5.6   RTL 2021 Award Treatment.
(a)   Following the date hereof and prior to the Closing, RTL Advisor shall distribute the RTL LTIP Units to RTL SLP.
(b)   Immediately following the date hereof, RTL and RTL OP shall take all actions required or necessary to permit the modification of the RTL 2021 Award so that such award may be converted, upon the RTL LTIP Election (as defined below), into 8,528,885 Restricted Shares instead of 8,528,885 LTIP Units (as defined in the RTL 2018 Plan). If, following the time of such conversion but prior to the Closing, the shares of common stock of RTL have been increased, decreased, changed into or exchanged for a different number or kind of units or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to the number of Restricted Shares into which the award shall convert.
(c)   From and after the date hereof, Advisor Parent shall have the right, in its sole discretion, to cause the RTL 2021 Award to be modified and converted into Restricted Shares (as defined in the RTL 2018 Plan) (the “RTL LTIP Election”). For the avoidance of doubt, no conversion of the RTL 2021 Award shall occur unless Advisor Parent elects, in its sole discretion, the RTL LTIP Election.
(d)   Upon Advisor Parent exercising the RTL LTIP Election, RTL shall immediately issue to RTL SLP the applicable Restricted Shares, subject to an award agreement that is substantially identical to the RTL 2021 Award, except with such modifications as are contemplated by this Section 5.6. Whether or not the RTL LTIP Election is made, all vesting conditions, whether based on time or performance, shall continue to remain in full effect, except with such modifications as are contemplated hereby (including Section 5.6(g)).
(e)   Pursuant to Section 4 of the RTL 2021 Award, each of the earned RTL LTIP Units is entitled to a priority catch up distribution in cash (the “RTL Catch Up”). At the Closing, RTL OP shall pay RTL SLP the then applicable RTL Catch Up in cash as a result of any earned RTL LTIP Units.
(f)   Effective as of immediately following Advisor Parent’s exercise of the RTL LTIP Election, other than with respect to the RTL Catch Up, any dividend or distribution which would otherwise be paid or provided with respect to LTIP Units shall instead be made on the 8,528,885 Restricted Shares with the provisions of Section 4 of the RTL 2021 Award applying to such dividends or distributions prior to the Closing.
(g)   Upon the Closing, all 8,528,885 Restricted Shares (or LTIP Units, as applicable) shall vest and may be earned based upon the achievement of performance as calculated on or prior to the Closing and, in the case of any vested and earned Restricted Shares, such shares shall be released from all restrictions and will be registered pursuant to an effective registration statement under the Securities Act and, when delivered, will be freely tradeable without restriction under the federal securities laws. If the Closing does not occur, then such Restricted Shares (or LTIP Units, as applicable) shall continue to vest in accordance with their terms.
(h)   GNL and the Committee (as defined in the RTL 2018 Plan) shall take all actions, including obtaining any necessary approvals, set forth in this Section 5.6 and acknowledges and agrees that the Committee has the authority to effectuate the foregoing.
Section 5.7   Waiver of Ownership Limitations.   Advisor Parent acknowledges and understands that each of GNL and RTL intends to continue to operate in such a manner as to qualify as a REIT for the taxable year ended December 31, 2023 and beyond. Upon or prior to the Closing Date, GNL shall (a) waive pursuant to its Organizational Documents (and subject to the terms thereof) by the filing of a Certificate of Notice with the Maryland State Department of Assessments and Taxation any ownership limitations set forth in GNL’s Organizational Documents with respect to GNL Shares held by Advisor Parent or any Person that is a direct or indirect equity owner thereof, or otherwise exempt pursuant to its Organizational Documents (and subject to the terms thereof) Advisor Parent or any such Person from such ownership limitations, in each case to the extent such limitations would otherwise impact or restrict the ability for the Aggregate Share Consideration to be issued in full pursuant to this Agreement or the ability for LTIP Units to be fully exchanged for GNL Shares (including by designating Advisor Parent or any such Person as an “Excepted Holder” with an “Excepted Holder Limit” and decreasing the “Aggregate Share Ownership Limit” for all other Persons (each as defined in GNL’s Articles of Restatement)); and (b) provide Advisor Parent with evidence reasonably satisfactory to Advisor Parent of such waiver or exemption, and any such amendment. In connection with the foregoing, Advisor Parent shall execute, and shall cause any other Person that is a direct or indirect equity owner of Advisor Parent and that Beneficially Owns or Constructively Owns shares of stock of GNL or RTL (as applicable), or is otherwise designated as an “Excepted Holder” (as defined in GNL’s Articles of Restatement) on or prior to the Closing Date, to execute, an Ownership Limit Waiver Agreement (including, for the avoidance of any doubt, a Certificate of Representations and Covenants for Ownership Limited Waiver) in the form attached hereto. The foregoing waiver is dependent on (x) the ownership of Advisor Parent as reflected on Schedule 3.24 as of the date hereof being true, correct, and complete in all material respects as of the Closing, and (y) all distributions from Advisor Parent shall be made in accordance with such ownership.
Section 5.8   Assignment and Assumption Agreement.   Prior to Closing, the Parties shall cooperate in good faith to negotiate and memorialize one or more Assignment and Assumption Agreements, in a form mutually acceptable to the Parties, pursuant to which the Business Assets will be transferred to the Target Companies (the “Assignment and Assumption Agreement”). The Assignment and Assumption Agreement shall be executed and delivered prior to the Closing and effective as of immediately prior to the Closing.
Section 5.9   Access to Information.
From and after the date hereof until the Closing and subject to applicable Law, Advisor Parent shall, and shall direct each of its Affiliates, Subsidiaries and Representatives to, afford to GNL, RTL and their respective Representatives access, during normal business hours, upon reasonable advance prior written notice and in such manner as will not unreasonably interfere with the conduct of the business of the Advisor Parties, to all properties, books and records of the Target Companies, and all other information with respect to the business of the Target Companies or the Business Assets, together with the opportunity to make copies (at GNL’s expense) of such books, records and other documents and to discuss the business of the Target Companies or the Business Assets with such members of management, officers, directors, counsel, accountants and other Representatives for the Advisor Parties as GNL, RTL and their respective Representatives may reasonably request in writing, and the Advisor Parties shall use their commercially reasonable efforts to direct such members of management, officers, directors, counsel, accountants and other Representatives to reasonably cooperate with GNL, RTL and their respective Representatives in connection therewith. Notwithstanding the foregoing provisions of this Section 5.9, the Advisor Parties shall not be required to, or to cause any of their Affiliates or Subsidiaries to, grant access or furnish information to GNL, RTL or their respective Representatives to the extent that (i) such access would jeopardize attorney/client or attorney work product privilege, taking into account whether GNL and/or RTL is willing to enter into a customary joint defense agreement or similar arrangement or (ii) such access or the furnishing of such information is prohibited by applicable Law. In the event the Advisor Parties do not provide access or information pursuant to clauses (i) or (ii) of the preceding sentence, Advisor Parent will provide notice to GNL and RTL that such information is being withheld, and Advisor Parent will cause such entity to use its commercially reasonable efforts to communicate, to the extent feasible, the applicable information in a way that will not violate the applicable privilege or applicable Law and, if applicable, seek a waiver of any applicable third-party restrictions. All information provided pursuant to this Agreement shall remain subject in all respects to the letter agreement, dated April 2, 2023, by and among GNL, RTL and Advisor Parent.
Section 5.10   Post-Closing Asset Transfers.   To the extent that GNL or any of the Target Companies discover following the Closing that any Business Asset that was intended to be transferred pursuant to this Agreement was not transferred at Closing, Advisor Parent shall or shall cause its Affiliates to promptly assign and transfer to the applicable Target Company all right, title and interest in such asset. To the extent that Advisor Parent discovers following the Closing that any asset that was included in the Business Assets but was not intended to be transferred pursuant to this Agreement was transferred at Closing, the applicable Target Company shall or shall cause its Affiliates to promptly to assign and transfer to the applicable Advisor Party all right, title and interest in such asset.
Section 5.11   Non-Waiver of Restrictive Covenants.   Advisor Parent shall not waive, and shall enforce if reasonably requested, any of its rights under the agreements described on Schedule 5.11 without the prior written consent of GNL. GNL shall pay the expenses related to the enforcement of such agreements to the extent enforcement is initiated at the request of GNL.
Section 5.12   Non-Waiver of Condition.   GNL and RTL shall not waive, amend or modify the condition set forth in Section 7.1(e) of the REIT Merger Agreement in effect as of the date hereof.
Section 5.13   Further Assurances.   Following the Closing, each of the Parties shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.
ARTICLE 6
ADDITIONAL AGREEMENTS
Section 6.1   Tax Matters.
(a)   Income Tax Returns.   Advisor Parent will prepare and file, or cause to be prepared and filed, all Tax Returns that are filed or required to be filed with respect to or otherwise include the activities of any Target Company for all taxable periods ending on or prior to the Closing Date (“Pre-Closing Returns”). All Pre-Closing Returns required to be filed by a Target Company will be prepared in accordance with past practices of any Target Company, unless otherwise required by applicable Law. GNL will cooperate with Advisor Parent in filing Pre-Closing Returns, including causing any Target Company to sign Pre-Closing Returns, as necessary. Advisor Parent shall provide drafts of Pre-Closing Returns required to be filed by a Target Company to GNL at least thirty (30) days prior to the due date for filing such Pre-Closing Returns and GNL shall have such thirty (30) day period to review and provide comments to the Pre-Closing Returns, which comments shall be considered by Advisor Parent in good faith. Advisor Parent shall timely pay all Taxes shown as due on the Pre-Closing Returns.
(b)   Other Tax Returns.   GNL shall cause to be prepared and timely filed any Tax Returns required to be filed by a Target Company relating to a Straddle Period (all such Tax Returns, the “GNL Returns”). Any such GNL Returns shall be prepared in a manner consistent with past practice of the applicable Target Company, unless otherwise required by applicable Law. GNL shall provide drafts of any GNL Returns to Advisor Parent at least ten (10) days prior to the due date for filing such GNL Returns and Advisor Parent shall have such ten (10) day period to review and provide comments to the GNL Returns, which comments shall be considered by GNL in good faith. Advisor Parent shall pay to GNL the amount of any Taxes that relates to the pre-Closing portion of a Straddle Period (as determined under Section 6.1(c)) reflected on a GNL Return at least three (3) days before payment of such Taxes (including estimated Taxes) is due to the relevant Governmental Entity.

(c)   Straddle Period Allocation.   For any Tax payable for a Straddle Period, the portion of such Tax that relates to the pre-Closing portion of the Straddle Period will be: (i) in the case of Taxes based upon or related to income or receipts and payroll Taxes, equal to the amount that would be payable if the relevant Tax period ended on the Closing Date; and (ii) in the case of all other Taxes, equal to the amount of such Tax for the entire Straddle Period, multiplied by the number of calendar days in the pre-Closing portion of the Straddle Period (including the Closing Date) and divided by the total number of calendar days in the entire Straddle Period. The portion of any Tax for a Straddle Period that is allocated to the post-Closing portion of a Straddle Period will equal the balance of the Tax attributable to the Straddle Period.
(d)   Tax Refunds.   Advisor Parent shall be entitled to any refund of Taxes (or credit in lieu thereof if and when the credit reduces Taxes payable) that are attributable to a Pre-Closing Tax Period. To the extent GNL, GNL OP, or any of their Affiliates (including the Target Companies following the Closing) recovers any such refund (or credit in lieu thereof if and when the credit reduces Taxes payable), it shall promptly pay such refund (or credit in lieu thereof if and when the credit reduces Taxes payable) to Advisor Parent (net of any reasonable and documented out-of-pocket costs and additional Taxes GNL, GNL OP, or any of their Affiliates (including the Target Companies following the Closing) incurs as a result of the receipt of such refund (or credit in lieu thereof if and when the credit reduces Taxes payable)).
(e)   Tax Sharing Agreements.   All tax sharing or similar agreements of any Target Company, on the one hand, and Advisor Parent, its Affiliates or any third party, on the other hand, shall be terminated prior to the Closing Date, and, after the Closing Date, none of the Target Companies shall be bound thereby or have any liability thereunder.
(f)   Transfer Taxes.   All transfer, stamp, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes) incurred in connection with this Agreement and the transactions contemplated hereby, along with any filing expenses relating thereto (“Transfer Taxes”) will be borne fifty percent (50%) by GNL and fifty percent (50%) by Advisor Parent. Each Party hereby agrees to file in a timely manner all necessary documents (including, but not limited to, any related Tax Returns) with respect to all such amounts for which such Party is so liable and, if required by applicable Law, the Parties will, and will cause their respective Affiliates to, join in the execution of any such Tax Returns and other documentation. Each Party shall provide the other Party with evidence satisfactory to such other Party that such Transfer Taxes have been paid by such Party.
(g)   Tax Cooperation.   After the Closing, the Parties will cooperate in good faith with respect to the preparation and filing of all Tax Returns (including claims for refund of Taxes) and any Action with respect to Taxes. Each Party will make their respective relevant books and records (including work papers in the possession of their respective accountants), personnel, and other materials relevant to the preparation of such Tax Returns or Tax Actions available for inspection and copy by the other Parties (or their duly appointed representatives), at the requesting Party’s expense, at reasonable times during normal business hours. Until the end of the applicable statute of limitation, the Parties will not destroy or otherwise dispose of any such record without first providing the other Parties a reasonable opportunity to review and copy such record.
(h)   Tax Withholding.   Notwithstanding any other provision in this Agreement, GNL shall have the right to deduct and withhold any Taxes required to be deducted and withheld under applicable Law from any payments to be made hereunder. To the extent that amounts are so deducted and withheld and paid to the appropriate Taxing Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to Advisor Parent or any other recipient of payment in respect of which such deduction and withholding was made. Each Party shall endeavor in good faith to reduce or eliminate any such deduction and withholding, including by providing the other Parties advance notice of any intention to so deduct and withhold, and by providing any applicable Tax forms and certifications that it is legally entitled to provide.
Section 6.2   Waiver of Employee Non-Compete, Non-Solicitation.   The Parties acknowledge and agree that, with respect to any Employee, effective as of the date of this Agreement and lasting until the Closing or the termination of this Agreement in accordance with its terms, any Non-Solicitation Covenant is hereby waived by the Employer with respect to GNL and the Internalization Subs for the limited purpose of retaining such Employee in connection with the Internalization Merger. To the extent an Employer is not party to this Agreement, a separate agreement shall be executed and delivered by such Employer effectuating the terms of this Section 6.2.
Section 6.3   Assignment of Business Assets.
(a)   Notwithstanding anything to the contrary in this Agreement, to the extent that any sale, transfer, conveyance or assignment or attempted sale, transfer, conveyance or assignment of any Identified Contract (other than the Shared Contracts which are subject to Section 6.5) or other Business Asset to be sold, transferred, conveyed or assigned to the Target Companies, or any claim, right or benefit arising thereunder or resulting therefrom (collectively, the “Interests”), would constitute a breach thereunder or with respect thereto, or such Interest is not capable of being sold, transferred, conveyed or assigned without any consent, approval or authorization which has not been obtained by (or does not remain in full force and effect at) the Closing, this Agreement shall not constitute a sale, transfer, conveyance or assignment thereof, or an attempted sale, transfer, conveyance or assignment thereof, unless and until such Interest (a “Retained Interest”) can be sold, transferred, conveyed and assigned without such a breach or such consent, approval or authorization is obtained, at which time such Retained Interest shall be deemed to be sold, transferred, conveyed and assigned for no additional consideration and shall cease to be a Retained Interest. Upon the written request of GNL, Advisor Parent shall use its commercially reasonable efforts (including the dedication of resources thereto, but without any obligation to expend money or offer or grant any financial or other accommodation to any third party, except in each case to the extent required by Section 5.2, or commence litigation) to obtain any such consent, approval or authorization as promptly as reasonably practicable after the Closing Date.
(b)   To the extent any of the consents, approvals or authorizations necessary to sell, transfer, convey or assign any Interest has not been obtained (or does not remain in full force and effect) as of the Closing, Advisor Parent and GNL shall, while such Interest remains a Retained Interest, use their commercially reasonable efforts (including the dedication of resources thereto, but without any obligation to expend money or offer or grant any financial or other accommodation to any third party, except in each case to the extent required by Section 5.2, or commence litigation) to (i) cooperate in any reasonable and lawful arrangements designed to provide the benefits of such Retained Interest to GNL or the applicable Target Company; and (ii) enforce, at the request of GNL and at its expense, any rights of the Advisor Parties arising from such Retained Interest against the issuer thereof or the other party or parties thereto (including the right to elect to terminate any such Retained Interest in accordance with the terms thereof upon the request of GNL). In connection with any such arrangement, GNL shall reimburse Advisor Parent for any costs and expenses actually incurred by Advisor Parent in connection with the performance of any mutually agreeable arrangement or that otherwise would have been incurred by GNL or its Affiliates had such Interest been assigned, transferred or conveyed as contemplated by this Agreement, including any Liability arising out of GNL’s failure to perform thereunder (such costs and expenses, the “Alternative Arrangement Costs”).
Section 6.4   Shared Contracts.
(a)   The Parties acknowledge that Advisor Parent and its Subsidiaries (including the Target Companies) are parties to certain of the Identified Contracts (collectively, the “Shared Contracts”) that relate in part to both (i) the operations or conduct of the business of the Target Companies and (ii) the operations or conduct of the business of Advisor Parent and its Subsidiaries other than the operations or conduct of business of the Target Companies (the “Retained Businesses”). Subject to Section 6.5(c), Advisor Parent and GNL shall cooperate with each other and use their respective commercially reasonable efforts prior to the Closing (i) to cause each Shared Contract to be apportioned (including by obtaining the consent of such counterparty to enter into a new contract or amendment, or splitting or assigning in relevant part such Shared Contract), effective as of the Closing, between the Target Companies and Advisor Parent and its Subsidiaries other than the Target Companies, pursuant to which Advisor Parent and its Subsidiaries other than the Target Companies will assume all of the rights and obligations under such Shared Contract that relate to the Retained Businesses, on the one hand, and the Target Companies will assume all of the rights and obligations under such Shared Contract that relate to the business of the Target Companies, on the other hand; and (ii) in the case of Advisor Parent and its Subsidiaries other than the Target Companies, to cause the applicable counterparty to release the Target Companies, as applicable, from the obligations of Advisor Parent and its Subsidiaries other than the Target Companies arising after the Closing Date under the portion of the Shared Contract apportioned to Advisor Parent and its Subsidiaries other than the Target Companies and, in the case of the Target Companies, to cause the applicable counterparty to release Advisor Parent and its Subsidiaries other than the Target Companies from the obligations of the Target Companies arising after the Closing Date under the portion of the Shared Contract apportioned to the Target Companies. Subject to Section 6.5(c), with respect to any Shared Contract for which the arrangements described in this Section 6.4(a) could not be entered into prior to the Closing, (i) Advisor Parent and GNL shall work in good faith to determine the feasibility of separating such Shared Contract and (ii) if, notwithstanding such good-faith efforts, the Parties are unable to agree on a mutually satisfactory plan for separating any such Shared Contract, Advisor Parent and GNL will negotiate in good faith appropriate means for (1) GNL and its Subsidiaries (including the Surviving Entities) to obtain the benefits and assume the obligations associated with the portion of such Shared Contract relating to the business of the Target Companies for a transitional period to be no longer than nine (9) months following the Closing and (2) Advisor Parent and its Subsidiaries to obtain the benefits and assume the obligations associated with the portion of such Shared Contract relating to the Retained Businesses for a transitional period.
(b)   From and after the Closing, (x) GNL shall indemnify and hold harmless Advisor Parent and its Subsidiaries against all Losses arising from or relating to the portion of any Shared Contract apportioned to the Target Companies, (y) Advisor Parent shall indemnify and hold harmless GNL and its Subsidiaries (including the Surviving Entities) against all Losses arising from or relating to the portion of any Shared Contract apportioned to Advisor Parent and its Subsidiaries other than the Target Companies and (z) GNL and the Surviving Entities shall not extend the term or otherwise amend the terms of any Shared Contract in a manner that would adversely affect any member of Advisor Parent and its Subsidiaries without Advisor Parent’s prior written consent, and Advisor Parent and its Subsidiaries shall not extend the term or otherwise amend the terms of any Shared Contract in a manner that would adversely affect GNL or the Surviving Entities without GNL’s prior written consent.
(c)   Notwithstanding anything to the contrary in this Section 6.5, prior to the Closing, Advisor Parent shall take or cause to be taken all actions necessary to fully assign to the Target Companies the following lease agreements: (i) the Agreement of Lease dated as of June 13, 2019 by and between 650 Fifth Avenue Company and AR Global Investments, LLC and, (ii) the Lease Agreement, dated as of January 26, 2018, by and between ARG EXCNPTRI 01, LLC and AR Global Investments, LLC.
Section 6.5   Advisory Agreements.   The Parties acknowledge and agree that, at the Closing, each of the Advisory Agreements shall be terminated in accordance with their respective terms and the Parties shall take any action necessary or advisable to effect such termination in accordance with the terms of this Section 6.5; provided, however, that, notwithstanding the foregoing, the Parties acknowledge and agree that as contemplated in the Advisory Agreements, any and all obligations that survive Closing and the termination of the respective Advisory Agreement shall survive in accordance with their respective terms (including, for the avoidance of doubt and without limiting the generality of this sentence, Section 8 of the GNL Advisory Agreement in favor of each Advisor Indemnified Party (as defined therein; provided, that the Parties acknowledge and agree that each of Advisor Parent and its Affiliates, officers, directors, managers, employees, executors, administrators, estate, successors, heirs and assigns (as applicable) shall be deemed to be Advisor Indemnified Parties for all purposes of indemnification under the GNL Advisory Agreement) and Sections 20 and 21 of the RTL Advisory Agreement in favor of each Indemnitee (as defined therein; provided, that the Parties acknowledge and agree that each of Advisor Parent and its Affiliates, officers, directors, managers, employees, executors, administrators, estate, successors, heirs and assigns (as applicable) shall be deemed to be an Indemnitee for all purposes of indemnification under the GNL Advisory Agreement). In addition, notwithstanding anything to the contrary in this Agreement, the REIT Merger Agreement, or any of the Contracts listed on Schedule 6.5, each of the provisions related to indemnification set forth in each of the Contracts listed on Schedule 6.5 shall survive the mergers. The Parties acknowledge that the provisions of this Section 6.5 are for the benefit of any of Advisor Parent or its Affiliates other than the Target Companies entitled to indemnification pursuant to the GNL Advisory Agreement or the RTL Advisory Agreement), and such Persons are intended as an express third-party beneficiary of the provisions of this Section 6.5 and shall have the right, exercisable in their sole discretion, to enforce the terms and conditions of this Section 6.5.
Section 6.6   Maintenance of Net Worth.   From and after the Closing until the twenty-four (24) month anniversary of the Closing Date, Advisor Parent shall maintain a net worth of not less than the amount set forth on Schedule 6.6 (the “Certification Period”). Promptly after the end of each fiscal quarter during the Certification Period, Advisor Parent shall deliver to GNL a certificate which demonstrates Advisor Parent’s compliance with this Section 6.6, and promptly after the end of each fiscal year during the Certification Period, Advisor Parent shall deliver to GNL a certification signed by Advisor Parent’s independent accountant that certifies Advisor Parent’s compliance with this Section 6.6. The obligations of Advisor Parent set forth in this Section 6.6 shall terminate in accordance with Section 7.11.
Section 6.7   Release.
(a)   From and after the Closing, each of Advisor Parent, GNL SLP and RTL SLP agrees, on behalf of itself and its Affiliates, officers, directors, managers, employees, executors, administrators, estate, successors, heirs and assigns (as applicable) (collectively, the “Releasing Parties”), that none of the Target Companies or the current or former officers and directors of any Target Company (solely in such capacities) as of or prior to the Closing Date (the “Released Parties”) shall have any liability or responsibility to any of the Releasing Parties from and after the Closing, and each of the Releasing Parties, hereby unconditionally, absolutely, generally, irrevocably and completely release, remise, relinquish, waive and forever discharge the Released Parties from any obligations or liability arising out of, or relating to, any matter, occurrence, action or activity prior to the Closing, except for (i) any right, claim or entitlement of such Releasing Party under this Agreement and the other Transaction Documents, including the Fraud of any Person, (ii) any obligation of a Target Company under its Organizational Documents to indemnify such Releasing Party as a director, officer, manager or employee or any insurance policy of the Target Company with respect thereto, (iii) the indemnification provisions under the GNL Advisory Agreement, the RTL Advisory Agreement and the other agreements identified on Schedule 6.5 contemplated to survive pursuant to Section 6.5, and (iv) any claims which cannot be released as a matter of applicable Law.
(b)   The foregoing releases extend to any and all claims of any nature whatsoever, whether known, unknown or capable or incapable of being known as of the Closing or thereafter, and includes any and all claims, actions, demands, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, Contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, expenses, executions, affirmative defenses, demands and other obligations or liabilities whatsoever, in law or equity. As of the Closing, each Releasing Party (in its capacity as such) hereby irrevocably agrees to refrain from, directly or indirectly, asserting, commencing, instituting or causing to be commenced, any Action, of any kind against any applicable Released Party, based upon any matter purported to be released hereby. The Releasing Parties (in their respective capacities as such) hereby explicitly waive all rights with respect to the foregoing releases under the provisions of Section 1542 of the California Civil Code, which section provides in pertinent part: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.” The Releasing Parties (in their respective capacities as such) agree that no provision of Section 1542 of the California Civil Code shall affect the validity or scope of any other aspect of the foregoing releases. The Releasing Parties (in their respective capacities as such) hereby expressly waive any and all rights with respect to the foregoing releases which they may have under any other provision of state or federal Law providing the same or similar effect.
Section 6.8   Preparation of Audited Financial Statements.   Advisor Parent shall, and shall cause its independent accountants to, cooperate with GNL and its independent accountants to prepare audited financial statements for the Target LLCs (inclusive of the Business Assets) for inclusion in the Form S-4 and joint proxy statement to be filed with the Securities and Exchange Commission in connection with the REIT Merger. Without limiting the generality of the foregoing, Advisor Parent agrees that it will (a) consent to the use of such audited financial statements in any proxy statement or other document filed by GNL (or any of its Subsidiaries) under the Securities Act or the Exchange Act, and (b) execute and deliver, and cause its officers to execute and deliver, such “representation” letters as are customarily delivered in connection with audits and as Advisor Parent’s independent accountants may reasonably request under the circumstances.

ARTICLE 7
INDEMNIFICATION; NON-RELIANCE
Section 7.1   Advisor Parent Indemnification.   From and after the Closing, subject to the other provisions of this Article 7, Advisor Parent agrees to indemnify, defend, and hold GNL and each Surviving Entity (each, a “GNL Indemnified Party”), harmless from and against any and all Losses incurred by any GNL Indemnified Party arising from, as a result of, in connection with, or relating to:
(a)   the breach of any representation or warranty made by Advisor Parent or the Target LLCs contained in Article 3 of this Agreement;
(b)   the breach or failure to perform any covenant or agreement made or undertaken by (i) Advisor Parent in this Agreement and (ii) the Target LLCs in this Agreement, in the case of clause (ii), solely to the extent such covenant or agreement or undertaking contemplates performance prior to the Closing;
(c)   any Taxes (i) relating to, or arising in connection with, the Target Companies or the Business Assets with respect to (or relating to any event, election, circumstance or transaction occurring in) any Pre-Closing Tax Period, (ii) of or with respect to Advisor Parent or its Affiliates, stockholders, partners, managers, and members (excluding the Target Companies) with respect to any Tax period, (iii) any Transfer Taxes, (iv) Taxes of any Person imposed on a Target Company under Treasury Regulations Section 1.1502-6 (or any similar provision of any other applicable Law), as a transferee or successor, by Contract, or otherwise, in each case of this clause (iv), as a result of an event or transaction occurring on or before the Closing Date, or (v) any withholding Taxes imposed on or otherwise due with respect to any payment to Advisor Parent or its respective Affiliates under this Agreement; and
(d)   any Advisor Closing Amount to the extent not factored into the amounts paid pursuant to Section 2.2(b) or Section 2.3(d).
Section 7.2   GNL Indemnification.   From and after the Closing, subject to the other provisions of this Article 7, GNL agrees to indemnify, defend and hold Advisor Parent and its Affiliates and its and their respective officers, directors, stockholders, partners, managers, and members and their respective heirs, legatees, devisees, executors, administrators, trustees, personal representatives, successors and assigns (each, an “Advisor Parent Indemnified Party”), harmless from and against any and all Losses incurred by any Advisor Parent Indemnified Party arising from, as a result of, in connection with, or relating to:
(a)   the breach by GNL or any Internalization Sub of any representation or warranty made by GNL or any Internalization Sub and contained in Article 4;
(b)   the breach or failure to perform any covenant or agreement made or undertaken by GNL or any Internalization Sub in this Agreement; and
(c)   any GNL Closing Amount to the extent not factored into the amounts paid pursuant to Section 2.2(b) or Section 2.3(d).
The Parties acknowledge that the provisions of this Section 7.2 are for the benefit of each Advisor Parent Indemnified Party and each Advisor Parent Indemnified Party is intended as an express third-party beneficiary of the provisions of this Article 7 and shall have the right, exercisable in their sole discretion, to enforce the terms and conditions of this Section 7.2.
Section 7.3   Indemnifying Procedures.
(a)   Upon receipt by an Advisor Parent Indemnified Party or a GNL Indemnified Party, as the case may be (the “Indemnified Party”), of notice or information from a Third Party of any action, suit, proceeding, claim, demand or assessment against such Indemnified Party that could reasonably be expected to give rise to a claim for Losses under this Article 7 (a “Third Party Claim”), the Indemnified Party shall, as quickly as is practicable (but in any event within thirty (30) days after becoming aware of an indemnification claim) and by the most expeditious means available (promptly confirmed in writing), deliver notice thereof to GNL and the Surviving Entities, on the one hand, or Advisor Parent, on the other hand, as the case may be (the “Indemnifying Party”), indicating with reasonable particularity the nature of such Third Party Claim, the basis therefor and such additional relevant information in the Indemnified Party’s possession that the Indemnifying Party may reasonably request; provided, however, that failure to give such notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. The Indemnifying Party will have thirty (30) days after its receipt of such notice of a Third Party Claim (the “Notice Period”) to notify the Indemnified Party whether or not it desires, at the cost and expense of the Indemnifying Party, to defend the Indemnified Party with respect to such Third Party Claim; provided, however, that any Indemnified Party is hereby authorized, but is not obligated, prior to and during the Notice Period, to file any motion, answer or other pleading that it reasonably shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party. If the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against the Third Party Claim, the Indemnifying Party will have the right to control the defense of such matter by all appropriate proceedings and with counsel of its own choosing and at its sole cost and expense; provided that the Indemnifying Party shall not have the right to control the defense of any matter that (i) arises in connection with a criminal Action or seeks an injunction or other equitable relief against the Indemnified Party, (ii) would reasonably be likely to result in Losses that are greater than 150% of the amount in respect of which the Indemnifying Party could be obligated to provide indemnification under this Agreement in respect of the applicable Third Party Claim. If the Indemnifying Party fails to respond to the Indemnified Party within the Notice Period, elects not to defend the Third Party Claim, or after electing to defend fails to timely commence or reasonably pursue such defense, in each case, without curing such failure within thirty (30) days of receiving notice of such failure from the Indemnified Party, then the Indemnified Party shall have the right, but not the obligation, to undertake or continue the defense of, and to compromise or settle, the matter all on behalf, for the account, and at the risk, of the Indemnifying Party; provided, however, that any such compromise or settlement (i) consists solely of money damages to be borne by the Indemnifying Party (subject to the limitations set forth in this Article 7), and (ii) contains as an unconditional term thereof a full and complete release of the Indemnifying Party and the Indemnified Party by the Third Party. If the Indemnifying Party has assumed the defense of a Third Party Claim, (i) it shall reasonably proceed with such defense and promptly notify the Indemnified Party if it proposes to compromise or settle such Third Party Claim for the account, or at the risk, of the Indemnifying Party and (ii) it shall have the right to compromise or settle such Third Party Claim (A) without the prior consent of the Indemnified Party so long as such compromise or settlement (x) consists solely of money damages to be borne by the Indemnifying Party and (y) contains a full and complete release of the Indemnified Party by the Third Party or (B) in any other case, subject to the consent of the Indemnified Party, such consent to not be unreasonably withheld, delayed or conditioned. If the Indemnifying Party has assumed the defense of a Third Party Claim, the Indemnified Party shall have the right to participate in the defense with counsel selected by it at its own cost and expense (unless there exists a material conflict of interest with the Indemnifying Party controlling the defense which, as advised in writing by counsel to the Indemnified Party, necessitates separate counsel for effective representation), and its counsel shall reasonably cooperate with the Indemnifying Party and its counsel; provided, however, that the foregoing shall not prevent the Indemnified Party from taking the position that it is entitled to indemnification hereunder.
(b)   In the event any Indemnified Party should have an indemnification claim against any Indemnifying Party under a Transaction Document that does not involve a Third Party Claim, the Indemnified Party shall, as quickly as is practicable (but in any event within thirty (30) days after becoming aware of an indemnification claim) and by the most expeditious means available (promptly confirmed in writing), deliver notice thereof to the Indemnifying Party, indicating with reasonable particularity the nature of such claim, the basis therefor and such additional relevant information in the Indemnified Party’s possession that the Indemnifying Party may reasonably request; provided, however, that failure to give such notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. If the Indemnifying Party disputes its liability with respect to such claim in a timely manner, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute may be resolved by litigation before an appropriate Governmental Entity of competent jurisdiction.
(c)   GNL and the Surviving Entities shall, as well as their respective directors, officers, partners, and employees, attorneys, accountants and agents to, at the request of Advisor Parent, cooperate with Advisor Parent as may be reasonably required in connection with the investigation and defense of any Third Party

Claim, Action or investigation relating to Advisor Parent’s business that is brought against Advisor Parent or any of its Affiliates relating in any way to the business of the Target Companies at any time on or after the Closing.
Section 7.4   Survival.   The Parties, intending to modify the applicable statute of limitations, agree that each of the representations and warranties, and each of the covenants and agreements (to the extent such covenant or agreement contemplates or requires performance at or prior to the Closing), of the Parties set forth in this Agreement, in any other Transaction Document and in any certificate delivered pursuant hereto or thereto shall terminate effective as of the Closing and shall not survive the Closing for any purpose, except as set specifically set forth below:
(a)   (i) the representations and warranties set forth in Article 3 and Article 4 of this Agreement (other than the Fundamental Representations) shall survive until the fifteen (15) month anniversary of the Closing Date, and (ii) the Fundamental Representations shall survive until the four (4)-year anniversary of the Closing Date (collectively, in each respect, the “Survival Period”);
(b)   all covenants and other agreements made by or obligating any Party contained in this Agreement, in any other Transaction Document or in any certificate delivered pursuant hereto or thereto, the performance of which is specified to occur on, at or prior to the Closing, shall survive for six (6) months following the Closing Date;
(c)   all covenants and other agreements made by or obligating any Party contained in this Agreement or in any other Transaction Document that by their terms are to be performed after the Closing shall survive the Closing until performed in full or the obligation to perform shall have expired in accordance with the terms of this Agreement or such other Transaction Document; and
(d)   the obligations of Advisor Parent to indemnify the GNL Indemnified Parties pursuant to Section 7.1(c) shall survive the Closing until sixty (60) days following expiration of the applicable statute of limitations.
Section 7.5   Limitations.   Notwithstanding anything to the contrary contained in this Agreement or in any other Transaction Document:
(a)   (i) No GNL Indemnified Party will be entitled to indemnification under Section 7.1(a) of this Agreement unless such GNL Indemnified Party has incurred Losses in excess of $3,750,000 in the aggregate (the “Deductible”), in which case such GNL Indemnified Party will be entitled to indemnification under Section 7.1(a) of this Agreement only to the extent the aggregate Losses with respect to such claims exceed the Deductible; provided, however, that the Deductible shall not apply to Losses with respect to the breach of any Advisor Fundamental Representations; (ii) the aggregate amount of all Losses that the GNL Indemnified Parties may recover under Section 7.1(a) of this Agreement (other than with respect to the Advisor Fundamental Representations) shall not exceed $28,125,000 (the “Cap”); and (iii) notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of Advisor Parent pursuant to this Article 7 shall be $56,250,000 (the “Overall Cap”).
(b)   The amount of any Loss for which indemnification is provided under this Article 7 shall be net of (i) any amounts recovered by the Indemnified Party pursuant to any indemnification by, or indemnification agreement with, any Third Party or (ii) insurance proceeds or other sources of reimbursement received, which shall be an offset against such Loss. The Indemnified Party shall use commercially reasonable efforts to seek recovery from all such sources to minimize any Loss for which indemnification is provided under this Article 7. If the amount to be netted hereunder from any payment required under this Article 7 is determined after payment by the Indemnifying Party of any amount otherwise required to be paid to an Indemnified Party pursuant to this Article 7, the Indemnified Party shall repay to the Indemnifying Party, promptly after such determination, any amount that the Indemnifying Party would not have had to pay pursuant to this Article 7 had such determination been made at the time of such payment.
(c)   Notwithstanding anything to the contrary contained herein, an Indemnified Party’s right to indemnification, payments of Losses or any other remedy based on the representations, warranties, covenants and agreements contained in this Agreement will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time by any Party, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, will not affect the right to indemnification, payment of Losses, or any other remedy based on such representations, warranties, covenants and agreements.
Section 7.6   Exclusive Remedy.   The Parties acknowledge and agree that if the Closing occurs, the remedies provided for in Article 7 of this Agreement shall be the Parties’ sole and exclusive remedies with respect to the subject matter of this Agreement, other than for a claim of Fraud. The Parties further acknowledge and agree that nothing in this Agreement shall limit the rights of the Parties to seek equitable remedies (including injunctive relief or specific performance). It is the Parties’ intention that the indemnification provisions set forth in Article 7 shall control and determine the Parties’ respective rights and obligations concerning any claims with respect to the Business Assets and the matters contemplated by this Agreement.
Section 7.7   Nature of Damages.   Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, in no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive, exemplary, or other similar damages, for any breach or default under, or any act or omission arising out of, or in any way relating to, this Agreement or any other Transaction Document, or the transactions contemplated hereby or thereby, under any form of action whatsoever, whether in contract or otherwise, except to the extent awarded to a Third Party in connection with a Third Party Claim.
Section 7.8   Method of Payment.   All amounts due and payable from an Indemnifying Party to an Indemnified Party shall be made by wire transfer of immediately available funds within five (5) Business Days following final determination of a claim pursuant to Section 7.3, provided, however, that at Advisor Parent’s sole discretion, any amount payable to a GNL Indemnified Party pursuant to this Article 7 may be satisfied by delivery by Advisor Parent of an amount of GNL Shares based on a per share value of GNL Share equal to the Five-Day VWAP as of the date of payment.
Section 7.9   Indemnification Pursuant to the Other Agreements.   The Parties acknowledge and agree that, notwithstanding the termination of the Advisory Agreements in accordance with their terms pursuant to and in accordance with Section 6.5 of this Agreement and in connection with the consummation of the transactions contemplated by this Agreement, the indemnification obligations set forth in (i) Section 8 of the GNL Advisory Agreement (in favor of each Advisor Indemnified Party (as defined therein; provided, that the Parties acknowledge and agree that each of Advisor Parent and its related Released Parties shall be deemed to be Advisor Indemnified Parties for all purposes of indemnification under the GNL Advisory Agreement)), (ii) Sections 20 and 21 of the RTL Advisory Agreement (in favor of each Indemnitee (as defined therein; provided, that the Parties acknowledge and agree that each of Advisor Parent and its related Released Parties shall be deemed to be an Indemnitee for all purposes of indemnification under the RTL Advisory Agreement)) and (iii) each of the provisions of the Contracts listed on Schedule 6.5 related to indemnification are hereby incorporated herein mutatis mutandis. The Parties acknowledge that the provisions of this Section 7.9 are for the benefit of each Advisor Indemnified Party (as defined in the GNL Advisory Agreement), Indemnitee (as defined in the RTL Advisory Agreement) and Advisor Parent’s Affiliates, officers, directors, managers, employees, executors, administrators, estate, successors, heirs and assigns (as applicable) and each such Person is intended and an express third party beneficiary of the provisions of this Article 7 and shall have the right, exercisable in their sole discretion, to enforce the terms and conditions of this Section 7.9.
Section 7.10   Acknowledgement.   Without in any way limiting any recourse for Fraud, GNL and each Internalization Sub acknowledges and agrees (on its own behalf and on behalf of its Affiliates and its and their respective Representatives) that: (a) it has conducted to its reasonable satisfaction its own independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Target Companies and has been afforded reasonable access to the books and records, facilities and personnel of the Target Companies for purposes of conducting such investigation and verification, (b) the representations and warranties in Article 3 constitute the sole and exclusive representations and warranties of Advisor Parent and the Target Companies in connection with the transactions contemplated by this Agreement, (c) except for the representations and warranties in Article 3 by the Target Companies and Advisor Parent, none of the Target Companies, Advisor Parent or any other Person makes, or has made, any other express or implied representation or warranty with respect to Advisor Parent, the Target Companies or the transactions contemplated by this Agreement and all other representations and warranties of any kind or nature expressed or implied (including (i) regarding the completeness or accuracy of, or any omission to state or to disclose, any information, including in the estimates, projections or forecasts or any other information, document or material provided to or made available to GNL or the Internalization Subs or their Affiliates or representatives in certain “data rooms,” management presentations or in any other form in expectation of the transactions contemplated by this Agreement, including meetings, calls or correspondence with management of the Target Companies or Advisor Parent, and (ii) any relating to the future or historical business, condition (financial or otherwise), results of operations, prospects, assets or liabilities of the Target Companies, or the quality, quantity or condition of the Target Companies’ assets) are specifically disclaimed by Advisor Parent and the Target Companies and all other Persons (including the representatives of the Target Companies and Advisor Parent and its Affiliates and their respective representatives) and (d) GNL, the Internalization Subs and their Affiliates are not relying on any representations and warranties in connection with the transactions contemplated by this Agreement except the representations in Article 3 made by the Target Companies and Advisor Parent. In connection with GNL’s and the Internalization Subs’ investigation of the Target Companies, GNL and the Internalization Subs have received certain projections, including projected statements of operating revenues and income from operations of the Target Companies and certain business plan information. Each of GNL and the Internalization Subs acknowledge and agree that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that GNL and the Internalization Subs are familiar with such uncertainties and that GNL and each of the Internalization Subs is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it, including the reasonableness of the assumptions underlying such estimates, projections and forecasts. Without limiting the foregoing provisions of this paragraph, each of GNL and each of the Internalization Subs hereby acknowledge and agree that none of Advisor Parent, the Target Companies or their Subsidiaries or any of their respective current or former Affiliates or representatives is making any representation or warranty with respect to such estimates, projections and other forecasts and plans, including the reasonableness of the assumptions underlying such estimates, projections and forecasts, and that neither GNL nor any Internalization Sub has relied on any such estimates, projections or other forecasts or plans. Each of GNL and the Internalization Subs further acknowledges and agrees that from and after the Closing (i) none of Advisor Parent, the Target Companies, their Subsidiaries or any other Person shall have or be subject to any liability to GNL, the Internalization Subs, the Target Companies or any other Person resulting from the distribution to GNL and the Internalization Subs, or GNL’s and the Internalization Subs’ use of, any such estimates, projections or forecasts or any other information, document or material provided to or made available to GNL or the Internalization Subs or their Affiliates or representatives in certain “data rooms,” management presentations or in any other form in expectation of the transactions contemplated by this Agreement and (ii) GNL, the Internalization Subs and their Affiliates have not relied on any such information, document or material. Effective upon Closing, GNL and the Internalization Subs waive, on their own behalf and on behalf of their respective Affiliates, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action it may have against Advisor Parent, the Subsidiaries of Advisor Parent, the Target Companies, and any of their respective current or former Affiliates or Representatives relating to the operation of the Target Companies and their Subsidiaries or their respective businesses or relating to the subject matter of this Agreement, the schedules or the transactions contemplated by this Agreement, whether arising under or based upon any federal, state, local or foreign Law, ordinance or otherwise. Each of GNL and the Internalization Subs acknowledges and agrees that it will not assert, institute or maintain any Action of any kind whatsoever, including a counterclaim, cross-claim, or defense, regardless of the legal or equitable theory under which such liability or obligation may be sought to be imposed, that makes any claim contrary to the agreements and covenants set forth in this Section 7.10. Advisor Parent shall have the right to enforce this Section 7.10 on behalf of any Person that would be benefitted or protected by this Section 7.10 if they were a party hereto. The foregoing agreements, acknowledgements, disclaimers and waivers are irrevocable.

Section 7.11   Representation and Warranty Insurance.
(a)   GNL and Advisor Parent shall use their respective reasonable best efforts to take, or cause to be taken, all actions necessary for GNL to obtain by the Closing Date a fully bound representation and warranty insurance policy with a maximum coverage limit of $37,500,000 (the “RWI Policy”). Advisor Parent and the Target LLCs shall, and shall cause the other Advisor Parties to, and shall request the Advisor Parties’ Representatives to, provide all cooperation reasonably requested by GNL in connection with the arrangement and obtaining of the RWI Policy, and GNL shall keep Advisor Parent reasonably informed of the status of its efforts to arrange and obtain the RWI Policy.
(b)   All of the fees, costs and expenses (including, without limitation, premiums, diligence fees, and broker fees, but expressly excluding the fees and expenses of counsel for GNL. RTL or Advisor Parent) required to be paid in connection with placing the RWI Policy shall be borne fifty percent (50%) by GNL and fifty percent (50%) by Advisor Parent.
(c)   If the RWI Policy is bound, then Advisor Parent’s obligations pursuant to Article 7 shall be modified as follows:
(i)   Other than with respect to Advisor Fundamental Representations and Excluded Matters, (1) Advisor Parent’s obligations pursuant to Section   7.1(a)   shall terminate, provided, however, that if GNL successfully makes a claim under the RWI Policy and collects proceeds under the RWI Policy, Advisor Parent shall promptly pay to GNL an amount equal to the retention under the RWI Policy and (2) for the avoidance of doubt, except with respect to the payment of the retention as contemplated by clause 1, GNL’s sole and exclusive remedy for a breach of any representation or warranty made by Advisor Parent or the Target LLCs contained in Article 3 of this Agreement (other than with respect to the Advisor Fundamental Representations and Excluded Matters) shall be recovery against the RWI Policy;
(ii)   With respect to Advisor Fundamental Representations, Advisor Parent’s obligations pursuant to Section 7.1(a) shall remain unchanged; provided, however, that (1) GNL shall be required to seek recovery under the RWI Policy prior to seeking recovery from Advisor Parent; (2) the Overall Cap shall be reduced by amounts actually recovered by GNL under the RWI Policy; and (3) for, the avoidance of doubt to the extent the RWI Policy limit has been exhausted, GNL shall only be able to recover Losses pursuant to Section 7.1(a) with respect to breaches of Advisor Fundamental Representations in an amount not to exceed the amount of the Overall Cap (as reduced by any other payment pursuant to this Article 7) less the amounts recovered by GNL under the RWI Policy; and
(iii)   With respect to Excluded Matters, Advisor Parent’s obligations pursuant to Section 7.1(a) shall remain unchanged and remain subject to the terms of this Article 7.
(d)   Nothing in this Section 7.11 shall affect Advisor Parent’s indemnification obligations pursuant to Section 7.1(b), (c) and (d).
(e)   The requirements set forth in Section 6.6 shall immediately terminate upon the date on which the RWI Policy is bound.
ARTICLE 8
CONDITIONS TO THE CLOSING
Section 8.1   Conditions to Obligations of Each Party.   The respective obligations of each Party hereto to effect the transactions contemplated hereunder shall be subject to the satisfaction or waiver (where permitted) at or prior to the Closing of each of the following conditions:
(a)   No Injunction.   No Governmental Entity of competent jurisdiction shall have issued any Order that is in effect, and no Law shall have been enacted or promulgated, that renders the transactions contemplated hereunder illegal, or prohibits, enjoins, restrains or otherwise prevents or delays the transactions contemplated hereunder.
(b)   Merger.   The REIT Merger shall have occurred substantially contemporaneous with (but immediately following) the Closing on the terms set forth in the REIT Merger Agreement.

(c)   Stockholder Approval.   The GNL Stockholder Approval shall have been obtained.
(d)   HSR Approval.   The filings required by any of the Parties pursuant to the HSR Act have been made and all waiting periods (and all extensions thereof) applicable to the Internalization Merger under the HSR Act and any agreement with any Governmental Entity not to consummate the transactions contemplated hereby shall have been terminated or shall have expired.
(e)   Governmental Approvals.   The Parties shall have obtained any necessary approvals or consents from any Governmental Authority.
(f)   NYSE Supplemental Listing.   GNL shall have obtained any necessary approvals to list the shares of GNL Shares issued pursuant to this Agreement.
Section 8.2   Conditions to Obligations of GNL and the Internalization Subs.
(a)   Representations and Warranties.   (i) The representations and warranties set forth in Article 3, other than the Advisor Fundamental Representations and the representation and warranty set forth in the first sentence of Section 3.7 (disregarding all qualifications set forth therein relating to “materiality”, “Material Adverse Effect” or other qualifications based on the word “material” or similar phrases) shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time, as though made as of the Effective Time, except representations and warranties that are made as of a specific date shall be true and correct only on and as of such date except, in each case, where the failure to be so true and correct would not have a Material Adverse Effect, (ii) each of the Advisor Fundamental Representations shall be true and correct in all respects (except for de minimus exceptions) as of the date of this Agreement and as of the Effective Time, as though made as of the Effective Time, except representations and warranties that are made as of a specific date shall be true and correct in all material respects only on and as of such date, and (iii) the representation and warranty set forth in the first sentence of Section 3.7 shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time, as though made as of the Effective Time.
(b)   Agreements and Covenants.   Advisor Parent and the Target LLCs shall have performed or complied in all material respects with its agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.
(c)   Officer’s Certificate.   Each of Advisor Parent and each of the Target LLCs shall have delivered to GNL and the Internalization Subs a certificate, dated the date of the Closing and signed by its chief executive officer or another senior officer on behalf of each of Advisor Parent and each of the Target LLCs, certifying to the effect that the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.
(d)   Closing Documentation.   Advisor Parent and the Target LLCs, as applicable, shall have delivered to GNL and the Internalization Subs the items to be delivered to GNL and the Internalization Subs set forth in Section 1.3(a).
(e)   Absence of Material Adverse Effect.   Since the date of this Agreement, there shall not have been any event, change, or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.
(f)   Key Employees.   (i) Each of the Key Employees and at least 60% of the Additional Key Employees (or, if any such Key Employee or Additional Key Employee is unable or unwilling to serve, such substitutes for any such employee described in this condition with comparable qualifications and industry expertise that has been identified by Advisor Parent to GNL in writing prior to the Closing; provided that a substitute shall only be permitted with respect to Edward M. Weil Jr. or James Nelson in the event such person is unable to serve due to death, disability or family illness) are employed by Advisor Parent or any of its Subsidiaries as of immediately prior to the Closing Date and shall have accepted the offers of employment by GNL or one of its Subsidiaries (either via delivery of an executed offer letter or employment agreement or, with respect to Edward M. Weil Jr.,, the Executive Employment Agreement is in full force and effect, and no notice to rescind any such agreement or resign has been received by such person), provided if GNL does not comply with its obligation with respect to such substituted employee as contemplated by Section 5.4(a), then solely for purposes of this Section 8.2(f), such individual shall be deemed to have accepted an offer of employment by GNL or one of its Subsidiaries.
Section 8.3   Conditions to Obligations of Advisor Parent and the Target LLCs.
(a)   Representations and Warranties.   (i) The representations and warranties set forth in Article 4 of this Agreement, other than the GNL Fundamental Representations (disregarding all qualifications set forth therein relating to “materiality” or other qualifications based on the word “material” or similar phrases) shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time, as though made as of the Effective Time, except representations and warranties that are made as of a specific date shall be true and correct only on and as of such date except, in each case, where the failure to be so true and correct would materially and adversely affect the ability of GNL, GNL OP, RTL, RTL OP and the Internalization Subs to consummate the transactions contemplated hereby, and (ii) each of the GNL Fundamental Representations shall be true and correct in all respects (except for de minimus exceptions) as of the date of this Agreement and as of the Effective Time, as though made as of the Effective Time, except representations and warranties that are made as of a specific date shall be true and correct in all material respects only on and as of such date.
(b)   Agreements and Covenants.   GNL and the Internalization Subs shall have performed or complied in all material respects with its agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.
(c)   Officer’s Certificate.   Each of GNL and the Internalization Subs shall have delivered to Advisor Parent and each of the Target LLCs a certificate, dated the date of the Closing and signed by its chief executive officer or another senior officer on behalf of each of GNL and the Internalization Subs, certifying to the effect that the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.
(d)   Closing Documentation.   Each Internalization Sub and GNL, as applicable, shall have delivered to Advisor Parent the items to be delivered to Advisor Parent set forth in Section 1.3(b).
ARTICLE 9
GENERAL
Section 9.1   Schedules; Exhibits; Integration.   Each schedule and exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement. This Agreement, together with such schedules and exhibits, constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the Parties in connection therewith.
Section 9.2   Interpretation.   For all purposes of the Transaction Documents, except as otherwise specifically stated therein:
(a)   the terms defined in Article 10 have the meanings assigned to them in Article 10 and include the plural as well as the singular;
(b)   all accounting terms not otherwise defined herein have the meanings assigned under GAAP;
(c)   pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;
(d)   the words “include” and “including” shall be without limitation and shall be construed to mean “include, but not be limited to” or “including, without limitation;”
(e)   except where the context requires otherwise, references to exhibits, schedules, Articles, Sections and paragraphs shall be references to the exhibits, schedules, Articles, Sections and paragraphs of this Agreement; and
(f)   except where the context requires otherwise, the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

Section 9.3   Submission to Jurisdiction; Governing Law.   The Parties, other than as may be required in accordance with Article XIV of GNL’s Bylaws, (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state and federal courts located in Wilmington, Delaware for the purpose of any Action arising out of or based upon any of the Transaction Documents (“Covered Matters”), (b) agree not to commence any Action arising out of, or based upon, any Covered Matters except in the state courts or federal courts located in Wilmington, Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper or that this Agreement or the subject matter of any Covered Matter may not be enforced in or by such court. All Covered Matters shall be governed by, interpreted and construed in accordance with the Laws of the State of Delaware without regard to conflict of law principles that would result in the application of any Law other than the Laws of the State of Delaware.
Section 9.4   Amendment.   Subject to compliance with applicable Law, the provisions of this Agreement may not be amended, modified or supplemented without the prior written consent of Advisor Parent and the Internalization Subs.
Section 9.5   Specific Performance.   The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in Wilmington, Delaware in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with such remedy are hereby waived.
Section 9.6   Assignment.   No Transaction Document or any rights or obligations under any of them are assignable without the prior written consent of all of the Parties.
Section 9.7   Headings.   The descriptive headings of the articles, sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.
Section 9.8   Parties in Interest.   This Agreement shall be binding upon, and inure to the benefit of, each Party, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except for (i) Section 6.6 shall be for the benefit of the Persons as set forth therein, (ii) Section 7.2 shall be for the benefit of the Persons as set forth therein and (iii) Section 7.9 shall be for the benefit of the Persons as set forth therein. Nothing in this Agreement is intended to relieve or discharge the obligation of any third Person to any Party to this Agreement.
Section 9.9   Notices.   All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted via e-mail to the e-mail address set out below (unless the sender receives a “bounceback” or other failure to deliver message notification), (c) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid. Notices, demands and other communications, in each case to the respective Parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing by such Party:
If to Advisor Parent, GNL Advisor, GNL Property Manager, RTL Advisor, RTL Property Manager, GNL SLP or RTL SLP, addressed to:
AR Global
650 5th Avenue, 30th Floor
New York, NY 10019
Attention: General Counsel

With a copy (which shall not constitute notice) to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention: Ross A. Fieldston, Jeffrey D. Marell, Megan Ward Spelman
Email: rfieldston@paulweiss.com, jmarell@paulweiss.com, mspelman@paulweiss.com
If to GNL, GNL OP or any Internalization Sub addressed to:
c/o Global Net Lease, Inc.
650 Fifth Avenue, 30th Floor
New York, NY 10019
Attention: P. Sue Perrotty, Non-Executive Chair of the Board of Directors
Email: sueperrotty@aol.com
If to RTL or RTL OP, addressed to:
c/o The Necessity Retail REIT, Inc.
650 Fifth Avenue, 30th Floor
New York, NY 10019
Attention: Lisa Kabnick, Lead Independent Director of the Board of Directors
Email: lisa.kabnick@troutman.com
With copies (which shall not constitute notice) to:
Shapiro Sher Guinot & Sandler
250 West Pratt Street
Baltimore, MD 21201
Attention: William Carlson, Esq.
Email: wec@shapirosher.com
Arnold & Porter Kaye Scholer LLP
601 Massachusetts Avenue, NW
Washington, DC 20001
Attention: Kevin Lavin, Esq., Marisa White, Esq.
Email: kevin.lavin@arnoldporter.com, marisa.white@arnoldporter.com or to such other address or to such other Person as each Party shall have last designated by such notice to the other Parties. Each such notice or other communication shall be effective (i) when delivered in Person, (ii) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this Section 9.9 and an appropriate confirmation is received, and (iii) if given by mail, three (3) Business Days after delivery or the first attempted delivery.
Section 9.10   Expenses.   Except as otherwise expressly set forth in this Agreement (including Section 5.7 and Section 10.3), Advisor Parent, GNL and the Internalization Subs shall pay their own expenses incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, including, but not limited to, the fees, expenses and disbursements of its accountants and counsel and of securing third party consents and approvals required to be obtained by it, without reimbursement from any other Party.
Section 9.11   Representation By Counsel; Interpretation.   Advisor Parent, GNL and the Internalization Subs each acknowledges that each Party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of GNL, the Internalization Subs and Advisor Parent.

Section 9.12   Severability.   If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement shall remain in full force and effect; provided, that the essential terms and conditions of this Agreement for all Parties remain valid, binding and enforceable. In the event of any such determination, the Parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof. To the extent permitted by Law, the Parties hereby to the same extent waive any provision of Law that renders any provision hereof prohibited or unenforceable in any respect.
Section 9.13   Counterparts.   This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed an original of this Agreement, and all of which, when taken together, shall be deemed to constitute one and the same Agreement.
ARTICLE 10
TERMINATION
Section 10.1   Termination.   This Agreement may be terminated at any time prior to the Closing only as follows:
(a)   by the mutual written consent of the Parties;
(b)   by any Party, by written notice to the other, if any Governmental Entity of competent jurisdiction shall have issued any Order permanently enjoining, restraining or prohibiting the transactions contemplated hereunder, and such Order shall have become final and non-appealable, if applicable; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any such Person if such Person is then in breach in any material respect of its obligations under this Agreement that has been the principal cause of, or principally resulted in, such Order, restraint or prohibition;
(c)   by any Party if the Effective Time shall not have occurred on or before June 1, 2024 (the “Outside Date”) provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(c) shall not be available to any party if the failure of such party to perform any of its obligations under this Agreement that has been a principal cause of, or resulted in, the failure of the Internalization Merger to be consummated on or before such date;
(d)   by any Party if the REIT Merger Agreement is terminated pursuant to the terms thereof;
(e)   by Advisor Parent if the exchange ratio set forth in the REIT Merger Agreement is amended or modified in a manner that would result in Advisor Parent receiving less than the ownership percentage set forth on Schedule 10.1(e) (the “Ownership Threshold”) of GNL after the Effective Time (not taking into account any issuances of GNL Shares after the date hereof other than as a result of the change in the exchange ratio); provided, that Advisor Parent shall not have the ability to terminate this Agreement in accordance with this Section 10.1(e) if GNL irrevocably commits to issue Advisor Parent additional GNL Shares in order to maintain the Ownership Threshold, and GNL shall issue such shares at the Closing; or
(f)   by Advisor Parent if any of the parties to the REIT Merger Agreement waive, amend or otherwise modify any of the conditions to closing set forth in any of the following Sections of the REIT Merger Agreement in effect as of the date hereof: Section 7.2(d) (Absence of Material Adverse Effect), Section 7.2(e) (Company REIT Opinion), Section 7.3(d) (Absence of Material Adverse Effect) or Section 7.2(e) (Parent REIT Opinion).
Section 10.2   Effect of Termination.   If this Agreement is validly terminated in accordance with Section 10.1, this Agreement shall become void and of no further force and effect with no liability to any Person on the part of any Party hereto (or any officer, agent, employee, direct or indirect holder of any equity interest or securities or Affiliates of any Party hereto); provided, however, that (i) no such termination shall relieve GNL or RTL, as applicable, of any liability or obligation to make the expense reimbursement in accordance with Section 10.3, (ii) this Section 10.2, Section 10.3 and ARTICLE 9 shall each survive the termination of this Agreement and (iii) nothing herein shall relieve any Party from any liability resulting from Fraud or a willful and material breach of this Agreement prior to its termination, in which case the non-breaching Party shall be entitled to all rights and remedies available at law or in equity.

Section 10.3   Expense Reimbursement.   If (a) this Agreement is validly terminated pursuant to Section 10.1(d) or pursuant to any other subsection of Section 10.1 at a time when this Agreement could also have been terminated pursuant to Section 10.1(d) and (b) a termination fee is paid pursuant to the REIT Merger Agreement, then, promptly but in any event within three (3) Business Days of the applicable Party receiving such termination fee, the applicable Party receiving such termination fee shall reimburse, or cause to be reimbursed, Advisor Parent or its designee for its out-of-pocket expenses incurred in connection with this Agreement, up to a maximum of $1,500,000, by wire transfer of immediately available funds to one or more accounts designated in writing by Advisor Parent.
ARTICLE 11
DEFINITIONS
For all purposes of the Transaction Documents, except as otherwise expressly provided or unless the context in which a term is used clearly requires otherwise:
“Accounting Expert” has the meaning set forth in Section 2.3(c).
“Action” means any action, complaint, petition, suit or other legal proceeding, whether civil or criminal, in law or in equity, or before any Governmental Entity.
“Additional Key Employees” mean those Persons listed on Schedule 11(a).
“Advisor Closing Amount” means the sum of (i) all amounts due to Employees who will be employed by GNL or one of its Subsidiaries as of the Closing with respect to periods ending at or prior to the Measurement Time, plus (ii) all amounts due under the Identified Contracts with respect to services provided under the Identified Contracts relating to the Business Assets for period ending at or prior to the Measurement Time (it being understood that to the extent payments are made with respect to a time period spanning the Measurement Time, such amount shall only include the pro rata portion of the amounts due for such period (e.g., payments are made under an Identified Contract on a monthly basis, the amount under such Contract shall be determined by multiplying the monthly rate for such Contract by a fraction the numerator of which is the number of days in the month through the Measurement Time and the denominator of which is the total number of days in that month)) minus (iii) any prepayments or credits under the Identified Contracts for periods after the Measurement time; provided, that, all year-end bonuses, under any bonus policy established by Advisor Parent, for the year ending December 31, 2023, shall not be included in the calculation of the Advisor Closing Amount.
“Advisor Closing Statement” has the meaning set forth in Section 2.3(a).
“Advisor Fundamental Representations” means the representations and warranties set forth in the first sentence of Section 3.1(a) (Organization and Good Standing), Section 3.4 (Power and Authority; Enforceability), clause (i) of Section 3.5 (No Conflicts; Required Consents), Section 3.6 (Capitalization), and Section 3.19 (Brokers).
“Advisor Parent” has the meaning as set forth in the introductory paragraph.
“Advisor Parent Indemnified Party” has the meaning as set forth in Section 7.2.
“Advisor Parties” means, collectively, Advisor Parent, GNL SLP, RTL SLP, and solely to the extent related to time periods ending prior to the Measurement Time, the Target Companies and any of their respective Affiliates or Subsidiaries that own or has a leasehold interest in any Business Assets as of the date of this Agreement.
“Advisor Transition Services Period” has the meaning set forth in Section 5.4(f).
“Advisory Agreements” means, collectively, the GNL Advisory Agreement and the RTL Advisory Agreement.
“Affiliate” means with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” (including, with its correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”) as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or equity interests, by Contract or otherwise.
“Aggregate Cash Consideration” means fifty million dollars ($50,000,000).
“Aggregate Share Consideration” means twenty-nine million, six hundred fourteen thousand, eight hundred twenty five (29,614,825) GNL Shares.
“Agreement” has the meaning as set forth in the introductory paragraph.
“Allocation Statement” has the meaning as set forth in Section 1.6(a).
“Alternative Arrangement Costs” has the meaning set forth in Section 6.3(b).
“Anti-Corruption Laws” means all applicable Laws, rules, or regulations related to the prevention of bribery, corruption (governmental or commercial), kickbacks, money laundering, or similar unlawful or unethical conduct, including the Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act of 2010, and all other national or international Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions, including local anti-corruption Laws in the countries in which the Target Companies conduct business.
“Assignment and Assumption Agreement” has the meaning as set forth in Section 5.8.
“Benefit Plans” has the meaning as set forth in Section 3.15(a).
“Beneficial Ownership” means ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee) and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Own”, and “Beneficially Owned” if used in this letter shall have the correlative meanings.
“Business Assets” means the Identified Contracts, Identified Assets, and Employees.
“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking and other deposit gathering institutions in the Borough of Manhattan, City and State of New York are authorized or required by applicable Law to be closed.
“Business Financial Statements” has the meaning set forth in Section 3.8(a).
“Cap” has the meaning as set forth in Section 7.5(a).
“Certification Period” has the meaning set forth in Section 6.7.
“Closing” has the meaning as set forth in Section 1.2.
“Closing Date” has the meaning as set forth in Section 1.2.
“Closing Statements” has the meaning set forth in Section 2.3(a).
“Code” means the Internal Revenue Code of 1986, as amended.
“Constructive Ownership” means ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee) and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Own,” “Constructively Owning” and “Constructively Owned” if used in this letter shall have the correlative meanings.
“Contract” means any binding agreement or contract, including any understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, lease, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or obligation of any kind or nature.

“Copyrights” means copyrights and published and unpublished works of authorship.
“Covered Matters” has the meaning as set forth in Section 9.3.
“COVID-19 Measures” means any action taken by Advisor Parent or the Target Companies pursuant to any Law, directive, or guideline promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, providing for quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar restrictions, in each case, in connection with or in response to any epidemic, pandemic (including COVID-19) or other disease outbreak.
“Deductible” has the meaning as set forth in Section 7.5(a).
“DLLC Act” means the Delaware Limited Liability Company Act.
“Domain Names” means websites or domain names.
“Effective Time” has the meaning as set forth in Section 1.4(a).
“Employee Transfer Legislation” means (a) in relation to any EU member states, the Acquired Rights Directive (2001/23/EC), together with any national legislation implementing the Acquired Rights Directive (2001/23/EC), (b) in relation to the UK, the Transfer of Undertakings (Protection of Employment) Regulations 2006 and (c) in relation to any non-EU member state, any national, provincial or local legislation that is broadly similar in effect to the provisions of the Acquired Rights Directive (2001/23/EC), in each case as amended from time to time.
“Employees” mean the Key Employees, the Additional Key Employees, and the Identified Employees.
“Employer” means Advisor Parent and any of its Affiliates that employs an Employee.
“Encumbrance” means any lien, encumbrance, security interest, charge, mortgage, deed of trust, deed to secure debt, option, pledge or restriction (whether on voting, sale, transfer, disposition or otherwise) on transfer of title.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations issued thereunder.
“ERISA Affiliate” means any corporation or other entity that is included in a controlled group of corporations at any relevant time within which Advisor Parent is also included, as provided in Section 414(b) of the Code; or which is a trade or business under common control with Advisor Parent, as provided in Section 414(c) of the Code; or which constitutes a member of an affiliated service group within which Advisor Parent is also included, as provided in Section 414(m) of the Code.
“Estimated Advisor Adjustment Payment” has the meaning set forth in Section 2.2(b).
“Estimated Advisor Closing Amount” has the meaning set forth in Section 2.2(a).
“Estimated GNL Adjustment Payment” has the meaning set forth in Section 2.2(b).
“Estimated GNL Closing Amount” has the meaning set forth in Section 2.2(a).
“Executive Employment Agreement” means the Employment Agreement between GNL and Edward M. Weil Jr. entered concurrently with the execution of this Agreement and effective as of the Closing Date.
“Excluded Matters” means any transaction specific exclusions (as such term is used in the representations and insurance policy market) included in the RWI Policy.
“Final Closing Statements” has the meaning set forth in Section 2.3(c).
“Final Settlement Date” has the meaning set forth in Section 2.3(b).
“Five-Day VWAP” means, as of any date of determination, the volume weighted average price of the GNL Shares for the five (5) trading days ending on the first trading day immediately preceding such date of determination.

“Foreign Transfer Employees” has the meaning as set forth in Section 5.4(e).
“Fraud” means, with respect to the making of any representation or warranty set forth in this Agreement or any other Transaction Document, or in any certificate delivered pursuant to this Agreement or any other Transaction Document, an act, committed by a party hereto, with intent to deceive another party hereto, or to induce that party to enter into this Agreement or the other Transaction Documents and requires (i) a false representation of material fact made in this Agreement, another Transaction Document, or such certificate, (ii) with knowledge that such representation is false, (iii) with an intention to induce the party to whom such representation is made to act or refrain from acting in reliance upon it, (iv) causing that party, in justifiable reliance upon such false representation and with ignorance to the falsity of such representation, to take or refrain from taking action, and (v) causing such party to suffer damage by reason of such reliance.
“Fundamental Representations” means the Advisor Fundamental Representations and the GNL Fundamental Representations.
“GAAP” means United States generally accepted accounting principles.
“GNL” has the meaning as set forth in the introductory paragraph.
“GNL 2021 Award” means that certain Advisor Multi-Year Outplacement Performance Award, effective as of June 3, 2021, by and among GNL, GNL OP and GNL Advisor, as amended, modified or supplemented from time to time.
“GNL 2021 Plan” means that certain 2021 Advisor Omnibus Incentive Compensation Plan of GNL, as amended, modified or supplemented from time to time.
“GNL Advisor” has the meaning as set forth in the introductory paragraph.
“GNL Advisor Cash Consideration” has the meaning as set forth in Section 2.1(a)(i).
“GNL Advisor Merger” has the meaning as set forth in the Recitals.
“GNL Advisor Merger Consideration” has the meaning as set forth in Section 2.1(a)(i).
“GNL Advisor Share Consideration” has the meaning as set forth in Section 2.1(a)(i).
“GNL Advisor Sub” has the meaning as set forth in the introductory paragraph.
“GNL Advisory Agreement” means that certain Fourth Amended and Restated Advisory Agreement, dated as of June 2, 2015, by and among GNL, GNL OP, and GNL Advisor, as amended from time to time.
“GNL Catch Up” has the meaning as set forth in Section 5.5(e).
“GNL Closing Amount” means all amounts due under the Advisory Agreements and the Property Management Agreements as of the Measurement Time.
“GNL Closing Statement” has the meaning set forth in Section 2.3(a).
“GNL Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization and Good Standing), Section 4.2 (Power and Authority; Enforceability), clause (i) of Section 4.3 (No Conflicts; Required Consents), Section 4.6 (Capitalization), and Section 4.8 (Brokers).
“GNL Indemnified Party” has the meaning as set forth in Section 7.1.
“GNL OP” has the meaning as set forth in the introductory paragraph.
“GNL LTIP Election” has the meaning set forth in Section 5.6(c).
“GNL LTIP Units” has the meaning as set forth in the recitals.
“GNL PM Cash Consideration” has the meaning as set forth in Section 2.1(a)(ii).
“GNL PM Merger” has the meaning as set forth in the Recitals.

“GNL PM Merger Consideration” has the meaning as set forth in Section 2.1(a)(ii).
“GNL PM Share Consideration” has the meaning as set forth in Section 2.1(a)(ii).
“GNL PM Sub” has the meaning as set forth in the introductory paragraph.
“GNL Property Manager” has the meaning as set forth in the introductory paragraph.
“GNL Returns” has the meaning as set forth in Section 6.1(b).
“GNL Share Issuance” has the meaning as set forth in the introductory paragraph.
“GNL Shares” means the Common Stock, par value $0.01 per share, of GNL, or any other equity security of GNL or its Affiliates issued in connection with the transactions contemplated by this Agreement.
“GNL SLP” has the meaning as set forth in the introductory paragraph.
“GNL Stockholder Approval” means such approval as may be required by the New York Stock Exchange rules and regulations.
“GNL Transition Services Period” has the meaning set forth in Section 5.4(g).
“Government Official” means (i) any officer, employee, or Person acting in an official capacity or performing public duties or functions on behalf of (a) any government, including all levels and subdivisions of government from national to local; (b) any department, committee, agency, or instrumentality of government; (c) any business or commercial entity owned, managed, or controlled by a government, such as a public university, public hospital, or state research institute; or (d) any political party or official thereof; (ii) any candidate for public office; (iii) any officer, employee, or agent of a public international organization, including for example the United Nations, the International Monetary Fund, or the World Bank; or (iv) any close relative of any Government Official.
“Governmental Entity” means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality in each case of any government, whether federal, state or local, domestic or foreign.
“Ground Lease Agreement” has the meaning set forth in Section 3.22(a).
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Identified Assets” mean those assets listed on Schedule 11(b).
“Identified Contracts” mean those assets listed on Schedule 11(c).
“Identified Employees” means the individuals listed on Schedule 11(d) and any additional individual hired by one of the Advisor Parties to replace any departing individual listed on Schedule 11(d).
“Indemnified Party” has the meaning as set forth in Section 7.3(a).
“Indemnifying Party” has the meaning as set forth in Section 7.3(a).
“Intellectual Property” means any rights in, including but not limited to the right to all past and future income, royalties, damages and payments due, licenses or Encumbrances of, equities in, and other claims that any Person may have to claim ownership, authorship or invention or the use of, or to object to, or prevent the modification of, or to withdraw from circulation, or control the publication or distribution, of any Marks, Patents, Copyrights, trade secrets, Software or Domain Names.
“Intended Tax Treatment” has the meaning as set forth in the Recitals.
“Interests” has the meaning set forth in Section 6.4(a).
“Internalization Merger” or “Internalization Mergers” has the meaning as set forth in the Recitals.
“Internalization Merger Articles of Merger” has the meaning as set forth in Section 1.4(a).

“Internalization Sub” or “Internalization Subs” has the meaning as set forth in the introductory paragraph.
“IRS” means the Internal Revenue Service or any successor entity.
“IT Systems” means all Software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology (IT) networks and systems (including telecommunications networks and systems for voice, data and video) owned, leased, licensed, or used (including through cloud-based or other third-party service providers) in the business of the Target Companies or in connection with the Business Assets.
“Key Employees” mean those Persons listed on Schedule 11(e).
“Knowledge” means (i) with respect to Advisor Parent, the actual knowledge of Michael Anderson and Joseph Marnikovic and the knowledge that such Person, without independent inquiry, would reasonably be expected to obtain in the course of diligently performing his or her duties; (ii) with respect to GNL, the actual knowledge of James Nelson and Christopher Masterson and the knowledge that such Person, without independent inquiry, would reasonably be expected to obtain in the course of diligently performing his or her duties; and (iii) with respect to any other Person, the actual knowledge of such Person and the knowledge that such Person, without independent inquiry, would reasonably be expected to obtain in the course of diligently performing his or her duties.
“Law” means any constitutional provision, statute or other law, rule, regulation, or interpretation of any Governmental Entity, and any Order.
“Leased Real Property” has the meaning set forth in Section 3.22(b).
“Liability” means all indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due), including those arising under any Law, Action, investigation, inquiry or Order and those arising under any Contract.
“Loss or “Losses” means any and all costs, expenses, direct losses or damages, fines, penalties or liabilities (including interest which may be imposed or incurred in connection therewith, court costs, litigation expenses, reasonable attorneys’ fees and costs); provided, however, that “Losses” shall not include any consequential, punitive, exemplary, indirect, incidental or other similar damages, including lost profits or Losses based upon a multiple of Losses.
“LTIP Units” has the meaning as set forth in the recitals.
“Mark” means any brand name, logos, service mark, trademark, trade name, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations or application for registration of, any of the foregoing.
“Material Adverse Effect” means an event, change, condition or occurrence that has or could reasonably be expected to have a material adverse impact or effect on (x) the Target Companies, the Business Assets, or the business, operations, financial condition, assets, liabilities or results of operations of the Target Companies, taken as a whole, or (y) the ability of the Advisor Parent, the Internalization Subs, GNL SLP, RTL SLP or the Target Companies to consummate the transactions contemplated hereby; provided, that “Material Adverse Effect” shall neither be deemed to include the impact or effect of, nor shall there be taken into account in determining whether there has been a “Material Adverse Effect”: (a) changes in Laws or interpretations thereof or binding directives of Governmental Entities, (b) the announcement of this Agreement and the transactions contemplated hereby or the taking of any action contemplated by the Transaction Documents, including any employee attrition and any impact on revenues or relationships with any Persons having business dealings with the Parties, (c) changes in GAAP or other accounting requirements or principles or the interpretations thereof, (d) compliance with, and performance of, this Agreement and the transactions contemplated by this Agreement, (e) changes affecting general economic conditions or the industry or geographies in which the Target Companies operate, (f) the failure of the Target Companies to meet projections of earnings, revenues or other financial measures (whether such projections were made by Advisor Parent or any independent Third Parties); provided, that the underlying cause of any such failure may be taken into consideration in making such determination, (g) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack within or upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (h) changes in financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (i) any act of God, including any earthquake, hurricane, tsunami, floor, or other natural disaster, epidemic or pandemic or any COVID-19 Measure taken after the date hereof in accordance with the terms of this Agreement or (j) any of the matters disclosed on the Schedules to this Agreement. Notwithstanding the foregoing, if any matter described in any of subclauses (a), (c), (e), (g), (h) or (i) of the preceding sentence has had a disproportionate effect on the business, financial condition or results of operations of the Target Companies or the Business Assets relative to other participants in the industry sector or sectors in which the Target Companies operate, then the impact of such event on the Target Companies or the Business Assets to the extent of such disproportionate effect shall be taken into account for purposes of determining whether a Material Adverse Effect has occurred or would be reasonably likely to occur.
“Material Employment Agreements” means (i) the Employment Agreement between AR Global Investments, LLC and Jason Slear, dated May 7, 2015, as amended in June 2016 and further amended in April, 2022 and (ii) the Employment Agreement between AR Global Investments, LLC and James Nelson, dated July 10, 2017 as amended on March 24, 2022.
“Measurement Time” means 11:59 PM, New York time, on the day immediately prior to the Closing Date.
“Merger Consideration” has the meaning as set forth in Section 2.1(a)(iv).
“Merger Sub” has the meaning as set forth in the recitals.
“Non-Competition Agreements” has the meaning set forth in Section 1.3(a).
“Non-Solicitation Covenants” shall mean, collectively, any non-solicitation, non-hire, or other similar restrictive covenant contained in any agreement by and between Advisor Parent or a Target Company and any of their respective employees.
“Notice of Disagreement” has the meaning set forth in Section 2.3(b).
“Notice Period” has the meaning as set forth in Section 7.3(a).
“OP Merger Sub” has the meaning as set forth in the recitals.
“Order” means any decree, injunction, judgment, order, ruling, assessment or writ of a Governmental Entity or arbitration award.
“Organizational Documents” means the articles of incorporation, certificate of incorporation, charter, bylaws, articles of formation or organization, certificate of formation or organization, regulations, operating agreement, limited liability company agreement, certificate of limited partnership, partnership agreement, and all other similar documents, instruments, or certificates executed, adopted, or filed in connection with the creation, formation, or organization of a Person, including any amendments thereto.
“Outside Date” has the meaning as set forth in Section 10.1(c).
“Ownership Threshold” has the meaning set forth in Section 10.1(e).
“Parties” has the meaning as set forth in the introductory paragraph.
“Party” has the meaning as set forth in the introductory paragraph.
“Patent” means patents and patent applications, including provisionals, continuations and continuations-in-part, divisionals, reissues, reexaminations, supplementary protection certificates, substitutions, renewals and extensions thereof.

“Permit” means any license, permit, franchise, certificate of authority, approval, registration, or authorization, or any waiver of the foregoing, required to be issued by any Governmental Entity.
“Person” means an association, a corporation, an individual, a limited liability company, a partnership (whether general or limited), a trust (whether inter vivos or testamentary) or any other entity or organization, whether organized for profit or not for profit, and including a Governmental Entity.
“Personal Property” means machinery, computer programs, computer Software, tools, motor vehicles, office equipment, inventories, supplies, plant, spare parts, and other tangible or intangible personal property, excluding, however, furniture, fixtures, and equipment, and Contracts, Permits, Marks, Patents, Copyrights, trade secrets, Domain Names and Intellectual Property.
“Pre-Closing Returns” has the meaning as set forth in Section 6.1(a).
“Pre-Closing Tax Period” means (a) any taxable period of any Target Company ending on or prior to the Closing Date and (b) the portion of any Straddle Period beginning on the first day of such Straddle Period and ending on the Closing Date.
“Property Management Agreements” means the amended and restated property management agreement, dated as of September 6, 2016, by and among RTL (f/k/a American Finance Trust, Inc.) and RTL Property Manager, as amended from time to time; the amended and restated leasing agreement, dated as of September 6, 2016, by and among RTL and the RTL Property Manager, as amended from time to time; the amended and restated property management and leasing agreement, dated as of September 6, 2016, by and among RTL, RTL OP, and RTL Property Manager, as amended from time to time; and the property management and leasing agreement, dated as of April 20, 2012, by and among GNL (f/k/a American Realty Capital Global Daily Net Asset Value Trust, Inc.), GNL OP (f/k/a American Realty Capital Global Operating Partnership, L.P., and GNL Property Manager (F/k/a American Realty Capital Global Properties, LLC), as amended from time to time.
“Pro Rata Bonus Payment” has the meaning set forth in Section 2.2(c).”Qualifying Termination” means a termination of employment by Advisor Parent or GNL or any of their Subsidiaries without cause (as defined if such employee’s employment agreement, if applicable); provided, that if an employee is offered employment by GNL or one of its Affiliates on the terms and conditions as set forth in this Agreement, then the termination of such employee’s employment with Advisor Parent or an Affiliate shall not be considered a Qualifying Termination.
“Real Property Lease Agreements” has the meaning set forth in Section 3.22(a).
“Registration Rights and Shareholders Agreement” has the meaning as set forth in Section 1.3(a).
“Regulation D” has the meaning set forth in Section 3.20(a).
“REIT” means a “real estate investment trust” within the meaning of Section 856 of the Code.
“REIT Merger” has the meaning as set forth in the Recitals.
“REIT Merger Agreement” has the meaning as set forth in the Recitals.
“Related Party Agreements” means, to the extent related to the business of the Target Companies or the Business Assets, all Contracts, including any guarantee obligations, between or among any Advisor Party, on the one hand, and any other Advisor Party, their respective Affiliates, or any employee, officer, manager, or director of any Advisor Party or their respective Affiliates, on the other hand.
“Released Parties” has the meaning as set forth in Section 6.7(a).
“Releasing Parties” has the meaning as set forth in Section 6.7(a).
“Restricted Person” means Advisor Parent and each of its Affiliates.
“Restricted Period” means the period commencing on the Closing Date and ending on the five (5) year anniversary thereof.

“Restricted Territory” means North America and Europe.
“Retained Businesses” has the meaning as set forth in Section 6.4(a).
“Retained Interest” has the meaning set forth in Section 6.4(a).
“Retention Cash Award” has the meaning set forth in Section 5.4(i).
“RTL” has the meaning as set forth in the introductory paragraph.
“RTL 2018 Plan” means that certain 2018 Advisor Omnibus Incentive Compensation Plan of RTL, as amended, modified or supplemented from time to time.
“RTL 2021 Award” means that certain Advisor Multi-Year Outplacement Performance Award, effective as of July 21, 2021 by and among RTL, RTL OP and RTL Advisor, as amended, modified or supplemented from time to time.
“RTL Advisor” has the meaning as set forth in the introductory paragraph.
“RTL Advisor Cash Consideration” has the meaning as set forth in Section 2.1(a)(iii).
“RTL Advisor Merger” has the meaning as set forth in the Recitals.
“RTL Advisor Merger Consideration” has the meaning as set forth in Section 2.1(a)(iii)
“RTL Advisor Share Consideration” has the meaning as set forth in Section 2.1(a)(iii)
“RTL Advisor Sub” has the meaning as set forth in the introductory paragraph.
“RTL Advisory Agreement” means that certain Third Amended and Restated Advisory Agreement, dated as of September 6, 2016, by and among RTL (f/k/a American Finance Trust, Inc.), RTL OP (f/k/a American Finance Operating Partnership, L.P.) and RTL Advisor (f/k/a American Finance Advisors, LLC), as amended from time to time.
“RTL Catch Up” has the meaning as set forth in Section 5.6(e).
“RTL LTIP Election” has the meaning set forth in Section 5.5(c).
“RTL LTIP Units” has the meaning as set forth in the recitals.
“RTL OP” has the meaning as set forth in the introductory paragraph.
“RTL PM Cash Consideration” has the meaning as set forth in Section 2.1(a)(iv).
“RTL PM Merger” has the meaning as set forth in the Recitals.
“RTL PM Merger Consideration” has the meaning as set forth in Section 2.1(a)(iv).
“RTL PM Share Consideration” has the meaning as set forth in Section 2.1(a)(iv).
“RTL PM Sub” has the meaning as set forth in the introductory paragraph.
“RTL Property Manager” has the meaning as set forth in the introductory paragraph.
“RTL SLP” has the meaning as set forth in the introductory paragraph.
“RWI Policy” has the meaning set forth in Section 7.11(a).
“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“Share Consideration” has the meaning as set forth in Section 2.1(a)(iv).
“Shared Contract” has the meaning set forth in Section 6.4(a).

“Software” means software, data and databases.
“Straddle Period” means any taxable period that includes, but does not end on, the Closing Date.
“Subsidiary” means, with respect to any Person (a) any corporation of which at least fifty percent (50%) of the outstanding voting securities is directly or indirectly owned (b) any partnership, limited liability company, joint venture or other entity of which at least fifty percent (50%) of the total equity interest is directly or indirectly owned by such Person or of which such Person or any of its Subsidiaries is a general partner, manager, managing member or the equivalent.
“Surviving Entity” or “Surviving Entities” has the meaning as set forth in Section 1.1(d).
“Surviving GNL Advisor Entity” has the meaning as set forth in Section 1.1(a).
“Surviving GNL PM Entity” has the meaning as set forth in Section 1.1(b).
“Surviving RTL Advisor Entity” has the meaning as set forth in Section 1.1(c).
“Surviving RTL PM Entity” has the meaning as set forth in Section 1.1(d).
“Target LLC” or “Target LLCs” has the meaning as set forth in the introductory paragraph.
“Target Companies” means the Target LLCs and each of their respective Subsidiaries.
“Tax” or “Taxes” means all federal, state, local and foreign taxes, including any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, assessable payment under Code Section 4980H, or other tax, charge, fee, levy, or assessment of a similar kind imposed or administered by a Taxing Authority, including any interest, fine, penalty, or addition thereto and any liability for any of the foregoing as a result of any Contract, transferee or successor liability, operation of Law, or under Treasury Regulations Section 1.1502-6 (or any similar provision of U.S. federal, state, or local, or non-U.S. Law).
“Tax Return” means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Taxing Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Law relating to any Tax, including any amendment thereof.
“Taxing Authority” means the IRS or any other Governmental Entity responsible for the administration, implementation, collection, or enforcement of any Tax.
“Third Party” means any Person other than any Party.
“Third Party Claim” has the meaning as set forth in Section 7.3(a).
“Transaction Documents” means this Agreement, the Registration Rights and Shareholders Agreement, the Assignment and Assumption Agreement, the Non-Competition Agreements, and any amendments to any of them.
“Transferred Employees” has the meaning as set forth in Section 5.4(a).
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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.
Advisor Parent:
AR Global Investments, LLC
a Delaware limited liability company
By:
/s/ Michael Anderson

Michael Anderson, Authorized Signatory
GNL SLP:
Global Net Lease Special Limited Partnership, LLC
a Delaware limited liability company
By:
/s/ Michael Anderson

Michael Anderson, Authorized Signatory
RTL SLP:
Necessity Retail Space Limited Partner, LLC
a Delaware limited liability company
By:
/s/ Michael Anderson

Michael Anderson, Authorized Signatory
GNL Advisor:
Global Net Lease Advisors, LLC
a Delaware limited liability company
By:
/s/ Michael Anderson

Michael Anderson, Authorized Signatory
GNL Property Manager:
Global Net Lease Properties, LLC
a Delaware limited liability company
By:
/s/ Michael Anderson

Michael Anderson, Authorized Signatory
RTL Advisor:
Necessity Retail Advisors, LLC
a Delaware limited liability company
By:
/s/ Michael Anderson

Michael Anderson, Authorized Signatory
[Signature Page to Agreement and Plan of Merger]

RTL Property Manager:
Necessity Retail Properties, LLC
a Delaware limited liability company
By:
/s/ Michael Anderson

Michael Anderson, Authorized Signatory
GNL Advisor Sub:
GNL Advisor Merger Sub LLC
a Delaware limited liability company
By:
/s/ Michael Anderson

Michael Anderson, Authorized Signatory
GNL PM Sub:
GNL PM Merger Sub LLC
a Delaware limited liability company
By:
/s/ Michael Anderson

Michael Anderson, Authorized Signatory
RTL Advisor Sub:
RTL Advisor Merger Sub LLC
a Delaware limited liability company
By:
/s/ Michael Anderson

Michael Anderson, Authorized Signatory
RTL PM Sub:
RTL PM Merger Sub LLC
a Delaware limited liability company
By:
/s/ Michael Anderson

Michael Anderson, Authorized Signatory
GNL:
Global Net Lease, Inc.
a Maryland corporation
By:
/s/ Michael Anderson

Michael Anderson, Authorized Signatory
[Signature Page to Agreement and Plan of Merger]

GNL OP:
Global Net Lease Operating Partnership, L.P.
a Delaware limited partnership
By:
Global Net Lease, Inc., its General Partner

By:
/s/ Michael Anderson

Michael Anderson, Authorized Signatory
RTL:
The Necessity Retail REIT, Inc.
a Maryland corporation
By:
/s/ Edward M. Weil, Jr.

Edward M. Weil, Jr., Chief Executive Officer and President
RTL OP:
The Necessity Retail REIT Operating Partnership, L.P.
a Delaware limited partnership
By:
The Necessity Retail REIT, Inc., its General Partner

By:
/s/ Edward M. Weil, Jr.

Edward M. Weil, Jr., Chief Executive Officer and President
[Signature Page to Agreement and Plan of Merger]

Annex C
May 23, 2023
The Necessity Retail REIT, Inc.
650 Fifth Avenue, 30th Floor
New York, New York 10019
Attention: Special Committee of the Board of Directors
Members of the Special Committee:
We understand that The Necessity Retail REIT, Inc. (the “Company”) intends to enter into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Global Net Lease, Inc. (“Parent”), Global Net Lease Operating Partnership, L.P. (“Parent Operating Partnership”), Osmosis Sub I, LLC, a wholly owned subsidiary of Parent (“REIT Merger Sub”), Osmosis Sub II, LLC, a wholly owned subsidiary of Parent Operating Partnership (“Partnership Merger Sub”), the Company and The Necessity Retail REIT Operating Partnership, L.P. (“Company Operating Partnership”), pursuant to which, among other things (i) REIT Merger Sub will merge (the “REIT Merger”) with and into the Company, with Merger Sub surviving the REIT Merger as a wholly owned subsidiary of Parent, (ii) each outstanding share of Class A Common Stock, par value $0.01 per share (“Company Common Stock”), of the Company will be converted into the right to receive 0.670 shares of Common Stock, par value $0.01 per share, of Parent (“Parent Common Shares”) (such right, the “REIT Common Merger Consideration”), (iii) each outstanding share of Series A Preferred Stock, par value $0.01 per share (“Company Series A Preferred Stock”), of the Company will be converted into the right to receive one share (the “REIT Series A Preferred Merger Consideration”) of a newly created series of preferred stock of Parent with substantially identical powers, preferences, privileges and rights as the Company Series A Preferred Stock (all interests of each such newly created series, collectively, the “New Parent Series D Preferred Stock”), (iv) each outstanding share of Series C Preferred Stock, par value $0.01 per share, of the Company (“Company Series C Preferred Stock” and, together with the Company Series A Preferred Stock, the “Company Preferred Stock”) will be converted into the right to receive one share of a newly created series of preferred stock of Parent with substantially identical powers, preferences, privileges and rights as the Company Series C Preferred Stock (the “REIT Series C Preferred Merger Consideration” and, together with the REIT Series A Preferred Merger Consideration, the “REIT Preferred Merger Consideration”) (all interests of each such newly created series, collectively, the “New Parent Series E Preferred Stock” and, together with the New Parent Series D Preferred Stock, the “New Parent Preferred Shares”), and (v) immediately after the REIT Merger, the Partnership Merger Sub will merge with and into Company Operating Partnership, with Company Operating Partnership surviving the Partnership Merger as a wholly owned subsidiary of Parent Operating Partnership (the “Partnership Merger” and, together with the REIT Merger, the “Mergers”).
We in addition understand that the Company intends to enter into an Agreement and Plan of Merger (the “Internalization Merger Agreement” and, together with the Merger Agreement, the “Agreements”) by and among GNL Advisor Merger Sub LLC, a wholly owned subsidiary of Parent Operating Partnership (the “GNL Advisor Sub”), GNL PM Merger Sub LLC, a wholly owned subsidiary of Parent Operating Partnership (the “GNL PM Sub”), RTL Advisor Merger Sub LLC, a wholly-owned Subsidiary of Parent Operating Partnership (the “RTL Advisor Sub”), RTL PM Merger Sub LLC, a wholly-owned Subsidiary of Parent Operating Partnership (the “RTL PM Sub”), Parent, Parent Operating Partnership, the Company and Company Operating Partnership, on the one hand, and AR Global Investments, LLC (“Advisor Parent”), Global Net Lease Advisors, LLC (“Parent Advisor”), Global Net Lease Special Limited Partnership, LLC, Necessity Retail Space Limited Partner, LLC, Global Net Lease Properties, LLC (“Parent Property Manager”), Necessity Retail Advisors, LLC (“Company Advisor”) and Necessity Retail Properties, LLC (“Company Property Manager”), on the other hand, pursuant to which, among other things, the GNL Advisor Sub, the GNL PM Sub, the RTL Advisor Sub and the RTL PM Sub will, in a series of mergers (collectively, the “Internalization Merger”) merge with an into Parent Advisor, Parent Property Manager, Company Advisor and Company Property Manager, respectively, and as a result thereof (i) each of Parent

Advisor, Parent Property Manager, Company Advisor and Company Property Manager will become a wholly owned subsidiary of Parent Operating Partnership and (ii) all of the outstanding interests in Parent Advisor, Parent Property Manager, Company Advisor and Company Property Manager will be converted into the right to receive, in the aggregate $50,000,000 in cash and 29,614,825 Parent Common Shares (together, the “Internalization Merger Consideration”). We also understand that, in connection with the Internalization Merger, Advisor Parent will transfer, or cause certain of its affiliates to transfer (the “Transfer” and, together with the Internalization Merger, the “Internalization” and the Internalization, together with the Mergers, the “Transaction”), to Parent Advisor, Parent Property Manager, Company Advisor and Company Property Manager certain assets and agreements (the “Transferred Assets”) pursuant to an Assignment and Assumption Agreement to be entered into immediately prior to the consummation of the Internalization Merger.
You have requested that Truist Securities, Inc. render its opinion (this “Opinion”) to the Special Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company with respect to the fairness, from a financial point of view, to the holders of the Company Common Stock, other than any Company subsidiary, Parent, any Parent subsidiary, Advisor Parent or any Advisor Parent subsidiary (collectively, the “Excluded Holders”) of the REIT Common Merger Consideration to be received by such holders (other than the Excluded Holders) in the REIT Merger pursuant to the Merger Agreement, after giving effect to the Internalization. For purposes of our analyses and this Opinion, we have at your direction assumed that (i) the Internalization will be consummated contemporaneously with, but following, the REIT Merger and have therefore evaluated the REIT Merger and the Internalization as a single, unitary transaction, (ii) after giving effect to the Transfer, Parent Advisor, Parent Property Manager, Company Advisor and Company Property Manager will own all of the assets, rights and properties necessary and sufficient to operate the business of Advisor Parent with respect to the Company and Parent as contemplated by the Pro Forma Parent Projections (as defined below), and (iii) none of Parent Advisor, Parent Property Manager, Company Advisor or Company Property Manager has, will assume in the Transfer or otherwise be responsible for any liabilities unrelated to the business of Advisor Parent with respect to the Company and Parent as contemplated by the Pro Forma Parent Projections.
In connection with this Opinion, we have conducted such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have reviewed a draft, dated May 21, 2023, of the Merger Agreement; a draft, dated May 19, 2023, of the Internalization merger Agreement; certain publicly available business and financial information relating to the Company, Parent and Advisor Parent; certain other information relating to the historical, current and future business, financial condition, results of operations and prospects of the Company, Parent and Advisor Parent made available to us by the management of the Company, including financial projections prepared by the management of the Company relating to the Company (the “Company Projections”), and financial projections (the “Pro Forma Parent Projections”) prepared by the management of Parent relating to Parent after giving effect to the Transaction; and the financial and operating performance of the Company on a standalone basis and Parent after giving effect to the Transaction, as compared to that of companies with publicly traded equity securities that we deemed relevant. We also have had discussions with certain members of the management of Advisor Parent regarding the business, financial condition, results of operations and prospects of the Company, Parent, Advisor Parent and the Transaction and have undertaken such other studies, analyses and investigations as we deemed appropriate.
We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. Our role in reviewing such data, material and other information was limited solely to performing such review as we deemed necessary and appropriate to support this Opinion and such review was not conducted on behalf of the Committee, the Board, the Company or any other person. In addition, management of the Company has advised us, and we have assumed, that the Company Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial results and condition of the Company and that the Pro Forma Parent Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of Parent as to the future financial results and condition of Parent after giving effect to the Transaction. At your direction we have used and relied upon the Company Projections and the Pro Forma Parent Projections for purposes of our analyses and this Opinion, and we have assumed that the Company Projections and the Pro Forma Parent Projections provide a reasonable basis on which to evaluate the Company, Parent, Advisor Parent and the Transaction. We express no view or opinion with respect to the Company Projections, the Pro Forma Parent Projections or the respective assumptions on which they are based. We have further relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company, Parent or Advisor Parent since the dates of the information, financial or otherwise, provided to us and that there is no information or any facts that would make any of the information discussed with or reviewed by us incomplete or misleading.
We have also relied upon and assumed without independent verification that (a) the representations and warranties of all parties to the Agreements are true and correct; (b) each party to the Agreements will fully and timely perform all of the covenants and agreements required to be performed by such party under such agreements; (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof; (d) the Transaction will be consummated in accordance with the terms of the Agreements without waiver, modification or amendment of any term, condition or agreement therein; and (e) in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, Parent, Advisor Parent or the expected benefits of the Transaction. We have also assumed, with your agreement, that for U.S. federal income tax purposes, the REIT Merger will qualify as a “reorganization” within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended. We have also assumed that each of the Agreements, when executed by the parties thereto, will conform to the respective draft thereof reviewed by us in all respects material to our analyses and this Opinion.
Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of or relating to the Company, Parent, Advisor Parent or any other party. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities relating to the Company, Parent, Advisor Parent or any other party, or of any governmental investigation of any possible unasserted claims or other contingent liabilities relating to the Company, Parent, Advisor Parent or any other party. We are not expressing any opinion as to what the value of the Parent Common Shares or New Parent Preferred Shares actually will be when issued in the Transaction, or the price or range of prices at which the Company Common Stock, Company Preferred Stock, Parent Common Shares or New Parent Preferred Shares may be purchased or sold at any time. We have assumed that the Parent Common Shares to be issued in the REIT Merger will be approved for listing on the New York Stock Exchange prior to the consummation of the REIT Merger.
We have not been requested to, and did not solicit any indications of interest from third parties with respect to the Company, the Transaction or any alternatives to the Transaction. We expect to be authorized in accordance with the Merger Agreement to solicit third party indications of interest in acquiring the Company for a prescribed period following the execution of the Merger Agreement, subject to the terms, conditions and procedures set forth therein. This Opinion is necessarily based on financial, economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have no obligation to update, revise, reaffirm or withdraw this Opinion or otherwise comment upon events occurring or information that otherwise comes to our attention after the date hereof.
This Opinion only addresses the fairness, from a financial point of view, to the holders of the Company Common Stock, other than the Excluded Holders, of the REIT Common Merger Consideration to be received by such holders (other than the Excluded Holders) in the REIT Merger pursuant to the Merger Agreement, after giving effect to the Internalization, and does not address any other aspect or implication of the Transaction or any agreement, arrangement or understanding entered into in connection therewith or otherwise. We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Committee, the Board, the Company or any other party to proceed with or effect the Transaction; (ii) the form, structure or any other portion or aspect of the Transaction; (iii) the fairness of the REIT Common Merger Consideration to be received in the REIT Merger without giving effect to the Internalization; (iv) the fairness of the Internalization

Merger Consideration or the REIT Preferred Merger Consideration, whether relative to the REIT Common Merger Consideration or otherwise; (v) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of any party (other than the holders of the Company Common Stock in the manner set forth herein); (vi) the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or any other party or the effect of any other transaction in which the Company or any other party might engage; (vii) whether or not the Company, Parent, Advisor Parent or any other party is receiving or paying reasonably equivalent value in the Transaction; (viii) the solvency, creditworthiness or fair value of the Company, Parent, Advisor Parent or any of their respective assets under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters; or (ix) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the REIT Common Merger Consideration or otherwise. Furthermore, we are not providing any opinion, counsel or interpretation in matters that require legal, regulatory, accounting, insurance, tax, environmental or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from appropriate professional sources. Furthermore, we have relied, with your consent, on the assessments by the Committee, the Board, the Company and their respective advisors as to all legal, regulatory, accounting, insurance, tax and environmental matters with respect to the Transaction.
We will receive a fee for our services to the Committee, a portion of which became payable upon the delivery of this Opinion and a substantial portion of which is contingent upon the consummation of the REIT Merger. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain liabilities arising out of our engagement. We and our affiliates have in the past provided, and are currently providing, investment banking and other financial services to the Company and/or certain of its affiliates for which we have received, or would expect to receive, compensation, including, during the past two years, serving as a Joint Lead Arranger on the Company’s revolving loan credit facility, serving as a selling agent on the Company’s at-the-market offering program, having served as an Active Bookrunner on the Company Series C Preferred Stock offering in January 2021, and having served as Joint Bookrunner on the Company’s $500 .0 million senior debt offering in September 2021. We and our affiliates may in the future provide investment banking and other financial services to the Company, Parent, Advisor Parent and/or certain of their respective affiliates for which we and our affiliates would expect to receive compensation. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, Parent, Advisor Parent and/or certain of their respective affiliates and any other company that may be involved in the Transaction, as well as provide investment banking and other financial services to such companies. In addition, we and our affiliates (including Truist Bank and Truist Financial Corporation) may have other financing and business relationships with the Company, Parent, Advisor Parent and their respective affiliates.
This Opinion is furnished for the use of the Committee (in its capacity as such) and, as requested by the Committee, the Board (in its capacity as such) in connection with their evaluation of the REIT Merger after giving effect to the Internalization and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Committee, the Board, the Company or any other party as to how to act or vote with respect to any matter relating to the Transaction or otherwise. The issuance of this Opinion has been approved by an internal committee of Truist Securities, Inc. authorized to approve opinions of this nature.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the REIT Common Merger Consideration to be received by the holders of the Company Common Stock other than the Excluded Holders in the REIT Merger pursuant to the Merger Agreement after giving effect to the Internalization is fair, from a financial point of view, to such holders (other than the Excluded Holders).
TRUIST SECURITIES, INC.

Annex D
BMO Capital Markets 115 South LaSaile Street Chicago, IL 60603 www.bmocm.com
May 23, 2023
Global Net Lease, Inc.
650 Fifth Ave., 30th Floor
New York, New York 10019
Attn.: The Special Committee of the Board of Directors
Dear Members of the Special Committee of the Board of Directors:
We understand that Global Net Lease, Inc. (the “Company”), Global Net Lease Operating Partnership, L.P. (the “Company Operating Partnership”), Osmosis Sub I, LLC, a wholly owned subsidiary of the Company (“REIT Merger Sub”), Osmosis Sub II, LLC, a wholly owned subsidiary of the Company (“Partnership Merger Sub”), The Necessity Retail REIT, Inc. (f/k/a American Finance Trust, Inc.) (“RTL”) and The Necessity Retail REIT Operating Partnership, L.P. (the “RTL Operating Partnership”) propose to enter into the Agreement (defined below) pursuant to which, among other things, (i) RTL will merge with and into REIT Merger Sub (the “REIT Merger”), with REIT Merger Sub continuing as the surviving company, and each issued and outstanding share of Class A Common Stock, $0.01 par value per share (“RTL Common Stock”), of RTL, other than any shares held by any wholly owned subsidiary of RTL, by the Company or by any Subsidiary (as defined in the Agreement) of the Company (collectively, “Cancelled Shares”), will be converted into the right to receive 0.670 of a share of Common Stock, $0.01 par value per share (the “Company Common Stock”), of the Company (the “Exchange Ratio”), and (ii) immediately following the REIT Merger, Partnership Merger Sub will merge with and into the RTL Operating Partnership (the “Partnership Merger” and, together with the REIT Merger, the “Transaction”), with RTL Operating Partnership continuing as the surviving entity, and each issued and outstanding unit of limited partnership interest in the RTL Operating Partnership, other than any units held by RTL or any other Subsidiary of RTL (collectively, “Cancelled Units”), will be converted into the right to receive certain limited partnership interests of the Company Operating Partnership, in each case, on the terms, and subject to the conditions, set forth in the Agreement.
The Special Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company has requested that BMO Capital Markets Corp. (“we” or “BMOCM”) render an opinion, as investment bankers, to the Committee as to the fairness, from a financial point of view, to the Company as of the date hereof, of the Exchange Ratio provided for in the Transaction pursuant to the Agreement (this “Opinion”).
In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:
1)
reviewed the draft, dated May 22, 2023, of the agreement and plan of merger to be entered into by and among the Company, the Company Operating Partnership, REIT Merger Sub, Partnership Merger Sub, RTL and the RTL Operating Partnership (the “Agreement”);

2)
reviewed certain publicly available business and financial information relating to each of the Company and RTL that we deemed to be relevant, including the Company’s and RTL’s respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2022;

3)
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of each of the Company and RTL made available to us by the Company and RTL, respectively, including (i) financial projections prepared by the management of RTL relating to RTL for the fiscal years ending 2023 through 2028 which Company management has directed us to use for purposes of our analysis and this Opinion (the “RTL Projections”), and (ii) financial projections prepared by the management of the Company relating to the Company for the fiscal years ending 2023 through 2028 which Company management has directed us to use for purposes of our analysis and this Opinion (the “Company Projections”, and together with the RTL Projections, the “Projections”);
4)
reviewed the strategic rationale for, and the potential cost savings and operating synergies anticipated by the management of the Company to result from, the Transaction (collectively, the “Expected Synergies”);

5)
conducted discussions with members of senior management of each of the Company and RTL and certain of their respective representatives and advisors concerning their views of the Company’s and RTL’s businesses, operations, financial condition and prospects, the Transaction and related matters;

6)
reviewed certain financial and stock market information for each of the Company and RTL and selected publicly traded companies that we deemed to be relevant;

7)
reviewed the financial terms, to the extent publicly available, of selected acquisitions which we deemed to be relevant;

8)
performed a discounted cash flow analysis for each of the Company and RTL based on the Company Projections and the RTL Projections, respectively;

9)
reviewed the current and historical stated NAVs for each of the Company and RTL;

10)
reviewed certain potential pro forma financial effects of the Transaction on earnings per share, cash flow, capitalization and financial ratios of the Company;

11)
reviewed an email addressed to us from senior management of the Company which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) with respect to each of the Company and RTL provided to, or discussed with, us by or on behalf of the Company; and

12)
performed such other studies and analyses, and conducted such discussions as we deemed appropriate.

We have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us by the Company, RTL, or their respective representatives or advisors, or obtained by us from other sources. We have not independently verified (nor assumed any obligation to verify) any such information, undertaken an independent valuation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of the Company or RTL, nor have we been furnished with any such valuation or appraisal. We have not evaluated the solvency or fair value of the Company, the Company Operating Partnership, REIT Merger Sub, Partnership Merger Sub, RTL or the RTL Operating Partnership under any state or federal laws relating to bankruptcy, insolvency or similar matters. We also have assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no restrictions, terms, or conditions will be imposed that would be material to our analysis. We have assumed that the final Agreement will not differ in any material respect from the draft of the Agreement we reviewed. We have also assumed that the Transaction will be consummated in accordance with the terms of the Agreement, without any waiver, modification or amendment of any terms, condition or agreement that would be material to our analysis, that the representations and warranties of each party contained in the Agreement will be true and correct in all material respects, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Transaction will be satisfied without waiver or modification. With respect to the Company Projections, we have been advised by the Company, and we have assumed, without independent investigation, that they have been reasonably prepared and reflect the best currently available estimates and good faith judgment of Company management of the expected future competitive, operating and regulatory environments and related financial performance of the Company. With respect to RTL Projections, at the direction of the Company management we have assumed, without independent investigation, that they have been reasonably prepared and reflect the best currently available estimates and good faith judgment of RTL management of the expected future competitive, operating and regulatory environments and related financial performance of RTL. With respect to the Expected Synergies, we have been advised by the Company, and we have assumed, without independent investigation, that they have been reasonably prepared and reflect the best currently available estimates and good faith judgment of Company management as to the potential cost savings and operating synergies anticipated by the management of the Company to result from the Transaction. We express no opinion with respect to the Projections, the Expected Synergies or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of either the Company or RTL since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. Furthermore, we have not assumed any obligation to conduct, and have not conducted, any physical inspection of the properties or facilities of the Company, the Company Operating Partnership, REIT Merger Sub, Partnership Merger Sub, RTL or the RTL Operating Partnership. Concurrently with entering into the Agreement, the Company, the Company Operating Partnership, GNL Advisor Merger Sub LLC, GNL PM Merger Sub LLC, RTL Advisor Merger Sub LLC, RTL PM Merger Sub LLC, RTL and the RTL Operating Partnership, on the one hand, and AR Global Investments, LLC, Global Net Lease Special Limited Partnership, LLC, Necessity Retail Space Limited Partner, LLC, Global Net Lease Advisors, LLC, Global Net Lease Properties, LLC, Necessity Retail Advisors, LLC and Necessity Retail Properties, LLC, on the other hand, are entering into an agreement and plan of merger (the “Internalization Agreement”), which provides for the internalization of the management of each of the Company (the “Company Internalization”) and RTL (the “RTL Internalization”, and together with the Company Internalization, the “Internalization”). The Internalization is contingent upon the consummation of the Transaction and the other transactions contemplated by the Agreement, and the Transaction is contingent upon the consummation of the Internalization and the other transactions contemplated by the Internalization Agreement. This Opinion does not address the fairness to the Company of the Company Internalization, the RTL Internalization or the decision by the Committee or the Board to enter into the Internalization Agreement.
We have been advised by the management of the Company and RTL that the Company and RTL have each operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes for all taxable years commencing with its taxable year ended December 31 , 2012 and December 31, 2013, respectively, through December 31, 2022, and we have assumed, at the direction of the Company, that the Transaction will not adversely affect the status or operations of the Company or RTL. We have also assumed, at the direction of the Company, that the Transaction will qualify as a tax-free reorganization transaction.
This Opinion is necessarily based upon financial, economic, market and other conditions and circumstances as they exist and can be evaluated, and the information made available to us, as of the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof, including potential changes in U.S. trade, tax or other laws, regulations and government policies and the enforcement thereof as have been or may be proposed or effected, and the potential effects such changes may have on the Transaction or the participants in the Transaction or their respective businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects.
This Opinion does not constitute a recommendation as to any action the Committee, the Board or any other party should take in connection with the Transaction or the other transactions contemplated by the Agreement or any aspect thereof and is not a recommendation to any director of the Company, any security holder or any other party on how to act or vote with respect to the Transaction or related transactions and proposals or any other matter. This Opinion relates solely to the fairness of the Exchange Ratio, from a financial point of view, to the Company as of the date hereof. We express no opinion herein as to the relative merits of the Transaction and any other transactions or business strategies discussed by the Committee as alternatives to the Transaction or the decision of the Committee to proceed with the Transaction, nor do we express any opinion on the structure, terms or effect of any other aspect of the Transaction or the other transactions contemplated by the Agreement. In addition, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the Company’s officers, directors, or employees, advisors, or any class of such persons, or any consideration payable to or to be received by any holder of any other securities of any party, or any class of such persons, in each case, in connection with the Transaction. We are not experts in, and this Opinion does not address, any of the legal, tax or accounting aspects of any portion or aspect of the Transaction. With the Committee’s consent, we have relied upon the fact that the Company has received legal, tax, and accounting advice and we have relied upon and assumed that all such advice was correct. This letter does not express any opinion as to the likely value or trading range of the Company Common Stock following announcement of the Transaction, or the Company Common Stock issued pursuant to the consummation of the Transaction, which may vary depending on numerous factors that generally impact the price of securities or on the financial condition of the Company at that time.
BMOCM has acted as financial advisor to the Committee with respect to the Transaction and will receive a fee for our services, the principal portion of which is contingent upon consummation of the Transaction. In addition, we will receive a fee upon delivery of this opinion, which is not contingent upon consummation of the Transaction. BMOCM is also acting as financial advisor to the Committee with respect to the Company Internalization and will receive a fee upon delivery of an opinion with respect to the consideration payable by the Company in the Company Internalization, which is not contingent upon consummation of the Internalization. The Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties against certain potential liabilities arising out of our engagement. BMOCM, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, RTL, or any other party that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction. BMOCM provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including, without limitation, derivative securities, of the Company or RTL for its own account and for the accounts of customers.
As the Committee also is aware, in the two years prior to the date of this opinion, BMOCM and/or certain of its affiliates have provided, currently are providing and in the future may provide certain investment banking, corporate banking, global markets trading and other services unrelated to the Transaction to the Company, RTL and/or certain of their respective affiliates for which we and such affiliates have received and may receive compensation.
Specifically, from January 1, 2021 to the date hereof, we and certain of our affiliates have provided investment banking, corporate banking and global markets trading services to the Company and certain of its affiliates unrelated to the Transaction, for which services we have received and/or expect to receive compensation, including having acted as a lending participant in the Company’s $1.45 billion senior unsecured credit facility, for which facility the credit agreement was most recently amended and restated in April 2022 and which, following such amendment and restatement, consists solely of a senior unsecured revolving credit facility.
Further, from January 1, 2021 to the date hereof, we and certain of our affiliates have provided investment and corporate banking services to RTL and certain of its affiliates unrelated to the Transaction, for which services we have received and/or expect to receive compensation, including having acted as a joint lead arranger and joint bookrunner and as administrative agent for the Company’s $600 million revolving unsecured corporate credit facility.
This Opinion has been approved by a fairness opinion committee of BMOCM. This Opinion has been prepared at the request and for the benefit and use of the Committee (solely in its capacity as such) in evaluating the fairness of the Exchange Ratio, from a financial point of view, to the Company as of the date hereof and may not be used for any other purpose without our prior written consent. This Opinion should not be construed as creating any fiduciary duty on BMOCM’s part to any party.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion, as investment bankers, that as of the date hereof, the Exchange Ratio provided for in the Transaction pursuant to the Agreement is fair, from a financial point of view, to the Company.
Very truly yours,
BMO Capital Markets Corp.

Annex E
BMO Capital Markets 115 South LaSaile Street Chicago, IL 60603 www.bmocm.com
May 23, 2023
Global Net Lease, Inc.
650 Fifth Ave., 30th Floor
New York, New York 10019
Attn.: The Special Committee of the Board of Directors
Dear Members of the Special Committee of the Board of Directors:
We understand that Global Net Lease, Inc. (the “Company”), GNL Advisor Merger Sub LLC (“Company Advisor Merger Sub”), GNL PM Merger Sub LLC (“Company PM Merger Sub”), RTL Advisor Merger Sub LLC (“RTL Advisor Merger Sub”), RTL PM Merger Sub LLC (“RTL PM Merger Sub”, and collectively with Company Advisor Merger Sub, Company PM Merger Sub and RTL Advisor Merger Sub, the “Internalization Merger Subs”). Global Net Lease Operating Partnership, L.P. (the “Company Operating Partnership”), The Necessity Retail REIT, Inc. (f/k/a American Finance Trust, Inc.) (“RTL”), and The Necessity Retail REIT Operating Partnership, L.P. (the “RTL Operating Partnership”) on the one hand, and AR Global Investments, LLC (the “Advisor”). Global Net Lease Special Limited Partnership, LLC (the “Company Advisor SLP”), Necessity Retail Space Limited Partner, LLC (the “RTL Advisor SLP”), Global Net Lease Advisors, LLC (the “Company Advisor”), Global Net Lease Properties, LLC (the “Company Property Manager”), Necessity Retail Advisors, LLC (the “RTL Advisor”) and Necessity Retail Properties, LLC (the “RTL Property Manager”) (the Company Advisor, the Company Property Manager, the RTL Advisor and the RTL Property Manager, each, an “Advisor LLC”, and collectively, the Advisor, the Company Advisor SLP, the RTL Advisor SLP and the Advisor LLCs, the “Advisor Entities”), on the other hand, propose to enter into the Internalization Agreement (defined below) pursuant to which, among other things, (a) Company Advisor Merger Sub will merge with and into Company Advisor, and Company PM Merger Sub will merge with and into Company Property Manager (collectively, the “Company Internalization”), and (b) RTL Advisor Merger Sub will merge with and into RTL Advisor, and RTL PM Merger Sub will merge with and into RTL Property Manager (collectively, the “RTL Internalization”, and together with the Company Internalization, the “Internalization”), in each case, with the applicable Advisor LLC continuing as the surviving company and on the terms, and subject to the conditions, set forth in the Internalization Agreement. In connection with the Internalization, the issued and outstanding membership interests of each Advisor LLC will be converted into the right to receive such Advisor LLC’s allocable portion of (i) $50,000,000 in cash, without interest (the “Aggregate Cash Consideration”), and (ii) 29,614,825 shares of Common Stock, $0.01 par value per share (the “Company Common Stock”), of the Company (the “Aggregate Share Consideration”, and together with the Aggregate Cash Consideration, the “Aggregate Internalization Consideration”), in each case, on the terms, and subject to the conditions, set forth in the Internalization Agreement. We have been directed by the management of the Company to assume for purposes of our opinion that (i) $26,500,000 in cash and 15,695,857 shares of Company Common Stock (the “Company Internalization Consideration”) of the Aggregate Internalization Consideration, representing approximately fifty three percent (53%) of the Aggregate Internalization Consideration, is allocable to the Company Internalization and (ii) $23,500,000 in cash and 13,918,968 shares of Company Common Stock (the “RTL Internalization Consideration”) of the Aggregate Internalization Consideration, representing approximately forty seven percent (47%) of the Aggregate Internalization Consideration, is allocable to the RTL Internalization.
The Special Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company has requested that BMO Capital Markets Corp. (“we” or “BMOCM”) render an opinion, as investment bankers, to the Committee as to the fairness, from a financial point of view, to the Company as of the date hereof, of the Company Internalization Consideration to be paid in the Company Internalization pursuant to the Internalization Agreement (this “Opinion”).

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:
1)
reviewed the draft, dated May 22, 2023, of the Agreement and Plan of Merger to be entered into by and among the Company, the Internalization Merger Subs, the Company Operating Partnership, RTL, the RTL Operating Partnership and the Advisor Entities (the “Internalization Agreement”);

2)
reviewed certain publicly available business and financial information relating to each of the Company and RTL that we deemed to be relevant, including the Company’s and RTL’s respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2022;

3)
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of each of the Company, RTL and the Advisor made available to us by the Company, RTL and the Advisor, respectively, including (i) financial projections prepared by the management of RTL relating to RTL for the fiscal years ending 2023 through 2028 which Company management has directed us to use for purposes of our analysis and this Opinion (the “RTL Projections”), (ii) financial projections prepared by the management of the Advisor relating to the Advisor LLCs for the fiscal years ending 2023 through 2028 which Company management has directed us to use for purposes of our analysis and this Opinion (the “Advisor Projections”), and (iii) financial projections prepared by the management of the Company relating to the Company for the fiscal years ending 2023 through 2028 which Company management has directed us to use for purposes of our analysis and this Opinion (the “Company Projections”, and together with the RTL Projections and the Advisor Projections, the “Projections”);

4)
reviewed the strategic rationale for, and the potential cost savings and operating synergies anticipated by the management of the Company to result from, the Company Internalization (collectively, the “Expected Synergies”);

5)
conducted discussions with members of senior management of each of the Company, RTL and the Advisor and certain of their respective representatives and advisors concerning their views of the Company’s, RTL’s and the Advisor’s businesses, operations, financial condition and prospects, the Internalization and related matters;

6)
reviewed certain financial and stock market information for each of the Company, RTL and the Advisor and selected publicly traded companies that we deemed to be relevant;

7)
reviewed the financial terms, to the extent publicly available, of selected internalization transactions which we deemed to be relevant;

8)
performed a discounted cash flow analysis for each of the Company, RTL and the Advisor LLCs based on the Company Projections, the RTL Projections and the Advisor Projections, respectively;

9)
reviewed the current and historical stated NAVs for each of the Company and RTL;

10)
reviewed certain potential pro forma financial effects of the Acquisition (defined below) and the Internalization on earnings per share, cash flow, capitalization and financial ratios of the Company;

11)
reviewed an email addressed to us from senior management of the Company which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) with respect to each of the Company, RTL and the Advisor LLCs, provided to, or discussed with, us by or on behalf of the Company; and

12)
performed such other studies and analyses, and conducted such discussions as we deemed appropriate.

We have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us by the Company, RTL, the Advisor, or their respective representatives or advisors, or obtained by us from other sources. We have not independently verified (nor assumed any obligation to verify) any such information, undertaken an independent valuation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of the Company, RTL or the Advisor LLCs, nor have we been furnished with any such valuation or appraisal. We have not evaluated the solvency or fair value of the Company, the Internalization Merger Subs, the Company Operating Partnership, RTL, the RTL Operating Partnership, the Advisor, the Company Advisor SLP, the RTL Advisor SLP or the Advisor LLCs under any state or federal laws relating to bankruptcy, insolvency or similar matters. We also have assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Internalization will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no restrictions, terms, or conditions will be imposed that would be material to our analysis. We have assumed that the final Internalization Agreement will not differ in any material respect from the draft of the Internalization Agreement we reviewed. We have also assumed that the Internalization will be consummated in accordance with the terms of the Internalization Agreement, without any waiver, modification or amendment of any terms, condition or agreement that would be material to our analysis, that the representations and warranties of each party contained in the Internalization Agreement will be true and correct in all material respects, that each party will perform all of the covenants and agreements required to be performed by it under the Internalization Agreement and that all conditions to the consummation of the Internalization will be satisfied without waiver or modification. With respect to the Company Projections, we have been advised by the Company, and we have assumed, without independent investigation, that they have been reasonably prepared and reflect the best currently available estimates and good faith judgment of Company management of the expected future competitive, operating and regulatory environments and related financial performance of the Company. With respect to RTL Projections, at the direction of the Company management we have assumed, without independent investigation, that they have been reasonably prepared and reflect the best currently available estimates and good faith judgment of RTL management of the expected future competitive, operating and regulatory environments and related financial performance of RTL. With respect to the Advisor Projections, we have been advised by the Company, and we have assumed, without independent investigation, that they have been reasonably prepared and reflect the best currently available estimates and good faith judgment of Company management of the expected future competitive, operating and regulatory environments and related financial performance of the Advisor LLCs. With respect to the Expected Synergies, we have been advised by the Company, and we have assumed, without independent investigation, that they have been reasonably prepared and reflect the best currently available estimates and good faith judgment of Company management as to the potential cost savings and operating synergies anticipated by the management of the Company to result from the Internalization. We express no opinion as to the Projections, the Expected Synergies or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company, RTL or the Advisor Entities since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. Furthermore, we have not assumed any obligation to conduct, and have not conducted, any physical inspection of the properties or facilities of the Company, the Internalization Merger Subs, the Company Operating Partnership, RTL, the RTL Operating Partnership, the Advisor, the Company Advisor SLP, the RTL Advisor SLP or the Advisor LLCs. This Opinion does not address, and we express no opinion as to, (i) the RTL Internalization, (ii) the allocation of the Aggregate Internalization Consideration between the Company Internalization Consideration and the RTL Internalization Consideration or (iii) the amount or payment of the RTL Internalization Consideration. Concurrently with entering into the Internalization Agreement, the Company, the Company Operating Partnership, Osmosis Sub I, LLC and Osmosis Sub II, LLC, on the one hand, and RTL and the RTL Operating Partnership, on the other hand, are entering into an agreement and plan of merger (the “Acquisition Agreement”), pursuant to which the Company will acquire RTL and the RTL Operating Partnership (the “Acquisition”) on the terms, and subject to the conditions, set forth in the Acquisition Agreement. The Company Internalization is contingent upon the consummation of the Acquisition and the other transactions contemplated by the Acquisition Agreement, and the Acquisition is contingent upon the consummation of the Company Internalization and the other transactions contemplated by the Internalization. Agreement. This Opinion does not address the fairness to the Company of the Acquisition or the decision by the Committee or the Board to enter into the Acquisition Agreement.
We have been advised by the management of the Company and RTL that the Company and RTL have each operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”)

for U.S. federal income tax purposes for all taxable years commencing with its taxable year ended December 31, 2012 and December 31, 2013, respectively, through December 31, 2022, and we have assumed, at the direction of the Company, that the Internalization will not adversely affect the status or operations of the Company or RTL. We have also assumed, at the direction of the Company, that the Internalization will be treated as taxable sales of the assets held by the Advisor LLCs.
This Opinion is necessarily based upon financial, economic, market and other conditions and circumstances as they exist and can be evaluated, and the information made available to us, as of the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof, including potential changes in U.S. trade, tax or other laws, regulations and government policies and the enforcement thereof as have been or may be proposed or effected, and the potential effects such changes may have on the Company Internalization or the participants in the Company Internalization or their respective businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects.
This Opinion does not constitute a recommendation as to any action the Committee, the Board or any other party should take in connection with the Company Internalization or the other transactions contemplated by the Internalization Agreement or any aspect thereof and is not a recommendation to any director of the Company, any security holder or any other party on how to act or vote with respect to the Company Internalization or related transactions and proposals or any other matter. This Opinion relates solely to the fairness of the Company Internalization Consideration, from a financial point of view, to the Company as of the date hereof. We express no opinion as to the relative merits of the Company Internalization and any other transactions or business strategies discussed by the Committee as alternatives to the Company Internalization or the decision of the Committee to proceed with the Company Internalization, nor do we express any opinion on the structure, terms or effect of any other aspect of the Company Internalization or the other transactions contemplated by the Internalization Agreement. In addition, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the Company’s officers, directors, or employees, advisors, or any class of such persons, or any consideration payable to or to be received by any holder of any other securities of any party, or any class of such persons, in each case, in connection with the Internalization. We are not experts in, and this Opinion does not address, any of the legal, tax or accounting aspects of any portion or aspect of the Company Internalization. With the Committee’s consent, we have relied upon the fact that the Company has received legal, tax, and accounting advice and we have relied upon and assumed that all such advice was correct. This letter does not express any opinion as to the likely value or trading range of the Company Common Stock following announcement of the Company Internalization, or the Company Common Stock issued pursuant to the consummation of the Company Internalization, which may vary depending on numerous factors that generally impact the price of securities or on the financial condition of the Company at that time.
BMOCM has acted as financial advisor to the Committee with respect to the Company Internalization and will receive a fee upon delivery of this opinion, which is not contingent upon consummation of the Company Internalization. BMOCM is also acting as financial advisor to the Committee with respect to the Acquisition and will receive a fee for our services, the principal portion of which is contingent upon consummation of the Acquisition, and a portion of which is payable upon the delivery of an opinion with respect to the consideration payable by the Company in the Acquisition. The Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties against certain potential liabilities arising out of our engagement. BMOCM, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, RTL, the Advisor, or any other party that may be involved in the Internalization and their respective affiliates or any currency or commodity that may be involved in the Internalization. BMOCM provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including, without limitation, derivative securities, of the Company, RTL or the Advisor for its own account and for the accounts of customers.
As the Committee also is aware, in the two years prior to the date of this opinion, BMOCM and/or certain of its affiliates have provided, currently are providing and in the future may provide certain investment banking, corporate banking, global markets trading and other services unrelated to the Internalization to the Company, RTL, the Advisor and/or certain of their respective affiliates for which we and such affiliates have received and may receive compensation.
Specifically, from January I, 2021 to the date hereof, we and certain of our affiliates have provided investment banking, corporate banking and global markets trading services to the Company and certain of its affiliates unrelated to the Internalization, for which services we have received and/or expect to receive compensation, including having acted as a lending participant in the Company’s $1.45 billion senior unsecured credit facility, for which facility the credit agreement was most recently amended and restated in April 2022 and which, following such amendment and restatement, consists solely of a senior unsecured revolving credit facility.
Further, from January I. 2021 to the date hereof, we and certain of our affiliates have provided investment and corporate banking services to RTL and certain of its affiliates unrelated to the Internalization, for which services we have received and/or expect to receive compensation, including having acted as a joint lead arranger and joint bookrunner and as administrative agent for the Company’s $600 million revolving unsecured corporate credit facility.
In addition, from January I, 2021 to the date hereof, we and certain of our affiliates have provided investment banking, corporate banking and global markets trading services to Healthcare Trust Inc. (“HTI”), a REIT managed by Healthcare Trust Operating Partnership, L.P., an affiliate of the Advisor, for which services we have received and/or expect to receive compensation, including having acted as a joint lead arranger in HTI’s senior secured credit facility, for which facility the credit agreement was most recently amended and restated in August 2022 and which, following such amendment and restatement, consists of a $150 million term loan and a $505 million revolving line of credit.
This Opinion has been approved by a fairness opinion committee of BMOCM. This Opinion has been prepared at the request and for the benefit and use of the Committee (solely in its capacity as such) in evaluating the fairness of the Company Internalization Consideration, from a financial point of view, to the Company as of the date hereof and may not be used for any other purpose without our prior written consent. This Opinion should not be construed as creating any fiduciary duty on BMOCM’s part to any party.
Based upon and subject to the foregoing, and in reliance thereon, it is our opinion, as investment bankers, that as of the date hereof, the Company Internalization Consideration to be paid in the Company Internalization pursuant to the Internalization Agreement is fair, from a financial point of view, to the Company.
Very truly yours,
BMO Capital Markets Corp.

Annex F
GLOBAL NET LEASE, INC.
ARTICLES SUPPLEMENTARY
7.50% SERIES D CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK
(Liquidation Preference $25.00 per Share)
Global Net Lease, Inc., a Maryland corporation (the “Company”), hereby certifies to the Maryland State Department of Assessments and Taxation that:
FIRST:   Under a power contained in Article V of the Charter, the Board and a duly authorized committee thereof, by resolutions duly adopted, classified 7,933,711 authorized but unissued shares of preferred stock, par value $0.01 per share, of the Company as shares of a series of preferred stock, designated as 7.50% Series D Cumulative Redeemable Perpetual Preferred Stock (the “Series D Preferred Stock”) with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series D Preferred Stock which, upon any restatement of the Charter, shall become part of Article V of the Charter, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof:
7.50% Series D Cumulative Redeemable Perpetual Preferred Stock
Section 1.   Number of Shares and Designation.
A series of preferred stock of the Company designated as the “7.50% Series D Cumulative Redeemable Perpetual Preferred Stock” is hereby established, and the number of shares constituting such series shall be 7,933,711.
Section 2.   Definitions.
“Aggregate Share Ownership Limit” shall have the meaning set forth in Article V of the Charter.
“Alternative Conversion Consideration” shall have the meaning set forth in Section 8(a) hereof.
“Alternative Form Consideration” shall have the meaning set forth in Section 8(a) hereof.
“Board of Directors” shall mean the Board of Directors of the Company or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series D Preferred Stock.
“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.
“Capital Gains Amount” shall have the meaning set forth in Section 3(g) hereof.
“Change of Control” shall have the meaning set forth in Section 6(b) hereof.
“Change of Control Conversion Date” shall have the meaning set forth in Section 8(a) hereof.
“Change of Control Conversion Right” shall have the meaning set forth in Section 8(a) hereof.
“Change of Control Redemption Right” shall have the meaning set forth in Section 6(b) hereof.
“Charter” shall mean the charter of the Company.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Commission” shall have the meaning set forth in Section 10 hereof.
“Common Stock” shall mean the Company’s common stock, par value $0.01 per share.
“Common Stock Conversion Consideration” shall have the meaning set forth in Section 8(a) hereof.

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“Common Stock Price” shall have the meaning set forth in Section 8(a) hereof.
“Company” shall have the meaning set forth in Article I of the Charter.
“Conversion Agent” shall have the meaning set forth in Section 8(d) hereof.
“Conversion Consideration” shall have the meaning set forth in Section 8(a) hereof.
“Conversion Date” shall have the meaning set forth in Section 8(c) hereof.
“Delisting Event” shall have the meaning set forth in Section 6(a) hereof.
“Delisting Event Conversion Date” shall have the meaning set forth in Section 8(a) hereof.
“Delisting Event Conversion Right” shall have the meaning set forth in Section 8(a) hereof.
“Delisting Event Redemption Right” shall have the meaning set forth in Section 6(a) hereof.
“DTC” shall have the meaning set forth in Section 8(f) hereof.
“Event” shall have the meaning set forth in Section 9(f)(ii) hereof.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“NASDAQ” shall mean the Nasdaq Global Select Market or any successor that is a national securities exchange registered under Section 6 of the Exchange Act.
“NYSE” shall mean the New York Stock Exchange or any successor that is a national securities exchange registered under Section 6 of the Exchange Act.
“NYSE American” shall mean the NYSE American LLC or any successor that is a national securities exchange registered under Section 6 of the Exchange Act.
“Optional Redemption Right” shall have the meaning set forth in Section 5(b) hereof.
“Original Issue Date” shall mean the first date on which shares of Series D Preferred Stock are issued and sold.
“Parity Preferred” shall have the meaning set forth in Section 9(b) hereof.
“Preferred Directors” shall have the meaning set forth in Section 9(b) hereof.
“Preferred Dividend Default” shall have the meaning set forth in Section 9(b) hereof.
“REIT” shall have the meaning set forth in Article IV of the Charter.
“Series A Preferred Stock” shall mean the series of preferred stock, par value $0.01 per share, of the Company designated as 7.25% Series A Cumulative Redeemable Preferred Stock.
“Series B Preferred Stock” shall mean the series of preferred stock, par value $0.01 per share, of the Company designated as 6.875% Series B Cumulative Redeemable Perpetual Preferred Stock.
“Series E Preferred Stock” shall mean the series of preferred stock, par value $0.01 per share, of the Company designated as 7.375% Series E Cumulative Redeemable Perpetual Preferred Stock.
“Series D Dividend Period” shall mean the respective periods commencing on and including January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Series D Dividend Period (other than the initial Series D Dividend Period, which shall commence on the Original Issue Date and end on and include June 30, 2019, and other than the Series D Dividend Period during which any shares of Series D Preferred Stock shall be redeemed pursuant to Section 5 or Section 6 (and that is not a Series D Dividend Period of the type contemplated by Section 7(b)), which, solely with respect to the shares of Series D Preferred Stock being redeemed, shall end on and include the day immediately preceding the redemption date with respect to such shares of Series D Preferred Stock being redeemed).

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“Series D Payment Date” shall mean, with respect to each Series D Dividend Period, the fifteenth (15th) day of the month following the month in which the Series D Dividend Period has ended (January, April, July and October of each year), commencing on July 15, 2019.
“Series D Preferred Stock” shall mean the series of preferred stock, par value $0.01 per share, of the Company designated as 7.50% Series D Cumulative Redeemable Perpetual Preferred Stock.
“Series D Record Date” shall mean the close of business on the date set by the Board of Directors as the record date for the payment of dividends that is not more than 30 nor fewer than 10 days prior to the applicable Series D Payment Date.
“Shares” shall have the meaning set forth in Article IV of the Charter.
“Share Cap” shall have the meaning set forth in Section 8(a) hereof.
“Special Optional Redemption Rights” shall have the meaning set forth in Section 6(b) hereof.
“Stock Split” shall have the meaning set forth in Section 8(a) hereof.
“Total Distributions” shall have the meaning set forth in Section 3(g) hereof.
Section 3.   Dividends and other Distributions.
(a)   Subject to the preferential rights of the holders of any class or series of equity securities of the Company ranking senior to the Series D Preferred Stock with respect to dividend rights, the holders of the then outstanding Series D Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Company, out of funds legally available for the payment of dividends, cumulative cash dividends in the amount of $1.8750 per share each year, which is equivalent to the rate of 7.50% of the $25.00 liquidation preference per share per annum. Such dividends shall accrue and be cumulative from and including the Original Issue Date and shall be payable quarterly in arrears on each Series D Payment Date, commencing July 15, 2019, to all holders of record on the applicable Series D Record Date; provided, however, that if any Series D Payment Date is not a Business Day, the dividend which would otherwise have been payable on such Series D Payment Date may be paid or set apart for payment on the next succeeding Business Day with the same force and effect as if paid or set apart on such Series D Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Series D Payment Date to such next succeeding Business Day. Holders of record of all shares of Series D Preferred Stock outstanding on the applicable Series D Record Date will be entitled to receive the full dividend paid on the applicable Series D Payment Date even if such shares were not issued and outstanding for the full applicable Series D Dividend Period.
The initial dividend payable on the Series D Preferred Stock will cover the period from and including the Original Issue Date through June 30, 2019 and will be paid on July 15, 2019. The amount of any dividend payable on the Series D Preferred Stock for each full Series D Dividend Period shall be computed by dividing $1.8750 by four (4), regardless of the actual number of days in such full Series D Dividend Period. The amount of any dividend payable on the Series D Preferred Stock for any partial Series D Dividend Period and for the initial Series D Dividend Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stockholder records of the Company at the close of business on the applicable Series D Record Date. Notwithstanding any provision to the contrary contained herein, the dividend payable on each share of Series D Preferred Stock outstanding on a Series D Record Date shall equal the dividend payable on each other share of Series D Preferred Stock that is outstanding on such Series D Record Date, and no holder of any share of Series D Preferred Stock shall be entitled to receive any dividends paid or payable on the Series D Preferred Stock with a Series D Record Date before the date such share of Series D Preferred Stock is issued.
(b)   No dividends on the Series D Preferred Stock shall be authorized by the Board of Directors or paid or declared and set apart for payment by the Company at such time as the terms and conditions of any agreement of the Company, including any agreement relating to its indebtedness, prohibit such authorization, payment or setting apart for payment or provide that such authorization, payment or setting apart for payment

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would constitute a breach thereof, or a default thereunder, or if such authorization, payment or setting apart for payment shall be restricted or prohibited by law.
(c)   Notwithstanding anything contained herein to the contrary, dividends on the Series D Preferred Stock shall accrue with respect to any Series D Dividend Periods whether or not dividends are authorized by the Board of Directors and declared by the Company. No interest or additional dividend shall be payable in respect of any accrued and unpaid dividend on the Series D Preferred Stock.
(d)   Except as provided in Section 3(e) below, no dividends shall be declared and paid or set apart for payment and no other distribution of cash or other property may be declared and made, directly or indirectly, on or with respect to shares of Common Stock or shares of any other class or series of equity securities of the Company ranking, with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up, on parity with or junior to the Series D Preferred Stock (other than a dividend paid in shares of Common Stock or in shares of any other class or series of equity securities ranking junior to the Series D Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up), nor shall any shares of Common Stock or shares of any other class or series of equity securities of the Company ranking, with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up, on parity with or junior to the Series D Preferred Stock be redeemed (or any monies be paid to or made available for a sinking fund for the redemption of any such shares), purchased or otherwise acquired, (except (i) by conversion into or exchange for shares of Common Stock or shares of any other class or series of equity securities of the Company ranking junior to the Series D Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up, (ii) for the acquisition of shares made pursuant to the provisions of Section 5.7 of Article V of the Charter and (iii) for the purchase or acquisition of equity securities of the Company ranking on parity with the Series D Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up, pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series D Preferred Stock and any other shares of any other class or series of equity securities ranking on parity with the Series D Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up), unless full cumulative dividends on the Series D Preferred Stock for all past Series D Dividend Periods shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment.
(e)   When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) upon the Series D Preferred Stock and any other class or series of equity securities ranking, with respect to dividend rights, on parity with the Series D Preferred Stock, all dividends (other than any acquisition of shares pursuant to the provisions of Section 5.7 of Article V of the Charter or a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series D Preferred Stock and any such other class or series of equity securities ranking on parity with the Series D Preferred Stock with respect to dividend rights or rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up), declared upon the Series D Preferred Stock and any other class or series of equity securities ranking, with respect to dividend rights, on parity with the Series D Preferred Stock shall be allocated pro rata so that the amount declared per share of Series D Preferred Stock and such other equally ranked classes or series of equity securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Series D Preferred Stock and such other equally ranked class or series of equity securities (which shall not include any accrual in respect of unpaid dividends on such other classes or series of equity securities for prior Series D Dividend Periods if such other class or series of equity securities does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D Preferred Stock which may be in arrears.
(f)   Holders of the Series D Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series D Preferred Stock as provided herein. Any dividend payment made on the Series D Preferred Stock shall first be credited against the earliest accrued and unpaid dividend.

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(g)   If, for any taxable year, the Company elects to designate as “capital gain dividends” (as defined in Section 857 of the Code or any successor revenue code or section) any portion (the “Capital Gains Amount”) of the total distributions not in excess of the Company’s earnings and profits (as determined for United States federal income tax purposes) paid or made available for such taxable year to holders of all classes and series of Stock (the “Total Distributions”), then the portion of the Capital Gains Amount that shall be allocable to holders of Series D Preferred Stock shall be in the same proportion that the Total Distributions paid or made available to the holders of Series D Preferred Stock for such taxable year bears to the Total Distributions for such taxable year made with respect to all classes or series of Stock outstanding.
Section 4.   Liquidation Preference.
Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company, before any distribution or payment shall be made to holders of Common Stock or any other class or series of equity securities of the Company ranking, with respect to rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up, junior to the Series D Preferred Stock, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to, but not including, the date of payment (whether or not declared). If, upon any such voluntary or involuntary liquidation, dissolution or winding-up, the available assets of the Company are insufficient to pay the amount of the distributions payable upon liquidation, dissolution or winding-up of the affairs of the Company, on all outstanding shares of Series D Preferred Stock and the corresponding amounts payable on all shares of other classes or series of securities of the Company ranking, with respect to rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up, on parity with the Series D Preferred Stock, the holders of Series D Preferred Stock and each such other class or series of securities ranking, with respect to rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up, on parity with the Series D Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Written notice of any such voluntary or involuntary liquidation, dissolution or winding up, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first-class mail, postage pre-paid, at least 20 days prior to the payment date stated therein, to each record holder of Series D Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Company. After the holders of Series D Preferred Stock have received the full amount of the liquidating distributions to which they are entitled, they will have no right or claim to any of the remaining assets of the Company. The consolidation, conversion or merger of the Company with or into any other person, corporation, trust or entity, or the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Company (whether in connection with a Change of Control or otherwise), shall not be deemed to constitute a liquidation, dissolution or winding-up of the affairs of the Company.
In determining whether any distribution (other than upon voluntary or involuntary dissolution) by dividend, redemption or other acquisition of Shares or otherwise is permitted under the Maryland General Corporation Law, amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of Series D Preferred Stock will not be added to the Company’s total liabilities.
Section 5.   Optional Redemption.
(a)   The Series D Preferred Stock shall not be redeemable prior to March 26, 2024, except as provided in Section 5.7 of Article V of the Charter or Section 5(c) or Section 6 hereof.
(b)   On and after March 26, 2024, the Company, at its option, upon not fewer than 30 nor more than 60 days’ written notice as provided in Section 5(e) hereof, may redeem the Series D Preferred Stock, in whole or in part, at any time or from time to time, at a redemption price of $25.00 per share, plus (subject to Section 7(b) hereof) an amount equal to all dividends accrued and unpaid (whether or not declared) thereon to, but not including, the date fixed for redemption, without interest (the “Optional Redemption Right”). If less than all of the outstanding shares of Series D Preferred Stock are to be redeemed, the shares of Series D Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without

F-5

creating fractional shares) or by lot. If such redemption is to be by lot, and if, as a result of such redemption, any holder of Series D Preferred Stock would own shares of Series D Preferred Stock in excess of the Aggregate Share Ownership Limit or in violation of any of the other restrictions on ownership and transfer of Shares set forth in Section 5.7 of Article V of the Charter, then, except as otherwise provided in the Charter, the Company will redeem the requisite number of shares of Series D Preferred Stock of such holder such that no holder will violate the Aggregate Share Ownership Limit or any other restrictions on ownership and transfer of Shares set forth in Section 5.7 of Article V of the Charter subsequent to such redemption.
(c)   The Company may redeem all or a part of the Series D Preferred Stock in accordance with the terms and conditions set forth in this Section 5 of these Articles Supplementary at any time and from time to time, whether before or after March 26, 2024, if the Board of Directors determines that such redemption is reasonably necessary for the Company to preserve the status of the Company as a qualified REIT. If the Company calls for redemption any Series D Preferred Stock pursuant to and in accordance with this Section 5(c), then the redemption price for such shares will be an amount in cash equal to $25.00 per share, plus (subject to Section 7(b) hereof) all dividends accrued and unpaid (whether or not declared) thereon to and including the date fixed for redemption, without interest.
(d)   Unless full cumulative dividends on all shares of Series D Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof in cash set apart for payment for all past Series D Dividend Periods, no shares of Series D Preferred Stock shall be redeemed pursuant to this Section 5 unless all outstanding shares of Series D Preferred Stock are simultaneously redeemed and the Company shall not purchase or otherwise acquire directly or indirectly any Series D Preferred Stock (except by exchange for equity securities of the Company ranking junior to the Series D Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up); provided, however, that the foregoing shall not prevent the purchase of the Series D Preferred Stock or any other class or series of equity securities of the Company by the Company in accordance with the terms of Section 5(c) hereof or Section 5.7 of Article V of the Charter or the purchase or acquisition of the Series D Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series D Preferred Stock and the holders of all outstanding shares of any other class or series of preferred stock of the Company ranking on a party with the Series D Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding up.
(e)   Notice of redemption pursuant to this Section 5 shall be mailed by the Company, postage prepaid, as of a date set by the Company not fewer than 30 nor more than 60 days prior to such redemption date, addressed to the respective holders of record of such shares of Series D Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Company. Failure to give such notice or any defect thereto or in the mailing thereof shall not affect the sufficiency of notice or validity of the proceedings for such redemption of any shares of Series D Preferred Stock except as to shares held by a holder to whom notice was defective or not given. A redemption notice which has been mailed in the manner provided herein shall be conclusively presumed to have been duly given on the date mailed whether or not such holder received the redemption notice. In addition to any information required by law or the applicable rules of any exchange upon which Series D Preferred Stock may be listed or admitted to trading, each notice shall state (i) such redemption date; (ii) the redemption price; (iii) the total number of shares of Series D Preferred Stock to be redeemed (and, if less than all the shares held by any holder are to be redeemed, the number of shares to be redeemed from such holder); (iv) the place or places where such shares of Series D Preferred Stock are to be surrendered for payment, together with the certificates, if any, representing such shares (duly endorsed for transfer) and any other documents the Company requires in connection with such redemption; and (v) that dividends on the Series D Preferred Stock to be redeemed shall cease to accrue on such redemption rate.
Section 6.   Special Optional Redemption by the Company.
(a)   During any period of time (whether before or after March 26, 2024) that both (i) the Series D Preferred Stock is not listed on NASDAQ, the NYSE or the NYSE American and (ii) the Company is not subject to the reporting requirements of the Exchange Act, but any shares of Series D Preferred Stock are outstanding (the occurrence of clauses (i) and (ii) is referred to as a “Delisting Event”), the Company will have the option, upon not fewer than 30 nor more than 60 days’ written notice as provided in Section 6(d)

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hereof, to redeem the outstanding shares of Series D Preferred Stock, in whole but not in part, within 90 days after the occurrence of the Delisting Event, for a redemption price of $25.00 per share, plus (subject to Section 7(b) hereof) an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the redemption date (a “Delisting Event Redemption Right”).
(b)   In addition, upon the occurrence of a Change of Control, the Company will have the option, upon not fewer than 30 nor more than 60 days’ written notice as provided in Section 6(d) hereof, to redeem shares of Series D Preferred Stock, in whole but not in part, within 120 days after the first date on which such Change of Control occurred, for cash at $25.00 per share plus (subject to Section 7(b) hereof) an amount equal to dividends accrued and unpaid (whether or not declared), if any, on the Series D Preferred Stock to, but not including, the redemption date (“Change of Control Redemption Right” and, together with the Delisting Event Redemption Right, the “Special Optional Redemption Rights”).
A “Change of Control” occurs when, after the Original Issue Date, the following have occurred and are continuing:
(i)   the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger, conversion or other acquisition transaction or series of purchases, mergers, conversions or other acquisition transactions of shares of stock of the Company entitling that person to exercise more than 50% of the total voting power of all outstanding shares of stock of the Company entitled to vote generally in the election of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
(ii)   following the closing of any transaction referred to in (i) above, neither the Company nor the acquiring or surviving entity, or a parent of the Company or the acquiring or surviving entity, has a class of common equity securities listed on NASDAQ, the NYSE or the NYSE American.
(c)   Notwithstanding the foregoing, the Company shall not have the right to redeem shares of Series D Preferred Stock upon any Delisting Event occurring in connection with a transaction set forth in clause (i) of the definition of Change of Control unless such Delisting Event also constitutes a Change of Control.
(d)   Notice of redemption pursuant to this Section 6 shall be mailed by the Company, postage prepaid, as of a date set by the Company not fewer than 30 nor more than 60 days prior to such redemption date, addressed to the holders of record of the Series D Preferred Stock at their respective addresses as they appear on the stock transfer records of the Company. Failure to give such notice or any defect thereto or in the mailing thereof shall not affect the sufficiency of notice or validity of the proceedings for such redemption of any shares of Series D Preferred Stock except as to a holder to whom notice was defective or not given. A redemption notice which has been mailed in the manner provided herein shall be conclusively presumed to have been duly given on the date mailed whether or not such holder received such redemption notice. In addition to any information required by law or the applicable rules of any exchange upon which Series D Preferred Stock may be listed or admitted to trading, each notice shall state (i) the redemption date; (ii) the redemption price; (iii) the total number of shares of Series D Preferred Stock to be redeemed; (iv) the place or places where such shares of Series D Preferred Stock are to be surrendered for payment, together with the certificates, if any, representing such shares (duly endorsed for transfer) and any other documents the Company requires in connection with such redemption; (v) that the Series D Preferred Stock is being redeemed pursuant to the Delisting Event Redemption Right or the Change of Control Redemption Right, as applicable, in connection with the occurrence of a Delisting Event or a Change of Control, as applicable, and a brief description of the transaction or transactions constituting such Delisting Event or Change of Control, as applicable; (vi) that holders of Series D Preferred Stock will not be able to tender shares of Series D Preferred Stock for conversion in connection with the Delisting Event or Change of Control, as applicable, and each share of Series D Preferred Stock tendered for conversion that is selected, prior to the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable, for redemption will be redeemed on the related redemption date instead of converted on the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable; and (vii) that dividends on the shares of Series D Preferred Stock to be redeemed will cease to accrue on such redemption date.

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Section 7.   Additional Provisions Relating to Optional Redemption and Special Optional Redemption by the Company.
(a)   If (i) notice of redemption of any shares of Series D Preferred Stock has been given, (ii) the funds necessary for such redemption have been set apart by the Company in trust for the benefit of the holders of any Series D Preferred Stock so called for redemption and (iii) irrevocable instructions have been given to pay the redemption price of $25.00 per share, plus (subject to Section 7(b) hereof) an amount equal to all dividends accrued and unpaid (whether or not declared) to, but not including, the applicable redemption date, then from and after such redemption date, dividends shall cease to accrue on such shares of Series D Preferred Stock, such shares of Series D Preferred Stock shall no longer be outstanding, such shares of Series D Preferred Stock shall not be transferred except with the consent of the Company and all other rights of the holders of such shares will terminate, except the right to receive the redemption price of $25.00 per share, plus (subject to Section 7(b) hereof) an amount equal to any dividends accrued and unpaid (whether or not declared) payable upon such redemption, without interest.
(b)   If a redemption date falls after a Series D Record Date and on or prior to the corresponding Series D Payment Date, each holder of shares of Series D Preferred Stock on the Series D Record Date shall be entitled to the dividend payable on such shares on the corresponding Series D Payment Date, notwithstanding such redemption of such shares on or prior to the Series D Payment Date, and each holder of shares of Series D Preferred Stock that are redeemed on such redemption date will be entitled to the dividends, if any, accruing after the end of the Series D Dividend Period to which the Series D Payment Date relates to, but not including, such redemption date.
(c)   For purposes of clause (a)(ii) above, funds shall be deposited in trust with a bank or trust corporation and such deposit shall be irrevocable except that any balance of monies so deposited by the Company and unclaimed by the holders of Series D Preferred Stock entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Company, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.
Section 8.   Conversion Rights.
(a)   Subject to Section 8(j), upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of shares of Series D Preferred Stock shall have the right, unless, prior to the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable, the Company has provided or provides notice of its election to redeem such shares of Series D Preferred Stock pursuant to the Optional Redemption Right or Special Optional Redemption Rights, to convert some or all of such shares of Series D Preferred Stock held by such holder (with respect to a Delisting Event, the “Delisting Event Conversion Right” and, with respect to a Change of Control, the “Change of Control Conversion Right”) on the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable, into a number of shares Common Stock per share of Series D Preferred Stock to be converted (the “Common Stock Conversion Consideration”) equal to the lesser of (A) the quotient of (i) the sum of $25.00 plus an amount equal to all dividends accrued and unpaid (whether or not declared) on the Series D Preferred Stock to, but not including, the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable, (unless such Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable, is after a Series D Record Date and prior to the corresponding Series D Payment Date, in which case no additional amount for accrued and unpaid dividends that have been declared and are to be paid on the Series D Payment Date will be included in such sum), divided by (ii) the Common Stock Price and (B) 4.4924 (as adjusted pursuant to the immediately succeeding paragraph, the “Share Cap”).
The Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a Common Stock dividend), subdivisions or combinations (in each case, a “Stock Split”) with respect to the Common Stock as follows: the adjusted Share Cap as the result of a Stock Split shall be the number of shares of Common Stock that is equivalent to the product of (i) the Share Cap in effect immediately prior to the Stock Split, multiplied by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to the Stock Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Stock Split.

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In the case of a Delisting Event or a Change of Control, as applicable, pursuant to, or in connection with, which shares of Common Stock shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series D Preferred Stock shall receive upon conversion of such shares of Series D Preferred Stock (subject to the next-following paragraph) the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive had such holder held a number of shares of Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Delisting Event or Change of Control, as applicable (the “Alternative Conversion Consideration” and, together with the Common Stock Conversion Consideration, the “Conversion Consideration”).
In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in connection with the Delisting Event or Change of Control, as applicable, the consideration that holders of Series D Preferred Stock shall receive shall be the form of consideration elected by the holders of a plurality of the shares of Common Stock held by stockholders who participate in the election and shall be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in connection with the Delisting Event or Change of Control, as applicable.
The “Change of Control Conversion Date” with respect to any Change of Control shall be a Business Day fixed by the Board of Directors that is not fewer than 20 days and not more than 35 days after the date on which the Company provides notice of the Change of Control pursuant to Section 8(d). The “Delisting Event Conversion Date” with respect to any Delisting Event shall be a Business Day fixed by the Board of Directors that is not fewer than 20 days and not more than 35 days after the date on which the Company provides notice of such Delisting Event pursuant to Section 8(d).
The “Common Stock Price” for any Change of Control shall be (i) the amount of cash consideration per share of Common Stock, if the consideration to be received in such Change of Control by holders of Common Stock is solely cash, or (ii) the average of the closing prices per share of Common Stock on NASDAQ, the NYSE or the NYSE American (or any other national securities exchange on which Common Stock is then listed) for the ten consecutive trading days immediately preceding, but not including, the effective date of such Change of Control, if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash. The “Common Stock Price” for any Delisting Event shall be the average of the closing prices per share of Common Stock on NASDAQ, the NYSE or the NYSE American (or any other national securities exchange on which Common Stock is then listed) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Delisting Event.
(b)   No fractional shares of Common Stock shall be issued upon the conversion of the Series D Preferred Stock. In lieu of fractional shares, holders shall be entitled to receive the cash value of the fractional shares based on the Common Stock Price.
(c)   If a Change of Control Conversion Date or a Delisting Event Conversion Date (either, a “Conversion Date”) falls after a Series D Record Date and on or prior to the corresponding Series D Payment Date, each holder of shares of Series D Preferred Stock at the close of business on the Series D Record Date shall be entitled to the dividend payable on such shares on the corresponding Series D Payment Date, notwithstanding the conversion of such shares on or prior to the Series D Payment Date, and each holder of shares of Series D Preferred Stock that are converted on the Conversion Date will be entitled to the dividends, if any, accruing after the end of the Series D Dividend Period to which the Series D Payment Date relates to, but not including, the Conversion Date.
(d)   Within 15 days following the occurrence of a Delisting Event or a Change of Control, as applicable, unless the Company has provided notice of its election to redeem the Series D Preferred Stock pursuant to the Delisting Event Redemption Right or the Change of Control Redemption Right, as applicable, a notice of occurrence of the Delisting Event or the Change of Control, as applicable, describing the resulting Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, shall be delivered to the holders of record of the outstanding shares of Series D Preferred Stock at their addresses as they appear on the Company’s stock transfer records. No failure to give the notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any share of Series D Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state:

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(i) the events constituting the Delisting Event or the Change of Control, as applicable; (ii) the date of the Delisting Event or the Change of Control, as applicable; (iii) the last date on which the holders of Series D Preferred Stock may exercise their Delisting Event Conversion Right or Change of Control Conversion Right, as applicable; (iv) the method and period for calculating the Common Stock Price; (v) the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable; (vi) that if, prior to the applicable Conversion Date, the Company provides notice of its election to redeem all or any portion of the Series D Preferred Stock, the holders of Series D Preferred Stock will not be able to convert such shares of Series D Preferred Stock called for redemption and such shares of Series D Preferred Stock shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Delisting Event Conversion Right or the Change of Control Conversion Right, as applicable; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series D Preferred Stock; (viii) the name and address of the paying agent and the conversion agent (the “Conversion Agent”); and (ix) the procedures that holders of Series D Preferred Stock must follow to exercise the Delisting Event Conversion Right or the Change of Control Conversion Right, as applicable.
(e)   The Company shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, another news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) containing the information stated in the notice, and post the notice on the Company’s website, in any event prior to the opening of business on the first Business Day following any date on which the Company provides notice pursuant to Section 8(d) above to the holders of record of the Series D Preferred Stock.
(f)   In order to exercise the Delisting Event Conversion Right or the Change of Control Conversion Right, as applicable, a holder of record of shares of Series D Preferred Stock shall be required to deliver, on or before the close of business on the applicable Conversion Date, the certificates, if any, representing any certificated shares of Series D Preferred Stock to be converted, duly endorsed for transfer, together with a completed written conversion notice and any other documents the Company reasonably requires in connection with the conversion, to the Conversion Agent. Such notice shall state: (i) the relevant Delisting Event Conversion Date or Change of Control Conversion Date, as applicable; and (ii) the number of shares of Series D Preferred Stock to be converted. Notwithstanding the foregoing, if such shares of Series D Preferred Stock are held in global form, such notice shall instead comply with applicable procedures of The Depository Trust Company (“DTC”).
(g)   Holders of the Series D Preferred Stock may withdraw any notice of exercise of a Delisting Event Conversion Right or a Change of Control Conversion Right, as applicable, (in whole or in part) by a written notice of withdrawal delivered to the Conversion Agent prior to the close of business on the Business Day prior to the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable. The notice of withdrawal must state: (i) the number of withdrawn shares of Series D Preferred Stock; (ii) if certificated shares of Series D Preferred Stock have been tendered for conversion and withdrawn, the certificate numbers of the withdrawn certificated shares of Series D Preferred Stock; and (iii) the number of shares of Series D Preferred Stock, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if such shares of Series D Preferred Stock are held in global form, the notice of withdrawal shall instead comply with applicable procedures of DTC.
(h)   Shares of Series D Preferred Stock as to which the Delisting Event Conversion Right or the Change of Control Conversion Right, as applicable, has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration on the applicable Delisting Event Conversion Date or Change of Control Conversion Date unless, prior thereto, the Company provides notice of its election to redeem such shares of Series D Preferred Stock, whether pursuant to its Optional Redemption Right or Special Optional Redemption Rights.
(i)   The Company shall deliver the applicable Conversion Consideration no later than the third Business Day following the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable.
(j)   Notwithstanding anything to the contrary in this Section 8, no holder of Series D Preferred Stock will be entitled to exercise a Delisting Event Conversion Right or a Change of Control Conversion Right or

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convert any shares of Series D Preferred Stock into shares of Common Stock to the extent that receipt of shares of Common Stock upon the conversion of such shares of Series D Preferred Stock in accordance with this Section 8 would cause such person or any other person to violate Section 5.7 of Article V of the Charter.
(k)   In connection with the exercise of any Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, the Company shall comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of shares of Series D Preferred Stock into Conversion Consideration.
Section 9.   Voting Rights.
(a)   Holders of the Series D Preferred Stock shall not have any voting rights except as set forth in this Section 9.
(b)   Whenever dividends on any outstanding shares of Series D Preferred Stock shall have not been paid for six or more Series D Dividend Periods (whether or not such dividends have been declared or the Series D Dividend Periods are consecutive) (a “Preferred Dividend Default”), the holders of Series D Preferred Stock (and all other classes and series of preferred stock of the Company ranking on parity with the Series D Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable and with which such holders of Series D Preferred Stock are entitled to vote together as a single class, including, without limitation, the Series A Preferred Stock, Series B Preferred Stock and Series E Preferred Stock (the “Parity Preferred”)), will have the exclusive power, voting together as a single class, to elect two additional directors (the “Preferred Directors”), at each annual meeting of the Company’s stockholders and at any special meeting of the Company’s stockholders called for the purpose of electing Preferred Directors (pursuant to Section 9(d) hereof or otherwise), until all dividends accrued and unpaid on outstanding shares of Series D Preferred Stock for all past Series D Dividend Periods and the then-current Series D Dividend Period have been fully paid. Unless the number of the Company’s directors has previously been increased pursuant to the terms of any other class or series of Parity Preferred with which such holders of Series D Preferred Stock are entitled to vote together as a single class in the election of Preferred Directors, the number of the Company’s directors shall automatically increase by two at such time as holders of Series D Preferred Stock become entitled to vote in the election of the Preferred Directors. Unless shares of Parity Preferred remain outstanding and entitled to vote in the election of Preferred Directors, the term of office of each Preferred Director will terminate, and the number of the Company’s directors shall automatically decrease by two, when all accrued and unpaid dividends for all past Series D Dividend Periods and the then-current Series D Dividend Period have been fully paid. If the right of holders of Series D Preferred Stock to elect the Preferred Directors terminates after the record date for determining holders of shares of Series D Preferred Stock entitled to vote in any election of Preferred Directors but before the closing of the polls in such election, holders of shares of Series D Preferred Stock outstanding as of the applicable record date shall not be entitled to vote in the election of any Preferred Directors. The right of holders of Series D Preferred Stock to elect the Preferred Directors shall again vest if and whenever dividends are in arrears for six Series D Dividend Periods, as described above. In no event shall holders of Series D Preferred Stock be entitled to nominate or elect an individual as a Preferred Director, and no individual shall be qualified to be nominated for election or to serve as a Preferred Director, if the individual’s service as a Preferred Director would cause the Company to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of Stock is listed or otherwise conflict with the Charter or the Company’s Bylaws.
(c)   The Preferred Directors shall be elected by a plurality of the votes cast in the election of such directors, and each Preferred Director will serve until the next annual meeting of the Company’s stockholders and until his or her successor is duly elected and qualifies, or until such director’s term of office terminates as set forth in Section 9(b). Any director elected by holders of Series D Preferred Stock and any Parity Preferred, voting together as a single class, may be removed, with or without cause, only by a vote of holders of a majority of the outstanding shares of Series D Preferred Stock and Parity Preferred with which holders of Series D Preferred Stock are entitled to vote together as a single class in the election of Preferred Directors. At any time that holders of Series D Preferred Stock are entitled to vote in the election

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of the Preferred Directors, such holders shall be entitled to vote in the election of a successor to fill any vacancy on the Board of Directors that results from the removal of a Preferred Director.
(d)   At any time that holders of the Series D Preferred Stock have the right to elect Preferred Directors as described in Section 9(b) hereof but these directors have not been elected, the Company’s secretary must call a special meeting of stockholders for the purpose of electing the Preferred Directors upon the written request of the holders of record of 10% of the outstanding shares of Series D Preferred Stock and Parity Preferred with which holders of Series D Preferred Stock are entitled to vote together as a single class with respect to the election of Preferred Directors, unless the request is received more than 45 days and less than 90 days before the date fixed for the next annual meeting of the Company’s stockholders at which such vote would otherwise occur, in which case, the Preferred Directors may be elected at either such annual meeting or at a separate special meeting of the Company’s stockholders at the Company’s discretion.
(e)   So long as any shares of Series D Preferred Stock are outstanding, the approval of holders of at least two-thirds of the outstanding shares of Series D Preferred Stock and any equally-affected class or series of Parity Preferred with which holders of Series D Preferred Stock are entitled to vote together as a single class shall be required to authorize (i) any amendment, alteration, repeal or other change to any provision of the Charter, including the terms of the Series D Preferred Stock (whether by merger, conversion, consolidation, transfer or conveyance of all or substantially all of the Company’s assets or otherwise), that would materially and adversely affect the rights, preferences, privileges or voting powers of the Series D Preferred Stock or (ii) the creation, issuance or increase in the authorized number of shares of any class or series of stock ranking senior to the Series D Preferred Stock (or any equity securities convertible into or exchangeable for any such shares, but not including debt securities convertible into or exchangeable for any such shares prior to the time of conversion) with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding up.
(f)   The following actions shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series D Preferred Stock:
(i)   any increase or decrease in the number of authorized Shares of any class or series or the classification or reclassification of any unissued Shares, or the creation or issuance of equity securities, of any class or series ranking, junior or on parity with the Series D Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding up, provided that such action does not decrease the number of authorized shares of Common Stock below the number (after giving effect to all other outstanding shares capital stock) necessary to permit the Series D Preferred Stock to be converted in full in accordance with the terms hereof; or
(ii)   an amendment, alteration, or repeal or other change to any provisions of the Charter, including the terms of the Series D Preferred Stock, as a result of a merger, conversion, consolidation, transfer or conveyance of all or substantially all of the Company’s assets or other business combination (an “Event”), (x) if the Series D Preferred Stock (or securities of any successor person or entity to the Company into which the Series D Preferred Stock has been converted) remains outstanding with the terms thereof unchanged in all material respects or the holders of shares of Series D Preferred Stock receive securities of a successor person or entity with substantially identical rights as those of Series D Preferred Stock, taking into account that, upon the occurrence of an Event, the Company may not be the surviving entity, or (y) if holders of Series D Preferred Stock shall receive the $25.00 liquidation preference per share of Series D Preferred Stock, plus an amount equal to all accrued and unpaid dividends to, but not including, the date of such Event (other than any declared dividends having a Series D Record Date before the date of such Event and a Series D Payment Date after the date of such Event, which shall be paid as provided in Section 3 above), pursuant to the occurrence of any Event.
(g)   Notwithstanding the foregoing, holders of any Parity Preferred shall not be entitled to vote together as a single class with holders of Series D Preferred Stock on any amendment, alteration, repeal or other change to any provision of the Charter, including the terms of the Series D Preferred Stock, unless such action affects holders of Series D Preferred Stock and such Parity Preferred equally. On any matter in which the Series D Preferred Stock may vote, each share of Series D Preferred Stock shall entitle the holder thereof to cast one vote, except that, in class votes, or in determining the percentage of outstanding shares, when

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voting together as a single class, with shares of one or more class or series of Parity Preferred, shares of different classes and series shall vote, or such determination shall be made, in proportion to the liquidation preference of such shares.
(h)   The foregoing voting provisions of this Section 9 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series D Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds, in cash, shall have been deposited in trust to effect such redemption, in each case, in accordance with the provisions hereof.
(i)   Except as expressly stated herein, the Series D Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action, including, without limitation, any merger, conversion or consolidation of the Company or a sale of all or substantially all of the assets of the Company, irrespective of the effect that such merger, conversion or consolidation or sale may have upon the rights, preferences, privileges or voting power of holders of Series D Preferred Stock.
Section 10.   Information Rights.
During any period in which the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series D Preferred Stock are outstanding, the Company will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series D Preferred Stock, as their names and addresses appear in the Company’s record books and without cost to such holders, copies of the annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that the Company would have been required to file with the Securities and Exchange Commission (the “Commission”), pursuant to Section 13 or Section 15(d) of the Exchange Act if the Company were subject thereto (other than any exhibits that would have been required) within 15 days after the respective dates by which the Company would have been required to file these reports with the Commission if it were subject to Section 13 or 15(d) of the Exchange Act and (ii) within 15 days following written request, supply copies of these reports to any prospective holder of Series D Preferred Stock.
Section 11.   Conversion.
The Series D Preferred Stock shall not be convertible into any other property or securities of the Company or any other entity, except in accordance with Section 8 hereof and Article V of the Charter.
Section 12.   Ranking.
In respect of rights to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Series D Preferred Stock shall rank (i) senior to Common Stock and to all other equity securities issued by the Company, the terms of which expressly provide that such securities rank junior to the Series D Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up; (ii) on parity with Series A Preferred Stock, Series B Preferred Stock, Series E Preferred Stock and all equity securities issued by the Company, the terms of which expressly provide that such securities rank on parity with the Series D Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up; and (iii) junior to all equity securities issued by the Company, the terms of which expressly provide that such securities rank senior to the Series D Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up. All the Series D Preferred Stock shall rank equally with one another and shall be identical in all respects.
Section 13.   Restrictions on Transfer and Ownership of Stock of the Series D Preferred Stock.
The Series D Preferred Stock is subject to the terms and conditions (including any applicable exceptions and exemptions) of Article V of the Charter.
Section 14.   Status of Acquired Shares of Series D Preferred Stock.

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All shares of Series D Preferred Stock which shall have been issued and reacquired in any manner by the Company shall be returned to the status of authorized but unissued preferred stock, and may thereafter be classified, reclassified or issued as any series or class of preferred stock.
Section 15.   Record Holders.
The Company may deem and treat the record holder of any share of Series D Preferred Stock as the true and lawful owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary. Except as may be otherwise provided by the Board of Directors (and except in connection with a global certificate held by a securities depositary), holders of Series D Preferred Stock are not entitled to certificates representing the Series D Preferred Stock held by them.
Section 16.   Sinking Fund.
The Series D Preferred Stock shall not be entitled to the benefits of any retirement or sinking fund.
Section 17.   Physical Certificate Request.
Shares of Series D Preferred Stock shall be eligible for the Direct Registration System service offered by DTC and may be represented in the form of uncertificated or certificated shares, provided, however, that any holder of certificated shares of Series D Preferred Stock and, upon request, every holder of uncertificated shares of Series D Preferred Stock, shall be entitled to have a certificate for shares of Series D Preferred Stock signed by, or in the name of, the Company certifying the number of shares owned by such holder.
Section 18.   Exclusion of Other Rights.
The Series D Preferred Stock shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than expressly set forth in the Charter, including the terms of the Series D Preferred Stock.
Section 19.   Headings of Subdivisions.
The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.
Section 20.   Severability of Provisions.
If any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series D Preferred Stock set forth in the Charter, including the terms of the Series D Preferred Stock, are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the Series D Preferred Stock set forth in the Charter (including the terms of the Series D Preferred Stock) which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series D Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.
SECOND:   The Series D Preferred Stock has been classified or reclassified, and designated, by the Board of Directors under the authority contained in the Charter. These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.
THIRD:   The undersigned acknowledges the foregoing Articles Supplementary to be the duly authorized corporate act of the Company and, as to all matters or facts required to be verified under oath, hereby acknowledges to the best of his knowledge, information and belief that these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
[Remainder of page intentionally left blank. Signature page follows.]

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IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its     and attested to by its     on this      day of      2023.
ATTEST:	GLOBAL NET LEASE, INC.
By:	By:
Name:	Name:
Title:	Title:
[Signature Page to Articles Supplementary]

Annex G
GLOBAL NET LEASE, INC.
ARTICLES SUPPLEMENTARY
7.375% SERIES E CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK
(Liquidation Preference $25.00 per Share)
Global Net Lease, Inc., a Maryland corporation (the “Company”), hereby certifies to the Maryland State Department of Assessments and Taxation that:
FIRST:   Under a power contained in Article V of the charter of the Company (the “Charter”), the Board of Directors of the Company (the “Board”), and a duly authorized committee thereof, by resolutions duly adopted, classified 4,595,175 authorized but unissued shares of preferred stock, par value $0.01 per share, of the Company as shares of a series of preferred stock, designated as 7.375% Series E Cumulative Redeemable Perpetual Preferred Stock (the “Series E Preferred Stock”) with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series E Preferred Stock which, upon any restatement of the Charter, shall become part of Article V of the Charter, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof:
7.375% Series E Cumulative Redeemable Perpetual Preferred Stock
Section 1.   Number of Shares and Designation.
A series of preferred stock of the Company designated as the “7.375% Series E Cumulative Redeemable Perpetual Preferred Stock” is hereby established, and the number of shares constituting such series shall be 4,595,175.
Section 2.   Definitions.
“Aggregate Share Ownership Limit” shall have the meaning set forth in Article V of the Charter.
“Alternative Conversion Consideration” shall have the meaning set forth in Section 8(a) hereof.
“Alternative Form Consideration” shall have the meaning set forth in Section 8(a) hereof.
“Board of Directors” shall mean the Board of Directors of the Company or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series E Preferred Stock.
“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.
“Capital Gains Amount” shall have the meaning set forth in Section 3(g) hereof.
“Change of Control” shall have the meaning set forth in Section 6(b) hereof.
“Change of Control Conversion Date” shall have the meaning set forth in Section 8(a) hereof.
“Change of Control Conversion Right” shall have the meaning set forth in Section 8(a) hereof.
“Change of Control Redemption Right” shall have the meaning set forth in Section 6(b) hereof.
“Charter” shall mean the charter of the Company.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Commission” shall have the meaning set forth in Section 10 hereof.
“Common Stock” shall mean the Company’s Common Stock, par value $0.01 per share.

“Common Stock Conversion Consideration” shall have the meaning set forth in Section 8(a) hereof.
“Common Stock Price” shall have the meaning set forth in Section 8(a) hereof.
“Company” shall have the meaning set forth in Article I of the Charter.
“Conversion Agent” shall have the meaning set forth in Section 8(d) hereof.
“Conversion Consideration” shall have the meaning set forth in Section 8(a) hereof.
“Conversion Date” shall have the meaning set forth in Section 8(c) hereof.
“Delisting Event” shall have the meaning set forth in Section 6(a) hereof.
“Delisting Event Conversion Date” shall have the meaning set forth in Section 8(a) hereof.
“Delisting Event Conversion Right” shall have the meaning set forth in Section 8(a) hereof.
“Delisting Event Redemption Right” shall have the meaning set forth in Section 6(a) hereof.
“DTC” shall have the meaning set forth in Section 8(f) hereof.
“Event” shall have the meaning set forth in Section 9(f)(ii) hereof.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“NASDAQ” shall mean the Nasdaq Stock Market or any successor that is a national securities exchange registered under Section 6 of the Exchange Act.
“NYSE” shall mean the New York Stock Exchange or any successor that is a national securities exchange registered under Section 6 of the Exchange Act.
“NYSE American” shall mean the NYSE American LLC or any successor that is a national securities exchange registered under Section 6 of the Exchange Act.
“Optional Redemption Right” shall have the meaning set forth in Section 5(b) hereof.
“Original Issue Date” shall mean the first date on which shares of Series E Preferred Stock are issued and sold.
“Parity Preferred” shall have the meaning set forth in Section 9(b) hereof.
“Preferred Directors” shall have the meaning set forth in Section 9(b) hereof.
“Preferred Dividend Default” shall have the meaning set forth in Section 9(b) hereof.
“REIT” shall have the meaning set forth in Article IV of the Charter.
“Series A Preferred Stock” shall mean the series of preferred stock, par value $0.01 per share, of the Company designated as 7.25% Series A Cumulative Redeemable Preferred Stock.
“Series B Preferred Stock” shall mean the series of preferred stock, par value $0.01 per share, of the Company designated as 6.875% Series B Cumulative Redeemable Perpetual Preferred Stock.
“Series D Preferred Stock” shall mean the series of preferred stock, par value $0.01 per share, of the Company designated as 7.50% Series D Cumulative Redeemable Perpetual Preferred Stock.
“Series E Dividend Period” shall mean the respective periods commencing on and including January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Series E Dividend Period (other than the initial Series E Dividend Period, which shall commence on the Original Issue Date and end on and include March 31, 2021, and other than the Series E Dividend Period during which any shares of Series E Preferred Stock shall be redeemed pursuant to Section 5 or Section 6 (and that is not a Series E Dividend Period of the type contemplated by Section 7(b)), which, solely with respect to the shares of Series E Preferred Stock being redeemed, shall end on and include the day immediately preceding the redemption date with respect to such shares of Series E Preferred Stock being redeemed).
“Series E Payment Date” shall mean, with respect to each Series E Dividend Period, the fifteenth (15th) day of the month following the month in which the Series E Dividend Period has ended (January, April, July and October of each year), commencing on April 15, 2021.
“Series E Preferred Stock” shall mean the series of preferred stock, par value $0.01 per share, of the Company designated as 7.375% Series E Cumulative Redeemable Perpetual Preferred Stock.
“Series E Record Date” shall mean the close of business on the date set by the Board of Directors as the record date for the payment of dividends that is not more than 30 nor fewer than 10 days prior to the applicable Series E Payment Date.
“Shares” shall have the meaning set forth in Article IV of the Charter.
“Share Cap” shall have the meaning set forth in Section 8(a) hereof.
“Special Optional Redemption Rights” shall have the meaning set forth in Section 6(b) hereof.
“Stock Split” shall have the meaning set forth in Section 8(a) hereof.
“Total Distributions” shall have the meaning set forth in Section 3(g) hereof.
Section 3.   Dividends and other Distributions.
(a)   Subject to the preferential rights of the holders of any class or series of equity securities of the Company ranking senior to the Series E Preferred Stock with respect to dividend rights, the holders of the then outstanding Series E Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Company, out of funds legally available for the payment of dividends, cumulative cash dividends in the amount of $1.84375 per share each year, which is equivalent to the rate of 7.375% of the $25.00 liquidation preference per share per annum. Such dividends shall accrue and be cumulative from and including the Original Issue Date and shall be payable quarterly in arrears on each Series E Payment Date, commencing April 15, 2021, to all holders of record on the applicable Series E Record Date; provided, however, that if any Series E Payment Date is not a Business Day, the dividend which would otherwise have been payable on such Series E Payment Date may be paid or set apart for payment on the next succeeding Business Day with the same force and effect as if paid or set apart on such Series E Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Series E Payment Date to such next succeeding Business Day. Holders of record of all shares of Series E Preferred Stock outstanding on the applicable Series E Record Date will be entitled to receive the full dividend paid on the applicable Series E Payment Date even if such shares were not issued and outstanding for the full applicable Series E Dividend Period.
The initial dividend payable on the Series E Preferred Stock will cover the period from and including the Original Issue Date through March 31, 2021 and will be paid on April 15, 2021. The amount of any dividend payable on the Series E Preferred Stock for each full Series E Dividend Period shall be computed by dividing $1.84375 by four (4), regardless of the actual number of days in such full Series E Dividend Period. The amount of any dividend payable on the Series E Preferred Stock for any partial Series E Dividend Period and for the initial Series E Dividend Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stockholder records of the Company at the close of business on the applicable Series E Record Date. Notwithstanding any provision to the contrary contained herein, the dividend payable on each share of Series E Preferred Stock outstanding on a Series E Record Date shall equal the dividend payable on each other share of Series E Preferred Stock that is outstanding on such Series E Record Date, and no holder of any share of Series E Preferred Stock shall be entitled to receive any dividends paid or payable on the Series E Preferred Stock with a Series E Record Date before the date such share of Series E Preferred Stock is issued.

(b)   No dividends on the Series E Preferred Stock shall be authorized by the Board of Directors or paid or declared and set apart for payment by the Company at such time as the terms and conditions of any agreement of the Company, including any agreement relating to its indebtedness, prohibit such authorization, payment or setting apart for payment or provide that such authorization, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization, payment or setting apart for payment shall be restricted or prohibited by law.
(c)   Notwithstanding anything contained herein to the contrary, dividends on the Series E Preferred Stock shall accrue with respect to any Series E Dividend Periods whether or not dividends are authorized by the Board of Directors and declared by the Company. No interest or additional dividend shall be payable in respect of any accrued and unpaid dividend on the Series E Preferred Stock.
(d)   Except as provided in Section 3(e) below, no dividends shall be declared and paid or set apart for payment and no other distribution of cash or other property may be declared and made, directly or indirectly, on or with respect to shares of Common Stock or shares of any other class or series of equity securities of the Company ranking, with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up, on parity with or junior to the Series E Preferred Stock (other than a dividend paid in shares of Common Stock or in shares of any other class or series of equity securities ranking junior to the Series E Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up), nor shall any shares of Common Stock or shares of any other class or series of equity securities of the Company ranking, with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up, on parity with or junior to the Series E Preferred Stock be redeemed (or any monies be paid to or made available for a sinking fund for the redemption of any such shares), purchased or otherwise acquired, (except (i) by conversion into or exchange for shares of Common Stock or shares of any other class or series of equity securities of the Company ranking junior to the Series E Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up, (ii) for the acquisition of shares made pursuant to the provisions of Section 5.7 of Article V of the Charter and (iii) for the purchase or acquisition of equity securities of the Company ranking on parity with the Series E Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up, pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series E Preferred Stock and any other shares of any other class or series of equity securities ranking on parity with the Series E Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up), unless full cumulative dividends on the Series E Preferred Stock for all past Series E Dividend Periods shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment.
(e)   When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) upon the Series E Preferred Stock and any other class or series of equity securities ranking, with respect to dividend rights, on parity with the Series E Preferred Stock, all dividends (other than any acquisition of shares pursuant to the provisions of Section 5.7 of Article V of the Charter or a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series E Preferred Stock and any such other class or series of equity securities ranking on parity with the Series E Preferred Stock with respect to dividend rights or rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up), declared upon the Series E Preferred Stock and any other class or series of equity securities ranking, with respect to dividend rights, on parity with the Series E Preferred Stock shall be allocated pro rata so that the amount declared per share of Series E Preferred Stock and such other equally ranked classes or series of equity securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Series E Preferred Stock and such other equally ranked class or series of equity securities (which shall not include any accrual in respect of unpaid dividends on such other classes or series of equity securities for prior Series E Dividend Periods if such other class or series of equity securities does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series E Preferred Stock which may be in arrears.
(f)   Holders of the Series E Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series E Preferred Stock as provided herein. Any dividend payment made on the Series E Preferred Stock shall first be credited against the earliest accrued and unpaid dividend.
(g)   If, for any taxable year, the Company elects to designate as “capital gain dividends” (as defined in Section 857 of the Code or any successor revenue code or section) any portion (the “Capital Gains Amount”) of the total distributions not in excess of the Company’s earnings and profits (as determined for United States federal income tax purposes) paid or made available for such taxable year to holders of all classes and series of Shares (the “Total Distributions”), then the portion of the Capital Gains Amount that shall be allocable to holders of Series E Preferred Stock shall be in the same proportion that the Total Distributions paid or made available to the holders of Series E Preferred Stock for such taxable year bears to the Total Distributions for such taxable year made with respect to all classes or series of Shares outstanding.
Section 4.   Liquidation Preference.
Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company, before any distribution or payment shall be made to holders of Common Stock or any other class or series of equity securities of the Company ranking, with respect to rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up, junior to the Series E Preferred Stock, the holders of shares of Series E Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to, but not including, the date of payment (whether or not declared). If, upon any such voluntary or involuntary liquidation, dissolution or winding-up, the available assets of the Company are insufficient to pay the amount of the distributions payable upon liquidation, dissolution or winding-up of the affairs of the Company, on all outstanding shares of Series E Preferred Stock and the corresponding amounts payable on all shares of other classes or series of securities of the Company ranking, with respect to rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up, on parity with the Series E Preferred Stock, the holders of Series E Preferred Stock and each such other class or series of securities ranking, with respect to rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up, on parity with the Series E Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Written notice of any such voluntary or involuntary liquidation, dissolution or winding up, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first-class mail, postage pre-paid, at least 20 days prior to the payment date stated therein, to each record holder of Series E Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Company. After the holders of Series E Preferred Stock have received the full amount of the liquidating distributions to which they are entitled, they will have no right or claim to any of the remaining assets of the Company. The consolidation, conversion or merger of the Company with or into any other person, corporation, trust or entity, or the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Company (whether in connection with a Change of Control or otherwise), shall not be deemed to constitute a liquidation, dissolution or winding-up of the affairs of the Company.
In determining whether any distribution (other than upon voluntary or involuntary dissolution) by dividend, redemption or other acquisition of Shares or otherwise is permitted under the Maryland General Corporation Law, amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of Series E Preferred Stock will not be added to the Company’s total liabilities.
Section 5.   Optional Redemption.
(a)   The Series E Preferred Stock shall not be redeemable prior to December 18, 2025, except as provided in Section 5.7 of Article V of the Charter or Section 5(c) or Section 6 hereof.
(b)   On and after December 18, 2025, the Company, at its option, upon not fewer than 30 nor more than 60 days’ written notice as provided in Section 5(e) hereof, may redeem the Series E Preferred Stock, in whole or in part, at any time or from time to time, at a redemption price of $25.00 per share, plus (subject to Section 7(b) hereof) an amount equal to all dividends accrued and unpaid (whether or not declared) thereon to, but not including, the date fixed for redemption, without interest (the “Optional Redemption

Right”). If less than all of the outstanding shares of Series E Preferred Stock are to be redeemed, the shares of Series E Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) or by lot. If such redemption is to be by lot, and if, as a result of such redemption, any holder of Series E Preferred Stock would own shares of Series E Preferred Stock in excess of the Aggregate Share Ownership Limit or in violation of any of the other restrictions on ownership and transfer of Shares set forth in Section 5.7 of Article V of the Charter, then, except as otherwise provided in the Charter, the Company will redeem the requisite number of shares of Series E Preferred Stock of such holder such that no holder will violate the Aggregate Share Ownership Limit or any other restrictions on ownership and transfer of Shares set forth in Section 5.7 of Article V of the Charter subsequent to such redemption.
(c)   The Company may redeem all or a part of the Series E Preferred Stock in accordance with the terms and conditions set forth in this Section 5 at any time and from time to time, whether before or after December 18, 2025, if the Board of Directors determines that such redemption is reasonably necessary for the Company to preserve the status of the Company as a qualified REIT. If the Company calls for redemption any Series E Preferred Stock pursuant to and in accordance with this Section 5(c), then the redemption price for such shares will be an amount in cash equal to $25.00 per share, plus (subject to Section 7(b) hereof) an amount equal to all dividends accrued and unpaid (whether or not declared) thereon to and including the date fixed for redemption, without interest.
(d)   Unless full cumulative dividends on all shares of Series E Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof in cash set apart for payment for all past Series E Dividend Periods, no shares of Series E Preferred Stock shall be redeemed pursuant to this Section 5 unless all outstanding shares of Series E Preferred Stock are simultaneously redeemed and the Company shall not purchase or otherwise acquire directly or indirectly any Series E Preferred Stock (except by exchange for equity securities of the Company ranking junior to the Series E Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up); provided, however, that the foregoing shall not prevent the purchase of the Series E Preferred Stock or any other class or series of equity securities of the Company by the Company in accordance with the terms of Section 5(c) hereof or Section 5.7 of Article V of the Charter or the purchase or acquisition of the Series E Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series E Preferred Stock and the holders of all outstanding shares of any other class or series of preferred stock of the Company ranking on a party with the Series E Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding up.
(e)   Notice of redemption pursuant to this Section 5 shall be mailed by the Company, postage prepaid, as of a date set by the Company not fewer than 30 nor more than 60 days prior to such redemption date, addressed to the respective holders of record of such shares of Series E Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Company. Failure to give such notice or any defect thereto or in the mailing thereof shall not affect the sufficiency of notice or validity of the proceedings for such redemption of any shares of Series E Preferred Stock except as to shares held by a holder to whom notice was defective or not given. A redemption notice which has been mailed in the manner provided herein shall be conclusively presumed to have been duly given on the date mailed whether or not such holder received the redemption notice. In addition to any information required by law or the applicable rules of any exchange upon which Series E Preferred Stock may be listed or admitted to trading, each notice shall state (i) such redemption date; (ii) the redemption price; (iii) the total number of shares of Series E Preferred Stock to be redeemed (and, if less than all the shares held by any holder are to be redeemed, the number of shares to be redeemed from such holder); (iv) the place or places where such shares of Series E Preferred Stock are to be surrendered for payment, together with the certificates, if any, representing such shares (duly endorsed for transfer) and any other documents the Company requires in connection with such redemption; and (v) that dividends on the Series E Preferred Stock to be redeemed shall cease to accrue on such redemption rate.
Section 6.   Special Optional Redemption by the Company.
(a)   During any period of time (whether before or after December 18, 2025) that both (i) the Series E Preferred Stock is not listed on NASDAQ, the NYSE or the NYSE American and (ii) the Company is not

subject to the reporting requirements of the Exchange Act, but any shares of Series E Preferred Stock are outstanding (the occurrence of clauses (i) and (ii) is referred to as a “Delisting Event”), the Company will have the option, upon not fewer than 30 nor more than 60 days’ written notice as provided in Section 6(d) hereof, to redeem the outstanding shares of Series E Preferred Stock, in whole but not in part, within 90 days after the occurrence of the Delisting Event, for a redemption price of $25.00 per share, plus (subject to Section 7(b) hereof) an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the redemption date (a “Delisting Event Redemption Right”).
(b)   In addition, upon the occurrence of a Change of Control, the Company will have the option, upon not fewer than 30 nor more than 60 days’ written notice as provided in Section 6(d) hereof, to redeem shares of Series E Preferred Stock, in whole but not in part, within 120 days after the first date on which such Change of Control occurred, for cash at $25.00 per share plus (subject to Section 7(b) hereof) an amount equal to dividends accrued and unpaid (whether or not declared), if any, on the Series E Preferred Stock to, but not including, the redemption date (“Change of Control Redemption Right” and, together with the Delisting Event Redemption Right, the “Special Optional Redemption Rights”).
A “Change of Control” occurs when, after the Original Issue Date, the following have occurred and are continuing:
(i)   the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger, conversion or other acquisition transaction or series of purchases, mergers, conversions or other acquisition transactions of shares of stock of the Company entitling that person to exercise more than 50% of the total voting power of all outstanding shares of stock of the Company entitled to vote generally in the election of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
(ii)   following the closing of any transaction referred to in (i) above, neither the Company nor the acquiring or surviving entity, or a parent of the Company or the acquiring or surviving entity, has a class of common equity securities listed on NASDAQ, the NYSE or the NYSE American.
(c)   Notwithstanding the foregoing, the Company shall not have the right to redeem shares of Series E Preferred Stock upon any Delisting Event occurring in connection with a transaction set forth in clause (i) of the definition of Change of Control unless such Delisting Event also constitutes a Change of Control.
(d)   Notice of redemption pursuant to this Section 6 shall be mailed by the Company, postage prepaid, as of a date set by the Company not fewer than 30 nor more than 60 days prior to such redemption date, addressed to the holders of record of the Series E Preferred Stock at their respective addresses as they appear on the stock transfer records of the Company. Failure to give such notice or any defect thereto or in the mailing thereof shall not affect the sufficiency of notice or validity of the proceedings for such redemption of any shares of Series E Preferred Stock except as to a holder to whom notice was defective or not given. A redemption notice which has been mailed in the manner provided herein shall be conclusively presumed to have been duly given on the date mailed whether or not such holder received such redemption notice. In addition to any information required by law or the applicable rules of any exchange upon which Series E Preferred Stock may be listed or admitted to trading, each notice shall state (i) the redemption date; (ii) the redemption price; (iii) the total number of shares of Series E Preferred Stock to be redeemed; (iv) the place or places where such shares of Series E Preferred Stock are to be surrendered for payment, together with the certificates, if any, representing such shares (duly endorsed for transfer) and any other documents the Company requires in connection with such redemption; (v) that the Series E Preferred Stock is being redeemed pursuant to the Delisting Event Redemption Right or the Change of Control Redemption Right, as applicable, in connection with the occurrence of a Delisting Event or a Change of Control, as applicable, and a brief description of the transaction or transactions constituting such Delisting Event or Change of Control, as applicable; (vi) that holders of Series E Preferred Stock will not be able to tender shares of Series E Preferred Stock for conversion in connection with the Delisting Event or Change of Control, as applicable, and each share of Series E Preferred Stock tendered for conversion that is selected, prior to the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable, for redemption will be redeemed on the related redemption date instead of converted on the Delisting Event Conversion

Date or the Change of Control Conversion Date, as applicable; and (vii) that dividends on the shares of Series E Preferred Stock to be redeemed will cease to accrue on such redemption date.
Section 7.   Additional Provisions Relating to Optional Redemption and Special Optional Redemption by the Company.
(a)   If (i) notice of redemption of any shares of Series E Preferred Stock has been given, (ii) the funds necessary for such redemption have been set apart by the Company in trust for the benefit of the holders of any Series E Preferred Stock so called for redemption and (iii) irrevocable instructions have been given to pay the redemption price of $25.00 per share, plus (subject to Section 7(b) hereof) an amount equal to all dividends accrued and unpaid (whether or not declared) to, but not including, the applicable redemption date, then from and after such redemption date, dividends shall cease to accrue on such shares of Series E Preferred Stock, such shares of Series E Preferred Stock shall no longer be outstanding, such shares of Series E Preferred Stock shall not be transferred except with the consent of the Company and all other rights of the holders of such shares will terminate, except the right to receive the redemption price of $25.00 per share, plus (subject to Section 7(b) hereof) an amount equal to any dividends accrued and unpaid (whether or not declared) payable upon such redemption, without interest.
(b)   If a redemption date falls after a Series E Record Date and on or prior to the corresponding Series E Payment Date, each holder of shares of Series E Preferred Stock on the Series E Record Date shall be entitled to the dividend payable on such shares on the corresponding Series E Payment Date, notwithstanding such redemption of such shares on or prior to the Series E Payment Date, and each holder of shares of Series E Preferred Stock that are redeemed on such redemption date will be entitled to the dividends, if any, accruing after the end of the Series E Dividend Period to which the Series E Payment Date relates to, but not including, such redemption date.
(c)   For purposes of clause (a)(ii) above, funds shall be deposited in trust with a bank or trust corporation and such deposit shall be irrevocable except that any balance of monies so deposited by the Company and unclaimed by the holders of Series E Preferred Stock entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Company, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.
Section 8.   Conversion Rights.
(a)   Subject to Section 8(j), upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of shares of Series E Preferred Stock shall have the right, unless, prior to the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable, the Company has provided or provides notice of its election to redeem such shares of Series E Preferred Stock pursuant to the Optional Redemption Right or Special Optional Redemption Rights, to convert some or all of such shares of Series E Preferred Stock held by such holder (with respect to a Delisting Event, the “Delisting Event Conversion Right” and, with respect to a Change of Control, the “Change of Control Conversion Right”) on the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable, into a number of shares Common Stock per share of Series E Preferred Stock to be converted (the “Common Stock Conversion Consideration”) equal to the lesser of (A) the quotient of (i) the sum of $25.00 plus an amount equal to all dividends accrued and unpaid (whether or not declared) on the Series E Preferred Stock to, but not including, the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable, (unless such Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable, is after a Series E Record Date and prior to the corresponding Series E Payment Date, in which case no additional amount for accrued and unpaid dividends that have been declared and are to be paid on the Series E Payment Date will be included in such sum), divided by (ii) the Common Stock Price and (B) 6.605 (as adjusted pursuant to the immediately succeeding paragraph, the “Share Cap”).
The Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a Common Stock dividend), subdivisions or combinations (in each case, a “Stock Split”) with respect to the Common Stock as follows: the adjusted Share Cap as the result of a Stock Split shall be the number of shares of Common Stock that is equivalent to the product of (i) the Share Cap in effect immediately prior to the Stock Split, multiplied by (ii) a fraction, the numerator of which is the number of shares of Common

Stock outstanding after giving effect to the Stock Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Stock Split.
In the case of a Delisting Event or a Change of Control, as applicable, pursuant to, or in connection with, which shares of Common Stock shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series E Preferred Stock shall receive upon conversion of such shares of Series E Preferred Stock (subject to the next-following paragraph) the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive had such holder held a number of shares of Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Delisting Event or Change of Control, as applicable (the “Alternative Conversion Consideration” and, together with the Common Stock Conversion Consideration, the “Conversion Consideration”).
In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in connection with the Delisting Event or Change of Control, as applicable, the consideration that holders of Series E Preferred Stock shall receive shall be the form of consideration elected by the holders of a plurality of the shares of Common Stock held by stockholders who participate in the election and shall be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in connection with the Delisting Event or Change of Control, as applicable.
The “Change of Control Conversion Date” with respect to any Change of Control shall be a Business Day fixed by the Board of Directors that is not fewer than 20 days and not more than 35 days after the date on which the Company provides notice of the Change of Control pursuant to Section 8(d). The “Delisting Event Conversion Date” with respect to any Delisting Event shall be a Business Day fixed by the Board of Directors that is not fewer than 20 days and not more than 35 days after the date on which the Company provides notice of such Delisting Event pursuant to Section 8(d).
The “Common Stock Price” for any Change of Control shall be (i) the amount of cash consideration per share of Common Stock, if the consideration to be received in such Change of Control by holders of Common Stock is solely cash, or (ii) the average of the closing prices per share of Common Stock on NASDAQ, the NYSE or the NYSE American (or any other national securities exchange on which Common Stock is then listed) for the ten consecutive trading days immediately preceding, but not including, the effective date of such Change of Control, if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash. The “Common Stock Price” for any Delisting Event shall be the average of the closing prices per share of Common Stock on NASDAQ, the NYSE or the NYSE American (or any other national securities exchange on which Common Stock is then listed) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Delisting Event.
(b)   No fractional shares of Common Stock shall be issued upon the conversion of the Series E Preferred Stock. In lieu of fractional shares, holders shall be entitled to receive the cash value of the fractional shares based on the Common Stock Price.
(c)   If a Change of Control Conversion Date or a Delisting Event Conversion Date (either, a “Conversion Date”) falls after a Series E Record Date and on or prior to the corresponding Series E Payment Date, each holder of shares of Series E Preferred Stock at the close of business on the Series E Record Date shall be entitled to the dividend payable on such shares on the corresponding Series E Payment Date, notwithstanding the conversion of such shares on or prior to the Series E Payment Date, and each holder of shares of Series E Preferred Stock that are converted on the Conversion Date will be entitled to the dividends, if any, accruing after the end of the Series E Dividend Period to which the Series E Payment Date relates to, but not including, the Conversion Date.
(d)   Within 15 days following the occurrence of a Delisting Event or a Change of Control, as applicable, unless the Company has provided notice of its election to redeem the Series E Preferred Stock pursuant to the Delisting Event Redemption Right or the Change of Control Redemption Right, as applicable, a notice of occurrence of the Delisting Event or the Change of Control, as applicable, describing the resulting Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, shall be delivered to the holders of record of the outstanding shares of Series E Preferred Stock at their addresses as they appear on the Company’s stock transfer records. No failure to give the notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any share of Series E Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the events constituting the Delisting Event or the Change of Control, as applicable; (ii) the date of the Delisting Event or the Change of Control, as applicable; (iii) the last date on which the holders of Series E Preferred Stock may exercise their Delisting Event Conversion Right or Change of Control Conversion Right, as applicable; (iv) the method and period for calculating the Common Stock Price; (v) the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable; (vi) that if, prior to the applicable Conversion Date, the Company provides notice of its election to redeem all or any portion of the Series E Preferred Stock, the holders of Series E Preferred Stock will not be able to convert such shares of Series E Preferred Stock called for redemption and such shares of Series E Preferred Stock shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Delisting Event Conversion Right or the Change of Control Conversion Right, as applicable; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series E Preferred Stock; (viii) the name and address of the paying agent and the conversion agent (the “Conversion Agent”); and (ix) the procedures that holders of Series E Preferred Stock must follow to exercise the Delisting Event Conversion Right or the Change of Control Conversion Right, as applicable.
(e)   The Company shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, another news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) containing the information stated in the notice, and post the notice on the Company’s website, in any event prior to the opening of business on the first Business Day following any date on which the Company provides notice pursuant to Section 8(d) above to the holders of record of the Series E Preferred Stock.
(f)   In order to exercise the Delisting Event Conversion Right or the Change of Control Conversion Right, as applicable, a holder of record of shares of Series E Preferred Stock shall be required to deliver, on or before the close of business on the applicable Conversion Date, the certificates, if any, representing any certificated shares of Series E Preferred Stock to be converted, duly endorsed for transfer, together with a completed written conversion notice and any other documents the Company reasonably requires in connection with the conversion, to the Conversion Agent. Such notice shall state: (i) the relevant Delisting Event Conversion Date or Change of Control Conversion Date, as applicable; and (ii) the number of shares of Series E Preferred Stock to be converted. Notwithstanding the foregoing, if such shares of Series E Preferred Stock are held in global form, such notice shall instead comply with applicable procedures of The Depository Trust Company (“DTC”).
(g)   Holders of the Series E Preferred Stock may withdraw any notice of exercise of a Delisting Event Conversion Right or a Change of Control Conversion Right, as applicable, (in whole or in part) by a written notice of withdrawal delivered to the Conversion Agent prior to the close of business on the Business Day prior to the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable. The notice of withdrawal must state: (i) the number of withdrawn shares of Series E Preferred Stock; (ii) if certificated shares of Series E Preferred Stock have been tendered for conversion and withdrawn, the certificate numbers of the withdrawn certificated shares of Series E Preferred Stock; and (iii) the number of shares of Series E Preferred Stock, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if such shares of Series E Preferred Stock are held in global form, the notice of withdrawal shall instead comply with applicable procedures of DTC.
(h)   Shares of Series E Preferred Stock as to which the Delisting Event Conversion Right or the Change of Control Conversion Right, as applicable, has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration on the applicable Delisting Event Conversion Date or Change of Control Conversion Date unless, prior thereto, the Company provides notice of its election to redeem such shares of Series E Preferred Stock, whether pursuant to its Optional Redemption Right or Special Optional Redemption Rights.
(i)   The Company shall deliver the applicable Conversion Consideration no later than the third Business Day following the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable.

(j)   Notwithstanding anything to the contrary in this Section 8, no holder of Series E Preferred Stock will be entitled to exercise a Delisting Event Conversion Right or a Change of Control Conversion Right or convert any shares of Series E Preferred Stock into shares of Common Stock to the extent that receipt of shares of Common Stock upon the conversion of such shares of Series E Preferred Stock in accordance with this Section 8 would cause such person or any other person to violate Section 5.7 of Article V of the Charter.
(k)   In connection with the exercise of any Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, the Company shall comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of shares of Series E Preferred Stock into Conversion Consideration.
Section 9.   Voting Rights.
(a)   Holders of the Series E Preferred Stock shall not have any voting rights except as set forth in this Section 9.
(b)   Whenever dividends on any outstanding shares of Series E Preferred Stock shall have not been paid for six or more Series E Dividend Periods (whether or not such dividends have been declared or the Series E Dividend Periods are consecutive) (a “Preferred Dividend Default”), the holders of Series E Preferred Stock (and all other classes and series of preferred stock of the Company ranking on parity with the Series E Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable and with which such holders of Series E Preferred Stock are entitled to vote together as a single class, including, without limitation, the Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock (the “Parity Preferred”)), will have the exclusive power, voting together as a single class, to elect two additional directors (the “Preferred Directors”), at each annual meeting of the Company’s stockholders and at any special meeting of the Company’s stockholders called for the purpose of electing Preferred Directors (pursuant to Section 9(d) hereof or otherwise), until all dividends accrued and unpaid on outstanding shares of Series E Preferred Stock for all past Series E Dividend Periods and the then-current Series E Dividend Period have been fully paid. Unless the number of the Company’s directors has previously been increased pursuant to the terms of any other class or series of Parity Preferred with which such holders of Series E Preferred Stock are entitled to vote together as a single class in the election of Preferred Directors, the number of the Company’s directors shall automatically increase by two at such time as holders of Series E Preferred Stock become entitled to vote in the election of the Preferred Directors. Unless shares of Parity Preferred remain outstanding and entitled to vote in the election of Preferred Directors, the term of office of each Preferred Director will terminate, and the number of the Company’s directors shall automatically decrease by two, when all accrued and unpaid dividends for all past Series E Dividend Periods and the then-current Series E Dividend Period have been fully paid. If the right of holders of Series E Preferred Stock to elect the Preferred Directors terminates after the record date for determining holders of shares of Series E Preferred Stock entitled to vote in any election of Preferred Directors but before the closing of the polls in such election, holders of shares of Series E Preferred Stock outstanding as of the applicable record date shall not be entitled to vote in the election of any Preferred Directors. The right of holders of Series E Preferred Stock to elect the Preferred Directors shall again vest if and whenever dividends are in arrears for six Series E Dividend Periods, as described above. In no event shall holders of Series E Preferred Stock be entitled to nominate or elect an individual as a Preferred Director, and no individual shall be qualified to be nominated for election or to serve as a Preferred Director, if the individual’s service as a Preferred Director would cause the Company to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of Stock is listed or otherwise conflict with the Charter or the Company’s Bylaws.
(c)   The Preferred Directors shall be elected by a plurality of the votes cast in the election of such directors, and each Preferred Director will serve until the next annual meeting of the Company’s stockholders and until his or her successor is duly elected and qualifies, or until such director’s term of office terminates as set forth in Section 9(b). Any director elected by holders of Series E Preferred Stock and any Parity Preferred, voting together as a single class, may be removed, with or without cause, only by a vote of holders of a majority of the outstanding shares of Series E Preferred Stock and Parity Preferred with which holders of Series E Preferred Stock are entitled to vote together as a single class in the election of Preferred

Directors. At any time that holders of Series E Preferred Stock are entitled to vote in the election of the Preferred Directors, such holders shall be entitled to vote in the election of a successor to fill any vacancy on the Board of Directors that results from the removal of a Preferred Director.
(d)   At any time that holders of the Series E Preferred Stock and any Parity Preferred have the right to elect Preferred Directors as described in Section 9(b) hereof but these directors have not been elected, the Company’s secretary must call a special meeting of stockholders for the purpose of electing the Preferred Directors upon the written request of the holders of record of 10% of the outstanding shares of Series E Preferred Stock and Parity Preferred with which holders of Series E Preferred Stock are entitled to vote together as a single class with respect to the election of Preferred Directors, unless the request is received more than 45 days and less than 90 days before the date fixed for the next annual meeting of the Company’s stockholders at which such vote would otherwise occur, in which case, the Preferred Directors may be elected at either such annual meeting or at a separate special meeting of the Company’s stockholders at the Company’s discretion.
(e)   So long as any shares of Series E Preferred Stock are outstanding, the approval of holders of at least two-thirds of the outstanding shares of Series E Preferred Stock and any equally-affected class or series of Parity Preferred with which holders of Series E Preferred Stock are entitled to vote together as a single class shall be required to authorize (i) any amendment, alteration, repeal or other change to any provision of the Charter, including the terms of the Series E Preferred Stock (whether by merger, conversion, consolidation, transfer or conveyance of all or substantially all of the Company’s assets or otherwise), that would materially and adversely affect the rights, preferences, privileges or voting powers of the Series E Preferred Stock or (ii) the creation, issuance or increase in the number of authorized Shares of any class or series ranking senior to the Series E Preferred Stock (or any equity securities convertible into or exchangeable for any such shares, but not including debt securities convertible into or exchangeable for any such shares prior to the time of conversion) with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding up.
(f)   The following actions shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series E Preferred Stock:
(i)   any increase or decrease in the number of authorized Shares of any class or series or the classification or reclassification of any unissued Shares, or the creation or issuance of equity securities, of any class or series ranking, junior or on parity with the Series E Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding up, provided that such action does not decrease the number of authorized shares of Common Stock below the number (after giving effect to all other outstanding shares capital stock) necessary to permit the Series E Preferred Stock to be converted in full in accordance with the terms hereof; or
(ii)   an amendment, alteration, or repeal or other change to any provisions of the Charter, including the terms of the Series E Preferred Stock, as a result of a merger, conversion, consolidation, transfer or conveyance of all or substantially all of the Company’s assets or other business combination (an “Event”), (x) if the Series E Preferred Stock (or securities of any successor person or entity to the Company into which the Series E Preferred Stock has been converted) remains outstanding with the terms thereof unchanged in all material respects or the holders of shares of Series E Preferred Stock receive securities of a successor person or entity with substantially identical rights as those of Series E Preferred Stock, taking into account that, upon the occurrence of an Event, the Company may not be the surviving entity, or (y) if holders of Series E Preferred Stock shall receive the $25.00 liquidation preference per share of Series E Preferred Stock, plus an amount equal to all accrued and unpaid dividends to, but not including, the date of such Event (other than any declared dividends having a Series E Record Date before the date of such Event and a Series E Payment Date after the date of such Event, which shall be paid as provided in Section 3 above), pursuant to the occurrence of any Event.
(g)   Notwithstanding the foregoing, holders of any Parity Preferred shall not be entitled to vote together as a single class with holders of Series E Preferred Stock on any amendment, alteration, repeal or other change to any provision of the Charter, including the terms of the Series E Preferred Stock, unless such action affects holders of Series E Preferred Stock and such Parity Preferred equally. On any matter in which the Series E Preferred Stock may vote, each share of Series E Preferred Stock shall entitle the holder thereof to cast one vote, except that, in class votes, or in determining the percentage of outstanding shares, when voting together as a single class, with shares of one or more class or series of Parity Preferred, shares of different classes and series shall vote, or such determination shall be made, in proportion to the liquidation preference of such shares.
(h)   The foregoing voting provisions of this Section 9 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series E Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds, in cash, shall have been deposited in trust to effect such redemption, in each case, in accordance with the provisions hereof.
(i)   Except as expressly stated herein, the Series E Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action, including, without limitation, any merger, conversion or consolidation of the Company or a sale of all or substantially all of the assets of the Company, irrespective of the effect that such merger, conversion or consolidation or sale may have upon the rights, preferences, privileges or voting power of holders of Series E Preferred Stock.
Section 10.   Information Rights.
During any period in which the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series E Preferred Stock are outstanding, the Company will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series E Preferred Stock, as their names and addresses appear in the Company’s record books and without cost to such holders, copies of the annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that the Company would have been required to file with the Securities and Exchange Commission (the “Commission”), pursuant to Section 13 or Section 15(d) of the Exchange Act if the Company were subject thereto (other than any exhibits that would have been required) within 15 days after the respective dates by which the Company would have been required to file these reports with the Commission if it were subject to Section 13 or 15(d) of the Exchange Act and (ii) within 15 days following written request, supply copies of these reports to any prospective holder of Series E Preferred Stock.
Section 11.   Conversion.
The Series E Preferred Stock shall not be convertible into any other property or securities of the Company or any other entity, except in accordance with Section 8 hereof and Article V of the Charter.
Section 12.   Ranking.
In respect of rights to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Series E Preferred Stock shall rank (i) senior to Common Stock and all other equity securities issued by the Company, the terms of which expressly provide that such securities rank junior to the Series E Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up; (ii) on parity with Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock and all equity securities issued by the Company, the terms of which expressly provide that such securities rank on parity with the Series E Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up; and (iii) junior to all equity securities issued by the Company, the terms of which expressly provide that such securities rank senior to the Series E Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up. All the Series E Preferred Stock shall rank equally with one another and shall be identical in all respects.
Section 13.   Restrictions on Transfer and Ownership of Stock of the Series E Preferred Stock.
The Series E Preferred Stock is subject to the terms and conditions (including any applicable exceptions and exemptions) of Article V of the Charter.

Section 14.   Status of Acquired Shares of Series E Preferred Stock.
All shares of Series E Preferred Stock which shall have been issued and reacquired in any manner by the Company shall be returned to the status of authorized but unissued preferred stock, and may thereafter be classified, reclassified or issued as any series or class of preferred stock.
Section 15.   Record Holders.
The Company may deem and treat the record holder of any share of Series E Preferred Stock as the true and lawful owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary. Except as may be otherwise provided by the Board of Directors (and except in connection with a global certificate held by a securities depositary), holders of Series E Preferred Stock are not entitled to certificates representing the Series E Preferred Stock held by them.
Section 16.   Sinking Fund.
The Series E Preferred Stock shall not be entitled to the benefits of any retirement or sinking fund.
Section 17.   Physical Certificate Request.
Shares of Series E Preferred Stock shall be eligible for the Direct Registration System service offered by DTC and may be represented in the form of uncertificated or certificated shares, provided, however, that any holder of certificated shares of Series E Preferred Stock and, upon request, every holder of uncertificated shares of Series E Preferred Stock, shall be entitled to have a certificate for shares of Series E Preferred Stock signed by, or in the name of, the Company certifying the number of shares owned by such holder.
Section 18.   Exclusion of Other Rights.
The Series E Preferred Stock shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than expressly set forth in the Charter, including the terms of the Series E Preferred Stock.
Section 19.   Headings of Subdivisions.
The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.
Section 20.   Severability of Provisions.
If any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series E Preferred Stock set forth in the Charter, including the terms of the Series E Preferred Stock, are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the Series E Preferred Stock set forth in the Charter (including the terms of the Series E Preferred Stock) which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series E Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.
SECOND:   The Series E Preferred Stock have been classified or reclassified, and designated, as described in these Articles Supplementary by the Board of Directors under the authority contained in the Charter. These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

THIRD:   The undersigned acknowledges the foregoing Articles Supplementary to be the duly authorized corporate act of the Company and, as to all matters or facts required to be verified under oath, hereby acknowledges to the best of his knowledge, information and belief that these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its                   and attested to by its      on this [ ] day of [      ], 2023.
ATTEST:	GLOBAL NET LEASE, INC.
By:	By:
Name:	Name:
Title:	Title:
[Signature Page to Articles Supplementary]

PLEASE VOTE TODAY!SEE REVERSE SIDEFOR THREE EASY WAYS TO VOTE. ▼ TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼The Necessity Retail REIT, Inc.Special Meeting of StockholdersSeptember 8, 2023 1 p.m. ETThis proxy is solicited by the Board of DirectorsThe undersigned stockholder(s) of The Necessity Retail REIT, Inc., a Maryland corporation (the“Company”), hereby appoint(s) Jason F. Doyle and Edward M. Weil, Jr., and each of them, as proxiesfor the undersigned with full power of substitution in each of them, to attend the Special Meeting ofStockholders of the Company to be held virtually at www.cesonlineservices.com/rtl23sm_vm. onSeptember 8, 2023, commencing at 1 p.m., Eastern Time, and any and all postponements oradjournments thereof, to cast at such Special Meeting on behalf of the undersigned all votes that theundersigned is entitled to cast, and otherwise to represent the undersigned at such Special Meetingand all postponements or adjournments thereof, with all power possessed by the undersigned as ifpersonally present and to vote in his or her discretion on such matters as may properly come beforethe Special Meeting. The undersigned hereby acknowledge(s) receipt of the Notice of SpecialMeeting of Stockholders and of the accompanying proxy statement, the terms of each of which arehereby incorporated by reference, and revokes any proxy heretofore given with respect to suchSpecial Meeting.When this proxy is properly executed, the votes entitled to be cast by the undersignedstockholder will be cast in the manner directed on the reverse side. If this proxy is executedbut no instruction if given, the votes entitled to be cast by the undersigned stockholder willbe cast “FOR” Proposals 1, 2 and 3, as more particularly each of described in the proxystate(continued and to be signed and dated on the reverse side)ment.

The Necessity Retail REIT, Inc. YOUR VOTE IS IMPORTANT. Please take a moment now to vote your shares of The Necessity Retail REIT, Inc. common stock for the upcoming Special Meeting of Stockholders. You may submit your proxy by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the Proxyholder(s) to vote your shares in the same manner as if you had marked, signed and returned a proxy card.YOU CAN VOTE TODAY USING ANY OF THE FOLLOWING METHODS: Please access www.fcrvote.com/RTL Then, simply follow the easy instructions on the voting site. You will be required to provide the unique Control Number printed below. Submit your proxy by TelephonePlease call toll-free from the U.S. or Canada at 866-402-3905 on a touch-tone telephone. Then, simply follow the easy voice prompts. You will be required to provide the unique Control Number printed below. 1. To approve the merger of RTL and GNL, which will be effected through a merger of RTL with andinto Osmosis Sub I, LLC (“REIT Merger Sub”), a wholly owned subsidiary of GNL.2. To approve, by advisory (non-binding) vote, certain compensation arrangements for RTL’s namedexecutive officers in connection with the Proposed Transactions discussed under the section titled“The Companies — The Combined Company — Potential Conflicts of Interest of Officers andDirectors of GNL and RTL” beginning on page 50.3. To approve the adjournment of the RTL Special Meeting one or more times if necessary orappropriate to permit, among other things, further solicitation of proxies in favor of the RTL MergerProposal (the “RTL Adjournment Proposal”).X Please markvote as inthis sampleDate: , 2023SignatureSignature (if jointly held)Title(s)Please sign exactly as your name(s) appear(s) hereon. Whensigning as attorney, executor, administrator, or other fiduciary,please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership,please sign in full corporate or partnership name by authorizedofficer.The Necessity Retail REIT, Inc.YOUR VOTE IS IMPORTANT.Please take a moment now to vote your shares of The Necessity Retail REIT, Inc.common stock for the upcoming Special Meeting of Stockholders.YOU CAN VOTE TODAY USING ANY OF THE FOLLOWING METHODS:Submit your proxy by InternetPlease access www.fcrvote.com/RTL Then, simply follow the easy instructions on the voting site. You willbe required to provide the unique Control Number printed below.Submit your proxy by TelephonePlease call toll-free from the U.S. or Canada at 866-402-3905 on a touch-tone telephone. Then, simply follow theeasy voice prompts. You will be required to provide the unique Control Number printed below.CONTROL NUMBER:Submit your proxy by MailIf you do not have access to a touch-tone telephone or to the Internet, please complete, sign, date and return the proxy card in the postage paid envelope provided to: The Necessity Retail REIT, Inc., c/o First Coast Results, Inc., 200 Business Park Circle, Suite 112, Saint Augustine, FL 32095.